THE CHARLES SCHWAB DEFINED CONTRIBUTION PLAN AND TRUST
BASIC PLAN # 01

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TABLE OF CONTENTS

Article 1	Definitions	2
1.1.	ACP Test	2
1.2.	ACP Safe Harbor Matching Contribution	2
1.3.	ACP Safe Harbor Matching Contribution Account	2
1.4.	Actual Contribution Percentage	2
1.5.	Actual Contribution Percentage Test	2
1.6.	Actual Deferral Percentage	2
1.7.	Actual Deferral Percentage Test	3
1.8.	Administrator	3
1.9.	Adopting Employer	3
1.10.	ADP Safe Harbor Contribution	3
1.11.	ADP Safe Harbor Matching Contribution	3
1.12.	ADP Safe Harbor Matching Contribution Account	4
1.13.	ADP Safe Harbor Non-Elective Contribution	4
1.14.	ADP Safe Harbor Non-Elective Contribution Account	5
1.15.	ADP Test	5
1.16.	Affiliated Employer	5
1.17.	Age	5
1.18.	Aggregate Normal Allocation Rate	5
1.19.	Allocation Period	5
1.20.	Allocation Rate	6
1.21.	Anniversary Date	6
1.22.	Annuity Starting Date	6
1.23.	Annual Additions	6
1.24.	Applicable Contribution Rate	7
1.25.	Applicable Plan Year	7
1.26.	Basic Plan	7
1.27.	Beneficiary	7
1.28.	Benefiting Participant	7
1.29.	Break in Service	8
1.30.	Broadly Available Allocation Rates	8
1.31.	Broadly Available Separate Plans	8
1.32.	Cash or Deferred Contribution	8
1.33.	Catch-Up Contribution	8
1.34.	Catch-Up Contribution Limit	9
1.35.	Code	9
1.36.	Code §3401 Compensation	9
1.37.	Code §401(a)(17) Compensation Limit	9
1.38.	Code §414(s) Compensation	9
1.39.	Code §415(c)(3) Compensation	10
1.40.	Committee	10
1.41.	Compensation	10
1.42.	Compensation Determination Period	11
1.43.	Contribution Percentage	11
1.44.	Contribution Percentage Amounts	12
1.45.	Counting of Hours Method	14
1.46.	Current Year Testing Method	15
1.47.	Deductible Employee Contribution	15
1.48.	Deductible Employee Contribution Account	15
1.49.	Deemed Aggregated Allocation Groups	15
1.50.	Deemed Code §125 Compensation	15
1.51.	Deemed IRA Contribution	15
1.52.	Deemed IRA Contribution Account	15
1.53.	Designated Beneficiary	15
1.54.	Determination Date	15
1.55.	Disability	15
1.56.	Distribution Calendar Year	16

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1.57.	Domestic Partner	16
1.58.	Early Retirement Age	16
1.59.	Early Retirement Date	16
1.60.	Earned Income	16
1.61.	Elapsed Time Method	17
1.62.	Elective Deferral	17
1.63.	Eligibility Computation Period	17
1.64.	Eligible Employee	17
1.65.	Employee	17
1.66.	Employee Contribution	18
1.67.	Employer	18
1.68.	Employment Commencement Date	18
1.69.	Equivalent Accrual Rate	18
1.70.	ERISA	19
1.71.	Excess Annual Additions	19
1.72.	Excess Aggregate Contributions	19
1.73.	Excess Compensation	19
1.74.	Excess Contributions	19
1.75.	Excess Elective Deferrals	19
1.76.	401(k) Plan	19
1.77.	401(m) Plan	19
1.78.	Fiscal Year	20
1.79.	Forfeiture	20
1.80.	Forfeiture Account	20
1.81.	Form W-2 Compensation	20
1.82.	Gradually Increasing Age or Service Schedule	20
1.83.	HCE	21
1.84.	Highly Compensated Employee	21
1.85.	Hour of Service	21
1.86.	Hypothetical Entry Date	22
1.87.	Immediately Distributable	22
1.88.	Independent Contractor	22
1.89.	Key Employee	23
1.90.	Leased Employee	23
1.91.	Life Expectancy	24
1.92.	Limitation Year	24
1.93.	Mandatory Employee Contribution	24
1.94.	Mandatory Employee Contribution Account	24
1.95.	Matching Contribution	24
1.96.	Matching Contribution Account	24
1.97.	Matching Rate	24
1.98.	Maternity or Paternity Leave	25
1.99.	Maximum Excess Percentage	25
1.100.	Minimum Aggregate Allocation Gateway	25
1.101.	Minimum Allocation Gateway	26
1.102.	Named Fiduciary	27
1.103.	NHCE	27
1.104.	Non-Elective Contribution	27
1.105.	Non-Highly Compensated Employee	27
1.106.	Non-Key Employee	27
1.107.	Non-Safe Harbor 401(k) Plan	27
1.108.	Non-Safe Harbor 401(m) Plan	27
1.109.	Non-Safe Harbor Matching Contribution	27
1.110.	Non-Safe Harbor Matching Contribution Account	27
1.111.	Non-Safe Harbor Non-Elective Contribution	27
1.112.	Non-Safe Harbor Non-Elective Contribution Account	27
1.113.	Normal Accrual Rate	27
1.114.	Normal Form of Distribution	28

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1.115.	Normal Retirement Age	28
1.116.	Normal Retirement Date	28
1.117.	OASI Percentage	28
1.118.	One Year Holdout Rule	28
1.119.	Otherwise Excludable Participant	28
1.120.	Optional Form of Distribution	28
1.121.	Participant	28
1.122.	Participant's Account	28
1.123	Participant's Account Balance	29
1.124.	Period of Service	29
1.125.	Period of Severance	34
1.126.	Permissive Aggregation Group	34
1.127.	Plan	34
1.128.	Plan Year	34
1.129.	Policy	34
1.130.	Post-Severance Compensation	35
1.131.	Pre-Tax Elective Deferral	35
1.132.	Pre-Tax Elective Deferral Account	35
1.133.	Prevailing Wage Account	35
1.134.	Prevailing Wage Contribution	35
1.135.	Prevailing Wage Employee	35
1.136.	Prevailing Wage Law	35
1.137.	Primarily Defined Benefit in Character	35
1.138.	Prior Year Testing Method	35
1.139.	QJSA	36
1.140.	QMAC	36
1.141.	QMAC Account	36
1.142.	QNEC	36
1.143.	QNEC Account	36
1.144.	QPSA	36
1.145.	Qualified Joint and Survivor Annuity	36
1.146.	Qualified Matching Contribution	36
1.147.	Qualified Matching Contribution Account	36
1.148.	Qualified Non-Elective Contribution	36
1.149.	Qualified Non-Elective Contribution Account	37
1.150.	Qualified Pre-Retirement Survivor Annuity	37
1.151.	Reemployment Commencement Date	37
1.152.	Regulation	37
1.153.	Representative Contribution Rate	37
1.154.	Representative Matching Rate	38
1.155.	Required Aggregation Group	38
1.156.	Required Beginning Date	38
1.157.	Rollover	39
1.158.	Rollover Contribution	39
1.159.	Rollover Contribution Account	39
1.160.	Rollover Participant	39
1.161.	Roth Elective Deferral	39
1.162.	Roth Elective Deferral Account	39
1.163.	Rule of Parity	40
1.164.	Safe Harbor Code §415 Compensation	40
1.165.	Safe Harbor 401(k) Contribution	41
1.166.	Safe Harbor 401(k) Plan	41
1.167.	Safe Harbor 401(m) Plan	41
1.168.	Safe Harbor Notice	41
1.169.	Safe Harbor Participant	41
1.170.	Self-Employed Individual	41
1.171.	Service	41
1.172.	Sponsoring Employer	41

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1.173.	Spousal	41
1.174.	Spouse	42
1.175.	Statutory Code §415 Compensation	42
1.176.	Substantially Equal	43
1.177.	Taxable Wage Base	43
1.178.	Terminated (or Terminates) Employment	43
1.179.	Termination of Employment	43
1.180.	Terminated Participant	43
1.181.	Third-Step Integration Percentage	43
1.182	Top Heavy	43
1.183.	Top Heavy Minimum Allocation	43
1.184.	Top Heavy Ratio	44
1.185.	Transfer Contribution	45
1.186.	Transfer Contribution Account	45
1.187.	Trustee	45
1.188.	Trust (or Trust Fund)	46
1.189.	Valuation Calendar Year	46
1.190.	Valuation Date	46
1.191.	Vested Aggregate Account	46
1.192.	Vested, Vested Interest and Vesting	46
1.193	Vesting Computation Period	46
1.194.	Voluntary Employee Contribution	46
1.195.	Voluntary Employee Contribution Account	46
1.196.	Year of Service	46

Article 2	Plan Participation	53
2.1.	Eligibility Requirements	53
2.2.	Entry Date	54
2.3.	Waiver of Participation	54
2.4.	Reemployment	55

Article 3	Contributions and Allocations	56
3.1.	General Contribution and Allocation Provisions	56
3.2.	Elective Deferrals	57
3.3.	Mandatory Employee Contributions	59
3.4.	Non-Safe Harbor Matching Contributions	60
3.5.	Non-Safe Harbor Non-Elective Contributions	62
3.6.	Prevailing Wage Contributions	64
3.7.	Qualified Matching Contributions	65
3.8.	Qualified Non-Elective Contributions	66
3.9.	Rollover Contributions	67
3.10.	Safe Harbor 401(k) Contributions	67
3.11.	Voluntary Employee Contributions	68
3.12.	Allocation of Earnings and Losses	69
3.13.	Forfeitures and Their Usage	69
3.14.	Top Heavy Minimum Allocation	70
3.15.	Failsafe Allocation	72
3.16.	SIMPLE 401(k) Provisions	73
3.17.	Deemed IRA Contributions	75
3.18.	Actual Deferral Percentage Test and Correction	78
3.19.	Actual Contribution Percentage Test and Correction	81
3.20.	ADP Safe Harbor Contributions	84
3.21.	ACP Safe Harbor Contributions	89
3.22.	General Non-Discrimination Test Requirements	91
3.23.	Annual Overall and Cumulative Permitted Disparity Limit	92

Article 4	Plan Benefits	95
4.1.	Benefit Upon Normal (or Early) Retirement	95

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4.2.	Benefit Upon Late Retirement	95
4.3.	Benefit Upon Death	95
4.4.	Benefit Upon Disability	95
4.5.	Benefit Upon Termination of Employment	95
4.6.	Determination of Vested Interest	95

Article 5	Distribution of Benefits	99
5.1.	Distribution of Benefit Upon Retirement	99
5.2.	Distribution of Benefit Upon Death	100
5.3.	Distribution of Benefit Upon Disability	102
5.4.	Distribution of Benefit Upon Termination of Employment	103
5.5.	Mandatory Cash-Out of Benefits	104
5.6.	Restrictions on Immediate Distributions	105
5.7.	Accounts of Reemployed Participants	106
5.8.	Waiver of Benefits and Spousal Consent	109
5.9.	Required Minimum Distributions	111
5.10.	Statutory Commencement of Benefits	115
5.11.	Post-Termination Earnings	115
5.12.	Distribution in the Event of Legal Incapacity	116
5.13.	Missing Payees and Unclaimed Benefits	116
5.14.	Direct Rollovers	116
5.15.	Distribution of Property	117
5.16.	Financial Hardship Distributions	118
5.17.	In-Service Distributions	118
5.18.	Distribution of Excess Elective Deferrals	119
5.19.	Distribution of Excess Contributions	120
5.20.	Distribution of Excess Aggregate Contributions	122
5.21.	Distribution of an Employee's Rollover Contribution Account	123
5.22.	Distribution of a Participant's Transfer Contribution Account	124
5.23.	Distribution of Voluntary Employee Contributions	126
5.24.	Distribution of Mandatory Employee Contributions	126

Article 6	Code §415 Limitations	127
6.1.	Maximum Annual Additions	127
6.2.	Adjustments to Maximum Annual Additions	127
6.3.	Multiple Plans and Multiple Employers	127
6.4.	Adjustment for Excess Annual Additions	127

Article 7	Loans, Insurance and Directed Investments	129
7.1.	Loans to Participants	129
7.2.	Insurance on Participants	130
7.3.	Key Man Insurance	132
7.4.	Directed Investment Accounts	132

Article 8	Duties of the Administrator	133
8.1.	Appointment, Resignation, Removal and Succession	133
8.2.	General Powers and Duties	133
8.3.	Functioning of the Committee	133
8.4.	Multiple Administrators	133
8.5.	Correcting Administrative Errors	133
8.6.	Promulgating Notices and Procedures	133
8.7.	Employment of Agents and Counsel	134
8.8.	Compensation and Expenses	134
8.9.	Claims Procedures	134
8.10.	Qualified Domestic Relations Orders	134
8.11	Appointment of an Investment Manager	134

Article 10	Adopting Employers	137

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10.1.	Plan Contributions	137
10.2.	Plan Amendments	137
10.3.	Plan Expenses	137
10.4.	Employee Transfers	137
10.5.	Multiple Employer Provisions Under Code §413(c)	137
10.6.	Termination of Adoption	138

Article 11	Amendment, Termination, Merger and Elective Transfers	139
11.1.	Plan Amendment	139
11.2.	Termination of the Plan	141
11.3.	Merger or Consolidation	142
11.4.	Plan-to-Plan Elective Transfers	142

Article 12	Miscellaneous Provisions	144
12.1	No Contract of Employment	144
12.2.	Title to Assets	144
12.3.	Qualified Military Service	144
12.4.	Domestic Partners Rights	144
12.5.	Fiduciaries and Bonding	144
12.6.	Severability of Provisions	144
12.7.	Interpretation of the Plan and Trust	144
12.8.	Costs and Expenses of Legal Action	145
12.9	Qualified Plan Status	145
12.10.	Mailing of Notices to Administrator, Employer or Trustee	145
12.11.	Participant Notices and Waivers of Notices	145
12.12.	Evidence Furnished Conclusive	145
12.13.	Release of Claims	145
12.14.	Deductible Employee Contributions	146
12.15.	No Duplication of Benefits	146
12.16.	Discontinued Contributions	146
12.17.	Multiple Copies of Plan, Trust and/or Adoption Agreement	146
12.18.	Loss of Prototype Status	146
12.19.	Limitation of Liability and Indemnification	146
12.20.	Written Elections and Forms	146
12.21.	Assignment and Alienation of Benefits	146
12.22.	Exclusive Benefit Rule	147
12.23.	Prior Provisions of Amended and Restated Plans	147
12.24.	Dual and Multiple Trusts	147

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The Charles Schwab
Defined Contribution Plan
Preamble
This document is a basic Prototype Defined Contribution Plan. The sponsor of this prototype is Charles Schwab Trust Co or its successor (hereinafter sometimes referred to as the Prototype Sponsor). The Prototype Sponsor has designated this Prototype Defined Contribution Plan as Basic Plan Number 01. Basic Plan 01 and its companion Adoption Agreements include provisions for a money purchase plan, a profit sharing plan, and a 401(k) plan.
A Sponsoring Employer may adopt one or more plans by executing a completed Adoption Agreement for each type of plan adopted. A Sponsoring Employer may adopt one or more trusts to hold some or all retirement plan assets. The documents mentioned in this section, taken together, constitute the Charles Schwab Defined Contribution Plan and Trust. In addition, additional Employers may adopt this Plan as an Adopting Employer by completing the Adopting Employer Addendum. To the extent an Adopting Employer is not an Affiliated Employer, the Plan will become a multiple employer plan as set forth in Code §413 and will cease to be a Prototype Plan.
The six Adoption Agreements included with the Basic Plan permit a Sponsoring Employer to adopt provisions for one of the following types of plans on a standardized or non-standardized basis: profit sharing, money purchase pension, or 401(k) cash or deferred. The Adoption Agreements permit both integrated and non-integrated formulas, though these terms do not appear in the title of the Adoption Agreements. A defined contribution plan using an integrated formula for allocation of Employer contributions and/or forfeitures is "integrated." The term "integrated" means a plan which relies on disparities permitted by Code §401(a)(5) and §401(1) to satisfy the non-discrimination requirements of Code §401(a)(4). The non-standardized Adoption Agreements includes provisions for cross-tested allocations.
It is contemplated that this prototype retirement program may be used to continue previously established plans. In this successor plan use, execution of an Adoption Agreement constitutes an amendment to the original plan.

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Article 1
Definitions

1.1.	ACP Test. The term "ACP Test" means the Actual Contribution Percentage Test.

1.2.
ACP Safe Harbor Matching Contribution. The term "ACP Safe Harbor Matching Contribution" means an Employer contribution (including an ADP Safe Harbor Matching Contribution) made to this or any other defined contribution plan on behalf of a Participant on account of a Participant's Elective Deferrals and/or a Participant's Employee Contributions made by such Participant under a plan maintained by the Sponsoring Employer, which falls within the requirements of the ACP Safe Harbor as set forth in Code §401(m)(11) and Section 3.21 of the Basic Plan and which is intended to automatically satisfy the requirements of the ACP Test for a Plan Year.

1.3.	ACP Safe Harbor Matching Contribution Account. The term "ACP Safe Harbor Matching Contribution Account" means the account to which a Participant's ACP Safe Harbor Matching Contributions are credited.

1.4.
Actual Contribution Percentage. The term "Actual Contribution Percentage" means, for a specified group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the Contribution Percentages of the "Eligible Participants" in a group. An Actual Contribution Percentage for a specified group of Participants will be calculated to the nearest hundredth of a percentage point. For purposes of this definition, the term "Eligible" Participant" means any Employee (either a Highly Compensated Employee or a Non-Highly Compensated Employee) who is eligible (a) to make a Voluntary Employee Contribution, (b) to make a Mandatory Employee Contribution, (c) to make an Elective Deferral (if the Sponsoring Employer takes such Elective Deferrals into account in the calculation of the Contribution Percentage), (d) to receive a Matching Contribution (including Forfeitures that are contingent upon the Participant making Elective Deferrals or Employee Contributions), or (e) to receive a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, then any Employee who would be a Participant if such Employee made such a contribution will be treated as an "Eligible Participant" on behalf of whom no Employee Contributions are made.

1.5.
Actual Contribution Percentage Test. The term "Actual Contribution Percentage Test" means the nondiscrimination test of Section 3.19 that is performed each Plan Year on a Non-Safe Harbor 401(m) Plan. In any Plan Year, if ACP Safe Harbor Matching Contributions (including, if applicable, ADP Safe Harbor Matching Contributions) satisfy the requirements of Section 3.21, then the Actual Contribution Percentage Test will be deemed to be satisfied with respect to such ACP Safe Harbor Matching Contributions of that Plan Year. Notwithstanding the foregoing, a Plan that makes ACP Safe Harbor Matching Contributions that satisfy the requirements of Section 3.21 is deemed to have elected the Current Year Testing Method, regardless of the testing method (Prior Year Testing or Current Year Testing) actually elected in the Adoption Agreement.

1.6.
Actual Deferral Percentage. The term "Actual Deferral Percentage" means, for a specified group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately to the nearest hundredth of a percentage point for each Participant in such group) of (a) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (b) the Code §414(s) Compensation of such Participant for such Plan Year. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals will be treated as a Participant on whose behalf no Elective Deferrals are made and such Participant's ratio will equal zero (0). An Actual Deferral Percentage for a specified group of Participants will be calculated to the nearest hundredth of a percentage point. Employer contributions actually paid over to the Trust on behalf of such Participant (either a HCE or a NHCE) for the Plan Year will include:

(a)	Elective Deferrals. Any Elective Deferrals made pursuant to the Participant's deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding the following:

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(1)	Excess Elective Deferrals of NHCEs. Excess Elective Deferrals of NHCEs that arise solely from Elective Deferrals made under this Plan or plans of this Sponsoring Employer;

(2)
Elective Deferrals Treated as Catch-Up Contributions. Elective Deferrals that are treated as Catch-Up Contributions under Code §414(v) because the Elective Deferrals exceed a statutory limit or employer-provided limit (within the meaning of Regulation §1.414(v)-1(b)(1)) for the Plan Year for which the Elective Deferrals were made, or for any other Plan Year;

(3)
Elective Deferrals in the ACP Test. Elective Deferrals that are taken into account in the Actual Contribution Percentage Test (provided the ADP Test is satisfied both with and without the exclusion of these Elective Deferrals); and

(4)
Additional Elective Deferrals Pursuant to Code §414(u). Additional Elective Deferrals that are made pursuant to Code §414(u) by reason of a Participant's qualified military service for the Plan Year for which the contributions are made, or for any other Plan Year.

(b)	QNECs and QMACs. In the discretion of the Sponsoring Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions.

1.7.
Actual Deferral Percentage Test. The term "Actual Deferral Percentage Test" means the nondiscrimination test of Section 3.18 that is performed each Plan Year on a Non-Safe Harbor 401(k) Plan. In any Plan Year, if ADP Safe Harbor Contributions satisfy the requirements of Section 3.20, then the Actual Deferral Percentage Test will be deemed to be satisfied with respect to any Elective Deferrals of that Plan Year. Notwithstanding the foregoing, a Plan that makes ADP Safe Harbor Matching Contributions that satisfy the requirements of Section 3.20 is deemed to have elected the Current Year Testing Method, regardless of the testing method (Prior Year Testing Method or Current Year Testing Method) actually elected in the Adoption Agreement.

1.8.
Administrator. The term "Administrator" means the Sponsoring Employer unless the Sponsoring Employer appoints another Administrator in the Adoption Agreement pursuant to Section 8.1 of the Basic Plan. The term "Administrator" also means a Qualified Termination Administrator ("QTA") charged with the task of holding the assets of an orphan plan as permitted by the Department of Labor. A QTA will be an eligible custodian such as a bank, mutual fund house, or insurance company. Third party record-keepers cannot be QTAs. However, in the case of a one participant-owner only plan, the spouse of a deceased owner can continue to operate the Plan, pursuant to Revenue Procedure 2006-27.

1.9.
Adopting Employer. The term "Adopting Employer" means any entity which adopts this Plan with the consent of the Sponsoring Employer. In addition to all other terms and conditions in the Plan, Adopting Employers will be, and must comply with, the terms and conditions set forth in Article 10. If the Plan is utilizing a standardized Adoption Agreement, then any Affiliated Employer is automatically considered to be an Adopting Employer. If the Plan is utilizing a non-standardized Adoption Agreement, then an Affiliated Employer is not considered an Adopting Employer unless such Affiliated Employer has specifically adopted the Plan.

1.10.	ADP Safe Harbor Contribution. The term "ADP Safe Harbor Contribution" means an ADP Safe Harbor Matching Contribution and/or an ADP Safe Harbor Non-Elective Contribution.

1.11.
ADP Safe Harbor Matching Contribution. The term "ADP Safe Harbor Matching Contribution" means an Employer contribution made to this or any other defined contribution plan on behalf of a Participant (a) on account of Elective Deferrals made by such Participant under a plan maintained by the Sponsoring Employer, (b) in which a Participant will have a 100% Vested Interest at all times, and (c) which falls within the requirements of the ADP Safe Harbor as set forth in Code §401(k)(12) and Section 3.20 of the Basic Plan and which is intended to automatically satisfy the requirements of the ADP Test and the ACP Test for a Plan Year. ADP Safe Harbor Matching Contributions can be either "Basic" or "Enhanced" as elected in the Adoption Agreement. ADP Safe Harbor Matching Contributions can only be distributed upon the earliest to occur of

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the following dates: (a) a Participant Terminates Employment (separates from service, for Plan Years beginning before 2002) with the Employer; (b) a Participant dies; (c) a Participant suffers a Disability; (d) an event that is described in Code §401(k)(10) occurs; or (e) a Participant reaches Age 591/2 (if on or before such date, a pre-retirement in-service withdrawal of ADP Safe Harbor Matching Contributions is elected in the Adoption Agreement). With respect to clause (d) of the prior sentence, ADP Safe Harbor Matching Contributions can be distributed (in a lump sum only) upon termination of the Plan, so long as the Sponsoring Employer (or an Affiliated Employer) does not maintain an alternative defined contribution plan at any time during the period beginning on the date of Plan termination and ending 12 months after all assets have been distributed from the terminated Plan. However, if at all times during the 24-month period beginning 12 months before the date of Plan's termination, fewer than 2% of the Employees eligible to participate in the 401(k) Plan as of the date of the Plan's termination are eligible to participate in the other defined contribution plan, then the other defined contribution plan is not an alternative defined contribution plan. In addition, a defined contribution plan is not an alternative defined contribution plan if it is an employee stock ownership plan as defined in Code §4975(e)(7) or Code §409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that is described in Code §403(b), or a plan that is described in Code §457(b) or Code §457(f). For Plan Years beginning before 2002, ADP Safe Harbor Matching Contributions could also be distributed (in a lump sum only) upon (a) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code §409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain the Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets; or (b) the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code §409(d)(3)) if such corporation continues to maintain the Plan, but only with respect to employees who continue employment with such subsidiary.

1.12.	ADP Safe Harbor Matching Contribution Account. The term "ADP Safe Harbor Matching Contribution Account" means the account to which a Participant's ADP Safe Harbor Matching Contributions are credited.

1.13.
ADP Safe Harbor Non-Elective Contribution. The term "ADP Safe Harbor Non-Elective Contribution" means a Non-Elective Contribution in which a Participant will have a 100% Vested Interest at all times, which falls within the requirements of the ADP Safe Harbor under Code §401(k)(12) and Section 3.20 of the Basic Plan, and which is intended to automatically satisfy the requirements of the ADP Test for a Plan Year. ADP Safe Harbor Non-Elective Contributions can only be distributed upon the earliest to occur of the following dates: (a) a Participant Terminates Employment (separates from service, for Plan Years beginning before 2002) with the Employer; (b) a Participant dies; (c) a Participant suffers a Disability; (d) an event that is described in Code §401(k)(10) occurs; or (e) a Participant reaches Age 591/2 (if on or before such date, a pre-retirement in-service withdrawal of ADP Safe Harbor Non-Elective Contributions is elected in the Adoption Agreement). With respect to clause (d) of the prior sentence, ADP Safe Harbor Non-Elective Contributions can be distributed (in a lump sum only) upon termination of the Plan, so long as the Sponsoring Employer (or an Affiliated Employer) does not maintain an alternative defined contribution plan at any time during the period beginning on the date of Plan termination and ending 12 months after all assets have been distributed from the terminated Plan. However, if at all times during the 24-month period beginning 12 months before the date of Plan termination, fewer than 2% of the Employees who were eligible to participate in the 401(k) Plan as of the date of Plan termination are eligible to participate in the other defined contribution plan, then the other defined contribution plan is not an alternative defined contribution plan. Also, a defined contribution plan is not an alternative defined contribution plan if it is an employee stock ownership plan as defined in Code §4975(e)(7) or Code §409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that is described in Code §403(b), or a plan that is described in Code §457(b) or §457(f). For Plan Years beginning before 2002, ADP Safe Harbor Non-Elective Contributions could also be distributed (in a lump sum only) upon (a) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code §409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain the Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets; or (b) the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code

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§409(d)(3)) if such corporation continues to maintain the Plan, but only with respect to employees who continue employment with such subsidiary.

1.14.
ADP Safe Harbor Non-Elective Contribution Account. The term "ADP Safe Harbor Non-Elective Contribution Account" means the account to which a Participant's ADP Safe Harbor Non-Elective Contributions are credited.

1.15.	ADP Test. The term "ADP Test" means the Actual Deferral Percentage Test.

1.16.
Affiliated Employer. The term "Affiliated Employer" means any of the following: (1) a controlled group of corporations as defined in Code §414(b); (2) a trade or business (whether or not incorporated) under common control as described in Code §414(c); (3) any organization (whether or not incorporated) which is a member of an affiliated service group as described in Code §414(m); and (4) any other entity required to be aggregated as described in Code §414(o). Any Periods of Service or Years of Service with an Affiliated Employer will only be taken into account as otherwise provided under the Plan.

1.17.	Age. The term "Age" means actual attained age unless otherwise specified.

1.18.
Aggregate Normal Allocation Rate. The term "Aggregate Normal Allocation Rate" means the sum of the Employee's Allocation Rate under the defined contribution plan(s) and the equivalent normal allocation rate under the defined benefit plan(s), determined in the following manner:

(a)
Aggregate Allocation Rates. An Employee's Aggregate Normal Allocation Rate is determined by treating all defined contribution plans that are part of the combination of defined benefit plan(s) and defined contribution plan(s) as a single plan, and all defined benefit plans that are part of the combination of defined benefit plan(s) and defined contribution plan(s) as a separate single plan. Furthermore, an equivalent normal allocation rate for the Employee is determined pursuant to Regulation §1.401(a)(4)-8(c)(2).

(b)
Options Applied on an Aggregate Basis. The optional rules in Regulation §1.401(a)(4)-2(c)(2)(iv) (imputation of permitted disparity) and (v) (grouping of rates) may not be used to determine an Employee's allocation or equivalent normal allocation rate, but may be applied to determine an Employee's Aggregate Normal Allocation Rate by substituting the Aggregate Normal Allocation Rate (determined without regard to the option) for the Employee's Allocation Rate in that Regulation section where appropriate.

(c)
Consistency Rule. Aggregate Normal Allocation Rates must be determined in a consistent manner for all employees for the Plan Year. The same measurement periods and interest rates must be used, and any available options must be applied consistently, if at all, for the entire combination of defined benefit and defined contribution plan(s). Options that are not permitted to be used under Regulation §1.401(a)(4)-8 in cross-testing a defined contribution plan or a defined benefit plan (such as measurement periods that include future periods, non-standard interest rates, the option to disregard compensation adjustments described in §1.401(a)(4)-13(d), or the option to disregard Plan provisions providing for actuarial increases after normal retirement age under Regulation §1.401(a)(4)-3(f)(3)) may not be used in testing a combination of defined benefit and defined contribution plan(s) on either a benefits or contributions basis, because their use would inevitably result in inconsistent determinations under the defined contribution and defined benefit plan(s).

1.19.
Allocation Period. The term "Allocation Period" means a period of 12 consecutive months or less for which (a) an Employer contribution is made and allocated under the terms of the Plan; (b) Forfeitures are allocated under the terms of the Plan; and/or (c) earnings and losses are allocated under the terms of the Plan.

1.20.	Allocation Rate. The term "Allocation Rate" means the following:

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(a)
General Definition. Generally, the term "Allocation Rate" means, for a Participant for a Plan Year, the sum of the allocations to the Participant's Account for the Plan Year, expressed as a percentage of Code §414(s) Compensation, subject to the following rules:

(1)
Allocations Taken into Account. The allocations used to determine an Allocation Rate for a Plan Year include all Employer contributions and forfeitures that are allocated or treated as allocated to the Participant's Account under the Plan for the Plan Year, other than amounts described in paragraph (a)(2). For this purpose, Employer contributions include Annual Additions described in Regulation §1.415-6(b)(2)(i) (regarding amounts arising from certain transactions between the Plan and the Employer). If this Plan is subject to Code §412, then an Employer contribution is used in the Plan Year for which the Employer contribution is required to be contributed and allocated to the Participant's Account under the plan, even if all or part of the required contribution is not actually made.

(2)	Allocations Not Taken into Account. Allocations of income, expenses, gains, and losses attributable to the balance in a Participant's Account are not used to determine an Allocation Rate.

(b)
Definition for Limitation of Allocation Rates for Non-Safe Harbor Non-Elective Contributions. For purposes of determining the limitation in the number of Allocation Rates that are permitted when the Sponsoring Employer elects in the Adoption Agreement to allocate Non-Safe Harbor Non-Elective Contributions using allocation groups, the term "Allocation Rate" means the amount of Non-Safe Harbor Non-Elective Contributions allocated to a Benefiting Participant for a Plan Year, expressed as a percentage of Code §414(s) Compensation. The number of eligible NHCEs to which a particular Allocation Rate applies must reflect a reasonable classification of Employees.

1.21.	Anniversary Date. The term "Anniversary Date" means the last day of the Plan Year unless another Anniversary Date is elected in the Adoption Agreement.

1.22.
Annuity Starting Date. The term "Annuity Starting Date" means the first day of the first period for which a benefit is paid as an annuity, in the case of a benefit not payable as an annuity, the first day all events have occurred which entitle the Participant to the benefit. The first day of the first period for which a benefit is to be paid by reason of Disability will be treated as the Annuity Starting Date only if it is not an auxiliary benefit.

1.23.
Annual Additions. The term "Annual Additions" means the sum of the following amounts credited to a Participant's Account for any Limitation Year: (a) Employer contributions; (b) Employee contributions; (c) Forfeitures; (d) amounts allocated to an individual medical account, as defined in Code §415(1)(2), which is part of a pension or annuity plan maintained by the Employer; and (e) amounts derived from contributions paid or accrued that are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Code §419A(d)(3), under a welfare fund, as defined in Code §419(e), maintained by the Employer. Notwithstanding the foregoing, a Participant's Annual Additions do not include a Participant's rollovers, loan repayments, Catch-up Contributions, repayments of either prior Plan distributions or prior distributions of Mandatory Employee Contributions, direct transfers of contributions from another plan to this Plan, deductible contributions to a simplified employee pension plan, or voluntary deductible contributions.

1.24.
Applicable Contribution Rate. The term "Applicable Contribution Rate," for a Participant who is a Non-Highly Compensated Employee, means (a) for purposes of the ADP Test, the sum of the Qualified Matching Contributions used in the ADP Test for the Participant who is a Non-Highly Compensated Employee for the Plan Year and the Qualified Non-Elective Contributions made for the Participant who is a Non-Highly Compensated Employee for the Plan Year, divided by the Participant's Code §414(s) Compensation for the Plan Year; and (b) for purposes of the ACP Test, the sum of the Matching Contributions used under the Contribution Percentage Amounts for the Participant who is a Non-Highly Compensated Employee for the Plan Year and the Qualified Non-Elective Contributions made for the Participant who is a Non-Highly

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Compensated Employee for the Plan Year, divided by the Participant's Code §414(s) Compensation for the Plan Year.

1.25.
Applicable Plan Year. The term "Applicable Plan Year" means (a) for any Plan Year in which the Prior Year Testing Method is being used, the Plan Year prior to the Plan Year that is being tested; and (b) for any Plan Year in which the Current Year Testing Method is being used, the Plan Year that is being tested.

1.26.	Basic Plan. The term "Basic Plan" means this document and any amendment thereto including amendments made via page changes and/or Employer resolutions.

1.27.
Beneficiary. The term "Beneficiary" means the recipient designated by a Participant to receive the benefit payable upon the Participant's death, or the recipient designated by a Beneficiary to receive any benefit which may be payable in the event of the Beneficiary's death prior to receiving the entire death benefit to which the Beneficiary is entitled. All such Beneficiary designations will be made in accordance with the following:

(a)
Beneficiary Designations By a Participant. Subject to the provisions of Section 5.8 regarding the rights of a Participant's Spouse, each Participant may designate a Beneficiary in writing with the Administrator. If a Participant designates his or her Spouse and the Participant and his or her Spouse are legally divorced subsequent to the date of the designation, then the designation of such Spouse as a Beneficiary hereunder will be deemed null and void unless the Participant, subsequent to the legal divorce, reaffirms the designation in writing. In the absence of any other designation, the Participant will be deemed to have designated the following Beneficiaries in the following order, provided however, that with respect to clauses (1) and (2) following, such Beneficiaries are then living: (1) the Participant's Spouse, (2) the Participant's issue per stirpes; and (3) the Participant's estate.

(b)
Beneficiary Designations By a Beneficiary. In the absence of a Beneficiary designation or other directive from a Participant to the contrary, any Beneficiary may name his or her own Beneficiary under Section 5.2(d) of the Basic Plan to receive any benefits payable in the event of the Beneficiary's death prior to the receipt of all the Participant's death benefits to which the Beneficiary was entitled.

(c)
Beneficiaries Considered Contingent Until the Death of the Participant. Notwithstanding any provision in this Section to the contrary, any Beneficiary named hereunder will be considered a contingent Beneficiary until the death of the Participant (or Beneficiary, as the case may be), and until such time will have no rights granted to Beneficiaries under the Plan.

1.28.
Benefiting Participant. The term "Benefiting Participant" means a Participant who is eligible to receive an allocation of any type of Employer contributions or related Forfeitures as of the last day of an Allocation Period in accordance with the allocation conditions set forth in the Adoption Agreement. Whether a Participant is a Benefiting Participant for any Allocation Period is determined separately for each type of contribution. Notwithstanding the foregoing, a Participant on whose behalf Prevailing Wage Contributions are made during the Plan Year will be a Benefiting Participant for that Plan Year with respect to those contributions regardless of the number of Hours of Service the Participant completes in that Plan Year.

1.29.	Break in Service. The term "Break in Service" means the following:

(a)
For Purposes of Counting of Hours Method. With respect to any provision of the Plan in which Service is determined by the Counting of Hours Method, the term "Break in Service" means a 12-consecutive month computation period (as elected in the Adoption Agreement) during which an Employee is not credited with more than 500 (or such lesser number as elected in the Adoption Agreement) Hours of Service. If any computation period is less than 12 consecutive months, then the Hours of Service threshold set forth in the preceding sentence will be proportionately reduced (if the Hours of Service threshold is greater than one).

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(b)
For Purposes of Elapsed Time Method. With respect to any provision of the Plan in which Service is determined by the Elapsed Time Method, the term "Break in Service" means a 1-Year Period of Severance.

(c)
For 401(k) Purposes. With respect to the Elective Deferral component of a 401(k) Plan, a Participant who incurs a Break in Service but who does not Terminate Employment may continue to have Elective Deferrals made on their behalf to the Plan. However such Participant will not be eligible to receive an allocation of any Non-Safe Harbor Matching Contributions or Non-Safe Harbor Non-Elective Contributions (if any) unless such Participant is also a Benefiting Participant.

1.30.
Broadly Available Allocation Rates. The term "Broadly Available Allocation Rates" means, for Plan Years beginning on or after January 1, 2002, that each Allocation Rate is currently available during the Plan Year (within the meaning of Regulation §1.401(a)(4)-4(b)(2)) to a group of Employees that satisfies the requirements of Code §410(b) without regard to the average benefit percentage test of Regulation §1.410(b)-5. If two Allocation Rates could be permissively aggregated under Regulation §1.401(a)(4)-4(d)(4), assuming that the Allocation Rates were treated as benefits, rights, or features, then the Allocation Rates may be aggregated and treated as a single Allocation Rate. However, the disregarding of the age and service conditions as set forth in Regulation §1.401(a)(4)-4(b)(2)(ii)(A) does not apply for purposes of this definition. Furthermore, in determining whether the Plan has Broadly Available Allocation Rates, differences in Allocation Rates attributable solely to the use of permitted disparity as described in Regulation §1.401(1)-2 are disregarded.

1.31.
Broadly Available Separate Plans. The term "Broadly Available Separate Plans" means, for Plan Years beginning on or after January 1, 2002, a combination of defined benefit plan(s) and defined contribution plan(s) that would satisfy the requirements of Code §410(b) and the nondiscrimination in amount requirement of Regulation §1.401(a)(4)-1(b)(2) if each plan were tested separately and assuming that the average benefit percentage test of Regulation §1.410(b)-5 were satisfied. For this purpose, all defined contribution plans that are part of the combination of defined benefit and defined contribution plans are treated as a single defined contribution plan, and all defined benefit plans that are part of the combination of defined benefit and defined contribution plans are treated as a single defined benefit plan. In addition, if permitted disparity under Regulation §1.401(a)(4)-7 is used for a Participant for purposes of satisfying the separate testing requirement for plans of one type, then permitted disparity may not be used in satisfying the separate testing requirement for plans of the other type for the Participant.

1.32.
Cash or Deferred Contribution. The term "Cash or Deferred Contribution" means an Employer amount that the Participant can elect, subject to the provisions of Section 3.2(b), to have the Employer either (a) provide to the Participant as cash; or (b) contribute to the Plan as an Elective Deferral on behalf of the Participant, which contribution defers the receipt of Compensation by the Participant.

1.33.
Catch-Up Contribution. The term "Catch-Up Contribution" means Elective Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or over by the end of their taxable year. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-Up Contributions, such as (a) the limit on Annual Additions; (b) the dollar limit on Elective Deferrals under Code §402(g) (not counting Catch-Up Contributions); (c) the limit imposed by the ADP Test under § 401(k)(3); or (d) a Plan imposed limit set forth in a resolution properly executed by the Employer which is considered to be an amendment to the Plan. Catch-Up Contributions are not subject to the limit on Annual Additions, are not counted in the ADP Test, and are not counted in determining the Top Heavy Minimum Allocations under Code §416. However, Catch-Up Contributions made in prior years are counted in determining whether the Plan is Top-Heavy. Provisions in the Plan relating to Catch-Up Contributions apply to Elective Deferrals made to the Plan after 2001. The total amount of Catch-Up Contributions for any taxable year will not exceed the Catch-Up Contribution Limit

1.34.
Catch-Up Contribution Limit. The term "Catch-Up Contribution Limit" means the statutory limit on Catch-Up Contributions for a Participant for any taxable year. A Participant's Catch-Up Contributions for a taxable year may not exceed (a) the dollar limit on Catch-Up Contributions under Code §414(v)(2)(B)(i) for the taxable

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year, or (b) when added to other Elective Deferrals, 100% of the Participant's Compensation for the taxable year. The dollar limit on Catch-Up Contributions under Code §414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years. After 2006, the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code §414(v)(2)(C). Any such adjustments will be in multiples of $500. Different limits apply to Catch-Up Contributions under SIMPLE 401(k) plans.

1.35.
Code. The term "Code" means the Internal Revenue Code of 1986, as amended, the Regulations, and rulings promulgated thereunder by the Internal Revenue Service. All citations to sections of the Code and Regulations are to such sections as they may from time to time be amended or renumbered.

1.36.
Code §3401 Compensation. The term "Code §3401 Compensation" means wages within the meaning of Code §3401(a) (for purposes of income tax withholding at the source), but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

1.37.
Code §401(a)(17) Compensation Limit. The term "Code §401(a)(17) Compensation Limit" means, for any Plan Year and/or Limitation Year which begins on or after January 1, 2002, the statutory limit that applies to each Participant's annual Compensation for a specific Compensation Determination Period which is taken into account under the Plan; such annual Compensation will not exceed $200,000. However, the $200,000 statutory limit on annual Compensation will be adjusted for cost-of-living increases in accordance with Code §401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Compensation Determination Period that begins with or within such calendar year. If a Compensation Determination Period is less than 12 consecutive months, then the Code §401(a)(17) Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the Compensation Determination Period, and the denominator of which is 12. If Compensation for any prior Compensation Determination Period is used in determining a Participant's Plan benefits for the current Plan Year, then the annual Compensation for such prior Compensation Determination Period is subject to the applicable Code §401(a)(17) Compensation Limit as in effect for that prior Compensation Determination Period.

1.38.
Code §414(s) Compensation. The term "Code §414(s) Compensation" means, for testing purposes (including, but not limited to, the ADP Test and the ACP Test), any compensation that qualifies as a nondiscriminatory definition of compensation under Code §414(s) and the Regulations thereunder. The Administrator is not bound by any elections made in the Adoption Agreement in determining Code §414(s) Compensation. The Administrator may determine on an annual basis (and within its discretion) Code §414(s) Compensation, which will be applied consistently to all Participants for a Plan Year; to all applicable tests that are administered for such Plan Year; and to all plans (including this Plan) of the Sponsoring Employer and Adopting Employers for such Plan Year. Code §414(s) Compensation may be determined over the Plan Year for which the applicable test is being performed or the calendar year ending within such Plan Year. In determining Code §414(s) Compensation, the Administrator within its discretion may take into consideration only the Compensation received while the Employee is a Participant under the component of the Plan being tested, and/or only the Compensation for the portion of the Plan Year during which the Plan was a 401(k) Plan.

1.39.
Code §415(c)(3) Compensation. The term "Code §415(c)(3) Compensation" means, for the specific purposes and as elected by the Sponsoring Employer in the Adoption Agreement, either Form W-2 Compensation, Code §3401 Compensation, Safe Harbor Code §415 Compensation, or Statutory Code §415 Compensation during the entire Compensation Determination Period that statutorily applies, subject to the following rules:

(a)	Exclusions to Compensation Do Not Apply. Code §415(c)(3) Compensation includes any amounts that may be elected to be excluded from Compensation in the Adoption Agreement.

(b)
Inclusion of Certain Amounts. Code §415(c)(3) Compensation includes any elective deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (and if

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elected in the Adoption Agreement, Deemed Code §125 Compensation), Code §132(f)(4), or Code §457.

(c)
Imputed Compensation when Participant Becomes Disabled. If elected in the Adoption Agreement and a Participant becomes permanently and totally disabled (as defined in Code §22(e)(3)) then notwithstanding anything in this Section to the contrary, Code §415(c)(3) Compensation will be imputed during the time that the Participant is permanently and totally disabled. The rate that Code §415(c)(3) Compensation will be imputed to such Participant is equal to the rate of Code §415(c)(3) Compensation that was paid to the Participant immediately before becoming permanently and totally disabled. The total period in which Code §415(c)(3) Compensation will be imputed to a Participant who becomes permanently and totally disabled will be determined pursuant to a nondiscriminatory policy established by the Administrator; however, if Code §415(c)(3) Compensation is imputed to a Participant who is a Highly Compensated Employee pursuant to this paragraph, then the continuation of Non-Safe Harbor Non-Elective Contributions to such Participant will be for a fixed or determinable period pursuant to Code §415(c)(3)(C).

(d)	Treatment of Post-Severance Compensation. Effective January 1, 2005, Code §415(c)(3) Compensation includes Post-Severance Compensation.

1.40.
Committee. The term "Committee" means the administrative/advisory group that the Sponsoring Employer may establish, to which the Sponsoring Employer may delegate certain of the Sponsoring Employees responsibilities as Administrator. The Sponsoring Employer is permitted to select another name for such administrative/advisory group. The Sponsoring Employer may appoint one or more members to the Committee. Members of the Committee need not be Participants or Beneficiaries, and officers and directors of the Sponsoring Employer are not precluded from serving as members of the Committee.

1.41.
Compensation. The term "Compensation" means, for each component or type of contribution under the Plan, an Employee's Form W-2 Compensation, Code §3401 Compensation, or Safe Harbor Code §415 Compensation, as elected by the Sponsoring Employer in the Adoption Agreement, for the Compensation Determination Period as elected by the Sponsoring Employer in the Adoption Agreement, subject to the following provisions:

(a)
Treatment of Elective Deferrals and Certain Other Amounts. Any elective deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (and if elected in the Adoption Agreement, Deemed Code §125 Compensation), Code §132(f)(4), or Code §457 will be included in Compensation or will be excluded from Compensation, as elected in the Adoption Agreement.

(b)
Compensation Prior to Becoming a Participant. If the Sponsoring Employer elects in the Adoption Agreement that Compensation received prior to becoming a Participant is not taken in account for allocation purposes, then the Entry Date of Section 2.2 to determine when an Eligible Employee becomes a Participant will be separately determined for each component or type of contribution under the Plan.

(c)
Compensation of Self-Employed Individuals. For purposes of this Plan, the Compensation of a Self-Employed Individual will be equal to his or her Earned Income; however, such Compensation will not exceed the Code §401(a)(17) Compensation Limit.

(d)
Code §401(a)(17) Compensation Limit. In determining Compensation for all purposes other than for Elective Deferral purposes under Code §402(g), a Participant's Compensation for any Compensation Determination Period will not exceed the Code §401(a)(17) Compensation Limit.

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(e)	Prevailing Wage Compensation. With respect to Prevailing Wage Contribution, the term "Compensation" will be limited to Compensation paid for services performed under a Prevailing Wage Law.

(f)
Compensation for a Safe Harbor 401(k) Plan or Safe Harbor 401(m) Plan. The term "Compensation" means, for purposes of a Safe Harbor 401(k) Plan or Safe Harbor 401(m) Plan, Compensation as elected by the Sponsoring Employer in the Adoption Agreement, except that no dollar limit, other than the Code §401(a)(17) Limit, applies to the Compensation of a NHCE. Furthermore, Compensation for a Safe Harbor 401(k) Plan or Safe Harbor 401(m) Plan must qualify as a nondiscriminatory definition of compensation under Code §414(s) and the Regulations thereunder.

(g)
Imputed Compensation when Participant Becomes Disabled. If elected in the Adoption Agreement and a Participant becomes permanently and totally disabled (as defined in Code §22(e)(3)) then notwithstanding anything in this Section to the contrary, Compensation will be imputed during the time that the Participant is permanently and totally disabled for purposes of determining and allocating Non-Safe Harbor Non-Elective Contributions. The rate that Compensation will be imputed to such Participant is equal to the rate of Compensation that was paid to the Participant immediately before becoming permanently and totally disabled. The total period in which Compensation will be imputed to a Participant who becomes permanently and totally disabled will be determined pursuant to a nondiscriminatory policy established by the Administrator; however, if Compensation is imputed to a Participant who is a Highly Compensated Employee pursuant to this paragraph, then the continuation of Non-Safe Harbor Non-Elective Contributions to such Participant will be for a fixed or determinable period pursuant to Code §415(c)(3)(C). Any Non-Safe Harbor Non-Elective Contributions that are made on behalf of a Participant with respect to imputed Compensation must be nonforfeitable when made.

(h)
Compensation for Permitted Disparity Purposes. If a Non-Safe Harbor Non-Elective Contribution is determined and/or allocated according to the rules of permitted disparity under Code §401(1) and the Regulations thereunder, then Compensation for such purposes must qualify as a nondiscriminatory definition of compensation under Code §414(s) and the Regulations thereunder.

1.42.
Compensation Determination Period. The term "Compensation Determination Period" means, for each definition of Compensation as it relates to a particular component or type of contribution under the Plan, either the Plan Year, the Fiscal Year ending with or within the Plan Year, or the calendar year ending with or within the Plan Year, as elected in the Adoption Agreement. However, for purposes of a specific statutory determination (e.g. whether an Employee is a Highly Compensated Employee), the term "Compensation Determination Period" means the period that is stated in this Plan.

1.43.
Contribution Percentage. The term "Contribution Percentage" means the ratio (expressed as a percentage and calculated to the nearest hundredth of a percentage point) of the Participant's Contribution Percentage Amounts to the Participant's Code §414(s) Compensation for the Plan Year, subject to the following rules:

(a)
Contribution Percentage for an HCE in Multiple 401(m) Plans of the Sponsoring Employer. The Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to such Participant's accounts under two or more Code §401(m) plans that are maintained by the Sponsoring Employer, will be determined as if the total of such Contribution Percentage Amounts was made under each 401(m) plan. If a Highly Compensated Employee participates in two or more Code §401(m) plans of the Sponsoring Employer that have different plan years, all Contribution Percentage Amounts made during the Plan Year under all such Code §401(m) plans will be aggregated. For Plan Years beginning prior to 2006 (or the year of such earlier effective date as may be provided in a separate amendment for implementing the final §401(m) Regulations and as permitted by such Regulations), all such Code §401(m) plans ending with or within the same calendar year will be treated as a single

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Code §401(m) plan. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under the Code §401(m) Regulations.

(b)
Contribution Percentage for a Participant without Contributions. If no Employee Contributions, Matching Contributions, Elective Contributions, or Qualified Non-Elective Contributions are taken into account in the ACP Test with respect to a Participant for the Plan Year, then the Contribution Percentage of the Participant is zero (0).

1.44.
Contribution Percentage Amounts. The term "Contribution Percentage Amounts" means the sum of the Employee Contributions, Non-Safe Harbor Matching Contributions, Qualified Matching Contributions, Elective Deferrals, and Qualified Non-Elective Contributions made under the Plan on behalf of the Participant for the Plan Year. The calculation of a Participant's Contribution Percentage Amounts is subject to the following rules:

(a)
Timing of Employee Contributions. An amount withheld from an Employee's pay (or a payment by the Employee to an agent of the Plan) is treated as contributed as an Employee Contribution at the time of such withholding (or payment) if the paid funds are transmitted to the Trust within a reasonable period after the withholding (or payment).

(b)
Recharacterized Elective Contributions Are Included. Excess Contributions which are recharacterized in accordance with Regulation §1.401(k)-2(b)(3) are taken into account as Employee Contributions for the Plan Year that includes the time at which the Excess Contribution is includible in the gross income of the Employee under Regulation §1.401(k)-2(b)(3)(ii).

(c)
Matching Contributions That Are Included. A Matching Contribution is used in determining a Participant's Contribution Percentage Amount for a Plan Year only if each of the following requirements is satisfied:

(1)
Matching Contribution Allocated Within the Plan Year. The Matching Contribution is allocated to the Employee's Matching Contribution Account under the terms of the Plan as of an allocation date within that Plan Year.

(2)
Matching Contribution Relates to Deferrals or Employee Contributions for the Plan Year. The Matching Contribution is made on account of (or the Matching Contribution is allocated on the basis of) the Participant's Elective Deferrals or Employee Contributions for that Plan Year.

(3)
Matching Contribution Must Be Contributed within 12 Months. The Matching Contribution is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year that contains the allocation date for the Matching Contribution.

(d)
Elective Deferrals May Be Included in the Contribution Percentage Amounts. The Sponsoring Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as (a) the ADP Test is met before the Elective Deferrals are used in the ACP Test, and (b) the ADP Test continues to be met following the exclusion of the Elective Deferrals used to meet the ACP Test, subject to the following rules:

(1)	Elective Deferrals in a Safe Harbor 401(k) Plan Cannot Be Used. Elective Deferrals in a Safe Harbor 401(k) Plan described in Regulation §1.401(k)-3 cannot be used as Contribution Percentage Amounts.

(2)	Plans Must Be Permitted to be Aggregated. The plan that provides for Employee Contributions and/or Matching Contributions and the plan to which the Elective Deferrals

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are made are plans that would be permitted to be aggregated under Regulation §1.401(m)-1(b)(4).

(3)
Plan Year Change and Aggregation. If the Plan Year of the plan that provides for Employee Contributions and/or Matching Contributions is changed to satisfy the requirement under Regulation §1.410(b)-7(d)(5) that aggregated plans have the same Plan Year, then Elective Deferrals may be taken into account in the resulting short Plan Year, but only if such Elective Deferrals could have been taken into account under an ADP Test for a plan with that same short Plan Year.

(e)
Qualified Non-Elective Contributions that may be used as Contribution Percentage Amounts. Qualified Non-Elective Contributions may be taken into account in determining a Participant's Contribution Percentage Amounts for a Plan Year, but only to the extent that the Qualified Non-Elective Contributions satisfy the following requirements:

(1)
Timing of Allocation. The Qualified Non-Elective Contribution is allocated to the Participant's Account as of a date within that Plan Year (within the meaning of Regulation §1.401(k)-2(a)(4)(i)(A)). Consequently, under the Prior Year Testing Method, in order to be used in calculating the Contribution Percentage Amounts for a Participant who is a Non-Highly Compensated Employees for the Applicable Plan Year (the Plan Year prior to the Plan Year that is being tested), the Qualified Non-Elective Contribution must be contributed no later than the end of the 12-month period following the Applicable Year even though the Applicable Year is different than the Plan Year that is being tested. Furthermore, under the Current Year Testing Method, in order to be taken into account in calculating the Contribution Percentage Amounts for a Participant who is a Non-Highly Compensated Employees for the Applicable Plan Year (the Plan Year that is being tested), the Qualified Non-Elective Contribution must be contributed no later than the end of the 12-month period following the Plan Year that is being tested.

(2)
Requirement that Qualified Non-Elective Contributions Satisfy Code §401(a)(4). The amount of Qualified Non-Elective Contributions satisfies the requirements of Code §401(a)(4) and Regulation §1.401(a)(4)-1(b)(2). If the Sponsoring Employer is applying the special rule for Employer-wide plans in Regulation §1.414(r)-1(c)(2)(ii) with respect to the Plan, then the determination of whether the Qualified Non-Elective Contributions satisfy the requirements of Code §401(a)(4) must be made on an Employer-wide basis, regardless of whether the plans to which the Qualified Non-Elective Contributions are made are satisfying the requirements of Code §410(b) on an Employer-wide basis. If the Sponsoring Employer is treated as operating qualified separate lines of business and does not apply the special rule for Employer-wide plans in Regulation §1.414(r)-1(c)(2)(ii) with respect to the Plan, then the determination of whether the Qualified Non-Elective Contributions satisfy the requirements of Code §401(a)(4) is not permitted to be made on an Employer-wide basis regardless of whether the plans to which the Qualified Non-Elective Contributions are made are satisfying the requirements of Code §410(b) on an Employer-wide basis.

(3)
Aggregation Must Be Permitted. The plan that provides for Employee Contributions and/or Matching Contributions and the plan to which the Qualified Non-Elective Contributions are made, are plans that would be permitted to be aggregated under Regulation §1.401(m)-1(b)(4). If the Plan Year of the plan that provides for Employee Contributions and/or Matching Contributions is changed to satisfy the requirement under Regulation §1.410(b)-7(d)(5) that aggregated plans have the same Plan Year, then Qualified Non-Elective Contributions may be taken into account in the resulting short Plan Year, but only if such Qualified Non-Elective Contributions could have been taken into account under an ADP Test for a plan with that same short Plan Year.

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(4)
Limitation on Disproportionate QNECs. Qualified Non-Elective Contributions cannot be taken into account for purposes of the Contribution Percentage Amounts of a Plan Year for a Non-Highly Compensated Employee to the extent that the QNECs exceed the product of (i) that Non-Highly Compensated Employee's Code §414(s) Compensation, multiplied by (i) the greater of (A) 5% (or 10% of a Non-Highly Compensated Employee's Code §414(s) Compensation with respect to an Employer's obligation to make Prevailing Wage Contributions to the Plan), or (B) two times the Plan's Representative Contribution Rate. Any Qualified Non-Elective Contribution taken into account under an ADP Test under Regulation §1.401(k)-2(a)(6) (including the determination of the Representative Contribution Rate for purposes of Regulation §1.401(k)-2(a)(6)(iv)(B)), is not permitted to be taken into account for purposes of the ACP Test (including the determination of the Representative Contribution Rate for purposes of the ACP Test).

(5)
Prohibition Against Double-Counting. Qualified Non-Elective Contributions cannot be taken into account for purposes of the Contribution Percentage Amounts to the extent such contributions are taken into account for purposes of satisfying any other ACP Test, any ADP Test, or the requirements of Regulation §1.401(k)-3, §1.401(m)-3 or §1.401(k)-4. Qualified Non-Elective Contributions that are made pursuant to Regulation §1.401(k)-3(b) cannot be taken into account under the ACP Test.

(6)
Switching the Testing Method. If this Plan switches from the Current Year Testing Method to the Prior Year Testing Method pursuant to Regulation §1.401(m)-2(c)(1), Qualified Non-Elective Contributions that are taken into account under the Current Year Testing Method for a Plan Year may not be taken into account under the Prior Year Testing Method for the next Plan Year.

(f)
Qualified Matching Contributions Used to Satisfy ADP Test Are Excluded. Qualified Matching Contributions that are taken into account for the ADP Test of Code §401(k)(3) under Regulation §1.401(k)— 2(a)(6) are not taken into account in determining a Participant's Contribution Percentage Amounts.

(g)
Forfeited Matching Contributions Are Excluded. Contribution Percentage Amounts will not include either the non-Vested portion of Matching Contributions that are forfeited to correct Excess Aggregate Contributions, or Matching Contributions (both the Vested and non-Vested portions) that are forfeited because they relate to Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

(h)
Additional Employee Contributions or Matching Contributions of Code §414(u) Are Excluded. Contribution Percentage Amounts will not include additional Employee Contributions and Matching Contributions that are made by reason of a Participant's qualified military service under Code §414(u) for the Plan Year for which the contributions are made, or for any other Plan Year.

1.45.
Counting of Hours Method. The term "Counting of Hours Method" means a method for crediting service for eligibility, for Vesting, for determining a Participant's allocation, and/or for applying the allocation conditions as elected in the Adoption Agreement. Under the Counting of Hours Method, an Employee is credited with the number of Hours of Service for which the Employee is paid or entitled to payment (or such other circumstances for which Hours of Service are credited), pursuant to the definition of Hour of Service.

1.46.
Current Year Testing Method. The term "Current Year Testing Method" means the nondiscrimination testing method in which (a) for purposes of the ADP Test, the ADP for Participants who are Highly Compensated Employees for the Plan Year that is being tested is compared to the ADP for Participants who are Non-Highly Compensated Employees for the Plan Year that is being tested; and (b) for purposes of the ACP Test, the ACP for Participants who are Highly Compensated Employees for the Plan Year that is being tested is compared to the ACP for Participants who are Non-Highly Compensated Employees for the Plan Year that is being tested.

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1.47.
Deductible Employee Contribution. The term "Deductible Employee Contribution" means a contribution that was made by a Participant to this Plan or to a predecessor plan for any Plan Year beginning before January 1, 1987 and which was tax deductible by the Participant at the time it was made.

1.48.	Deductible Employee Contribution Account. The term "Deductible Employee Contribution Account" means the account to which a Participant's Deductible Employee Contributions have been allocated.

1.49.
Deemed Aggregated Allocation Groups. The term "Deemed Aggregated Allocation Groups" means, for purposes of determining the limitation in the number of Allocation Rates that are permitted when the Sponsoring Employer elects in the Adoption Agreement to allocate Non-Safe Harbor Non-Elective Contributions using allocation groups, all of the separate allocation groups that have the same Allocation Rate. No Employee can be assigned to more than one Deemed Aggregated Allocation Group for a Plan Year.

1.50.
Deemed Code §125 Compensation. The term "Deemed §125 Compensation" means an amount that is excludable from the gross income of the Employee under Code §106 that is not available to the Employee in cash in lieu of group health coverage under a Code §125 arrangement solely because that Employee is not able to certify that he or she has other health coverage. Amounts are Deemed Code §125 Compensation only if the Employer does not otherwise request or collect information regarding the Employee's other health coverage as part of the enrollment process for the health plan.

1.51.	Deemed IRA Contribution. The term "Deemed IRA Contribution" means an Individual Retirement Account contribution made to this Plan, as elected in the Adoption Agreement.

1.52.	Deemed IRA Contribution Account. The term "Deemed IRA Contribution Account" means the account to which a Participant's Deemed IRA Contributions are allocated.

1.53.
Designated Beneficiary. The term "Designated Beneficiary" means, for purposes of required minimum distributions under Section 5.9, the individual who is designated as the Beneficiary pursuant to the provisions of the Plan and is the Designated Beneficiary under Code §401(a)(9), the previously final Regulation §1.401(a)(9)¬1, Q&A-4, and the final Regulation §1.401(a)(9)-4.

1.54.
Determination Date. The term "Determination Date" means, for any Plan Year subsequent to the first Plan Year of the Plan, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the term "Determination Date" means the last day of that first Plan Year.

1.55.	Disability. The term "Disability" means the following, as elected by the Sponsoring Employer:

(a)
Definition. The term "Disability" means a physical or mental impairment arising after an Employee has become a Participant which, as elected in the Adoption Agreement, either (1) in the opinion of a physician acceptable to the Administrator, totally and permanently prevents the Participant from engaging in any occupation for pay or profit; (2) in the opinion of a physician acceptable to the Administrator, totally and permanently prevents the Participant from performing his or her customary and usual duties for the Employer; (3) in the opinion of the Social Security Administration, qualifies the Participant for disability benefits under the Social Security Act in effect on the date that the Participant suffers the mental or physical impairment; or (4) in the opinion of the insurance company, qualifies the Participant for benefits under an Employer-sponsored long-term disability plan which is administered by an independent third party. With regard to clause (1) and clause (2) above, if a difference of opinion arises between the Participant and the Administrator as to whether the Participant has suffered a Disability, it will be settled by a majority decision of three physicians, one to be appointed by the Administrator, one to be appointed by the Participant, and the third to be appointed by the two physicians first appointed herein.

(b)
Definition of Disability If No Long-Term Disability Plan In Place and/or In Force. If the definition (or one of the definitions) of Disability as elected by the Sponsoring Employer is the one in paragraph

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(a)(4) above (a mental or physical impairment which, in the opinion of the insurance company, qualifies the Participant for benefits under an Employer-sponsored long-term disability plan which is administered by an independent third party) and there is not an Employer-sponsored long-term disability plan in place and/or in force at any point while the election of this definition of Disability is in effect, then this definition of Disability will be replaced by the provisions of paragraph (a)(3) above (a mental or physical impairment which, in the opinion of the Social Security Administration, qualifies the Participant for disability benefits under the Social Security Act in effect on the date that the Participant suffers the mental or physical impairment) during the time that an Employer-sponsored long-term disability plan is not in place and/or in force.

(c)
Exceptions. Notwithstanding the foregoing to the contrary, the term "Disability" will not include any physical or mental impairment that is the result of any of the following exceptions, if elected in the Adoption Agreement: (1) the excessive use of drugs, intoxicants, or other substances; (2) an intentionally self-inflicted injury or sickness; or (3) an injury suffered as a result of an unlawful or criminal act by the Participant.

1.56.
Distribution Calendar Year. The term "Distribution Calendar Year" means, for purposes of required minimum distributions under Section 5.9, a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. If a Participant elects the Life Expectancy method, then for distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 5.9(b)(2)(B). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

1.57.
Domestic Partner. The term "Domestic Partner" means the individual who is recognized to be the domestic partner of the Participant through policies and procedures that are established by the Sponsoring Employer and that may reflect the law of a State or a Commonwealth (or a political subdivision of a State or a Commonwealth).

1.58.	Early Retirement Age. The term "Early Retirement Age" means the Early Retirement Age, if any, as elected by the Sponsoring Employer in the Adoption Agreement.

1.59.	Early Retirement Date. The term "Early Retirement Date" means the Early Retirement Date, if any, as elected by the Sponsoring Employer in the Adoption Agreement.

1.60.
Earned Income. The term "Earned Income" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable thereto. Net earnings will be reduced by deductible contributions by the Employer to a qualified retirement plan. Net earnings will be determined with regard to the deduction allowed to the Employer by Code §164(f) for taxable years beginning after December 31, 1989.

1.61.
Elapsed Time Method. The term "Elapsed Time Method" means a method for crediting service for eligibility, for Vesting, for determining a Participant's allocation, and/or for applying the allocation conditions as elected in the Adoption Agreement, pursuant to the definition of Period of Service.

1.62.
Elective Deferral. The term "Elective Deferral" means Employer contributions made to the Plan at the election of the Participant in lieu of cash Compensation, and will include contributions made pursuant to a salary deferral agreement or other deferral mechanism. In any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under

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(a) any qualified cash or deferred arrangement under Code §401(k); (b) any salary reduction simplified employee pension described in Code §408(k)(6); (c) any SIMPLE IRA Plan described in Code §408(p); (d) any plan under Code §501(c)(18); and (e) any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code §403(b) pursuant to a Salary Deferral Agreement. For years beginning after 2005, the term "Elective Deferral" includes Pre-Tax Elective Deferrals and Roth Elective Deferrals. An Elective Deferral must relate to Compensation that either (a) would have been received by the Employee in the Plan Year but for the Employee's election to defer; or (b) if elected by the Sponsoring Employer for purposes of the ADP Test, is attributable to services performed by the Employee in the Plan Year and, but for the Employee's election to defer, would have been received by the Employee within 21/2 months after the close of the Plan Year. If elected by the Sponsoring Employer for purposes of the ADP Test, then this Plan will provide for Elective Deferrals that relate to Compensation that would have been received after the close of a Plan Year to be considered for such prior Plan Year rather than the Plan Year in which the Compensation would have been received.

1.63.
Eligibility Computation Period. The term "Eligibility Computation Period" means a period of twelve (12) consecutive months, which is used for purposes of eligibility to participate in the Plan (or a component of the Plan). An Employee's initial Eligibility Computation Period will begin on his or her Employment Commencement Date. As elected in the Adoption Agreement, either (a) each subsequent Eligibility Computation Period will begin on each anniversary of the Employee's Employment Commencement Date; or (b) the second Eligibility Computation Period will begin on the first day of the Plan Year which begins prior to the first anniversary of the Employee's Employment Commencement Date (regardless of whether the Employee is credited with a specific number of Hours of Service during the initial Eligibility Computation Period) and each subsequent Eligibility Computation Period will consist of each subsequent Plan Year.

1.64.
Eligible Employee. The term "Eligible Employee" means any Employee who is a member of an eligible class of Employees and who is not excluded from participating in the Plan (or a component of the Plan), as elected by the Sponsoring Employer in the Adoption Agreement. In addition, if the Plan utilizes the failsafe allocation provisions of Section 3.15, then the term " Eligible Employee" means any Employee who receives a failsafe allocation, even if such Employee was previously excluded from participating in the Plan (or a component of the Plan). Furthermore, the Sponsoring Employer may elect at any time to reclassify any Employee that had been excluded from participating in the Plan (or a component of the Plan) to be an Eligible Employee through a Plan amendment that is retroactively applied for one or more prior Plan Years because the Plan (or a component of the Plan) failed to satisfy for such Plan Year one of the tests set forth in Code §410(b)(1)(A), (B) or (C), or for any other reason required to maintain the tax exempt status of the Plan.

1.65.
Employee. The term "Employee" means (a) any person who is reported on the payroll records of the Employer as an employee and who is deemed by the Employer to be a common law employee; (b) any person who is reported on the payroll records of an Affiliated Employer as an employee and who is deemed by the Affiliated Employer to be a common law employee (even if the Affiliated Employer is not an Adopting Employer), except for purposes of determining eligibility to participate in the Plan if the Sponsoring Employer utilizes a Non-Standardized Adoption Agreement; (c) any Self-Employed Individual who derives Earned Income from the Employer; and (d) any person who is considered a Leased Employee but who (1) is not covered by a plan described in Code §414(n)(5), or (2) is covered by a plan described in Code §414(n)(5) but Leased Employees constitute more than 20% of the Employer's non-highly compensated workforce. However, the term "Employee" will not include an Independent Contractor. If an Independent Contractor is later determined by the Employer, a court, or governmental agency to be an Employee or to have been an Employee of the Employer or an Affiliated Employer, and so long as such individual is an Eligible Employee, then such individual will only be eligible to participate in the Plan in accordance with the requirements of the Employee Plans Compliance Resolution System (EPCRS) under Revenue Procedure 2006-27 and subsequent guidance.

1.66.
Employee Contribution. The term "Employee Contribution" means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which the contribution is made (other than Roth Elective Deferrals) and that is maintained under a separate account to which earnings

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and losses are allocated. Employee Contributions include Voluntary Employee Contributions and Mandatory Employee Contributions.

1.67.	Employer. The term "Employer" means the Sponsoring Employer and any Adopting Employer.

1.68.	Employment Commencement Date. The term "Employment Commencement Date" means the first day that an Employee is credited with an Hour of Service for an Employer or an Affiliated Employer.

1.69.
Equivalent Accrual Rate. The term "Equivalent Accrual Rate" means the annual benefit that is the result of normalizing the increase in the Participant's Account balance during the measurement period, divided by the number of years in which the Participant benefited under the Plan during the measurement period, and expressed either as a dollar amount or as a percentage of the Participant's average annual Code §414(s) Compensation. A measurement period that includes future years may not be used. For purposes of determining an Equivalent Accrual Rate, the following rules apply:

(a)
Determination of Account Balance. The increase in the Participant's Account balance during the measurement period taken into account does not include income, expenses, gains, or losses allocated during the measurement period that are attributable to the Participant's Account balance as of the beginning of the measurement period, but does include any additional amounts that would have been included in the increase in the Participant's Account balance but for the fact that the additional amounts were previously distributed (including a reasonable adjustment for interest). If the measurement period is the current Plan Year, the Sponsoring Employer may also elect to disregard the income, expenses, gains, and losses allocated during the current Plan Year that are attributable to the increase in the Participant's Account balance since the beginning of the Plan Year, and thus determine the increase in Participant's Account balance during the Plan Year taking into account only allocations described in Regulation §1.401(a)(4)-2(c)(2)(ii). In addition, the Sponsoring Employer may disregard distributions to a Non-Highly Compensated Employee as well as distributions to any Employee in Plan Years beginning before a selected date no later than January 1, 1986.

(b)
Normalization. The Participant's Account balance determined under paragraph (a) is normalized into a single-sum benefit that is immediately and unconditionally payable to the Employee. A standard interest rate, and a straight life annuity factor that is based on the same or a different standard interest rate and on a standard mortality table, must be used in normalizing this benefit. In addition, no mortality may be assumed prior to the Employee's testing age.

(c)
Options. Any of the optional rules in Regulation §1.401(a)(4)-3(d)(3) (e.g., imputation of permitted disparity) may be applied in determining an Employee's Equivalent Accrual Rate by substituting the Employee's Equivalent Accrual Rate (determined without regard to this option) for the Employee's Normal Accrual Rate where appropriate. For this purpose, however, the last sentence of the fresh-start alternative in Regulation §1.401(a)(4)-3(d)(3)(iii)(A) (dealing with Compensation adjustments to the frozen accrued benefit) is not applicable. No other options are available in determining an Employee's Equivalent Accrual Rate except those (e.g., selection of alternative measurement periods) specifically provided in this definition. None of the optional special rules in Regulation §1.401(a)(4)-3(f) (e.g., determination of benefits on other than a Plan Year basis under Regulation §1.401(a)(4)-3(f)(6)) is available.

(d)
Consistency Rule. Equivalent Accrual Rates must be determined in a consistent manner for all Employees for the Plan Year. The same measurement periods and standard interest rates must be used, and any available options must be applied consistently if at all.

1.70.
ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations, and Advisory Opinions and other rulings promulgated by the Department of Labor (or any agency thereunder). All citations to sections of ERISA and the Department of Labor Regulations are to such sections as they may from time to time be amended or renumbered.

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1.71.
Excess Annual Additions. The term "Excess Annual Additions" means an amount of Annual Additions credited to a Participant's Account that exceeds the maximum Annual Additions limitation set forth in Section 6.1 for any Limitation Year. If Excess Annual Additions are treated according to Section 6.4, then such Excess Annual Additions will not be deemed Annual Additions.

1.72.
Excess Aggregate Contributions. The term "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of (a) the aggregate Contribution Percentage Amounts used in computing the numerator of the Contribution Percentage actually made on behalf of Participants who are Highly Compensated Employees for such Plan Year, over (b) the maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing Contribution Percentage Amounts made on behalf of Participants who are Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such Contribution Percentages). Such determination will be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

1.73.
Excess Compensation. The term "Excess Compensation" means the amount of a Benefiting Participant's Compensation in excess of (a) the Taxable Wage Base in effect on the first day of the Plan Year, (b) a percentage (that is less than 100% percent) of the Taxable Wage Base in effect on the first day of the Plan Year, or (c) a stated dollar amount that is less than the Taxable Wage Base in effect on the first day of the Plan Year, as elected in the Adoption Agreement.

1.74.
Excess Contributions. The term "Excess Contributions" means, with respect to any Plan Year, the excess of (a) the aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of HCEs for such Plan Year, over (b) the maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of HCEs in the order of their Actual Deferral Percentages, beginning with the highest of such percentages).

1.75.
Excess Elective Deferrals. The term "Excess Elective Deferrals" means those Elective Deferrals of a Participant that either (a) are made during the Participant's taxable year and exceed the dollar limitation under Code §402(g) (including, if applicable, the Catch-up Contribution Limit as defined in Code §414(v)) for such taxable year; or (b) are made during a calendar year and exceed the dollar limitation under Code §402(g) (including, if applicable, the Catch-Up Contribution Limit as defined in Code §414(v)) for the Participant's taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Sponsoring Employer.

1.76.	401(k) Plan. The term "401(k) Plan" means a plan which permits the plan's participants to have Elective Deferrals made on their behalf to the plan.

1.77.
401(m) Plan. The term "401(m) Plan" means a plan which permits or requires the plan's participants to make Employee Contributions to the plan, and/or which allocates Matching Contributions to participants in the plan.

1.78.
Fiscal Year. The term "Fiscal Year" means either (a) the Sponsoring Employer's 12 consecutive month accounting year beginning and ending on the dates indicated in Adoption Agreement, or (b) the Sponsoring Employer's 52-53 week accounting year that either begins or ends on the date indicated in Adoption Agreement (unless there is a short Fiscal Year as elected in the Adoption Agreement). If the Fiscal Year is changed, a short Fiscal Year is established beginning the day after the last day of the Fiscal Year in effect before this change and ending on the last day of the new Fiscal Year.

1.79.
Forfeiture. The term "Forfeiture" means generally the amount by which a Participant's Account balance attributable to Employer contributions exceeds his or her Vested Interest in the Participant's Account balance attributable to Employer contributions upon the date the Sponsoring Employer elects in the Adoption Agreement. Furthermore, the term "Forfeiture" means the non-Vested portion of Matching Contributions that are removed from a Participant's Account to correct Excess Aggregate Contributions, and Matching Contributions (both the Vested and non-Vested portions) removed from a Participant's Account because such Matching Contributions relate to Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

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Lastly, the term "Forfeiture" means any amount that is removed from a Participant's Account pursuant to any Employee Plans Compliance Resolution System (EPCRS) program or any other correction guidance that is issued by the Internal Revenue Service. No Forfeitures will occur solely because (a) a Participant withdrawals Employee Contributions from the Plan; (b) a Participant withdrawals Elective Deferrals from the Plan; or (c) a Participant transfers employment from the Sponsoring Employer to an Affiliated Employer or Adopting Employer (or vice versa).

1.80.	Forfeiture Account. The term "Forfeiture Account" means the notational bookkeeping account into which all Forfeitures are placed pending allocation (or other use) pursuant to Section 3.13(b).

1.81.
Form W-2 Compensation. The term "Form W-2 Compensation" means wages within the meaning of Code §3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) which is actually paid or made available and is included in the Employee's gross income for which the Employer is required to furnish the Employee a Form W-2 under Code §6041(d), §6051(a)(3) and §6052. Form W-2 Compensation must be determined without regard to any rules under Code §3401(a) that limit remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

1.82.
Gradually Increasing Age or Service Schedule. The term "Gradually Increasing Age or Service Schedule" means, for Plan Years beginning on or after January 1, 2002, that the allocation formula for all Participants under the Plan provides for a single schedule of Allocation Rates under which:

(a)
Series of Bands. The schedule defines a series of bands based on Age, Years of Service (or Periods of Service), or the number of points representing the sum of Age and Years of Service (or Periods of Service) with respect to age and service points, under which the same Allocation Rate applies to all employees whose Age, Years of Service (or Periods of Service), or Age and service points are within each band; and

(b)	Smoothly Increasing at Regular Intervals. The Allocation Rates under the schedule increase smoothly at regular intervals, within the following meanings:

(1)
Smoothly Increasing Schedule of Allocation Rates. A schedule of Allocation Rates increases smoothly if the Allocation Rate for each band within the schedule is greater than the Allocation Rate for the immediately preceding band (i.e., the band with the next lower number of years of Age, Years of Service (or Periods of Service), or Age and service points) by no more than 5 percentage (5%). However, a schedule of Allocation Rates will not be treated as increasing smoothly if the ratio of the allocation rate for any band to the rate for the immediately preceding band is more than 2.0 or if it exceeds the ratio of Allocation Rates between the two immediately preceding bands.

(2)
Regular Intervals. A schedule of Allocation Rates has regular intervals of Age, Years of Service (or Periods of Service), or Age and service points, if each band, other than the band associated with the highest Age, Years of Service (or Periods of Service), or Age and service points, is the same length. For this purpose, if the schedule is based on Age, the first band is deemed to be of the same length as the other bands if it ends at or before age 25. If the first age band ends after Age 25, then, in determining whether the length of the first band is the same as the length of other bands, the starting age for the first age band is permitted to be treated as Age 25 or any Age earlier than 25. For a schedule of allocation rates based on Age and service points, the rules of the preceding two sentences are applied by substituting 25 Age and service points for age 25. For a schedule of allocation rates based on service, the starting service for the first service band is permitted to be treated as one Year of Service (or Period of Service) or any lesser amount of service.

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(c)
Minimum Allocation Rates Permitted. A schedule of Allocation Rates under the Plan is considered to increase smoothly at regular intervals if a minimum uniform Allocation Rate is provided for all Participants or the Top Heavy Minimum Allocation described in Code §416(c)(2) is provided for all Non-Key Employees (either because the Plan is Top Heavy or without regard to whether the Plan is Top Heavy) if the schedule satisfies one of the following conditions:

(1)
Hypothetical Schedule. The Allocation Rates under the Plan that are greater than the minimum Allocation Rate can be included in a hypothetical schedule of Allocation Rates that increases smoothly at regular intervals, where the hypothetical schedule has a lowest allocation rate no lower than 1% of Code §414(s) Compensation; or

(2)
Schedule of Allocation Rates based on Age. If the Plan is using a schedule of Allocation Rates based on Age, for each Age band in the schedule that provides an Allocation Rate greater than the minimum Allocation Rate, then there could be a Participant in that Age band with an Equivalent Accrual Rate that is less than or equal to the Equivalent Accrual Rate that would apply to a Participant whose Age is the highest Age for which the Allocation Rate equals the minimum Allocation Rate.

1.83.	HCE. The term "HCE" means a Highly Compensated Employee.

1.84.
Highly Compensated Employee. The term "Highly Compensated Employee" means any Employee who (a) was a 5% owner as defined in Code §416(i)(1)(B)(i) at any time during the Plan Year or during the look-back year. In determining whether an Employee is a Highly Compensated Employee based on his or her status as a 5% owner, the look-back year will be the 12-month period immediately preceding the Plan Year for which the determination is being made; or (b) for the look-back year, had Code §415(c)(3) Compensation in excess of $80,000 as adjusted under Code §415(d) (except that the base period will be the calendar quarter ending September 30, 1996). In determining if an Employee is a Highly Compensated Employee based on Code §415(c)(3) Compensation, the look-back year will be the 12-month period immediately preceding the Plan Year for which the determination is being made, unless the Sponsoring Employer elects in the Adoption Agreement for any Plan Year that the look-back year will be the calendar year beginning with or within the look-back year; and the top paid group election set forth in Code §414(q)(3) will not be applied to this Plan unless otherwise elected for any Plan Year by the Sponsoring Employer in the Adoption Agreement. In determining if an individual is a highly compensated former Employee, the rules for determining which Employees are Highly Compensated Employees for the Plan Year for which the determination is being made (in accordance with Temporary Regulation §1.414(q)-1T, A-4 and Notice 97-45) will be applied. If the Employer maintains more than one qualified retirement plan, the terms of this Section will be applied in a uniform, consistent manner to all such plans.

1.85.
Hour of Service. The term "Hour of Service" means, with respect to any Plan provision in which Service is determined by the Elapsed Time Method, each hour for which an Employee is paid, or is entitled to payment, by the Employer or an Affiliated Employer for the performance of duties. With respect to any Plan provision in which Service is determined by the Counting of Hours Method, the term "Hour of Service" means the following:

(a)
Determination of Hours. The term "Hour of Service" means (1) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliated Employer, which will be credited to the Employee for the computation period in which the duties are performed; (2) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, except that no more than 501 Hours of Service will be credited under this clause (2) for any single continuous period (regardless of whether such period occurs in a single computation period); and (3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer

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or an Affiliated Employer, except that the same Hours of Service will not be credited both under clause (1) or clause (2), as the case may be, and under this clause (3), and these Hours of Service will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. Hours of Service under this paragraph will be calculated and credited pursuant to Department of Labor Regulation §2530.200b-2, which is incorporated herein by reference. Furthermore, Hours of Service will be credited for any individual who is considered to be an Employee under Code §414(n) for purposes of this Plan.

(b)
Maternity/Paternity Leave. Solely for purposes of determining whether a Break in Service has occurred in a computation period for purposes of an Employee's eligibility for Plan participation, Vesting, and benefit accrual/allocation, an individual on Maternity or Paternity Leave will receive credit for up to 501 Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. The Hours of Service credited for a Maternity or Paternity Leave will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that computation period, or in all other cases, in the following computation period.

(c)
Use of Equivalencies. Notwithstanding paragraph (a), the Administrator may elect for all Employees or for one or more different classifications of Employees (provided such classifications are reasonable, are consistently applied, and are nondiscriminatory) to apply one or more of the following equivalency methods in determining an Employee's Hours of Service. Under such equivalency methods, an Employee will be credited with (1) 190 Hours of Service for each month that he or she would credited with at least one Hour of Service during that month; (2) 95 Hours of Service for each semi-monthly period that he or she would credited with at least one Hour of Service during that semi-monthly period; (3) 45 Hours of Service for each week that he or she would credited with at least one Hour of Service during that week; and/or (4) 10 Hours of Service for each day that he or she would credited with at least one Hour of Service during that day.

1.86.
Hypothetical Entry Date. The term "Hypothetical Entry Date" means, with respect to a Plan (or a component of a Plan) that provides that Otherwise Excludable Participants are eligible to participate in the Plan (or component of the Plan), the date that an Otherwise Excludable Participant would hypothetically enter the Plan (or component of the Plan) and would no longer be considered an Otherwise Excludable Participant had the Plan (or component of the Plan) utilized the statutory minimum age and service requirements under Code §410(a)(1)(A) as the eligibility requirements for the Plan (or component of the Plan), as elected in the Adoption Agreement.

1.87.
Immediately Distributable. The term "Immediately Distributable" means any part of the Participant's benefit that could be distributed to the Participant (or the Participant's surviving Spouse) before the Participant reaches (or would have reached if not deceased) the later of his or her Normal Retirement Age or Age 62.

1.88.
Independent Contractor. The term "Independent Contractor" means an individual who is not reported on the payroll records of the Employer or an Affiliated Employer as a common law employee. The determination of whether an individual is an Independent Contractor will be based upon the facts and circumstances and upon the guidance of Revenue Ruling 87-41.

1.89.
Key Employee. The term "Key Employee" means, in determining whether the Plan is Top Heavy for Plan Years beginning on or after January 1, 2002, any Employee, former Employee or deceased Employee who at any time during the Plan Year that includes the Determination Date is (a) an officer of the Employer having annual Code §415(c)(3) Compensation greater than $130,000 (as adjusted under Code §416(i)(1)(A) for Plan Years beginning after December 31, 2002); (b) a 5% owner as defined in Code §416(i)(1)(B)(i); or (c) a 1% owner as defined in Code §416(i)(1)(B)(ii) whose annual Code §415(c)(3) Compensation is more than $150,000. The determination of who is a Key Employee will be made in accordance with Code §416(i)(1),

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the applicable Regulations, and other guidance issued thereunder. With respect to Employees who are treated as Key Employees by reason of being officers pursuant to clause (a), the following rules apply:

(a)
Definition of Officer. The term "officer" means generally an administrative executive who is in regular and continued service (a continuity of service), and excludes an individual who is employed for a special and single transaction. Whether an individual is an officer will be determined upon the basis of all the facts and circumstances, including the source of the individual's authority, the term for which the individual is elected or appointed, and the nature and extent of the individual's duties. An Employee who merely has the title of an officer but not the authority of an officer is not an officer for purposes of determining whether the Employee is a Key Employee. Similarly, an Employee who does not have the title of an officer but has the authority of an officer is an officer for purposes of determining whether the Employee is a Key Employee.

(b)
Number of Officers Taken Into Account. There is no minimum number of officers that must be taken into account. After aggregating all Employees (including Leased Employees) of the Sponsoring Employer and Affiliated Employers, there is a maximum limit to the number of officers that are to be taken into account as officers for the entire group consisting of the Sponsoring Employer and Affiliated Employers. The number of Employees that the Sponsoring Employer and Affiliated Employers has for the Plan Year containing the Determination Date is the greatest number of Employees the Sponsoring Employer and Affiliated Employers had during that Plan Year, and Employees include only those individuals who perform services for the Sponsoring Employer and Affiliated Employers during that Plan Year. However, in determining the number of officers taken into account, Employees described in Code §414(q)(5) will be excluded. If the number of Employees (including part-time Employees) of the Sponsoring Employer and Affiliated Employers is less than or equal to 30 Employees, then no more than 3 Employees will be treated as Key Employees for the Plan Year containing the Determination Date by reason of being officers. If the number of Employees of the Sponsoring Employer and Affiliated Employers is greater than 30 but less than or equal to 500, then no more than 10% of the number of Employees will be treated as Key Employees by reason of being officers. If 10% of the number of Employees is not an integer, then the maximum number of individuals to be treated as Key Employees by reason of being officers will be increased to the next integer. If the number of Employees of the Sponsoring Employer and Affiliated Employers exceeds 500, then no more than 50 Employees will be treated as Key Employees for the Plan Year containing the Determination Date by reason of being officers. This limited number of officers is comprised of the individual officers, selected from the group of all individuals who are officers in the Plan Year containing the Determination Date, who have annual Code §415(c)(3) Compensation during the Plan Year containing the Determination Date greater than $130,000 (as adjusted under Code §416(i)(1) for Plan Years beginning after December 31, 2002), and who had the largest annual Code §415(c)(3) Compensation during the Plan Year containing the Determination Date.

1.90.
Leased Employee. The term "Leased Employee" means any person (other than an Employee of the recipient-Employer) who pursuant to an agreement between the recipient-Employer and other person (known as the "Leasing Organization") has performed services for the recipient-Employer (or for the recipient-Employer and related persons determined in accordance with Code §414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient-Employer. Contributions or benefits provided to a Leased Employee by the Leasing Organization which are attributable to services performed for the recipient-Employer will be treated as provided by the recipient-Employer. A Leased Employee will not be considered an Employee of the recipient-Employer if (a) such Leased Employee is covered by a money purchase plan providing (1) a non-integrated Employer contribution rate of at least 10% of the Leased Employee's Code §415(c)(3) Compensation; (2) immediate participation in such plan; and (3) full and immediate vesting; and (b) Leased Employees do not constitute more than 20% of the recipient-Employer's non-highly compensated work force.

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1.91.
Life Expectancy. The term "Life Expectancy" means, for purposes of required minimum distributions under Section 5.9, life expectancy as computed by use of the Single Life Table in Regulation §1.401(a)(9)-9, Q&A 1.

1.92.
Limitation Year. The term "Limitation Year" means the 12-consecutive month period elected in the Adoption Agreement. If the Limitation Year is amended to a different 12-consecutive month period, then the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.93.
Mandatory Employee Contribution. The term "Mandatory Employee Contribution" means an Employee Contribution that equals the specified percentage of a Participant's Compensation which the Participant must contribute to the Plan in order to receive an allocation of Employer contributions and Forfeitures for the Allocation Period.

1.94.	Mandatory Employee Contribution Account. The term "Mandatory Employee Contribution Account" means the account to which a Participant's Mandatory Employee Contribution" are allocated.

1.95.
Matching Contribution. The term "Matching Contribution" means either (a) an ADP Safe Harbor Matching Contribution, (b) an ACP Safe Harbor Matching Contribution, (c) a Qualified Matching Contribution, or (d) a Non-Safe Harbor Matching Contribution, depending on the context in which the term is used in either the Basic Plan or in the Adoption Agreement.

1.96.	Matching Contribution Account. The term "Matching Contribution Account" means the sub-account to which a Participant's Matching Contributions are allocated.

1.97.	Matching Rate. The term "Matching Rate" means:

(a)
Matching Contributions With Respect to Elective Deferrals. If the Plan provides a Matching Contribution with respect to a Participant's Elective Deferrals (but not Employee Contributions), then generally the Non-Safe Harbor Matching Contributions made for a Participant divided by the Participant's Elective Deferrals for the Plan Year. If the Matching Rate is not the same for all levels of Elective Deferrals for a Participant, the Participant's Matching Rate is determined by assuming that a Participant's Elective Deferrals are equal to 6% of such Participant's Code §414(s) Compensation.

(b)
Matching Contributions With Respect to Elective Deferrals and Employee Contributions. If the Plan provides a Matching Contribution with respect to a Participant's Employee Contributions and Elective Deferrals, then generally the Non-Safe Harbor Matching Contributions made for a Participant divided by the sum of the Participant's Employee Contributions and Elective Deferrals for the Plan Year. If the Matching Rate is not the same for all levels of Employee Contributions and Elective Deferrals for a Participant, the Participant's Matching Rate is determined by assuming that the sum of a Participant's Employee Contributions and Elective Deferrals is equal to 6% of the Participant's Code §414(s) Compensation.

(c)
Matching Contributions With Respect to Employee Contributions. If the Plan provides a Matching Contribution with respect to a Participant's Employee Contributions (but not Elective Deferrals), then generally the Non-Safe Harbor Matching Contributions made for a Participant divided by the Participant's Employee Contributions for the Plan Year. If the Matching Rate is not the same for all levels of Employee Contributions for a Participant, the Participant's Matching Rate is determined by assuming that a Participant's Employee Contributions are equal to 6% of such Participant's Code §414(s) Compensation.

1.98.
Maternity or Paternity Leave. The term "Maternity or Paternity Leave" means an Employee's absence from work because of (a) the Employee's pregnancy; (b) the birth of the Employee's child; (c) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or (d) the need to

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care for such child for a period beginning immediately following the child's birth or placement as set forth above.

1.99.
Maximum Excess Percentage. The term "Maximum Excess Percentage" means the percentage derived by dividing the Employer's contribution by the sum of the total Compensation of all Benefiting Participants plus the total Excess Compensation of all Benefiting Participants.

1.100.
Minimum Aggregate Allocation Gateway. The term "Minimum Aggregate Allocation Gateway" means, for Plan Years beginning on or after January 1, 2002, in the case where this Plan (or any other defined contribution plan that is aggregated with this Plan) is aggregated with any defined benefit plan for purposes of applying the general test for non-discrimination based upon Equivalent Accrual Rates for the defined contribution plan(s), a minimum Aggregate Normal Allocation Rate that must be provided to each Non-Highly Compensated Employee. Notwithstanding the above, in determining the Benefiting Participants for purposes of the Minimum Aggregate Allocation Gateway, the permissive disaggregation rules under Regulation §1.410(b)-6(b)(3)(ii) and §1.410(b)-7(c)(3) will be applied. The Minimum Aggregate Allocation Gateway is subject to the following rules:

(a)	Minimum Aggregate Allocation Gateway Amount. The amount of the Minimum Aggregate Allocation Gateway is equal to the lesser of :

(1)	7.5% of Code §415(c)(3) Compensation; or

(2)	An Aggregate Normal Allocation Rate based upon the following formulae:

(A)
One-Third Formula. If the Aggregate Normal Allocation Rate of the HCE with the highest aggregate allocation rate is less than 15%, then the Aggregate Normal Allocation Rate for each NHCE must be at least one-third (1/3) of the Aggregate Normal Allocation Rate of the HCE with the highest Aggregate Normal Allocation Rate;

(B)
5% Formula. If the Aggregate Normal Allocation Rate of the HCE with the highest Aggregate Normal Allocation Rate is between 15% and 25%, then the Aggregate Normal Allocation Rate for each NHCE must be at least 5% of Code §415(c)(3) Compensation; or

(C)
5% Plus Formula. If the Aggregate Normal Allocation Rate of the HCE with the highest Aggregate Normal Allocation Rate exceeds 25%, then the Aggregate Normal Allocation Rate for each NHCE must be at least 5% plus one percentage point for each five percentage point increment (or portion thereof) by which the Aggregate Normal Allocation Rate of the HCE with the highest Aggregate Normal Allocation Rate exceeds 25% (e.g., if the Aggregate Normal Allocation Rate of the HCE with the highest Aggregate Normal Allocation Rate exceeds 25% but not 30%, then the Aggregate Normal Allocation Rate for each NHCE must be at least 6%; if the Aggregate Normal Allocation Rate of the HCE with the highest Aggregate Normal Allocation Rate exceeds 30% but not 35%, then the Aggregate Normal Allocation Rate for each NHCE must be at least 7%).

(b)
Averaging of Equivalent Allocation Rates for NHCEs. For purposes of this definition, the Plan is permitted to treat each Non-Highly Compensated Employee who benefits under the defined benefit plan as having an equivalent normal allocation rate equal to the average of the equivalent normal allocation rates under the defined benefit plan for all Non-Highly Compensated Employees benefiting under that plan.

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(c)	No Permitted Disparity. For purposes of this definition, the Aggregate Normal Allocation Rate must not take into account the imputation of permitted disparity under Regulation §1.401(a)(4)-7.

(d)
Compensation Limited to Compensation after Entry Date. For purposes of determining if the Minimum Aggregate Allocation Gateway of paragraph (a) has been satisfied, Code §415(c)(3) Compensation will be limited to the Participant's Code §415(c)(3) Compensation on and after a Participant's Entry Date of the Plan's component subject to the Minimum Aggregate Allocation Gateway.

(e)	Treatment of Otherwise Excludable Participants. For purposes of the Minimum Aggregate Allocation Gateway, Otherwise Excludable Participants will not be considered.

1.101.
Minimum Allocation Gateway. The term "Minimum Allocation Gateway" means, for Plan Years beginning on or after January 1, 2002, a minimum allocation that must be provided to each Non-Highly Compensated Employee who receives an allocation of any Non-Elective Contribution (including any ADP Safe Harbor Non-Elective Contribution) or any Qualified Non-Elective Contribution under this Plan (or any other defined contribution plan that is aggregated with this Plan) that performs the general test for non-discrimination based upon Equivalent Accrual Rates as set forth in Regulation §1.401(a)(4)-8. Notwithstanding the above, in determining the Benefiting Participants for purposes of the Minimum Allocation Gateway, the permissive disaggregation rules under Regulation §1.410(b)-6(b)(3)(ii) and §1.410(b)-7(c)(3) will be applied. The Minimum Allocation Gateway is subject to the following rules:

(a)
Minimum Allocation Gateway Satisfied So Long As this Plan Is Not Aggregated with any Defined Benefit Plan. The Minimum Allocation Gateway can be utilized so long as neither this Plan nor any other defined contribution plan (that is aggregated with this Plan) is aggregated with any defined benefit plan in applying the general test for non-discrimination based upon Equivalent Accrual Rates for the defined contribution plan(s). If this Plan or any other defined contribution plan (that is aggregated with this Plan) is aggregated with any defined benefit plan for purposes of applying the general test for non-discrimination based upon Equivalent Accrual Rates for the defined contribution plan(s), then the Minimum Allocation Gateway pursuant to this definition will not satisfy the requirements of Regulation §1.401(a)(4)-9.

(b)
Minimum Allocation Gateway Amount. The amount of the Minimum Allocation Gateway is equal to the lesser of (1) five percent (5%) of the Participant's Code §415(c)(3) Compensation; or (2) one-third of the Allocation Rate of the Highly Compensated Employee with the highest Allocation Rate.

(c)
Satisfaction of Minimum Allocation Gateway. The Minimum Allocation Gateway may be satisfied with any Non-Elective Contributions (including any ADP Safe Harbor Non-Elective Contributions) or any Qualified Non-Elective Contributions.

(d)	No Permitted Disparity. For purposes of this definition, allocations and Allocation Rates must not take into account the imputation of permitted disparity under §1.401(a)(4)-7.

(e)
Compensation Limited to Compensation after Entry Date. For purposes of determining if the Minimum Allocation Gateway of paragraph (b) has been satisfied, Code §415(c)(3) Compensation will be limited to the Participant's Code §415(c)(3) Compensation on and after a Participant's Entry Date of the Plan's component subject to the Minimum Allocation Gateway.

(f)	Treatment of Otherwise Excludable Participants. For purposes of the Minimum Allocation Gateway, Otherwise Excludable Participants will not be considered.

1.102.
Named Fiduciary. The term "Named Fiduciary" means the Administrator or other fiduciary named by the Administrator to control and manage the operation and administration of the Plan. To the extent authorized

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by the Administrator, a Named Fiduciary may delegate its responsibilities to a third party or parties. The Employer is also a Named Fiduciary.

1.103.	NHCE. The term "NHCE" means a Non-Highly Compensated Employee.

1.104.
Non-Elective Contribution. The term "Non-Elective Contribution" means an ADP Safe Harbor Non-Elective Contribution, a Non-Safe Harbor Non-Elective Contribution, and/or a Prevailing Wage Contribution that is not used to offset any Matching Contribution or is not treated as a Qualified Non-Elective Contribution or a Qualified Matching Contribution, depending on the context in which the term is used in the Basic Plan or the Adoption Agreement. Furthermore, the term "Non-Elective Contribution" means any Top Heavy Minimum Allocation that may be required under the terms of the Plan.

1.105.	Non-Highly Compensated Employee. The term "Non-Highly Compensated Employee" means any Employee who is not a Highly Compensated Employee.

1.106.
Non-Key Employee. The term "Non-Key Employee" means any Employee who is not a Key Employee. A former Key Employee (a Key Employee during any Plan Year prior to the Plan Year that includes the Determination Date) is a Non-Key Employee for purposes of determining whether such former Key Employee is required to receive a Top Heavy Minimum Allocation; however, a former Key Employee is ignored for purposes of determining whether the Plan is Top Heavy.

1.107.	Non-Safe Harbor 401(k) Plan. The term "Non-Safe Harbor 401(k) Plan" means a 401(k) Plan which does not automatically satisfy the ADP Test under Code §401(k).

1.108.	Non-Safe Harbor 401(m) Plan. The term "Non-Safe Harbor 401(k) Plan" means a 401(m) Plan which does not automatically satisfy the ACP Test under Code §401(m).

1.109.
Non-Safe Harbor Matching Contribution. The term "Non-Safe Harbor Matching Contribution" means an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant's Elective Deferrals and/or a Participant's Voluntary Employee Contributions made by such Participant under a plan maintained by the Sponsoring Employer. Non-Safe Harbor Matching Contributions are not intended to automatically satisfy the ACP Test.

1.110.	Non-Safe Harbor Matching Contribution Account. The term "Non-Safe Harbor Matching Contribution Account" means the account to which a Participant's Non-Safe Harbor Matching Contributions are allocated.

1.111.
Non-Safe Harbor Non-Elective Contribution. The term "Non-Safe Harbor Non-Elective Contribution" means an Employer contribution that (a) is allocated to a Participant's Non-Safe Harbor Non-Elective Contribution Account, (b) the Participant may not elect to receive in cash until such contributions are distributed from the Plan; and (c) is not intended to be used to automatically satisfy the ADP Test. In the case of a profit sharing or money purchase plan that does not have Matching Contributions, the term "Non-Safe Harbor Non-Elective Contribution" means the Employer contribution.

1.112.
Non-Safe Harbor Non-Elective Contribution Account. The term "Non-Safe Harbor Non-Elective Contribution Account" means the account to which a Participant's Non-Safe Harbor Non-Elective Contributions are allocated.

1.113.
Normal Accrual Rate. The term "Normal Accrual Rate" means, for a Participant for a Plan Year, the increase in the Participant's accrued benefit (within the meaning of Code §411(a)(7)(A)(i)) during the measurement period, divided by the Participant's testing service during the measurement period, and expressed either as a dollar amount or as a percentage of the Participant's average annual Code §414(s) Compensation.

1.114.
Normal Form of Distribution. The term "Normal Form of Distribution" means the form in which a Participant's benefit will be distributed absent an election to the contrary, as elected in the Adoption Agreement.

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1.115.	Normal Retirement Age. The term "Normal Retirement Age" means the Normal Retirement Age as elected by the Sponsoring Employer in the Adoption Agreement. There is no mandatory retirement Age.

1.116.	Normal Retirement Date. The term "Normal Retirement Date" means the Normal Retirement Date as elected by the Sponsoring Employer in the Adoption Agreement.

1.117.	OASI Percentage. The term "OASI Percentage" means the portion of the rate of tax in effect at the beginning of the Plan Year pursuant to Code §3111(a) which is attributable to old-age insurance.

1.118.
One Year Holdout Rule. The term "One Year Holdout Rule" means a rule that applies to an Employee who Terminates Employment with the Employer and the Employee is subsequently reemployed by the Employer after incurring a Break in Service. Pursuant to the One Year Holdout Rule, an Employee's Year(s) of Service or Periods of Service that were completed prior to the Break in Service will be recognized only after the Employee has completed one (1) Year of Service or 1-Year Period of Service, as applicable, after the Employee's Reemployment Commencement Date. In the case of the Counting of Hours Method, such prior Year(s) of Service will be recognized retroactively as of the first day of the computation period in which the Employee completes one (1) Year of Service. In the case of the Elapsed Time Method, such prior Periods of Service will be recognized retroactively as of the Employee's Reemployment Commencement Date.

1.119.
Otherwise Excludable Participant. The term "Otherwise Excludable Participant" means a Participant in the Plan (or a component of the Plan) who (a) has not satisfied the statutory minimum age and service requirements set forth in Code §410(a)(1)(A), and (b) has not reached such Participant's Hypothetical Entry Date.

1.120.	Optional Form of Distribution. The term "Optional Form of Distribution" means a form of distribution other than the Normal Form of Distribution, as elected in the Adoption Agreement.

1.121.
Participant. The term "Participant" means any Eligible Employee who has met the eligibility and participation requirements of the Plan. In addition, if the Plan utilizes the failsafe allocation provisions of Section 3.15, then the term "Participant" means any Employee who receives a failsafe allocation, even if such Employee is not an Eligible Employee and/or has not satisfied the eligibility and participation requirements of the Plan. Furthermore, the Sponsoring Employer may elect at any time to reclassify any Employee that had been excluded from participating in the Plan (or a component of the Plan) to be a Participant through a Plan amendment that is retroactively applied for one or more prior Plan Years because the Plan (or a component of the Plan) failed to satisfy for such Plan Year one of the tests set forth in Code §410(b)(1)(A), (B) or (C), or for any other reason required to maintain the tax exempt status of the Plan. However, an individual who is no longer an Employee will cease to be a Participant if his or her entire Plan benefit (a) is fully guaranteed by an insurance company and legally enforceable at the sole choice of such individual against such insurance company, provided that a contract, Policy, or certificate describing the individual's Plan benefits has been issued to such individual; (b) is paid in a lump sum distribution which represents such individual's entire interest in the Plan; or (c) is paid in some other form of distribution and the final payment thereunder has been made.

1.122.
Participant's Account. The term "Participant's Account" means the account to which is allocated a Participant's share of Employer contributions and Employee Contributions; earnings or losses; and, if applicable, Forfeitures. A Participant's Account will also include the proceeds of any Policies purchased on the Participant's life under Section 7.2. Each Participant's Account will be divided (where applicable) into the following sub-accounts for accounting purposes: the Pre-Tax Elective Deferral Account; the Roth Elective Deferral Account; the Non-Safe Harbor Matching Contribution Account; the Non-Safe Harbor Non-Elective Contribution Account; the Qualified Matching Contribution Account; the Qualified Non-Elective Contribution Account; the ADP Safe Harbor Matching Contribution Account; the ADP Safe Harbor Non-Elective Contribution Account; the ACP Safe Harbor Matching Contribution Account; the Voluntary Employee Contribution Account; the Mandatory Employee Contribution Account; the Deemed IRA Contribution Account; the Rollover Contribution Account; the Transfer Account; and any other sub-accounts the Administrator may determine necessary from time to time.

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1.123.
Participant's Account Balance. The term "Participant's Account Balance" means, for purposes of required minimum distributions under Section 5.9, the balance of the Participant's Account as of the last Valuation Date in the Valuation Calendar Year, increased by any contributions made and allocated or forfeitures allocated to the Account as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Participant's Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

1.124.
Period of Service. The term "Period of Service" means, with respect to any provision of the Plan in which service is determined by the Elapsed Time Method, a period of time during which the Employee is employed with the Employer or an Affiliated Employer (or any business entity which was an Adopting Employer) commencing on an Employee's Employment Commencement Date or Reemployment Commencement Date and ending on the date that the Employee's Period of Severance begins, and a 1-Year Period of Service and all other Periods of Service will be determined in accordance with the following provisions:

(a)
Definition of Period of Severance and 1-Year Period of Severance. The term "Period of Severance" means a continuous period of time during which the Employee is not employed by the Employer. A Period of Severance begins on the earlier of (1) the date on which an Employee retires, dies, quits or is discharged from employment by the Employer or an Affiliated Employer, or (2) the first anniversary of the first date on which an Employee remains absent from service with the Employer or an Affiliated Employer (with or without pay) for any reason other than the Employee retiring, dying, quitting or being discharged from employment by the Employer or an Affiliated Employer, such as for vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. However, in the case of an Employee who is absent from work for Maternity or Paternity Leave, the 12-consecutive month period beginning on the first anniversary of the first date of such absence under clause (2) of the previous sentence will not constitute a Period of Severance. A Period of Severance ends as of an Employee's Reemployment Commencement Date. The term "1-Year Period of Severance" means a 12-consecutive month Period of Severance during which an Employee fails to perform an Hour of Service.

(b)
Hours of Service During a Period of Severance. If an Employee performs an Hour of Service during a period which would otherwise be considered a Period of Severance under paragraph (a), then the Plan must count such period as a Period of Service and the Employee will receive credit for such Period of Service.

(c)
Definition of 1-Year Period of Service. The term "1-Year Period of Service" means a 12-consecutive month Period of Service. An Employee will receive credit for Periods of Service of less than 12-consecutive months by aggregating (subject to the limitations below) all non-successive Periods of Service and all Periods of Service which are fractional years or which do not constitute a whole 1-Year Period of Service, regardless of whether consecutive. Fractional periods of a year are expressed in terms of days, on the basis that a day of service is credited if an Employee is credited with an Hour of Service during such day, and on the basis that 12 months of service (30 days being deemed to be a month of service in the case of the aggregation of fractional months of service) or 365 days of service equals a 1-Year Period of Service. An Employee will also be credited for all purposes, as applicable, with a fractional Period of Service for any Period of Severance that is less than a 1-Year Period of Severance.

(d)
Prior Service Credit. If the Employer maintains (or has ever maintained) any plan of a predecessor employer, then service during the existence of such predecessor plan with such predecessor employer will be credited as Periods of Service with the Employer. In addition, if elected in Section 2.2 of the Adoption Agreement, then predecessor service with the entity or entities named in the Adoption Agreement will be credited as Periods of Service with the Employer for the purposes elected in the Adoption Agreement. For purposes of the prior sentence, the following rules will apply: If the Employer does not maintain (and has never maintained) a plan of a predecessor employer and if

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predecessor service of that predecessor employer is credited in a standardized Adoption Agreement, then such service will be limited to five 1-Year Periods of Service pursuant to Regulation §1.401(a)(4)-5(a)(3). If the Employer does not maintain (and has never maintained) a plan of a predecessor employer, if predecessor service of that predecessor employer is credited in a non-standardized Adoption Agreement and if such predecessor service exceeds five 1-Year Periods of Service, the crediting of such service must comply with the requirements of Regulation §1.401(a)(4)-11(d).

(e)
Reemployment of an Employee Before a Break In Service and Before Eligibility Requirements Are Satisfied. For any Plan Year in which the eligibility requirements in Section 2.1 are based on the Elapsed Time Method, if an Employee Terminates Employment with the Employer prior to satisfying the eligibility requirements in Section 2.1 and the Employee is subsequently reemployed by the Employer before incurring a Break in Service, then the Employee's pre-termination Period of Service will be counted in determining the satisfaction of such eligibility requirements and for all other purposes, as applicable. Furthermore, the Employee will also be credited for all purposes, as applicable, with a fractional Period of Service for any Period of Severance that is less than a 1-Year Period of Severance. If the Employee has satisfied the eligibility requirements in Section 2.1 when such fractional Period of Service of the previous sentence is added to such Employee's pre-termination Period of Service, then the Employee will become a Participant in the Plan as of the later of (1) the date that the Employee would enter the Plan had the Employee not Terminated Employment with the Employer, or (2) the Employee's Reemployment Commencement Date.

(f)
Reemployment of an Employee Before a Break In Service and After Eligibility Requirements Are Satisfied. For any Plan Year in which the eligibility requirements in Section 2.1 are based on the Elapsed Time Method, if an Employee Terminates Employment prior to the Employee's Entry Date in Section 2.2, the Employee had satisfied the eligibility requirements in Section 2.1 as of the Employee's Termination of Employment, and the Employee is subsequently reemployed by the Employer before incurring a Break in Service, then (1) the Employee will become a Participant as of the later of (A) the date the Employee would enter the Plan had the Employee not Terminated Employment with the Employer, or (B) the Employee's Reemployment Commencement Date, and (2) the Employee's pre-termination Period of Service will be counted for all purposes. The Employee will also be credited for all purposes, as applicable, with a fractional Period of Service for any Period of Severance less than a 1-Year Period of Severance.

(g)
Reemployment of a Participant Before a Break In Service. For any Plan Year in which the eligibility requirements in Section 2.1 are based on the Elapsed Time Method, if an Employee Terminates Employment after becoming a Participant and is subsequently reemployed by the Employer before incurring a Break in Service, then (1) the reemployed Employee will reenter the Plan as of the Employee's Reemployment Commencement Date, and (2) the Employee's pre-termination Period of Service will be counted for all purposes, as applicable. Furthermore, the Employee will also be credited for all purposes, as applicable, with a fractional Period of Service for any Period of Severance that is less than a 1-Year Period of Severance.

(h)
Reemployment of an Employee After a Break In Service and Before Entry Date. For any Plan Year in which the eligibility requirements in Section 2.1 are based on the Elapsed Time Method, if an Employee Terminates Employment with the Employer either prior to or after satisfying the eligibility requirements in Section 2.1 (but before the Employee's Entry Date in Section 2.2) and the Employee is subsequently reemployed by the Employer after incurring a Break in Service, then the Employee's Period of Service that was completed prior to the Break in Service will be recognized, subject to the following provisions:

(1)	Determination of Period of Service for Eligibility Purposes. The following provisions apply to determining any Period of Service for eligibility purposes:

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(A)
One Year Holdout Rule. If the Sponsoring Employer elects the One Year Holdout Rule in the Adoption Agreement, any Period of Service that was completed prior to an Employee's Break(s) in Service will not be counted in determining an Employee's eligibility to participate in the Plan until the Employee satisfies the One Year Holdout Rule. If the Employee has not satisfied the eligibility requirements as set forth in Section 2.1 as of the Employee's Reemployment Commencement Date and then satisfies the One Year Holdout Rule, then the Employee will become a Participant in the Plan as of the Entry Date in Section 2.2 after the Employee has satisfied the eligibility requirements in Section 2.1 (including, if applicable, an Entry Date that may occur during the One Year Holdout Rule period after the Employee's Reemployment Commencement Date). If the Employee has satisfied the eligibility requirements in Section 2.1 as of the Employee's Reemployment Commencement Date and then satisfies the One Year Holdout Rule, the reemployed Employee will enter the Plan retroactively as of his or her Reemployment Commencement Date. If the Sponsoring Employer has elected the Rule of Parity in the Adoption Agreement (in addition to the One Year Holdout Rule), then the recognition of any Period of Service completed prior to an Employee's Break(s) in Service will be subject to both the One Year Holdout Rule and the Rule of Parity.

(B)
Rule of Parity. If the Sponsoring Employer elects the Rule of Parity in the Adoption Agreement, then any Period of Service that was completed prior to an Employee's Break(s) in Service will not be counted in determining an Employee's eligibility to participate in the Plan if that Period of Service is disregarded pursuant to the Rule of Parity. If such former Employee's Period of Service is disregarded under the Rule of Parity, then the reemployed Employee will be treated as a new Employee for purposes of Section 2.1 as of the Employee's Reemployment Commencement Date. If the Employee has not satisfied the eligibility requirements in Section 2.1 as of the Employee's Reemployment Commencement Date and such former Employee's Period of Service is not disregarded under the Rule of Parity, then the Employee will become a Participant in the Plan as of the Entry Date in Section 2.2 after the Employee has satisfied the eligibility requirements in Section 2.1. If the Employee has satisfied the eligibility requirements in Section 2.1 as of the Employee's Reemployment Commencement Date and such former Employee's Period of Service is not disregarded under the Rule of Parity, then the reemployed Employee will enter the Plan as of the Employee's Reemployment Commencement Date.

(2)	Determination of Period of Service for Vesting Purposes. The following provisions apply to determining any Period of Service for Vesting purposes:

(A)
One Year Holdout Rule. If the Sponsoring Employer elects the One Year Holdout Rule in the Adoption Agreement, any Period of Service completed prior to an Employee's Break(s) in Service will not be counted in determining an Employee's Vesting Interest in the Participant's Account balance until the Employee satisfies the One Year Holdout Rule. If the Employee satisfies the One Year Holdout Rule, the Employee's Period of Service for Vesting purposes will include the Period of Service that was completed prior to an Employee's Break(s) in Service, retroactively to the Employee's Reemployment Commencement Date. Furthermore, if the Sponsoring Employer has elected the Rule of Parity in the Adoption Agreement (in addition to the One Year Holdout Rule), then the recognition of any Period of Service that was completed prior to an Employee's Break(s) in Service will be subject to both the One Year Holdout Rule and the Rule of Parity.

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(B)
Rule of Parity. If the Sponsoring Employer elects the Rule of Parity in the Adoption Agreement, any Period of Service completed prior to an Employee's Break(s) in Service will not be counted for purposes of determining an Employee's Vesting Interest in the Participant's Account balance if that Period of Service is disregarded pursuant to the Rule of Parity. If such former Employee's Period of Service is disregarded under the Rule of Parity, then the reemployed Employee will be treated as a new Employee for purposes of determining an Employee's Vesting Interest in the Participant's Account balance as of the Employee's Reemployment Commencement Date.

(3)	Determination of Period of Service for Benefit Accrual/Allocation Purposes. The following provisions apply to determining any Period of Service for benefit accrual or allocation purposes:

(A)
One Year Holdout Rule. If the Sponsoring Employer elects the One Year Holdout Rule in the Adoption Agreement, any Period of Service completed prior to an Employee's Break(s) in Service will not be counted for benefit accrual or allocation purposes until the Employee satisfies the One Year Holdout Rule. If the Employee satisfies the One Year Holdout Rule, then the Employee's Period of Service for benefit accrual or allocation purposes will include the Period of Service that was completed prior to an Employee's Break(s) in Service, retroactively to the Employee's Reemployment Commencement Date. Furthermore, if the Sponsoring Employer has elected the Rule of Parity in the Adoption Agreement (in addition to the One Year Holdout Rule), then the recognition of any Period of Service that was completed prior to an Employee's Break(s) in Service will be subject to both the One Year Holdout Rule and the Rule of Parity.

(B)
Rule of Parity. If the Sponsoring Employer elects the Rule of Parity in the Adoption Agreement, any Period of Service completed prior to an Employee's Break(s) in Service will not be counted for benefit accrual or allocation purposes if that Period of Service is disregarded pursuant to the Rule of Parity. If such former Employee's Period of Service is disregarded under the Rule of Parity, then the reemployed Employee will be treated as a new Employee for benefit accrual or allocation purposes as of the Employee's Reemployment Commencement Date.

(i)
Reemployment of a Participant After a Break In Service. With respect to any provision of the Plan in which service is determined by the Elapsed Time Method, if an Employee (1) was a Participant in the Plan, (2) Terminates Employment with the Employer, and (3) is subsequently reemployed by the Employer after incurring a Break in Service, then the Employee's Period of Service that was completed prior to the Break in Service will be recognized, subject to the following provisions:

(1)	Determination of Period of Service for Eligibility Purposes. The following provisions apply to determining any Period of Service for eligibility purposes:

(A)
One Year Holdout Rule. If the Sponsoring Employer elects the One Year Holdout Rule in the Adoption Agreement, any Period of Service completed prior to an Employee's Break(s) in Service will not be counted for purposes of determining an Employee's eligibility to participate in the Plan until the Employee satisfies the One Year Holdout Rule. If the Employee satisfies the One Year Holdout Rule, then the reemployed Employee will enter the Plan retroactively as of the Employee's Reemployment Commencement Date. Furthermore, if the Sponsoring Employer has elected the Rule of Parity in the Adoption Agreement (in addition to the One Year Holdout Rule), then the recognition of any Period of Service that was

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completed prior to an Employee's Break(s) in Service will be subject to both the One Year Holdout Rule and the Rule of Parity.

(B)
Rule of Parity. If the Sponsoring Employer elects the Rule of Parity in the Adoption Agreement, any Period of Service completed prior to an Employee's Break(s) in Service will not be counted in determining an Employee's eligibility to participate in the Plan if that Period of Service is disregarded under the Rule of Parity. If such former Employee's Period of Service is disregarded under the Rule of Parity, then the reemployed Employee will be treated as a new Employee for purposes of Section 2.1 as of the Employee's Reemployment Commencement Date. If such former Employee's Period of Service is not disregarded under the Rule of Parity, then the reemployed Employee will reenter the Plan as of the Employee's Reemployment Commencement Date.

(2)	Determination of Period of Service for Vesting Purposes. The following provisions apply to determining any Period of Service for Vesting purposes:

(A)
One Year Holdout Rule. If the Sponsoring Employer elects the One Year Holdout Rule in the Adoption Agreement, any Period of Service completed prior to an Employee's Break(s) in Service will not be counted in determining an Employee's Vesting Interest in the Participant's Account balance until the Employee satisfies the One Year Holdout Rule. If the Employee satisfies the One Year Holdout Rule, then the Employee's Period of Service for Vesting purposes will include the Period of Service that was completed prior to an Employee's Break(s) in Service, retroactively to the Employee's Reemployment Commencement Date. Furthermore, if the Sponsoring Employer has elected the Rule of Parity in the Adoption Agreement (in addition to the One Year Holdout Rule), then the recognition of any Period of Service that was completed prior to an Employee's Break(s) in Service will be subject to both the One Year Holdout Rule and the Rule of Parity.

(B)
Rule of Parity. If the Sponsoring Employer elects the Rule of Parity in the Adoption Agreement, any Period of Service completed prior to an Employee's Break(s) in Service will not be counted in determining an Employee's Vesting Interest in the Participant's Account balance if that Period of Service is disregarded pursuant to the Rule of Parity. If such former Employee's Period of Service is disregarded under the Rule of Parity, then the reemployed Employee will be treated as a new Employee for purposes of determining an Employee's Vesting Interest in the Participant's Account balance as of the Employee's Reemployment Commencement Date.

(3)	Determination of Period of Service for Benefit Accrual/Allocation Purposes. The following provisions apply to determining any Period of Service for benefit accrual or allocation purposes:

(A)
One Year Holdout Rule. If the Sponsoring Employer elects the One Year Holdout Rule in the Adoption Agreement, any Period of Service completed prior to an Employee's Break(s) in Service will not be counted for benefit accrual or allocation purposes until the Employee satisfies the One Year Holdout Rule. If the Employee satisfies the One Year Holdout Rule, then the Employee's Period of Service for benefit accrual or allocation purposes will include the Period of Service that was completed prior to an Employee's Break(s) in Service, retroactively to the Employee's Reemployment Commencement Date. Furthermore, if the Sponsoring Employer has elected the Rule of Parity in the Adoption Agreement (in addition to the One Year Holdout Rule), then the recognition of any Period of Service that

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was completed prior to an Employee's Break(s) in Service will be subject to both the One Year Holdout Rule and the Rule of Parity.

(B)
Rule of Parity. If the Sponsoring Employer elects the Rule of Parity in the Adoption Agreement, any Period of Service completed prior to an Employee's Break(s) in Service will not be counted for benefit accrual or allocation purposes if that Period of Service is disregarded pursuant to the Rule of Parity. If such former Employee's Period of Service is disregarded under the Rule of Parity, then the reemployed Employee will be treated as a new Employee for benefit accrual or allocation purposes as of the Employee's Reemployment Commencement Date.

(j)
Ignoring Service for Eligibility If Service Requirement Is More Than 1-Year Period Of Service. Notwithstanding anything in the Plan to the contrary, if this Plan (or a component of the Plan) provides in the Adoption Agreement that (1) an Employee must complete more than either a 1-Year Period of Service or a 12-month Period of Service for eligibility purposes, and (2) such Employee will have a 100% Vested Interest in the Participant's Account (or the sub-Account that relates to such component) upon becoming a Participant in the Plan, then with respect to an Employee who incurs a Break in Service before satisfying such eligibility requirement, the Employee's Period of Service that was completed prior to the Employee's Break(s) in Service will not be counted for eligibility purposes.

1.125.	Period of Severance. See the definition of Period of Service in Section 1.124 above.

1.126.
Permissive Aggregation Group. The term "Permissive Aggregation Group" means a group consisting of the Required Aggregation Group plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code §401(a)(4) and §410.

1.127.
Plan. The term "Plan" means the retirement plan program established by a Sponsoring Employer using the Basic Plan together with an Adoption Agreement and Trust or Custodial Agreement, as amended from time to time.

1.128.
Plan Year. The term "Plan Year" means the Plan's 12 consecutive month accounting year as elected in the Adoption Agreement (unless there is a short Plan Year as elected in the Adoption Agreement). If the Plan Year is changed, a short Plan Year is established beginning the day after the last day of the Plan Year in effect before this change and ending on the last day of the new Plan Year.

1.129.	Policy. The term "Policy" means a life insurance policy or annuity contract purchased pursuant to the provisions of Section 7.2 of the Basic Plan.

1.130.
Post-Severance Compensation. The term "Post-Severance Compensation" means the following amounts that are paid within 21/2 months after an Employee's Termination of Employment: (a) payments that, absent a Termination of Employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee's regular working hours, compensation for services outside the employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; and (b) payments for accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any other payment that is not described in clauses (a) and (b) above is not considered Post-Severance Compensation if paid after Termination of Employment, even if it is paid within 21/2 months following Termination of Employment; for example, Post-Severance Compensation does not include amounts paid after Termination of Employment that are severance pay, unfunded nonqualified deferred compensation, or parachute payments within the meaning of Code §280G(b)(2). However, the rule of the prior sentence does not apply to payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code §414(u)(1)) to the extent those payments do not

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exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service; those payments are considered Compensation.

1.131.	Pre-Tax Elective Deferral. The term "Pre-Tax Elective Deferral" means an Elective Deferral that is not includible in gross income at the time deferred.

1.132.	Pre-Tax Elective Deferral Account. The term "Pre-Tax Elective Deferral Account" means the sub-account of a Participant's Account to which his or her Pre-Tax Elective Deferrals are allocated.

1.133.	Prevailing Wage Account. The term "Prevailing Wage Account" means the sub-account to which a Participant's Prevailing Wage contributions are allocated.

1.134.	Prevailing Wage Contribution. The term "Prevailing Wage Contribution" means an Employer contribution made to the Plan under a Prevailing Wage Law on behalf of a Prevailing Wage Employee.

1.135.
Prevailing Wage Employee. The term "Prevailing Wage Employee" means any hourly paid Employee who is an Eligible Employee and performs services for the Employer under a contract covered by a Prevailing Wage Law.

1.136.
Prevailing Wage Law. The term "Prevailing Wage Law" means any statute or ordinance that requires the Employer to pay its Employees working on public contracts at wage rates not less than those determined pursuant to that statute or ordinance to be the prevailing wages for comparable classes of workers in the geographical area where that contract is performed, including the Davis-Bacon Act as set forth in 40 U.S.C. §276(a) et. seq., as amended from time to time, and any similar federal, state or municipal prevailing wage statutes.

1.137.
Primarily Defined Benefit in Character. The term "Primarily Defined Benefit in Character" means, for Plan Years beginning on or after January 1, 2002, a combination of defined benefit plan(s) and defined contribution plan(s) in which, for more than 50% of Non-Highly Compensated Employees benefiting under the combination of defined benefit and defined contribution plans, the Normal Accrual Rate for the Non-Highly Compensated Employees attributable to benefits provided by the defined benefit plan(s) that are part of the combination exceeds the Equivalent Accrual Rate for the Non-Highly Compensated Employees attributable to contributions under the defined contribution plan(s) that are part of the combination.

1.138.
Prior Year Testing Method. The term "Prior Year Testing Method" means the nondiscrimination testing method in which (a) for purposes of the ADP Test, the ADP for Participants who are HCEs for the Plan Year being tested is compared to the ADP for Participants who are NHCEs for the Plan Year prior to the Plan Year being tested; and (b) for purposes of the ACP Test, the ACP for Participants who are HCEs for the Plan Year being tested is compared to the ACP for Participants who are NHCEs for the Plan Year prior to the Plan Year being tested.

1.139.	QJSA. The term "QJSA" means a Qualified Joint and Survivor Annuity.

1.140.	QMAC. The term "QMAC" means a Qualified Matching Contribution.

1.141.	QMAC Account. The term "QMAC Account" means a Qualified Matching Contribution Account.

1.142.	QNEC. The term "QNEC" means a Qualified Non-Elective Contribution.

1.143.	QNEC Account. The term "QNEC Account" means a Qualified Non-Elective Contribution Account.

1.144.	QPSA. The term "QPSA" means a Qualified Pre-Retirement Survivor Annuity.

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1.145.
Qualified Joint and Survivor Annuity. The term "Qualified Joint and Survivor Annuity" means, with respect to a Participant who is married on the Annuity Starting Date and has not died before such date, an immediate annuity for the life of the Participant with a survivor benefit for the life of the Participant's surviving Spouse which is not less than 50% nor more than 100% of the annuity that is payable during the joint lives of the Participant and his or her Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Aggregate Account balance. The survivor benefit will be 50% unless a higher percentage is elected by the Participant at the time that the Qualified Joint and Survivor Annuity is to be distributed. With respect to a Participant who is not married on the Annuity Starting Date and has not died before such date, the term "Qualified Joint and Survivor Annuity" means an immediate annuity for his or her life.

1.146.
Qualified Matching Contribution. The term "Qualified Matching Contribution" means an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of Elective Deferrals, Voluntary Employee Contributions, and/or Mandatory Employee Contributions made by such Participant under a plan maintained by the Sponsoring Employer, that is subject to the distribution (but financial hardship distributions are not permitted) and nonforfeitability requirements of Code §401(k) when made to the Plan. Qualified Matching Contributions are available for either the ADP Test or the ACP Test. Qualified Matching Contributions may be used to satisfy the Top Heavy Minimum Allocation requirement pursuant to Section 3.14(e). Qualified Matching Contributions can only be distributed upon the earliest to occur of the following dates: (a) a Participant Terminates Employment (separates from service, for Plan Years beginning before 2002) with the Employer; (b) a Participant dies; (c) a Participant suffers a Disability; (d) an event that is described in Code §401(k)(10) occurs; or (e) a Participant reaches Age 591/2 (if on or before such date, a pre-retirement in-service withdrawal of Qualified Matching Contributions is elected in the Adoption Agreement). With respect to clause (d) of the prior sentence, Qualified Matching Contributions can be distributed (in a lump sum only) upon termination of the Plan, so long as the Sponsoring Employer (or an Affiliated Employer) does not maintain an alternative defined contribution plan at any time during the period beginning on the date of Plan termination and ending 12 months after all assets have been distributed from the terminated Plan. However, if at all times during the 24-month period beginning 12 months before the date of Plan's termination, fewer than 2% of the Employees who were eligible to participate in the 401(k) Plan as of the date of Plan termination are eligible to participate in the other defined contribution plan, then the other defined contribution plan is not an alternative defined contribution plan. In addition, a defined contribution plan is not an alternative defined contribution plan if the defined contribution plan is an employee stock ownership plan as defined in Code §4975(e)(7) or Code §409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that is described in Code §403(b), or a plan that is described in Code §457(b) or Code §457(f).

1.147.
Qualified Matching Contribution Account. The term "Qualified Matching Contribution Account" means the sub-account of a Participant's Account to which his or her Qualified Matching Contributions are allocated.

1.148.
Qualified Non-Elective Contribution. The term "Qualified Non-Elective Contribution" means an Employer contribution (other than a Matching Contribution or a Qualified Matching Contribution) that is allocated to Participant's Account and that satisfies the following requirements: (a) a Qualified Non-Elective Contribution may be used for the purpose of satisfying either the ADP Test or the ACP Test; (b) a Participant may not elect to receive a Qualified Non-Elective Contribution in cash until distributed from the Plan; (c) a Qualified Non-Elective Contribution is subject to the distribution (but financial hardship distributions are not permitted) and nonforfeitability requirements of Code §401(k) when made to the Plan. Qualified Non-Elective Contributions may be used to satisfy the Top Heavy Minimum Allocation requirement pursuant to Section 3.14(e). Any allocation formula for a Qualified Non-Elective Contribution must satisfy the additional requirements specified in Regulation §1.401(k)-2(a)(6) in order to be used in the ADP Test and Regulation §1.401(m)-2(a)(6) in order to be used in the ACP Test. Qualified Non-Elective Contributions can only be distributed upon the earliest to occur of the following dates: (a) a Participant Terminates Employment (separates from service, for Plan Years beginning before 2002) with the Employer; (b) a Participant dies; (c) a Participant suffers a Disability; (d) an event that is described in Code §401(k)(10) occurs; or (e) a Participant reaches Age 591/2 (if on or before such date, a pre-retirement in-service withdrawal of Qualified Non-Elective Contributions is elected in the Adoption Agreement). With respect to clause (d) of the prior sentence, Qualified Non-Elective Contributions

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can be distributed (in a lump sum only) upon termination of the Plan, so long as the Sponsoring Employer (or an Affiliated Employer) does not maintain an alternative defined contribution plan at any time during the period beginning on the date of Plan termination and ending 12 months after all assets have been distributed from the terminated Plan. However, if at all times during the 24-month period beginning 12 months before the date of Plan's termination, fewer than 2% of the Employees who were eligible to participate in the 401(k) Plan as of the date of the Plan's termination are eligible to participate in the other defined contribution plan, then the other defined contribution plan is not an alternative defined contribution plan. In addition, a defined contribution plan is not an alternative defined contribution plan if the defined contribution plan is an employee stock ownership plan as defined in Code §4975(e)(7) or Code §409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that is described in Code §403(b), or a plan described in Code §457(b) or §457(f).

1.149.
Qualified Non-Elective Contribution Account. The term "Qualified Non-Elective Contribution Account" means the sub-account of a Participant's Account to which Qualified Non-Elective Contributions are allocated.

1.150.
Qualified Pre-Retirement Survivor Annuity. The term "Qualified Pre-Retirement Survivor Annuity" means a survivor annuity for the life of a deceased Participant's surviving Spouse which is equal to the amount of benefit which can be purchased by such percentage as elected in the Adoption Agreement (but not less than 50%) of the deceased Participant's Vested Aggregate Account determined at the date of death. In determining a Participant's Vested Aggregate Account hereunder, any security interest held by the Plan because of a loan outstanding to the Participant will be taken into consideration and, if applicable, the Participant's own deductible contributions made for Plan Years prior to January 1, 1989 will be disregarded.

1.151.
Reemployment Commencement Date. The term "Reemployment Commencement Date" means the first day on which an Employee performs an Hour of Service for an Employer or an Affiliated Employer following the Employee's Termination of Employment.

1.152.
Regulation. The term "Regulation" means any regulation as promulgated by the Secretary of the Treasury or delegates of the Treasury Department, as amended and/or renumbered from time to time. If this Plan references a regulation that is promulgated by any other Department, Agency, Commission, or other federal entity, then the name of such Department, Agency, Commission, or other federal entity will be referenced with such regulation.

1.153.
Representative Contribution Rate. The term "Representative Contribution Rate" means the lowest Applicable Contribution Rate of any Participant who is a NHCE among a group of Participants who are NHCEs that consists of half of all Participants who are NHCEs for the Plan Year (or, if greater, the lowest Applicable Contribution Rate of any Participant who is a NHCE in the group of all Participants who are NHCEs for the Plan Year and who is employed by the Sponsoring Employer on the last day of the Plan Year).

1.154.	Representative Matching Rate. The term "Representative Matching Rate" means the following:

(a)
Matching Contributions With Respect to Elective Deferrals. If the Plan provides a Matching Contribution with respect to a Participant's Elective Deferrals, then the lowest Matching Rate for any Participant who is a NHCE among a group of Participants who are NHCEs that consists of half of all Participants who are NHCEs in the Plan for the Plan Year who make Elective Deferrals for the Plan Year (or, if greater, the lowest Matching Rate for all Participants who are NHCEs in the Plan who are employed by the Sponsoring Employer on the last day of the Plan Year and who make Elective Deferrals for the Plan Year).

(b)
Matching Contributions With Respect to Elective Deferrals and Employee Contributions. If the Plan provides a Matching Contribution with respect to the sum of a Participant's Employee Contributions and Elective Deferrals, then the lowest Matching Rate for any Participant who is a NHCE among a group of Participants who are NHCEs that consists of half of all Participants who are NHCEs in the Plan for the Plan Year who make either Employee Contributions or Elective

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Deferrals for the Plan Year (or, if greater, the lowest Matching Rate for all Participants who are NHCEs in the Plan who are employed by the Sponsoring Employer on the last day of the Plan Year and who make either Employee Contributions or Elective Deferrals for the Plan Year).

(c)
Matching Contributions With Respect to Employee Contributions. If the Plan provides a Matching Contribution with respect to a Participant's Employee Contributions (but not Elective Deferrals), then the lowest Matching Rate for any Participant who is a NHCE among a group of Participants who are NHCEs that consists of half of all Participants who are NHCEs in the Plan for the Plan Year who make Employee Contributions for the Plan Year (or, if greater, the lowest Matching Rate for all Participants who are NHCEs in the Plan who are employed by the Sponsoring Employer on the last day of the Plan Year and who make Employee Contributions for the Plan Year).

1.155.
Required Aggregation Group. The term "Required Aggregation Group" means a group consisting of (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated); and (b) any other qualified plan of the Employer which enables a plan described in clause (a) to satisfy the requirements of Code §401(a)(4) or §410.

1.156.
Required Beginning Date. The term "Required Beginning Date" means, with respect to a Participant who is a 5% owner as defined in Code §416(i)(1)(B)(i), April 1st of the calendar year following the calendar year in which the Participant reaches Age 701/2. With respect to Participants who are not 5% owners, the term "Required Beginning Date" means the date elected by the Sponsoring Employer in Section 15.11(a) of the Adoption Agreement, subject to paragraphs (a), (b) and (c) below.

(a)
Election to Defer Distribution. If Section 15.11(a)(2) of the Adoption Agreement is elected and this is an amended Plan, then any Participant (other than a 5% owner) who attains Age 70½ in years after 1995 may elect by April 1 of the calendar year following the calendar year in which the Participant attains Age 70½ (or by December 31, 1997 in the case of a Participant who attains Age 70½ in 1996), to defer distributions until April 1 of the calendar year following the calendar year in which the Participant retires. If no such election is made, then the Participant will begin receiving distributions by April 1 of the calendar year following the calendar year in which such Participant attains Age 70½.

(b)
Election to Suspend Distribution. If Section 15.11(a)(2) of the Adoption Agreement is elected and this is an amended Plan, then any Participant (other than a 5% owner) who attains Age 70½ in years prior to 1997 may elect to cease distributions and recommence distributions by April 1 of the calendar year following the calendar year in which the Participant retires. In such an event, the Administrator may, on a uniform non¬discriminatory basis, elect that a new Annuity Starting Date will occur upon the distribution recommencement date.

(c)
Elimination of Pre-Retirement Age 70½ Distribution Option. If Section 15.11(a)(2) of the Adoption Agreement is elected and this is an amended Plan, then the pre-retirement Age 70½ distribution option will only be eliminated for Employees who reach Age 70½ in or after a calendar year that begins after the later of December 31, 1998 or the adoption date of the GUST restatement of this Plan. The pre-retirement Age 70½ distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) begin at a time during the period that begins on or after January 1st of the calendar year in which an Employee reaches Age 70½ and ends April 1 of the immediately following calendar year.

1.157.	Rollover. The term "Rollover" means a Rollover Contribution.

1.158.
Rollover Contribution. The term "Rollover Contribution" means an amount which is eligible for tax free rollover treatment and is transferred to this Plan from one or more of the plans the Sponsoring Employer elects

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in the Adoption Agreement, which plans, effective as of January 1, 2002 (or such later date pursuant to written procedures established and adopted by the Administrator), may include: a qualified plan under Code §401(a); a qualified annuity plan under Code §403(a); a qualified annuity under Code §403(b); an individual retirement account under Code §408(a), without regard to whether the individual retirement account is a "conduit individual retirement account"; an individual retirement annuity under Code §408(b), without regard to whether the individual retirement annuity is a "conduit individual retirement annuity"; and an eligible plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. If this Plan accepts a Rollover Contribution of Roth Elective Deferrals, this Plan will separately account for the Roth Elective Deferrals and for any prior (and subsequent) earnings or losses attributable to such Roth Elective Deferrals. A direct or indirect transfer as defined in Code §401(a)(11) of assets from a defined benefit plan, a money purchase plan, a target benefit plan, a stock bonus plan, or a profit sharing plan that provided for a life annuity form of payment to the Participant will not be considered a Rollover Contribution, but will be considered a Transfer Contribution. Similarly, any Elective Deferrals (including QNECs, QMACs, and ADP Safe Harbor Contributions) which are transferred to this Plan in a direct or indirect trustee-to-trustee transfer from another qualified plan and which are subject to the limitations in Regulation §1.401(k)-1(d) will not be considered a Rollover Contribution, but will be considered a Transfer Contribution.

1.159.	Rollover Contribution Account. The term "Rollover Contribution Account" means the account to which a Participant's Rollover Contributions, if any, are allocated.

1.160.	Rollover Participant. The term "Rollover Participant" means an Employee who has made a Rollover Contribution into the Plan but who is not eligible to participate in any other component of the Plan.

1.161.
Roth Elective Deferral. The term "Roth Elective Deferral" means a Participant's Elective Deferral that (a) is includible in the Participant's gross income at the time that the Elective Deferral is deferred, and (b) has been irrevocably designated as a Roth Elective Deferral by the Participant in his or her deferral election. A Participant's Roth Elective Deferrals will be allocated to the Participant's Roth Elective Deferral Account.

1.162.
Roth Elective Deferral Account. The term "Roth Elective Deferral Account" means the account into which a Participant's Roth Elective Deferrals are allocated and deposited. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant's Roth Elective Deferral Account; and gains, losses and other credits or charges will be allocated on a reasonable and consistent basis to such Roth Elective Deferral Account. The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant's Roth Elective Deferral Account. Distributions from a Participant's Roth Elective Deferral Account (other than corrective distributions) are not includible in the Participant's gross income if the distribution is made after 5 years and after the Participant's death, disability, or age 591/2. Earnings on corrective distributions of Roth Elective Deferrals are includible in the Participant's gross income in the same manner as earnings on corrective distributions of Pre-tax Elective Deferrals; however, corrective distributions of Roth Elective Deferrals are not includible in the Participant's gross income.

1.163.
Rule of Parity. The term "Rule of Parity" means a rule that is used for purposes of determining an Employee's eligibility to participate in the Plan, Vesting, and benefit accrual/allocation (if applicable) to determine the Year(s) of Service or 1-Year Period(s) of Service of a non-Vested Employee who Terminates Employment and is subsequently reemployed by the Employer after incurring a Break in Service, determined as follows: Year(s) of Service or 1-Year Period(s) of Service, as applicable, completed prior to the Employee's Break(s) in Service will not be counted if the Employee's total number of consecutive Break(s) in Service equals or exceeds the greater of (a) five, or (b) the Employee's aggregate number of Year(s) of Service or 1-Year Period(s) of Service, as applicable, credited prior to incurring the Break(s) in Service. In computing an Employee's aggregate number of Year(s) of Service or 1-Year Period(s) of Service under this Section, Year(s) of Service or 1-Year Period(s) of Service, as applicable, previously disregarded under prior applications of the Rule of Parity will not be counted.

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1.164.
Safe Harbor Code §415 Compensation. The term "Safe Harbor Code §415 Compensation" means an Employee's compensation as determined under Regulation §1.415-2(d)(10), to wit: Earned Income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Sponsoring Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a non-accountable plan as described in Regulation §1.62-2(c)). Safe Harbor Code §415 Compensation includes amounts paid or made available to the Employee. An Employee's Safe Harbor Code §415 Compensation will be determined in accordance with the following provisions:

(a)
Exclusion of Certain Amounts. Safe Harbor Code §415 Compensation does not include the following: (1) Employer contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code §415 limitations to that plan, the contributions are not includible in the Employee's gross income for the taxable year in which contributed; Employer contributions made on behalf of an Employee to a simplified employee pension described in Code §408(k) for the taxable year in which contributed; and any distributions from a plan of deferred compensation for Code §415 purposes, regardless of whether such amounts are includible in the Employee's gross income when distributed; (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee), or contributions made by an Employer (whether or not under a salary deferral agreement) towards the purchase of an annuity described in Code §403(b) (regardless of whether such the contributions are excludible from an Employee's gross income).

(b)
Inclusion of Certain Amounts. Safe Harbor Code §415 Compensation includes any elective deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (and if elected in the Adoption Agreement, Deemed Code §125 Compensation), Code §132(f)(4), or Code §457.

(c)
Imputed Compensation when Participant Becomes Disabled. If elected in the Adoption Agreement and a Participant becomes permanently and totally disabled (as defined in Code §22(e)(3)) then notwithstanding anything in this Section to the contrary, Safe Harbor Code §415 Compensation will be imputed during the time that the Participant is permanently and totally disabled for purposes of determining and allocating Non-Safe Harbor Non-Elective Contributions. The rate that Safe Harbor Code §415 Compensation will be imputed to such Participant is equal to the rate of Safe Harbor Code §415 Compensation that was paid to the Participant immediately before becoming permanently and totally disabled. The total period in which Safe Harbor Code §415 Compensation will be imputed to a Participant who becomes permanently and totally disabled will be determined pursuant to a nondiscriminatory policy established by the Administrator; however, if Safe Harbor Code §415 Compensation is imputed to a Participant who is a Highly Compensated -Employee pursuant to this paragraph, then the continuation of Non-Safe Harbor Non-Elective Contributions to such Participant will be for a fixed or determinable period pursuant to Code §415(c)(3)(C). Any Non-Safe Harbor Non-Elective Contributions that are made on behalf of a Participant with respect to imputed Safe Harbor Code §415 Compensation must be nonforfeitable when made.

(d)	Treatment of Post-Severance Compensation. Effective January 1, 2005, Safe Harbor Code §415 Compensation includes Post-Severance Compensation.

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1.165.
Safe Harbor 401(k) Contribution. The term "Safe Harbor 401(k) Contribution" means, collectively or separately, depending on the context in which the term is used, an ACP Safe Harbor Matching Contribution, an ADP Safe Harbor Matching Contribution, and/or an ADP Safe Harbor Non-Elective Contribution.

1.166.	Safe Harbor 401(k) Plan. The term "Safe Harbor 401(k) Plan" means a 401(k) Plan which automatically satisfies the ADP Test under Code §401(k), pursuant to Section 3.20.

1.167.	Safe Harbor 401(m) Plan. The term "Safe Harbor 401(m) Plan" means a 401(m) Plan which automatically satisfies the ACP Test under Code §401(m) , pursuant to Section 3.21.

1.168.
Safe Harbor Notice. The term "Safe Harbor Notice" means a written notice provided by the Employer to all Eligible Employees in accordance with Regulation §1.401(k)-3(d) and/or §1.401(m)-3(e) and complies with the requirements of Section 3.20 and/or 3.21. In addition to any other election periods that may be provided under the Plan, each Eligible Employee may make an initial Elective Deferral election or modify a prior Elective Deferral election during the 30-day period immediately following his or her receipt of a Safe Harbor Notice.

1.169.
Safe Harbor Participant. The term "Safe Harbor Participant" means each Employee who satisfies all of the following conditions: (a) the Employee is an Eligible Employee for Safe Harbor 401(k) Contribution purposes under Sections 3.1(b) and/or (c) of the Adoption Agreement; (b) the Employee has satisfied the age and/or service requirements for Safe Harbor 401(k) Contribution purposes under Sections 3.2(b) and/or (c) of the Adoption Agreement (unless such requirements have been waived with respect to the Employee under Sections 3.4(b) and/or (c) of the Adoption Agreement; (c) the Employee has entered the Plan as a Participant for Safe Harbor 401(k) Contribution purposes under Sections 3.3(b) and/or (c) of the Adoption Agreement; and (d) the Employee is eligible to make an Elective Deferral to the Plan at any time during the Plan Year or would be eligible to make Elective Deferrals but for a suspension due to a financial hardship distribution or a statutory limitation (such as the limits of Code §402(g) or §415).

1.170.
Self-Employed Individual. The term "Self-Employed Individual" means an individual who owns an interest in the Employer (other than a stock interest) and has Earned Income for the taxable year from the trade or business for which the Plan is established or would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

1.171.	Service. The term "Service" means (a) Years of Service when the Counting of Hours Method is being used and (b) Periods of Service when the Elapsed Time Method is being used.

1.172.
Sponsoring Employer. The term "Sponsoring Employer" means the business entity named in Section 1.2 of the Adoption Agreement that sponsors the Plan under the terms of the Adoption Agreement (and any successor thereto that elects to assume sponsorship of this Plan).

1.173.	Spousal. The term "Spousal" means of, or related to, a Spouse.

1.174.
Spouse. The term "Spouse" means the person to whom a Participant is legally married, and, if elected in the Adoption Agreement, the Participant must be married to such person throughout the one year period ending on the earlier of the Annuity Starting Date or the Participant's death in order for the person to be considered the Participant's Spouse. Furthermore, a former Spouse will be treated as the Participant's Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in Code §414(p).

1.175.
Statutory Code §415 Compensation. The term "Statutory Code §415 Compensation" means, in applying the Code §415 limits, an Employee's compensation as determined under Regulation §1.415-2(d)(2) and (3), to wit:

(a)	Amounts includable as Statutory Code §415 Compensation. Statutory Code §415 Compensation includes all of the following: (1) wages, salaries, fees for professional services and other amounts

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received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Sponsoring Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a non-accountable plan as described in Regulation §1.62-2(c)); (2) in the case of a Self-Employed Individual, Earned Income; (3) amounts described in Code §104(a)(3), §105(a) and 105(h), but only to the extent these amounts are includible in the gross income of the Employee; (4) amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code §217; (5) the value of a non-qualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; and (6) the amount includible in the gross income of an Employee upon making the election described in Code §83(b). Clauses (1) and (2) above include foreign earned income (as defined in Code §911(b)), regardless of whether excludible from gross income under Code §911. Compensation determined under clause (1) above is to be determined without regard to the exclusions from gross income in Code §931 and §933. Similar principles are to be applied with respect to income subject to Code §931 and §933 in determining compensation described in clause (2). Statutory Code §415 Compensation includes amounts paid or made available to the Employee.

(b)
Exclusion of Certain Amounts. Statutory Code §415 Compensation does not include (1) Employer contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code §415 limitations to that plan, the contributions are not includible in the Employee's gross income for the taxable year in which contributed; Employer contributions made on behalf of an Employee to a simplified employee pension described in Code §408(k) for the taxable year in which contributed; and any distributions from a plan of deferred compensation for Code §415 purposes, regardless of whether such amounts are includible in the Employee's gross income when distributed; (2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee), or contributions made by an Employer (whether or not under a salary deferral agreement) towards the purchase of an annuity described in Code §403(b) (regardless of whether such the contributions are excludible from an Employee's gross income).

(c)
Inclusion of Certain Amounts. Statutory Code §415 Compensation includes any elective deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (and if elected in the Adoption Agreement, Deemed Code §125 Compensation), Code §132(f)(4), or Code §457.

(d)
Imputed Compensation when Participant Becomes Disabled. If elected in the Adoption Agreement and a Participant becomes permanently and totally disabled (as defined in Code §22(e)(3)) then notwithstanding anything in this Section to the contrary, Statutory Code §415 Compensation will be imputed during the time that the Participant is permanently and totally disabled. The rate that Statutory Code §415 Compensation will be imputed to such Participant is equal to the rate of Statutory Code §415 Compensation that was paid to the Participant immediately before becoming permanently and totally disabled. The total period in which Statutory Code §415 Compensation will be imputed to a Participant who becomes permanently and totally disabled will be determined pursuant to a nondiscriminatory policy established by the Administrator; however, if Statutory Code §415 Compensation is imputed to a Participant who is a Highly Compensated Employee pursuant to this

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paragraph, then the continuation of Non-Safe Harbor Non-Elective Contributions to such Participant will be for a fixed or determinable period pursuant to Code §415(c)(3)(C).

(e)	Treatment of Post-Severance Compensation. Effective January 1, 2005, Statutory Code §415 Compensation includes Post-Severance Compensation.

1.176.
Substantially Equal. The term "Substantially Equal" means a series of installment payments in which a single installment payment is equal to the Participant's Account balance as of the most recent Valuation Date divided by the remaining duration of the installment payments; or such other method to determine a series of installment payments that are substantially equal that may be established by the Administrator.

1.177.	Taxable Wage Base. The term "Taxable Wage Base" means the contribution and benefit base under Social Security Act §230 (42 U.S.C. §430) in effect as of the beginning of the Plan Year.

1.178.	Terminated (or Terminates) Employment. The terms "Terminated Employment" and "Terminates Employment" mean that a person has incurred a Termination of Employment.

1.179.
Termination of Employment. The term "Termination of Employment" means that a person ceases to be an Employee with the Employer or an Affiliated Employer, taking into account the following: (1) the existence of a controlled group; (2) the existence of an affiliated service group; (3) whether the person has gone to work for an Adopting Employer; (4) whether the person's new employer has been substituted as the sponsor of the Plan (or a spun-off portion of the Plan); and (5) whether there has been a transfer of Plan assets and liabilities of the person's benefits from this Plan to a plan sponsored by the person's new employer.

1.180.	Terminated Participant. The term "Terminated Participant" means a Participant who has Terminated Employment for reasons other than retirement, death or Disability.

1.181.
Third-Step Integration Percentage. The term "Third-Step Integration Percentage" means (a) 2.7% if the Sponsoring Employer elects an integration percentage of 5.7% in the Adoption Agreement; (b) 2.4% if the Sponsoring Employer elects an integration percentage of 5.4% in the Adoption Agreement; and (c) 1.3% if the Sponsoring Employer elects an integration percentage of 4.3% in the Adoption Agreement.

1.182.
Top Heavy. The term "Top Heavy" means for the Plan Year containing the Determination Date that (a) the Top Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group; or (b) this Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top Heavy Ratio for the Required Aggregation Group exceeds 60%; or (c) this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.183.	Top Heavy Minimum Allocation. The term "Top Heavy Minimum Allocation" means an amount of Employer contributions and Forfeitures that is subject to the following rules:

(a)
DB Plan not Part of Required Aggregation Group or Permissive Aggregation Group with This Plan. If a defined benefit plan is not part of a Required Aggregation Group or a Permissive Aggregation Group with this Plan, then the Top Heavy Minimum Allocation equals an Employee's Code §415(c)(3) Compensation multiplied by the lesser of (1) three percent (3%), or (2) the largest percentage of Employer contributions (including any Elective Deferrals made on behalf of a Key Employee to a 401(k) Plan maintained by the Employer) and Forfeitures that are allocated to the Participant's Account of a Key Employee for that Plan Year, expressed as a percentage of such Key Employee's Code §415(c)(3) Compensation.

(b)
Certain Contributions Cannot Be Used to Satisfy Top Heavy Minimum Allocation. Elective Deferrals that are made on behalf of a Participant to a 401(k) Plan (and, for Plan Years beginning before 2002, Matching Contributions) cannot be used to satisfy the Top Heavy Minimum Allocation.

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(c)	Social Security Contribution Disregarded. The Top Heavy Minimum Allocation is determined without regard to any Social Security contribution.

(d)
Forfeiture of Top Heavy Minimum Allocation. The Top Heavy Minimum Allocation (to the extent required to be nonforfeitable under Code §416(b)) may not be forfeited under Code §411(a)(3)(B) or §411(a)(3)(D).

1.184.
Top Heavy Ratio. The term "Top Heavy Ratio" means for Plan Years beginning on or after January 1, 2002, in determining if this Plan is Top Heavy, a ratio that is calculated in accordance with the following provisions:

(a)
Employer Only Maintains DC Plans. If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, then the Top Heavy Ratio for this Plan alone, for the Required Aggregation Group, or for the Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Participant's Account balances of all Key Employees as of the Determination Date(s) (including any part of any Participant's Account balance distributed during the 1-year period ending on the Determination Date(s); however, including any part of any Participant's Account balance distributed during the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than Termination of Employment, death, or Disability), and the denominator of which is the sum of all Participant's Account balances (including any part of any Participant's Account balance distributed in the 1-year period ending on the Determination Date(s); however, including any part of any Participant's Account balance distributed during the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than Termination of Employment, death, or Disability), both computed in accordance with Code §416 and the Regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution that is not actually made as of the Determination Date, but which is required to be taken into account on that Determination Date under Code §416 and the Regulations thereunder.

(b)
Employer Maintains Both DC and DB Plans. If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, then the Top Heavy Ratio for any Required Aggregation Group or for any Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Participant's Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Participant's Account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with paragraph (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code §416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the Determination Date (or the 5-year period ending on the Determination Date in the case of a distribution made for a reason other than Termination of Employment, death, or Disability).

(c)
Value of Participant's Account Balances and the Present Value of Accrued Benefits. For purposes of paragraphs (a) and (b), the value of the Participant's Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code §416 and the Regulations for the first and second Plan Years of a defined benefit plan. The Participant's Account balances and accrued benefits will be disregarded for a Participant (1) who is not a Key Employee during the 12-month period ending on the Determination Date but was a Key Employee in a prior

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year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date. The calculation of the Top Heavy Ratio and the extent to which distributions, Rollover Contributions, and Transfer Contributions are taken into account will be made in accordance with Code §416 and the Regulations thereunder. Deductible employee contributions will not be taken into account in computing the Top Heavy Ratio. When aggregating plans, the value of the Participant's Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee will be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, then as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).

(d)
Computing Present Values. In establishing the present value of accrued benefits to compute the Top Heavy Ratio, benefits not in pay status are handled on the basis that retirement occurs on the automatic vesting date or, if later, the date of reference. Benefits are discounted only for interest and mortality. Unless otherwise elected in the Adoption Agreement, the following factors apply: (1) with respect to the interest assumption: (i) pre-retirement: 6% interest, and (ii) post-retirement: 5% interest; and (2) with respect to the mortality assumption: (i) pre-retirement: no mortality assumption, and (ii) post-retirement: the mortality assumption will be the 1994 Group Annuity Reserving Mortality Table projected to 2002 based on a fixed blend of 50% of the unloaded Male mortality rates and 50% of the unloaded Female mortality rates (the 1994 GAR Mortality Table) as set forth in Revenue Ruling 2001-62.

1.185.
Transfer Contribution. The term "Transfer Contribution" means a non-taxable transfer of a Participant's benefit directly or indirectly from another qualified plan to this Plan. Transfer Contributions include assets transferred to this Plan from another plan as a result of a merger or similar transaction involving this Plan and the other plan. Any direct or indirect transfer as defined in Code §401(a)(11) of assets from a defined benefit plan, a money purchase plan, a target benefit plan, a stock bonus plan, or a profit sharing plan that provided for a life annuity form of payment to the Participant will be considered a Transfer Contribution. Elective Deferrals (including QNECs, QMACs, and ADP Safe Harbor Contributions) which are transferred to this Plan in a direct or indirect trustee-to-trustee transfer from another qualified plan and which remain subject to the limitations in Regulation §1.401(k)-1(d) will be considered a Transfer Contribution. The assets that are transferred from another qualified plan in a plan-to-plan elective transfer pursuant to Section 11.4 will also be considered a Transfer Contribution.

1.186.	Transfer Contribution Account. The term "Transfer Contribution Account" means the account to which a Participant's Transfer Contributions, if any, are allocated.

1.187.	Trustee. The term "Trustee" means the persons or entity named as trustee or trustees of the Trust.

1.188.	Trust (or Trust Fund). The term "Trust" or "Trust Fund" means the assets of the Plan.

1.189.
Valuation Calendar Year. The term "Valuation Calendar Year" means, for purposes of required minimum distributions under Section 5.9, the calendar year immediately preceding a Distribution Calendar Year.

1.190.
Valuation Date. The term "Valuation Date" means the date when the Trustee determines the value of the Trust Fund. A Valuation Date of the Trust Fund must occur as of the last day of each Plan Year. However, the Administrator can value all or any portion of the assets of the Trust Fund more frequently, including, but not limited to, semi-annually, quarterly, monthly, or daily; the Administrator may implement any additional Valuation Dates for any reason. For purposes of calculating the Top Heavy Ratio, the term "Valuation Date" means the date when the Participant's Account balances or accrued benefits are valued.

1.191.
Vested Aggregate Account. The term "Vested Aggregate Account" means a Participant's Vested Interest in the aggregate value of his or her Participant's Account and any accounts attributable to the Participant's own

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Plan contributions (including the Participant's Rollover Contribution Account and Transfer Contribution Account).

1.192.
Vested, Vested Interest and Vesting. The terms "Vested," "Vested Interest" and "Vesting" mean a Participant's nonforfeitable percentage in an account maintained on his or her behalf under the Plan. A Participant's Vested Interest in his or her Participant's Account will be determined in accordance with Section 4.6.

1.193.
Vesting Computation Period. The term "Vesting Computation Period" means a period of twelve (12) consecutive months, which is used for purposes of determining a Participant's Vested Interest in the Plan (or a component of the Plan). As elected in the Adoption Agreement, either (a) each Vesting Computation Period will consist of each Plan Year; or (b) an Employee's initial Vesting Computation Period will begin on the Employee's Employment Commencement Date, and each subsequent Vesting Computation Period will begin on each anniversary of the Employee's Employment Commencement Date.

1.194.	Voluntary Employee Contribution. The term "Voluntary Employee Contribution" means an Employee Contribution which is made voluntarily to the Plan by a Participant.

1.195.	Voluntary Employee Contribution Account. The term "Voluntary Employee Contribution Account" means the sub-account to which a Participant's Voluntary Employee Contributions, if any, are allocated.

1.196.
Year of Service. The term "Year of Service" means, with respect to any provision of the Plan in which service is determined by the Counting of Hours Method, a 12-consecutive month computation period during which an Employee is credited with the specified number of Hours of Service as elected in the Adoption Agreement with the Employer or an Affiliated Employer (or any business entity which was an Adopting Employer), determined in accordance with the following provisions:

(a)
Year of Service for Eligibility. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, then a Year of Service is an Eligibility Computation Period during which an Employee is credited with at least the number of Hours of Service (but not more than 1,000 Hours of Service) as elected in the Adoption Agreement. If the Employee is credited with 1,000 Hours of Service (or such lesser number of Hours of Service as elected in the Adoption Agreement) in both the initial Eligibility Computation Period and the second Eligibility Computation Period, then the Employee will be credited with two Years of Service for eligibility purposes. If any Eligibility Computation Period is less than 12 months, then the Hours of Service requirement set forth herein will be proportionately reduced (if the Hours of Service requirement is greater than one Hour of Service) for purposes of determining whether an Employee is credited with a Year of Service during such short Eligibility Computation Period. As elected in the Adoption Agreement, in determining the eligibility requirements under Section 2.1 and the applicable Entry Date under Section 2.2, an Employee will be deemed to have completed a Year of Service on either (1) the last day of the applicable Eligibility Computation Period during which the Employee is credited with the required Hours of Service; or (2) the same date that the Employee is credited with the applicable Hours of Service requirement, even if such date occurs before the last day of the Eligibility Computation Period.

(b)
Year of Service for Vesting. For any Plan Year in which a Participant's Vested Interest under Section 4.6 is based on Years of Service, then a Year of Service is a Vesting Computation Period during which an Employee is credited with at least the number of Hours of Service (but not more than 1,000 Hours of Service) as elected in the Adoption Agreement. If any Vesting Computation Period is less than 12 months, then the Hours of Service requirement set forth herein will be proportionately reduced (if the Hours of Service requirement is greater than one Hour of Service) for purposes of determining whether an Employee is credited with a Year of Service during such short Vesting Computation Period. Alternatively, with respect to a short Vesting Computation Period, an Employee will be credited with a Year of Service pursuant to Department of Labor Regulation §2530.203-2(c).

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(c)
Year of Service for Benefit Accrual/Allocation Purposes. For any Plan Year in which a Participant's benefit accrual and/or allocations are based on Years of Service, a Year of Service is a 12-consecutive month benefit accrual computation period during which an Employee is credited with at least the number of Hours of Service (but not more than 1,000 Hours of Service) as elected in the Adoption Agreement. The benefit accrual computation period will be the Plan Year. If any benefit accrual computation period is less than 12 months, then the Hours of Service requirement set forth herein will be proportionately reduced (if the Hours of Service requirement is greater than one (1) Hour of Service) for purposes of determining whether an Employee is credited with a Year of Service during such short benefit accrual computation period.

(d)
Prior Service Credit. If the Employer maintains (or has ever maintained) any plan of a predecessor employer, service during the existence of such predecessor plan with such predecessor employer will be credited as Years of Service with the Employer. In addition, if elected in Section 2.2 of the Adoption Agreement, predecessor service with the entity or entities named in the Adoption Agreement will be credited as Years of Service with the Employer for the purposes elected in the Adoption Agreement. For purposes of the prior sentence, the following rules will apply: (1) if the Employer does not maintain (and has never maintained) any plan of a predecessor employer and if predecessor service of that predecessor employer is credited in a standardized Adoption Agreement, then such service will be limited to five Years of Service pursuant to Regulation §1.401(a)(4)-5(a)(3); and (2) if the Employer does not maintain (and has never maintained) any plan of a predecessor employer, if predecessor service of that predecessor employer is credited in a non-standardized Adoption Agreement and if such predecessor service exceeds five Years of Service, the crediting of such service must comply with the requirements of Regulation §1.401(a)(4)-11(d).

(e)
Reemployment of an Employee Before a Break In Service and Before Eligibility Requirements Are Satisfied. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, if an Employee Terminates Employment with the Employer prior to satisfying the eligibility requirements in Section 2.1 and the Employee is subsequently reemployed by the Employer before incurring a Break in Service, then (1) the Employee's pre-termination Year(s) of Service (and Hours of Service during any computation period) will be counted in determining the satisfaction of such eligibility requirements, and for all other purposes, as applicable, and (2) the Eligibility Computation Period, Vesting Computation Period, and/or benefit accrual computation period, as applicable, will remain unchanged.

(f)
Reemployment of an Employee Before a Break In Service and After Eligibility Requirements Are Satisfied. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, if an Employee Terminates Employment with the Employer prior to the Employee's Entry Date in Section 2.2, the Employee had satisfied the eligibility requirements in Section 2.1 as of the Employee's Termination of Employment, and the Employee is subsequently reemployed by the Employer before incurring a Break in Service, then (1) the Employee will become a Participant as of the later of (A) the date that the Employee would enter the Plan had he or she not Terminated Employment with the Employer, or (B) the Employee's Reemployment Commencement Date, (2) the Employee's pre-termination Year(s) of Service (and Hours of Service during any computation period) will be counted for all purposes, and (3) the Vesting Computation Period and/or benefit accrual computation period, as applicable, will remain unchanged.

(g)
Reemployment of a Participant Before a Break In Service. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, if an Employee Terminates Employment after becoming a Participant and is subsequently reemployed by the Employer before incurring a Break in Service, then (1) the reemployed Employee will reenter the Plan as of the Employee's Reemployment Commencement Date, (2) the Employee's pre-termination Year(s) of Service (and Hours of Service during any computation period) will be counted for all purposes, as applicable, and (3) the Vesting Computation Period and/or benefit accrual computation period, as applicable, will remain unchanged.

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(h)
Reemployment of an Employee After a Break In Service and Before Entry Date. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, if an Employee Terminates Employment with the Employer either prior to or after satisfying the eligibility requirements in Section 2.1 (but before the Employee's Entry Date in Section 2.2) and the Employee is subsequently reemployed by the Employer after incurring a Break in Service, then the Employee's Year(s) of Service that were completed prior to the Break in Service will be recognized, subject to the following provisions:

(1)	Determination of Years of Service for Eligibility Purposes. The following provisions apply to determining Year(s) of Service for eligibility purposes:

(A)
One Year Holdout Rule. If the Sponsoring Employer elects the One Year Holdout Rule in the Adoption Agreement, any Year(s) of Service completed prior to an Employee's Break(s) in Service will not be counted in determining an Employee's eligibility to participate in the Plan until the Employee satisfies the One Year Holdout Rule. If the Employee has not satisfied the eligibility requirements in Section 2.1 as of the Employee's Reemployment Commencement Date and then satisfies the One Year Holdout Rule, then the Employee will become a Participant in the Plan as of the Entry Date in Section 2.2 after the Employee has satisfied the eligibility requirements in Section 2.1 (including, if applicable, an Entry Date that may occur during the One Year Holdout Rule period after the Employee's Reemployment Commencement Date). If the Employee has satisfied the eligibility requirements in Section 2.1 as of the Employee's Reemployment Commencement Date and then satisfies the One Year Holdout Rule, then the reemployed Employee will enter the Plan as of the first day of the Eligibility Computation Period in which the Employee completes one Year of Service. Furthermore, if the Sponsoring Employer has elected the Rule of Parity in the Adoption Agreement (in addition to the One Year Holdout Rule), then the recognition of any Year(s) of Service that were completed prior to an Employee's Break(s) in Service will be subject to both the One Year Holdout Rule and the Rule of Parity.

(B)
Rule of Parity. If the Sponsoring Employer elects the Rule of Parity in the Adoption Agreement, any Year(s) of Service completed prior to an Employee's Break(s) in Service will not be counted in determining an Employee's eligibility to participate in the Plan if those Year(s) of Service are disregarded pursuant to the Rule of Parity. If such former Employee's Year(s) of Service are disregarded under the Rule of Parity, then (A) the reemployed Employee will be treated as a new Employee for purposes of Section 2.1 and (B) the Employee's Eligibility Computation Period will commence on the Employee's Reemployment Commencement Date and subsequent Eligibility Computation Periods will be based upon the provisions of the definition of Eligibility Computation Period (with the Reemployment Commencement Date substituted for the Employment Commencement Date, if applicable). If the Employee has not satisfied the eligibility requirements in Section 2.1 as of the Employee's Reemployment Commencement Date and such former Employee's Year(s) of Service are not disregarded under the Rule of Parity, then the Eligibility Computation Periods will remain unchanged. If the Employee has satisfied the eligibility requirements in Section 2.1 as of the Employee's Reemployment Commencement Date and such former Employee's Year(s) of Service are not disregarded under the Rule of Parity, the reemployed Employee will enter the Plan as of the Employee's Reemployment Commencement Date.

(2)	Determination of Years of Service for Vesting Purposes. The following provisions apply to determining Year(s) of Service for Vesting purposes:

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(A)
One Year Holdout Rule. If the Sponsoring Employer elects the One Year Holdout Rule in the Adoption Agreement, any Year(s) of Service completed prior to an Employee's Break(s) in Service will not be counted in determining an Employee's Vesting Interest in the Participant's Account balance until the Employee satisfies the One Year Holdout Rule. If the Employee satisfies the One Year Holdout Rule, then the Employee's Year(s) of Service for Vesting purposes will include Year(s) of Service that were completed prior to an Employee's Break(s) in Service, retroactively to the first day of the Vesting Computation Period in which the Employee completes one (1) Year of Service. Furthermore, if the Sponsoring Employer has elected the Rule of Parity in the Adoption Agreement (in addition to the One Year Holdout Rule), then the recognition of any Year(s) of Service that were completed prior to an Employee's Break(s) in Service will be subject to both the One Year Holdout Rule and the Rule of Parity.

(B)
Rule of Parity. If the Sponsoring Employer elects the Rule of Parity in the Adoption Agreement, any Year(s) of Service completed prior to an Employee's Break(s) in Service will not be counted in determining an Employee's Vesting Interest in the Participant's Account balance if those Year(s) of Service are disregarded pursuant to the Rule of Parity. If such former Employee's Year(s) of Service are disregarded under the Rule of Parity and the Sponsoring Employer elects in the Adoption Agreement that the Vesting Computation Period is based on an Employee's 12-month employment year, then the Employee's Vesting Computation Period will commence on the Employee's Reemployment Commencement Date (and subsequent Vesting Computation Periods will commence on anniversaries of the Employee's Reemployment Commencement Date). If such former Employee's Year(s) of Service are not disregarded under the Rule of Parity, then the Vesting Computation Periods will remain unchanged.

(3)	Determination of Years of Service for Benefit Accrual/Allocation Purposes. The following provisions apply to determining Year(s) of Service for benefit accrual or allocation purposes:

(A)
One Year Holdout Rule. If the Sponsoring Employer elects the One Year Holdout Rule in the Adoption Agreement, any Year(s) of Service completed prior to an Employee's Break(s) in Service will not be counted for benefit accrual or allocation purposes until the Employee satisfies the One Year Holdout Rule. If the Employee satisfies the One Year Holdout Rule, the Employee's Year(s) of Service for benefit accrual or allocation purposes will include Year(s) of Service that were completed prior to an Employee's Break(s) in Service, retroactively to the first day of the Plan Year in which the Employee completes one Year of Service. Furthermore, if the Sponsoring Employer has elected the Rule of Parity in the Adoption Agreement (in addition to the One Year Holdout Rule), then the recognition of any Year(s) of Service that were completed prior to an Employee's Break(s) in Service will be subject to both the One Year Holdout Rule and the Rule of Parity.

(B)
Rule of Parity. If the Sponsoring Employer elects the Rule of Parity in the Adoption Agreement, then any Year(s) of Service completed prior to an Employee's Break(s) in Service will not be counted for benefit accrual or allocation purposes if those Year(s) of Service are disregarded pursuant to the Rule of Parity.

(i)
Reemployment of a Participant After a Break In Service. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, if an Employee (1) was a Participant in the Plan, (2) Terminates Employment with the Employer, and (3) is subsequently reemployed by

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the Employer after incurring a Break in Service, then the Employee's Year(s) of Service that were completed prior to the Break in Service will be recognized, subject to the following provisions:

(1)	Determination of Years of Service for Eligibility Purposes. The following provisions apply to determining Year(s) of Service for eligibility purposes:

(A)
One Year Holdout Rule. If the Sponsoring Employer elects the One Year Holdout Rule in the Adoption Agreement, any Year(s) of Service completed prior to an Employee's Break(s) in Service will not be counted in determining an Employee's eligibility to participate in the Plan until the Employee satisfies the One Year Holdout Rule. If the Employee satisfies the One Year Holdout Rule, then the reemployed Employee will reenter the Plan as of the first day of the Eligibility Computation Period in which the Employee completes one Year of Service. If the Sponsoring Employer has elected the Rule of Parity in the Adoption Agreement (in addition to the One Year Holdout Rule), the recognition of any Year(s) of Service completed prior to an Employee's Break(s) in Service will be subject to both the One Year Holdout Rule and the Rule of Parity.

(B)
Rule of Parity. If the Sponsoring Employer elects the Rule of Parity in the Adoption Agreement, any Year(s) of Service completed prior to an Employee's Break(s) in Service will not be counted in determining an Employee's eligibility to participate in the Plan if those Year(s) of Service are disregarded pursuant to the Rule of Parity. If such former Employee's Year(s) of Service are disregarded under the Rule of Parity, then (A) the reemployed Employee will be treated as a new Employee for purposes of Section 2.1 and (B) the Employee's Eligibility Computation Period will commence on the Employee's Reemployment Commencement Date and subsequent Eligibility Computation Periods will be based upon the provisions of the definition of Eligibility Computation Period (with the Reemployment Commencement Date substituted for the Employment Commencement Date, if applicable). If such former Employee's Year(s) of Service are not disregarded under the Rule of Parity, then the reemployed Employee will reenter the Plan as of the Employee's Reemployment Commencement Date.

(2)	Determination of Years of Service for Vesting Purposes. The following provisions apply to determining Year(s) of Service for Vesting purposes:

(A)
One Year Holdout Rule. If the Sponsoring Employer elects the One Year Holdout Rule in the Adoption Agreement, any Year(s) of Service completed prior to an Employee's Break(s) in Service will not be counted in determining an Employee's Vesting Interest in the Participant's Account balance until the Employee satisfies the One Year Holdout Rule. If the Employee satisfies the One Year Holdout Rule, then the Employee's Year(s) of Service for Vesting purposes will include Year(s) of Service that were completed prior to an Employee's Break(s) in Service, retroactively to the first day of the Vesting Computation Period in which the Employee completes one (1) Year of Service. Furthermore, if the Sponsoring Employer has elected the Rule of Parity in the Adoption Agreement (in addition to the One Year Holdout Rule), then the recognition of any Year(s) of Service that were completed prior to an Employee's Break(s) in Service will be subject to both the One Year Holdout Rule and the Rule of Parity.

(B)
Rule of Parity. If the Sponsoring Employer elects the Rule of Parity in the Adoption Agreement, then any Year(s) of Service that were completed prior to an Employee's Break(s) in Service will not be counted for purposes of determining an Employee's Vesting Interest in the Participant's Account balance if those Year(s) of Service are

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disregarded pursuant to the Rule of Parity. If such former Employee's Year(s) of Service are disregarded under the Rule of Parity and the Sponsoring Employer elects in the Adoption Agreement that the Vesting Computation Period is based on an Employee's 12-month employment year, then the Employee's Vesting Computation Period will commence on the Employee's Reemployment Commencement Date (and subsequent Vesting Computation Periods will commence on anniversaries of the Employee's Reemployment Commencement Date). If such former Employee's Year(s) of Service are not disregarded under the Rule of Parity, then the Vesting Computation Periods will remain unchanged.

(3)	Determination of Years of Service for Benefit Accrual/Allocation Purposes. The following provisions apply to determining Year(s) of Service for benefit accrual or allocation purposes:

(A)
One Year Holdout Rule. If the Sponsoring Employer elects the One Year Holdout Rule in the Adoption Agreement, any Year(s) of Service completed prior to an Employee's Break(s) in Service will not be counted for benefit accrual or allocation purposes until the Employee satisfies the One Year Holdout Rule. If the Employee satisfies the One Year Holdout Rule, the Employee's Year(s) of Service for benefit accrual or allocation purposes will include Year(s) of Service that were completed prior to an Employee's Break(s) in Service, retroactively to the first day of the Plan Year in which the Employee completes one Year of Service. Furthermore, if the Sponsoring Employer has elected the Rule of Parity in the Adoption Agreement (in addition to the One Year Holdout Rule), then the recognition of any Year(s) of Service that were completed prior to an Employee's Break(s) in Service will be subject to both the One Year Holdout Rule and the Rule of Parity.

(B)
Rule of Parity. If the Sponsoring Employer elects the Rule of Parity in the Adoption Agreement, then any Year(s) of Service that were completed prior to an Employee's Break(s) in Service will not be counted for benefit accrual or allocation purposes if those Year(s) of Service are disregarded pursuant to the Rule of Parity.

(j)
Ignoring Service For Eligibility If Service Requirement Is More Than 1 Year Of Service. Notwithstanding anything in the Plan to the contrary, if this Plan (or a component of the Plan) provides in the Adoption Agreement that an Employee must complete more than one (1) Year of Service for eligibility purposes, and such Employee will have a 100% Vested Interest in the Participant's Account (or the sub-Account that relates to such component) upon becoming a Participant in the Plan, then with respect to an Employee who incurs a Break in Service before satisfying such eligibility requirement (1) the Employee's Year(s) of Service (and Hours of Service) that were completed prior to the Employee's Break(s) in Service will not be counted for eligibility purposes, and (2) the Employee's Eligibility Computation Period will commence on the Employee's Reemployment Commencement Date and subsequent Eligibility Computation Periods will be based upon the provisions of the definition of Eligibility Computation Period (with the Reemployment Commencement Date substituted for the Employment Commencement Date, if applicable).

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Article 2
Plan Participation

2.1.
Eligibility Requirements. If this is an amended Plan, any Eligible Employee who is a Participant on the day before the effective date in the Adoption Agreement will continue to participate in the Plan. Otherwise, an Eligible Employee will be eligible to become a Participant in the Plan upon satisfying the eligibility requirements as elected in the Adoption Agreement, subject to the following provisions:

(a)
Age and Service Requirements. An Eligible Employee must satisfy any age and/or service requirements indicated in the Adoption Agreement for each applicable type of contribution. If the Sponsoring Employer elects in the Adoption Agreement that the service requirement for participation with respect to one or more components of the Plan is the lesser of 1 Year of Service or a stated number of consecutive months, weeks, or days of employment, then an Employee will only be deemed to have completed a month, week, or day of employment for any calendar month, week, or day during which the Employee (1) is continuously employed with the Employer or an Affiliated Employer without interruption for that entire calendar month, week, or day except for those interruptions that are described in the definition of Hour of Service, and (2) if elected in the Adoption Agreement, is credited with the number of Hours of Service for that month, week, or day as indicated in the Adoption Agreement. For purposes of the prior sentence, the determination of whether an Eligible Employee has satisfied the stated number of consecutive months, weeks, or days of employment will be made on the basis of an Eligibility Computation Period; if an Eligible Employee does not satisfy the stated number of consecutive months, weeks, or days of employment during an Eligibility Computation Period, then such Eligible Employee has not satisfied the stated number of consecutive months, weeks, or days of employment, until satisfied during a subsequent Eligibility Computation Period.

(b)
Eligible Employees. All Eligible Employees will be eligible to participate in the Plan (or a component of the Plan); however, the following Employees are not Eligible Employees in the Plan (or a component of the Plan), if elected in the Adoption Agreement:

(1)
Union Employees. Employees whose employment is governed by a collective bargaining agreement between Employee representatives and the Employer in which retirement benefits were the subject of good faith bargaining unless such collective bargaining agreement expressly provides for the inclusion of such Employees as Participants in the Plan.

(2)
Non-Resident Aliens. Employees who are non-resident aliens who do not receive earned income (within the meaning of Code §911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code §861(a)(3)).

(3)
"Merger and Acquisition" Employees. Persons who became Employees as the result of a "Code §410(b)(6)(C) transaction". These Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A "Code §410(b)(6)(C)" transaction" is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

(4)	Highly Compensated Employees. Employees who are Highly Compensated Employees (or any subgroup of Employees who are Highly Compensated Employees).

(5)
Leased Employees. For non-standardized plans only, any person who is considered a Leased Employee but who (1) is not covered by a plan described in Code §414(n)(5), or (2) is covered by a plan described in Code §414(n)(5) but Leased Employees constitute more than 20% of the Employees non-highly compensated workforce.

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(6)	Employees of Non-Adopting Affiliated Employers. For non-standardized plans only, Employees who are employed by an Affiliated Employer which is not an Adopting Employer.

(7)	Key Employees. For non-standardized plans only, Employees who are Key Employees.

(8)	Employees Who Are Paid By Salary. For non-standardized plans only, Employees whose Compensation is primarily in the form of a salary.

(9)	Employees Who Are Paid By the Hour. For non-standardized plans only, Employees whose Compensation is primarily paid on an hourly basis.

(10)	Employees Who Are Paid In Commissions. For non-standardized plans only, Employees whose Compensation is primarily in the form of commissions.

(11)	Other. For non-standardized plans only, any other Employees who are not Eligible Employees as elected and specified in the Adoption Agreement.

(c)
Participation By Employees Whose Status Changes. If an Employee who is not an Eligible Employee with respect to a particular type of contribution (or a component of the Plan) becomes an Eligible Employee for such contribution (or component), then the Employee will participate in the Plan immediately with respect to that type of contribution (or component), so long as (1) the Employee has satisfied the minimum age and service requirements for that type of contribution (or component) and (2) the Employee would have previously become a Participant with respect to that type of contribution (or component) had the Employee always been an Eligible Employee for that type of contribution (or component). The participation of a Participant who is no longer an Eligible Employee with respect to a particular type of contribution (or component) will be suspended and such Participant will be entitled to an allocation of that type of contribution (and any applicable Forfeitures) for the Allocation Period only to the extent of any applicable Hours of Service or Periods of Service completed while an Eligible Employee for that type of contribution (or component). In addition to satisfying any other conditions, the Sponsoring Employer may elect in the Adoption Agreement that the Employee must be an Eligible Employee on the last day of the Allocation Period in which such participation is suspended. Upon again becoming an Eligible Employee with respect to that type of contribution (or component), a suspended Participant will immediately resume eligibility with respect to that type of contribution. Years of Service or Periods of Service while an Employee is not an Eligible Employee will be recognized for purposes of determining the Vested Interest of such Employee with respect to a particular type of contribution (or component) in accordance with Section 4.6.

2.2.
Entry Date. An Eligible Employee who has satisfied the eligibility requirements as elected in the Adoption Agreement will enter the Plan as a Participant on the "Entry Date" that is elected in the Adoption Agreement. Furthermore, if the Sponsoring Employer elects in the Adoption Agreement to waive the age and/or service requirements for the Plan (or a component of the Plan) as of a specified date, then an Eligible Employee will enter the Plan (or that component of the Plan) as of such specified date. Notwithstanding the foregoing, an Eligible Employee who is also a Prevailing Wage Employee will enter the Plan as a Participant with respect to Compensation received under a Prevailing Wage Law on the date the Employee first receives such Compensation; however, if the Sponsor Employer elects in the Adoption Agreement a later Entry Date with respect to Prevailing Wage Contributions, then such later Entry Date will apply.

2.3.
Waiver of Participation. A waiver of participation is not permitted except to the extent a valid waiver was made under the terms of the prior Plan. If this is an amendment and restatement of this Plan, then all prior irrevocable waivers will remain in effect after the adoption date of this amendment and restatement. If a prior Plan document permitted revocable waivers of participation, then any Eligible Employee who had previously waived participation on a revocable basis may revoke such waiver and participate in the Plan; however, such

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Eligible Employee may not waive participation again on or after the adoption date of this amendment and restatement.

2.4.
Reemployment. If an Employee Terminates Employment and is subsequently reemployed by the Employer or an Affiliated Employer, such Employee's Years of Service and/or Periods of Service for purposes of eligibility (as well as the time such Employee enters or reenters the Plan as a Participant) will be determined in accordance with the rules described in the definition of Years of Service and/or Periods of Service, as applicable.

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Article 3
Contributions and Allocations

3.1.	General Contribution and Allocation Provisions. The Employer intends to make contributions to the Plan, unless the Plan is a frozen Plan, subject to the following provisions:

(a)
Types and Amount of Contributions. The types (and, if applicable, the amount) of contributions that may be made to the Plan are those that are elected in the Adoption Agreement. The type and the amount of the contribution will be determined by the Employer, and such determination by the Employer will be binding on the Trustee, Administrator and all Participants and may not be reviewed in any manner.

(b)
No Guarantee. The Employer does not guarantee either the making of Employer contributions or the payment of benefits under the Plan. The Employer reserves the right to reduce, suspend or discontinue contributions for any reason at any time; however, if the Plan is deemed to be terminated as a result of such reduction, suspension or discontinuance, then the provisions of Article 9 will become effective.

(c)	Taxable Wage Base. If a contribution and/or allocation utilize the Taxable Wage Base, then the Taxable Wage Base that is used for a Plan Year will be determined as of the beginning of the Plan Year.

(d)
Effect of Waiver of Funding. If the Plan is a money purchase Plan and the Employer amends the Plan because of a waiver of the minimum funding requirement under Code §412(d), then such Plan will be considered to be an individually designed plan and will no longer be considered a prototype plan.

(e)
Limitations on Contributions. Notwithstanding any provision of this Article, (1) no Employer contribution will be made for any Participant who is not a Benefiting Participant for an Allocation Period unless otherwise required by the Top Heavy Minimum Allocation provisions in Section 3.14; and (2) if the Plan provides contributions or benefits for Employees some or all of whom are owner-employees as defined in Code §401(c)(3), such contributions or benefits can only be provided with respect to the Earned Income of such owner-employees derived from the trade or business with respect to which the Plan is established.

(f)
Frequency of Contributions and Allocations. Any Employer contribution that is made under the terms of the Plan may, at the election of the Administrator, be contributed (1) each payroll period; (2) each month; (3) each Plan quarter; (4) on an annual basis; or (5) on any Allocation Period as determined by the Employer, provided that such Allocation Period does not discriminate in favor of Highly Compensated Employees. The Employer may elect a different Allocation Period for each type of Employer contribution. Employer contributions will be allocated based on the applicable Allocation Period.

(g)
Form of Contribution. If the Plan is not subject to Code §412, the contribution is not used to reduce an obligation or liability of an Employer to the Plan, and the contribution is unencumbered and discretionary, then the contribution (if any) may consist of (1) cash; (2) cash equivalencies (3) qualifying employer real property and/or qualifying employer securities as defined in ERISA §407(d)(4) and ERISA §407(d)(5), provided the acquisition of such qualifying employer real property and/or qualifying employer securities satisfies the requirements of ERISA §408(e); or (4) any other property that is not prohibited under Code §4975 and that is acceptable to the Trustee under the terms of the Trust agreement. If the Plan is subject to Code §412, the contribution is used to reduce an obligation or liability of an Employer, or the contribution is encumbered and not discretionary, then the contribution will consist of (1) cash; or (2) cash equivalencies; such Employer's contribution will not consist of any non-cash or non-cash equivalency assets to the Trust.

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(h)	Refund of Contributions. Contributions that are made to the Plan by the Employer can only be returned to the Employer in accordance with the following provisions:

(1)
Failure of Plan to Initially Qualify. If the Plan fails to initially satisfy the requirements of Code §401(a) and the Employer declines to amend the Plan to satisfy such requirements, then contributions that were made prior to the date such qualification is denied must be returned to the Employer within one year of the date of such denial, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or by such later date as the Secretary of the Treasury may prescribe.

(2)
Contributions Made Under a Mistake of Fact. If a contribution is attributable in whole or in part to a good faith mistake of fact, including a good faith mistake in determining the deductibility of the contribution under Code §404, an amount may be returned to the Employer equal to the excess of the amount that had been contributed over the amount that would have been contributed if the mistake of fact had not occurred (which excess will hereafter be known as a "Mistaken Contribution"). Earnings attributable to a Mistaken Contribution will not be returned, but losses attributable to the Mistaken Contribution will reduce the amount so returned. The Mistaken Contribution will be returned within one year of the date the Mistaken Contribution was made or the deduction disallowed, as the case may be.

(3)
Nondeductible Contributions. Except to the extent that an Employer may intentionally make a nondeductible contribution, for example, to correct an administrative error or restore a Forfeiture, Employer contributions are conditioned on deductibility and will otherwise be returned to the Employer.

(4)
Prevailing Wage Contributions. Notwithstanding the foregoing, Prevailing Wage Contributions that would otherwise be returned to the Employer for the reasons described in paragraphs (1) or (2) above will instead be distributed to the affected Participants.

3.2.
Elective Deferrals. If the Plan is a 401(k) Plan, then the Employer will contribute each Participant's Elective Deferrals to the Plan, determined in accordance with and subject to the following provisions:

(a)
Amount of Elective Deferrals. Each Participant may enter into and submit to the Administrator at any time a Salary Deferral Agreement authorizing the Employer to withhold all or a portion of the Participant's Compensation, specifying the amount (either in whole percentage increments of Compensation or in whole dollar amounts as designated by the Participant; but the Administrator will have the right to direct that such increments of Compensation be rounded to the next highest or lowest dollar or percentage) and type (either Roth Elective Deferrals (if permitted by the Plan), Pre-Tax Elective Deferrals, or a specific combination of Roth Elective Deferrals (if permitted by the Plan) and Pre-Tax Elective Deferrals). The amount withheld will be deemed an Elective Deferral that the Employer will contribute to the Plan on behalf of the Participant. Such Salary Deferral Agreement will be effective as soon as administratively feasible after receipt of the Salary Deferral Agreement, unless a later pay period is specified by the Participant. A Participant's Salary Deferral Agreement will remain in effect until superseded by another Salary Deferral Agreement (subject to the Automatic Enrollment provisions of paragraph (g) below). The Administrator, pursuant to an administrative policy regarding Elective Deferrals that is promulgated under Section 8.6, will designate the effective date of such elections that are submitted to the Administrator, and the frequency of such elections (and the frequency of modifications to such elections) but not less frequently than once per Plan Year. In addition, other Elective Deferral provisions may be set forth in such administrative policy, including, but not limited to, provisions that (1) set the maximum Elective Deferral percentage for Participants who are Highly Compensated Employees (if such percentage is less than the maximum percentage set forth above); (2) describe a program of automatic increases to a Participants' Elective

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Deferral percentage as elected by the Administrator and/or the Participant; and (3) permit a Participant to identify separate components of the Participant's Compensation (such as base salary, bonuses, etc.) and to specify that a different Elective Deferral percentage (or dollar amount) apply to each such component.

(b)
Cash or Deferred Option. For any Plan Year, the Employer may declare a Cash or Deferred Contribution. In such event, the Employer will provide each Participant who is entitled to this Cash or Deferred Contribution the right to elect to receive as cash some or all of such Participant's Cash or Deferred Contribution. Any amount that a Participant elects not to receive as cash will be deemed an Elective Deferral of the Participant, will be contributed to the Plan within 21/2 months after the end of the Plan Year, and will be allocated to the Participant's Elective Deferral Account.

(c)	Roth Elective Deferrals. If elected in the Adoption Agreement, a Participant may elect to classify all or a portion of an Elective Deferral as a Roth Elective Deferral.

(d)
Reclassification Not Permitted. An Elective Deferral contributed to the Plan as one type of Elective Deferral (either a Roth Elective Deferral or a Pre-Tax Elective Deferral) may not later be reclassified as the other type of Elective Deferral.

(e)
Catch-Up Contributions. If elected in the Adoption Agreement, Catch-Up Contributions are permitted and Participants who are age 50 or over by the end of their taxable years will be eligible. If this Plan is a Safe Harbor 401(k) Plan, Catch-Up Contributions will be treated as Elective Deferrals and will be matched in accordance with the Safe Harbor Matching Contribution formula(s) elected in the Adoption Agreement. If this is a Non-Safe Harbor 401(k) Plan, Catch-Up Contributions will be matched in accordance with the Non-Safe Harbor Matching Contribution formula (if any) elected in the Adoption Agreement unless the Sponsoring Employer elects not to match Catch-Up Contributions in the Adoption Agreement.

(f)
Limitations on Elective Deferrals. In no event may Elective Deferrals be more than the maximum dollar amount permitted for the Participant's taxable year beginning in that calendar year under Code §402(g). Elective Deferrals that exceed the applicable Code §402(g) limit are Excess Elective Deferrals and will be distributed to the affected Participants under Section 5.18. No Participant will be permitted to have Elective Deferrals made under this Plan, or any other plan, contract or arrangement maintained by the Sponsoring Employer, during any calendar year, in excess of the dollar limit in Code §402(g) in effect for the Participant's taxable year beginning in such calendar year. The dollar limitation in Code §402(g) is $11,000 for taxable years beginning in 2002, and increasing by $1,000 each taxable year thereafter up to $15,000 for taxable years beginning in 2006 and later years. After 2006, the $15,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code §402(g)(4). Adjustments will be in multiples of $500. Catch-Up Contributions will not be used in determining the Code §402(g) limitations.

(g)
Automatic Enrollment. If elected in the Adoption Agreement, the Employer may establish an automatic enrollment program. The terms of the automatic enrollment program (which may include, but are not limited to, the Elective Deferral percentage or amount, any automatic increases that apply to that Elective Deferral percentage or amount, the portion of the Elective Deferral which is considered a Pre-Tax Elective Deferral and, if available in this Plan, the portion which is considered a Roth Elective Deferral, and the Participants to whom the automatic enrollment program applies) will be set forth from time to time in an administrative policy regarding Elective Deferrals that is promulgated under Section 8.6 by the Administrator; if the Administrator does not adopt such administrative policy, then the terms of the notice that is issued to Participants regarding the automatic enrollment program will define the terms and conditions of the automatic enrollment program regarding Elective Deferrals for the Plan Year.

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(h)
Salary Deferral Agreement. Salary Deferral Agreements may be entered into as of such date or dates (but at least once per Plan Year) as established by the Administrator in an administrative policy regarding Elective Deferrals promulgated under Section 8.6. A Participant may thereafter modify a Salary Deferral Agreement to increase or decrease the percentage or amount being withheld as permitted under such administrative policy. The Participant may also at any time suspend or cancel his or her Salary Deferral Agreement upon reasonable written notice to the Administrator. If a Participant cancels or suspends his or her Salary Deferral Agreement, the Participant will not be permitted to put a new Salary Deferral Agreement into effect until such time as set forth in such administrative policy. If necessary to insure that the Plan satisfies the ADP Test or upon a Participant reaching the Elective Deferral limit of Code §402(g) with respect to such Participant's Elective Deferrals in the Plan, then the Sponsoring Employer may temporarily suspend a Participant's Salary Deferral Agreement upon notice to the Participant. If a Participant has not elected in his or her Salary Deferral Agreement to withhold at the maximum rate permitted by the Plan for a Plan Year and the Participant wants to increase the total amount withheld for that Plan Year up to the maximum permitted rate, then the Participant can make a supplemental election at any time during the last two months of the Plan Year to withhold an additional amount for one or more pay periods (including, if elected in the Adoption Agreement, Catch-Up Contributions not in excess of the Catch-Up Contribution Limit). An Elective Deferral will constitute a payroll deduction authorization for purposes of applicable state law. If automatic enrollment is elected in the Adoption Agreement pursuant to paragraph (g) above, then the Participant must be given an effective opportunity to elect a different amount (including no amount).

(i)
ADP Testing. Elective Deferrals in a Non-Safe Harbor 401(k) Plan must satisfy the ADP Test of Section 3.18 for a Plan Year, and Elective Deferrals in a Non-Safe Harbor 401(k) Plan that do not satisfy the ADP Test for a Plan Year will utilize the correction methods of such Section.

(j)
Distribution of Elective Deferrals. Elective Deferrals can only be distributed upon the earliest to occur of the following dates: (1) a Participant Terminates Employment (separates from service, for Plan Years beginning before 2002) with the Employer; (2) a Participant dies; (3) a Participant suffers a Disability; (4) an event that is described in Code §401(k)(10) occurs; (5) a Participant reaches Age 591/2 (if on or before such date, a pre-retirement in-service withdrawal of Elective Deferrals is elected in the Adoption Agreement); or (6) if financial hardship distributions are elected in the Adoption Agreement, the Participant qualifies for a financial hardship distribution under Section 5.16. With respect to clause (4) of the prior sentence, Elective Deferrals can be distributed (in a lump sum only) upon termination of the Plan, so long as the Sponsoring Employer (or an Affiliated Employer) does not maintain an alternative defined contribution plan at any time during the period beginning on the date of Plan termination and ending 12 months after all assets have been distributed from the terminated Plan. However, if at all times during the 24-month period beginning 12 months before the date of Plan's termination, fewer than 2% of the Employees who were eligible to participate in the 401(k) Plan as of the date of the Plan's termination are eligible to participate in the other defined contribution plan, the other defined contribution plan is not an alternative defined contribution plan. A defined contribution plan is also not an alternative defined contribution plan if the defined contribution plan is an employee stock ownership plan as defined in Code §4975(e)(7) or Code §409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that is described in Code§ 403(b), or a plan that is described in Code §457(b) or Code §457(f).

(k)
Allocation of Elective Deferrals. Participant's Pre-tax Elective Deferrals will be allocated to the Participant's Pre-Tax Elective Deferral Account. Each Participant's Roth Elective Deferrals (if any) will be allocated to the Participant's Roth Elective Deferral Account.

3.3.
Mandatory Employee Contributions. If elected in the Adoption Agreement, then each Participant must make Mandatory Employee Contributions under the terms and conditions as elected in the Adoption Agreement, in order to receive an allocation of Employer contributions and Forfeitures for an Allocation Period. Mandatory

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Employee Contributions will be allocated to a Participant's Mandatory Employee Contribution Account in which the Participant will have a 100% Vested Interest. A Participant can elect to discontinue (or resume) Mandatory Employee Contributions in accordance with procedures established by the Administrator. Mandatory Employee Contribution Accounts will be administered as follows:

(a)
Investment of Accounts. The Administrator may choose for investment purposes either to segregate Mandatory Employee Contribution Accounts into separate interest bearing accounts or to invest Mandatory Employee Contribution Accounts as part of the general Trust Fund (in which case Mandatory Employee Contribution Accounts will share in net income and losses in the manner elected in the Adoption Agreement), except for that portion of a Participant's Mandatory Employee Contribution Account which a Participant may be permitted to self-direct pursuant to Section 7.4.

(b)
Discontinuance of Contributions in the Event of a Hardship Distribution. If a Participant receives a financial hardship distribution under Section 5.16 (or receive a financial hardship distribution under Regulation §1.401(k)-1(d)(3)(iv)(E) from any other Employer maintained plan as defined in Regulation §1.401(k)-1(d)(3)(iv)(F)), he or she will be barred from making Mandatory Employee Contributions for a period of 6 months after the distribution or, such other period of time as set forth in an administrative policy regarding financial hardship distributions promulgated under Section 8.6 by the Administrator.

(c)
ACP Testing. Any Mandatory Employee Contributions made for a Plan Year must satisfy the ACP Test of Section 3.19 for a Plan Year. Mandatory Employee Contributions that do not satisfy the ACP Test will utilize the correction methods of such Section.

(d)
Right to Make Each Rate of Mandatory Employee Contributions. The right to make each rate of Mandatory Employee Contributions (determining the rate based on the Plan's definition of the Compensation out of which the Mandatory Employee Contributions are made (regardless of whether that definition of Compensation satisfies Code §414(s)), and treating different rates as existing if they are based on definitions of Compensation or other requirements or formulas that are not substantially the same) must not discriminate in favor of Highly Compensated Employees.

3.4.
Non-Safe Harbor Matching Contributions. If the Plan is a 401(m) Plan, then the Employer may make Non-Safe Harbor Matching Contributions as elected in the Adoption Agreement and/or in one or more Non-Safe Harbor Matching Contribution Addenda, subject to the following provisions:

(a)
ACP Testing. Non-Safe Harbor Matching Contributions made for a Plan Year must satisfy the ACP Test of Section 3.19 for a Plan Year. Non-Safe Harbor Matching Contributions that do not satisfy the ACP Test will utilize the correction methods of such Section.

(b)
Treatment as QMACs. The Administrator may elect to treat all or any portion of a Non-Safe Harbor Matching Contribution as a QMAC sufficient to satisfy the ADP Test, to the extent that such QMAC is not used to satisfy the ACP Test (but, so long as the QMAC is not precluded from being used in the ACP Test pursuant to Section 3.18(j)(4)(B)).

(c)
True-Ups. If (1) the Allocation Period for Non-Safe Harbor Matching Contributions is a computation period that is less than the Plan Year, and (2) on the last day of any Plan Year, the dollar amount of the Non-Safe Harbor Matching Contributions made on behalf of a Benefiting Participant is less than the dollar amount that would have been made had the Non-Safe Harbor Matching Contributions been contributed for an Allocation Period of a Plan Year, then the Employer may elect, pursuant to the Employer's discretion, for any Plan Year to make an additional Non-Safe Harbor Matching Contribution so that the Non-Safe Harbor Matching Contribution contributed for a Benefiting Participant is equal to the Non-Safe Harbor Matching Contribution that would have been made had the Non-Safe Harbor Matching Contributions been contributed for an Allocation Period of the Plan Year. However, any such additional Non-Safe Harbor Matching Contributions can only be made to

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the Plan on a uniform, nondiscriminatory basis. In order to determine the group of Participants who are eligible to receive the additional Non-Safe Harbor Matching Contributions of this paragraph, the Employer may impose allocation conditions that are different from the allocation conditions used to determine Benefiting Participants for purposes of other Non-Safe Harbor Matching Contributions.

(d)
Prorating the Code §401(a)(17) Compensation Limit for Each Allocation Period. If the Allocation Period for Non-Safe Harbor Matching Contributions is a computation period that is less than the Plan Year, then the Employer may elect, pursuant to the Employer's discretion, for any Plan Year to prorate the Code §401(a)(17) Compensation Limit to each Allocation Period of the Plan Year. However, any prorating of the Code §401(a)(17) Compensation Limit can only be made on a uniform, nondiscriminatory basis.

(e)
Excess Elective Deferrals and Excess Contributions Not Required to Be Matched. Notwithstanding the above, to the extent Non-Safe Harbor Matching Contributions (including Qualified Matching Contributions) are contributed on an annual basis, no Non-Safe Harbor Matching Contribution (including Qualified Matching Contributions) will be required with respect to that portion of an Elective Deferral which for that Plan Year is determined to be either an Excess Elective Deferral (unless the Excess Elective Deferral is for a Non-Highly Compensated Employee) or an Excess Contribution. Furthermore, Matching Contributions (including Qualified Matching Contributions) that have been allocated to a Participant's Account must be forfeited if the contributions to which they relate are Excess Deferrals (unless the Excess Elective Deferrals are for Non-Highly Compensated Employees), Excess Contributions, or Excess Aggregate Contributions.

(f)
Discretionary Formulas. If the Sponsoring Employer elects a discretionary formula in Section 6.1(a) of the 401(k) Plan Adoption Agreement (standardized or non-standardized), the Sponsoring Employer's discretion in establishing a formula for any Allocation Period includes, but is not limited to, establishing the amount of the contributions, the rate of match, as well as establishing a maximum Non-Safe Harbor Matching Contribution per Participant (either as a dollar maximum per Participant, a maximum percentage of each Participant's Compensation, and/or a maximum amount of each Participant's Elective Deferrals that will be recognized for matching purposes). In addition, the Employer must, on or before the due date (plus any extensions) for filing the Employees tax return, adopt a written resolution (or other written action) which describes the rate of match and the maximum limitations, if any, imposed on the Non-Safe Harbor Matching Contribution for the Allocation Period. Any such Matching Contribution will then be allocated to each Benefiting Participant's Non-Safe Harbor Matching Contribution Account in the ratio that each such Benefiting Participant's Elective Deferrals for the Allocation Period bears to the total Elective Deferrals of all such Benefiting Participants for the Allocation Period, subject to any maximum limitations imposed on the allocation in the written resolution (or other written action).

(g)
Right to Each Rate of Match. The right to each rate of Non-Safe Harbor Matching Contributions (determining the rate using the amount of Non-Safe Harbor Matching Contributions, Elective Deferrals, Voluntary Employee Contributions, and Mandatory Employee Contributions determined after any corrections under Regulation §1.401(k)-2(b)(1)(i) and §1.401(m)-2(b)(1)(i), and treating different rates as existing if they are based on definitions of Compensation or other requirements or formulas that are not substantially the same) must not discriminate in favor of Highly Compensated Employees.

(h)
Allocation of Non-Safe Harbor Matching Contributions. Non-Safe Harbor Matching Contributions contributed on a Participant's behalf will be allocated to the Participant's Non-Safe Harbor Matching Contribution Account. All such allocations will be made in the manner elected by the Sponsoring Employer in the Adoption Agreement and/or the Non-Safe Harbor Matching Contribution Addendum. A Participant who makes an Elective Deferral during the Allocation Period will be eligible to receive an allocation of Non-Safe Harbor Matching Contributions for that Allocation Period as elected by the Sponsoring Employer in the Adoption Agreement. If the Sponsoring Employer

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elects in the Adoption Agreement to impose a service requirement (e.g., 1,000 Hours of Service) in order for a Participant to receive an allocation of Non-Safe Harbor Matching Contributions for an Allocation and the Allocation Period is less than 12 consecutive months, any such service requirement will be proportionately reduced.

3.5.
Non-Safe Harbor Non-Elective Contributions. The Employer may make Non-Safe Harbor Non-Elective Contributions as elected in the Adoption Agreement and/or in one or more Non-Safe Harbor Non-Elective Contribution Addenda, subject to the following provisions:

(a)
Allocation of Non-Safe Harbor Non-Elective Contributions. A Participant will be eligible to receive an allocation of the Employer's Non-Safe Harbor Non-Elective Contributions for that Allocation Period as elected by the Sponsoring Employer in the Adoption Agreement. If the Sponsoring Employer elects in the Adoption Agreement to impose a service requirement (e.g., 1,000 Hours of Service) in order for a Participant to receive an allocation of Non-Safe Harbor Non-Elective Contributions for an Allocation and the Allocation Period is less than 12 consecutive months, any such service requirement will be proportionately reduced.

(1)
Allocations Using a Compensation Ratio. If the Sponsoring Employer elects in the Adoption Agreement to allocate Non-Safe Harbor Non-Elective Contributions using a Compensation ratio, then the allocation will be made to each Benefiting Participant's Non-Elective Contribution Account in the ratio that his or her Compensation for the Allocation Period bears to the total Compensation of all Benefiting Participants for the Allocation Period.

(2)
Allocations Using the Per Capita Method. If the Sponsoring Employer elects in the Adoption Agreement to allocate Non-Safe Harbor Non-Elective Contributions on a per capita basis, then the allocation will be made to each Benefiting Participant's Non-Elective Contribution Account in an equal dollar amount for the Allocation Period.

(3)
Allocations Using Points. If the Sponsoring Employer elects in the Adoption Agreement to allocate Non-Safe Harbor Non-Elective Contributions based on points awarded to a Participant as elected in the Adoption Agreement, then the allocation will be made to each Benefiting Participant's Non-Elective Contribution Account in the ratio that each Benefiting Participant's allocation points for the Allocation Period bears to the total allocation points of all Benefiting Participants for the Allocation Period.

(4)
Allocations Using Permitted Disparity. If the Sponsoring Employer elects in the Adoption Agreement to allocate Non-Safe Harbor Non-Elective Contributions using permitted disparity, then the allocation will be made using either a 2-step method, a 4-step method, or both, as elected in the Adoption Agreement, in accordance with the following provisions:

(A)	2-Step Method Only. If the Sponsoring Employer elects the 2-step method for all Allocation Periods, then the contribution will be allocated in the following manner:

(i)
Step 1. An amount will be allocated equal to the lesser of [a] the Maximum Excess Percentage multiplied by a Benefiting Participant's Excess Compensation; or [b] as elected in the Adoption Agreement, either [1] the greater of 5.7% or the OASI Percentage, [2] 5.4%, or [3] 4.3%, multiplied by a Benefiting Participant's Excess Compensation.

(ii)	Step 2. The balance of the Employer's contribution will be allocated in the ratio that his or her Compensation bears to the total Compensation of all Benefiting Participants.

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(B)	4-Step Method Only. If the Sponsoring Employer elects the 4-step method for all Allocation Periods, then the contribution will be allocated in the following manner:

(i)
(Step 1. First, an amount will be allocated in the ratio that his or her Compensation bears to the total Compensation of all Benefiting Participants, but the maximum amount allocated under this subparagraph will not exceed 3% of a Benefiting Participant's Compensation. Solely for purposes of the allocation made under this subparagraph (i), the term Benefiting Participant also means any Participant entitled to a Top Heavy Minimum Allocation under Section 3.14.

(ii)
(iStep 2. Next, an amount will be allocated in the ratio that a Benefiting Participant's Excess Compensation bears to the total Excess Compensation of all Benefiting Participants, but the maximum amount allocated under this subparagraph will not exceed 3% of a Benefiting Participant's Excess Compensation.

(iii)
(Step 3. Next, an amount will be allocated in the ratio that a Benefiting Participant's Compensation plus Excess Compensation bears to the total Compensation plus Excess Compensation of all Benefiting Participants, but the maximum amount allocated under this subparagraph will not exceed the Third-Step Integration Percentage of a Benefiting Participant's Compensation plus Excess Compensation.

(iv)	Step 4. The balance of the contribution will be allocated in the ratio that a Benefiting Participant's Compensation bears to the total Compensation of all Benefiting Participants.

(C)
2-Step Method and 4-Step Method. If the Sponsoring Employer elects to use the 2-step method in non-Top Heavy Allocation Periods and the 4-step method in Top Heavy Allocation Periods, then the contribution will be allocated as set forth in Section 3.5(a)(4)(A) during non-Top Heavy Allocation Periods and as set forth in Section 3.5(a)(4)(B) during Top Heavy Allocation Periods.

(5)
Allocations Using Allocation Groups. If the Sponsoring Employer elects in the Adoption Agreement to allocate Non-Safe Harbor Non-Elective Contributions using allocation groups, then the allocation for each Allocation Group will be made pursuant to the "Allocation Group Addendum" that is attached to the Adoption Agreement; the allocation for each Benefiting Participant will be made to each Benefiting Participant's Non-Elective Contribution Account. The Employer must notify the Trustee of the amount of the Non-Safe Harbor Non-Elective Contribution to be allocated each Allocation Group.

If the Sponsoring Employer elects in the Adoption Agreement to allocate Non-Safe Harbor Non-Elective Contributions using allocation groups, the Sponsoring Employer may elect in the "Allocation Group Addendum" either that each Benefiting Participant of the Employer will constitute a "separate allocation group" or that specific Benefiting Participants of the Employer will be grouped together in "separate allocation groups" for purposes of allocating Non-Safe Harbor Non-Elective Contributions. However, only a limited number of Allocation Rates is permitted, and the number of Allocation Rates cannot be greater than the maximum allowable number of Allocation Rates. The maximum allowable number of Allocation Rates is equal to the sum of the allowable number of Allocation Rates for eligible Non-Highly Compensated Employees (eligible NHCEs) and the allowable number of Allocation Rates for eligible Highly Compensated Employees (eligible HCEs). The allowable number of Allocation Rates for eligible HCEs is equal to the number of eligible

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HCEs, limited to 25. The allowable number of NHCE Allocation Rates depends on the number of eligible NHCEs, limited to 25. If the Plan has only one or two eligible NHCEs, the allowable number of NHCE Allocation Rates is one. If the Plan has 3 to 8 eligible NHCEs, then the allowable number of NHCE Allocation Rates cannot exceed two. If the Plan has 9 to 11 eligible NHCEs, then the allowable number of NHCE Allocation Rates cannot exceed three. If the Plan has 12 to 19 eligible NHCEs, then the allowable number of NHCE Allocation Rates cannot exceed four. If the Plan has 20 to 29 eligible NHCEs, then the allowable number of NHCE Allocation Rates cannot exceed five. If the Plan has 30 or more eligible NHCEs, then the allowable number of NHCE Allocation Rates cannot exceed the number of eligible NHCEs divided by five (rounded down to the next whole number if the result of dividing is not a whole number), but will not exceed 25.
The allocation will be made as follows: First, the total amount of Non-Safe Harbor Non-Elective Contributions is allocated among the Deemed Aggregated Allocation Groups in portions determined by the Employer. Second, within each Deemed Aggregated Allocation Group, the allocated portion is allocated to each Benefiting Participant in the ratio that such Benefiting Participant's Compensation, bears to the total Compensation of all each Benefiting Participants in the group.

(6)
Allocations Using Age Weighting. If the Sponsoring Employer elects in the Adoption Agreement to allocate Non-Safe Harbor Non-Elective Contributions using age weighting, then a Benefiting Participant's Age Weighting Factor for any Plan Year will be determined by multiplying the Benefiting Participant's Compensation by the appropriate percentage (based upon the Benefiting Participant's Age) set forth in the "Age-Weighted Table Addendum" that is attached to the Adoption Agreement. The allocation will be made to each Benefiting Participant's Non-Elective Contribution Account in the ratio that his or her Age Weighting Factor for the Allocation Period bears to the total Age Weighting Factors of all Benefiting Participants for the Allocation Period.

(b)
Effect of Top Heavy on Allocation Method. Notwithstanding anything in the Section to the contrary, if the Plan is Top Heavy for any Plan Year, and if the allocation method that is elected in the Adoption Agreement (along with any other allocations that are permitted to be used to satisfy the Top Heavy Minimum Allocation requirements of Section 3.14) does not satisfy the Top Heavy Minimum Allocation requirements (because, for example, either a Benefiting Participant's Compensation that is used in the allocation method does not satisfy Code §415(c)(3) Compensation, the Compensation Determination Period is other than the entire Plan Year, or the allocation method is not sufficient to allocate the Top Heavy Minimum Allocation to any Non-Key Employee), then the Top Heavy Minimum Allocation will be allocated first before (or, simultaneous with, if no Key Employee has any Employer contributions (including any Elective Deferrals made on behalf of a Key Employee to a 401(k) Plan maintained by the Employer) or Forfeitures allocated to the Participant's Account for that Plan Year) any allocations under the allocation method. However, the allocation method may take into account such Top Heavy Minimum Allocation.

3.6.
Prevailing Wage Contributions. If elected in the Adoption Agreement, the Employer will make Prevailing Wage Contributions to the Plan for the Prevailing Wage Service of each Prevailing Wage Employee, subject to the following provisions:

(a)
Amount of Prevailing Wage Contributions. The Prevailing Wage Contribution for each Prevailing Wage Employee will be based on the hourly contribution rate required under the applicable Prevailing Wage Law for each such Employee's employment classification at which Prevailing Wage Law services are performed by each such Employee that are not being paid as wages or being used to provide other benefits.

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(b)	Frequency of Prevailing Wage Contributions. Prevailing Wage Contributions will be contributed to the Plan as frequently as required under the applicable Prevailing Wage Law.

(c)	Allocation/Utilization of Prevailing Wage Contributions. Prevailing Wage Contributions will be allocated/utilized in any (or all) of the following ways:

(1)
Used as a Qualified Non-Elective Contribution for a 401(k) Plan and/or a 401(m) Plan. If the Plan is a 401(k) Plan and/or a 401(m) Plan, then all or any portion of a Participant's Prevailing Wage Contributions can be used as a Qualified Non-Elective Contribution.

(2)
Used as a Qualified Matching Contribution for a 401(k) Plan and/or a 401(m) Plan. If the Plan is a 401(k) Plan and/or a 401(m) Plan, then all or any portion of a Participant's Prevailing Wage Contributions can be used as a Qualified Matching Contributions, to the extent that the Participant has Elective Deferrals made to the Plan on his or her behalf.

(3)
Allocated to the Prevailing Wage Account. All or any portion of a Participant's Prevailing Wage Contributions can be allocated to the Prevailing Wage Account of each Participant eligible to share in the allocation of such Prevailing Wage Contributions; and/or

(4)
Offset Other Contributions. All or any portion of a Participant's Prevailing Wage Contributions can be used first to offset any type(s) of Employer contributions (other than Elective Deferrals). If Prevailing Wage Contributions remain after the offset(s) of the prior sentence, then the remaining Prevailing Wage Contributions will be allocated to the Prevailing Wage Account of each Participant eligible to share in the allocation of such remaining Prevailing Wage Contributions.

3.7.
Qualified Matching Contributions. If the Plan is a 401(k) Plan or a 401(m) Plan, then the Employer may make a Qualified Matching Contribution in such amount as the Employer, in its sole discretion, may determine, subject to the following provisions:

(a)
Contributions Treated as Qualified Matching Contributions. The Employer may elect to treat all or any portion of a Matching Contribution as a Qualified Matching Contribution. Furthermore, the Employer may elect to treat all or any portion of a Participant's Prevailing Wage Contribution as a Qualified Matching Contribution, to the extent that the Participant has Elective Deferrals made on his or her behalf, in which event such Prevailing Wage Contributions will be subject to same Vesting and distribution requirements that apply to Qualified Matching Contributions.

(b)
Allocation of Qualified Matching Contributions. Qualified Matching Contributions (QMACs), and any Non-Safe Harbor Matching Contributions that are treated as QMACs, will be allocated to the Qualified Matching Contribution Account of each Eligible Participant for that Allocation Period. Such contributions will be allocated in the manner elected by the Administrator, subject to the following:

(1)
Permissible Methods of Allocation. The Administrator may elect to make the allocation from one of the following allocation methods: (A) pro-rata based on the Compensation of each Eligible Participant; (B) pro-rata based on the Compensation of each Eligible Participant starting with the Eligible Participant with the lowest amount of Compensation and working up until the ADP Test or the ACP Test is satisfied; (C) pro-rata based on the Elective Deferrals of each Eligible Participant starting with the Eligible Participant with the lowest amount of Elective Deferrals and working up until the ADP Test or the ACP Test is satisfied; (D) per capita to each Eligible Participant; (E) per capita based on the Compensation of each Eligible Participant starting with the Eligible Participant with the lowest amount of Compensation and working up until the ADP Test or the ACP Test is satisfied; or (F) per capita based on the Elective Deferrals of each Eligible Participant starting

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with the Eligible Participant with the lowest amount of Elective Deferrals and working up until the ADP Test or the ACP Test is satisfied.

(2)
Maximum Permissible Allocation. Notwithstanding anything in this paragraph (b) to the contrary, the Sponsoring Employer may limit the maximum amount of QMACs that will be allocated for any Allocation Period to an Eligible Participant, to the limitation on disproportionate QMACs as described in Section 3.18(j)(4)(B) for purposes of the ADP Test or the limitation on disproportionate Matching Contributions as described in Section 3.19(h) or (i) for purposes of the ACP Test.

(3)
Eligible Participants. As used in this paragraph (b), the term "Eligible Participant" means any Participant who is a NHCE and who makes an Elective Deferral during the Allocation Period being tested. Furthermore, the Administrator may elect to limit the allocations of QMACs only to Eligible Participants who are employed on the last day of the Allocation Period. In addition, if this 401(k) Plan and/or this 401(m) Plan provides that Otherwise Excludable Participants are eligible to participate and if the plan applies Code §410(b)(4)(B) in determining whether the 401(k) Plan and/or the 401(m) Plan meets the requirements of Code §410(b)(1), then the Administrator may elect to limit the allocations of QMACs only to either: (A) Participants who are Non-Highly Compensated Employees and who are Otherwise Excludable Participants; or (B) Participants who are Non-Highly Compensated Employees and who are not Otherwise Excludable Participants. The Administrator may also elect to allocate QMACs to one or more Participants who are Highly Compensated Employees.

3.8.
Qualified Non-Elective Contributions. If the Plan is a Code §401(k) Plan or a Code §401(m) Plan, then the Employer may make a Qualified Non-Elective Contribution to the Plan in such amount as the Employer, in its sole discretion, may determine, subject to the following provisions:

(a)
Contributions Treated as Qualified Non-Elective Contributions. The Employer may elect to treat all or any portion of a Non-Safe Harbor Non-Elective Contribution as a Qualified Non-Elective Contribution. The Employer may also elect to treat all or any portion of a Participant's Prevailing Wage Contribution as a Qualified Non-Elective Contribution, in which event such Prevailing Wage Contributions will be subject to same Vesting and distribution requirements that apply to Qualified Non-Elective Contributions.

(b)
Allocation of Qualified Non-Elective Contributions. Qualified Non-Elective Contributions (QNECS), Non-Safe Harbor Non-Elective Contributions that are treated as QNECS, and Prevailing Wage Contributions that are treated as QNECS will be allocated to the Qualified Non-Elective Contribution Account of each Eligible Participant for that Allocation Period. Such contributions will be allocated in the manner elected by the Administrator, subject to the following:

(1)
Permissible Methods of Allocation. The Administrator may elect to make the allocation from one of the following allocation methods: (A) pro-rata based on the Compensation of each Eligible Participant; (B) pro-rata based on the Compensation of each Eligible Participant starting with the Eligible Participant with the lowest amount of Compensation and working up until the ADP Test or the ACP Test is satisfied; (C) per capita to each Eligible Participant; or (D) per capita based on the Compensation of each Eligible Participant starting with the Eligible Participant with the lowest amount of Compensation and working up until the ADP Test or the ACP Test is satisfied.

(2)
Maximum Permissible Allocation. Notwithstanding anything in this paragraph (b) to the contrary, the Sponsoring Employer may limit the maximum amount of QNECs to be allocated for any Allocation Period to an Eligible Participant, to the limitation on

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disproportionate QNECs as described in paragraph 3.18(j)(4)(A) for purposes of the ADP Test or Section 1.44(e)(4) for purposes of the ACP Test.

(3)
Eligible Participants. As used in this paragraph (b), the term "Eligible Participant" means any Participant (A) who is a NHCE, and (B) who is eligible, in the Administrator's discretion, either to make an Elective Deferral (regardless of whether such Participant actually makes an Elective Deferral) and/or to receive a Non-Safe Harbor Matching Contribution (regardless of whether such Participant actually receives a Non-Safe Harbor Matching Contribution) during the Allocation Period being tested. Furthermore, the Administrator may elect to limit the allocations of QNECs only to Eligible Participants who are employed on the last day of the Allocation Period. In addition, if this 401(k) Plan and/or this 401(m) Plan provides that Otherwise Excludable Participants are eligible to participate and if the plan applies Code §410(b)(4)(B) in determining whether the 401(k) Plan and/or the 401(m) Plan meets the requirements of Code §410(b)(1), then the Administrator may elect to limit the allocations of QNECs only to either: (A) Participants who are Non-Highly Compensated Employees and who are Otherwise Excludable Participants; or (B) Participants who are Non-Highly Compensated Employees and who are not Otherwise Excludable Participants. Lastly, the Administrator may elect to allocate QNECs to one or more Participants who are Highly Compensated Employees.

3.9.
Rollover Contributions. If elected in the Adoption Agreement, then subject to any changes, limitations, or effective dates adopted by written notice and/or procedures established and adopted by the Administrator pursuant to Section 8.6, any Employee who is permitted to make Rollover Contributions as elected in the Adoption Agreement may make such Rollover Contributions into the Plan from the types of plans as elected in the Adoption Agreement. Rollover Contributions can also include various types of rollovers as elected in the Adoption Agreement. Rollover Contributions will be allocated to an Employee's Rollover Contribution Account in which the Employee will have a 100% Vested Interest. If enumerated in the Effective Date Addendum, then this Plan will not permit an Employee to make additional Rollover Contributions to the Plan on or after the date that is enumerated in the Effective Date Addendum. However, any Rollover Contributions made before such date will continue to be maintained in the Employee's Rollover Contribution Account. The Administrator may choose for investment purposes either to segregate Rollover Contribution Accounts into separate interest bearing accounts or to invest Rollover Contribution Accounts as part of the general Trust Fund, except for that portion of an Employee's Rollover Contribution Account which he or she may be permitted to self-direct under Section 7.4.

3.10.	Safe Harbor 401(k) Contributions. If the Plan is a 401(k) Plan, then the Employer may make Safe Harbor 401(k) Contributions as elected in the Adoption Agreement, subject to the following provisions:

(a)
ADP Safe Harbor Non-Elective Contributions. If the Employer elects in the Adoption Agreement (or to the extent the Employer amends the Plan either by amending the Adoption Agreement or via the Safe Harbor Notice), then the Employer will make an ADP Safe Harbor Non-Elective Contribution equal to 3% (or such higher percentage as elected by the Employer) of the Compensation of each Safe Harbor Participant. The Employer may elect in the Adoption Agreement to make this ADP Safe Harbor Non-Elective Contribution to a money purchase plan named in the Adoption Agreement. For any Allocation Period in which the Employer elects to make an ADP Safe Harbor Non-Elective Contribution to the named money purchase plan, an ADP Safe Harbor Non-Elective Contribution will be made to this Plan in lieu of the ADP Safe Harbor Non-Elective Contribution to the money purchase plan unless each Safe Harbor Participant under this Plan also participates in such other plan and such other plan has the same Plan Year as this Plan. Such ADP Safe Harbor Non-Elective Contribution will be subject to the provisions of Section 3.20.

(b)	ADP Safe Harbor Matching Contributions. If elected in the Adoption Agreement, an ADP Safe Harbor Matching Contribution (whether "Basic" or "Enhanced" as elected in the Adoption

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Agreement) will be made that is equal to the amount specified in the Adoption Agreement, subject to the provisions of Section 3.20.

(c)
ACP Safe Harbor Matching Contributions. If elected in the Adoption Agreement, the Employer may also make additional ACP Safe Harbor Matching Contributions for each Allocation Period. Such ACP Safe Harbor Matching Contribution will be subject to the provisions of Section 3.21.

(d)
True-Ups. If (1) the Allocation Period for either ADP Safe Harbor Matching Contributions and/or ACP Safe Harbor Matching Contributions (which contributions, for purposes of this paragraph, will hereafter be known as "Safe Harbor Matching Contributions") is a computation period that is less than the Plan Year, and (2) on the last day of any Plan Year, the dollar amount of the Safe Harbor Matching Contributions made on behalf of a Benefiting Participant is less than the dollar amount that would have been made had the Safe Harbor Matching Contributions been contributed for an Allocation Period of a Plan Year, then the Employer may elect, pursuant to the Employer's discretion and subject to any Safe Harbor Notice requirements, for any Plan Year to make an additional Safe Harbor Matching Contribution so that the Safe Harbor Matching Contribution contributed for a Benefiting Participant is equal to the Safe Harbor Matching Contribution that would have been made had the Safe Harbor Matching Contributions been contributed for an Allocation Period of the Plan Year. However, any such additional Safe Harbor Matching Contributions can only be made to the Plan on a uniform, nondiscriminatory basis.

(e)
Prorating the Code §401(a)(17) Compensation Limit for Each Allocation Period. If the Allocation Period for either ADP Safe Harbor Matching Contributions and/or ACP Safe Harbor Matching Contributions is a computation period that is less than the Plan Year, then the Employer may elect, pursuant to the Employer's discretion and subject to any Safe Harbor Notice requirements, for any Plan Year to prorate the Code §401(a)(17) Compensation Limit to each Allocation Period of the Plan Year. However, any prorating of the Code §401(a)(17) Compensation Limit can only be made on a uniform, nondiscriminatory basis.

(f)
Allocation of Safe Harbor 401(k) Contributions. Safe Harbor 401(k) Contributions will be allocated as follows: (1) ADP Safe Harbor Matching Contributions will be allocated to a Participant's ADP Safe Harbor Matching Contribution Account; (2) ADP Safe Harbor Non-Elective Contributions will be allocated to a Participant's ADP Safe Harbor Non-Elective Contribution Account; and (3) ACP Safe Harbor Matching Contributions will be allocated to a Participant's ACP Safe Harbor Matching Contribution Account.

3.11.
Voluntary Employee Contributions. If elected in the Adoption Agreement, each Participant may make Voluntary Employee Contributions for a Plan Year, but no later than 30 days after the end of the Plan Year for which such Voluntary Employee Contribution is deemed to be made. Such Voluntary Employee Contributions will be allocated to a Participant's Voluntary Employee Contribution Account in which the Participant will have a 100% Vested Interest. If enumerated in the Effective Date Addendum, then this Plan will not permit a Participant to make additional Voluntary Employee Contributions to the Plan on or after the date that is enumerated in the Effective Date Addendum. However, any Voluntary Employee Contributions made before such date will continue to be maintained in the Participant's Voluntary Employee Contribution Account. Voluntary Employee Contribution Accounts will be administered in accordance with the following provisions:

(a)
Investment of Accounts. The Administrator may choose for investment purposes either to segregate Voluntary Employee Contribution Accounts into separate interest bearing accounts or to invest Voluntary Employee Contribution Accounts as part of the general Trust Fund (in which case Voluntary Employee Contribution Accounts will share in net income and losses in the manner elected in the Adoption Agreement), except for that portion of a Participant's Voluntary Employee Contribution Account which a Participant may be permitted to self-direct pursuant to Section 7.4.

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(b)
Discontinuance of Contributions in the Event of a Financial Hardship Distribution. If a Participant receives a financial hardship distribution under Section 5.16 (or receives a financial hardship distribution from any other Employer maintained plan), he or she will be barred from making Voluntary Employee Contributions for a period of 6 months after the distribution, or such other period of time as set forth in an administrative policy regarding financial hardship distributions promulgated by the Administrator.

(c)
ACP Testing. Any Voluntary Employee Contributions made for a Plan Year must satisfy the ACP Test of Section 3.19 for a Plan Year. Voluntary Employee Contributions that do not satisfy the ACP Test will utilize the correction methods of such Section.

(d)
Right to Make Each Rate of Voluntary Employee Contributions. The right to make each rate of Voluntary Employee Contributions (determining the rate based on the Plan's definition of the Compensation out of which the Voluntary Employee Contributions are made (regardless of whether that definition of Compensation satisfies Code §414(s)), and treating different rates as existing if they are based on definitions of Compensation or other requirements or formulas that are not substantially the same) must not discriminate in favor of Highly Compensated Employees.

3.12.
Allocation of Earnings and Losses. As of each Valuation Date, amounts in Participants' accounts/sub-accounts which have not been segregated from the general Trust Fund for investment purposes (accounts which have been segregated include any Directed Investment Accounts established under Section 7.4) and which have not been distributed since the prior Valuation Date will have the net income of the Trust Fund that has been earned since the prior Valuation Date allocated in accordance with such rules and procedures that are established by the Administrator and that are applied in a uniform and nondiscriminatory manner based upon the investments of the Trust Fund and the Participants' accounts/sub-accounts to which the net income is allocated. For purposes of this Section, the term "net income" means the net of any interest, dividends, unrealized appreciation and depreciation, capital gains and losses, and investment expenses of the Trust Fund determined on each Valuation Date. However, Participants' accounts/sub-accounts which have been segregated from the general Trust Fund for investment purposes (accounts which have been segregated include any Directed Investment Accounts established under Section 7.4) will only have the net income earned thereon allocated thereto. Policy dividends or credits will be allocated to the Participant's Account for whose benefit the Policy is held.

3.13.	Forfeitures and Their Usage. The following provisions relate to Forfeitures and their usage and allocation:

(a)	Provisions Related to Forfeitures. The following provisions relate to Forfeitures:

(1)
Distribution of Entire Vested Interest (or After 5 Consecutive Breaks in Service, If Earlier). If the Sponsoring Employer elects in the Adoption Agreement that a Forfeiture of the non-Vested portion of the Participant's Account balance attributable to Employer contributions will occur as of the earlier of (A) the date that the Participant who Terminated Employment receives a distribution of his or her Vested Interest under Article 5, or (B) the date that the Participant incurs five consecutive Breaks in Service after Termination of Employment, then the provisions of this paragraph apply. Effective as of the first day of Plan Year beginning in 2006 (or such earlier effective date as may be provided in a separate amendment for implementing the final §401(k) Regulations and as permitted by such Regulations) with respect to any 401(k) Plan, a Forfeiture of the non-Vested portion of the Participant's Account balance attributable to Employer contributions will not occur pursuant to the provisions of clause (A) of the prior sentence unless the entire Elective Deferral Account of the Participant who Terminated Employment is or has been distributed. Furthermore, if a Participant's Vested Interest in the entire Participant's Account balance attributable to Employer contributions is zero on the date that the Participant Terminates Employment, then the Participant will be deemed to have received a distribution of such Vested Interest on the date of such Termination of Employment and a Forfeiture of the

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Participant's Account attributable to Employer contributions will occur pursuant to the provisions of clause (A) on the date of such Termination of Employment.

(2)
Consecutive Breaks in Service. If the Sponsoring Employer elects in the Adoption Agreement that a Forfeiture of the non-Vested portion of the Participant's Account attributable to Employer contributions will occur when a Participant incurs a specified number of consecutive Breaks in Service (up to a maximum of five (5) consecutive Breaks in Service) after Termination of Employment, then a Forfeiture will not occur prior to such date, even if the Participant receives a distribution of the entire Vested Interest in the Participant's Account balance attributable to Employer contributions prior to such date.

(b)
Usage and Allocation of Forfeitures. On each annual Valuation Date, the Administrator may elect to use all or any portion of the Forfeiture Account to pay administrative expenses incurred by the Plan. The portion of the Forfeiture Account that is not used to pay administrative expenses will be used first to restore previous Forfeitures of Participants' Accounts pursuant to Section 5.7 and/or to restore Participants' Accounts pursuant to Section 5.13. The portion of the Forfeiture Account that is not used to pay administrative expenses and is not used to satisfy the provisions of the previous sentence will then be allocated/used as elected in the Adoption Agreement pursuant to either (1) or (2) as follows:

(1)
Profit Sharing and Money Purchase Plans. For a profit sharing plan or money purchase plan, the Forfeiture Account, as elected in the Adoption Agreement, will either (A) be allocated to Participants in the manner elected; (B) be used to reduce the Employer's contribution; or (C) be added to the Employer's contribution, to be allocated therewith in the manner elected in the Adoption Agreement.

(2)
401(k) Plans. For a 401(k) Plan, the Forfeiture Account will, as elected in the Adoption Agreement, either (A) be allocated to Participants in the manner elected; (B) be used to reduce any Employer contribution (or combination of Employer contributions), as determined by the Administrator; or (C) be added to any Employer contribution (or combination of Employer contributions), as determined by the Administrator, to be allocated therewith in the manner elected in the Adoption Agreement.

3.14.
Top Heavy Minimum Allocation. In any Plan Year in which the Plan is Top Heavy and a Key Employee receives an allocation of Employer contributions or Forfeitures, each Participant who is described in paragraph (a) below will receive a Top Heavy Minimum Allocation determined in accordance with the following:

(a)
Participants Who Must Receive the Top Heavy Minimum Allocation. The Top Heavy Minimum Allocation will be made for each Participant who is a Non-Key Employee (and to any other Participant (including any Key Employee), if elected in the Adoption Agreement) who is employed by an Employer on the last day of the Plan Year, even if such Participant (1) fails to complete any minimum Hours of Service or Period of Service that is required to receive an allocation of Employer contributions or Forfeitures for the Plan Year; (2) fails to make Elective Deferrals if this Plan is a 401(k) Plan; (3) fails to make a Mandatory Employee Contribution to the Plan; or (4) receives Compensation that is less than a stated amount. The Top Heavy Minimum Allocation is not required to be allocated to any Rollover Participant.

(b)
Participation in Multiple Defined Contribution Plans. If (1) this Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group with a defined benefit plan, (2) this Plan is part of a Required Aggregation Group or a Permissive Aggregation Group with one or more defined contribution plans, (3) a Participant who is described in paragraph (a) participates in this Plan and in one or more defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group, and (4) the allocation of Employer contributions and Forfeitures of each plan that is part of the Required Aggregation Group or the Permissive Aggregation Group (when

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each plan is considered separately) is insufficient to satisfy the Top Heavy Minimum Allocation requirement with respect to such Participant, the Top Heavy Minimum Allocation requirement will nevertheless be satisfied if the aggregate allocation of Employer contributions and Forfeitures that are made on behalf of such Participant under this Plan and all other defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (and any other defined contribution plan that is sponsored by the Employer) is sufficient to satisfy the Top Heavy Minimum Allocation requirement. However, if the aggregate allocation of Employer contributions and Forfeitures that are made on behalf of a Participant under this Plan and all other defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (and any other defined contribution plan that is sponsored by the Employer) is not sufficient to satisfy the Top Heavy Minimum Allocation requirement, then the Employer will make an additional contribution on behalf of such Participant to this Plan and/or to one or more defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (or any other defined contribution plan that is sponsored by the Employer) in order that the aggregate allocation of Employer contributions and Forfeitures that are made on behalf of such Participant under this Plan and all defined contribution plans that are part of the Required Aggregation Group or the Permissive Aggregation Group (and any other defined contribution plan that is sponsored by the Employer) satisfies the Top Heavy Minimum Allocation requirement.

(c)
DB Plan Part of Required Aggregation Group or Permissive Aggregation Group. If this Plan is part of a Required Aggregation Group or a Permissive Aggregation Group with a defined benefit plan, then the Sponsoring Employer may, in the Sponsoring Employer's discretion and in a uniform non-discriminatory manner which is intended to satisfy the requirements of Code §416(f) regarding the preclusion of required duplication and inappropriate omission of Top Heavy minimum benefits or Top Heavy Minimum Allocations, determine to satisfy the requirements of Code §416 with respect to each Participant described in paragraph (a) who participates in this Plan and in the defined benefit plan which is part of the Required Aggregation Group or the Permissive Aggregation Group, by any of the following methods:

(1)
Defined Benefit Minimum Benefit. A defined benefit minimum, which is an accrued benefit at any point in time equal to at least the product of (A) an Employee's average annual Code §415(c)(3) Compensation for the period of consecutive years (not exceeding five) when the Employee had the highest aggregate Code §415(c)(3) Compensation from the Employer and (B) the lesser of 2% per Year of Service or 1-Year Period of Service, as applicable, with the Employer or 20%, subject to the rules of Code §416 and the Regulations thereunder.

(2)
Floor Offset Arrangement. A floor offset approach, pursuant to Revenue Ruling 76-259, under which the defined benefit minimum of the defined benefit plan that is provided pursuant to paragraph (c)(1) is offset by the benefits provided under the defined contribution plan.

(3)
Using Comparability. A demonstration, using a comparability analysis pursuant to Revenue Ruling 81¬202, that the plans are providing benefits at least equal to the defined benefit minimum that is provided pursuant to paragraph (c)(1).

(4)
5% Defined Contribution Allocation. An allocation of Employer contributions and Forfeitures that are made on behalf of such Participant under this Plan (or any defined contribution plan that is sponsored by the Employer) equal 5% of an Employee's Code §415(c)(3) Compensation for each Plan Year that the Required Aggregation Group or the Permissive Aggregation Group is Top Heavy.

(d)
Frozen DB Plan after December 31, 2001. In determining Top Heavy minimum benefits or Top Heavy Minimum Allocations in any Plan Year which begins after December 31, 2001, a defined benefit plan in which no Key Employee and no former Key Employee benefits (within the meaning

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of Code §410(b)) in the defined benefit plan during a Plan Year will be disregarded in determining whether the defined benefit plan is part of a Required Aggregation Group or a Permissive Aggregation Group with this Plan.

(e)
Contributions That Can Be Used to Satisfy Top Heavy Minimum. All Employer contributions to the Plan (other than (1) Elective Deferrals that are made on behalf of a Participant to a 401(k) Plan and (2) for Plan Years beginning before 2002, Matching Contributions) will be taken into account in determining if the Employer has satisfied the Top Heavy minimum benefit and/or Top Heavy Minimum Allocation requirements of this Section. Furthermore, the following Employer contributions that are made on behalf of a Participant to a 401(k) Plan may be taken into account in determining whether the Top Heavy minimum benefit and/or Top Heavy Minimum Allocation requirements have been satisfied: Non-Safe Harbor Non-Elective Contributions; Qualified Non-Elective Contributions; ADP Safe Harbor Non-Elective Contributions; for Plan Years beginning after 2001, Matching Contributions (including Qualified Matching Contributions); and any other Employer contributions as may be permitted by law.

(f)
Safe Harbor Plan and SIMPLE 401(k) Plan Exceptions. The Top Heavy Minimum Allocation requirements will not apply to the Plan for any Plan Year in which the Plan is a 401(k) Plan that consists solely of Elective Deferrals, ADP Safe Harbor Contributions which meet the requirements of Code §401(k)(12), and, if applicable, ACP Safe Harbor Matching Contributions (including ADP Safe Harbor Matching Contributions) which meet the requirements of Code §401(m)(11), so long as each Participant (1) who is a Non-Key Employee and (2) who is eligible to make Elective Deferrals is also a Safe Harbor Participant for such Plan Year. Also, a SIMPLE 401(k) Plan is not subject to the Top Heavy Minimum Allocation requirements.

3.15.
Failsafe Allocation. If elected in the Adoption Agreement and the Plan (or a component of the Plan) for any Plan Year fails to satisfy the nondiscriminatory classification test of Code §410(b)(2)(A)(i) and Regulation §1.410(b)- 4 and/or the average benefit percentage test of Code §410(b)(2)(A)(ii) and Regulation §1.410(b)-5, then certain allocations will be made under this Section only to the extent necessary to insure that the Plan (or such component of the Plan) for such Plan Year satisfies one of the tests set forth in either Code §410(b)(1)(A) (in which the Plan initially fails to benefit at least 70% of the non-excludable NHCEs), or Code §410(b)(1)(B) (in which the Plan initially fails to benefit a percentage of the non-excludable NHCEs that is at least 70% of the percentage of the non-excludable HCEs), pursuant to the following rules:

(a)
Order of Accrual Groups. To satisfy one of the above tests for such Plan Year, an allocation may be made to certain Employees in the following groups (hereafter known as "Accrual Groups") in the following order:

(1)	First Accrual Group. First, an allocation may be made to that group of Employees who were Participants for the Plan Year but who did not receive an allocation for the Plan Year.

(2)	Second Accrual Group. Next, an allocation may be made to that group of Employees who have not yet satisfied the eligibility requirements of Section 2.1 and who are Eligible Employees.

(3)	Third Accrual Group. Next, an allocation may be made to that group of Employees who have satisfied the eligibility requirements of Section 2.1 and who are not Eligible Employees.

(4)	Fourth Accrual Group. Finally, an allocation may be made to that group of Employees who have not yet satisfied the eligibility requirements of Section 2.1 and who are not Eligible Employees.

(b)	Priority within an Accrual Group. To determine each Employee's priority within an Accrual Group, Employees will be ranked as elected in the Adoption Agreement.

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(c)
Employees Who Share and the Amount of Allocation. Only those Employees who are required to benefit under the Plan (or the component of the Plan) for the Plan Year in order to satisfy one of the above tests will be entitled to an allocation, even if the number of Employees who are required to benefit is less than the total number of Employees within a specific Accrual Group. Such allocation will be made on the same basis as, and using the same allocation formula and method as, the allocation that is made to each Participant who is an otherwise Benefiting Participant for such Plan Year with respect to the Plan (or such component of the Plan). The right of an Employee who is eligible to receive an allocation under this Section for a Plan Year will be fixed as of the last day of such Plan Year.

3.16.
SIMPLE 401(k) Provisions. If the Sponsoring Employer elects in the Adoption Agreement to have the SIMPLE 401(k) provisions apply, the following provisions will apply each Year the election is in effect:

(a)
Certain Conditions Which Must Be Satisfied. The following conditions must be satisfied each Year (as defined in paragraph (b) below) in order for the terms of this Section to apply: (1) the Employer adopting this amendment must be an Eligible Employer (as defined in paragraph (b) below); (2) no contributions are made, or benefits accrued for services during the Year, on behalf of any Eligible Employee (as defined in paragraph (b) below) under any other plan, contract, pension, or trust described in Code §219(g)(5)(A) or (B), maintained by the Employer; and (3) if the Sponsoring Employer has elected the SIMPLE 401(k) provisions in the Adoption Agreement, then to the extent that any other provision of the Plan is inconsistent with the provisions of this Section, the provisions of this Section will govern.

(b)	Definitions. The following terms have the following meanings for purposes of this Section:

(1)	Year. The term "Year" means the calendar year.

(2)	Eligible Employee. The term "Eligible Employee" means any Employee who is entitled to make Elective Deferrals under the terms of this Section of the Plan.

(3)
Eligible Employer. The term "Eligible Employer" means, with respect to any Year, an Employer that had no more than 100 Employees who received at least $5,000 of Compensation from the Employer for the preceding Year. In applying the preceding sentence, all Employees of controlled groups of corporations under Code §414(b), all Employees of trades or businesses (whether incorporated or not) under common control under Code §414(c), all Employees of affiliated service groups under Code §414(m), and Leased Employees required to be treated as the Employer's Employees under Code §414(n), are taken into account. An Eligible Employer that adopts this amendment and fails to be an Eligible Employer for any subsequent Year is treated as an Eligible Employer for the 2 Years following the last Year the Employer was an Eligible Employer. If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence applies only if the provisions of Code §410(b)(6)(C)(i) are satisfied.

(4)
Compensation. The term "Compensation" means the sum of the wages, tips and other compensation from the Employer subject to federal income tax withholding (as described in Code §6051(a)(3)) and the Employee's Elective Deferrals made under this or any other 401(k) Plan, and, if applicable, elective deferrals under a Code §408(p) SIMPLE plan, a SARSEP, or a Code §403(b) annuity contract and compensation deferred under a Code §457 plan, required to be reported by the Employer on Form W-2 as described in Code §6051(a)(8). For Self-Employed Individuals, the term "Compensation" means net earnings from self-employment determined under Code §1402(a) prior to subtracting any contributions made under this Plan on behalf of the individual. The Code §401(a)(17) Compensation Limit applies to the Compensation under this Section except with respect to Matching Contributions, if any, made in accordance with paragraph (f) below.

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(c)
Salary Reduction Election. Each Eligible Employee may make a salary reduction election to have his or her Compensation reduced for the Year in any amount selected by the Eligible Employee. The Employer will make a salary reduction contribution to the Plan, as an Elective Deferral, in the amount by which the Eligible Employee's Compensation has been reduced. The limitation on salary reduction contributions is $7,000 for 2002 and increasing by $1,000 for each Year thereafter up to $10,000 for 2005 and later Years. After 2005, the $10,000 limit will be adjusted (but only in $500 increments) by the Secretary of the Treasury for cost-of¬living increases under Code §408(p)(2)(E). Beginning in 2002, the amount of an Eligible Employee's salary reduction contributions permitted for a Year is increased for Eligible Employees aged 50 or over by the end of the Year by the amount of allowable Catch-Up Contributions. The Catch-Up Contribution Limit in a SIMPLE 401(k) Plan is $500 for 2002, increasing by $500 for each Year thereafter up to $2,500 for 2006. After 2006, the Catch-Up Contribution Limit of $2,500 will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code §414(v)(2)(C). Any such adjustments will be in multiples of $500. Catch-Up Contributions are otherwise treated the same as other salary reduction contributions.

(d)
Election Period. In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a salary reduction election during the 60-day period immediately preceding each January 1st. For the Year that an Eligible Employee becomes eligible to make Elective Deferrals under this Section, the 60-day election period requirement of this Section is deemed satisfied if the Eligible Employee may make or modify a salary reduction election during a 60-day period that includes either the date the Eligible Employee becomes eligible or the day before. An Eligible Employee may terminate a salary reduction election any time during the Year.

(e)
Notice Requirements. The Employer will notify each Eligible Employee prior to the 60-day election period described in paragraph (d) that he or she can make a salary reduction election or modify a prior election in that period. The notification will indicate whether the Employer will provide a 3% Matching Contribution of paragraph (f) or a 2% Non-Elective Contribution of paragraph (g).

(f)
Matching Contributions. If elected in the Adoption Agreement, the Employer will contribute a Matching Contribution each Year on behalf of each Eligible Employee who makes a salary reduction election under paragraph (c) above. The amount of the Matching Contribution will be equal to the Eligible Employee's Elective Deferrals up to, as elected in the Adoption Agreement, either (1) a limit of 3% of the Eligible Employee's Compensation for the full calendar Year; or (2) a reduced limit, provided the following requirements are met: (A) The limit is not reduced below 1%; (B) The limit is not reduced for more than 2 calendar Years during the 5-Year period ending with the calendar Year the reduction is effective; and (C) each Eligible Employee is notified of the reduced Matching Contribution limit within a reasonable period of time before such Eligible Employee's 60-day election period for that calendar Year. For purposes of (B) above, the limit is not reduced for any Year that any SIMPLE Plan of the Employer is not in effect or for any calendar Year with respect to which the Employer makes Non-Elective Contributions to a SIMPLE Plan.

(g)
Non-Elective Contributions. If elected in the Adoption Agreement by the Sponsoring Employer, the Employer will contribute a Non-Elective Contribution of 2% of Compensation for the full calendar Year for each Eligible Employee who received at least $5,000 of Compensation from the Employer for the Year, or such lesser amount of Compensation as elected in the Adoption Agreement.

(h)
Limitation on Other Contributions. No Employer or Employee contributions may be made to this Plan for the Year other than salary reduction contributions of paragraph (c) above, Matching Contributions of paragraph (f) above, Non-Elective Contributions of paragraph (g) above, and Rollover Contributions as described in Regulation §1.402(c)-2, Q & A-1(a).

(i)	Code §415 Limitations. The provisions of this Plan implementing the limitations of Code §415 apply to Matching Contributions and Non-Elective Contributions.

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(j)
Vesting. All benefits attributable to contributions made under this Section are 100% Vested at all times and all previous contributions made under the Plan are 100% Vested as of the beginning of the Year that the SIMPLE 401(k) provisions of this Section apply to the Plan.

(k)	Top Heavy Rules. The Plan is not treated as a Top Heavy Plan under Code §416 for any Year for which the provisions of this Section are effective and satisfied.

(l)	Nondiscrimination Tests. The Plan is treated as meeting the requirements of Code §401(k)(3)(A)(ii) and §401(m)(2) for any Year for which the provisions of this Section are effective and satisfied.

3.17.	Deemed IRA Contributions. If the Sponsoring Employer elects in the Adoption Agreement, then each Participant may make Deemed IRA Contributions to the Plan and the following provisions will apply:

(a)
Limitations on Deemed IRA Contributions. No Deemed IRA Contributions will be accepted unless such contributions are in cash. The total of such contributions will not exceed the following annual cash contribution limit: (1) $3,000 for any taxable year beginning in 2002 through 2004; (2) $4,000 for any taxable year beginning in 2005 through 2007; and (3) $5,000 for any taxable year beginning in 2008 and years thereafter. After 2008, the annual cash contribution limit of the prior sentence will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code §219(b)(5)(C). Such adjustments will be in multiples of $500. In the case of Participants who are age 50 or over by the end of their taxable years, the annual cash contribution limit is increased by $500 for each taxable year beginning in 2002 through 2005 and $1,000 for each taxable year beginning in 2006 and years thereafter.

(b)
Investments of Contributions. A Participant's Deemed IRA Contribution Account will be invested in such assets as permitted by Code §408. If a Participant's Deemed IRA Contribution Account acquires collectibles within the meaning of Code §408(m) after December 31, 1981, then such assets of the Deemed IRA Contribution Account will be treated as a distribution in an amount equal to the cost of such collectibles. No portion of a Participant's Deemed IRA Contribution Account will be invested in life insurance contracts.

(c)	100% Vesting and Separate Records. An Employee will have a 100% Vested Interest in his or her Deemed IRA Contribution Account at all times. Separate records will be maintained for each Participant.

(d)
Application of Code §408(a)(6) to Participant's Deemed IRA Contribution Account. Notwithstanding any provision of this Plan to the contrary, the distribution of a Participant's interest in the Participant's Deemed IRA Contribution Account will be made in accordance with the requirements of Code §408(a)(6) and the Regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are made from an annuity contract purchased from an insurance company, then distributions thereunder must satisfy the requirements of Temporary Regulations §1.401(a)(9)-6T, Q&A-4, rather than paragraphs (d)(1)(A), (d)(1)(B) and (d)(1)(C) below and Section 5.9. The required minimum distributions calculated for this Deemed IRA Contribution Account may be withdrawn from another IRA of the individual in accordance with Regulation §1.408-8, Q&A-9. Distribution of a Participant's interest in the Participant's Deemed IRA Contribution Account will be made in accordance with the following:

(1)	General Rules. All distributions from Participant's Deemed IRA Contribution Account will be made in accordance with the following general rules:

(A)
Required Beginning Date. The entire value of the account of the individual for whose benefit the account is maintained will commence to be distributed no later than April 1st following the calendar year in which such individual attains age

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701/2 (known as the "Required Beginning Date") over the life of such individual or the lives of such individual and his or her designated beneficiary;

(B)
Distributable Amount. The amount to be distributed each year, beginning with the calendar year in which the individual attains age 701/2 and continuing through the year of death, will not be less than the quotient obtained by dividing the value of the Deemed IRA Contribution Account as of the end of the preceding year by the distribution period in the Uniform Lifetime Table in Regulation §1.401(a)(9)-9, Q&A-2, using the individual's age as of his or her birthday in the year. However, if the individual's sole designated beneficiary is his or her surviving spouse and such spouse is more than 10 years younger than the individual, then the distribution period is determined under the Joint and Last Survivor Table in Regulation §1.401(a)(9)-9, Q&A-3, using the ages as of the individual's and spouse's birthdays in the year.

(C)
Timing of Distributions. The required minimum distribution for the year that the individual attains age 701/2 can be made as late as April 1st of the following year. The required minimum distribution for any other year must be made by the end of such year.

(2)	Required Minimum Distributions After the Participant's Death. Required minimum distributions will be made after a Participant's death in accordance with the following provisions:

(A)	Death On or After Required Beginning Date. If the individual dies on or after the Required Beginning Date, his or her remaining interest will be distributed at least as rapidly as follows:

(i)
Surviving Spouse Is Not Sole Designated Beneficiary. If the designated beneficiary is someone other than the individual's surviving spouse, the remaining interest will be distributed over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the beneficiary's age as of his or her birthday in the year following the year of the individual's death, or over the period described in paragraph (d)(2)(A)(iii) below if longer.

(ii)
Surviving Spouse Is Sole Designated Beneficiary. If the individual's sole designated beneficiary is the individual's surviving spouse, the remaining interest will be distributed over such spouse's life or over the period described in paragraph (d)(2)(A)(iii) below if longer. Any interest remaining after such spouse's death will be distributed over such spouse's remaining life expectancy determined using the spouse's age as of his or her birthday in the year of the spouse's death, or, if the distributions are being made over the period described in paragraph (d)(2)(A)(iii) below, over such period.

(iii)
No Designated Beneficiary. If there is no designated beneficiary, or if applicable by operation of paragraph (d)(2)(A)(i) or (d)(2)(A)(ii) above, the remaining interest will be distributed over the individual's remaining life expectancy determined in the year of the individual's death.

(iv)
Amount of Distribution. The amount to be distributed each year under paragraph (d)(2)(A)(i), (d)(2)(A)(ii), or (d)(2)(A)(iii), beginning with the calendar year following the calendar year of the individual's death, is the

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quotient obtained by dividing the value of the Deemed IRA Contribution Account as of the end of the preceding year by the remaining life expectancy specified in such paragraph. Life expectancy is determined using the Single Lifetime Table in Regulation §1.401(a)(9)-9, Q&A-1. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's or individual's age in the year specified in paragraph (d)(2)(A)(i), (d)(2)(A)(ii), or (d)(2)(A)(iii) and reduced by 1 for each subsequent year.

(B)	Death Before Required Beginning Date. If the individual dies before the required beginning date, his or her entire interest will be distributed at least as rapidly as follows:

(i)
Surviving Spouse Is Not Sole Designated Beneficiary. If the designated beneficiary is someone other than the individual's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the individual's death, over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the individual's death, or, if elected, in accordance with paragraph (d)(2)(B)(iii) below.

(ii)
Surviving Spouse Is Sole Designated Beneficiary. If the individual's sole designated beneficiary is the individual's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the individual's death (or by the end of the calendar year in which the individual would have attained age 70 1/2, if later), over such spouse's life, or, if elected, in accordance with paragraph (d)(2)(B)(iii) below. If the surviving spouse dies before distributions are required to begin, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy in determined using such beneficiary's age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with paragraph (d)(2)(B)(iii) below. If the surviving spouse dies after distributions are required to begin, any remaining interest will be distributed over the spouse's remaining life expectancy determined using the spouse's age as of his or her birthday in the year of the spouse's death.

(iii)
No Designated Beneficiary. If there is no designated beneficiary, or if applicable by operation of paragraph (d)(2)(B)(i) or (d)(2)(B)(ii) above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the individual's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph (d)(2)(B)(ii) above).

(iv)
Amount of Distribution. The amount to be distributed each year under paragraph (d)(2)(B)(i) or (d)(2)(B)(ii) above is the quotient obtained by dividing the value of the Deemed IRA Contribution Account as of the end of the preceding year by the remaining life expectancy specified in such

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paragraph. Life expectancy is determined using the Single Lifetime Table in Regulation §1.401(a)(9)-9, Q&A-1. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in paragraph (d)(2)(B)(i) or (d)(2)(B)(ii) and reduced by 1 for each subsequent year.

(3)
Value of the Deemed IRA Contribution Account. The "value" of the Deemed IRA Contribution Account includes the amount of any outstanding rollover, transfer and recharacterization under Regulation §1.408-8, Q&A-7 and Q&A-8.

(4)
Spousal Treatment of Deemed IRA Contribution Account. If the sole designated beneficiary is the surviving spouse, the spouse may elect to treat the Deemed IRA Contribution Account as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a contribution to the Deemed IRA Contribution Account or fails to take required distributions as a beneficiary.

(e)	No Commingling Permitted. The assets of the Deemed IRA Contribution Account will not be commingled with other property except in a common trust fund or common investment fund.

(f)
Trustee to Furnish Information. The Trustee of a Deemed IRA Contribution Account will furnish annual calendar-year reports concerning the status of the account and such information concerning required minimum distributions as is prescribed by the IRS.

(g)
Substitution of Trustee. A non-bank Trustee or custodian will substitute another Trustee or custodian if the non-bank Trustee or custodian receives notice from the IRS that such substitution is required because it has failed to comply with the requirements of Regulation §1.408-2(e).

(h)
Definition of Compensation for Deduction Limits. For purposes of determining the deductible limits for Deemed IRA Contributions, the term "Compensation" means wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in Code §401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Code §401(c) will be applied as if the term trade or business for purposes of Code §1402 included services derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "Compensation" will include any amount includible in the individual's gross income under Code §71 with respect to a divorce or separation instrument described in Code §71(b)(2)(A).

3.18.	Actual Deferral Percentage Test and Correction. If a 401(k) Plan is subject to the Actual Deferral Percentage Test (ADP Test) for a Plan Year, then the following rules will apply:

(a)
The ADP Test. The ADP for Participants who are Highly Compensated Employees for the Plan Year that is being tested and the ADP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year must satisfy one of the following tests:

(1)
1.25 Test. The ADP for Participants who are Highly Compensated Employees for the Plan Year that is being tested will not exceed the ADP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year multiplied by 1.25; or

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(2)
Multiplied By 2 or 2% Test. The ADP for Participants who are Highly Compensated Employees for the Plan Year that is being tested will not exceed the ADP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year multiplied by 2.0, provided, that the ADP for Participants who are Highly Compensated Employees for the Plan Year that is being tested does not exceed the ADP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year by more than 2 percentage points.

(b)
Testing Methods and Restriction. The Sponsoring Employer may elect either the Prior Year Testing Method or Current Year Testing Method in the Adoption Agreement. However, once the Sponsoring Employer has elected the Current Year Testing Method, the Sponsoring Employer can elect the Prior Year Testing Method for a Plan Year only if the Plan has used the Current Year Testing Method for each of the preceding five (5) Plan Years (or if lesser, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a 401(k) plan using the Prior Year Testing Method and a 401(k) plan using Current Year Testing Method and the change is made within the transition period described in Code §410(b)(6)(C)(ii).

(c)
Prior Year Testing Method for the First Plan Year. If the Sponsoring Employer has elected the Prior Year Testing Method for the first Plan Year that the Plan permits any Participant to make Elective Deferrals (and this is not a successor plan), then the ADP for Participants who are Non-Highly Compensated Employees for the prior Plan Year will be the greater of (1) three percent (3%), or (2) the ADP for Participants who are Non-Highly Compensated Employees for the first Plan Year.

(d)
HCEs as Sole Participants in Plan Year Being Tested. If the Sponsoring Employer has elected the Prior Year Testing Method and if there are no Participants who were Non-Highly Compensated Employees in the prior Plan Year, then the Plan will be deemed to satisfy the ADP Test for the Plan Year that is being tested. Similarly, if the Sponsoring Employer has elected the Current Year Testing Method and if there are no Participants who are Non-Highly Compensated Employees in the current Plan Year, then the Plan will be deemed to satisfy the ADP Test for the Plan Year that is being tested. The provisions of this paragraph may be utilized with the permissive disaggregation rule of Section 3.18(e)(2).

(e)
Special Rule for Early Participation. If this 401(k) Plan provides that Otherwise Excludable Participants are eligible to participate and if the Plan applies Code §410(b)(4)(B) in determining whether the 401(k) Plan meets the requirements of Code §410(b)(1), then in determining whether the 401(k) Plan satisfies the ADP Test, the Sponsoring Employer may, in the Sponsoring Employer's discretion (but is not required to), either:

(1)
Early Participation Rule. Pursuant to Code §401(k)(3)(F), perform the ADP Test for the Plan (determined without regard to disaggregation under Regulation §1.410(b)-7(c)(3)), by using the ADP for all Participants who are Highly Compensated Employees for the Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, disregarding all Otherwise Excludable Participants who are Non-Highly Compensated Employees; or

(2)
Permissive Disaggregation Rule. Pursuant to Regulation §1.401(k)-1(b)(4), disaggregate the Plan into separate plans and perform the ADP Test separately for all Participants who are Otherwise Excludable Participants and for all Participants who are not Otherwise Excludable Participants.

(f)
HCEs and NHCEs for a Particular Plan Year. A Participant is a Highly Compensated Employee for a particular Plan Year if that Participant meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a

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particular Plan Year if the Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(g)
ADP for an HCE in Multiple CODAs of the Sponsoring Employer. The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP Test) allocated to such Participant's accounts under two or more cash or deferral arrangements (CODAs) described in Code §401(k), that are maintained by the Sponsoring Employer, will be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more CODAs of the Sponsoring Employer that have different plan years, all Elective Deferrals made during the Plan Year under all such arrangements will be aggregated. For Plan Years beginning prior to 2006 (or the year of such earlier effective date as may be provided in a separate amendment for implementing the final §401(k) Regulations and as permitted by such Regulations), all such CODAs ending with or within the same calendar year will be treated as a single arrangement. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under the §401(k) Regulations.

(h)
Plan Aggregation and Coverage Change Rules. If this Plan satisfies the requirements of Code §401(k), §401(a)(4), or §410(b) only by being aggregated with one or more other plans of the Sponsoring Employer, or if one or more other plans satisfy the requirements of Code §401(k), §401(a)(4), or §410(b) only by being aggregated with this Plan, then this Section will be applied by determining the ADP of the Employees as if all such plans (including this Plan) were a single plan. If the Prior Year Testing Method is being used and if more than 10% of the Employer's NHCEs are involved in a plan coverage change as defined in Regulation §1.401(k)-2(c)(4), then any adjustments to the Non-Highly Compensated Employees' ADP for the prior Plan Year will be made in accordance with such Regulations. Plans may be aggregated in order to satisfy Code §401(k) only if they have the same Plan Year and use the same ADP testing method (the Prior Year Testing Method or the Current Year Testing Method).

(i)
Contributions Must Be Made Within 12 Months. Elective Deferrals, Qualified Non-Elective Contributions, and Qualified Matching Contributions must be made, for purposes of determining the ADP Test, by the end of the 12-month period immediately following the Plan Year to which the contributions relate.

(j)
Correction Methods for Failed ADP Test. If a 401(k) Plan is subject to the Actual Deferral Percentage Test (ADP Test) for a Plan Year and the Plan fails to satisfy the ADP Test for such Plan Year, then the Sponsoring Employer will use one or more of the following correction methods to satisfy the ADP Test for such Plan Year (and the Sponsoring Employer has the discretion to determine which one or more of the correct methods may be used to satisfy the ADP Test):

(1)
Distribution of Excess Contributions Plus Income or Loss. Excess Contributions of Highly Compensated Employee(s), plus any income and minus any loss allocable to such Excess Contributions, may be distributed pursuant to Section 5.19.

(2)
Recharacterization as Voluntary Employee Contributions. If the Sponsoring Employer elects in the Adoption Agreement to permit Voluntary Employee Contributions and if elected by a Participant, then, subject to the ACP Test and to the extent that the recharacterization does not create Excess Aggregation Contributions, Elective Deferrals allocated to a Highly Compensated Employee as Excess Contributions may be recharacterized as Voluntary Employee Contributions. Such Participant will treat Excess Contributions allocated to such Participant as an amount distributed to the Participant and then contributed by the Participant to the Plan as Voluntary Employee Contributions. Recharacterized amounts will remain

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nonforfeitable. Amounts may not be recharacterized by a HCE to the extent that such amount in combination with other Voluntary Employee Contributions made by that Employee would exceed any stated limit under the Plan on Voluntary Employee Contributions. Recharacterization must occur no later than 21/2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date that the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof.

(3)
Recharacterization as Catch-Up Contributions. If the Sponsoring Employer elects in the Adoption Agreement to permit Catch-Up Contributions, then (i) to the extent that a catch-up eligible Participant who is a Highly Compensated Employee is to receive a distribution of Excess Contributions, and (ii) to the extent that such catch-up eligible Participant has not exceeded the Participant's Catch-Up Contribution Limit, the Excess Contributions of such Participant may be recharacterized as Catch-Up Contributions (to the extent that the recharacterized Catch-Up Contributions do not cause the Catch-Up Contribution Limit to be exceeded for the taxable year of the Participant).

(4)
QMACs and QNECs. The Sponsoring Employer may make Qualified Matching Contributions pursuant to Section 3.7 and/or Qualified Non-Elective Contributions pursuant to Section 3.8 to satisfy the ADP Test., subject to the following limitations:

(A)
Limitation on Disproportionate QNECs. Qualified Non-Elective Contributions cannot be taken into account in the ADP Test of a Plan Year for a NHCE to the extent the QNECs exceed the product of (i) that NHCE's Code §414(s) Compensation, multiplied by (ii) the greater of [a] 5% (or 10% of a NHCE's Code §414(s) Compensation with respect to an Employer's obligation to make Prevailing Wage Contributions to the Plan), or [b] two times the Plan's Representative Contribution Rate. Any QNEC used in an ACP Test under Regulation §1.401(m)-2(a)(6) (including the determination of the Representative Contribution Rate for purposes of Regulation §1.401(m)— 2(a)(6)(v)(B)), cannot be used for purposes of the ADP Test (including the determination of the Representative Contribution Rate for purposes of the ADP Test).

(B)
Limitation on QMACs. Qualified Matching Contributions are permitted to be used in the ADP Test only to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account under the ACP Test for the Plan Year under the rules of Regulation §1.401(m)-2(a)(5)(ii).

(C)
Prohibition Against Double-Counting. Qualified Non-Elective Contributions and Qualified Matching Contributions cannot be taken into account in the ADP Test to the extent such contributions are taken into account for purposes of satisfying any other ADP Test, any ACP Test, or the requirements of Regulation §1.401(k)-3, §1.401(m)-3 or §1.401(k)-4. Matching Contributions that are made pursuant to Regulation §1.401(k)-3(c) cannot be taken into account under the ADP Test. Furthermore, if this Plan switches from the Current Year Testing Method to the Prior Year Testing Method pursuant to Regulation §1.401(k)-2(c), then Qualified Non-Elective Contributions that are taken into account under the Current Year Testing Method for a Plan Year may not be taken into account under the Prior Year Testing Method for the next Plan Year.

3.19.	Actual Contribution Percentage Test and Correction. If a 401(m) Plan is subject to the Actual Contribution Percentage Test (ACP Test) for a Plan Year, then the following rules will apply:

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(a)
The ACP Test. The ACP for Participants who are Highly Compensated Employees for the Plan Year that is being tested and the ACP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year must satisfy one of the following tests:

(1)
1.25 Test. The ACP for Participants who are Highly Compensated Employees for the Plan Year that is being tested will not exceed the ACP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year multiplied by 1.25; or

(2)
Multiplied By 2 or 2% Test. The ACP for Participants who are Highly Compensated Employees for the Plan Year that is being tested will not exceed the ACP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year multiplied by 2.0, provided, that the ACP for Participants who are Highly Compensated Employees for the Plan Year that is being tested does not exceed the ACP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year by more than 2 percentage points.

(b)
Testing Methods and Restriction. The Sponsoring Employer may elect either the Prior Year Testing Method or Current Year Testing Method in the Adoption Agreement. However, once the Sponsoring Employer has elected the Current Year Testing Method, the Sponsoring Employer can elect the Prior Year Testing Method for a Plan Year only if the Plan has used the Current Year Testing Method for each of the preceding five (5) Plan Years (or if lesser, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a 401(m) plan using the Prior Year Testing Method and a 401(m) plan using Current Year Testing Method and the change is made within the transition period described in Code §410(b)(6)(C)(ii).

(c)
Prior Year Testing Method for the First Plan Year. If the Sponsoring Employer has elected the Prior Year Testing Method for the first Plan Year that the Plan permits any Participant to make Employee Contributions, provides for Non-Safe Harbor Matching Contributions, or both (and this is not a successor plan), then the ACP for Participants who are Non-Highly Compensated Employees for the prior Plan Year will be the greater of (1) three percent (3%), or (2) the ACP for Participants who are Non-Highly Compensated Employees for the first Plan Year.

(d)
HCEs as Sole Participants in Plan Year Being Tested. If the Sponsoring Employer has elected the Prior Year Testing Method and if there are no Participants who were Non-Highly Compensated Employees in the prior Plan Year, then the Plan will be deemed to satisfy the ACP Test for the Plan Year that is being tested. Similarly, if the Sponsoring Employer has elected the Current Year Testing Method and if there are no Participants who are Non-Highly Compensated Employees in the current Plan Year, then the Plan will be deemed to satisfy the ACP Test for the Plan Year that is being tested. The provisions of this paragraph may be utilized with the permissive disaggregation rule of Section 3.19(e)(2).

(e)
Special Rule for Early Participation. If this 401(m) Plan provides that Otherwise Excludable Participants are eligible to participate and if the Plan applies Code §410(b)(4)(B) in determining whether the 401(m) Plan meets the requirements of Code §410(b)(1), then in determining whether the 401(m) Plan satisfies the ACP Test, the Sponsoring Employer may, in the Sponsoring Employer's discretion (but is not required to), either:

(1)
Early Participation Rule. Pursuant to Code §401(m)(5)(C), perform the ACP Test for the Plan (determined without regard to disaggregation under Regulation §1.410(b)-7(c)(3)), by using the ACP for all Participants who are Highly Compensated Employees for the Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, disregarding all Otherwise Excludable Participants who are Non-Highly Compensated Employees; or

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(2)
Permissive Disaggregation Rule. Pursuant to Regulation §1.401(m)-1(b)(4), disaggregate the Plan into separate plans and perform the ACP Test separately for all Participants who are Otherwise Excludable Participants and for all Participants who are not Otherwise Excludable Participants.

(f)
HCEs and NHCEs for a Particular Plan Year. A Participant is a Highly Compensated Employee for a particular Plan Year if that Participant meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if the Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(g)
Plan Aggregation and Coverage Change Rules. If this Plan satisfies the requirements of Code §401(m), §401(a)(4), or §410(b) only by being aggregated with one or more other plans of the Sponsoring Employer, or if one or more other plans satisfy the requirements of Code §401(m), §401(a)(4), or §410(b) only by being aggregated with this Plan, then this Section will be applied by determining the ACP of the Employees as if all such plans (including this Plan) were a single plan. If the Plan uses the Prior Year Testing Method and if more than 10% of the Employer's NHCEs are involved in a plan coverage change as defined in Regulation §1.401(m)-2(c)(4), then any adjustments to the NHCEs' ACP for the prior Plan Year will be made in accordance with such Regulations. Plans may be aggregated in order to satisfy Code §401(m) only if they have the same Plan Year and use the same ACP testing method (the Prior Year Testing Method or the Current Year Testing Method).

(h)
Disproportionate Matching Contributions With Respect to Elective Deferrals Excluded From ACP Test. A Matching Contribution with respect to an Elective Deferral for a Participant who is a Non-Highly Compensated Employee is not taken into account under the ACP Test for a Plan Year to the extent that the Matching Contribution exceeds the greatest of (1) 5% of such Participant's Code §414(s) Compensation; (2) 100% of the Participant's Elective Deferrals for the Plan Year; and (3) the product of 2 times the Plan's Representative Matching Rate and the Participant's Elective Deferrals for the Plan Year.

(i)
Disproportionate Matching Contributions With Respect to Employee Contributions Excluded From ACP Test. If the Plan provides a Match Contribution with respect to the sum of a Participant's Employee Contributions and Elective Deferrals, then the sum of the Participant's Employee Contributions and Elective Deferrals is substituted for the amount of the Participant's Elective Deferrals in paragraph (h). Similarly, if the Plan provides a Match Contribution with respect to a Participant's Employee Contributions (but not Elective Deferrals), then the Participant's Employee Contributions are substituted for the amount of the Participant's Elective Deferrals in paragraph (h).

(j)
Matching Contributions Taken Into Account Under Safe Harbor Provisions. If this Plan satisfies the ACP safe harbor requirements of Code §401(m)(11) for a Plan Year but nonetheless must satisfy the ACP Test because the Plan provides for Employee Contributions for such Plan Year, then the Sponsoring Employer is permitted (but is not required) to apply the ACP Test by disregarding all Matching Contributions with respect to all Participants. In addition, if this Plan satisfies the ADP safe harbor requirements of Regulation §1.401(k)-3 for a Plan Year using ADP Safe Harbor Matching Contributions but does not satisfy the ACP safe harbor requirements of Code §401(m)(11) for such Plan Year, then the Sponsoring Employer is permitted (but is not required) to apply the ACP Test by excluding Matching Contributions with respect to all Participants that do not exceed 4% of each Participant's Code §414(s) Compensation. If the Plan disregards any Matching Contributions pursuant to this paragraph, then this disregard must be applied to all Participants.

(k)	Multiple Use Test. Effective for Plan Years beginning after December 31, 2001, the multiple use test is repealed and does not apply to this Plan, pursuant to EGTRRA §666.

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(l)
Correction Methods for Failed ACP Test. If a 401(m) Plan is subject to the Actual Contribution Percentage Test (ACP Test) for a Plan Year and the Plan fails to satisfy the ACP Test for such Plan Year, then the Sponsoring Employer will use one or more of the following correction methods to satisfy the ACP Test for such Plan Year (and the Sponsoring Employer has the discretion to determine which one or more of the correct methods may be used to satisfy the ACP Test):

(1)
Distribution of Excess Aggregate Contributions Plus Income or Loss. Excess Aggregate Contributions of Highly Compensated Employee(s), plus any income and minus any loss allocable to such Excess Aggregate Contributions, may be forfeited (if forfeitable) and may be distributed (if non-forfeitable), pursuant to Section 5.20.

(2)
QNECs and QMACs. The Sponsoring Employer may make Qualified Matching Contributions pursuant to Section 3.7 and/or Qualified Non-Elective Contributions pursuant to Section 3.8 to satisfy the ACP Test, subject to the following limitations: (A) Qualified Non-Elective Contributions are permitted to be used in the ACP Test only to the extent that such Qualified Non-Elective Contributions satisfy the limitations of Section 1.44(e); and (B) Qualified Matching Contributions are permitted to be used in the ACP Test only to the extent that such Qualified Matching Contributions satisfy the limitations of Sections 1.44(c), 1.44(f), 1.44(g), and either 3.19(h) or 3.19(i).

3.20.
ADP Safe Harbor Contributions. A 401(k) Plan that satisfies the ADP Safe Harbor Contribution requirements of Code §401(k)(12) for a Plan Year is a Safe Harbor 401(k) Plan if it satisfies the following requirements:

(a)
ADP Safe Harbor Contribution. The Sponsoring Employer makes an ADP Safe Harbor Contribution on behalf of each Safe Harbor Participant, equal to either an ADP Safe Harbor Non-Elective Contribution or an ADP Safe Harbor Matching Contribution, that satisfies the following requirements:

(1)	ADP Safe Harbor Non-Elective Contribution. An ADP Safe Harbor Non-Elective Contribution equal to at least three percent (3%) of the Safe Harbor Participant's Compensation for the Plan Year; or

(2)
ADP Safe Harbor Matching Contribution. An ADP Safe Harbor Matching Contribution in an amount determined under either a basic matching formula or an enhanced matching formula, that satisfies the following requirements:

(A)
Basic Matching Formula. An ADP Safe Harbor Matching Contribution in an amount equal to the sum of (i) 100% of the amount of the Safe Harbor Participant's Elective Deferrals that do not exceed 3% of the Safe Harbor Participant's Compensation; plus (ii) 50% of the amount of the Safe Harbor Participant's Elective Deferrals that exceed 3% of the Safe Harbor Participant's Compensation but that do not exceed 5% of the Safe Harbor Participant's Compensation.

(B)
Enhanced Matching Formula. An ADP Safe Harbor Matching Contribution formula that, at any rate of Safe Harbor Participant's Elective Deferrals, provides an aggregate amount of ADP Safe Harbor Matching Contributions that is at least equal to the aggregate amount of ADP Safe Harbor Matching Contributions that would have been provided under the basic matching formula of paragraph (a)(2)(A). Furthermore, the ratio of a Safe Harbor Participant's ADP Safe Harbor Matching Contributions under the enhanced matching formula for a Plan Year to the Safe Harbor Participant's Elective Deferrals may not increase as the amount of a Safe Harbor Participant's Elective Deferrals increases.

(C)	Limitation on HCE Matching Contributions. The ratio of ADP Safe Harbor Matching Contributions to Elective Deferrals of a Safe Harbor Participant who is

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a Highly Compensated Employee must not exceed the ratio of ADP Safe Harbor Matching Contributions to Elective Deferrals of any Safe Harbor Participant who is a Non-Highly Compensated Employee with Elective Deferrals at the same percentage of Compensation as any Highly Compensated Employee.

(D)
ADP Safe Harbor Matching Contributions on Employee Contributions. ADP Safe Harbor Matching Contributions may be made on both Elective Deferrals and Employee Contributions if the ADP Safe Harbor Matching Contributions are made with respect to the sum of Elective Deferrals and Employee Contributions on the same terms as ADP Safe Harbor Matching Contributions that are made with respect to Elective Deferrals alone. Alternatively, ADP Safe Harbor Matching Contributions may be made on both Elective Deferrals and Employee Contributions if the ADP Safe Harbor Matching Contributions on Elective Deferrals are not affected by the amount of Employee Contributions.

(E)
Periodic Matching Contributions. If the Employer elects to contribute and allocate separately ADP Safe Harbor Matching Contributions for an Allocation Period of less than the Plan Year (e.g., each payroll period or with respect to all payroll periods ending with or within each month or quarter of a Plan Year), then such ADP Safe Harbor Matching Contributions with respect to any Elective Deferrals made during a Plan Year quarter will be contributed to the Plan by the last day of the immediately following Plan Year quarter.

(F)
Catch-Up Contributions. With respect to ADP Safe Harbor Matching Contributions, Catch-Up Contributions will be treated as any other Elective Deferrals and will be matched according to the ADP Safe Harbor Matching Contribution formula as if the Catch-Up Contributions were any other Elective Deferrals.

(G)	Permissible Restrictions on Elective Deferrals by NHCEs. Elective Deferrals by Safe Harbor Participants who are NHCEs cannot be restricted, except pursuant to the following rules:

(i)
Restrictions on Election Periods. The Plan may limit the frequency and duration of periods in which Safe Harbor Participants may make or change cash or deferred elections under the Plan. However, a Safe Harbor Participant must have a reasonable opportunity (including a reasonable period after receipt of the Safe Harbor Notice) to make or change a cash or deferred election for the Plan Year. A 30-day period is deemed to be a reasonable period to make or change a cash or deferred election.

(ii)
Restrictions on Amount of Elective Deferrals. The Plan may limit the amount of Elective Deferrals that may be made by a Safe Harbor Participant, provided that each Safe Harbor Participant who is a NHCE is permitted (unless restricted under paragraph (a)(2)(G)(iv)) to make Elective Deferrals in an amount that is at least sufficient to receive the maximum amount of ADP Safe Harbor Matching Contributions available under the Plan for the Plan Year, and the Safe Harbor Participant who is a NHCE is permitted to elect any lesser amount of Elective Deferrals. However, the Plan may limit cash or deferred elections to whole percentages of Compensation or whole dollar amounts.

(iii)	Restrictions on Types of Compensation that May Be Deferred. The Plan may limit the types of Compensation that may be deferred by a Safe Harbor

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Participant, provided that each Safe Harbor Participant who is a Non-Highly Compensated Employee is permitted to make Elective Deferrals under a definition of Compensation that is a reasonable definition of compensation within the meaning of Regulation §1.414(s)-1(d)(2). Therefore, the definition of Compensation from which Elective Deferrals may be made is not required to satisfy the nondiscrimination requirement of Regulation §1.414(s)-1(d)(3).

(iv)
Restrictions Due to Limitations Under the Code. The Plan may limit the amount of Elective Deferrals made by an a Safe Harbor Participant under the Plan either [a] because of the limitations of Code §402(g) or §415; or [b] because, on account of a financial hardship distribution, the Safe Harbor Participant's ability to make Elective Deferrals has been suspended for 6 months in accordance with Regulation §1.401(k)-1(d)(3)(iv)(E).

(b)	Safe Harbor Notice. The Sponsoring Employer must give a Safe Harbor Notice to each Safe Harbor Participant, which must satisfy the following content and timing requirements:

(1)	Safe Harbor Notice Must Be Written. The Safe Harbor Notice must be in writing or in such other form of communication as permitted by Regulation §1.401(a)-21.

(2)
Content Requirements. The content requirement for a Safe Harbor Notice is satisfied if the Safe Harbor Notice is sufficiently accurate and comprehensive to inform the Safe Harbor Participant of the Safe Harbor Participant's rights and obligations under the plan; and the Safe Harbor Notice is written in a manner calculated to be understood by the average Safe Harbor Participant in the Plan. A Safe Harbor Notice will satisfy this content requirement if the Safe Harbor Notice accurately describes (A) the ADP Safe Harbor Contribution formula used by the Plan (including a description of the levels of ADP Safe Harbor Matching Contributions, if any, available under the Plan); (B) any other contributions under the Plan or Matching Contributions to another plan on account of Elective Deferrals or Employee Contributions under this plan (including the potential for discretionary Matching Contributions) and the conditions under which such contributions are made; (C) the plan to which the ADP Safe Harbor Contribution will be made (if different than this Plan); (D) the type and amount of Compensation that may be deferred under the Plan; (E) how to make cash or deferred elections, including any administrative requirements that apply to such elections; (F) the periods available under the plan for making cash or deferred elections; (G) the distribution and Vesting provisions applicable to contributions under the Plan; and (H) information that makes it easy to obtain additional information about the Plan (including an additional copy of the summary plan description) such as telephone numbers, addresses and, if applicable, electronic addresses, of individuals or offices from whom Safe Harbor Participants can obtain such Plan information. The Safe Harbor Notice may cross-reference relevant portions of a summary plan description that provides the same information that would be provided (or is concurrently provided) to Safe Harbor Participants, with respect to information described in: (i) paragraph (b)(2)(B) (relating to any other contributions under the Plan); (ii) paragraph (b)(2)(C) (relating to the plan to which safe harbor contributions will be made); and/or (iii) paragraph (b)(2)(D) (relating to the type and amount of Compensation that may be deferred under the Plan).

(3)
Timing Requirement. The timing requirement for a Safe Harbor Notice is satisfied if the Safe Harbor Notice is provided within a reasonable period before the beginning of the Plan Year (or, in the Plan Year in which an Employee will become a Safe Harbor Participant, within a reasonable period before the Employee becomes a Safe Harbor Participant). The determination of whether a Safe Harbor Notice satisfies the timing requirement is based on all of the relevant facts and circumstances. However, this timing requirement is deemed to

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be satisfied if at least 30 days, but not more than 90 days, or any other reasonable period, before the beginning of a Plan Year, the Safe Harbor Notice is given to each Safe Harbor Participant for the Plan Year. In the case of an Employee who does not receive the Safe Harbor Notice within the period described in the previous sentence because the Employee becomes a Safe Harbor Participant after the 90th day before the beginning of the Plan Year, the timing requirement is deemed to be satisfied if the Safe Harbor Notice is provided no more than 90 days before the Employee becomes a Safe Harbor Participant (and no later than the date that the Employee becomes a Safe Harbor Participant). The preceding sentence would apply in the case of any Employee who becomes a Safe Harbor Participant for the first Plan Year under a newly established plan that provides for Elective Deferrals, or would apply in the case of the first Plan Year in which an Employee becomes a Safe Harbor Participant under an existing plan that provides for Elective Deferrals.

(c)
Plan Year Requirement. Except as provided in this paragraph or paragraph (d), the Sponsoring Employer must adopt ADP Safe Harbor Contribution provisions before the first day of the Plan Year and remain in effect for an entire 12-month Plan Year. In addition, except as provided in paragraph (e), if the Plan includes ADP Safe Harbor Contribution provisions, then the Plan cannot be amended to change such provisions for that Plan Year. Moreover, if ADP Safe Harbor Non-Elective Contributions or ADP Safe Harbor Matching Contributions will be made to another plan for a Plan Year, provisions under that other plan that specify that the ADP Safe Harbor Contributions will be made and provide that the contributions will be ADP Safe Harbor Non-Elective Contributions or ADP Safe Harbor Matching Contributions must also be adopted before the first day of that Plan Year. A 401(k) Plan will be considered to be a Safe Harbor 401(k) Plan for a Plan Year of less than 12 months, pursuant to the following rules:

(1)
Initial Plan Year. If this Plan is a newly established plan (other than a successor plan within the meaning of Regulation §1.401(k)-2(c)(2)(iii)), then the Plan Year may be less than 12 months, provided that the Plan Year is at least 3 months long (or, in the case of a newly established Employer that establishes the Plan as soon as administratively feasible after the employer comes into existence, a shorter period). Similarly, a cash or deferred arrangement may be added to an existing profit sharing, stock bonus, or pre-ERISA money purchase pension plan for the first time during that Plan Year, provided that (A) the Plan is not a successor plan; and (B) the cash or deferred arrangement is made effective no later than 3 months prior to the end of the Plan Year.

(2)
Change of Plan Year. If the Plan has a short Plan Year as a result of changing its Plan Year, then the Plan Year may be less than 12 months, provided that (A) the Plan satisfied the requirements of this Section for the immediately preceding Plan Year; and (B) the Plan satisfies the requirements of this Section (determined without regard to paragraph (e)) for the immediately following Plan Year (or for the immediately following 12 months if the immediately following Plan Year is less than 12 months).

(3)
Final Plan Year. If the Plan terminates during a Plan Year, then the final Plan Year may be less than 12 months, provided that the Plan satisfies the requirement of this Section through the date of termination and either (A) the Plan satisfies the requirements of paragraph (e), treating the termination of the Plan as a reduction or suspension of ADP Safe Harbor Matching Contributions, other than the requirement that Safe Harbor Participants have a reasonable opportunity to change their cash or deferred elections and, if applicable, Employee Contribution elections; or (B) the Plan termination is in connection with a transaction described in Code §410(b)(6)(C) or the employer incurs a substantial business hardship comparable to a substantial business hardship described in Code §412(d).

(d)	Contingent ADP Safe Harbor Non-Elective Contributions. Notwithstanding paragraph (c), if the Plan that provides for the use of the Current Year Testing Method, then the Plan may be amended

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after the first day of the Plan Year and no later than 30 days before the last day of the Plan Year to adopt ADP Safe Harbor Non-Elective Contributions for the Plan Year, effective as of the first day of the Plan Year, but only if the Plan provides the contingent Safe Harbor Notice and follow-up Safe Harbor Notice:

(1)
Contingent Safe Harbor Notice Provided. The requirement to provide the contingent Safe Harbor Notice is satisfied, if the Plan provides a Safe Harbor Notice that would satisfy the requirements of paragraph (b), except that, in lieu of setting forth the ADP Safe Harbor Contributions used under the Plan as set forth in paragraph (b)(2)(A), the Safe Harbor Notice specifies that the Plan may be amended during the Plan Year to include the ADP Safe Harbor Non-Elective Contribution and that, if the Plan is amended, a follow-up Safe Harbor Notice will be provided.

(2)
Follow-up Safe Harbor Notice Requirement. The requirement to provide the follow-up Safe Harbor Notice is satisfied if, no later than 30 days before the last day of the Plan Year, each Safe Harbor Participant is given a Safe Harbor Notice that states that the ADP Safe Harbor Non-Elective Contribution will be made for the Plan Year. The Safe Harbor Notice must be in writing or in such other form of communication as permitted by Regulation §1.401(a)-21 and is permitted to be combined with a contingent Safe Harbor Notice for the next Plan Year.

(e)
Permissible Reduction or Suspension of ADP Safe Harbor Matching Contributions. If the Plan provides for ADP Safe Harbor Matching Contributions for a Plan Year, then the Plan may be amended during the Plan Year to reduce or suspend ADP Safe Harbor Matching Contributions on future Elective Deferrals (and, if applicable, Employee Contributions), provided that:

(1)
Supplemental Notice. All Safe Harbor Participants are provided a supplemental notice in writing or in such other form of communication as permitted by Regulation §1.401(a)-21, that explains (A) the consequences of the amendment which reduces or suspends ADP Safe Harbor Matching Contributions on future Elective Deferrals and, if applicable, Employee Contributions; (B) the procedures for changing their cash or deferred election and, if applicable, their Employee Contribution elections; and (C) the effective date of the amendment.

(2)
Effective Date. The reduction or suspension of ADP Safe Harbor Matching Contributions is effective no earlier than the later of (A) 30 days after Safe Harbor Participants are provided the supplemental notice, or (B) the date that the amendment is adopted.

(3)
Opportunity to Change Deferral Elections. Safe Harbor Participants are given a reasonable opportunity (including a reasonable period after receipt of the supplemental notice) prior to the reduction or suspension of safe harbor matching contributions to change their cash or deferred elections and, if applicable, their Employee Contribution elections.

(4)	Satisfaction of ADP Test. The Plan is amended to provide that the ADP Test will be satisfied for the entire Plan Year in which the reduction or suspension occurs using the Current Year Testing Method.

(5)
Satisfaction through Effective Date. The Plan satisfies the requirements of this Section (other than this paragraph) with respect to Elective Deferrals and/or Employee Contributions through the effective date of the amendment.

(f)	Additional Rules. The following additional rules apply to ADP Safe Harbor Contributions:

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(1)
ADP Safe Harbor Contributions Taken into Account. An ADP Safe Harbor Contribution is taken into account for purposes of this Section for a Plan Year if the ADP Safe Harbor Contribution would be taken into account for such Plan Year under the rules of Regulation §1.401(k)-2(a) or §1.401(m)-2(a). Thus, an ADP Safe Harbor Matching Contribution must be made within 12 months after the end of the Plan Year. Similarly, an Elective Deferral that would be taken into account for a Plan Year under Regulation §1.401(k)-2(a)(4)(i)(B)(2) must be taken into account for such Plan Year for purposes of this Section, even if the Compensation would have been received after the close of the Plan Year.

(2)
Use of ADP Safe Harbor Non-Elective Contributions for Other Non-Discrimination Tests. ADP Safe Harbor Non-Elective Contributions may also be taken into account for purposes of determining whether the Plan satisfies Code §401(a)(4). Thus, ADP Safe Harbor Non-Elective Contributions are not subject to the limitations on Qualified Non-Elective Contributions under Regulation §1.401(k)-2(a)(6)(ii), but are subject to the rules generally applicable to Non-Elective Contributions under Code §401(a)(4) and Regulation §1.401(a)(4)-1(b)(2)(ii). However, pursuant to Code §401(k)(12)(E)(ii), ADP Safe Harbor Matching Contributions and ADP Safe Harbor Non-Elective Contributions may not be taken into account under the Plan (or any other plan) for purposes of Code §401(1) (including the imputation of permitted disparity under Regulation §1.401(a)(4)-7).

(3)
Early Participation Rule. The Plan is permitted to apply the rules of Code §410(b)(4)(B) to treat the Plan as two separate plans for purposes of Code §410(b) and apply the safe harbor requirements to one plan and apply the requirements of Regulation §1.401(k)-2 to the other plan.

(4)
Satisfying ADP Safe Harbor Contribution Requirements under Another Plan. ADP Safe Harbor Non-Elective Contributions or ADP Safe Harbor Matching Contributions may be made to this Plan or to another defined contribution plan that satisfies Code §401(a) or §403(a). If ADP Safe Harbor Contributions are made to another defined contribution plan, then this Plan must specify the plan to which the ADP Safe Harbor Contributions are being made and the ADP Safe Harbor Contribution requirements of paragraph (a) must be satisfied in the other defined contribution plan in the same manner as if the ADP Safe Harbor Contributions were made to this Plan. The plan to which the ADP Safe Harbor Contributions are being made must have the same Plan Year as this Plan, and each Safe Harbor Participant under this Plan must be eligible under the same conditions under the other defined contribution plan. The plan to which the ADP Safe Harbor Contributions are being made need not be a plan that can be aggregated with this Plan.

(5)
Contributions Used Only Once. ADP Safe Harbor Non-Elective Contributions or ADP Safe Harbor Matching Contributions cannot be used to satisfy the ADP Safe Harbor Contribution requirements for more than one plan.

3.21.
ACP Safe Harbor Contributions. Matching Contributions (including, if applicable, ADP Safe Harbor Matching Contributions) that satisfy the ACP Safe Harbor Matching Contribution requirements of Code §401(m)(11) for a Plan Year are ACP Safe Harbor Matching Contributions in a Safe Harbor 401(m) Plan if such contributions (including, if applicable, ADP Safe Harbor Matching Contributions) satisfy the following requirements:

(a)
Satisfaction of ADP Safe Harbor Contribution Requirements. The Plan must satisfy the ADP Safe Harbor Contribution requirements of Section 3.20 with either ADP Safe Harbor Non-Elective Contributions (including contingent ADP Safe Harbor Non-Elective Contributions of Section 3.20(d)) or ADP Safe Harbor Matching Contributions. Pursuant to Code §401(k)(12)(E)(ii), the ADP Safe Harbor Contribution requirements must be satisfied without regard to Code §401(1).

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(b)	Limitation on Matching Contributions. The Plan that provides for ACP Safe Harbor Matching Contributions must satisfy the following limitations:

(1)
Matching Contribution Rate Must Not Increase. The ratio of Matching Contributions on behalf of a Safe Harbor Participant for a Plan Year to the Safe Harbor Participant's Elective Deferrals and Employee Contributions, cannot not increase as the amount of a Safe Harbor Participant's Elective Deferrals and Employee Contributions increases;

(2)
Matching Contribution Cannot Be Made for Deferrals in Excess of 6% of Compensation. Matching Contributions cannot be made with respect to Elective Deferrals or Employee Contributions that exceed six percent (6%) of the Safe Harbor Participant's Compensation;

(3)
Discretionary Matching Contribution Cannot Exceed 4% of Compensation. If Matching Contributions are discretionary, then the Matching Contributions cannot exceed 4% of the Safe Harbor Participant's Compensation; and

(4)
Limitation on Rate of Match. The ratio of Matching Contributions on behalf of a Safe Harbor Participant who is a HCE to his or her Elective Deferrals or Employee Contributions (or to the sum thereof) for that Plan Year is no greater than the ratio of Matching Contributions to Elective Deferrals or Employee Contributions (or the sum of Elective Deferrals and Employee Contributions) that would apply with respect to any Safe Harbor Participant who is a NHCE for whom the Elective Deferrals or Employee Contributions (or the sum of Elective Deferrals and Employee Contributions) are the same percentage of Compensation. The determination of the rate of Matching Contributions will be made pursuant to the rules of Regulation §1.401(m)-3(d)(4) and §1.401(m)-3(d)(5).

(5)
Catch-Up Contributions. With respect to ACP Safe Harbor Matching Contributions, Catch-Up Contributions will be treated as any other Elective Deferrals and will be matched according to the ACP Safe Harbor Matching Contribution formula as if the Catch-Up Contributions were Elective Deferrals.

(6)
Permissible Restrictions on Elective Deferrals or Employee Contributions by NHCEs. Elective Deferrals and/or Employee Contributions by Safe Harbor Participants who are NHCEs cannot be restricted, except pursuant to the rules of Section 3.20(a)(2)(G) (which rules will apply to Elective Deferrals and/or Employee Contributions) and Regulation §1.401(m)-3(d)(6).

(c)
Safe Harbor Notice. The Sponsoring Employer must give a Safe Harbor Notice to each Safe Harbor Participant that satisfies the content and timing requirements of Section 3.20(b) and Reg. §1.401(k)-3(d).

(d)
Plan Year Requirement. The Sponsoring Employer must adopt ACP Safe Harbor Matching Contributions provisions before the first day of the Plan Year and remain in effect for an entire 12-month Plan Year, subject to the rules and exceptions of Section 3.20(c) (which will apply to ACP Safe Harbor Matching Contributions) and Regulation §1.401(m)-3(f). For purposes of an initial Plan Year of a Plan, the amendment providing for ACP Safe Harbor Matching Contributions must be made effective at the same time as the adoption of a cash or deferred arrangement that satisfies the requirements of Regulation §1.401(k)-3.

(e)
Permissible Reduction or Suspension of ACP Safe Harbor Matching Contributions. If the Plan provides for ACP Safe Harbor Matching Contributions for a Plan Year, then the Plan may be amended during the Plan Year to reduce or suspend ACP Safe Harbor Matching Contributions on future Elective

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Deferrals (and, if applicable, Employee Contributions), subject to the rules of Section 3.20(e) (which rules will apply to ACP Safe Harbor Matching Contributions) and Regulation §1.401(m)-3(h).

(f)	Additional Rules. The following additional rules apply to ACP Safe Harbor Matching Contributions:

(1)
ACP Safe Harbor Matching Contributions Taken into Account. An ACP Safe Harbor Matching Contribution is taken into account for purposes of this Section for a Plan Year, pursuant to the same rules of Section 3.20(f)(1) and Regulation §1.401(k)-3(h)(1).

(2)
Early Participation Rule. The Plan is permitted to apply the rules of Code §410(b)(4)(B) to treat the 401(m) Plan as two separate plans for purposes of Code §410(b) and apply the safe harbor requirements to one plan and apply the requirements of Regulation §1.401(m)-2 to the other plan.

(3)
Satisfying ACP Safe Harbor Matching Contribution Requirements Under Another Plan. ACP Safe Harbor Matching Contributions may be made to this Plan or to another defined contribution plan that satisfies Code §401(a) or §403(a), pursuant to the same rules of Section 3.20(f)(4) and Regulation §1.401(k)-3(h)(4). Consequently, each Safe Harbor Participant who is a NHCE under the plan providing for ACP Safe Harbor Matching Contributions must be eligible under the same conditions under the other defined contribution plan and the plan to which the contributions are made must have the same Plan Year as the plan providing the ACP Safe Harbor Matching Contributions.

(4)	ACP Safe Harbor Matching Contributions Used Only Once. ACP Safe Harbor Matching Contributions cannot be used to satisfy the ACP Safe Harbor Matching Contribution requirements for more than one plan.

(5)
Plan Must Satisfy ACP Test With Respect to Employee Contributions. If this Plan permits Employee Contributions, then in addition to satisfying the requirements of this Section, the Plan must also satisfy the ACP Test. However, the ACP Test is permitted to be performed disregarding some or all ACP Safe Harbor Matching Contributions when this Section is satisfied with respect to the ACP Safe Harbor Matching Contributions, pursuant to Section 3.19(j) and Regulation §1.401(m)-2(a)(5)(iv).

3.22.
General Non-Discrimination Test Requirements. For Plan Years beginning on or after January 1, 2002, if the Sponsoring Employer applies the general test for non-discrimination as set forth in Code §401(a)(4) based upon Equivalent Accrual Rates to demonstrate that a Non-Safe Harbor Non-Elective Contribution that is made to this Plan is non-discriminatory, or if a Non-Safe Harbor Non-Elective Contribution that is made to this Plan is aggregated with one or more other plans of the Sponsoring Employer so that the Sponsoring Employer can apply the general test for non-discrimination set forth in Code §401(a)(4) based upon Equivalent Accrual Rates for the defined contribution plan(s) (including this Plan) to demonstrate that the plans (including this Plan) are non¬discriminatory, then the following rules will apply:

(a)
Defined Contribution Rule. If this Plan (or any defined contribution plan(s) which are aggregated with this Plan) is not aggregated with any defined benefit plan of the Sponsoring Employer for purposes of applying the general test for non-discrimination based upon Equivalent Accrual Rates for this Plan (or any defined contribution plan(s) which are aggregated with this Plan), then any NHCE who is a Participant in this Plan (or, if any defined contribution plan(s) are aggregated with this Plan, any NHCE who is a Participant in this Plan or the other defined contribution plan(s)) and who receives an allocation of Non-Elective Contributions and/or QNECs must receive an allocation of Non-Elective Contributions and/or QNECs that is at least equal to the Minimum Allocation Gateway for the Plan Year, subject to the following provisions:

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(1)
Circumstances When Minimum Allocation Gateway Not Required. The Minimum Allocation Gateway requirement need not be satisfied if this Plan (or the group of any defined contribution plan(s) which are aggregated with this Plan) has Broadly Available Allocation Rates or a Gradually Increasing Age or Service Schedule.

(2)	Treatment of Otherwise Excludable Participants. For purposes of this paragraph (a), Otherwise Excludable Participants will not be considered.

(b)
Combination of Defined Benefit/Defined Contribution Rule. If this Plan (or any defined contribution plan(s) which are aggregated with this Plan) is aggregated with any defined benefit plan for purposes of applying the general test for non-discrimination based upon Equivalent Accrual Rates for this Plan (or any defined contribution plan(s) which are aggregated with this Plan), then the Aggregate Normal Allocation Rate of each Non-Highly Compensated Employee in any plan that is part of the aggregated defined benefit plan(s) and defined contribution plan(s) (including this Plan) must be at least equal to the Minimum Aggregate Allocation Gateway for the Plan Year, subject to the following provisions:

(1)
Circumstances When Minimum Aggregate Allocation Gateway Not Required. The Minimum Aggregate Allocation Gateway requirement need not be satisfied if the aggregated combination of defined benefit plan(s) and defined contribution plan(s) (including this Plan) either is Primarily Defined Benefit in Character or consists of Broadly Available Separate Plans.

(2)	Treatment of Otherwise Excludable Participants. For purposes of this paragraph (b), Otherwise Excludable Participants will not be considered.

3.23.
Annual Overall and Cumulative Permitted Disparity Limit. In any Plan Year, if an Employee benefits under more than one plan, then the annual overall permitted disparity limit of this Section is satisfied only if an Employee's Total Annual Disparity Fraction does not exceed one. Furthermore, the cumulative permitted disparity limit for a Participant is 35 Total Cumulative Permitted Disparity Years. The following rules apply in determining compliance with the two prior sentences:

(a)
Plans Taken into Account. All plans of the Employer are taken into account. In addition, all plans of any other employer are taken into account for all Service with the other employer for which the Employee receives credit for purposes of allocations/benefit accruals under any plan of the current Employer.

(b)
Application of the Limit. The limit of this Section takes into account the disparity provided under a section 401(1) plan, as defined in Regulation §1.401(a)(4)-12, and the permitted disparity imputed under a plan that satisfies Code §401(a)(4) by relying on Regulation §1.401(a)(4)-7.

(c)
Total Annual Disparity Fraction. The term "Total Annual Disparity Fraction" means the sum of the Employee's Annual Disparity Fractions for a Plan Year. An Employee's Total Annual Disparity Fraction is determined as of the end of each Plan Year, based on the Employee's Annual Disparity Fractions under all plans with plan years ending in the current Plan Year. The following subparagraphs determine an Employee's Annual Disparity Fractions:

(1)
Annual Disparity Fraction for a Defined Contribution Plan. The Annual Disparity Fraction for an Employee benefiting under a defined contribution plan that is a section 401(1) plan, as defined in Regulation §1.401(a)(4)-12, is a fraction: (A) the numerator of which is the disparity provided under the plan for the Plan Year; and (B) the denominator of which is the maximum excess allowance under Regulation §1.401(1)-2(b)(2) for the Plan Year.

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(2)
Annual Disparity Fraction for a Defined Benefit Excess Plan. The Annual Disparity Fraction for an Employee benefiting under a defined benefit excess plan that is a section 401(1) plan, as defined in Regulation §1.401(a)(4)-12, is a fraction: (A) the numerator of which is the disparity provided under the plan for the Plan Year; and (B) the denominator of which is the maximum excess allowance under Regulation §1.401(1)-3(b)(2) for the Plan Year.

(3)
Annual Disparity Fraction for a Defined Benefit Offset Plan. In general, the Annual Disparity Fraction for an Employee benefiting under a defined benefit offset plan that is a section 401(1) plan, as defined in Regulation §1.401(a)(4)-12, is a fraction: (A) the numerator of which is the disparity provided under the plan for the Plan Year; and (B) the denominator of which is the maximum offset allowance under Regulation §1.401(1)-3(b)(3) for the Plan Year. However, if a defined benefit offset plan applies an offset of a specified percentage of the employee's PIA, as permitted under Regulation §1.401(1)-3(c)(2)(ix), then the numerator of the prior sentence is the offset percentage used in the Code §401(1) overlay under the plan.

(4)
Annual Disparity Fraction for a Plan that Imputes Disparity. The Annual Disparity Fraction for an Employee benefiting under a plan that imputes permitted disparity with respect to the Employee under Regulation §1.401(a)(4)-7 is one.

(5)
Annual Disparity Fraction for a Plan that Neither is a Section 401(1) Plan Nor Imputes Disparity. The Annual Disparity Fraction for an Employee benefiting under a plan that neither is a section 401(1) plan as defined in Regulation §1.401(a)(4)-12 nor imputes permitted disparity under Regulation §1.401(a)(4)-7 is zero.

(6)
Determination of Annual Disparity Fractions. Generally, a separate Annual Disparity Fraction is determined for each plan under which the Employee benefits. If two plans are aggregated and treated as a single plan for purposes of Code §401(a)(4), a single annual disparity fraction applies to the aggregated plan. However, if a plan provides an allocation or benefit equal to the sum of two or more formulas, then each formula is considered a separate plan for purposes of this Section. If a plan provides an allocation or benefit equal to the greater of two or more formulas, then an Annual Disparity Fraction is calculated for the Employee under each formula and the largest of the fractions is the Employee's Annual Disparity Fraction under the plan.

(d)
Adjustment to Plans if Total Annual Disparity Fraction Exceeds One. If (1) this Plan utilizes the disparity provided under a section 401(1) plan as defined in Regulation §1.401(a)(4)-12 and/or the permitted disparity imputed under a plan that satisfies Code §401(a)(4) by relying on Regulation §1.401(a)(4)-7, and (2) the Total Annual Disparity Fraction exceeds one, then the following provisions will apply in a uniform manner for all Employees:

(1)
Other Plan(s) have Adjustment Method. If the other plan(s) have a method to adjust Employer-provided contributions or benefits to assure that the Total Annual Disparity Fraction does not exceed one, then the adjustment method of the other plan(s) will apply.

(2)
Other Plan(s) do not have Adjustment Method. If the other plan(s) do not have a method to adjust employer-provided contributions or benefits to assure that the Total Annual Disparity Fraction does not exceed one, then the Sponsoring Employer will establish an administrative policy that is promulgated under Section 8.6 that adjusts Employer-provided contributions or benefits so that the Total Annual Disparity Fraction does not exceed one.

(3)	Special Rule for Multiple Prototypes Using this Same Basic Plan. Notwithstanding anything in this Section to the contrary, if multiple prototype plans (including this Plan)

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utilize this same Prototype Basic Plan, then the Sponsoring Employer will establish an administrative policy that is promulgated under Section 8.6 that adjusts Employer-provided contributions or benefits so that the Total Annual Disparity Fraction does not exceed one.

(e)
Cumulative Permitted Disparity Limit. Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 Total Cumulative Permitted Disparity Years. The term "Total Cumulative Permitted Disparity Years" means the number of Plan Years credited to the Participant for allocation or accrual purposes under this Plan, and under any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all Plan Years ending in the same calendar year are treated as the same Plan Year. If the Participant has not benefited under a defined benefit or target benefit plan for any Plan Year beginning on or after January 1, 1994, then the Participant has no cumulative disparity limit. For purposes of the prior sentence, a Participant is not treated as benefiting under a defined benefit plan for a Plan Year if the defined benefit plan was not a section 401(1) plan within the meaning of Regulation §1.401(a)(4)-12 for that Plan Year and did not impute permitted disparity under Regulation §1.401(a)(4)-7 for that Plan Year.

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Article 4
Plan Benefits

4.1.
Benefit Upon Normal (or Early) Retirement. Every Participant who has reached Normal (or Early) Retirement Age will be entitled upon subsequent Termination of Employment with the Employer to receive his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made under Section 5.1.

4.2.
Benefit Upon Late Retirement. A Participant who has reached Normal Retirement Age may elect to remain employed by the Employer and retire at a later date. Such Participant will continue to participate in the Plan and his or her Participant's Account will continue to receive allocations under Article 3. Upon actual retirement, the Participant will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. In addition, if elected in the Adoption Agreement, a Participant who elects late retirement may at any time (1) choose to have distributed prior to actual retirement all or part of his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution; or (2) choose to have such Vested Aggregate Account balance transferred to another qualified retirement plan maintained by the Employer. Upon actual retirement, the Participant will be entitled to his or her undistributed Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made under Section 5.1.

4.3.
Benefit Upon Death. Upon the death of a Participant prior to Termination of Employment with the Employer, or upon the death of a Terminated Participant prior to distribution of his or her Vested Aggregate Account, his or her Beneficiary will be entitled to the Participant's Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. If any Beneficiary who is living on the date of the Participant's death dies prior to receiving his or her entire death benefit, the portion of such death benefit will be paid in a lump sum to the estate of such deceased Beneficiary. The Administrator's determination that a Participant has died and that a particular person has a right to receive a death benefit will be final. Distribution will be made under Section 5.2.

4.4.
Benefit Upon Disability. If a Participant suffers a Disability prior to Termination of Employment with the Employer, or if a Terminated Participant suffers a Disability prior to distribution of his or her Vested Aggregate Account, he or she will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made under Section 5.3.

4.5.
Benefit Upon Termination of Employment. A Terminated Participant will be entitled to his or her Vested Aggregate Account balance as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution to a Terminated Participant who does not die prior to distribution or who does not suffer a Disability prior to distribution will be made under Section 5.4

4.6.	Determination of Vested Interest. A Participant's Vested Interest in his or her Participant's Account will be determined in accordance with the following provisions:

(a)
100% Vesting Upon Retirement, Death or Disability. A Participant will have a 100% Vested Interest in his or her Participant's Account upon reaching Normal Retirement Age prior to Termination of Employment. If elected in the Adoption Agreement, a Participant will also have a 100% Vested Interest therein upon (1) his or her retirement at Early Retirement; (2) his or her Disability prior to Termination of Employment; or (3) his or her death prior to Termination of Employment.

(b)
100% Vesting of Elective Deferral Accounts and Certain Other Accounts. A Participant will at all times have a 100% Vested Interest in his or her Elective Deferral Account, ADP Safe Harbor Non-Elective Contribution Account, ADP Safe Harbor Matching Contribution Account, Qualified Matching Contribution Account, Qualified Non-Elective Contribution Account, Voluntary Employee

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Contribution Account, Mandatory Employee Contribution Account and Deemed IRA Contribution Account.

(c)
Vesting of All Other Contributions. A Participant's Vested Interest in all Employer contribution accounts not specified in paragraph (b) will be determined by the Vesting schedule or schedules as elected in the Adoption Agreement. If the Counting of Hours Method is used for Vesting purposes, then a Participant's Vested Interest will be based on the Years of Service that are credited to such Participant. If the Elapsed Time Method is used for Vesting purposes, then a Participant's Vested Interest will be based on the 1-Year Periods of Service that are credited to the Participant. If elected in the Adoption Agreement, then in determining a Participant's Vested Interest under this paragraph, a Participant's Years of Service or 1-Year Periods of Service will be disregarded (1) during any period for which the Employer did not maintain this Plan or a predecessor plan; (2) if the Counting of Hours Method is used for Vesting purposes, then before the Vesting Computation Period in which the Participant attains Age 18; (3) if the Elapsed Time Method is used for Vesting purposes, then before the 1-Year Period of Service in which the Participant attains Age 18; (4) if the Counting of Hours Method is used for Vesting purposes, then during any Vesting Computation Period for which the Participant fails to make Mandatory Employee Contributions to the Plan, if applicable to the Plan; and/or (5) if the Elapsed Time Method is used for Vesting purposes, then during any 1-Year Period of Service for which the Participant fails to make Mandatory Employee Contributions to the Plan, if applicable to the Plan. For Plan Years beginning before 2002, Matching Contributions could Vest according to any Vesting schedule that satisfied Code §411(a)(2) (and Code §416(b) if the Plan was Top Heavy). The Vesting schedules available in the Adoption Agreement are described in more detail below:

(1)	7 Year Graded

Years/Periods of Service	Vested Percentage
1	0%
2	0%
3	20%
4	40%
5	60%
6	80%
7	100%

(2)	6 Year Graded

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Years/Periods of Service	Vested Percentage
1	0%
2	20%
3	40%
4	60%
5	80%
6	100%

(3)	5 Year Cliff

Years/Periods of Service	Vested Percentage
1	0%
2	0%
3	0%
4	0%
5	100%

(4)	3 Year Cliff

Years/Periods of Service	Vested Percentage
1	0%
2	0%
3	100%

(5)	Full and Immediate. A Participant's Account will be 100% Vested upon entering the Plan as a Participant and at all times thereafter.

(6)
Other. A Participant's Account will be Vested in accordance with the schedule entered on the Adoption Agreement; provided, however, that any schedule entered for a non-Top Heavy Plan Year must be at least as favorable as either the 7 Year Graded Vesting schedule of subparagraph (1) above or the 5 Year Cliff Vesting schedule of subparagraph (3) above. Furthermore, any schedule entered for a Top Heavy Plan Year must be at least as favorable as either the 6 Year Graded Vesting schedule of subparagraph (2) above or the 3 Year Cliff Vesting schedule of subparagraph (3) above.

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(d)
Vesting in a Top Heavy Plan Year. In a Top Heavy Plan Year, a Participant's Vested Interest in all Employer contributions allocated to his or her Participant's Account which are subject to a non-Top Heavy Vesting schedule will be determined by the Top Heavy Vesting schedule as elected in the Adoption Agreement. If this Plan ceases to be Top Heavy and the non-Top Heavy Vesting schedule again becomes effective, a Participant's Vested Interest as determined under the Top Heavy Vesting schedule cannot be reduced. Furthermore, any such reverting back to the non-Top Heavy Vesting schedule will be considered an amendment to this Section and will be treated in accordance with paragraph (g) below pertaining to amendments to a Vesting schedule. Only those Years/Periods of Service which are included in determining a Participant's Vested Interest in a non-Top Heavy Plan Year will be included in determining a Participant's Vested Interest in a Top Heavy Plan Year hereunder.

(e)
Vesting Requirement upon Complete Termination or Discontinuance of Contributions. Upon a complete termination of the Plan, or, in the case of a Plan to which Code §412 does not apply, upon a complete discontinuance of contributions under the Plan, then (1) any Participant who is affected by such complete termination or, if applicable, such complete discontinuance of contributions; (2) any Participant who has not Terminated Employment with the Employer; (3) any Participant who has Terminated Employment with the Employer and has not received a complete distribution of the Participant's Vested Aggregate Account; and (4) any Participant who has Terminated Employment but has not incurred five consecutive Breaks in Service; will have a 100% Vested Interest in his or her unpaid Participant's Account.

(f)
Vesting Requirement upon Partial Termination. Upon partial termination of the Plan, only a Participant who has Terminated Employment because of the event which causes the partial termination but who has not incurred five consecutive Breaks in Service will have a 100% Vested Interest in his or her unpaid Participant's Account as of the date of partial termination.

(g)
Amendments to the Vesting Schedule. No amendment to the Plan may directly or indirectly reduce a Participant's Vested Interest in his or her Participant's Account. If the Plan is amended in any way that directly or indirectly affects the computation of a Participant's Vested Interest in his or her Participant's Account, or the Plan is deemed amended by an automatic change to or from a Top Heavy Vesting schedule, then the following provisions will apply:

(1)
Participant Election. Any Participant with at least three Years/Periods of Service may, by filing a written request with the Administrator, elect to have the Vested Interest in his or her Participant's Account computed by the Vesting schedule in effect prior to the amendment. A Participant who fails to make an election will have the Vested Interest computed under the new schedule. The period in which the election may be made will begin on the date the amendment is adopted or is deemed to be made and will end on the latest of (A) 60 days after the amendment is adopted; (B) 60 days after the amendment becomes effective; or (C) 60 days after the Participant is issued written notice of the amendment by the Employer or Administrator.

(2)
Preservation of Vested Interest. Notwithstanding the foregoing to the contrary, if the vesting schedule is amended, then in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested Interest in his or her Participant's Account determined as of such date will not be less than his or her Vested Interest computed under the Plan without regard to such amendment.

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Article 5
Distribution of Benefits

5.1.
Distribution of Benefit Upon Retirement. Unless a mandatory cash-out occurs under Section 5.5, the retirement benefit a Participant is entitled to receive under Section 4.1 or 4.2 will be distributed as follows:

(a)
Normal Form of Distribution in a 401(k) Plan or Profit Sharing Plan. If the Plan is either a 401(k) Plan or a profit sharing plan, then a Participant's benefit will be distributed in the form that is elected by the Sponsoring Employer in the Adoption Agreement; the permitted Normal Forms of Distribution are (1) a Qualified Joint and Survivor Annuity; (2) a lump sum payment; or (3) Substantially Equal monthly, quarterly, semi-annual or annual cash installment payments over a period certain which does not extend beyond the life of the Participant; the joint lives of the Participant and a designated Beneficiary; or a period certain not extending beyond the life expectancy of the Participant and a designated Beneficiary. If the Normal Form of Distribution is Substantially Equal installment payments, then the lump sum value of the Participant's benefit either may be segregated and separately invested and the Substantially Equal installments will be paid from the Plan; may remain invested in the Trust's assets and the Substantially Equal installments will be paid from the Plan; or may be used to purchase a nontransferable immediate or deferred annuity that is selected by the Employer and that complies with the terms of the Plan from an insurance company to provide for such Substantially Equal installments.

(b)
Normal Form of Distribution in a Money Purchase Pension Plan. If the Plan is a money purchase pension plan, then the Normal Form of Distribution is a Qualified Joint and Survivor Annuity if the Participant has not died before the Annuity Starting Date.

(c)
Optional Forms of Distribution. If elected by the Sponsoring Employer in the Adoption Agreement, then a Participant may waive the Normal Form of Distribution and elect to have his or her benefit distributed in an Optional Form of Distribution. The permitted Optional Forms of Distribution are (1) a lump sum payment; (2) Substantially Equal monthly, quarterly, semi-annual or annual cash installment payments over a period certain which does not extend beyond the life of the Participant, the joint lives of the Participant and a designated Beneficiary, or a period certain not extending beyond the life expectancy of the Participant and a designated Beneficiary. If an Optional Form of Distribution is Substantially Equal installment payments, then the lump sum value of the Participant's benefit either may be segregated and separately invested and the Substantially Equal installments will be paid from the Plan; may remain invested in the Trust's assets and the Substantially Equal installments will be paid from the Plan; or may be used to purchase a nontransferable immediate or deferred annuity that is selected by the Employer and that complies with the terms of the Plan from an insurance company to provide for such Substantially Equal installments; (3) a non-transferable annuity which can be purchased from an insurance company and complies with the terms of the Plan; and/or (4) in designated sums from time to time as elected by the Participant. All Optional Forms of Distribution that are elected by the Sponsoring Employer in the Adoption Agreement are available on a non¬discriminatory basis and are not subject to the Administrator's discretion.

(d)
Partial Distributions. If a Participant receives a distribution of less than 100% of his or her Vested Aggregate Account balance, then the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform nondiscriminatory manner.

(e)
Time of Distribution. Distribution will be made under this Section (1) within a reasonable time after the Participant's actual retirement at Normal Retirement Date (or Early Retirement Date, if applicable), or (2) within a reasonable time after the date that a Participant who elects late retirement under Section 4.2 requests payment as permitted thereunder.

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5.2.
Distribution of Benefit Upon Death. Unless a mandatory cash-out occurs under Section 5.5, the death benefit a deceased Participant's Beneficiary is entitled to receive under Section 4.3 will be distributed as follows:

(a)
Surviving Spouse. If a Participant has a surviving Spouse on the date of the Participant's death, then the deceased Participant's surviving Spouse will be entitled to receive a death benefit determined in accordance with the following provisions:

(1)
Normal Form of Distribution Is a Qualified Joint and Survivor Annuity. If the Normal Form of Distribution elected under Section 5.1 is a Qualified Joint and Survivor Annuity, a Participant dies before the Annuity Starting Date, and the Participant has a surviving Spouse on the date of the Participant's death, then notwithstanding any other Beneficiary designation made by the Participant, the Participant's surviving Spouse will receive a minimum death benefit as a QPSA unless such QPSA has been waived in accordance with the terms of Section 5.8. If the QPSA has been waived, then the benefit (and any additional death benefit to which the surviving Spouse is entitled) will be distributed in the alternate form(s) that are elected by the Sponsoring Employer in the Adoption Agreement. The alternate forms of distribution permitted under the Adoption Agreement are (A) a lump sum payment; (B) Substantially Equal monthly, quarterly, semi-annual or annual cash installment payments over a period certain which does not extend beyond the life of the surviving Spouse (or beyond the life expectancy of the surviving Spouse). If an alternate form of distribution is Substantially Equal installment payments, then the lump sum value of the Participant's benefit either may be segregated and separately invested and the Substantially Equal installments will be paid from the Plan; may remain invested in the Trust's assets and the Substantially Equal installments will be paid from the Plan; or may be used to purchase a nontransferable immediate or deferred annuity that is selected by the Employer and that complies with the terms of the Plan from an insurance company to provide for such Substantially Equal installments; (C) a non-transferable annuity which can be purchased from an insurance company and complies with the terms of the Plan; and/or (D) in designated sums from time to time as elected by the Beneficiary. All alternate forms of distribution that are elected by the Sponsoring Employer in the Adoption Agreement are available on a non-discriminatory basis and are not subject to the Administrator's discretion.

(2)
Normal Form of Distribution Is Not a Qualified Joint and Survivor Annuity. If the Normal Form of Distribution elected under Section 5.1 is not a Qualified Joint and Survivor Annuity and the Participant has a surviving Spouse on the date of the Participant's death, then notwithstanding any other Beneficiary designation made by a Participant, the deceased Participant's surviving Spouse will be entitled to receive 100% of the deceased Participant's death benefit unless the surviving Spouse has waived that right in accordance with the terms of Section 5.8. If the Normal Form of Distribution elected under Section 5.1 has been waived, then the benefit will be distributed to the surviving Spouse in the alternate form(s) that are elected by the Sponsoring Employer in the Adoption Agreement. The alternate forms of distribution permitted under the Adoption Agreement are (A) a lump sum payment; (B) Substantially Equal monthly, quarterly, semi-annual or annual cash installment payments over a period certain which does not extend beyond the life of the surviving Spouse (or beyond the life expectancy of the surviving Spouse). If an alternate form of distribution is Substantially Equal installment payments, then the lump sum value of the Participant's benefit either may be segregated and separately invested and the Substantially Equal installments will be paid from the Plan; may remain invested in the Trust's assets and the Substantially Equal installments will be paid from the Plan; or may be used to purchase a nontransferable immediate or deferred annuity that is selected by the Employer and that complies with the terms of the Plan from an insurance company to provide for such Substantially Equal installments; (C) a non-transferable annuity which can be purchased from an insurance company and complies with the terms of the Plan; and/or (D) in designated sums from time to time as elected by the Beneficiary. All alternate forms of distribution that

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are elected by the Sponsoring Employer in the Adoption Agreement are available on a non-discriminatory basis and are not subject to the Administrator's discretion.

(3)
Time of Distribution. Any death benefit payable to a surviving Spouse will be distributed within a reasonable time after the death of the Participant, but not later than December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death pursuant to Section 5.9(b)(2)(A), if required minimum distributions to the Participant have not begun. However, if the Life Expectancy rule is elected in the Adoption Agreement and the surviving Spouse elects the Life Expectancy rule under Section 5.9(b)(2)(B), then the surviving Spouse may elect to defer distribution of the death benefit, but distribution to the surviving Spouse must begin no later than December 31st of the calendar year in which the deceased Participant would have attained Age 701/2.

(4)
Death of Surviving Spouse Before Distribution Begins. If the surviving Spouse dies before distribution begins, then distribution will be made as if the surviving Spouse were the Participant. If the Normal Form of Distribution that is elected under Section 5.1 is a Qualified Joint and Survivor Annuity and the QPSA has not been waived, or if the Sponsoring Employer elects in the Adoption Agreement to permit a Participant (or, if no election has been made by the Participant prior to the Participant's death, then the Participant's surviving Spouse) to elect the Life Expectancy rule and the Participant (or, if no election has been made by the Participant prior to the Participant's death, then the Participant's surviving Spouse) elects the Life Expectancy rule, then distribution will be considered to have begun when the deceased Participant would have reached Age 701/2 even if payments have been made to the surviving Spouse before that date. Furthermore, if distribution to the surviving Spouse commences in the form of an irrevocable annuity over a period permitted under subparagraph (a)(1) above before the deceased Participant would have reached Age 701/2, then distribution will be considered to have begun on the actual annuity commencement date.

(b)	Non-Spouse Beneficiary. Any death benefit payable to a non-Spouse Beneficiary will be distributed to the Beneficiary in accordance with the following provisions:

(1)
Form of Distribution. Any such death benefit will be distributed to the Beneficiary in the form(s) that are elected by the Sponsoring Employer in the Adoption Agreement. The forms of distribution permitted under the Adoption Agreement are (A) a lump sum payment; (B) Substantially Equal monthly, quarterly, semi-annual or annual cash installment payments over a period certain which does not extend beyond the life of the Beneficiary (or beyond the life expectancy of the Beneficiary). If a form of distribution is Substantially Equal installment payments, then the lump sum value of the Participant's benefit either may be segregated and separately invested and the Substantially Equal installments will be paid from the Plan; may remain invested in the Trust's assets and the Substantially Equal installments will be paid from the Plan; or may be used to purchase a nontransferable immediate or deferred annuity that is selected by the Employer and that complies with the terms of the Plan from an insurance company to provide for such Substantially Equal installments; (C) a non-transferable annuity which can be purchased from an insurance company and complies with the terms of the Plan; and/or (D) in designated sums from time to time as elected by the Beneficiary. All forms of distribution that are elected by the Sponsoring Employer in the Adoption Agreement are available on a non-discriminatory basis and are not subject to the Administrator's discretion.

(2)
Time of Distribution. Any death benefit payable to a non-Spouse Beneficiary will be distributed within a reasonable time after the death of the Participant, but not later than December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death pursuant to Section 5.9(b)(2)(A), if required minimum distributions to the Participant have not begun. However, if the Life Expectancy rule is elected in the

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Adoption Agreement and the non-Spouse Beneficiary elects the Life Expectancy rule pursuant to Section 5.9(b)(2)(B), then distribution of the death benefit to a non-Spouse Beneficiary must begin no later than December 31st of the calendar year immediately following the calendar year in which the Participant died.

(c)
Distribution If the Participant or Other Payee Is In Pay Status. If a Participant or Beneficiary who has begun receiving distribution of his or her benefit dies before the entire benefit is distributed, then the balance thereof will be distributed to the Participant's Beneficiary (or Beneficiary's Beneficiary) at least as rapidly as under the method of distribution being used on the date of the Participant's or Beneficiary's death.

(d)
Payments to a Beneficiary of a Beneficiary. In the absence of a Beneficiary designation or other directive from the deceased Participant to the contrary, any Beneficiary may name his or her own Beneficiary to receive any benefits payable in the event of the Beneficiary's death prior to receiving the entire death benefit to which the Beneficiary is entitled; if a Beneficiary has not named his or her own Beneficiary, then the Beneficiary's estate will be the Beneficiary. If any benefit is payable under this paragraph to a Beneficiary of the deceased Participant's Beneficiary, to the estate of the deceased Participant's Beneficiary, or to any other Beneficiary or the estate thereof, then subject to the limitations regarding the latest dates for benefit payment of this Section and Section 5.9, the Administrator may (1) continue to pay the remaining value of such benefits in the amount and form that has already commenced, (2) pay such benefits in any other manner permitted under the Plan for distribution of benefits upon death, and/or (3) if payments have not already commenced, pay such benefits in any other manner permitted under the Plan for distribution of benefits upon death. Distribution to the Beneficiary of a Beneficiary must begin no later than the date that a distribution would have been made to the Participant's Beneficiary. The Administrator's determination under this paragraph will be final and will be applied in a uniform manner that does not discriminate in favor of Participants who are Highly Compensated Employees.

(e)
Partial Distributions. If a Participant's Beneficiary receives a distribution of less than 100% of the Participant's Vested Aggregate Account balance, then the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform manner that does not discriminate in favor of Participants who are Highly Compensated Employees.

5.3.
Distribution of Benefit Upon Disability. Unless a mandatory cash-out occurs under Section 5.5, the Disability benefit a Participant is entitled to receive under Section 4.4 will be distributed in the following manner:

(a)
Normal Form of Distribution in a 401(k) Plan or Profit Sharing Plan. If the Plan is either a 401(k) Plan or a profit sharing plan, then a Participant's benefit will be distributed in the form that is elected by the Sponsoring Employer in the Adoption Agreement; the permitted Normal Forms of Distribution are (1) a Qualified Joint and Survivor Annuity; (2) a lump sum payment; or (3) Substantially Equal monthly, quarterly, semi-annual or annual cash installment payments over a period certain which does not extend beyond the life of the Participant; the joint lives of the Participant and a designated Beneficiary; or a period certain not extending beyond the life expectancy of the Participant and a designated Beneficiary. If the Normal Form of Distribution is Substantially Equal installment payments, then the lump sum value of the Participant's benefit either may be segregated and separately invested and the Substantially Equal installments will be paid from the Plan; may remain invested in the Trust's assets and the Substantially Equal installments will be paid from the Plan; or may be used to purchase a nontransferable immediate or deferred annuity that is selected by the Employer and that complies with the terms of the Plan from an insurance company to provide for such Substantially Equal installments.

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(b)
Normal Form of Distribution in a Money Purchase Pension Plan. If the Plan is a money purchase pension plan, then the Normal Form of Distribution is a Qualified Joint and Survivor Annuity if the Participant has not died before the Annuity Starting Date.

(c)
Optional Forms of Distribution. If elected by the Sponsoring Employer in the Adoption Agreement, then a Participant may waive the Normal Form of Distribution and elect to have his or her benefit distributed in an Optional Form of Distribution. The permitted Optional Forms of Distribution are (1) a lump sum payment; (2) Substantially Equal monthly, quarterly, semi-annual or annual cash installment payments over a period certain which does not extend beyond the life of the Participant; the joint lives of the Participant and a designated Beneficiary; or a period certain not extending beyond the life expectancy of the Participant and a designated Beneficiary. If an Optional Form of Distribution is Substantially Equal installment payments, then the lump sum value of the Participant's benefit either may be segregated and separately invested and the Substantially Equal installments will be paid from the Plan; may remain invested in the Trust's assets and the Substantially Equal installments will be paid from the Plan; or may be used to purchase a nontransferable immediate or deferred annuity that is selected by the Employer and that complies with the terms of the Plan from an insurance company to provide for such Substantially Equal installments; (3) a non-transferable annuity which can be purchased from an insurance company and complies with the terms of this Plan; and/or (4) in designated sums from time to time as elected by the Participant. All Optional Forms of Distribution that are elected by the Sponsoring Employer in the Adoption Agreement are available on a non¬discriminatory basis and are not subject to the Administrator's discretion.

(d)
Partial Distributions. If a Participant receives a distribution of less than 100% of his or her Vested Aggregate Account balance, then the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform nondiscriminatory manner.

(e)
Time of Distribution. Distribution will be made under this Section (1) if elected in the Adoption Agreement, within an administratively reasonable time after the date on which a Participant who suffers a Disability Terminates Employment with the Employer on account of the Disability; or (2) if elected in the Adoption Agreement, on the date that a distribution is to be made to a Terminated Participant under Section 5.4

5.4.
Distribution of Benefit Upon Termination of Employment. Unless a mandatory cash-out occurs under Section 5.5 or a distribution occurs under Section 5.1, 5.2, or 5.3, the benefit that a Terminated Participant is entitled to receive under Section 4.5 will be distributed in the following manner:

(a)
Normal Form of Distribution in a 401(k) Plan or Profit Sharing Plan. If the Plan is either a 401(k) Plan or a profit sharing plan, then a Participant's benefit will be distributed in the form that is elected by the Sponsoring Employer in the Adoption Agreement; the permitted Normal Forms of Distribution are (1) a Qualified Joint and Survivor Annuity; (2) a lump sum payment; or (3) Substantially Equal monthly, quarterly, semi-annual or annual cash installment payments over a period certain which does not extend beyond the life of the Participant; the joint lives of the Participant and a designated Beneficiary; or a period certain not extending beyond the life expectancy of the Participant and a designated Beneficiary. If the Normal Form of Distribution is Substantially Equal installment payments, then the lump sum value of the Participant's benefit either may be segregated and separately invested and the Substantially Equal installments will be paid from the Plan; may remain invested in the Trust's assets and the Substantially Equal installments will be paid from the Plan; or may be used to purchase a nontransferable immediate or deferred annuity that is selected by the Employer and that complies with the terms of the Plan from an insurance company to provide for such Substantially Equal installments.

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(b)
Normal Form of Distribution in a Money Purchase Pension Plan. If the Plan is a money purchase pension plan, then the Normal Form of Distribution is a Qualified Joint and Survivor Annuity if the Participant has not died before the Annuity Starting Date.

(c)
Optional Forms of Distribution. If elected by the Sponsoring Employer in the Adoption Agreement, then a Participant may waive the Normal Form of Distribution and elect to have his or her benefit distributed in an Optional Form of Distribution. The permitted Optional Forms of Distribution are (1) a lump sum payment; (2) Substantially Equal monthly, quarterly, semi-annual or annual cash installment payments over a period certain which does not extend beyond the life of the Participant; the joint lives of the Participant and a designated Beneficiary; or a period certain not extending beyond the life expectancy of the Participant and a designated Beneficiary. If an Optional Form of Distribution is Substantially Equal installment payments, then the lump sum value of the Participant's benefit either may be segregated and separately invested and the Substantially Equal installments will be paid from the Plan; may remain invested in the Trust's assets and the Substantially Equal installments will be paid from the Plan; or may be used to purchase a nontransferable immediate or deferred annuity that is selected by the Employer and that complies with the terms of the Plan from an insurance company to provide for such Substantially Equal installments; (3) a non-transferable annuity which can be purchased from an insurance company and complies with the terms of this Plan; and/or (4) in designated sums from time to time as elected by the Participant. All Optional Forms of Distribution that are elected by the Sponsoring Employer in the Adoption Agreement are available on a non¬discriminatory basis and are not subject to the Administrator's discretion.

(d)
Partial Distributions. If a Participant receives a distribution of less than 100% of his or her Vested Aggregate Account balance, then the Administrator will determine the portion (including zero) of the distribution that will be made from each of the Participant's sub-accounts, provided that any such determination is made in a uniform nondiscriminatory manner.

(e)
Time of Distribution. Distribution will be made under this Section within an administratively reasonable time after the occurrence of the event as elected by the Sponsoring Employer in the Adoption Agreement.

5.5.
Mandatory Cash-Out of Benefits. If elected in the Adoption Agreement, the Vested Aggregate Account of a Participant who has Terminated Employment, who is entitled to a distribution under Sections 5.1, 5.2, 5.3 or 5.4 and who satisfies the requirements below will be distributed without the Participant's consent in accordance with the following:

(a)
General Rule. Distribution can only be made under this Section if a Participant's Vested Aggregate Account balance on or after the date of Termination of Employment does not exceed the amount elected in the Adoption Agreement. Distribution will be made as soon as administratively feasible after the Participant Terminates Employment.

(b)
Later Distribution if Account Falls to the Threshold. If a Participant would have received a distribution under paragraph (a) but for the fact that his or her Vested Aggregate Account exceeded the cash-out threshold elected in the Adoption Agreement, and if at a later time the Participant's Vested Aggregate Account is reduced to an amount not greater than the cash-out threshold, the Administrator will distribute such Vested Aggregate Account in a lump sum without the Participant's consent as soon as administratively feasible after the date the Participant's Vested Aggregate Account no longer exceeds the cash-out threshold.

(c)
Cash-out Threshold and the Participant's Rollover Contribution Account. If the cash-out threshold elected in the Adoption Agreement is $5,000, then effective January 1, 2002, the determination of whether a Participant's Vested Aggregate Account exceeds $5,000 may be made by excluding the Participant's Rollover Contribution Account (if any). If the cash-out threshold elected in the Adoption Agreement is any amount other than $5,000, the determination of whether a

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Participant's Vested Aggregate Account balance exceeds such amount must be made by including the Participant's Rollover Contribution Account (if any).

(d)
Cash-out Threshold Exceeds $1,000. If the cash-out threshold exceeds $1,000 at any time, then a mandatory cash-out distribution under this paragraph will, at the election of the Participant, be made as a lump sum cash payment or as a direct rollover under Section 5.14. Prior to March 28, 2005, if the Participant does not elect to have the distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution as a lump sum cash payment, then the Administrator will pay the distribution as a lump sum cash payment. However, if the cash-out threshold ever exceeds $1,000 on or after March 28, 2005, the remaining provisions of this paragraph apply. In the event of a mandatory cash-out distribution greater than $1,000, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution as a lump sum cash payment, the Administrator will pay the distribution in an automatic direct rollover to an individual retirement plan designated by the Administrator. Such individual retirement plan, as defined in Code §7701(a)(37), may be either an individual retirement account within the meaning of Code §408(a) or an individual retirement annuity within the meaning of Code §408(b); either of which will subsequently be referred to as an IRA. The Administrator will establish the IRA at a qualified financial institution by selecting an IRA trustee, custodian or issuer that is unrelated to the Employer or the Administrator (unless subsequent rules or Regulations permit otherwise), and will make the initial investment choices for the IRA. An automatic direct rollover will occur not less than 30 days and not more than 90 days (or such other time as permitted by law) after the Code §402(f) notice with the explanation of the automatic direct rollover is provided to the Participant. The determination of whether a mandatory cash-out distribution exceeds $1,000 will be made by including the Participant's Rollover Contribution Account (if any).

(e)
Cash-out Threshold Does Not Exceed $1,000. If the cash-out threshold is $1,000 or less at any time, a mandatory cash-out distribution under this paragraph will, at the election of the Participant, be made as a lump sum cash payment or as a direct rollover under Section 5.14. If the Participant does not elect to have the distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution as a lump sum cash payment, the Administrator will pay the distribution as a lump sum cash payment; any such lump sum cash payment will occur not less than 30 days and not more than 90 days (or such other time as permitted by law) after the Code §402(f) notice is provided to the Participant.

5.6.
Restrictions on Immediate Distributions. If a Participant's Vested Aggregate Account balance exceeds the amount set forth in paragraph (a) of this Section and is Immediately Distributable, then such account can only be distributed in accordance with the following provisions:

(a)
General Rule. If (1) the Vested Aggregate Account balance (effective January 1, 2002, determined before taking into account the Participant's Rollover Contribution Account) of a Participant who has Terminated Employment exceeds $5,000, or if there are remaining payments to be made with respect to a particular distribution option that previously commenced, and (2) such amount is Immediately Distributable, then the Participant (and, with respect to any portion of the Participant's Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, the Participant's Spouse, if any (or where either the Participant or Spouse has died, the survivor)), must consent to any distribution of such amount. If (1) the Vested Aggregate Account balance (effective January 1, 2002, determined before taking into account the Participant's Rollover Contribution Account) of a Participant who has Terminated Employment does not exceed $5,000, but (if applicable) exceeds the cash-out threshold that the Sponsoring Employer elects in the Adoption Agreement, and (2) such amount is Immediately Distributable, then only the Participant (or where the Participant has died, the Participant's Spouse or Beneficiary) must consent to any distribution of such amount.

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(b)
General Consent Requirement. The consent of the Participant (and, with respect to any portion of the Participant's Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, the Participant's Spouse, if any (or where either the Participant or Spouse has died, the survivor)) to any benefit that is Immediately Distributable must be obtained in writing within the 90-day period (or such other period as may be required by law) ending on the Annuity Starting Date. However, (1) with respect to any portion of the Participant's Account which is not subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, the Participant will not be required to consent to a distribution that is required by Code §401(a)(9) or §415; and (2) with respect to any portion of the Participant's Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, (A) only the Participant must consent to the distribution of a Qualified Joint and Survivor Annuity while the benefit is Immediately Distributable, and (B) neither the Participant (nor the Participant's Spouse, if any) will be required to consent to a distribution that is required under the terms of Code §401(a)(9) or Code §415.

(c)
Notification Requirement. The Administrator must notify the Participant (and, with respect to any portion of the Participant's Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, the Participant's Spouse) of the right to defer any distribution until it is no longer Immediately Distributable. Notification will include a general explanation of the material features and relative values of the optional forms of benefit available in a manner that would satisfy the notice requirements of Code §417(a)(3); and will be provided no less than 30 days or more than 90 days (or such other period as may be required by law) prior to the Annuity Starting Date. Notwithstanding the other requirements of this Section, the respective notices prescribed by this Section need not be given to a Participant if (1) the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity;, and (2) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity, and does not allow a Participant who has a Spouse to designate a non-Spouse Beneficiary. For purposes of this Section, a plan fully subsidizes the costs of a benefit if no increases in cost, or decreases in benefits to the Participant may result from the Participant's failure to elect another benefit.

(d)
Waiver of 30-Day Requirement. Notwithstanding anything in this Section to the contrary, distribution of a Participant's benefit may begin less than 30 days after the notice described in paragraph (c) is given if (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving notice to consider the decision of whether or not to elect a distribution; (2) the Participant, after receiving the notice, affirmatively elects a distribution (or a particular distribution option); and (3) with respect to any portion of the Participant's Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, the Participant does not revoke the election at any time prior to the expiration of the 7-day period that begins on the date the notice is given.

(e)
Consent Not Needed on Plan Termination. If upon Plan termination neither the Employer nor an Affiliated Employer maintains another defined contribution plan other than an employee stock ownership plan (ESOP) as defined in Code §4975(e)(7) or §409(a), then the Participant's benefit will, without the Participant's consent (and, with respect to any portion of the Participant's Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, without the Spouse's consent), be distributed to the Participant. If the Employer or an Affiliated Employer maintains another defined contribution plan other than an ESOP, then the Participant's benefit will, without the Participant's consent (and, with respect to any portion of the Participant's Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, without the Spouse's consent), be transferred to the other plan if the Participant does not consent to an immediate distribution under this Section. Notwithstanding the foregoing, this paragraph will not apply to any portion of the Participant's Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417 if the Plan, upon

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termination, offers an annuity option purchased from a commercial provider with respect to such portion of the Participant's Account.

5.7.
Accounts of Reemployed Participants. If a Participant who is not 100% Vested in his or her Participant's Account Terminates Employment with the Employer, a Forfeiture of all or a portion of the Participant's Account of the Participant who has Terminated Employment may have occurred, and the Participant is subsequently reemployed by the Employer, then the Participant's Account of the reemployed Participant will be administered in accordance with the following provisions:

(a)
Reemployment of a Participant After 5 Consecutive Breaks in Service. If the Participant is reemployed by the Employer after incurring five consecutive Breaks in Service, then any previous Forfeiture of the Participant's Account will not be restored under the terms of this Plan.

(b)
Reemployment of a Non-Vested Participant Before 5 Consecutive Breaks in Service. If a Participant's Vested Interest in the entire Participant's Account attributable to Employer contributions is 0% on the date the Participant Terminates Employment, the Participant is deemed to have received a distribution of such Vested Interest on the date of such Termination of Employment pursuant to the Section 3.13(a)(1), a Forfeiture of the Participant's Account attributable to Employer contributions occurs on the date of such Termination of Employment pursuant to the Section 3.13(a)(1), and the Participant is subsequently reemployed by the Employer before incurring five consecutive Breaks in Service, then the previous Forfeiture of such Participant's Account attributable to Employer contributions will be restored, calculated as of the date that the Forfeiture occurred (unadjusted by subsequent gains and losses). Furthermore, if a Participant's Vested Interest in the entire Participant's Account attributable to Employer contributions is 0% on the date the Participant Terminates Employment, a Forfeiture of the Participant's Account attributable to Employer contributions occurs on the date that a Participant incurs the number of consecutive Breaks in Service after Termination of Employment that the Sponsoring Employer elects in the Adoption Agreement pursuant to the Section 3.13(a)(2), and the Participant is subsequently reemployed by the Employer before incurring five consecutive Breaks in Service, then the previous Forfeiture of such Participant's Account attributable to Employer contributions will be restored, calculated as of the date that the Forfeiture occurred (unadjusted by subsequent gains and losses). Such restoration of the previous Forfeiture attributable to Employer contributions will occur in the Plan Year that such Participant is reemployed by the Employer.

(c)
Reemployment of a Vested Participant Before 5 Consecutive Breaks in Service. If a Participant's Vested Interest in the Participant's Account balance attributable to Employer contributions is less than a 100% (but greater than 0%) on the date that the Participant Terminates Employment, a Forfeiture of the non-Vested portion of the Participant's Account balance attributable to Employer contributions of the Participant who has Terminated Employment may have occurred, and the Participant is subsequently reemployed by the Employer before incurring five consecutive Breaks in Service, then the following provisions will apply:

(1)
Distribution Has Occurred But No Forfeiture Has Occurred. If a Forfeiture of the non-Vested portion of the Participant's Account attributable to Employer contributions has not occurred but a distribution of all or a portion of the Participant's Account of the Participant who has Terminated Employment has occurred, then a separate bookkeeping account will be established for the Participant's Account at the time of distribution; the Participant's Vested Interest in the separate bookkeeping account at any relevant time will be an amount ("X") determined according to the following formula: X = P(AB + (R x D)) - (R x D)). In applying the formula, "P" is the Vested Interest at the relevant time, "AB" is the respective account balance at the relevant time, "D" is the amount of the distribution, and "R" is the ratio of the respective account balance at the relevant time to the respective account balance after the distribution.

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(2)
No Distribution Has Occurred But Forfeiture Has Occurred. If the Sponsoring Employer elects in the Adoption Agreement that a Forfeiture will occur when a Participant who has Terminated Employment incurs a specified number of consecutive Breaks in Service that is less than five (5) consecutive Breaks in Service, a Forfeiture of the non-Vested portion of the Participant's Account balance attributable to Employer contributions has occurred when a Participant who Terminated Employment incurred the specified number of consecutive Breaks in Service, and the Participant who has Terminated Employment is reemployed by the Sponsoring Employer or an Affiliated Employer before incurring five (5) consecutive Breaks in Service and before receiving any distribution of the Vested Interest in his or her Participant's Account balance attributable to Employer contributions, then the previous Forfeiture of such Participant's Account balance attributable to Employer contributions will be restored, calculated as of the date that the Forfeiture occurred (unadjusted by subsequent gains and losses). Such restoration of the previous Forfeiture of such Participant's Account balance attributable to Employer contributions will occur in the Plan Year that such Participant is reemployed by the Employer.

(3)
Both Distribution and Forfeiture Have Occurred. If a distribution of all or a portion of the Vested Interest in the Participant's Account of a Participant who has Terminated Employment has occurred and a Forfeiture of the non-Vested portion of the Participant's Account attributable to Employer contributions has occurred (which may not necessarily occur at the same time that the distribution occurs), then the previous Forfeiture of such Participant's Account balance attributable to Employer contributions will be restored, calculated as of the date the Forfeiture occurred (unadjusted by subsequent gains and losses) and based upon the Sponsoring Employer's decision whether the Participant is required to repay to the Plan the full amount of all distribution(s) which were attributable to Employer contributions (and if this Plan is a 401(k) Plan, then effective as of the first day of Plan Year beginning in 2006 (or such earlier effective date as may be provided in a separate amendment for implementing the final §401(k) Regulations and as permitted by such Regulations), including Elective Deferrals). With respect to such decision of the Sponsoring Employer whether the Participant is required to repay to the Plan the full amount of all distribution(s) which were attributable to Employer contributions (and if this Plan is a 401(k) Plan, then effective as of the first day of Plan Year beginning in 2006 (or such earlier effective date as may be provided in a separate amendment for implementing the final §401(k) Regulations and as permitted by such Regulations), including Elective Deferrals) in order to have the previous Forfeiture of such Participant's Account balance attributable to Employer contributions be restored, the following provisions will apply:

(A)	Precedent Established. Once such decision by the Sponsoring Employer has been made, such decision will establish precedence for the Plan and cannot be changed, altered or modified.

(B)
Time of Restoration If Repayment Is Not Required. If, based upon the Sponsoring Employer's decision, the Participant is not required to repay to the Plan the full amount of all distribution(s) which were attributable to Employer contributions (and if this Plan is a 401(k) Plan, then effective as of the first day of Plan Year beginning in 2006 (or such earlier effective date as may be provided in a separate amendment for implementing the final §401(k) Regulations and as permitted by such Regulations), including Elective Deferrals) in order to have the previous Forfeiture of such Participant's Account balance attributable to Employer contributions be restored, then such restoration will occur in the Plan Year in which the Participant is reemployed by the Employer.

(C)	Time of Restoration If Repayment Is Required. If, based upon the Sponsoring Employer's decision, the Participant is required to repay to the Plan the full amount

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of all distribution(s) which were attributable to Employer contributions (and if this Plan is a 401(k) Plan, then effective as of the first day of Plan Year beginning in 2006 (or such earlier effective date as may be provided in a separate amendment for implementing the final §401(k) Regulations and as permitted by such Regulations), including Elective Deferrals) in order to have the previous Forfeiture of such Participant's Account balance attributable to Employer contributions be restored, then, such repayment by the Participant must be made before the earlier of (i) five years after the Participant's Reemployment Commencement Date, or (ii) the date on which the Participant incurs five consecutive Breaks in Service following the date of distribution of either the entire or the remaining Vested Interest in the Participant's Account. Such restoration of the previous Forfeiture of such Participant's Account balance attributable to Employer contributions will occur in the Plan Year that the Participant repays to the Plan the full (or any remaining) amount of the distribution which was attributable to Employer contributions (and if this Plan is a 401(k) Plan, then effective as of the first day of Plan Year beginning in 2006 (or such earlier effective date as may be provided in a separate amendment for implementing the final §401(k) Regulations and as permitted by such Regulations), including Elective Deferrals).

(d)
Sources of Restoration of Previously Forfeited Amounts. The sources to restore a previous Forfeiture of the non-Vested portion of the Participant's Account balance attributable to Employer contributions pursuant to this Section will be made first by using available Forfeitures to restore the previous Forfeiture and, if such available Forfeitures are insufficient to restore the previous Forfeiture, by the Employer making a special Employer contribution to the Plan to the extent necessary to restore the previous Forfeiture.

5.8.	Waiver of Benefits and Spousal Consent. If following provisions apply to a Participant's (or, where applicable, a Participant's Spouse's) waiver of benefits under the Plan:

(a)
Normal Form of Distribution Is Not a QJSA. If the Normal Form of Distribution is not a Qualified Joint and Survivor Annuity, all distributions can be made from the Plan to a Participant without the consent of the Participant's Spouse, except for any portion of the Participant's Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417. Subject to the provisions of the next sentence, with regard to a death benefit payable to a Spouse, a Spouse can elect to waive such death benefit under Section 5.2 of the Plan, but the election will not be effective unless (1) the election is in writing; (2) the election designates a specific Beneficiary or form of benefit which may not be changed without Spousal consent (or the Spouse's consent expressly permits designations by the Participant without any requirement of further Spousal consent); and (3) the Spouse's consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public. With regard to a distribution of any portion of a Participant's Account which is subject to the QJSA and QPSA requirements of Code §401(a)(11) and Code §417, the provisions set forth in paragraph (b) below apply.

(b)
Normal Form of Distribution Is a QJSA. If the Normal Form of Distribution is a Qualified Joint and Survivor Annuity, or with respect to any portion of a Participant's Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and §417, the following provisions apply:

(1)
Election to Waive a QJSA. A married Participant's election to waive a Qualified Joint and Survivor Annuity, or an unmarried Participant's election to waive a life annuity, must be in writing and must be made during the 90-day period (or such other period as may be required by law) ending on the Annuity Starting Date. The election may be revoked in writing and a new election may be made at any time and any number of times during the election period.

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(2)
Election to Waive a QPSA. A married Participant's election to waive a Qualified Pre-Retirement Survivor Annuity must be in writing and must be made during an election period beginning on the first day of the Plan Year in which the Participant reaches Age 35 and ending on the date of his or her death. The election may be revoked in writing and a new election made at any time and any number of times during the election period. A terminated Participant's election period concerning his or her Vested Aggregate Account before Termination of Employment will not begin later than such date. If elected in the Adoption Agreement and the Participant has not completed a designation form specifying the time and/or form of payment of the Qualified Pre-Retirement Survivor Annuity prior to the Participant's death, then the surviving Spouse may elect to receive the Qualified Pre-Retirement Survivor Annuity in any optional form of payment permitted in Section 5.2 and as elected in the Adoption Agreement.

(3)
Special Pre-Age 35 QPSA Election. A Participant who has not yet reached Age 35 as of the end of any current Plan Year may make a special election to waive a Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which such Participant reaches Age 35. This election will not be valid unless the Participant receives the same written explanation of the Qualified Pre-Retirement Survivor Annuity set forth in subparagraph (4). Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant reaches Age 35. A new election to waive a Qualified Pre-Retirement Survivor Annuity on or after such date is subject to the full requirements of this Section.

(4)
Required Written Explanation. In the case of a Qualified Joint and Survivor Annuity, the Administrator will no less than 30 days and no more than 90 days (or such other period as may be required by law) prior to the Annuity Starting Date provide to each Participant a written explanation of (A) the terms and conditions of a Qualified Joint and Survivor Annuity; (B) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (C) the rights of a Participant's Spouse; and (D) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in the preceding sentence provided: (A) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with Spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (B) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (C) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant. In the case of a Qualified Pre-Retirement Survivor Annuity, the Administrator will provide each Participant within the Applicable Period as defined in paragraph (5) with a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the written explanation applicable to a Qualified Joint and Survivor Annuity as set forth herein.

(5)
Applicable Period. The term "Applicable Period" means whichever of the following periods ends last: (A) the period beginning with the first day of the Plan Year in which the Participant attains Age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains Age 35; (B) a reasonable period after the individual becomes a Participant in the Plan; (C) a reasonable period ending after the requirements of Code §401(a)(11) apply to the Participant; or (D) a reasonable period ending after the requirements of

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Code §417(a)(5) cease to apply with respect to the Participant. For purposes of this paragraph, a reasonable period means the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

(6)
Participants Who Terminate Before Age 35. If a Participant Terminates Employment before the Plan Year in which he or she reaches Age 35, then the notice required under subparagraph (4) will be provided within the two year period beginning one year prior to such Termination of Employment and ending one year after such Termination of Employment. If such Participant thereafter returns to employment with the Employer, then the Applicable Period for such Participant will be redetermined.

(7)
Elections Must Have Spousal Consent. A Participant's election not to receive a Qualified Joint and Survivor Annuity or a Participant's election not to receive a Qualified Pre-Retirement Survivor Annuity will not be effective unless (A) the Participant's Spouse consents in writing to the election; (B) the election designates a specific Beneficiary (or form of benefit) which may not be changed without Spousal consent (or the consent of the Spouse expressly permits designations by the Participant without any requirement of further Spousal consent); and (C) the Spouse's consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public.

(8)
Additional Requirements and Exceptions For Spousal Consent. Notwithstanding subparagraph (7) above, a Spouse's consent will not be required if there is no Spouse, if the Spouse cannot be located, or if there are other circumstances (as set forth in the Code or Regulations) which preclude the necessity of such Spouse's consent. Any consent by a Participant's Spouse (or establishment that consent cannot be obtained) will be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further Spousal consent must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior election may be made by a Participant without the Spouse's consent at any time before benefits begin. No Spouse's consent obtained under subparagraph (7) will be valid unless the Participant has received notice as provided in subparagraph (4) above.

5.9.
Required Minimum Distributions. All distributions from the Plan will be determined and made in accordance with the final and temporary Regulations under Code §401(a)(9) on April 17, 2002. Pursuant to those Regulations, all distributions will be determined in accordance with the following provisions:

(a)	General Rules. All distributions hereunder will be made in accordance with the following general rules:

(1)
Effective Date. Unless an earlier effective date is specified in the Adoption Agreement, the provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2)
Coordination with Minimum Distribution Requirements Previously in Effect. If the Adoption Agreement specifies an effective date of this Section that is earlier than calendar years beginning with the 2003 calendar year, then required minimum distributions for 2002 under this Section will be determined as follows: If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section equals or exceeds the required minimum distributions determined under this Section, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the plan made to the distributee prior to the effective date of this Section is less than

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the amount determined under this Section, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Section.

(3)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan and any prior Plan amendments.

(4)	Requirements of Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Regulations under Code §401(a)(9).

(5)
TEFRA §242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Tax Equity and Fiscal Responsibility Act (TEFRA) §242(b)(2) and the provisions of the Plan that relate to TEFRA §242(b)(2).

(b)	Time and Manner of Distribution. All required minimum distributions will be made from the Plan in the following time and in the following manner:

(1)	Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(2)
Death of Participant Before Distributions Begin. If the Participant dies before distribution begins, the Participant's entire interest will be distributed (or begin to be distributed) not later than as follows:

(A)
5-Year Rule Applies to All Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a Designated Beneficiary, the Participant's entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this subparagraph will apply as if the surviving Spouse were the Participant. This subparagraph also applies to all distributions.

(B)
Life Expectancy Rule. Notwithstanding subparagraph (b)(2)(A), if the Sponsoring Employer elects in the Adoption Agreement to permit a Participant (or, if no election has been made by the Participant prior to the Participant's death, then the Participant's Designated Beneficiary) to elect the Life Expectancy rule, then a Participant (or, if no election has been made by the Participant prior to the Participant's death, then the Participant's Designated Beneficiary) may elect on an individual basis whether the Life Expectancy rule applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than September 30th of the calendar year in which distribution would be required to begin under this subparagraph (b)(2)(B). If neither the Participant nor the Beneficiary makes an election under this subparagraph (or the election is received later than September 30th of the calendar year in which distribution would be required to begin under this subparagraph (b)(2)(B)), then distributions will be made in accordance with the 5-Year rule of subparagraph (b)(2)(A) above. The following provisions relate to the Life Expectancy rule under this subparagraph (b)(2)(B):

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(i)
Surviving Spouse Is the Sole Designated Beneficiary. If the Participant's surviving Spouse is the sole Designated Beneficiary, then distributions to the surviving Spouse will begin by the later of [a] December 31 of the calendar year immediately following the calendar year in which the Participant died, or [b] December 31 of the calendar year in which the Participant would have attained age 701/2.

(ii)
Surviving Spouse Is Not the Sole Designated Beneficiary. If the Participant's surviving Spouse is not the sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)
No Designated Beneficiary. If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, then the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv)
Surviving Spouse Dies Before Distributions Begin. If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, then this subparagraph (b)(2)(B), other than subparagraph (b)(2)(B)(i), will apply as if the surviving Spouse were the Participant.

(v)
Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions. A Designated Beneficiary who is receiving payments under the 5-Year rule may make a new election to receive payments under the Life Expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the Life Expectancy rule for all Distribution Calendar Years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-Year period.

(C)
Date Distributions Are Deemed To Begin. For purposes of this subparagraph (b)(2) and paragraph (d), unless subparagraph (b)(2)(B)(iv) above applies, distributions are considered to begin on the Participant's Required Beginning Date. If subparagraph (b)(2)(B)(iv) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph (b)(2)(B)(i) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse under subparagraph (b)(2)(B)(i)), then the date distributions are considered to begin is the date distributions actually commence.

(3)
Forms of Distribution. Unless the Participant's interest is distributed as an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with paragraphs (c) and (d). If the Participant's interest is distributed as an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) and the Regulations.

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(c)	Required Minimum Distributions During the Participant's Lifetime. The amount of required minimum distributions during a Participant's lifetime will be determined as follows:

(1)
Amount of Required Distribution for Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed each Distribution Calendar Year is the lesser of (A) the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Regulation §1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or (B) if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, then the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Regulation §1.401(a)(9)-9, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

(2)
Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this paragraph (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

(d)	Required Minimum Distributions After the Participant's Death. Required minimum distributions will be made after a Participant's death in accordance with the following provisions:

(1)	Death On or After Distributions Begins. If a Participant dies on or after the date distribution begins, then the amount of a required minimum distribution will be determined as follows:

(A)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Designated Beneficiary, determined in accordance with the following provisions:

(i)
Calculation of Participant's Remaining Life Expectancy. The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)
Surviving Spouse Is Sole Designated Beneficiary. If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, then the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that Distribution Calendar Year. For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

(iii)
Surviving Spouse Is Not Sole Designated Beneficiary. If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, then the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent calendar year.

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(B)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one each subsequent year.

(2)	Death Before the Date Distribution Begins. If a Participant dies before the date distribution begins, then the amount of a required minimum distribution will be determined as follows:

(A)
Participant Survived by Designated Beneficiary. If (i) the Sponsoring Employer elects in the Adoption Agreement to permit a Participant (or, if no election has been made by the Participant prior to the Participant's death, then the Participant's Designated Beneficiary) to elect the Life Expectancy rule of subparagraph (b)(2)(B); (ii) the Participant dies before the date distributions begin; and (iii) there is a Designated Beneficiary, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in subparagraph (d)(1).

(B)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, then distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If (i) the Sponsoring Employer elects in the Adoption Agreement to permit a Participant (or, if no election has been made by the Participant prior to the Participant's death, then the Participant's Designated Beneficiary) to elect the Life Expectancy rule of subparagraph (b)(2)(B); (ii) the Participant dies before the date distributions begin; (iii) the Participant's surviving Spouse is the Participant's sole Designated Beneficiary; and (iv) the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subparagraph (b)(2)(B)(i), then this subparagraph (d)(2) will apply as if the surviving Spouse were the Participant.

5.10.
Statutory Commencement of Benefits. Unless the Participant otherwise elects, distribution of a Participant's benefit must begin no later than the 60th day after the latest of the close of the Plan Year in which the Participant (a) reaches the earlier of Age 65 or Normal Retirement Age; (b) reaches the 10th anniversary of the year that the Participant commenced Plan participation; or (c) Terminates Employment with the Employer. However, the failure of a Participant (and, with respect to any portion of the Participant's Account which is subject to the Qualified Joint and Survivor Annuity requirements of Code §401(a)(11) and Code §417, the Participant's Spouse) to consent to a distribution while a benefit is Immediately Distributable will be deemed to be an election to defer the payment (or the commencement of the payment) of any benefit sufficient to satisfy this Section. In addition, if this Plan provides for an Early Retirement Date, then a Participant who satisfied the service requirement (if applicable) for Early Retirement Age prior to Termination of Employment will be entitled to receive his or her Vested Aggregate Account balance, if any, upon (a) the satisfaction of the age requirement (if applicable) for Early Retirement Age, and (b) reaching the Participant's Early Retirement Date.

5.11.
Post-Termination Earnings. As of the Valuation Date coinciding with or next following the date a Participant Terminates Employment with the Employer for any reason, the Administrator will, until a distribution is made

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to the Participant or the Participant's Beneficiary in accordance with Sections 5.1, 5.2, 5.3, 5.4, or 5.5, direct the Trustee in a uniform nondiscriminatory manner to either (a) invest the Participant's Vested Aggregate Account balance determined as of such Valuation Date in a separate interest bearing account; or (b) leave the Participant's Vested Aggregate Account balance as part of the general Trust Fund. If the Participant's Vested Aggregate Account balance remains as part of the general Trust Fund, then such account will either (a) share in the allocation of net earnings and losses under Section 3.12 as a non-segregated account, or (b) be granted interest at a rate consistent with the interest bearing investments of the Trust Fund.

5.12.
Distribution in the Event of Legal Incapacity. If any person entitled to benefits (the "Payee") is under any legal incapacity by virtue of age or mental condition, then payments may be made in one or more of the following ways as directed by the Administrator: (a) to a court-appointed guardian of the Payee; (b) to the person or entity that has a valid power of attorney of the Payee or the Payee's estate; (c) any other person or entity authorized under State (or Commonwealth) law to receive benefits on behalf of the Payee; or (d) if the Payee is a minor, to the authorized person or entity of the Payee (e.g., custodian or guardian) under any State's (or Commonwealth's) Uniform Transfers to Minors Act or Uniform Gifts to Minors Act.

5.13.
Missing Payees and Unclaimed Benefits. With respect to a Participant or Beneficiary who has not claimed any benefit (the "missing payee") to which such missing payee is entitled, and with respect to any Participant or Beneficiary who has not satisfied the administrative requirements for benefit payment, the Administrator may elect to either (a) to segregate the benefit into an interest bearing account, in which event an annual maintenance fee as may be set from time to time in a policy established by the Sponsoring Employer may be assessed against the segregated account; (b) subject to a policy established by the Administrator, distribute the benefit at any time in any manner which is sanctioned by the Internal Revenue Service and/or the Department of Labor, which may include (but not be limited to) (1) distribute the benefit in an automatic direct rollover to an individual retirement plan designated by the Administrator; such individual retirement plan, as defined in Code §7701(a)(37), may be either an individual retirement account within the meaning of Code §408(a) or an individual retirement annuity within the meaning of Code §408(b); or (2) distribute the benefit to the Pension Benefit Guarantee Corporation or any other authorized Federal Department or agency; (c) distribute the benefit to any person or entity who is appointed under State (or Commonwealth) law to act as a duly authorized guardian, legal representative, conservator, or power of attorney; or (d) treat the entire benefit as a Forfeiture. If a missing payee whose benefit has been forfeited is located, or if a payee whose benefit has been forfeited for failure to satisfy the administrative requirements for benefit payment subsequently satisfies such administrative requirements and claims his or her benefit, and if the Plan has not terminated (or if the Plan has terminated, all benefits have not yet been paid), then the benefit will be restored. The Administrator, on a case by case basis, may elect to restore the benefit by the use of earnings from non-segregated assets of the Fund, by Employer contributions, by available Forfeitures of the Forfeiture Account, or by any combination thereof. However, if any such payee has not been located (or satisfied the administrative requirements for benefit payment) by the time the Plan terminates and all benefits have been distributed from the Plan, then the Forfeiture of such unpaid benefit will not be restored.

5.14.
Direct Rollovers. This Section applies to distributions made after December 31, 2001. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election, a distributee may elect, at the time and in the manner prescribed by the Plan, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover. If an eligible rollover distribution is less than $500, then a distributee may not make the election described in the preceding sentence to rollover a portion of the eligible rollover distribution.

(a)
Definition of Eligible Rollover Distribution. The term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Code §401(a)(9); (3) the portion of any distribution that is not

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includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); (4) the portion of any distribution which is attributable to a financial hardship distribution; and (5) any other distribution that is reasonably expected to total less than $200 during a year.

(b)
Voluntary and Mandatory Employee Contributions as Eligible Rollover Distributions. Notwithstanding anything in the Plan to the contrary, with respect to distributions made after December 31, 2001, an eligible rollover distribution may include either Voluntary Employee Contributions or Mandatory Employee Contributions which are not includible in gross income; however, the portion of an eligible rollover distribution attributable to Voluntary Employee Contributions or Mandatory Employee Contributions can be paid only to an individual retirement account or annuity described in Code §408(a) or (b), or to a qualified defined contribution plan described in Code §401(a) or §403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Furthermore, in accordance with the Job Creation and Worker Assistance Act of 2002, when a distribution includes either Voluntary Employee Contributions or Mandatory Employee Contributions which are not includible in gross income, the amount that is rolled over will first be attributed to amounts includible in gross income.

(c)
Definition of Eligible Retirement Plan. With respect to distributions made after December 31, 2001, the term "eligible retirement plan" means an individual retirement account described in Code §408(a); an individual retirement annuity described in Code §408(b); an annuity plan described in Code §403(a); an annuity contract described in Code §403(b); a qualified trust described in Code §401(a); or an eligible deferred compensation plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. This definition of eligible retirement plan will also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code §414(p); such distribution will be made in the same manner as if the Spouse was the Employee. If any portion of an eligible rollover distribution is attributable to payments or distributions from an individual's Roth Elective Deferral Account (or the segregated portion of an individual's Rollover Contribution Account that is attributable to Roth Elective Deferrals), then an eligible retirement plan with respect to such portion will only be either another plan's designated Roth account of the individual from whose account the payments or distributions were made, or such individual's Roth IRA.

(d)
Definition of Distributee. The term "distributee" means an Employee or former Employee. In addition, an Employee's or former Employee's surviving Spouse and an Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code §414(p), are distributees with regard to the interest of the Spouse or former Spouse. With respect to any portion of a distribution that is made after December 31, 2006 from an eligible retirement plan of a deceased Employee, a distributee for purposes of a direct trustee-to trustee transfer will include an individual who is the Designated Beneficiary of the Employee and who is not the surviving Spouse of the Employee.

(e)	Definition of Direct Rollover. The term "Direct Rollover" means a payment by the Plan to the eligible retirement plan that is specified by the distributee.

(f)
Direct Rollover Rules for Roth Elective Deferral Account. The Plan will not provide for a direct rollover for distributions from a Participant's Roth Elective Deferral Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant's Roth Elective Deferral Account is not taken into account in determining whether distributions from the other Participant's Account(s) are reasonably expected to total less than $200 during a year. Furthermore, the provision of this

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Section that allows a Participant to elect a direct rollover of only a portion of an eligible rollover distribution (but only if the amount rolled over is at least $500) is applied by treating any amount distributed from the Participant's Roth Elective Deferral Account as a separate distribution from any amount distributed from the other Participant's Account(s) in the Plan, even if the amounts are distributed at the same time.

5.15.
Distribution of Property. The determination to pay any distribution in property will be made by the Administrator in its sole discretion applied in a nondiscriminatory manner that does not discriminate in favor of Participants who are HCEs. However, if this is an amended or restated Plan, then the payee will have the right to elect a full or partial distribution in property pursuant to and limited by the provisions of Section 11.1(e).

5.16.
Financial Hardship Distributions. If the Plan is a profit sharing plan or a 401(k) Plan, and if elected by the Sponsoring Employer in the Adoption Agreement, then a Participant who is still an Employee may make a written request to the Administrator that a distribution be made to the Participant because of his or her immediate and heavy financial hardship. Any such distribution will be made in accordance with the provisions of an administrative policy regarding financial hardship distributions that is promulgated under Section 8.6 by the Administrator; such administrative policy will include (but not be limited to): (a) the Participant's accounts (or sub-accounts) that are available for financial hardship distributions; (b) the maximum percentages of such accounts (or sub-accounts) that may be distributed for financial hardships; and (c) the standards that will be used for determining whether a Participant has incurred a financial hardship for purposes of financial hardship distributions from accounts (or sub-accounts) other than Elective Deferrals. Such standards must be based on non-discriminatory and objective criteria. If the Plan is a 401(k) Plan, then any distribution under this Section of a Participant's Pre-Tax Elective Deferrals may include any allocable earnings that are credited to such Participant's Pre-Tax Elective Deferral Account as of the later of December 31, 1988 or the end of the last Plan Year ending before July 1, 1989, any Qualified Non-Elective Contributions (and allocable earnings) as of the later of December 31, 1988 or the end of the last Plan Year ending before July 1, 1989, and any Qualified Matching Contributions (and allocable earnings) as of the later of December 31, 1988 or the end of the last Plan Year ending before July 1, 1989. If the Normal Form of Distribution as elected in the Adoption Agreement is a Qualified Joint and Survivor Annuity, then any distribution under this Section is subject to the Spousal consent requirements of Code §401(a)(11) and §417, pursuant to Section 5.8. If the Plan is a 401(k) Plan, then any financial hardship distribution of Elective Deferrals from the Plan will comply with the following provisions:

(a)
Immediate and Heavy Financial Needs. The following are the only financial needs considered immediate and heavy: (1) expenses incurred or necessary for medical care, described in Code §213(d), of the Employee, the Employee's Spouse or dependents; (2) the purchase (excluding mortgage payments) of a principal residence for the Employee; (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's Spouse, the Employee's children or the Employee's dependents; (4) payments necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence; (5) payments for funeral or burial expenses for the Employee's deceased parent, Spouse, children, or dependents (as defined in Code §152, and for taxable years beginning on or after January 1, 2005, without regard to Code §152(d)(1)(B)); or (6) expenses for the repair of damage to the Employee's principal residence that would qualify for a casualty loss deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income). Clauses (5) and (6) above only apply to Plan Years beginning after 2005.

(b)
Necessary to Satisfy an Immediate and Heavy Financial Need. A financial hardship distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if (1) The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); (2) the Employee has obtained all distributions, other than financial hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

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and (3) effective as of January 1, 2002, all plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee Contributions) will be suspended for 6 months after the receipt of the financial hardship distribution.

5.17.
In-Service Distributions. If the Plan is a profit sharing plan or a 401(k) plan, and if elected in the Adoption Agreement, and subject to the minimum Age and/or Service and/or participation requirements elected in the Adoption Agreement, a Participant who is still an Employee may request in writing to the Administrator that up to 100% of the Participant's Vested Interest in the accounts elected by the Sponsoring Employer in the Adoption Agreement be distributed to the Participant, subject to the following provisions:

(a)
Amount and Form of Distribution. The amount of a Participant's Vested Interest for distribution under this Section will be determined as of the Valuation Date which coincides with or immediately precedes the date of distribution. Any distribution under this Section will be made to the Participant in a single payment; however, if the Normal Form of Distribution as elected in the Adoption Agreement is a Qualified Joint and Survivor Annuity, then any distribution under this Section is subject to the Spousal consent requirements of Code §401(a)(11) and §417, pursuant to Section 5.8. When feasible, any such distribution will be paid at the Participant's direction within 60 days of his or her request, but not later than a date as soon as administratively practical following the next Valuation date after the Administrator's receipt of such request.

(b)
Frequency of In-Service Distributions. The frequency of in-service distributions to any Participant under this Section will be determined pursuant to an administrative policy regarding in-service distributions that is promulgated under Section 8.6 by the Administrator.

(c)
Provisions Applicable to 401(k) Plans. If the Plan is a 401(k) plan, the minimum attained age requirement which can be elected by the Sponsoring Employer in the Adoption Agreement with respect to the distribution of amounts attributable to a Participant's Elective Deferrals, QNECs, QMACs, ADP Safe Harbor Non-Elective Contributions and/or ADP Safe Harbor Matching Contributions is age 591/2.

(d)
Participants Who Are Not 100% Vested. If a distribution is made under this Section at a time when the Participant has less than a 100% Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution sub-account and Matching Contribution sub-account and such Vested Interest may increase, a separate account will be established for the Participant's Non-Safe Harbor Non-Elective Contribution sub-account balance and the Participant's Matching Contribution sub-account balance at the time of distribution, and at any relevant time the Participant's Vested Interest in the separate account will be equal to an amount ("X") determined by the following formula: X = P(AB + (R x D)) - (R x D). In applying the formula, "P" is the Vested Interest at the relevant time, "AB" is the respective account balance at the relevant time, "D" is the amount of the distribution, and "R" is the ratio of the respective account balance at the relevant time to the respective account balance after distribution.

(e)
Restriction on Certain Transfer Contribution Accounts. Notwithstanding anything in this Section to the contrary, no pre-retirement distribution can be made under this Section with respect to Transfer Contribution Accounts (including post-transfer earnings thereon) that are transferred into this Plan from a money purchase plan or target benefit plan (other than any portion thereof which is attributable to Voluntary Employee Contributions). Furthermore, if the Transfer Contributions are Elective Deferrals (including QNECs, QMACs, and ADP Safe Harbor Contributions) which are transferred to this Plan in a direct or indirect trustee-to-trustee transfer from another qualified plan and which are subject to the limitations in Regulation §1.401(k)-1(d), then the distribution of such Transfer Contributions (including post-transfer earnings thereon) will be subject to the limitations in Regulation §1.401(k)-1(d).

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5.18.
Distribution of Excess Elective Deferrals. Excess Elective Deferrals, plus any income and minus any loss allocable thereto, will be distributed no later than April 15th to any Participant to whose account Excess Elective Deferrals were allocated for the preceding taxable year or calendar year and who claims Excess Elective Deferrals for such taxable year or calendar year. Distribution of Excess Elective Deferrals will be made in accordance with the following provisions:

(a)
Assignment of Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Administrator on or before March 15th (or such later date as established by the Administrator) of the subsequent year of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant will be deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plan, contract or arrangement of the Sponsoring Employer. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable to such Excess Elective Deferrals, will be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year or calendar year.

(b)
Determination of Income or Loss. Excess Elective Deferrals will be adjusted for any income or loss up to the last day of the Plan Year, without considering the gap period or any adjustment for income or loss during the gap period (the period between the end of the Participant's taxable year and the date of distribution). The Plan may use any reasonable method for computing income or loss allocable to Excess Elective Deferrals, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts.

(c)
Source of Distribution. Distribution of Excess Elective Deferrals will be taken from a Participant's investment options (if any) based on rules established by the Administrator. In addition, for years beginning after 2005, unless a different rule is established by the Administrator, distribution of Excess Elective Deferrals will first be made from a Participant's Roth Elective Deferral Account before the Participant's Pre-Tax Elective Deferral Account, to the extent Roth Elective Deferrals were made for the year, unless the Administrator permits the Participant to specify otherwise.

5.19.
Distribution of Excess Contributions. Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, will be distributed no later than 12 months after a Plan Year to Participants to whose accounts such Excess Contributions were allocated for such Plan Year, except to the extent such Excess Contributions are classified as Catch-up Contributions.

(a)
Allocation to Highly Compensated Employees. Excess Contributions will be allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the ADP Test for the Plan Year in which the Excess Contributions arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined by including and excluding such Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year that are described in Section 1.6. To the extent a Highly Compensated Employee has not reached his or her Catch-Up Contribution Limit, Excess Contributions allocated to such Highly Compensated Employee are Catch-Up Contributions and will not be treated as Excess Contributions. Excess Contributions will be treated as Annual Additions, even if such Excess Contributions are distributed.

(b)
Distribution of Excess Contributions After 21/2 Months. If Excess Contributions (other than Catch-up Contributions) are distributed more than 21/2 months (or such later time as may be granted by future governmental guidance) after the last day of the Plan Year in which such Excess Contributions arose, then a 10% excise tax will be imposed on the Sponsoring Employer with respect to such Excess Contributions.

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(c)
Determination of Net Income or Loss. For Plan Years beginning prior to January 1, 2006 (or such earlier effective date as may be provided in a separate amendment implementing the final §401(k) Regulations and as permitted by such Regulations), Excess Contributions will be adjusted for any income or loss up to the end of the Plan Year and, at the discretion of the Administrator, may be adjusted for income or loss during the period, if any, between the end of the Plan Year and the actual date of distribution (the "gap period"). However, effective as of the first day of the first Plan Year beginning on or after January 1, 2006 (or such earlier effective date as may be provided in a separate amendment implementing the final §401(k) Regulations and as permitted by such Regulations), Excess Contributions will be adjusted for any income or loss up to the end of the Plan Year and during the gap period. Any adjustment for income or loss during the gap period will be allocated in a consistent manner to all Participants, and to all corrective distributions made for the Plan Year, and will be the amount determined by one of the methods set forth either in subparagraph (1), subparagraph (2), or subparagraph (3) below, as elected by the Administrator:

(1)
Method 1. The amount determined by multiplying the income or loss allocable to the Participant's Elective Deferrals (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) for the Plan Year and the gap period, by a fraction, the numerator of which is the Participant's Excess Contributions for the Plan Year and the denominator of which is the Participant's Elective Deferral Account balance (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) as of the beginning of the Plan Year plus any Elective Deferrals (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) allocated to the Participant during the Plan Year and gap period.

(2)
Method 2. The sum of (A) and (B): (A) the amount determined by multiplying the income or loss allocable to the Participant's Elective Deferrals (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) for the Plan Year, by a fraction, the numerator of which is the Participant's Excess Contributions for the Plan Year and the denominator of which is the Participant's Elective Deferral Account balance (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) as of the beginning of the Plan Year plus any Elective Deferrals (and QNECs or QMACs, or both, if such contributions are used in the ADP Test) allocated to the Participant during such Plan Year; plus (B) the amount of gap period income or loss equal to 10% of the amount determined under clause (A) above multiplied by the number of whole months between the end of the Plan Year and the distribution date, counting the month of distribution if the distribution occurs after the 15th day of such month.

(3)
Method 3. The amount determined by any reasonable method of allocating income or loss to the Participant's Excess Contributions for the Plan Year and the gap period, provided the method used is the same method used for allocating income or losses to Participants' Accounts. This Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to such Excess Contributions is determined on a date that is no more than 7 days before the distribution.

(d)
Accounting for Excess Contributions. Excess Contributions allocated to a Participant will be distributed from the Participant's Elective Deferral Account and QMAC Account in proportion to the Participant's Elective Deferrals and QMACs (to the extent used in the ADP Test) for the Plan Year. Excess Contributions will be distributed from the Participant's QNEC Account only to the extent that the Excess Contributions exceed the balance in the Participant's Elective Deferral Account and QMAC Account.

(e)
Source and Ordering of Distribution. Distribution of Excess Contributions will be taken from a Participant's investment options (if any) based on rules established by the Administrator. For purposes of determining the sources of a distribution of Excess Contributions, the sources will be distributed in the following order (unless a policy for the order of the sources to distribute Excess Contributions

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is established by the Administrator and such policy will control): (1) unmatched Elective Deferrals, (2) matched Elective Deferrals, (3) Qualified Matching Contributions (that are tested in the ACP Test and that are utilized in (or shifted into) the ADP Test), and (4) Qualified Non-Elective Contributions (to the extent that such contributions are utilized in the ADP Test). In addition, for Plan Years beginning after 2005, unless a different rule is established by the Administrator, distribution of Elective Deferrals that are Excess Contributions will first be made from a Participant's Roth Elective Deferral Account before the Participant's Pre-Tax Elective Deferral Account, to the extent that Roth Elective Deferrals were made for the Plan Year, unless the Administrator permits the Participant to specify otherwise.

5.20.
Distribution of Excess Aggregate Contributions. Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, will be forfeited, if forfeitable, or if not forfeitable, distributed no later than 12 months after a Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for such Plan Year. Distribution will be made in accordance with the following provisions:

(a)
Allocation to Highly Compensated Employees. Excess Aggregate Contributions will be allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the Plan Year in which the Excess Aggregate Contributions arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined by including and excluding such Employer contributions and allocations that are described in the definition of "Contribution Percentage Amounts." Excess Aggregate Contributions will be treated as Annual Additions, even if such Excess Aggregate Contributions are distributed.

(b)
Distribution of Excess Aggregate Contributions After 21/2 Months. If Excess Aggregate Contributions are distributed more than 21/2 months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, then a ten percent (10%) excise tax will be imposed on the Sponsoring Employer maintaining the Plan with respect to such Excess Aggregate Contributions.

(c)	Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions will be used and/or allocated pursuant to the provisions of Section 3.13(b).

(d)
Determination of Net Income or Loss. For Plan Years beginning prior to January 1, 2006 (or such earlier effective date as may be provided in a separate amendment implementing the final §401(m) Regulations and as permitted by such Regulations), Excess Aggregate Contributions will be adjusted for any income or loss up to the end of the Plan Year and, at the discretion of the Administrator, may be adjusted for income or loss during the period, if any, between the end of the Plan Year and the actual date of distribution (the "gap period"). However, effective as of the first day of the first Plan Year beginning on or after January 1, 2006 (or such earlier effective date as may be provided in a separate amendment implementing the final §401(m) Regulations and as permitted by such Regulations), Excess Aggregate Contributions will be adjusted for any income or loss up to the end of the Plan Year and during the gap period. Any adjustment for income or loss during the gap period will be allocated in a consistent manner to all Participants, and to all corrective distributions made for the Plan Year, and will be the amount determined by one of the methods set forth either in subparagraph (1), subparagraph (2), or subparagraph (3) below, as elected by the Administrator:

(1)
Method 1. The amount determined by multiplying the income or loss allocable to the Participant's Voluntary Employee Contributions, Mandatory Employee Contributions, Matching Contributions (if not used in the ADP Test), QNECs (if not used in the ADP Test) and, to the extent applicable, Elective Deferrals for the Plan Year and the gap period, by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the Plan Year and the denominator of which is the Participant's Account balance(s) attributable to Contribution Percentage Amounts as of the beginning of the Plan Year, plus

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any additional amounts attributable to Contribution Percentage Amounts allocated to the Participant during such Plan Year and the gap period.

(2)
Method 2. The sum of (A) and (B) as follows: (A) the amount determined by multiplying the income or loss allocable to the Participant's Voluntary Employee Contributions, Mandatory Employee Contributions, Matching Contributions (if not used in the ADP Test), QNECs (if not used in the ADP Test) and, to the extent applicable, Elective Deferrals for the Plan Year, by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the Plan Year and the denominator of which is the Participant's Account balance(s) attributable to Contribution Percentage Amounts as of the beginning of the Plan Year, plus any additional amounts attributable to Contribution Percentage Amounts allocated to the Participant during such Plan Year; plus (B) the amount of gap period income or loss equal to 10% of the amount determined under clause (A) above multiplied by the number of whole months between the end of the Plan Year and the distribution date, counting the month of distribution if the distribution occurs after the 15th day of such month.

(3)
Method 3. The amount determined by any reasonable method of allocating income or loss to the Participant's Excess Aggregate Contributions for the Plan Year and for the gap period, provided the method used is the same method used for allocating income or losses to Participants' Accounts. This Plan will not fail to use a reasonable method for computing the income allocable to Excess Aggregate Contributions merely because the income allocable to such Excess Aggregate Contributions is determined on a date that is no more than 7 days before the distribution.

(e)
Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions that are allocated to a Participant will be forfeited, if forfeitable, or will be distributed on a pro-rata basis from the Participant's Voluntary Employee Contribution Account, Mandatory Employee Contribution Account, Matching Contribution Account and Qualified Matching Contribution Account (and if applicable, from the Participant's Qualified Non-Elective Contribution Account, Pre-Tax Elective Deferral Account, Roth Elective Deferral Account, or any combination thereof).

(f)
Source and Ordering of Distribution. Distribution of Excess Aggregate Contributions will be taken from a Participant's investment options (if any) based on rules established by the Administrator. For purposes of determining the sources of a distribution of Excess Aggregate Contributions, the sources will be distributed in the following order (unless a policy for the order of the sources to distribute Excess Aggregate Contributions is established by the Administrator and such policy will control): (1) unmatched Voluntary Employee Contributions, (2) unmatched Mandatory Employee Contributions, (3) unmatched Elective Deferrals (that are tested in the ADP Test and that are utilized in (or shifted into) the ACP Test), (4) matched Voluntary Employee Contributions and the Matching Contributions that relate to such Voluntary Employee Contributions, (5) matched Mandatory Employee Contributions and the Matching Contributions that relate to such Mandatory Employee Contributions, (6) matched Elective Deferrals (that are tested in the ADP Test and that are utilized in (or shifted into) the ACP Test) and the Matching Contributions that relate to such Elective Deferrals, (7) Non-Safe Harbor Matching Contributions, (8) ACP Safe Harbor Matching Contributions (to the extent such contributions are subject to the ACP Test), (9) ADP Safe Harbor Matching Contributions (to the extent such contributions are subject to the ACP Test), (10) Qualified Matching Contributions, and (11) Qualified Non-Elective Contributions (to the extent that such contributions are utilized in the ACP Test). With respect to Elective Deferrals that are tested in the ADP Test, that are utilized in (or shifted into) the ACP Test, and that become Excess Aggregate Contributions, then for Plan Years beginning after 2005, unless a different rule is established by the Administrator, distribution of Elective Deferrals that are Excess Aggregate Contributions will first be made from a Participant's Roth Elective Deferral Account before the Participant's Pre-Tax Elective Deferral Account, to the extent that Roth Elective Deferrals were made for the Plan Year, unless the Administrator permits the Participant to specify otherwise.

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5.21.	Distribution of an Employee's Rollover Contribution Account. An Employee's Rollover Contribution Account will be distributed from the Plan in accordance with the following provisions:

(a)
Time of Distribution. An Employee may request in writing a withdrawal of all or any portion of his or her Rollover Contribution Account at any time prior to becoming a Participant, and thereafter upon the earlier of (1) the date the Employee is entitled to a distribution of his or her Participant's benefits under the provisions of Article 5, or (2) the soonest possible administratively practical date after the Participant's Termination of Employment. In addition, an Employee may also withdraw all or any portion of his or her Rollover Contribution Account at such other time as elected in the Adoption Agreement. The Administrator may require advance notice of a reasonable period not to exceed 60 days prior to the requested date of withdrawal. Any amount withdrawn can only be redeposited to the Employee's Rollover Contribution Account if so elected in the Adoption Agreement and if the withdrawn distribution continues to be deemed a Rollover (except for the fact that the amount originated from this Plan). A withdrawal of all or any portion of an Employee's Rollover Contribution Account will not prevent an Employee from accruing any future benefit attributable to Employer contributions. The Administrator may establish rules or procedures regarding withdrawals from an Employee's Rollover Contribution Account.

(b)
Spousal Consent Requirements Upon Withdrawal. The following provisions apply to the requirement of consent by the Employee's Spouse with respect to a withdrawal of all or any portion of an Employee's Rollover Contribution Account:

(1)
Normal Form of Distribution Is a QJSA. If the Plan is a money purchase pension plan or the Normal Form of Distribution as elected in the Adoption Agreement is a Qualified Joint and Survivor Annuity, then a withdrawal of all or any portion of an Employee's Rollover Contribution Account will be subject to the Spousal consent requirements in Section 5.8 (pursuant to Revenue Ruling 2004-12), unless the distribution is made in the form of a Qualified Joint and Survivor Annuity.

(2)
Normal Form of Distribution Is Not a QJSA. If the Plan is not a money purchase pension plan or the Normal Form of Distribution as elected in the Adoption Agreement is not a Qualified Joint and Survivor Annuity, then all or any portion of an Employee's Rollover Contribution Account can be withdrawn from the Plan without the consent of the Employee's Spouse.

(c)	Form of Distribution. The following provisions apply to the form of distribution with respect to any withdrawal from the Rollover Contribution Account:

(1)
Normal Form of Distribution Is a QJSA. If the Plan is a money purchase pension plan or the Normal Form of Distribution as elected in the Adoption Agreement is a Qualified Joint and Survivor Annuity, then a withdrawal of all or any portion of an Employee's Rollover Contribution Account will be subject to the Qualified Joint and Survivor Annuity (QJSA) and Qualified Preretirement Survivor Annuity (QPSA) requirements of this Article 5 (even if the Rollover Contribution was not previously subject to the QJSA and QPSA rules); a withdrawal of all or any portion of an Employee's Rollover Contribution Account may also be made in a lump-sum or in the same manner as the Participant Account under the other provisions of this Article 5, subject to the Spousal consent requirements of paragraph (b)(1).

(2)
Normal Form of Distribution Is Not a QJSA. If the Plan is not a money purchase pension plan or the Normal Form of Distribution as elected in the Adoption Agreement is not a Qualified Joint and Survivor Annuity, then a withdrawal of all or any portion of an Employee's Rollover Contribution Account prior to the time that the Employee is entitled to a distribution of his or her Participant Account will only be distributed in a single payment.

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Any amount remaining in an Employee's Rollover Contribution Account at the time the Employee is entitled to a distribution of his or her Participant Account will be distributed, at the election of the Participant, in a lump-sum or in the same manner as the Participant Account under the other provisions of this Article 5.

5.22.
Distribution of a Participant's Transfer Contribution Account. A Participant's Transfer Contribution Account will be distributed from the Plan at the same time and in the same manner as the Participant's Account is distributed under Section 5.1, 5.2, 5.3, or 5.4, subject to the following rules:

(a)
Spousal Consent Requirements Upon Withdrawal. The following provisions apply to the requirement of consent by the Participant's Spouse with respect to a withdrawal of all or any portion of a Participant's Transfer Contribution Account:

(1)
Transfers Subject to Code §401(a)(11). If the Transfer Contribution was a direct or indirect transfer as defined in Code §401(a)(11) from a defined benefit, money purchase, or target benefit plan, or from a stock bonus or profit sharing plan that provided for a joint and survivor annuity or a life annuity form of payment to the Participant, then a withdrawal of all or any portion of such Transfer Contribution (and post-transfer earnings thereon) is subject to the Spousal consent requirements set forth in Section 5.8.

(2)
Transfers Not Subject to Code §401(a)(11). If the Transfer Contribution was not a direct or indirect transfer as defined in Code §401(a)(11) from a defined benefit, money purchase, or target benefit plan, or from a stock bonus or profit sharing plan that provided for a joint and survivor annuity or a life annuity form of payment to the Participant, then all or any portion of such Transfer Contribution (and post-transfer earnings thereon) can be withdrawn without the consent of the Participant's Spouse.

(b)
Form of Distribution. A withdrawal of all or any portion of a Participant's Transfer Contribution Account will be made in the same manner as the Participant's Account under the other provisions of this Article 5, subject to the Spousal consent requirements set forth in paragraph (a) above and Section 5.8. However, notwithstanding the foregoing sentence to the contrary, if the Transfer Contribution was a direct or indirect transfer as defined in Code §401(a)(11) from a defined benefit plan; a money purchase plan; a target benefit plan; or a stock bonus plan or a profit sharing plan that provided for a joint and survivor annuity or a life annuity form of payment to the Participant, then regardless of the Normal Form of Distribution, a withdrawal of all or any portion of such Transfer Contribution will be subject to the Qualified Joint and Survivor Annuity and Qualified Pre-Retirement Survivor Annuity requirements of Code §401(a)(11) and Code §417, and will be distributed in accordance with following provisions:

(1)
Distributions Other Than Death. If the Participant is married on the Annuity Starting Date and has not died before such date, then such portion of the Participant's Transfer Contribution Account will be distributed in the form of a Qualified Joint and Survivor Annuity. If the Participant is unmarried on the Annuity Starting Date and has not died before such date, then such portion of the Participant's Transfer Contribution Account will be distributed as a life annuity. If a Participant elects not to receive the annuity form of payment described above, then such portion of the Participant's Transfer Contribution Account will be distributed in the manner described in Sections 5.1 through 5.4, as applicable. Any such election by a Participant not to receive the annuity form of benefit described in this paragraph must be made in accordance with the provisions set forth in Section 5.8(b).

(2)
Distributions Upon Death. Notwithstanding any other Beneficiary designation made by a Participant, if a Participant is married on the date of his or her death and dies before the Annuity Starting Date, then with respect to such portion of a deceased Participant's Transfer Contribution Account, the Participant's surviving Spouse will receive a minimum death

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benefit as a Qualified Pre-Retirement Survivor Annuity unless such annuity has been waived under Section 5.8(b) of the Plan, in which event such death benefit will be distributed to the surviving Spouse in the manner described in Section 5.2.

(c)
Special Rule for Withdrawal of Elective Deferral Transfers. Notwithstanding anything in this Section to the contrary, if the Transfer Contributions are Elective Deferrals (including QNECs, QMACs, and ADP Safe Harbor Contributions) which are transferred to this Plan in a direct or indirect trustee-to-trustee transfer from another qualified plan and which are subject to the limitations in Regulation §1.401(k)-1(d), then the distribution of such Transfer Contributions (including post-transfer earnings thereon) will be subject to the limitations in Regulation §1.401(k)-1(d).

5.23.	Distribution of Voluntary Employee Contributions. A Participant's Voluntary Employee Contributions will be distributed from the Plan in accordance with the following provisions:

(a)
Time of Distribution. A Participant's Voluntary Employee Contribution Account will be distributed no later than the earlier of (1) the date the Employee is entitled to a distribution of his or her Participant's Account balance under the provisions of Article 5, or (2) the soonest possible administratively practical date after the Participant's Termination of Employment. In addition, an Employee may also withdraw all or any portion of his or her Voluntary Employee Contribution Account at such other time as elected in the Adoption Agreement. The Administrator may require advance notice of a reasonable period not to exceed 60 days prior to the requested date of withdrawal. Withdrawals from a Voluntary Employee Contribution Account will not prohibit a Participant from accruing any future benefit from Employer contributions. A Participant's request to make a withdrawal from his or her Voluntary Employee Contribution Account must satisfy the applicable Spousal consent requirements in Section 5.8. A withdrawal attributable to pre-1987 Voluntary Employee Contributions need not include earnings thereon.

(b)
Special Rule for Withdrawal of Post-1986 Contributions. Any distribution made under paragraph (a) which is attributable to post-1986 Voluntary Employee Contributions can only be made along with a portion of the earnings thereon, such earnings to be determined by the following formula: DA [1-(V - V+E)]. For purposes of applying the aforementioned formula, the term DA means the distribution amount, the term V means the amount of Voluntary Employee Contributions, and the term V+E means the amount of Voluntary Employee Contributions plus the earnings attributable thereto.

5.24.
Distribution of Mandatory Employee Contributions. A Participant's Mandatory Employee Contributions will only be distributed after his or her Termination of Employment, will be used to provide additional benefits to the Participant, and will be distributed in the time and manner described in the other provisions of this Article 5.

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Article 6
Code §415 Limitations

6.1.
Maximum Annual Additions. Subject to Sections 6.2 and 6.3, the maximum Annual Additions made to a Participant's various accounts maintained under the Plan for any Limitation Year will not exceed the lesser of the Dollar Limitation of paragraph (a) or the Compensation Limitation of paragraph (b) below, as follows:

(a)	Dollar Limitation. For Limitation Years beginning on or after January 1, 2002, the Dollar Limitation is $40,000 as adjusted in accordance with Code §415(d).

(b)
Compensation Limitation. For Limitation Years beginning on or after January 1, 2002, the Compensation Limitation is an amount equal to 100% of the Participant's Code §415(c)(3) Compensation. However, this limitation will not apply to any contribution made for medical benefits within the meaning of Code §401(h) or Code §419A(f)(2) after Termination of Employment which is otherwise treated as an Annual Addition under Code §415(l)(1) or Code §419A(d)(2).

6.2.	Adjustments to Maximum Annual Additions. In applying the limitation on Annual Additions set forth in Section 6.1, the following adjustments must be made:

(a)
Short Limitation Year. If a Limitation Year is less than 12 months, then the Dollar Limitation of Section 6.1(a) will be adjusted by multiplying the Dollar Limitation by a fraction, the numerator of which is the number of months (including any fractional parts of a month) in the short Limitation Year and the denominator of which is 12.

(b)
Multiple Defined Contribution Plans. If a Participant participates in multiple defined contribution plans sponsored by the Employer which have different Anniversary Dates, the maximum Annual Addition in this Plan for the Limitation Year will be reduced by the Annual Additions credited to the Participant's accounts in the other defined contribution plans during the Limitation Year unless otherwise elected in the Adoption Agreement. If a Participant participates in multiple defined contribution plans sponsored by the Employer which have the same Anniversary Date, then (1) if only one of the plans is subject to Code §412, Annual Additions will first be credited to the Participant's accounts in the plan subject to Code §412; and (2) if none of the plans are subject to Code §412, the maximum Annual Addition in this Plan for a given Limitation Year will either (A) equal the product of (i) the maximum Annual Addition for such Limitation Year minus any other Annual Additions previously credited to the Participant's account(s), multiplied by (ii) a fraction, the numerator of which is the Annual Additions which would be credited to a Participant's accounts hereunder without regard to the Annual Additions limitation of Section 6.1 and the denominator of which is the Annual Additions for all plans described in this paragraph, or (B) be reduced by the Annual Additions credited to the Participant's accounts in the other defined contribution plans for such Limitation Year, or (C) be reduced as elected otherwise in the Adoption Agreement.

6.3.
Multiple Plans and Multiple Employers. All defined contribution plans (whether terminated or not) sponsored by the Employer will be treated as one defined contribution plan. In addition, all Affiliated Employers will be considered a single Employer.

6.4.
Adjustment for Excess Annual Additions. For any Limitation Year, if the Annual Additions allocated to a Participant's Account exceeds the Annual Additions limitation of Section 6.1 because of an allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective contributions (within the meaning of Code §402(g)(3)), or because of other limited facts and circumstances that the Commissioner finds justify the availability of the rules set forth in this Section, then such Participant's Account will be adjusted as follows in order to reduce the Excess Annual Additions:

(a)	Catch-Up Contributions. First, if Catch-Up Contributions are permitted, a catch-up eligible Participant who has Excess Annual Additions which include Elective Deferrals and who has not

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reached his or her Catch-Up Contribution Limit can recharacterize such Excess Annual Additions as Catch-Up Contributions.

(b)
Return of Employee Contributions and Elective Deferrals. Then, Voluntary Employee Contributions, if any, then Mandatory Employee Contributions, if any, and then, the amount of Elective Deferrals and corresponding Employer Matching Contributions, if any, to the extent that they would reduce the Excess Annual Additions, will be calculated. Such Voluntary Employee Contributions, Mandatory Employee Contributions, and Elective Deferrals plus attributable gains, will be distributed to the Participant. Any Employer Matching Contribution amount as determined above will be applied as described in (c) or (d) below, depending on whether the Participant is covered by the Plan at the end of the Limitation Year.

(c)
Excess Used To Reduce Employer Contributions If Participant Is Still Covered By The Plan. If, after the application of paragraphs (a) and (b), Excess Annual Additions still exist and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Annual Additions in the Participant's Account will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and in each succeeding Limitation Year if necessary.

(d)
Excess Used To Reduce Employer Contributions If Participant Is Not Covered By The Plan. If, after the application of paragraphs (a) and (b), Excess Annual Additions still exist and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Annual Additions will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including the allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

(e)
Suspense Account. If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, then such suspense account will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, then all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer Contributions or any Employee contributions may be made to the Plan for that Limitation Year. A suspense account may not be distributed to Participants or former Participants.

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Article 7
Loans, Insurance and Directed Investments

7.1.
Loans to Participants. If elected in the Adoption Agreement, loans may be made from the Trust Fund to Participants and Beneficiaries. If loans are available, then a Participant or Beneficiary may make application to the Administrator requesting a loan. The Administrator will have the sole right to approve or disapprove the application. All loans must be evidenced by a legally enforceable agreement (which may include more than one document) set forth in writing or in such other form as may be approved by the Internal Revenue Service, and the terms of such agreement must specify the amount and term of the loan, and the repayment schedule. Loans will only be made in accordance with a separate written loan program which satisfies the requirements of Code §72(p) and the Regulations promulgated thereunder, and the following provisions:

(a)
General Rules. Loans (1) will be made available to all Participants and Beneficiaries on a reasonably equivalent, non-discriminatory basis; (2) will not be made available to HCEs in an amount greater than the amount made available to other Employees; (3) must be adequately secured and bear a reasonable interest rate; and (4) cannot exceed the present value of the Participant's Vested Aggregate Account.

(b)
Spousal Consent. If the Plan is subject to Code §401(a)(11) and Code §417, then a Participant must obtain the consent of his or her Spouse, if any, as set forth in Section 5.8 of the Plan, Code §401(a)(11), and Code §417 in order to use the remaining Vested Interest of the Participant's Account balance as security for the loan. Spousal consent will be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent will thereafter be binding upon the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent will be required if the remaining Participant's Account balance is used for renegotiation, extension, renewal, or other revision of the loan. If valid Spousal consent has been obtained in accordance with this paragraph, then, notwithstanding any other provision of this Plan to the contrary, the Vested portion of the Participant's Account balance that is used as a security interest held by the Plan by reason of a loan that is outstanding to the Participant will be taken into account in determining the amount of the Vested portion of the Participant's Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Account (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the death benefit will be adjusted by first reducing the Vested portion of the Participant's Account balance by the amount of the security that is used for the loan.

(c)
Maximum Loan Amount. No loan to a Participant or Beneficiary can be made to the extent such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or (2) one-half the present value of the Vested Portion of the Participant's Vested Aggregate Account. However, notwithstanding the limitation in clause (2) of the preceding sentence, the written loan policy may permit a Participant whose Vested Aggregate Account balance is $20,000 or less to borrow an amount that does not exceed the lesser of $10,000 or 100% of the Participant's Vested Aggregate Account balance if adequate security is provided on the loan amount in excess of that determined under clause (2). For the purpose of the limitations set forth in this paragraph, all loans from the plans (including this Plan) of the Sponsoring Employer and other Affiliated Employers are aggregated.

(d)	Minimum Loan Amount. The written loan policy may provide for a minimum loan not to exceed $1,000.

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(e)
Loan Repayments. Any loan by its terms will require that repayment (of both principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. In the event of default, then foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan. However, notwithstanding the foregoing to the contrary, loan repayments will be suspended as permitted under Code §414(u)(4).

(f)
Assignments and Pledges Treated as Loans. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this Section.

(g)
Certain Restrictions Eliminated. Effective for Plan loans made after December 31, 2001, any prior Plan provisions that prohibited or otherwise restricted loans to any owner-employee (as defined in Code §401(c)(3)) or shareholder-employee (as defined in Code §4975(f)(6)(C)) will cease to apply. For this purpose, a shareholder-employee means an Employee or officer of an electing small business (Subchapter 5) corporation who owns (or is considered as owning within the meaning of Code §318(a)(1)), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

7.2.
Insurance on Participants. If elected in the Adoption Agreement, and pursuant to any rules or procedures that are promulgated under Section 8.6 by the Administrator, the Trustee may purchase life insurance Policies on the life of a Participant and/or the Participant's Spouse in accordance with the following:

(a)
Ownership of Policies. All life insurance Policies will be vested exclusively in the Trustee and will be payable to the Trustee, subject to the rights of the Beneficiaries hereunder unless the Trustee permits the designation of a named beneficiary other than the Trustee. Notwithstanding the foregoing, no Trustee who is also a Participant may, except in a fiduciary capacity, exercise any ownership rights with respect to any Policy insuring the life of such Trustee in his or her capacity as a Participant.

(b)
Primary Limit on Premiums. At the direction of the Administrator and/or the Participant, the Trustee will purchase Policies on the life of the Participant, provided that the aggregate premiums on ordinary life Policies must be less than 50% of the Participant's Account balance; (2) the aggregate premiums on term Policies, universal Policies and all other Policies which are not ordinary life insurance Policies must be less than 25% of the Participant's Account balance; and (3) the sum of one-half of the premiums on ordinary life insurance Policies and the total of all other life insurance premiums cannot exceed 25% of the Participant's Account balance. For purposes of this Section, an ordinary life insurance Policy is an insurance policy that has a non-decreasing death benefit and also has a non-increasing premium.

(c)
Alternate Limit on Premiums for Money Purchase Plans. Notwithstanding paragraph (b) above, if this is a money purchase pension plan, a Participant may, with the consent of the Administrator, elect that up to 100% of his or her Rollover Contribution Account and Voluntary Employee Contribution Account be used to purchase life insurance Policies on the life of the Participant, on the life of the Participant's Spouse, and/or on the joint lives of the Participant and his or her Spouse.

(d)
Alternate Limit on Premiums for 401(k) and Profit Sharing Plans. Notwithstanding paragraph (b) above, if this is a 401(k) plan or a profit sharing plan, a Participant may elect that up to 100% of his or her Rollover Contribution Account and Voluntary Employee Contribution Account, and up to 100% of the portion of his or her Vested Participant's Account that has accumulated in the Plan for at least 2 years and is no longer subject to the distribution restrictions set forth in Code §401(k)(2)(B), be used to purchase Policies on the life of the Participant, the life of the Participant's Spouse, and/or the joint lives of the Participant and the Participant's Spouse. Likewise, a Participant who has participated in the Plan for at least 5 years may elect that up to 100% of his or her Rollover Contribution

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Account and Voluntary Employee Contribution Account, and up to 100% of his or her Vested Participant's Account balance that is no longer subject to the distribution restrictions set forth in Code §401(k)(2)(B), be used to purchase Policies on the life of the Participant, the life of the Participant's Spouse, and/or the joint lives of the Participant and his or her Spouse.

(e)
Payment of Premiums. If Employer contributions are inadequate to pay premiums on Policies, the Trustees may, at the direction of the Administrator, utilize other amounts remaining in the Trust Fund to pay the premiums, allow the Policies to lapse, reduce the Policies to a level at which they may be maintained, or borrow against the Policies on a prorated basis if borrowing does not discriminate in favor of Policies issued on the lives of Highly Compensated Employees. The Trustees may also pay premiums from the loan values of the Policies themselves if (1) any loan is made against all of the Policies in proportion to their respective cash surrender values, and (2) all loans are repaid in proportion to the cash surrender value of such Policies.

(f)
Policy Dividends. Any insurer payments which are paid to the Trustee on account of experience credits, dividends, or surrender or cancellation credits, will be applied by the Employer within the current or next succeeding Plan Year toward premiums due.

(g)
Disposition of Policies at Retirement. When a Participant retires, the Trustee, at the direction of the Administrator, must, with respect to any Policies that have been purchased on the life of such Participant under this Section, either (1) transfer them to the Participant, (2) with the Participant's consent, borrow their cash surrender values and transfer them to the Participant subject to the loan, or (3) surrender them for their cash surrender values. If options (2) or (3) are elected, the cash surrender values will be added to the Participant's Account for distribution in accordance with Section 5.1.

(h)
Disposition of Policies Upon Termination. If a Terminated Participant's Vested Interest equals or exceeds the cash surrender value of any Policies issued on his life, the Trustee, with the consent of both the Administrator and the Terminated Participant, will transfer such Policies to the Terminated Participant, together with any restrictions the Administrator may impose concerning the Terminated Participant's right to surrender, assign, or otherwise realize cash on such Policies prior to his Normal Retirement Date. If the Terminated Participant's Vested Interest is less than the cash surrender values of such Policies, the Administrator may permit him or her to pay the Trustee the sum required to make distribution equal to the value of the Policies being assigned or transferred, or the Trustee may borrow the cash surrender values of the Policies from the insurer and then assign the Policies to the Terminated Participant. Under no circumstances will the Trust (or custodial account) retain any part of the insurance Policy proceeds. If applicable to this Plan, then the provisions of this paragraph also apply to a Participant who Terminates Employment because of Disability.

(i)
Protection of Fiduciaries and Insurers. Neither the Trustee, the Employer, the Administrator, nor any fiduciary (including any Named Fiduciary) will be responsible for the validity of any Policy or the failure of any insurer to make payments thereunder, or for the action of any person which may delay payment or render a Policy void in whole or in part. No insurer will be deemed a party to this Plan for any purpose or to be responsible for its validity; nor will it be required to look into the terms of the Plan nor to question any action of the Trustee. The obligations of the insurer will be determined solely by the Policy's terms and any other written agreements between it and the Trustee. The insurer will act only at the written direction of the Trustee, and will be discharged from all liability with respect to any amount paid to the Trustee. The insurer will not be obligated to see that any money paid by it to the Trustee or any other person is properly applied.

(j)
Non-Trusteed Plan. If the Plan is a non-trusteed Plan (a Plan designated only with Policies), then this paragraph applies to the Plan. No Policy will be purchased under the Plan unless such Policy or a separate defined written agreement between the Employer and the insurer provides that no value under Policies providing benefits under the Plan or credits determined by the insurer (on account of dividends, earnings, or other experience rating credits; or surrender or cancellation credits) with

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respect to such Policies may be paid or returned to the Employer or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. However, any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution. If the Plan is funded by Policies that provide a Participant's benefit under the Plan, such Policies will constitute the Participant's Account balance. If the Plan is funded by group Policies, under a group annuity or group insurance Policy, then premiums or other consideration received by the insurance company must be allocated to Participants' Accounts under the Plan.

(k)	Conflict With Plan. If the provisions of any Policy purchased hereunder conflict with the terms of this Plan, the Plan provisions will control.

7.3.
Key Man Insurance. The Administrator may instruct the Trustee to purchase insurance Policies on the life of any Participant whose employment is deemed to be key to the Employer's financial success. Such key man Policies will be deemed to be an investment of the Trust Fund and will be payable to the Trust Fund as the beneficiary thereof. The Trustee may exercise any and all rights granted under such Policies. Neither the Trustee, Employer, Administrator, nor any fiduciary (including any Named Fiduciary) will be responsible for the validity of any Policy or the failure of any insurer to make payments thereunder, or for the action of any person which delays payment or renders a Policy void in whole or in part. No insurer which issues a Policy will be deemed to be a party to this Plan for any purpose or to be responsible for its validity; nor will any such insurer be required to look into the terms of the Plan nor to question any action of the Trustee. The obligations of the insurer will be determined solely by the Policy's terms and any other written agreements between it and the Trustee. The insurer will act only at the written direction of the Trustee, and will be discharged from all liability with respect to any amount paid to the Trustee. The insurer will not be obligated to see that any money paid by it to the Trustee or any other person is properly distributed or applied.

7.4.
Directed Investment Accounts. Pursuant to any rules or procedures promulgated under Section 8.6 by the Administrator, Participants can direct the investment of a portion of (or all of) one or more of their accounts (hereafter called Directed Investment Accounts) established under the terms of the Plan. Investment directives will only be given in accordance with an administrative policy regarding Directed Investment Accounts that is promulgated under Section 8.6 by the Administrator. With respect to any Participant who fails to exercise the right to direct the investment of his or her Directed Investment Accounts, such Directed Investment Accounts will be invested by the Trustee at the direction of the Administrator in a "default investment," selected by the Administrator, that is expected to produce a favorable rate of return and that minimizes the overall risk of losing money. With respect to Directed Investment Accounts, fiduciaries will only be protected by ERISA §404(c) for a Plan Year if all of the requirements of ERISA §404(c) and the Department of Labor Regulations thereunder are complied with on each day of the Plan Year.

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Article 8
Duties of the Administrator

8.1.
Appointment, Resignation, Removal and Succession. The Sponsoring Employer will serve as the Administrator, unless the Sponsoring Employer elects in the Adoption Agreement to appoint another Administrator. Each Administrator that is appointed will continue until his death, resignation, or removal, and any Administrator may resign by giving 30 days written notice to the Sponsoring Employer. If an Administrator dies, resigns, or is removed, his successor will be appointed as promptly as possible, and such appointment will become effective upon its acceptance in writing by such successor. Pending the appointment and acceptance of any successor Administrator, any then acting or remaining Administrator will have full power to act.

8.2.
General Powers and Duties. The powers and duties of the Administrator include (a) appointing the Plan's attorney, accountant, actuary, or any other party needed to administer the Plan; (b) directing the Trustees with respect to payments from the Trust Fund; (c) deciding if a Participant is entitled to a benefit; (d) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures; (e) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency; (f) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party under clause (a) above; (g) establishing a funding policy and investment objectives consistent with the purposes of the Plan and the ERISA; (h) construing and resolving any question of Plan interpretation; and (i) making any findings of fact the Administrator deems necessary to proper Plan administration. Notwithstanding any contrary provision of this Plan, benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. The Administrator's interpretation of Plan provisions, and any findings of fact, including eligibility to participate and eligibility for benefits, are final and will not be subject to "de novo" review unless shown to be arbitrary and capricious.

8.3.
Functioning of the Committee. If a Committee is established, a member of the Committee will serve until his or her death, disability, removal by the Sponsoring Employer, or resignation. In the event of any vacancy arising from the death, disability, removal, or resignation of a member of the Committee, the Sponsoring Employer may, but is not required to, appoint a successor to serve in his or her place. The Committee will select a chairman and secretary from among its members. Members of the Committee will serve without compensation. The Committee will act by majority vote. The proper expenses of the Committee, and the compensation of its agents, if any, that are appointed pursuant to Section 8.7, will be paid directly by the Employer.

8.4.
Multiple Administrators. If more than one Administrator has been appointed by the Sponsoring Employer, the Administrators may delegate specific responsibilities among themselves, including the authority to execute documents unless the Sponsoring Employer revokes such delegation. The Sponsoring Employer and Trustee will be notified in writing of any such delegation of responsibilities, and the Trustee thereafter may rely upon any documents executed by the appropriate Administrator.

8.5.
Correcting Administrative Errors. The Administrator will take such steps as the Administrator considers necessary and appropriate to remedy administrative or operational errors, including, but not be limited to, the following: (a) any action pursuant to (1) any Employee Plans Compliance Resolution System (EPCRS) that is issued by the Internal Revenue Service, (2) any asset management or fiduciary conduct error correction program that is issued by the Department of Labor, or (3) any other correction program issued by any Department or governmental agency; (b) a reallocation of Plan assets; (c) an adjustment in the amount of future payments to any Participant, Beneficiary or Alternate Payee; and (d) the institution, prosecution, and/or settlement of legal actions to recover benefit payments made in error or on the basis of incorrect or incomplete information.

8.6.
Promulgating Notices and Procedures. The Sponsoring Employer and Administrator are given the power and responsibility to promulgate certain written notices, policies and/or procedures under the terms of the Plan and disseminate them to Participants, and the Administrator may satisfy such responsibility by the preparation

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of any such notice, policy and/or procedure in a written form which can be published and communicated to a Participant in one or more of the following ways: (a) by distribution in hard copy; (b) through distribution of a summary plan description or summary of material modifications thereto which sets forth the policy or procedure with respect to a right, benefit or feature offered under the Plan; (c) by e-mail, either to a Participant's personal e-mail address or his or her Employer-maintained e-mail address; and (d) by publication on a web-site accessible by the Participant, provided the Participant is notified of said web-site publication. Any notice, policy and/or procedure provided through an electronic medium will only be valid if the electronic medium which is used is reasonably designed to provide the notice, policy and/or procedure in a manner no less understandable to the Participant than a written document, and under such medium, at the time the notice, policy and/or procedure is provided, the Employee may request and receive the notice, policy and/or procedure on a written paper document at no charge.

8.7.
Employment of Agents and Counsel. The Administrator may appoint such actuaries, accountants, custodians, counsel, agents, consultants, service companies and other persons deemed necessary or desirable in connection with the administration and operation of the Plan. Any person or company so appointed will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan with those things required by law or by the terms of the Plan without in any way exercising any fiduciary authority or responsibility under the Plan. The duties of a third party Administrator will be to safe-keep the individual records for all Participants and to prepare all required actuarial services and disclosure forms under the supervision of the Administrator and any fiduciaries of the Plan. It is expressly stated that the third party Administrator's services are only ministerial in nature and that under no circumstances will such third party Administrator (a) exercise any discretionary authority whatsoever over Plan Participants, Plan investments, or Plan benefits; or (b) be given any authority or discretion concerning the management and operation of the Plan that would cause them to become fiduciaries of the Plan.

8.8.
Compensation and Expenses. The Administrator may receive such compensation as agreed upon between the Sponsoring Employer and the Administrator, provided that any person who already receives full-time pay from the Employer may not receive any fees from the Plan for services to the Plan as Administrator or in any other capacity, except for reimbursement for expenses actually and properly incurred. The Sponsoring Employer will pay all "senior" expenses (as described in Department of Labor Advisory Opinion 2001-01-A) incurred by the Administrator, the Committee or any party that is appointed under Section 8.7 in the performance of their duties. The Sponsoring Employer may pay, but is not required to pay, all "non-settlor" expenses incurred by the Administrator, the Committee, or any party that is appointed under Section 8.7 in the performance of their duties. Any "non-settlor" expenses incurred by the Administrator, the Committee or any party that is appointed under Section 8.7 that the Sponsoring Employer elects not to pay will be reimbursed from Trust Fund assets. Any expenses paid from the Trust Fund will be charged to each Adopting Employer in the ratio that each Adopting Employees Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

8.9.
Claims Procedures. The claims procedure required under ERISA §503 and Department of Labor Regulations thereunder is set forth in an administrative policy regarding claims procedures that is promulgated under Section 8.6 by the Administrator. Such administrative policy will be the sole and exclusive remedy for an Employee, Participant or Beneficiary ("Claimant") to make a claim for benefits under the Plan.

8.10.
Qualified Domestic Relations Orders. A Qualified Domestic Relations Order, or QDRO, is a signed domestic relations order issued by a State or a Commonwealth court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant's Plan benefit. An alternate payee is a Spouse, former Spouse, child, or other dependent of a Participant who is treated as a Beneficiary under the Plan as a result of the QDRO. The Administrator will determine if a domestic relations order received by the Plan is a Qualified Domestic Relations Order based on an administrative policy regarding Qualified Domestic Relations Orders that is promulgated under Section 8.6 by the Administrator.

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8.11.
Appointment of an Investment Manager. The Administrator, with the consent of the Sponsoring Employer, may appoint an Investment Manager to manage and control the investment of all or any portion of the assets of the Trust. Each Investment Manager must be a person (other than the Trustee) who (a) has the power to manage, acquire, or dispose of Plan assets, (b) is an investment adviser, a bank, or an insurance company as described in ERISA §3(38)(B), and (c) acknowledges fiduciary responsibility to the Plan in writing. The Administrator will enter into an agreement with an Investment Manager that specifies the duties and compensation of the Investment Manager and specifies any other terms and conditions under which the Investment Manager will be retained. The Trustee is not liable for any act or omission of an Investment Manager and is not liable for following an Investment Manager's advice with respect to duties delegated by the Administrator to the Investment Manager. The Administrator can determine the portion of the Plan's assets to be invested by a designated Investment Manager and can establish investment objectives and guidelines for the Investment Manager to follow.

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Article 9
Trustee Provisions

9.1.	Appointment, Resignation, Removal and Succession. The Trust established under the Plan will have one or more individual Trustees, a corporate Trustee, or any combination thereof, appointed as follows:

(a)
Appointment. Each Trustee will be appointed and will serve until a successor has been named or until such Trustee's resignation, death, incapacity, or removal, in which event the Sponsoring Employer will name a successor Trustee. The term Trustee will include the original and any successor Trustees.

(b)
Resignation. A Trustee may resign at any time by giving written notice to the Sponsoring Employer, unless such notice is waived by the Sponsoring Employer. The Sponsoring Employer may remove a Trustee at any time by giving such Trustee written notice. Such removal may be with or without cause. Unless waived in writing by the Sponsor, if any Trustee who is an Employee or an elected or appointed official resigns or terminates employment with the Sponsoring Employer or an Adopting Employer, such termination will constitute an immediate resignation as a Trustee of the Plan.

(c)
Successor Trustee. Each successor Trustee will succeed to the title to the Trust by accepting the appointment in writing and by filing such written acceptance with the former Trustee and the Sponsoring Employer. The former Trustee, upon receipt of such acceptance, will execute all documents and perform all acts necessary to vest the Trust Fund's title of record in any successor Trustee. No successor Trustee will be personally liable for any act or failure to act of any predecessor Trustee.

(d)
Merger. If any corporate Trustee, before or after qualification, changes its name, consolidates or merges with another corporation, or otherwise reorganizes, any resulting corporation that succeeds to the retirement plan trustee business of such Trustee will become a Trustee hereunder in lieu of such corporate Trustee.

9.2.
Powers and Duties of the Trustee. The specific powers and duties of the Trustee will be governed under the terms of a separate trust instrument entered into between the Sponsoring Employer and the Trustee.

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Article 10
Adopting Employers

10.1.
Plan Contributions. Unless otherwise agreed to by the parties, or unless otherwise required by law, no Employer will have any obligation to make contributions to this Plan for or on behalf of the Employees of any other Employer. If an Employee is employed by more than one Employer, any contributions made on his or her behalf will be prorated between those Employers on the basis of the Compensation that the Employee received from each Employer. If any Employer is unable to make a contribution for any Plan Year, any Employer which is an Affiliated Employer of such Employer may make an additional contribution to the Plan on behalf of any Employee of the non-contributing Employer.

10.2.
Plan Amendments. Any amendment to this Plan that is adopted by the Sponsoring Employer, at any time, will be deemed to be accepted by any Adopting Employer, unless such Adopting Employer is not an Affiliated Employer and elects not to adopt a discretionary Plan amendment.

10.3.
Plan Expenses. Any expenses paid from the Trust will be charged to each Adopting Employer in the ratio that each Adopting Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

10.4.	Employee Transfers. An Employee's transfer to or from an Employer or Adopting Employer will not affect his or her Participant's Account balance and total Years of Service or Periods of Service.

10.5.
Multiple Employer Provisions Under Code §413(c). Notwithstanding any other provision in the Plan, unless the Plan is a collectively bargained plan under Regulation §1.413-1(a), the following provisions apply to any Adopting Employer that is not also an Affiliated Employer:

(a)
Instances of Separate Employer Testing. Employees of any such Adopting Employer will be treated separately for testing under Code §401(a)(4), §401(k), §401(m) and, if the Sponsoring Employer and the Adopting Employer do not share Employees, Code §416. Furthermore, the terms of Code §410(b) will be applied separately on an employer-by-employer basis by the Sponsoring Employer (and the Adopting Employers which are part of the Affiliated Group which includes the Sponsoring Employer) and each Adopting Employer that is not an Affiliated Employer of the Sponsoring Employer, taking into account the generally applicable rules described in Code §401(a)(5), §414(b) and §414(c).

(b)
Instances of Single Employer Testing. Employees of the Adopting Employer will be treated as part of a single Employer plan for purposes of eligibility to participate under Article 2 and under the provisions of Code §410(a). Furthermore, the terms of Code §411 relating to Vesting will be applied as if all Employees of all such Adopting Employers and the Sponsoring Employer were employed by a single Employer, except that the rules regarding Breaks in Service will be applied under the Department of Labor Regulations.

(c)
Common Trust. Contributions made by any Adopting Employer will be held in a common Trust Fund with contributions made by the Sponsoring Employer, and all such contributions will be available to pay the benefits of any Participant (or Beneficiary thereof) who is an Employee of the Sponsoring Employer or any such Adopting Employer.

(d)
Common Disqualification Provision. The failure of the Sponsoring Employer or an Adopting Employer to satisfy the qualification requirements under the provisions of Code §401(a), as modified by the provisions of Code §413(c), will result in the disqualification of the Plan for all such Employers maintaining the Plan.

(e)	Plan Becomes Individually Designed. If the combination of the Sponsoring Employer and/or any Adopting Employer creates a multiple employer plan as defined in Code §413(c) and any applicable

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transition period of Code §410(b)(6)(C) has expired, then this Plan will be deemed to be an individually designed plan.

10.6.
Termination of Adoption. An Adopting Employer may terminate its adoption of the Plan by delivering written notice to the Sponsoring Employer, to the Administrator and to the Trustee (but in accordance with Article 11, only the Sponsoring Employer can terminate the Plan). Upon any such termination of adoption by an Adopting Employer, the Adopting Employer may request a transfer of Trust Fund assets attributable to its Employees from this Plan to a successor qualified retirement plan maintained by the Adopting Employer or its successor. If such request is not made by the Adopting Employer, or if the Administrator refuses to make the transfer because in its opinion a transfer would operate to the detriment of any Participant, would jeopardize the continued qualification of the Plan, or would not comply with any requirements of the Code, Regulations, or rules promulgated by the Department of Treasury or Internal Revenue Service, then termination of adoption by an Adopting Employer as described in this Section will not be considered a distributable event; distribution of a Participant's Account of an Employee of the Adopting Employer will be made in accordance with the provisions of Article 5 upon the death, retirement, Disability, or the Termination of Employment from the Adopting Employer or former Adopting Employer, as if such termination of adoption by the Adopting Employer had not occurred.

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Article 11
Amendment, Termination, Merger and Elective Transfers

11.1.	Plan Amendment. The Basic Plan and Adoption Agreements can be amended at any time, and from time to time, in accordance with the following provisions:

(a)
Amendment by the Mass Submitter. Subject to the requirements and limitations set forth in paragraphs (d) and (e) below, the Mass Submitter may amend any part of the Basic Plan and the Adoption Agreements. For purposes of this Plan, the Mass Submitter is AccuDraft, Inc.

(b)
Amendment by the Prototype Sponsor. Subject to the requirements and limitations set forth in paragraphs (d) and (e) below, the Prototype Sponsor may amend any part of the Basic Plan and Adoption Agreements on behalf of each Employer maintaining the Plan at the time of the amendment. Any amendment to the Basic Plan does not require consent of an Employer, nor does an Employer have to reexecute its Adoption Agreement with respect to an amendment. The Prototype Sponsor will provide each Employer a copy of the amended Basic Plan (either by providing substitute or additional pages, or by providing a restated Basic Plan). An amendment by the Prototype Sponsor to an Adoption Agreement offered under the Prototype Plan is not effective with respect to an Employer's Plan unless the Employer reexecutes the amended Adoption Agreement. For purposes of amendments made by the Prototype Sponsor, the Mass Submitter will be recognized as the agent of the Prototype Sponsor. If the Prototype Sponsor does not adopt the amendments made by the Mass Submitter, it will no longer be identical to or a minor modifier of the Mass Submitter plan.

(c)
Amendment by the Sponsoring Employer. Subject to the requirements and limitations set forth in paragraphs (d) and (e) below, the Sponsoring Employer may amend any part of the Basic Plan and the Adoption Agreements in accordance with the following provisions:

(1)
Permissible Amendments. The Sponsoring Employer will have the right at any time to amend the Adoption Agreement in the following manner without affecting the Plan's status as a Prototype Plan: (A) the Sponsoring Employer may change any optional selections under the Adoption Agreement; (B) the Sponsoring Employer may add additional language where authorized under the Adoption Agreement, including language necessary to satisfy Code §415 or Code §416 due to the aggregation of multiple plans; (C) the Sponsoring Employer may change the addendums to the Adoption Agreement from time to time without having to reexecute the signature page of the Adoption Agreement; (D) the Sponsoring Employer may adopt any model, sample and/or "good faith" amendments promulgated/suggested by the IRS, for which the IRS has provided guidance that their adoption will not cause the Plan to be treated as an individually designed plan; (E) the Sponsoring Employer may adopt any amendments that it deems necessary to resolve qualification failures under any Employee Plans Compliance Resolution System (EPCRS) that is promulgated by the Internal Revenue Service; and (F) the Sponsoring Employer may adopt an amendment to cure a coverage or nondiscrimination testing failure, as permitted under applicable Regulations. The Sponsoring Employer may also amend the Plan at any time for any other reason, including a waiver of the minimum funding requirement under Code §412(d); however, such an amendment will cause the Plan to lose its status as a Prototype Plan and become an individually designed plan. The ability to amend the Plan as authorized under this Section applies only to the Sponsoring Employer that executes the signature page of the Adoption Agreement. Any amendment to the Plan by the Sponsoring Employer under this Section applies to any Affiliated Employer that participates under the Plan as an Adopting Employer. The Sponsoring Employer's amendment of the Plan from one type of defined contribution plan (e.g., a money purchase plan) into another type of defined contribution plan (e.g., a profit sharing plan) will not result in a partial termination or any other event that would require full Vesting of some or all Plan Participants.

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(2)
Manner of Amending Adoption Agreements. The Sponsoring Employer can at any time change any election previously made in an Adoption Agreement (or any addendum previously attached thereto) by (A) substituting pages with the new elections (or new addendum) and executing an "Amendment By Page Substitution" and attaching it as part of the Adoption Agreement; (B) executing an "Amendment By Section Replication" in which the Section or Sections (or addendum or addendums) to be changed are reproduced with the new elections selected, and attaching it as part of the Adoption Agreement; (C) executing a properly worded resolution, certificate of action, or meeting minutes and attaching it as part of the Adoption Agreement; or (D) creating and distributing a Safe Harbor Notice (other than a contingent Safe Harbor Notice as described in Section 3.20(d)) to Safe Harbor Participants.

(d)
General Requirements. An amendment of the Basic Plan or Adoption Agreement by the Mass Submitter, the Prototype Sponsor, or the Sponsoring Employer must be in writing. However, no such amendment or modification (1) can increase the responsibilities of the Trustee or Administrator without their written consent; (2) can deprive any Participant or Beneficiary of the benefits to which he or she is entitled from the Plan; (3) can result in a decrease in the amount of any Participant's Account except as may be permitted under the terms of Code §412(c)(8) if applicable; or (4) can, except as otherwise provided, permit any part of the Trust Fund (other than as required to pay taxes and administration expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer. In addition, unless the provisions of paragraph (e) are satisfied, no amendment to the Plan will have the effect of eliminating or restricting the ability of a Participant or other payee to receive payment of his or her Account balance or benefit entitlement under a particular optional form of benefit provided under the Plan.

(e)
Elimination of Optional Forms of Benefit. No Plan amendment will be effective to eliminate or restrict an optional form of benefit. The preceding sentence will not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of the Participant's Account balance under a particular optional form of benefit (including annuities and installments) if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement. With respect to the modification or elimination of an optional form of benefit under which benefits are distributable to a Participant in a medium other than cash, the following provisions will apply:

(1)
Eliminating Distributions Payable in Marketable Securities (other than Employer Securities). If the Plan includes an optional form of benefit under which benefits are distributed in the form of Marketable Securities (other than Securities of the Employer), then that optional form of benefit may be eliminated by a Plan amendment (or the Plan's amendment and restatement) by substituting cash for the Marketable Securities as the medium of distribution.

(2)
Amendments to Specify Medium of Distribution. If the Plan includes an optional form of benefit under which benefits are distributable to a Participant in a medium other than cash, then the Plan may be amended (or may be amended and restated) to limit the types of property in which distributions may be made to the Participant to the types of property specified in the amendment (or the amendment and restatement). For this purpose, the types of property specified in the amendment (or the amendment and restatement) must include all types of property (other than marketable securities that are not securities of the Employer) that are allocated to the Participant's Account on the effective date of the amendment (or the amendment and restatement) and in which the Participant would be able to receive a

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distribution immediately before the effective date of the amendment (or the amendment and restatement) if a distributable event occurred. In addition, a Plan amendment (or the Plan's amendment and restatement) may provide that the Participant's right to receive a distribution in the form of specified types of property is limited to the property allocated to the Participant's Account at the time of distribution that consists of property of those specified types.

(3)
In-Kind Distributions after Plan Termination. If the Plan includes an optional form of benefit under which benefits are distributed in specified property, then that optional form of benefit may be modified for distributions after Plan termination by substituting cash for the specified property as the medium of distribution to the extent that, on Plan termination, an Employee has the opportunity to receive the optional form of benefit in the form of the specified property. However, if the Employer that maintains the terminating Plan also maintains another plan that provides an optional form of benefit under which benefits are distributed in the specified property, then this exception is not available.

(4)
Definitions of Marketable Securities and Securities of the Employer. For purposes of this paragraph, the term "Marketable Securities" means marketable securities as defined in Code §731(c)(2). The term "Securities of the Employer" means securities of the Employer as defined in Code §402(e)(4)(E)(ii).

(f)
Certain Corrective Amendments. To satisfy the minimum coverage requirements of Code §410(b), the nondiscriminatory amount requirement of Regulation §1.401(a)(4)-1(b)(2), or the nondiscriminatory plan amendment requirement of Regulation §1.401(a)(4)-1(b)(4), a corrective amendment or change of the choice of options in the Adoption Agreement may retroactively increase allocations for Employees who benefited under the Plan during the Plan Year being corrected, or may grant allocations to Employees who did not benefit under the Plan during the Plan Year being corrected. To satisfy the nondiscriminatory current availability requirement of Regulation §1.401(a)(4)-4(b) for benefits, rights or features, a corrective amendment or change of the choice of options in the Adoption Agreement may make a benefit, right or feature available to Employees to whom it was previously not available. A corrective amendment or change of the choice of options in the Adoption Agreement will not be effective prior to the date of adoption unless it satisfies the applicable requirements of Regulation §1.401(a)(4)-11(g)(3)(ii) through (vii), including the requirement that, in order to be effective for the preceding Plan Year, such amendment or change of the choice of options in the Adoption Agreement must be adopted by the 15th day of the 10th month after the close of the preceding Plan Year.

11.2.	Termination of the Plan. The Sponsoring Employer at any time can terminate the Plan and Trust in whole or in part in accordance with the following provisions:

(a)
Termination of Plan. The Sponsoring Employer can terminate the Plan and Trust by filing written notice thereof with the Administrator and Trustee and by completely discontinuing contributions to the Plan. Upon any such termination, the Trust Fund will continue to be administered until complete distribution has been made to the Participants and other payees, which distribution must occur as soon as administratively feasible after the termination of the Plan, and must be made in accordance with the provisions of Article 5 of the Plan, including Section 5.6 where applicable. However, the Administrator may elect not to distribute the Accounts of Participants and other payees upon termination of the Plan but instead to transfer the entire Trust Fund assets and liabilities attributable to this terminated Plan to another qualified plan maintained by the Employer or its successor.

(b)
Vesting Requirement upon Complete Termination or Discontinuance of Contributions. Upon a complete termination of the Plan, or, in the case of a Plan to which Code §412 does not apply, upon a complete discontinuance of contributions under the Plan, then (1) any Participant who is affected by such complete termination or, if applicable, such complete discontinuance of contributions; (2)

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any Participant who has not Terminated Employment with the Employer; (3) any Participant who has Terminated Employment with the Employer and has not received a complete distribution of the Participant's Vested Aggregate Account; and (4) any Participant who has Terminated Employment but has not incurred five consecutive Breaks in Service; will have a 100% Vested Interest in his or her unpaid Participant's Account.

(c)
Vesting Requirement upon Partial Termination. Upon partial termination of the Plan, only a Participant who has Terminated Employment because of the event which causes the partial termination but who has not incurred five consecutive Breaks in Service will have a 100% Vested Interest in his or her unpaid Participant's Account as of the date of partial termination.

(d)
Discontinuance of Contributions. The Sponsoring Employer may at any time completely discontinue contributions to the Plan but continue the Plan in operation in all other respects, in which event the Trust Fund will continue to be administered until eventual full distribution of all benefits has been made to the Participants and other payees in accordance with Article 5 after their Termination of Employment for any reason. Discontinuance of contributions without an additional notice of termination from the Sponsoring Employer to the Administrator and Trustee will not constitute a termination of the Plan.

11.3.
Merger or Consolidation. This Plan and Trust may not be merged or consolidated with, nor may any of its assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action. For purposes of this Section, the term "Code §410(b)(6)(C) Transaction" means an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a business. If the Employer acquires another company in a Code §410(b)(6)(C) Transaction, employees of the acquired company may be excluded from this Plan regardless of the provisions of Sections 2.1 and 2.2 of the Plan and the Adoption Agreement during the period beginning on the date of the transaction and ending on the last day of the Plan Year that begins after the date of the Code §410(b)(6)(C) Transaction.

11.4.
Plan-to-Plan Elective Transfers. To permit Participants to consolidate all qualified defined contribution plan accounts into a single plan for investments, distributions, loans and other administrative purposes, the Sponsoring Employer may permit Participants to transfer amounts to and from this Plan under the following rules:

(a)
Transfers to This Plan. If permitted by the Sponsoring Employer and subject to the provisions of this Section, then a Participant may request that such Participant's entire account balance (both the vested interest and the non-vested interest) in another qualified defined contribution plan maintained by the Sponsoring Employer (or an Adopting Employer) be transferred in cash or in property into this Plan. Such transferred amount into this Plan will be considered a Transfer Contribution.

(b)
Transfers from This Plan. If permitted by the Sponsoring Employer, then a Participant may request that such Participant's Account balance (both the Vested Interest and the Non-Vested Interest) in this Plan be transferred in cash or in property into another qualified defined contribution plan of the Sponsoring Employer (or an Adopting Employer).

(c)
Limitation on Transfers. A transfer into or from this Plan pursuant to this Section is only permitted if the Participant is ineligible to actively participate at the same time in the Sponsoring Employer's (or an Adopting Employer's) plan from which the transfer is being made (the transferor plan) and the Sponsoring Employer's (or an Adopting Employer's) plan into which the transfer is being made (the transferee plan).

(d)	Plan Accounts. Transfer Contributions from another qualified defined contribution plan into this Plan will maintain their identity as Elective Deferrals, Matching Contributions, Voluntary Employee

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Contributions, Deductible Employee Contributions, Non-Elective Contributions, Qualified Non-Elective Contributions, Qualified Matching Contributions, Safe Harbor 401(k) Contributions, and Rollover Contributions in this Plan. Such Transfer Contributions will be accounted for separately in this Plan.

(e)
Protected Benefits. Any Transfer Contributions into this Plan that have benefits, rights and features (including, but not limited to, certain optional forms of benefit payments, such as annuities) required to be preserved by Code §411(d)(6) will continue to be preserved and protected in this Plan to the extent required by Code §411(d)(6). The Sponsoring Employer (or an Adopting Employer) reserves the right to eliminate any benefits, rights and features (including, but not limited to, certain optional forms of benefit payments) of any Transfer Contributions into this Plan, to the extent permitted under Code §411(d)(6).

(f)
Vesting. Transfer Contributions into this Plan must Vest at least as rapidly under this Plan (the transferee plan) as they would Vest under the plan from which the transfer is being made (the transferor plan), as if the transfer had not occurred. If this Plan is the transferee plan and the Vesting schedule under the transferor plan for a specific source of transferred amounts (Matching Contributions or Non-Safe Harbor Non-Elective Contributions) is less favorable than the Vesting schedule that applies to the same component (Matching Contributions or Non-Safe Harbor Non-Elective Contributions) in this Plan, the Administrator may apply, in a non-discriminatory manner, the Vesting schedule of this Plan's component (Matching Contributions or Non-Safe Harbor Non-Elective Contributions) to that portion of the Transfer Contributions.

(g)
Transfer Requests Subject to Administrative Approval. Any transfer into or from this Plan must be made in cash or property acceptable to the Trustee. Any benefits, rights and features of a Transfer Contribution required to be protected by Code §411(d)(6) must be acceptable to and approved by the Administrator.

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Article 12
Miscellaneous Provisions

12.1.
No Contract of Employment. Except as otherwise provided by law, neither the establishment of this Plan, any modification hereto, the creation of any fund or account, nor the payment of any benefits, will be construed as giving any Participant or other person any legal or equitable rights against the Employer, any officer or Employee thereof, or the Trustee, except as herein provided. Further, under no circumstances will the terms of employment of any Participant be modified or otherwise affected by this Plan.

12.2.
Title to Assets. No Participant or Beneficiary will have any right to, or any interest in, any assets of the Trust upon separation from service with the Employer, Affiliated Employer, or Adopting Employer, except as otherwise provided by the terms of the Plan.

12.3.
Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u).

12.4.
Domestic Partners Rights. If elected in the Adoption Agreement, then a Domestic Partner will be afforded the same rights as a Spouse for purposes of this Plan. However, until such time as ERISA recognizes Federal enforcement rights of a Domestic Partner, enforcement of these rights by a Domestic Partner will be based on a State's (or Commonwealth's) contract law (without the necessity of proving adequate consideration or actual damages under contract law) or other applicable law.

12.5.
Fiduciaries and Bonding. Fiduciaries (including Named Fiduciaries) of the Plan will have only those powers and duties specifically given to them under the terms of this Plan. Every fiduciary other than a bank, an insurance company, or a fiduciary of an Employer which has no common-law employees, will be bonded in an amount not less than 10% of the amount of funds under the fiduciary's supervision, but the bond will not be less than $1,000 or more than $500,000 or such other amount that may be required by law. The bond will provide protection to the Plan against any loss for acts of fraud or dishonesty by a fiduciary acting alone or in concert with others. The cost of such bond will be an expense of either the Employer or the Trust, at the election of the Sponsoring Employer.

12.6.
Severability of Provisions. If any Plan provision is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Plan, and this Plan will be construed and enforced as if such provision had not been included.

12.7.	Interpretation of the Plan and Trust. The following provisions apply to the interpretation of the Plan and Trust:

(a)
Names. Names that are used in this Plan should be used consistently in any appendixes, policies, procedures, and/or any other documents which are legally binding upon the Plan. However, in documents that are not considered to be part of this Plan, appendixes, policies or procedures that are not legally binding upon the Plan; and that may be are distributed to individuals (such as the SPDs, SMMs, notices, and election forms), names may use plain English terms. These terms include, but are not limited to, the following: in the case of a profit sharing plan, the Non-Elective Contribution may be called the Employer contribution or the profit sharing contribution. Similarly, the Non-Elective Contribution Account may be called the Participant's Account or the Participant's profit sharing account.

(b)	Gender. Words that are used in the masculine gender may be construed as though they are also used in the feminine or neuter gender, where applicable (and vice versa).

(c)	Number. Words that are used in the singular form may be construed as though they are also used in the plural form, where applicable (and vice versa).

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(d)
Headings and Subheadings. Headings and subheadings are inserted for convenience of reference. Headings and subheadings constitute no part of this Plan and/or Trust and are not to be considered in its construction or interpretation.

(e)	Single Subparagraphs. This Plan and/or Trust may have Sections and/or paragraphs that contain a single subparagraph; such document construction will not constitute a Scrivener's error.

(f)
Application of Law. This Plan and/or Trust will be construed and interpreted in accordance with the Code and ERISA. However, if the Plan needs to be construed and interpreted according to a State's or Commonwealth's laws (to the extent that such laws are not preempted by the provisions of the Code and ERISA), then this Plan will be construed and interpreted according to the laws of the State or Commonwealth in which the Sponsoring Employer maintains its principal place of business. Unless the Trust otherwise provides, if the Trust needs to be construed and interpreted according to a State's or Commonwealth's laws (to the extent that such laws are not preempted by the provisions of the Code and ERISA), then the Trust will be construed and interpreted according to the laws of the State or Commonwealth in which the Sponsoring Employer maintains its principal place of business.

(g)
Effective Dates. This Plan and Trust contains various effective dates, which include, but are not limited to: (1) the effective date of the Plan and, if applicable, the effective date of the amended and restated Plan; (2) the effective dates of legally required or permitted provisions; (3) the effective dates of various provisions in the Adoption Agreement; and (4) the effective dates of the Effective Date Addendum (including, but not limited to, the effective date of the freezing of the Plan, if applicable).

12.8.
Costs and Expenses of Legal Action. Unless otherwise prohibited by law, either the Sponsoring Employer or the Trust, in the sole discretion of the Sponsoring Employer, will reimburse the Trustee and/or the Administrator for all costs, attorneys fees and other expenses associated with any claim, suit or proceeding.

12.9.	Qualified Plan Status. This Plan, the related Trust agreement and the related Adoption Agreement are intended to be a qualified retirement plan under the provisions of Code §401(a) and §501(a).

12.10.
Mailing of Notices to Administrator, Employer or Trustee. Notices, documents or forms required to be given to or filed with the Administrator, the Employer or the Committee will be either hand delivered or mailed by first class mail, postage prepaid, to the Committee or the Employer, at the Employer's principal place of business. Any notices, documents or forms required to be given to or filed with the Trustee will be either be hand delivered or mailed by first class mail, postage prepaid, to the Trustee at its principal place of business.

12.11.
Participant Notices and Waivers of Notices. Whenever written notice is required to be given under the terms of this Plan, such notice will be deemed to be given on the date that such written notice is either hand delivered to the recipient or deposited at a United States Postal Service Station, first class mail, postage paid. Notice may be waived by any party entitled to receive written notice concerning any matter under the terms of this Plan.

12.12.
Evidence Furnished Conclusive. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The fiduciaries of the Plan will be fully protected in acting and relying upon any evidence described under this Section.

12.13.
Release of Claims. Any payment to a Participant or Beneficiary, his or her legal representative, or to a guardian or committee appointed for such Participant or Beneficiary, will, to the extent thereof, be in full satisfaction of all claims hereunder against the Administrator and the Trustee, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as determined by the Administrator or the Trustee.

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12.14.
Deductible Employee Contributions. This Plan will not permit a Participant to make Deductible Employee Contributions to the Plan for any Plan Year beginning on or after January 1, 1987, but any Deductible Employee Contributions which were made to the Plan prior to such date will continue to be maintained in the Participant's Deductible Employee Contributions Account in which the Participant will have a 100% Vested Interest. Except for that portion which a Participant self-directs pursuant to Section 7.4, the Administrator may choose for investment purposes to either segregate such accounts into separate interest bearing accounts or invest them as part of the general Trust Fund, in which case such accounts will share in the allocation of earnings and losses under Section 3.12 as non-segregated accounts. However, no portion of a Participant's Deductible Employee Contributions can be invested in life insurance Policies under Section 7.2. A Participant may withdraw amounts from his or her Deductible Employee Contributions Account only if all other amounts credited to the Plan on his or her behalf, other than his Participant's Account, have been distributed to the Participant. Distributions will be made pursuant to Article 5. Notwithstanding anything in this Section to the contrary, if elected in the Adoption Agreement, then each Participant may make Deemed IRA Contributions to the Plan, pursuant to Section 3.17.

12.15.	No Duplication of Benefits. There will be no duplication of benefits under the Plan because of employment by more than one participating Employer.

12.16.
Discontinued Contributions. Any Participants' Accounts (or sub-Accounts) that were established for specific contributions to the Plan which are (or were) subsequently discontinued will continue to be administered in accordance with the Vesting and Forfeiture provisions of the Plan in effect on the date that such contributions are (or were) discontinued.

12.17.
Multiple Copies of Plan, Trust and/or Adoption Agreement. This Plan, the related Trust agreement and the related Adoption Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same Agreement or Trust agreement, as the case may be, and will be binding on the respective successors and assigns of the Employer and all other parties.

12.18.
Loss of Prototype Status. If the Prototype Sponsor terminates the services of the Mass Submitter, then this Plan will no longer qualify as a Prototype Plan and will be considered an individually-designed plan.

12.19.
Limitation of Liability and Indemnification. In addition to and in furtherance of any other limitations provided in the Plan, and to the extent permitted by applicable law, the Employer will indemnify and hold harmless its board of directors (collectively and individually), if any, the Administrative/Advisory Committee (collectively and individually), if any, and its officers, Employees, and agents against and with respect to any and all expenses, losses, liabilities, costs, and claims, including legal fees to defend against such liabilities and claims, arising out of their good-faith discharge of responsibilities under or incident to the Plan, excepting only expenses and liabilities resulting from willful misconduct. This indemnity will not preclude such further indemnities as may be available under insurance purchased by the Employer or as may be provided by the Employer under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section will be made only from assets of the Employer, and will not be made directly or indirectly from assets of the Trust.

12.20.
Written Elections and Forms. Whenever the word "written" or the words "in writing" are used, such words will include any method of communication permitted by the DOL with respect to such documentation. In a similar manner, the word "form" will include any other method of election permitted under current law. Such alternative methods will include, but not be limited to, electronic modes to the extent permitted by law.

12.21.
Assignment and Alienation of Benefits. Except as may otherwise be permitted under Code §401(a)(13)(C), as may otherwise be permitted under a Qualified Domestic Relations Order as provided in Section 8.10, or as may otherwise be permitted under Section 7.1 relating to loans to Participants, no right or claim to, or interest in, any part of the Trust Fund, or any payment therefrom, will be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of

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any kind, and the Trustees will not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.

12.22.
Exclusive Benefit Rule. All contributions made by the Employer or an Affiliated Employer to the Trust Fund will be used for the exclusive benefit of the Participants who are Employees of the Employer or Affiliated Employer and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan. All contributions made by an Adopting Employer who is not an Affiliated Employer will be used for the exclusive benefit of the Participants who are Employees of the Adopting Employer and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the Adopting Employers' proportionate costs of maintaining the Plan.

12.23.
Prior Provisions of Amended and Restated Plans. If the Plan's effective date is prior to the first day of the first Plan Year beginning on or after January 1, 2002 and this is an amendment and restatement of the Plan, then the provisions of the prior Plan document in effect prior to the first day of the first Plan Year beginning on or after January 1, 2002 will apply to this Plan; however, if any provisions of the prior Plan document contradict any provisions of this Plan, then the provisions of this Plan will apply.

12.24.
Dual and Multiple Trusts. Plan assets may be held in two or more separate trusts, or in trust and by an insurance company or by a trust and under a custodial agreement. Plan assets may also be held in a common trust.

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AMENDMENT TO THE BASIC PLAN DOCUMENT FOR THE
CHARLES SCHWAB DEFINED CONTRIBUTION PLAN AND TRUST PROTOTYPE
WHEREAS, The Charles Schwab Trust Company (the "Prototype Sponsor") sponsors The Charles Schwab Defined Contribution Plan and Trust (the "Plan"), an approved Prototype Plan; and
WHEREAS, the Prototype Sponsor has the ability to amend the Plan; and
WHEREAS, the Prototype Sponsor now desires to amend the Plan to reflect the applicable provisions of the technical corrections to the Pension Protection Act of 2006, as provided in the Worker, Retiree and Employer Recovery Act of 2008 (WRERA).
NOW, THEREFORE, the Prototype Sponsor hereby amends the Basic Plan Document in the following respects, effective as of the dates specified in the Amendment:
Technical Corrections to the Pension Protection Act of 2006
This Amendment is intended as good faith compliance with the technical corrections to the Pension Protection Act of 2006 as provided as part of the Worker, Retiree and Employer Recovery Act of 2008 (WRERA). This Amendment supersedes any conflicting provisions of the Plan, administrative policy, and any previously adopted "good faith" amendment of the same subject matter. This Amendment is a "good faith" amendment, is not part of the pre-approved document, and has not been reviewed by the Internal Revenue Service. Pursuant to Revenue Procedure 2007-44, this Amendment does not adversely affect the status of reliance upon the Plan's Opinion Letter.

1.1
Elimination of Gap Period Income for Distributions of Excess Elective Deferrals. If the Plan is a Code §401(k) Plan, then Excess Elective Deferrals (as defined in Code §402(g)(2)(A)) which are distributed with respect to the taxable years beginning on or after January 1, 2008, will be adjusted for any income or loss up to the last day of the taxable year to which the distribution relates, without regard to the gap period (the period between the end of the Plan Year and the date of distribution) or any adjustment for income or loss during the gap period.

1.2
Rollover by a Non-Spouse Designated Beneficiary. If not previously elected, effective for Plan Years beginning on or after January 1, 2010, a Beneficiary who (a) is other than the Participant's Spouse and (b) is considered to be a Designated Beneficiary under Code §401(a)(9)(E) (known as a "Non-Spouse Designated Beneficiary") may establish an individual retirement account under Code §408(a) or an individual retirement annuity under Code §408(b) (known as an "Inherited IRA") into which all or a portion of a death benefit (to which such Non-Spouse Designated Beneficiary is entitled) can be transferred in a direct trustee-to-trustee transfer (a direct rollover). If the Participant's Non-Spouse Designated Beneficiary is a trust, then the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a Designated Beneficiary within the meaning of Code §401(a)(9)(E). Notwithstanding the above, any amount payable to a Non-Spouse Designated Beneficiary that is deemed to be a required minimum distribution pursuant to Code §401(a)(9) may not be transferred into such Inherited IRA. The Non-Spouse Designated Beneficiary may deposit into such Inherited IRA all or any portion of the death benefit that is deemed to be an eligible rollover distribution (but for the fact that the distribution is not an eligible rollover distribution because the distribution is being paid to a Non-Spouse Designated Beneficiary). In determining the portion of such death benefit that is considered to be a required minimum distribution that must be made from the Inherited IRA, the Non-Spouse Designated Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Regulation §1.401(a)(9)-3, Q&A-4(c). Effective for Plan Years beginning before January 1, 2010, any distribution made pursuant to this Section is not subject to the direct rollover requirements of Code §401(a)(31), the notice requirements of Code §402(f), or the mandatory withholding requirements of Code §3405(c). In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.

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1.3
Eligible Automatic Contribution Arrangement. Notwithstanding any other provision in the Plan, effective for Plan Years beginning on or after January 1, 2008, an Eligible Automatic Contribution Arrangement may, but is not required to, offer a QDIA (a qualified default investment alternative). The election to provide an Eligible Automatic Contribution Arrangement does not require a concurrent election to provide a QDIA.

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AMENDMENT TO THE BASIC PLAN DOCUMENT FOR THE
CHARLES SCHWAB DEFINED CONTRIBUTION PLAN AND TRUST PROTOTYPE
WHEREAS, Charles Schwab Bank (the “Prototype Sponsor”) sponsors The Charles Schwab Defined Contribution Plan and Trust (the “Plan”), an approved Prototype Plan; and
WHEREAS, the Prototype Sponsor has the ability to amend the Plan; and
WHEREAS, the Prototype Sponsor now desires to amend the Plan to reflect the applicable provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008.
NOW, THEREFORE, the Prototype Sponsor hereby amends the Basic Plan Document in the following respects, effective as of the dates specified in the Amendment:
Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”) Amendment
This amendment is intended as good faith compliance with the HEART Act and with guidance related thereto issued by the Internal Revenue Service in Notice 2010-15. To the extent an individual Sponsoring Employer does not adopt a contrary amendment or make a contrary election, this amendment supersedes any conflicting provisions of the Plan, any administrative policy, and/or any previously-adopted “good faith” amendment of the same subject matter, as applicable. This amendment is a “good faith” amendment, is not part of the pre-approved Plan, and, while it has not been reviewed by the Internal Revenue Service for compliance with the HEART Act, the adoption of this amendment does not, pursuant to Revenue Procedure 2007-44, affect the status of reliance upon the Plan.
Section 1. Optional Provisions of this Amendment
The following provisions are optional, and no optional provisions are required to be selected. If no optional provisions are selected, this amendment does not require signature, and the basic provisions of this amendment are effective on the indicated dates. If any or all provisions are selected (check box), then the amendment must be signed by an appropriate official of the Sponsoring Employer for the Optional Provisions of this Amendment to be effective.

1.1.	☐
Enable Employer Contributions upon Death - Employer Contributions WILL be made pursuant to the provisions of 3.4 hereunder in the event of the death of a Participant while performing Qualified Military Service, effective for deaths occurring on or after __________ (must be on or after January 1, 2007).

1.2.	☐
Deny Crediting of Vesting Service upon Disability - If a Participant suffers a Disability while performing Qualified Military Service, such Participant will NOT receive credit for Vesting purposes pursuant to the provisions of 4.1 hereunder with respect to his or her period of Qualified Military Service.

1.3.	☐
Deny Accelerated Vesting Upon Disability - If a Participant suffers a Disability while performing Qualified Military Service, such Participant will NOT be subject to the same accelerated vesting and other benefits contingent upon Disability pursuant to the provisions of 4.2.

1.4.	☐
Enable Employer Contributions upon Disability - Employer Contributions WILL be made pursuant to the provisions of 4.4 hereunder in the event of the Disability of a Participant while performing Qualified Military Service, effective for Disabilities occurring on or after ___________ (must be on or after January 1, 2007).

1.5.	☐
Enable Active Duty Severance (HEART) Distributions - Pursuant to the provisions of 5.2 hereunder, Active Duty Severance Distributions WILL be made available under the Plan effective ____________ (must be on or after January 1, 2009).

1.6.	☐
Enable Differential Pay As Compensation For Contributions - The Employer WILL treat Differential Wage Payments pursuant to 6.1 as Compensation for each component or type of contribution under the Plan effective __________ (must be on or after January 1, 2009). Selection of this option does not preclude treatment of any payments which may have been made to Participants as Compensation under the Plan during a prior period of military leave.

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Signature of the Sponsoring Employer (only required if any Optional Provisions of this Amendment are selected)

By	Title

Print Name	Date

Plan Name

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Section 2. Definition

2.1.
Differential Wage Payment. Effective for any remuneration after December 31, 2008, the term Differential Wage Payment means any payment as defined in Code §3401(h). Differential Wage Payments are any payment which (a) is made by an Employer to an individual with respect to any period during which the individual is performing Service in the Uniformed Services while on active duty for a period of more than 30 days, and (b) represents all or a portion of the wages the individual would have received from the Employer if the individual were performing service for the Employer.

An individual receiving a Differential Wage Payment (a) is treated as an Employee of the Employer making the payment, (b) the plan is not treated as failing to meet the requirements of any provisions described in Code §414(u)(1)(C), including nondiscrimination requirements, by reason of any contribution or benefit which is based on the Differential Wage Payment, (c) the Plan’s definition of Compensation will not fail to satisfy Code §414(s) merely because such payments are excluded from the Plan’s definition of Compensation for purposes of determining contributions under the Plan, and (d) the term Code §415(c)(3) Compensation as used in the Plan will include amounts received as Differential Wage Payments.

2.2.
Qualified Military Service. The term Qualified Military Service means any Service in the Uniformed Services by any individual if such individual is entitled to USERRA reemployment rights provided in accordance with Code §414(u).

2.3.
Service in the Uniformed Services. The term Service in the Uniformed Services is defined in chapter 43 of title 38, United States Code, which includes, but is not limited to the performance of duty on a voluntary or involuntary basis in a uniformed service including active duty, active duty and inactive duty training, and full-time National Guard duty, for the United States Armed Forces (Army, Navy, Air Force, Marine Corps, and Coast Guard), the Army National Guard and the Air National Guard, the commissioned corps of the Public Health Service and National Oceanic and Atmospheric Administration, and any other category of persons designated by the President in time of war or national emergency.

Section 3. Death Benefits

3.1.
Vesting Service. If a Participant dies on or after January 1, 2007, while performing Qualified Military Service, such Participant will receive service credit for Vesting purposes with respect to his or her period of Qualified Military Service upon the Participant’s death.

3.2.
Accelerated Vesting and Other Benefits. If a Participant dies on or after January 1, 2007, while performing Qualified Military Service, to the extent the Plan provides for accelerated vesting upon an Employee’s death or any other benefits, except Contributions, that are contingent upon an Employee’s death, then such Participant shall be subject to the same accelerated vesting and other benefits contingent upon the Participant’s death.

3.3.
Deemed Reemployment Date. A Participant described in 3.1 and 3.2 will be deemed (a) to have resumed employment with the Employer as of the day preceding the date of his or her death; and (b) to have Terminated Employment on the date of his or her death.

3.4.
Employer Contributions. If elected in Section 1.1 of this Amendment, if a Participant dies on or after January 1, 2007, while performing Qualified Military Service, such Participant will receive additional contributions on a reasonably equivalent basis for all similarly situated Participants in accordance with the following provisions:

(a)
If the Plan is a money purchase plan or a profit sharing plan without a 401(k) feature, then the Employer will make a contribution on behalf of such individual which is equal to the contribution that would have otherwise been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s death, based on

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the Compensation such individual would have received from the Employer during his or her period of Qualified Military Service.

(b)
If the Plan is a profit sharing plan with a 401(k) feature, then (1) the Employer will make a Non-Elective Contribution on behalf of such individual which is equal to the Non-Elective Contribution that would otherwise have been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s death, based on the Compensation such individual would have received from the Employer during his or her period of Qualified Military Service; and (2) the Employer will make a Matching Contribution on behalf of such individual which is equal to the Matching Contribution that would otherwise have been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s death. Such Matching Contributions will be determined based upon the amount of deemed Elective Deferrals and/or Employee Contributions equal to (a) the average actual Elective Deferrals and/or Employee Contributions he or she made to the Plan during the 12-month period immediately preceding his or her Qualified Military Service; or (b) if the Participant had less than 12 months of service with the Employer before commencing Qualified Military Service, the average Elective Deferrals and/or Employee Contributions the Participant made during his or her actual length of continuous service with the Employer.

Notwithstanding this section (b), the Employer will not contribute the amount of deemed Elective Deferrals and/or Employee Contributions to the Plan under this paragraph; the Employer will only contribute the amount of Employer Matching Contributions based upon the deemed amounts.
Section 4. Disability Benefits

4.1.
Vesting Service. Unless elected in Section 1.2 of this Amendment, if a Participant suffers a Disability on or after January 1, 2007, while performing Qualified Military Service, such Participant will receive credit for Vesting purposes with respect to his or her period of Qualified Military Service upon the date of the Participant’s disability.

4.2.
Accelerated Vesting and Other Benefits. Unless elected in Section 1.3 of this Amendment, if a Participant suffers a Disability on or after January 1, 2007, while performing Qualified Military Service, to the extent the Plan provides for accelerated vesting upon an Employee’s Disability or any other benefits, except Contributions, that are contingent upon an Employee’s Disability, then such Participant shall be subject to the same accelerated vesting and other benefits upon the date of the Participant’s Disability.

4.3.
Deemed Reemployment Date. A Participant described in 4.1 and 4.2 will be deemed (a) to have resumed employment with the Employer as of the day preceding the date of his or her Disability; and (b) to have Terminated Employment on the date of his or her Disability.

4.4.
Employer Contributions. If elected in Section 1.4 of this Amendment, if a Participant suffers a Disability on or after January 1, 2007, while performing Qualified Military Service, such Participant will receive additional contributions on a reasonably equivalent basis for all similarly situated Participants in accordance with the following provisions:

(a)
If the Plan is a money purchase plan or a profit sharing plan without a 401(k) feature, then the Employer will make a contribution on behalf of such individual which is equal to the contribution that would have otherwise been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such Individual’s Disability, based on the Compensation such individual would have received from the Employer during his or her period of Qualified Military Service.

(b)	If the Plan is. a profit sharing plan with a 401(k) feature, then (1) the Employer will make a Non-Elective Contribution on behalf of such individual which is equal to the Non-Elective Contribution

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that would otherwise have been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s Disability, based on the Compensation such individual would have received from the Employer during his or her period of Qualified Military Service; and (2) the Employer will make a Matching Contribution on behalf of such individual which is equal to the Matching Contribution that would otherwise have been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s Disability. Such Matching Contributions will be determined based upon the amount of deemed Elective Deferrals and/or Employee Contributions equal to (a) the average actual Elective Deferrals and/or Employee Contributions he or she made to the Plan during the 12-month period Immediately preceding his or her Qualified Military Service; or (b) if the Participant had less than 12 months of service with the Employer before commencing Qualified Military Service, the average Elective Deferrals and/or Employee Contributions the Participant made during his or her actual length of continuous service with the Employer.
Notwithstanding this section (b), the Employer will not contribute the amount of deemed Elective Deferrals and/or Employee Contributions to the Plan under this paragraph; the Employer will only contribute the amount of Employer Matching Contributions based upon the deemed amounts.
Notwithstanding this section (b), if the Participant is reemployed and makes Elective Deferrals and/or Employee Contributions permitted under Code §414(u)(8)(C), then the Employer will contribute the amount that is the greater of the Employer Matching Contribution of this section (b) or the amount determined based upon the actual contributions made by the Employee for the period of Qualified Military Service.
Section 5. Special Distribution Rules

5.1.
Qualified Reservist Distributions. All references in the Plan restricting Qualified Reservist Distributions to individuals ordered or called to active duty before December 31, 2007, are removed effective December 31, 2007.

5.2.
Active Duty Severance Distributions. If elected in Section 1.5 of this Amendment and if the Ran is a profit sharing plan with a 401(k) feature, an individual performing Service in the Uniformed Services while on active duty for a period of more than 30 days shall be treated as having incurred a severance from employment under Code § 401(k)(2)(B)(i)(I), and may elect a distribution of some or all of his or her Elective Deferral accounts (including Roth Elective Deferrals).

(a)	If a Participant receives a distribution described in 5.2, he or she will be barred from making Elective Deferrals and/or Employee Contributions for a period of 6 months after the distribution.

(b)	Distributions described in 5.2 are available regardless of whether the individual is receiving Differential Wage Payments.

(c)
An individual treated as having incurred a severance from employment described in 5.2 shall not cause such individual to be treated as having incurred a severance from employment for any other purpose under the Plan or any other Code section.

(d)
Notwithstanding this section 5.2, if an individual has Terminated Employment, and otherwise has incurred a severance from employment under Code § 401(k)(2)(B)(i)(I), then such individual is eligible for any distribution option available to a Terminated Participant under the Plan, and a distribution of some or all of his or her Pre-tax Elective Deferral accounts (including Roth Elective Deferrals) shall not be considered a distribution described in 5.2.

(e)
if an individual is both eligible to receive a Qualified Reservist Distribution and an Active Duty Severance Distribution described in 5.2, any distribution of some or all of his or her Elective Deferral

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Accounts (including Roth Elective Deferrals) that meets the definition of a Qualified Reservist Distribution will be treated as a Qualified Reservist Distribution.

(f)
An Active Duty Severance Distribution described in 5.2 is an eligible rollover distribution under the terms of the Plan unless one of the exceptions (other than the exception for hardship distributions under Code § 401 (k)(2)(B)(i)(IV)) listed under Code §402(c)(4) applies.

(g)
Nothing contained in this Section will affect a Participant’s right to make other in-service distributions (including hardship distributions) to the extent he or she is eligible for such distributions under the terms of the Plan.

Section 6. Differential Wage Payments

6.1.
Contributions on Differential Wage Payments. If elected in Section 1.6 of this Amendment, the Employer will treat Differential Wage Payments pursuant to 2.1 as Compensation for each component or type of contribution under the Plan.

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AMENDMENT TO THE BASIC PLAN DOCUMENT FOR THE
CHARLES SCHWAB DEFINED CONTRIBUTION PLAN AND TRUST PROTOTYPE
WHEREAS, The Charles Schwab Trust Company (the "Prototype Sponsor") sponsors The Charles Schwab Defined Contribution Plan and Trust, an approved prototype plan; and
WHEREAS, the Prototype Sponsor has the ability to amend the prototype plan; and
WHEREAS, the Prototype Sponsor now desires to amend the prototype plan to reflect the applicable provisions of the final regulations issued by the Internal Revenue Service under Code §401(a)(35).
NOW, THEREFORE, the Prototype Sponsor hereby amends the Basic Plan Document in the following respects, effective as of the date specified in the Amendment:
Diversification Requirements Amendment
This Diversification Requirements Amendment (the "Amendment") to the Basic Plan Document for the Charles Schwab Defined Contribution Plan and Trust Prototype is intended as good faith compliance with the final regulations issued by the Internal Revenue Service under Code §401(a)(35), and is effective for Plan Years beginning on or after January 1, 2011. To the extent an individual Sponsoring Employer does not adopt a contrary amendment; this Amendment supersedes any conflicting provisions of the Plan, any administrative policy, and/or any previously-adopted "good faith" amendment of the same subject matter, as applicable. This Amendment is a "good faith" amendment, is not part of the pre-approved plan, and, while it has not been reviewed by the Internal Revenue Service for compliance with the final regulations under Code §401(a)(35), the adoption of this amendment does not, pursuant to Rev. Proc. 2007-44, affect the status of reliance upon the Plan.
Section 1.    Definitions

1.1
Applicable Defined Contribution Plan. The term Applicable Defined Contribution Plan means any defined contribution plan, other than certain ESOPs, that holds Employer Securities that are Publicly Traded, subject to (a) and (b) below.

(a)	One-Participant Plan. A one-Participant retirement plan as defined in Code §401(a)(35)(E)(iv) is not treated as an Applicable Defined Contribution Plan.

(b)
Treatment of Certain Plans Holding Employer Securities that are not Publicly Traded. A Plan holding Employer Securities that are not Publicly Traded is treated as an Applicable Defined Contribution Plan if any Employer maintaining the Plan or any member of a controlled group of corporations that includes an Employer maintaining the Plan has issued a class of stock that is Publicly Traded unless (1) no Employer maintaining the Plan (or a parent corporation with respect to such Employer) has issued stock that is Publicly Traded; and (2) no Employer maintaining the Plan (or a parent corporation with respect to such Employer) has issued any special class of stock which grants to the holder or issuer particular rights, or bears particular risks for the holder or issuer, with respect to any Employer maintaining the Plan (or any member of a controlled group of corporations that includes such Employer) which has issued any Publicly Traded stock. For purposes of this paragraph (b), a controlled group of corporations is defined under Code §1563(a) except that 50% is substituted for 80%.

1.2	Applicable Individual. The term Applicable Individual means (a) a Participant; (b) an alternate payee who has an Account under the Plan; or (c) a Beneficiary of a deceased Participant.

1.3	Employer Security. The term Employer Security means any employer security as defined under ERISA §407(d)(1).

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1.4
Publicly Traded. The term Publicly Traded means an Employer Security that is (a) traded on a national securities exchange that is registered under §6 of the Securities Exchange Act of 1934; or (b) the security is traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and the security is deemed by the SEC as having a "ready market."

1.5
Stable Value or Similar Fund. The term Stable Value or Similar Fund means an investment product or fund designed to preserve or guarantee principal and provide a reasonable rate of return, while providing liquidity for benefit distributions or transfers to other investment alternatives (such as a product or fund described in Department of Labor Regulation §2550.404c-5(e)(4)(iv)(A) or (v)(A)).

Section 2.    General Diversification Requirements under Code §401(a)(35)

2.1
Diversification Rights. Applicable Defined Contribution Plans holding Employer Securities are subject to the diversification requirements under Code §401(a)(35) with respect to Elective Deferrals, Rollover Contributions, Employee Contributions, and Employer contributions (other than Elective Deferrals). All Applicable Defined Contribution Plans must also satisfy the investment option requirements and must not apply any impermissible restrictions or conditions on investments of Employer Securities.

2.2
Notice Requirement. The Administrator must furnish a notice to Applicable Individuals not later than 30 days before the first date on which an Applicable Individual is eligible to exercise his or her right to divest Employer Securities with respect to any type of contributions.

Section 3.    Investment Option Requirements

3.1
Investment Options. If the Plan is an Applicable Defined Contribution Plan, pursuant to written procedures established and adopted by the Administrator, the Plan must offer Applicable Individuals at least three (3) investment options, other than Employer Securities, to which Applicable Individuals may direct the proceeds from the divestment of Employer Securities. Each investment option will be diverse from the other investment options, and have materially different risk and return characteristics.

3.2
Frequency. If the Plan is an Applicable Defined Contribution Plan, then pursuant to written procedures adopted by the Administrator, the Plan must allow Applicable Individuals to divest Employer Securities and reinvest the proceeds at periodic, reasonable opportunities occurring no less frequently than quarterly.

Section 4.    Diversification Requirements

4.1
Elective Deferral, Rollover and Employee Contributions. If the Plan is an Applicable Defined Contribution Plan, and any portion of an Applicable Individual's Account thereunder which is attributable to Elective Deferrals, Rollover Contributions, and Employee Contributions is invested in Employer Securities, then subject to Section 4.3 below, the Applicable Individual may elect to divest those Employer Securities and reinvest an equivalent amount in other investment options.

4.2
Diversification Requirements for Employer Contributions (Other than Elective Deferrals). If the Plan is an Applicable Defined Contribution Plan, an Applicable Individual who is (a) a Participant who has completed at least three Years of Service if the Plan uses the Counting of Hours Method (or, in the case of a Plan that uses the Elapsed Time Method, three 1-Year Periods of Service), (b) an alternate payee who has an Account under the Plan attributable to a Participant who has completed at least three Years of Service (or three 1-Year Periods of Service, as applicable), or (c) a Beneficiary of a deceased Participant, has the right to divest the portion of his or her Participant's Account attributable to Employer contributions (other than Elective Deferrals) which are invested in Employer Securities. The Plan may provide the right to divest earlier than the time period noted in (a) and (b) above.

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4.3    Diversification Amount.

(a)
Employer Securities Acquired on or After January 1, 2007. To the extent that all or a portion of a Participant's Account attributable to Employer contributions (other than a Participant's Elective Deferral Account) consists of Employer Securities that were acquired in a Plan Year beginning on or after January 1, 2007, the divestment requirements will apply to the total amount of the Employer Securities acquired with such Employer contributions.

(b)
Employer Securities Acquired Before January 1, 2007. To the extent that all or a portion of a Participant's Account attributable to Employer contributions (other than a Participant's Elective Deferral Account) consists of Employer Securities acquired in a Plan Year beginning before January 1, 2007, the divestment requirements only apply to a portion of the Employer Securities acquired with such Employer contributions. Such portion will be equal to at least 33% of such Employer Securities for the first Plan Year, at least 66% for the second such Plan Year, and 100% for the third Plan Year.

(c)
Restrictions Applied Separately to Each Class of Employer Securities. The special restrictions and conditions set forth in paragraphs (a) and (b) above will be applied separately with respect to each class of Employer Securities held in an Applicable Participant's Participant Account. The special restrictions and conditions set forth in paragraphs (a) and (b) above will not apply to the extent that an Applicable Participant has attained age 55 or completed at least three Years of Service (or three 1-Year Periods of Service, as applicable) before the first Plan Year beginning after December 31, 2005.

Section 5.    Restrictions and Conditions on Investments in Employer Securities

5.1
Impermissible Restrictions and Conditions. Subject to any conforming rules and procedures that may be established by the Administrator, if the Plan is an Applicable Defined Contribution Plan, the Plan may not impose direct or indirect restrictions or conditions with respect to the investment of Employer Securities that are not imposed on the investment of other assets of the Plan. A restriction or condition with respect to Employer Securities means (a) a restriction on an Applicable Individual's right to divest an investment in Employer Securities that is not imposed on an investment that is not an Employer Security; or (b) a benefit conditioned on the investment of Employer Securities.

5.2
Permissible Restrictions and Conditions. Subject to any conforming rules and procedures that may be established by the Administrator, if the Plan is an Applicable Defined Contribution Plan, the Plan may impose restrictions or conditions with respect to the investment of Employer Securities as follows:

(a)
Securities Laws. The Plan may impose a restriction or condition on the divestiture of Employer Securities that is either required in order to ensure compliance with applicable securities laws or is reasonably designed to ensure compliance with applicable securities laws.

(b)
Deferred Application of the Diversification Requirements. The Plan may restrict the application of the diversification requirements of Code §401(a)(35) for up to 90 days after the Plan becomes an Applicable Defined Contribution Plan.

(c)
Indirect Investments in Employer Securities. If a fund that indirectly holds Employer Securities fails to meet the requirement that the investment be independent of the Employer (including a fund which no longer meets the percentage limitation rule), the Plan will not fail to satisfy the requirements of Code §401(a)(35) merely because it does not offer those rights for up to 90 days after the investment fund is treated as holding Employer Securities.

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(d)
Limitation on Investment in Employer Securities. The Plan may limit the extent to which an Applicable Individual's Account balance can be invested in Employer Securities, provided the limitation applies without regard to a prior exercise of rights to divest Employer Securities.

(e)
Trading Frequency. The Plan may impose reasonable restrictions on the timing and number of investment elections that an Applicable Individual can make to invest in Employer Securities, provided that the restrictions are designed to limit short-term trading in the Employer Securities.

(f)	Imposition of Fees. The Plan may impose a reasonable fee for the divestment of Employer Securities.

(g)
Stable Value or Similar Fund. The Plan may allow transfers to be made into or out of Stable Value or Similar Funds more frequently than a fund invested in Employer Securities (taking into account any restrictions or conditions imposed on the other investment options under the Plan).

(h)
Transfer out of a Qualified Default Investment. The Plan may provide for transfers out of a QDIA (within the meaning of Department of Labor Regulation §2550.404c-5(e)) more frequently than a fund invested in Employer Securities.

(i)
Frozen Funds. The Plan may prohibit any further investment in Employer Securities, including prohibiting a Participant that divests Employer Securities from reinvesting in Employer Securities, but only if the Plan does not permit additional contributions or other investments to be invested in Employer Securities (other than the reinvestment of dividends paid on the Employer Securities).

(j)
Tax Consequences. Any applicable tax consequences are disregarded in determining whether the Plan imposes an indirect restriction or condition on an Applicable Individual's right to divest an investment in Employer Securities. The Plan may restrict an Applicable Individual from reinvestment of divested amounts in the same Employer Securities account if it provides that the Applicable Individual may invest such divested amounts in another Employer Securities account assuming the only relevant difference between the Employer Securities accounts is the Code §402(e)(4) cost (or other basis) in the respective shares.

(k)	Additional Restrictions or Conditions. The Plan may provide for such additional restrictions or conditions as permitted from time to time by the Commissioner of the Internal Revenue Service.
Section 6.    Defined Contribution Plans or Investment Funds Not Treated as Holding Employer Securities

6.1
Employer Securities Held Indirectly. Subject to Section 6.2 below, if the Plan is an Applicable Defined Contribution Plan, the Plan will not be treated as holding Employer Securities to the extent the Employer Securities are held indirectly as part of a broader fund that is (a) a regulated investment company described in Code §851(a); (b) a common or collective trust fund or pooled investment fund maintained by a bank or trust company supervised by a State or Federal agency; (c) a pooled investment fund of an insurance company that is qualified to do business in a State; (d) an investment fund managed by an investment manager within the meaning of ERISA §3(38) for a multiemployer plan; (e) any other investment fund designated by the Commissioner in Revenue Rulings, notices or other guidance published in the Internal Revenue Bulletin.

6.2
Additional Requirements. The investment in Employer Securities must be held in a fund under which (a) there are stated investment objectives of the fund; and (b) the investment is independent of the Employer (or Employers) and any affiliate thereof. For purposes of this section, an investment in Employer Securities in a fund is not considered to be independent of the Employer (or Employers) and any affiliate thereof if the aggregate value of the Employer Securities held in the fund is in excess of 10% of the total value of all of the fund's investments for the Plan Year. The determination of whether the value of Employer Securities exceeds 10% of the total value of the fund's investments for the Plan Year is made as of the end of the preceding Plan Year. The determination can be based on the information in the latest disclosure of the fund's portfolio holdings that was filed with the Securities and Exchange Commission in that preceding Plan Year.

DC Basic Plan #01    Page 10    Charles Schwab Trust Co

AMENDMENT TO THE BASIC PLAN DOCUMENT FOR THE
CHARLES SCHWAB DEFINED CONTRIBUTION PLAN AND TRUST PROTOTYPE
WHEREAS, Charles Schwab Bank (the "Prototype Sponsor") sponsors The Charles Schwab Defined Contribution Plan and Trust (the "Plan"), an approved Prototype Plan; and
WHEREAS, the Prototype Sponsor has the ability to amend the Plan; and
WHEREAS, the Prototype Sponsor now desires to amend the Plan to reflect the applicable provisions of the Worker, Retiree and Employer Recovery Act of 2008 (WRERA).
NOW, THEREFORE, the Prototype Sponsor hereby amends the Basic Plan Document in the following respects, effective as of January 1, 2009:
Amendment Regarding Required Minimum Distributions
Under WRERA 2008
This amendment is intended as good faith compliance with the required minimum distribution provisions of the Worker, Retiree and Employer Recovery Act of 2008. This amendment is a discretionary, "good faith" amendment. It is not part of the pre-approved Plan, and, while it has not been reviewed by the Internal Revenue Service for compliance with the Notice or the Code, the adoption of this amendment does not, pursuant to Revenue Procedure 2007-44, affect the status of reliance upon the Plan's pre-approval by the Internal Revenue Service. This amendment shall not supersede any previously adopted "good faith" amendment of the same subject matter.
Section 1.    2009 Required Minimum Distributions (RMDs)

1.1
2009 RMDs Will Not Be Made Unless the Participant or Beneficiary Elects to Receive Them. Notwithstanding Section 5.9 of the Plan to the contrary, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code §401(a)(9)(H) ("2009 RMDs"), and who would have satisfied that requirement by receiving distributions that are equal to the 2009 RMDs will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions.

1.2
Certain 2009 RMDs Will Be Made Unless the Participant or Beneficiary Elects Not to Receive Them. Notwithstanding Section 5.9 of the Plan to the contrary, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code §401(a)(9)(H) ("2009 RMDs"), and who, pursuant to a previous installment distribution election made under the Plan, would have satisfied that requirement by receiving distributions that are one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant's Designated Beneficiary, or for a period of at least 10 years ("Extended 2009 RMDs"), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions.

1.3
Direct Rollovers. Notwithstanding Section 5.14 of the Plan to the contrary, and solely for purposes of applying the direct rollover provisions of the Plan, the distributions in 2009 noted in Sections 1.1 and 1.2 above will be treated as eligible rollover distributions. However, a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code §401(a)(9)(H).

DC Basic Plan #01    Page 11    Charles Schwab Trust Co

Charles Schwab Bank
Basic Prototype Defined Contribution Retirement Plan
Claims Procedure Amendment
Charles Schwab Bank, as the Prototype Sponsor, hereby adopts this amendment to its pre-approved Charles Schwab Bank Basic Prototype Defined Contribution Retirement Plan (the "Plan") for purposes of reflecting the claims procedures in the Plan document. This amendment is intended to address the United Stated Supreme Court holding in CIGNA Corp. v Amara and subsequent case law interpreting that holding. The amendment is effective, with respect to each individual defined contribution plan adopted by a Sponsoring Employer based on the Plan, as of the later of (a) the first day of the Plan Year that includes the date this amendment was adopted by the Prototype Sponsor or (b) the effective date of the individual defined contribution plan.

SECTION 1. AMENDMENT PROVISIONS
Section 8.9 of the Basic Plan is amended in fill to read as follows:

8.9
Claims Procedures. The claims procedure required under ERISA §503 and Department of Labor Regulations thereunder is set forth in an administrative policy regarding claims procedures that is promulgated under Section 8.6 by the Administrator. The terms of such administrative policy are incorporated as part of the Plan by reference. Such administrative policy will be the sole and exclusive remedy for an Employee, Participant or Beneficiary ("Claimant") to make a claim for benefits under the Plan. No civil action for benefits under the Plan will be brought unless and until the aggrieved person has (a) submitted a timely claim for benefits in accordance with the provisions of the claims procedure; (b) been notified by the Administrator that the claim has been denied (or such claim is deemed denied); (c) filed a written request for a review of the claim in accordance with the claims procedure; and (d) been notified in writing of an adverse benefit determination on review. Any civil action by an aggrieved person will be based solely on the contentions advanced by the aggrieved person in the administrative review process and the judicial review will be limited to the Plan document and the record developed during the administrative review process.

SECTION 2. EXECUTION BY THE PROTOTYPE SPONSOR
Charles Schwab Bank, as the Prototype Sponsor, hereby adopts this amendment to the Plan on the date set forth below.

By	/s/ David Johnson	Date	10/25/2012

Post EGTRRA Amendment        July 2008

POST-EGTRRA "GOOD FAITH" AMENDMENT
FOR THE CHARLES SCHWAB TRUST COMPANY
PROTOTYPE DEFINED CONTRIBUTION RETIREMENT PLAN
Table of Contents

Article 1	Post-EGTRRA Provisions Effective 2006 And Earlier	1
1.1	Bonding Requirements	1
1.2.	Service for Vesting Purposes When Previously Frozen Plan Resumes Allocations	1
1.3.	Eliminating Forms of Distribution	2
1.4.	Application of Code §411(a) With Respect to Protected Benefits	4
1.5.	Financial Hardship Distributions	4
1.6.	Distribution to a Qualified Reservist	4
1.7.	Hurricane Provisions	5
1.8.	Retroactive Revocation of Prior Amendment on account of the Heinz Decision	10
1.9.	Certain Employees of Tax Exempt Entity Excluded From 401(k) Plan or 401(m) Plan	11

Article 2	Post-EGTRRA Provisions Effective 2007	12
2.1.	Notice and Consent Requirements	12
2.2.	Direct Rollovers	15
2.3.	Qualified Domestic Relations Orders	17
2.4.	Determination Whether Partial Termination of the Plan Has Occurred	17
2.5.	Code §415 Limitations Under the Final Code §415 Regulations	18
2.6.	Vesting of Non-Safe Harbor Non-Elective Contribution Accounts	26
2.7.	Diversification	28
2.8.	Calculation of Gap Period Income for Excess Elective Deferrals	29
2.9.	Rollover by a Non-Spouse Designated Beneficiary	30
2.10.	Money Purchase or Target Benefit Plan In-Service Distributions	30
2.11.	Qualified Default Investment Alternative	30
2.12.	Modification to Normal Retirement Age	33
2.13.	Mid-Year Changes Permitted for Safe Harbor 401(k) Plan	34

Article 3	Post-EGTRRA Provisions Effective 2008	35
3.1.	Elimination of Gap Period Income for Excess Contributions	35
3.2.	Elimination of Gap Period Income for Excess Aggregate Contributions	35
3.3.	Qualified Automatic Contribution Arrangement	35
3.4.	Eligible Automatic Contribution Arrangement	38
3.5.	Eligible Participant's Election for Permissible Withdrawal	39
3.6.	Qualified Optional Survivor Annuity	41

Post EGTRRA Amendment        July 2008

Introduction
This Post-EGTRRA "Good Faith" Amendment (the "Amendment") to the Charles Schwab Trust Company Prototype Defined Contribution Retirement Plan is intended as good faith compliance with various post-EGTRRA provisions, including the Pension Protection Act of 2006 and various changes to the Regulations, and is adopted by the Mass Submitter as of June 30, 2008, subject to elections made by either the Prototype Sponsor or the Sponsoring Employer.
This Amendment supersedes any conflicting provisions of the Plan, any administrative policy, the Plan's funding policy, and/or any previously-adopted "good faith" amendment of the same subject matter, as applicable. If this Amendment establishes/memorializes an Automatic Contribution Arrangement, then this Amendment supersedes any State (or Commonwealth) law that would directly or indirectly prohibit or restrict the inclusion of an Automatic Contribution Arrangement in the Plan, pursuant to ERISA §514(e)(1) and Department of Labor Regulation §2550.404c-5(f).
This Amendment is a "good faith" amendment, is not part of the pre-approved EGTRRA document, and has not been reviewed by the IRS for compliance with post-EGTRRA statutory and Regulatory changes. Furthermore, pursuant to Revenue Procedure 2007-44, this Amendment does not affect the status of reliance upon the Plan.
The Amendment consists of this document (the Post-EGTRRA "Good Faith" Amendment) and the Post-EGTRRA "Good Faith" Amendment Election Form (the "Election Form"). Each Article of the Amendment is based upon the earliest effective year that a specific Section (or specific paragraph of a Section) can apply to the Plan, but the effective year of an Article is used for reference purposes only. The actual effective date of (a) a specific Section of this Amendment, (b) a specific paragraph in a Section of this Amendment, or (c) a specific Section of the Election Form, applies to the Plan and overrides any conflict with the effective year of an Article. Furthermore, the rules of the Plan's Section entitled "Interpretation of the Plan and Trust" apply to this Amendment.
Article 1
Post-EGTRRA Provisions Effective 2006 And Earlier

1.1.
Bonding Requirements. Paragraph (a) below is effective as of the first day of the first Plan Year beginning after August 17, 2006. Furthermore, paragraph (b) below is effective as of the first day of the first Plan Year beginning after December 31, 2007.

(a)
Determination of Amount. Every Plan fiduciary other than a bank, an insurance company, a broker-dealer who is registered under the Securities Exchange Act of 1934 §15(b) and who is subject to the fidelity bond requirements of a self-regulatory organization as defined in ERISA §412(a) as amended by PPA, or a fiduciary of a Sponsoring Employer that has no common-law employees, will be bonded in an amount that is not less than 10% of the amount of funds under such Plan fiduciary's direct or indirect control; however, such bond will not be less than $1,000 nor more than $500,000 (or such other amount as may be required by law). The bond will provide protection to the Plan against any loss for acts of fraud or dishonesty by a Plan fiduciary acting alone or in concert with others. The cost of such bond will be an expense of either the Sponsoring Employer or the Plan, at the election of the Sponsoring Employer.

(b)
Investment in Employer Securities. If the Plan holds employer securities as defined in ERISA §407(d)(1), the maximum bond described in paragraph (a) is increased to $1,000,000 unless the Department of Labor prescribes a larger amount after notice and an opportunity for interested parties to be heard.

1.2.
Service for Vesting Purposes When Previously Frozen Plan Resumes Allocations. If (a) the Plan becomes frozen; (b) the freezing of allocations under the Plan causes a partial termination of the Plan to occur; and (c) allocations later resume under the previously-frozen Plan, then all Years of Service or 1-Year Periods of Service, as applicable, after the Plan was established must be recognized for Vesting purposes. In addition, if allocations are made under a new plan maintained by the same Employer and if the new plan is merged with the frozen Plan, then all Years of Service or 1-Year Periods of Service, as applicable, after the frozen Plan was established

Post EGTRRA Amendment    Page 1 of 41    July 2008

must be recognized for Vesting purposes for any allocations under the new plan after the merger. The provisions of this Section comply with Revenue Ruling 2003-65.

1.3.
Eliminating Forms of Distribution. In addition to rules that are enumerated by Regulations and other guidance concerning the modification of the Plan's Normal Form of Distribution and the modification and/or the elimination of the Plan's Optional Forms of Distribution, for any applicable Plan amendment that is adopted on or after August 12, 2005 (except as otherwise provided), the Plan may be amended to eliminate a form of distribution, subject to the following rules:

(a)	General Rule for Eliminating a Form of Distribution. The Plan may eliminate a form of distribution previously available to Participants, so long as:

(1)	Single Sum Available. A single sum payment is available to Participants at the same time or times as the form of distribution being eliminated;

(2)	Same or Greater Portion of Participant's Account. Such single sum payment is based upon the same or greater portion of the Participant's Account as the form of distribution being eliminated; and

(3)
Single Sum Otherwise Identical. Such single-sum distribution form is otherwise identical to the form of benefit being eliminated or restricted. For purposes of this subparagraph, a single-sum distribution form is otherwise identical to the form of benefit that is eliminated or restricted only if the single-sum distribution form is identical in all respects to the eliminated or restricted form of distribution (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement. However, an otherwise identical distribution form need not retain rights or features of the form of benefit that is eliminated or restricted to the extent that those rights or features would not be protected from elimination or restriction under Code §411(d)(6).

(b)
Eliminating Optional Forms of Distribution Through Utilization Test. If the Plan is a money purchase plan or a target benefit plan, then in addition to the provisions of paragraph (a) above, for any applicable Plan amendment adopted after December 31, 2006, the Plan may eliminate any/all Optional Forms of Distribution that comprise a Generalized Optional Form for a Participant with respect to allocations that occurred before the Applicable Amendment Date under the "Utilization Test" of Regulation §1.411(d)-3(f). The elimination of Optional Forms of Distribution of this paragraph (b) is subject to the following:

(1)	Not a Core Benefit. The Optional Forms of Distribution being eliminated cannot be a Core Option.

(2)
Timeframe for Amendment. The Plan amendment is not applicable with respect to an Optional Form of Distribution with an Annuity Starting Date that is earlier than the number of days in the maximum Applicable Election Period after the date that the amendment is adopted.

(3)
Requirements. During the Look-Back Period, (1) the Generalized Optional Form has been available to at least the Applicable Number of Participants; and (2) no Participant has elected any Optional Form of Distribution that is part of the Generalized Optional Form with an Annuity Starting Date that is within the Look-Back Period.

(c)	Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)	Applicable Amendment Date. The term "Applicable Amendment Date" means the later of the effective date of the amendment or the date that the amendment is adopted.

Post EGTRRA Amendment    Page 2 of 41    July 2008

(2)
Applicable Election Period. The term "Applicable Election Period" means the period described in Code §417(a)(6), to wit: with respect to an election to waive the Qualified Joint and Survivor Annuity, the period that begins not later than 180 days prior to the Annuity Starting Date (unless future guidance requires/permits otherwise).

(3)
Applicable Number of Participants. The term "Applicable Number of Participants" means 50 Participants. However, the Applicable Number of Participants may include Participants Taken Into Account who elected an Optional Form of Distribution that included a single-sum distribution that applied with respect to at least 25% of the Participant's Account, but only if the Applicable Number of Participants is increased to 1,000 Participants.

(4)
Core Option. The term "Core Option" means (A) a straight life annuity Generalized Optional Form under which the Participant is entitled to a level life annuity with no benefit payable after the Participant's death; (B) a 75% joint and contingent annuity Generalized Optional Form under which the Participant is entitled to a life annuity with a survivor annuity for any individual designated by the Participant (including a non-Spousal contingent annuitant) that is 75% of the amount payable during the Participant's life; (C) a 10-year term certain and life annuity Generalized Optional Form under which the Participant is entitled to a life annuity with a guarantee that payments will continue to any person designated by the Participant for the remainder of a fixed period of 10 years if the Participant dies before the end of the 10-year period; and (D) the most valuable option for a Participant with a short life expectancy, as defined in Regulation §1.411(d)-3(g)(5)(iii). The rules of Regulation §1.411(d)-3(g)(5) apply to the determination of Core Options.

(5)
Generalized Optional Form. The term "Generalized Optional Form" means a group of Optional Forms of Distribution that are identical except for differences due to actuarial factors used to determine the amount of the distributions under those Optional Forms of Distribution and the Annuity Starting Dates.

(6)
Look-Back Period. The term "Look-Back Period" means the period that includes: (A) the portion of the Plan Year in which such Plan amendment is adopted that precedes the date of adoption (known as the "Pre-Adoption Period"); and (B) the 2 Plan Years immediately preceding the Pre-Adoption Period. With regard to the Look-Back Period, the following rules apply: (A) in the Look-Back Period, at least 1 of the Plan Years must be a 12-month Plan Year; (B) the Plan may exclude, pursuant to an administrative policy that is promulgated by the Administrator, the calendar month in which the amendment is adopted from the Look-Back Period and the preceding 1 or 2 calendar months to the extent those preceding months are contained within the Pre-Adoption Period; and (C) in order to have a Look-Back Period that satisfies the requirement of the minimum Applicable Number of Participants, the Look-Back Period may be expanded pursuant to an administrative policy that is promulgated by the Administrator, to include the 3, 4, or 5 Plan Years immediately preceding the Plan Year in which the amendment is adopted. However, if the Plan does not satisfy the requirement of the minimum Applicable Number of Participants using the Pre-Adoption Period and the immediately preceding 5 Plan Years, then the Plan is not permitted to be amended in accordance with the Utilization Test of this Section.

(7)
Participant Taken Into Account. The term "Participant Taken Into Account" means a Participant who was eligible to elect to commence payment of an Optional Form of Distribution that is part of the Generalized Optional Form being eliminated with an Annuity Starting Date that is within the Look-Back Period. A Participant is not a Participant Taken Into Account if the Participant (A) did not elect any Optional Form of Distribution with an Annuity Starting Date that was within the Look-Back Period; (B) elected an Optional Form of Distribution that included a single-sum distribution that applied with respect to at least 25% of the Participant's Account; (C) elected an Optional Form of Distribution that was

Post EGTRRA Amendment    Page 3 of 41    July 2008

only available during a limited period of time and that contained a retirement-type subsidy where the subsidy that is part of the Generalized Optional Form being eliminated was not extended to any Optional Form of Distribution with the same Annuity Starting Date; or (D) elected an Optional Form of Distribution with an Annuity Starting Date that was more than 10 years before Normal Retirement Age.

1.4.
Application of Code §411(a) With Respect to Protected Benefits. Any applicable Plan amendment adopted after August 9, 2006 which decreases a Participant's Account balance, or otherwise places greater restrictions or conditions on a Participant's rights to Code §411(d)(6) protected benefits is not permitted, even if the Plan amendment merely adds a restriction or condition that is permitted under the Vesting rules in Code §411(a)(3) through (11). However, a Plan amendment does not violate Code §411(d)(6) to the extent that the amendment applies to allocations after the Applicable Amendment Date. Notwithstanding the first sentence of this Section, a Plan amendment that satisfies the requirements of Department of Labor Regulation 2530.203-2(c) (relating to Vesting Computation Periods) does not violate the requirements of Code §411(d)(6) even though the Plan amendment changes the Plan's Vesting Computation Periods. For purposes of this Section, the term "Applicable Amendment Date" means the later of the effective date of the amendment or the date the amendment is adopted.

1.5.
Financial Hardship Distributions. If the Plan is either a profit sharing plan or a 401(k) Plan and if elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the effective date elected in the Election Form, and the following provisions apply to the Plan:

(a)
Revised Definition of Financial Hardship. With respect to financial hardship distributions made on or after the effective date of this Section, the determination of any deemed immediate and heavy financial need described in Regulation §1.401(k)-1(d)(3)(iii)(B) will be expanded to include any immediate and heavy financial need (expenses described in Regulation §1.401(k)-1(d)(3)(iii)(B)(1), (3), or (5), which relate to medical, tuition, and funeral expenses, respectively) of a Participant's Primary Beneficiary. For purposes of this Section, the term "Primary Beneficiary" means the individual(s) who is named and designated as a Beneficiary under the terms of the Plan and who has an unconditional right to all or a portion of the Participant's Account balance upon the Participant's death.

(b)
Amounts to Which the Revised Definition of Financial Hardship Applies. The provisions of this Section apply to financial hardship distributions under the provisions of an administrative policy regarding financial hardship distributions that is promulgated by the Administrator.

1.6.
Distribution to a Qualified Reservist. If the Plan is a 401(k) Plan and if elected by the Sponsoring Employer in the Election Form, then this Section is effective with respect to any Qualified Reservist Distribution that is taken after September 11, 2001 but before December 31, 2007, as follows:

(a)
Qualified Reservist Distribution Permitted for Any Reason. A Qualified Reservist Distribution may be made to a Qualified Reservist under any circumstance and/or for any reason without violating the distribution restrictions of Code §401(k)(2)(B)(i).

(b)
Qualified Reservist Distribution Not Subject To Excise Tax and May Be Repaid To an IRA. Notwithstanding anything in the Plan to the contrary, to the extent that any distribution is a Qualified Reservist Distribution, the otherwise applicable 10% excise tax of Code §72(t)(1) on early distributions will not apply. In addition, at any time during the two-year period beginning on the day after the last day of the Qualified Reservist's active duty (but the two-year period will end no earlier than August 17, 2008), a Qualified Reservist who has received one or more Qualified Reservist Distributions may make one or more repayment contributions to an IRA in an aggregate amount not to exceed the total amount of such Qualified Reservists Distributions. The dollar or compensation limitations otherwise applicable to contributions to an IRA will not apply to a repayment contribution of Qualified Reservist Distributions. No deduction is allowed for a repayment contribution of Qualified Reservist Distributions.

Post EGTRRA Amendment    Page 4 of 41    July 2008

(c)	Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)
Qualified Reservist. The term "Qualified Reservist" means an individual who is a member of a reserve component, as defined in §101 of title 37, United States Code, and who is ordered or called to active duty after September 11, 2001 and before December 31, 2007 either for a period in excess of 179 days or for an indefinite period.

(2)
Qualified Reservist Distribution. The term "Qualified Reservist Distribution" means a distribution of Elective Deferrals to a Qualified Reservist that is made during the period beginning on the date that the Qualified Reservist is ordered or called to duty and ending on the last day of active duty.

1.7.
Hurricane Provisions. If elected by the Sponsoring Employer in the Post-EGTRRA "Good Faith" Amendment Election Form, then except as otherwise provided in paragraphs (c) through (f) below, this Section applies to any Participant in the Plan that was affected by Hurricanes Katrina, Rita, or Wilma:

(a)	Qualified Hurricane Distributions. The following provisions apply to Qualified Hurricane Distributions:

(1)
Qualified Hurricane Distribution Not Subject to Code §72(t). Any Qualified Hurricane Distribution will not be subject to Code §72(t). The aggregate amount of distributions received by an individual which may be treated as Qualified Hurricane Distributions for any taxable year shall not exceed the excess (if any) of (A) $100,000, minus (B) the aggregate amounts treated as Qualified Hurricane Distributions received by such individual for all prior taxable years.

(2)
Clarification of Qualified Hurricane Distribution. If a distribution to an individual would (without regard to subparagraph (c)(1)) be a Qualified Hurricane Distribution, then this Plan shall not be treated as violating any requirement of subparagraph (c)(1) merely because the Plan treats such distribution as a Qualified Hurricane Distribution, unless the aggregate amount of such distributions from all plans (including this Plan) maintained by the Sponsor Employer (and any Affiliated Employer of the Sponsoring Employer) to such individual exceeds $100,000.

(3)
Exemption of Qualified Hurricane Distributions from Trustee to Trustee Transfer and Withholding Rules. For purposes of Code §401(a)(31), §402(f), and §3405, Qualified Hurricane Distributions shall not be treated as eligible rollover distributions.

(4)
Qualified Hurricane Distributions Treated as Meeting Plan Distribution Requirements. A Qualified Hurricane Distribution will be treated as meeting the requirements of Code §401(k)(2)(B)(i), §403(b)(7)(A)(ii), §403(b)(11), and §457(d)(1)(A).

(b)
Procedural Requirements. Any otherwise applicable procedural requirements that are imposed by the Plan, any administrative policy, or any procedure may be disregarded with respect to any provision of this Section, so long as the Administrator makes a good-faith effort under the circumstances to comply with such requirements of the Plan, administrative policy, or procedure and makes a reasonable attempt to assemble any required documentation as soon as practical including, if applicable, Spousal consent.

(c)
Special Financial Hardship Distributions on Account of Hurricane Disasters. If elected by the Sponsoring Employer in the Election Form, then regardless of any other distribution provisions in the Plan to the contrary, a Participant or former Participant (1) whose Principal Place of Abode is/was located in the Hurricane Katrina Disaster Area, Hurricane Rita Disaster Area, or Hurricane Wilma Disaster Area; (2) whose place of employment is/was located in the Hurricane Katrina Disaster Area,

Post EGTRRA Amendment    Page 5 of 41    July 2008

Hurricane Rita Disaster Area, or Hurricane Wilma Disaster Area; or (3) whose lineal ascendant or descendant, dependent or Spouse has/had a Principal Place of Abode or place of employment in the Hurricane Katrina Disaster Area, Hurricane Rita Disaster Area, or Hurricane Wilma Disaster Area; and the Participant or former Participant, or the Participant's (or former Participant's) lineal ascendant or descendant, dependent, or Spouse faces an immediate and heavy financial need, may receive a special financial hardship distribution on or after August 29, 2005 and not later than March 31, 2006 of the Participant's Elective Deferrals (as well as the Participant's Vested Interest in the Participant's Account or any sub-account of the Participant's Account that is not prohibited by law or Regulation from being distributed as a hardship distribution). The determination of whether a Participant or former Participant, or the Participant's (or former Participant's) lineal ascendant or descendant, dependent, or Spouse has an immediate and heavy financial need will be made by the Administrator, subject to the following provisions:

(1)
Immediate and Heavy Financial Need. The determination by the Administrator of an immediate and heavy financial need will be based upon such severity that a Participant or former Participant, or the Participant's (or former Participant's) lineal ascendant or descendant, dependent, or Spouse is confronted or endangered by present or impending financial ruin, present or impending want, or privation. The Administrator will determine whether an immediate and heavy financial need exists based on all relevant facts and circumstances in a nondiscriminatory manner, and will not be limited to the circumstances enumerated in subparagraph (2) below. The Participant or former Participant must demonstrate the immediate and heavy financial need with positive evidence submitted to the Administrator, if positive evidence is readily available. However, the Administrator may rely upon representations from the Participant or former Participant as to the need for and amount of a financial hardship distribution, unless the Administrator has actual knowledge to the contrary.

(2)
Deemed Immediate and Heavy Financial Need. A distribution is deemed to be on account of an immediate and heavy financial need of a Participant or former Participant, or the Participant's (or former Participant's) lineal ascendant or descendant, dependent, or Spouse if the distribution is for (A) expenses for (or necessary to obtain) medical care that would be deductible under Code §213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); (B) costs directly related to the purchase of a principal residence (excluding mortgage payments); (C) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education; (D) payments necessary to prevent the eviction from the principal residence or foreclosure on the mortgage on that residence; (E) payments for burial or funeral expenses; or (F) expenses for the repair of damage to the principal residence that would qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(3)
Certain Restrictions Do Not Apply to Special Financial Hardship Distributions. If this Plan (or any other plan of the Sponsoring Employer) is a 401(k) Plan or permits Voluntary Employee Contributions, then a Participant who receives a special financial hardship distribution of Elective Deferrals pursuant to this paragraph (c) is not prohibited from making Elective Deferrals or Voluntary Employee Contributions to the Plan (or any other plan of the Sponsoring Employer) at any time after receipt of the special financial hardship distribution.

(d)	Participant Loans. If elected by the Sponsoring Employer in the Election Form, then the following provisions apply to a Qualified Individual with respect to loans made during the Applicable Period:

(1)	Increase in Limit on Loans Not Treated as Distributions. In the case of any Participant loan to a Qualified Individual made during the Applicable Period, the following Participant

Post EGTRRA Amendment    Page 6 of 41    July 2008

loan limits that are contained in the separate written loan program are increased as follows: (A) the $50,000 aggregate limit on a Participant's loans of Code §72(p)(2)(A)(i) is increased to $100,000; and (B) the aggregate amount of a Participant's loans which is limited to 50% of the Participant's Vested Account balance of Code §72(p)(2)(A)(ii) is increased to 100% of the Participant's Vested Account balance.

(2)	Adequate Security. The requirements of ERISA with respect to adequate loan security are not enforced with respect to any Participant loan to a Qualified Individual during the Applicable Period.

(3)
Delay of Repayment. In the case of a Qualified Individual with an outstanding Participant loan from this Plan on or after the Qualified Beginning Date, the following will apply: (A) (A) if the due date for any repayment with respect to such Participant loan pursuant to Code §72(p)(2)(B) and (C) occurs during the period beginning on the Qualified Beginning Date and ending on December 31, 2006, then such due date for any repayment will be delayed for one (1) year. Such 1-year delay period will not trigger a deemed distribution of the Participant loan under the Plan or the Regulations; (B) in determining the 5-year period (assuming that the Participant loan is not a principal residence loan) and the term of a Participant loan under Code §72(p)(2)(B) and (C), the 1-year delay period described in subparagraph (A) shall be disregarded; and (C) any subsequent repayments with respect to any such Participant loan will be appropriately adjusted to reflect the delay in the due date for any repayment under subparagraph (A) and any interest accruing during such delay. After the 1-year period described in subparagraph (A), the Participant loan shall be repaid by amortizing the outstanding balance (including accrued interest) in substantially level installments over the remaining period of the Participant loan (i.e., five (5) years from the date of the origination of the Participant loan (assuming that the Participant loan is not a principal residence loan) plus the 1-year delay period).

(4)
Applicable Period and Qualified Beginning Date. In applying this paragraph (d), the following will apply: (A) in the case of any Qualified Hurricane Katrina Individual, the Applicable Period is the period beginning on September 24, 2005 and ending on December 31, 2006 and the Qualified Beginning Date is August 25, 2005; (B) in the case of any Qualified Hurricane Rita Individual, the Applicable Period is the period beginning on December 21, 2005 and ending on December 31, 2006 and the Qualified Beginning Date is September 23, 2005; and (C) in the case of any Qualified Hurricane Wilma Individual, the Applicable Period is the period beginning on December 21, 2005 and ending on December 31, 2006 and the Qualified Beginning Date is October 23, 2005.

(e)
Re-Contribution of Prior Qualified Hurricane Distributions to the Plan. If elected by the Sponsoring Employer in the Election Form, then the following provisions apply to the re-contribution of Qualified Hurricane Distributions to the Plan:

(1)
Re-Contribution of Qualified Hurricane Distribution. Any individual who receives a Qualified Hurricane Distribution may make, at any time during the 3-year period beginning on the day after the date on which such distribution was received, one or more re-contributions in an aggregate amount not to exceed the amount of such Qualified Hurricane Distribution to this Plan (which is an eligible retirement plan as defined in Code §402(c)(8)(B)), so long as such individual is a beneficiary of the Plan and such Qualified Hurricane Distribution is (or is deemed to be, pursuant to subparagraph (2)) an eligible rollover distribution as described in Code §402(c)(4) from the Plan.

(2)
Treatment of Repayments of Distributions from Eligible Retirement Plan. If a re-contribution is made pursuant to subparagraph (1) with respect to a Qualified Hurricane Distribution from an eligible retirement plan, then the individual will, to the extent of the

Post EGTRRA Amendment    Page 7 of 41    July 2008

amount of the re-contribution, be treated as having received the Qualified Hurricane Distribution in an eligible rollover distribution (as defined in Code §402(c)(4)) and as having transferred the amount to the eligible retirement plan in a direct trustee to trustee transfer within 60 days of distribution. The following rules apply to any such re-contribution of a prior Qualified Hurricane Distribution: (A) required minimum distributions of Code §401(a)(9) are not permitted to be re-contributed to this Plan or any eligible retirement plan; (B) any Qualified Hurricane Distribution paid to an individual as a Beneficiary of a Participant (other than the surviving Spouse of a Participant) cannot be re-contributed to the Plan. However, any Qualified Hurricane Distribution paid to the surviving Spouse of a Participant can be re-contributed to the Plan (unless prohibited by clause (A) above); and (C) any financial hardship distribution that is a Qualified Hurricane Distribution will not be treated as being made on account of hardship for purposes of the Plan and the Code; any portion of such financial hardship distribution is permitted to be re-contributed to this Plan.

(f)
Re-Contribution of Prior Qualified Distributions for Home Purchases to the Plan. If elected by the Sponsoring Employer in the Election Form, then this paragraph (f) apply to the re-contribution of prior Qualified Distributions. Any individual who received a Qualified Distribution may, during the Applicable Period, make one or more re-contributions to this Plan (which is an eligible retirement plan as defined in Code §402(c)(8)(B)) in an aggregate amount not to exceed the amount of such Qualified Distribution, so long as such individual is a beneficiary in the Plan and such Qualified Distribution is (or is deemed to be, pursuant to subparagraph (e)(2)) an eligible rollover distribution as described in Code §402(c)(4). Rules similar those in subparagraph (e)(2) will apply to such re-contributions. For purposes of this paragraph, the term "Applicable Period" means (1) with respect to any Qualified Katrina Distribution, the period beginning on August 25, 2005 and ending on February 28, 2006; (2) with respect to any Qualified Rita Distribution, the period beginning on September 23, 2005 and ending on February 28, 2006; and (3) with respect to any Qualified Wilma Distribution, the period beginning on October 23, 2005 and ending on February 28, 2006.

(g)	Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)
Hurricane Katrina Disaster Area. The term "Hurricane Katrina Disaster Area" means an area with respect to which a major disaster has been declared by the President before September 14, 2005 by reason of Hurricane Katrina, including the states of Louisiana, Mississippi, Alabama, and Florida.

(2)
Hurricane Rita Disaster Area. The term "Hurricane Rita Disaster Area" means an area with respect to which a major disaster has been declared by the President before October 6, 2005 by reason of Hurricane Rita.

(3)
Hurricane Wilma Disaster Area. The term "Hurricane Wilma Disaster Area" means an area with respect to which a major disaster has been declared by the President before November 14, 2005 by reason of Hurricane Wilma.

(4)
Principal Place of Abode. The term "Principal Place of Abode" means the household where a Qualified Individual lives. A temporary absence by a Qualified Individual from the Principal Place of Abode due to special circumstances, such as illness, education, business, vacation, or military service, will not change a Qualified Individual's Principal Place of Abode. The following provisions apply to a Qualified Individual's Principal Place of Abode:

(A)
Hurricane Katrina. If a Qualified Individual's Principal Place of Abode was in the Hurricane Katrina Disaster Area immediately before August 28, 2005, and the Qualified Individual evacuated because of Hurricane Katrina, then the Qualified Individual's Principal Place of Abode will be considered to be in the Hurricane Katrina Disaster Area on August 28, 2005.

Post EGTRRA Amendment    Page 8 of 41    July 2008

(B)
Hurricane Rita. If a Qualified Individual's Principal Place of Abode was in the Hurricane Rita Disaster Area immediately before September 23, 2005, and the Qualified Individual evacuated because of Hurricane Rita, then the Qualified Individual's Principal Place of Abode will be considered to be in the Hurricane Rita Disaster Area on September 23, 2005.

(C)
Hurricane Wilma. If a Qualified Individual's Principal Place of Abode was in the Hurricane Wilma Disaster Area immediately before October 23, 2005, and the Qualified Individual evacuated because of Hurricane Wilma, then the Qualified Individual's Principal Place of Abode will be considered to be in the Hurricane Wilma Disaster Area on October 23, 2005.

(5)	Qualified Distribution. The term "Qualified Distribution" means any Qualified Katrina Distribution, Qualified Rita Distribution, and Qualified Wilma Distribution. For purposes of this definition:

(A)
Qualified Katrina Distribution. The term "Qualified Katrina Distribution" means any distribution (i) described in Code §401(k)(2)(B)(i)(IV), §403(b)(7)(A)(ii) (but only to the extent it relates to financial hardship), §403(b)(11)(B), or §72(t)(2)(F); (ii) received after February 28, 2005 and before August 29, 2005; and (iii) which was to be used to purchase or construct a principal residence in the Hurricane Katrina Disaster Area, but which was not so purchased or constructed on account of Hurricane Katrina.

(B)
Qualified Rita Distribution. The term "Qualified Rita Distribution" means any distribution (other than a Qualified Katrina Distribution) (i) described in Code §401(k)(2)(B)(i)(IV), §403(b)(7)(A)(ii) (but only to the extent it relates to financial hardship), §403(b)(11)(B), or §72(t)(2)(F); (ii)received after February 28, 2005 and before September 24, 2005; and (iii) which was to be used to purchase or construct a principal residence in the Hurricane Rita Disaster Area, but which was not so purchased or constructed on account of Hurricane Rita.

(C)
Qualified Wilma Distribution. The term "Qualified Wilma Distribution" means any distribution (other than a Qualified Katrina Distribution or a Qualified Rita Distribution) (i) described in Code §401(k)(2)(B)(i)(IV), §403(b)(7)(A)(ii) (but only to the extent it relates to financial hardship), §403(b)(11)(B), or §72(t)(2)(F); (ii) received after February 28, 2005 and before October 24, 2005; and (iii) which was to be used to purchase or construct a principal residence in the Hurricane Wilma Disaster Area, but which was not so purchased or constructed on account of Hurricane Wilma.

(6)
Qualified Hurricane Distribution. The term "Qualified Hurricane Distribution" means (A) any distribution from an eligible retirement plan made on or after August 25, 2005 and before January 1, 2007, to an individual whose Principal Place of Abode on August 28, 2005 is located in the Hurricane Katrina Disaster Area and who has sustained an economic loss by reason of Hurricane Katrina; (B) any distribution which is not described in subparagraph (A) from an eligible retirement plan made on or after September 23, 2005 and before January 1, 2007, to an individual whose Principal Place of Abode on September 23, 2005 is located in the Hurricane Rita Disaster Area and who has sustained an economic loss by reason of Hurricane Rita; and (C) any distribution which is not described in subparagraphs (A) or (B) from an eligible retirement plan made on or after October 23, 2005 and before January 1, 2007, to an individual whose Principal Place of Abode on October 23, 2005 is located in the Hurricane Wilma Disaster Area and who has sustained an economic loss by reason of Hurricane Wilma. An individual is permitted to designate any distribution as a Qualified

Post EGTRRA Amendment    Page 9 of 41    July 2008

Hurricane Distribution. Qualified Hurricane Distributions are permitted to be periodic payments and required minimum distributions. A Qualified Hurricane Distribution is permitted to be a distribution received by an individual as a Beneficiary.

(7)
Qualified Individual. The term "Qualified Individual" means any Qualified Hurricane Katrina Individual, any Qualified Hurricane Rita Individual, and any Qualified Hurricane Wilma Individual. For purposes of this definition:

(A)
Qualified Hurricane Katrina Individual. A "Qualified Hurricane Katrina Individual" means an individual whose Principal Place of Abode on August 28, 2005, was located in the Hurricane Katrina Disaster Area and who has sustained an economic loss by reason of Hurricane Katrina.

(B)
Qualified Hurricane Rita Individual. A "Qualified Hurricane Rita Individual" means an individual (other than a Qualified Hurricane Katrina Individual) whose Principal Place of Abode on September 23, 2005, was located in the Hurricane Rita Disaster Area and who has sustained an economic loss by reason of Hurricane Rita.

(C)
Qualified Hurricane Wilma Individual. A "Qualified Hurricane Wilma Individual" means an individual (other than a Qualified Hurricane Katrina Individual or a Qualified Hurricane Rita Individual) whose Principal Place of Abode on October 23, 2005, was located in the Hurricane Wilma Disaster Area and who has sustained an economic loss by reason of Hurricane Wilma.

1.8.
Retroactive Revocation of Prior Amendment on account of the Heinz Decision. If elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the effective date elected in the Election Form. This Section is based upon the Supreme Court decision of Central Laborers' Pension Fund v. Heinz, et al. that was decided on June 7, 2004 and Regulation §1.411(d)-3(b)(4) that became effective June 7, 2004. The Plan is subject to the following rules and provisions:

(a)
Retroactive Revocation. As elected by the Sponsoring Employer in the Election Form, the Original Amendment is hereby revoked retroactively with respect to either (1) all accrued benefits, which are allocations that had accrued as the Applicable Amendment Date and allocations that have accrued after the Applicable Amendment Date; or (2) only accrued benefits as the Applicable Amendment Date, which are allocations that had accrued as the Applicable Amendment Date. Allocations that have accrued after the Applicable Amendment Date will continue to be subject to the restrictions with respect to the form or timing of distributions from the Plan as enumerated in the Original Amendment.

(b)
Effect of Revocation on Benefits to Affected Participants. Benefit payments (including any appropriate interest or actuarial increase) will resume to Affected Participants on the execution date of this Section in the applicable optional form of benefit.

(c)
Opportunity for Eligible Participants. An Eligible Participant must be given an opportunity to elect retroactively the commencement of payment of benefits as of the first date on which (1) this Section is effective and (2) the Participant was eligible to commence receipt of benefits. The following provisions apply to Eligible Participants:

(1)
Election Period. The election period begins within a reasonable time period after Eligible Participants have received notification of the option in accordance with paragraph (2) below and ends no sooner than six months after notification. Reasonable efforts must be taken to notify all Eligible Participants, including the use of the Internal Revenue Service Letter Forwarding Program.

Post EGTRRA Amendment    Page 10 of 41    July 2008

(2)
Notification Requirement. The Plan must provide notice of the option set forth in this paragraph to each Eligible Participant. In addition to satisfying generally applicable notice requirements, the notice of the option to commence payment of benefits must be designed to be readily understood by the average Participant, and it must explain the period for making the election as described in subparagraph (1).

(d)	Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)
Affected Participant. The term "Affected Participant" means either (A) a Participant who commenced receipt of benefits and whose benefit payments had ceased as a result of the Original Amendment, or (B) a Participant who had applied for benefits (including election of the optional form of benefit) and whose application for benefits (including the form of payment) either was approved but benefits were suspended before payments commenced as a result of the Original Amendment, or was denied as a result of the Original Amendment.

(2)	Applicable Amendment Date. The term "Applicable Amendment Date" means the later of the effective date of the Original Amendment or the date that the Original Amendment was adopted.

(3)
Eligible Participant. The term "Eligible Participant" is a Participant who (A) at any time after the Applicable Amendment Date, was eligible to commence the receipt of benefits under the Plan, determined without regard to the suspension of benefit provisions of the Original Amendment; (B) at the same time, engaged in service for which benefits were not permitted to commence, as determined taking into account the Original Amendment; and (C) is not an Affected Participant (e.g., is a Participant who did not apply for benefits).

(4)	Original Amendment. The term "Original Amendment" means a previously-executed amendment that impermissibly restricted the form or timing of distributions from the Plan.

1.9.
Certain Employees of Tax Exempt Entity Excluded From 401(k) Plan or 401(m) Plan. If (a) the Plan is a Code §401(k) Plan and/or a Code §401(m) Plan; (b) the Sponsoring Employer and/or an Adopting Employer is a tax-exempt entity described in Code §403(b)(1)(A)(i); (c) the Plan excludes Employees who participate in a Code §403(b) plan; and (d) if elected by the Sponsoring Employer in the Election Form, then this Section is effective for Plan Years beginning after December 31, 1996. Employees of the tax-exempt Employer who are eligible to make Elective Deferrals to a Code §403(b) plan are treated as excludable with respect to the Code §401(k) Plan and/or the Code §401(m) Plan that is provided under the same general arrangement as the Code §401(k) Plan, pursuant to Regulation §1.410(b)-6(g)(3) that was modified July 21, 2006, provided (a) Employees of the tax-exempt Employer are not Eligible Employees in the Code §401(k) Plan and/or the Code §401(m) Plan; and (b) at least 95% of the Employees who are not Employees of the tax-exempt Employer are Eligible Employees in the Code §401(k) Plan and/or the Code §401(m) Plan.

Post EGTRRA Amendment    Page 11 of 41    July 2008

Article 2
Post-EGTRRA Provisions Effective 2007

2.1.	Notice and Consent Requirements. This Section applies to any Notices/Forms and Participant Elections under the Plan and is effective as of January 1, 2007:

(a)
Right to Defer Distribution. Notices/Forms that relate to distributions will include a description of a Participant's right (if any) to defer receipt of a distribution and will describe the consequences of failing to defer receipt of the distribution, pursuant to the Regulations and other guidance provided by the Treasury and/or Labor. Notices/Forms that are delivered to Participants before the 90th day after the issuance of Regulations (unless future guidance requires otherwise) will include at a minimum. (1) a description indicating the investment options available under the Plan (including fees) that will be available if the Participant defers distribution; and (2) the portion of the summary plan description that contains any special rules that might materially affect a Participant's decision to defer.

(b)	Electronic Notice and Consent. The use of an electronic medium to provide Notices/Forms and to make Participant Elections with respect to the Plan is permitted pursuant to the rules of this Section.

(1)	Requirements of Electronic System. The following rules relate to the design of an electronic system used to deliver Forms/Notices and to make Participant Elections:

(A)
Understandable as Paper Document. The electronic system must be reasonably designed to provide the information in the Form/Notice to a Recipient in a manner that is no less understandable to the Recipient than a written paper document.

(B)
Significance of Form/Notice. The electronic system must be designed to alert the Recipient, at the time that a Form/Notice is provided, to the significance of the information in the Form/Notice (including identification of the subject matter of the Form/Notice), and provide any instructions needed to access the Form/Notice, in a manner that is readily understandable.

(2)
Consumer Consent Requirements. With respect to a Notice/Form, the following consumer consent requirements must be satisfied and, in accordance with E-SIGN §101(c)(6), the Notice/Form is not provided through the use of oral communication or a recording of an oral communication:

(A)
Consent to Electronic Delivery. The Recipient must affirmatively consent to the delivery of the Notice/Form using an electronic medium. This consent must be either (i) made electronically in a manner that reasonably demonstrates that the Recipient can access the Notice/Form in the electronic medium in the form that will be used to provide the notice; or (ii) made using a written paper document (or any other permitted form under the Regulations), but only if the Recipient confirms the consent electronically in a manner that reasonably demonstrates that the Recipient can access the Notice/Form in the electronic medium in the form that will be used to provide the notice.

(B)
Withdrawal of Consumer Consent. The consent under paragraph (A) to receive electronic delivery of Notices/Forms may be withdrawn by the Recipient at any time, and subsequent Notices/Forms cannot be delivered electronically.

(C)	Required Disclosure Statement. The Recipient, prior to consenting under paragraph (A), must be provided with a clear and conspicuous statement containing the following disclosures:

Post EGTRRA Amendment    Page 12 of 41    July 2008

(i)
Right to Receive Paper Document. The statement informs the Recipient [a] of any right to have the Notice/Form provided using a written paper document or other non-electronic form; and [b] how, after having provided consent to receive the Notice/Form electronically, the Recipient may, upon request, obtain a paper copy of the Notice/Form and whether any fee will be charged for such copy.

(ii)
Right to Withdraw Consumer Consent. The statement informs the Recipient of the right to withdraw consent to receive electronic delivery of a Notice/Form on a prospective basis at any time and explains the procedures for withdrawing that consent and any conditions, consequences, or fees in the event of the withdrawal.

(iii)
Scope of Consumer Consent. The statement informs the Recipient whether the consent to receive electronic delivery of a Notice/Form applies only to the particular transaction that gave rise to the Notice/Form or to other identified transactions that may be provided or made available during the course of the parties' relationship. The statement may provide that a Recipient's consent to receive electronic delivery will apply to all future Forms/Notices of the Recipient relating to the Plan until the Recipient is no longer a Participant in the Plan (or withdraws the consent).

(iv)	Description of the Contact Procedures. The statement describes the procedures to update information needed to contact the Recipient electronically.

(v)	Hardware or Software Requirements. The statement describes the hardware and software requirements needed to access and retain the Notice/Form.

(D)
Post-Consent Change in Hardware or Software Requirements. If there is a change in the hardware or software requirements needed to access or retain the Notice/Form after a Recipient provides consent to receive electronic delivery and such change creates a material risk that the Recipient will not be able to access or retain the Notice/Form in electronic format, then (i) the Recipient must receive a statement of [a] the revised hardware or software requirements for access to and retention of the Notice/Form; and [b] the right to withdraw consent to receive electronic delivery without the imposition of any fees for the withdrawal and without the imposition of any condition or consequence that was not previously disclosed in paragraph (C); and (ii) The Recipient must reaffirm consent to receive electronic delivery in accordance with subparagraph (A).

(E)
Exemption from Consumer Consent Requirements. If the requirements of this paragraph (E) are satisfied, then the other requirements of paragraph (2) do not apply. This paragraph (E) constitutes an exemption from the Consumer Consent Requirements of E-SIGN §101(c).

(i)	Effective Ability to Access. The electronic medium used to provide a Notice/Form must be a medium that the Recipient has the effective ability to access; and

(ii)	Free Paper Copy of Notice/Form. At the time that the Notice/Form is provided, the Recipient must be advised that he or she may request and

Post EGTRRA Amendment    Page 13 of 41    July 2008

receive the Notice/Form in writing on paper at no charge, and, upon request, that Notice/Form must be provided to the Recipient at no charge.

(3)	Participant Elections via Electronic Delivery. Participant Elections may be made electronically, subject to the following rules:

(A)
Effective Ability to Access. The electronic medium used to make a Participant Election must be a medium that the person eligible to make the election is effectively able to access. If the appropriate individual is not effectively able to access the electronic medium for making the Participant Election, then the Participant Election will not be treated as made available to that individual.

(B)
Authentication. The electronic system used in making Participant Elections must be reasonably designed to preclude any person other than the appropriate individual from making the election, based upon the facts and circumstances, including, but not limited to, whether the Participant Election has the potential for a conflict of interest between the individuals involved in the election.

(C)
Opportunity to Review. The electronic system used in making Participant Elections must provide the person making the Participant Election with a reasonable opportunity to review, confirm, modify, or rescind the terms of the election before the election becomes effective.

(D)
Confirmation of Action. The person making the Participant Election must receive, within a reasonable time, a confirmation of the effect of the election through a written paper document or an electronic medium under a system that satisfies the requirements of subparagraph (2) above.

(E)
Witnessing by a Plan Representative or Notary Public. If a Participant Election is required to be witnessed by a Plan representative or a notary public (such as a spousal consent under Code §417), then the signature of the individual making the Participant Election must be witnessed in the physical presence of a Plan representative or a notary public. An electronic notarization acknowledging a signature (in accordance with E-SIGN §101(g) and state law applicable to notary publics) will be given legal effect if the signature of the individual is witnessed in the physical presence of a notary public. Future guidance by the Treasury will apply to this paragraph, without the necessity of amending this paragraph.

(4)
Non-applicability of Rules. The rules of this Section do not apply to any notice, election, consent, disclosure, or obligation required under the provisions of Title I or IV of ERISA, over which the Department of Labor or the Pension Benefit Guaranty Corporation has interpretative and enforcement authority. The rules in this Section also do not apply to Code §411(a)(3)(B) (relating to suspension of benefits) or any other Code provision over which Department of Labor or the Pension Benefit Guaranty Corporation has similar interpretative authority.

(5)
Retention of Electronic Records. If an electronic record of a Notice/Form or a Participant Election is not maintained in a form that is capable of being retained and accurately reproduced for later reference, then the legal effect, validity, or enforceability of such electronic record may be denied, pursuant to E-SIGN §101(e).

(c)
Notification Period. With respect to any Notice/Form that describes the Normal Form of Distribution and/or the Optional Forms of Distribution, and any Participant Election with respect to any distribution delivered to a Participant, the window for giving such Notice/Forms and Participant Elections will

Post EGTRRA Amendment    Page 14 of 41    July 2008

begin not later than 180 days and not earlier than 30 days prior to the Annuity Starting Date (unless future guidance requires/permits otherwise). Notwithstanding anything in this Section to the contrary, distribution of a benefit may begin less than 30 days after such Notice/Form and/or Participant Election is given if (1) the Administrator clearly informs the Participant that he or she has a right to a period of at least 30 days after receiving such Notice/Form and/or Participant Election to consider the decision of whether or not to elect a distribution; (2) the Participant, after receiving such Notice/Form and/or Participant Election, affirmatively elects a distribution (or a particular distribution option); and (3) if the Plan is a money purchase plan or the Normal Form of Distribution is a Qualified Joint and Survivor Annuity, the Participant does not revoke the election at any time prior to the expiration of the 7-day period that begins on the date such Notice/Form and/or Participant Election is given.

(d)	Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)	Notice/Form. The term "Notice/Form" means any notice, report, statement, or other document required to be provided to a Recipient under this Plan.

(2)
Participant Election. The term "Participant Election" includes any consent, election, request, agreement, or similar communication made by or from a Participant, Beneficiary, alternate payee, or an individual entitled to benefits under the Plan.

(3)	Recipient. The term "Recipient" means a Plan Participant, Beneficiary, Employee, alternate payee, or any other person to whom a Notice/Form is to be provided.

2.2.
Direct Rollovers. This Section is effective for tax years beginning after December 31, 2006 except as otherwise provided. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election, a Distributee may elect, at the time and in the manner prescribed by the Plan, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. If an Eligible Rollover Distribution is less than $500, a Distributee cannot make the election described in the preceding sentence to rollover a portion of the Eligible Rollover Distribution.

(a)
Voluntary and Mandatory Employee Contributions as Eligible Rollover Distributions. An Eligible Rollover Distribution may include Voluntary Employee Contributions, Mandatory Employee Contributions, or other nontaxable amounts which are not includible in gross income; however, the portion of an Eligible Rollover Distribution attributable to Voluntary Employee Contributions, Mandatory Employee Contributions, or other nontaxable amounts can be paid only in a direct Trustee-to-trustee transfer to (1) an individual retirement account or annuity described in Code §408(a) or Code §408(b); (2) a qualified defined contribution plan described in Code §401(a) or Code §403(a); (3) effective for tax years beginning after December 31, 2006, a qualified defined benefit plan described in Code §401(a) or Code §403(a); or (4) effective for tax years beginning after December 31, 2006, to an annuity contract described in Code §403(b). Such transferee plan, trust, IRA or contract must provide separate accounting for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Furthermore, in accordance with the Job Creation and Worker Assistance Act of 2002, when a distribution includes Voluntary Employee Contributions, Mandatory Employee Contributions, or other nontaxable amounts which are not includible in gross income, the amount that is rolled over will first be attributed to amounts includible in gross income.

(b)
Direct Rollover Rules for Roth Elective Deferral Account. If the Plan permits Roth Elective Deferrals to be made on behalf of Participants, then the provisions of this paragraph apply to the Plan. The Plan will not provide for a Direct Rollover for distributions from a Participant's Roth Elective Deferral Account if the amount of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a

Post EGTRRA Amendment    Page 15 of 41    July 2008

Participant's Roth Elective Deferral Account is not taken into account in determining whether distributions from the other Participant's Account(s) are reasonably expected to total less than $200 during a year. Furthermore, the provision of this Section that allows a Participant to elect a Direct Rollover of only a portion of an Eligible Rollover Distribution (but only if the amount rolled over is at least $500) is applied by treating any amount distributed from the Participant's Roth Elective Deferral Account as a separate distribution from any amount distributed from the other Participant's Account(s) in the Plan, even if the amounts are distributed at the same time.

(c)	Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)	Direct Rollover. The term "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan that is specified by the Distributee.

(2)
Distributee. The term "Distributee" means an Employee or former Employee. In addition, an Employee's or former Employee's surviving Spouse and an Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code §414(p), are Distributees with regard to the interest of the Spouse or former Spouse.

(3)
Eligible Retirement Plan. The term "Eligible Retirement Plan" means, with respect to any portion of an Eligible Rollover Distribution that is paid in a Direct Rollover: (A) an individual retirement account described in Code §408(a); (B) an individual retirement annuity described in Code §408(b); (C) an annuity plan described in Code §403(a); (D) an annuity contract described in Code §403(b); (E) a qualified trust described in Code §401(a); (F) an eligible deferred compensation plan under Code §457(b) which is maintained by a State (or Commonwealth), a political subdivision of a State (or Commonwealth), or any agency or instrumentality of a State (or Commonwealth) or political subdivision of a State (or Commonwealth); and which agrees to separately account for amounts transferred into such plan from this Plan; or (G) effective January 1, 2008, a Roth individual retirement account as described in Code §408A(b), subject to the restrictions of Code §408A(c)(3)(B) for tax years beginning prior to January 1, 2010. This definition of Eligible Retirement Plan will also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code §414(p); such distribution will be made in the same manner as if the Spouse was the Employee. If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from an individual's Roth Elective Deferral Account (or the segregated portion of an individual's Rollover Contribution Account that is attributable to Roth Elective Deferrals), then an Eligible Retirement Plan with respect to such portion will only be either another plan's designated Roth account of the individual from whose account the payments or distributions were made, or such individual's Roth individual retirement account as described in Code §408A(b).

(4)
Eligible Rollover Distribution. The term "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; (B) any distribution to the extent that such distribution is a required minimum distribution under Code §401(a)(9); (C) if applicable to the Plan, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); (D) if applicable to the Plan, corrective distributions of (i) Excess Deferrals as described in Regulation §1.402(g)-1(e)(3) including any income allocable to such corrective distributions; (ii) Excess

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Contributions under a 401(k) Plan described in Regulation §1.401(k)-1(f)(4) including any income allocable to such corrective distributions; and (iii) Excess Aggregate Contributions described in Regulation §1.401(m)-2(b)(2) including any income allocable to such distributions; (E) if applicable to the Plan, loans that are treated as deemed distributions pursuant to Code §72(p) (F) if applicable to the Plan, dividends paid on Employer securities as described in Code §404(k); (G) if applicable to the Plan, the costs of life insurance coverage (P.S. 58 costs); (H) if applicable to the Plan, prohibited allocations that are treated as deemed distributions pursuant to Code §409(p); (I) if applicable to the Plan, the portion of any distribution which is attributable to a financial hardship distribution; (J) if applicable to the Plan, effective for Plan Years beginning on or after January 1, 2008, a distribution that is a permissible withdrawal from an eligible automatic contribution arrangement within the meaning of Code §414(w); and (K) any other distribution that is reasonably expected to total less than $200 during a year.

2.3.
Qualified Domestic Relations Orders. This Section is effective as of April 6, 2007. The term "Qualified Domestic Relations Order" or "QRDO" is amended to include (a) an order that is issued with respect to another domestic relations order or QDRO, including an order that revises or amends a prior order; (b) an order issued after the Participant's Annuity Starting Date or death; or (c) an order that names as the alternate payee a person deemed financially dependent upon the Participant, provided that the other requirements for a QDRO as set forth in the Plan's QDRO procedure and/or as defined in Code §414(p) are satisfied.

2.4.
Determination Whether Partial Termination of the Plan Has Occurred. The determination of whether a partial termination of the Plan has occurred under Code §411(d)(3) depends on the facts and circumstances, pursuant to Revenue Ruling 2007-43. This determination is based upon the following provisions:

(a)	Extent to which Participants have a Termination of Employment. If the Turnover Rate is at least 20 percent, there is a presumption that a partial termination of the Plan has occurred.

(b)
Transfer to Affiliated Employer. Employees who have a Termination of Employment with the Employer on account of a transfer to an Affiliated Employer are not considered as having a Termination of Employment for purposes of calculating the Turnover Rate, if those Employees continue to be covered by the Plan or a plan that is a continuation of the Plan under which they were previously covered.

(c)
Facts and Circumstances. Whether a partial termination of the Plan occurs on account of Participant turnover (and the time of such event) depends on all the facts and circumstances in a particular case. Facts and circumstances indicating that the Turnover Rate for an Applicable Period is routine for the Employer favor a finding that there is no partial termination for that Applicable Period. For this purpose, information as to the Turnover Rate in other Applicable Periods and the extent to which Employees who Terminated Employment were actually replaced, whether the new Employees performed the same functions, had the same job classification or title, and received comparable Compensation are relevant to determining whether the turnover is routine for the Employer.

(d)
Effect of Partial Termination. If a partial termination occurs on account of turnover during an Applicable Period, then all Participants who had a Termination of Employment during the Applicable Period must be fully Vested in the amounts credited to their Participant's Accounts.

(e)
Other Circumstances that May Trigger Partial Termination. A partial termination of the Plan can also occur for reasons other than turnover. A partial termination can occur due to Plan amendments that adversely affect the rights of Employees to Vest in benefits under the Plan, or Plan amendments that exclude a group of Employees who have previously been covered by the Plan.

(f)	Definitions. As used in this Section, the following words and phrases have the following meanings:

Post EGTRRA Amendment    Page 17 of 41    July 2008

(1)
Applicable Period. The term "Applicable Period" means a period that depends upon the facts and circumstances: the Applicable Period is a Plan Year (or, if a Plan Year that is less than 12 consecutive months, then the Plan Year plus the immediately preceding Plan Year) or a longer period if there are a series of related Terminations of Employment.

(2)
Employer-Initiated Termination of Employment. The term "Employer-Initiated Termination of Employment" means generally any Termination of Employment other than a Termination of Employment on account of death, Disability, or retirement on or after Normal Retirement Age. An Employee's Termination of Employment is an Employer-Initiated Termination of Employment even if it is caused by an event outside of the Employer's control, such as Termination of Employment due to depressed economic conditions. In certain situations, the Employer may be able to verify that a Termination of Employment is not an Employer-Initiated Termination of Employment; a claim that a Termination of Employment is purely voluntary can be supported through items such as information from personnel files, Employee statements, and other corporate records.

(3)
Turnover Rate. The term "Turnover Rate" means the percentage equal to the number of Participants who had an Employer-Initiated Termination of Employment during the Applicable Period, divided by the sum of (A) all Participants at the start of the Applicable Period, plus (B) the Employees who became Participants during the Applicable Period. All Participants are taken into account in calculating the Turnover Rate, including Vested Participants and Non-Vested Participants.

2.5.
Code §415 Limitations Under the Final Code §415 Regulations. This Section is effective as of the first day of the first Limitation Year beginning on or after July 1, 2007 except as may otherwise be provided herein, and this Section applies for all Plan purposes.

(a)
Maximum Annual Addition. The maximum Annual Addition made to a Participant's Account maintained under the Plan for any Limitation Year will not exceed the lesser of the Dollar Limitation set forth in paragraph (a)(1) or the Compensation Limitation set forth in paragraph (a)(2), as adjusted in the remainder of this Section (a), as follows:

(1)	Dollar Limitation. The Dollar Limitation is $40,000, as adjusted by the Treasury in accordance with Code §415(d).

(2)
Compensation Limitation. The Compensation Limitation is an amount equal to 100% of the Participant's Code §415(c)(3) Compensation for the Limitation Year. However, this limitation will not apply to any contribution made for medical benefits within the meaning of Code §401(h) or Code §419A(f)(2) after separation from service which is otherwise treated as an Annual Addition under Code §415(1)(1) or Code §419A(d)(2).

(3)	Adjustments to Maximum Annual Addition. In applying the limitation on Annual Additions set forth herein, the following adjustments must be made:

(A)
Short Limitation Year. In a Limitation Year of less than 12 months, the Defined Contribution Dollar Limitation in paragraph (a)(1) will be adjusted by multiplying it by the ratio that the number of months in the short Limitation Year bears to 12.

(B)
Plans with Different Limitation Years. If a Participant participates in multiple Defined Contribution Plans sponsored by the Employer with different Limitation Years, the maximum Annual Addition in this Plan for the Limitation Year will be reduced by the Annual Additions credited to the Participant's accounts in the other plans for such Limitation Year.

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(C)
Plans with the Same Limitation Year. If a Participant participates in multiple Defined Contribution Plans sponsored by the Employer which have the same Limitation Year, then (i) if only one of the plans is subject to Code §412, Annual Additions will first be credited to the Participant's accounts in the plan so subject; and (ii) if none of the plans are subject to Code §412, the maximum Annual Addition in this Plan for a given Limitation Year will either [a] equal the product of the maximum Annual Addition for such Limitation Year minus any other Annual Additions previously credited to the Participant's account, multiplied by the ratio that the Annual Additions which would be credited to a Participant's accounts hereunder without regard to the limitations regarding the Aggregation of Plans in paragraph (b) bears to the Annual Additions for all plans described in this paragraph, or [b] be reduced by the Annual Additions credited to the Participant's accounts in the other plans for such Limitation Year.

(D)
Adjustment for Excessive Annual Additions. If for any Limitation Year the Annual Additions allocated to a Participant's Account exceeds the maximum Annual Addition permitted under this Section, then the Sponsoring Employer will follow the rules of any Employee Plans Compliance Resolution System (EPCRS) that is issued by the Internal Revenue Service.

(b)	Aggregation of Plans. This Section (b) aggregates plans for purposes of applying the provisions of this Section and the rules of Regulation §1.415(f)-1.

(1)
General Rule. Except as provided in this Section and Regulation §1.415(f)-1, for purposes of applying the limitations of this Section and Code §415(c) applicable to a Participant for a particular Limitation Year (A) all Defined Contribution Plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a predecessor Employer) under which the Participant receives Annual Additions are treated as one Defined Contribution Plan; and (B) all 403(b) annuity contracts purchased by an Employer (including plans purchased through salary reduction contributions) for the Participant are treated as one 403(b) annuity contract.

(2)
Affiliated Employers and Leased Employees. All Employees of all Affiliated Employers are treated as employed by a single Employer for Code §415 purposes. Any Defined Contribution Plan maintained by any Affiliated Employer is deemed maintained by all Affiliated Employers. Furthermore, under Code §414(n), with respect to any recipient for whom a Leased Employee performs services, the Leased Employee is treated as an Employee of the recipient, but contributions or benefits provided by the leasing organization that are attributable to services performed for the recipient are treated as provided under the plan maintained by the recipient. However, under Code §414(n)(5), the rule of the previous sentence does not apply to a Leased Employee with respect to services performed for a recipient if (A) the Leased Employee is covered by a plan that is maintained by the leasing organization and that meets the requirements of Code §414(n)(5)(B); and (B) Leased Employees do not constitute more than 20% of the recipient's non-highly compensated workforce.

(3)
Formerly Affiliated Plan of an Employer. A Formerly Affiliated Plan of an Employer is taken into account for purposes of applying the aggregation rules of this Section to the Employer, but the Formerly Affiliated Plan of an Employer is treated as if it had terminated immediately prior to the cessation of affiliation, and had purchased annuities to provide benefits. For purposes of this paragraph, the term "Formerly Affiliated Plan of an Employer" means a plan that, immediately prior to the Cessation of Affiliation, was actually maintained by one or more of the entities that constitute the Employer (as determined under the employer affiliation rules described in Regulation §1.415(a)-1(f)(1) and (2)), and immediately after

Post EGTRRA Amendment    Page 19 of 41    July 2008

the Cessation of Affiliation, is not actually maintained by any of the entities that constitute the Employer (as determined under the employer affiliation rules described in Regulation §1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, the term "Cessation of Affiliation" means the event that causes an entity to no longer be aggregated with one or more other entities as a single Employer under the employer affiliation rules described in Regulation §1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the Employer under the employer affiliation rules of Regulation §1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(4)
Predecessor Employer. For purposes of Code §415 and Regulations promulgated thereunder, a former employer is a predecessor employer with respect to a Participant in the Plan maintained by the Employer if the Employer maintains the Plan under which the Participant had accrued a benefit while performing services for the former employer (for example, the Employer assumed sponsorship of the former employer's plan, or the Plan received a transfer of benefits from the former employer's plan), but only if that benefit is provided under the Plan maintained by the Employer. In applying the limitations of Code §415 to a Participant in the Plan maintained by the Employer, the Plan must take into account benefits provided to the Participant under plans that are maintained by the predecessor employer and that are not maintained by the Employer; the Employer and predecessor employer constituted a single Employer under the rules described in Regulation §1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (as if they constituted two, unrelated employers under the rules described in Regulation §1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship. However, with respect to the Employer of the Participant, a former entity that antedates the Employer is a predecessor employer with respect to the Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity. This occurs where formation of the Employer constitutes a mere formal or technical change in the employment relationship and continuity otherwise exists in the substance and administration of the business operations of the former entity and the Employer.

(5)
Nonduplication. In applying the limitations of Code §415 to the Plan maintained by an Employer, if the Plan is aggregated with another plan pursuant to the aggregation rules of this Section, then a Participant's benefits are not counted more than once in determining the Participant's aggregate Annual Additions, pursuant to the rules of Regulation §1.415(f)-1(d)(1).

(6)
Previously Unaggregated Plans. The following rule applies to situations in which two or more existing plans, which previously were not required to be aggregated pursuant to Code §415(f), are aggregated during a particular Limitation Year and, as a result, the limitations of Code §415(b) or (c) are exceeded for that Limitation Year. Two or more Defined Contribution Plans that are not required to be aggregated pursuant to Code §415(f) as of the first day of a Limitation Year satisfy the requirements of Code §415 with respect to a Participant for the Limitation Year if they are aggregated later in that Limitation Year, provided that no Annual Additions are credited to the Participant's Account after the date on which the plans are required to be aggregated.

(7)
Multiple Plan Fraction. The provisions of Code §415(e) shall not apply to this Plan for Limitation Years beginning on or after January 1, 2000 (or, if later, the first day of the Limitation Year in which Code §415(e) is not applicable to the Plan in whole or in part, pursuant to the provisions of the prior Plan document or separate Plan amendment).

Post EGTRRA Amendment    Page 20 of 41    July 2008

(c)	Definitions. As used in this Section and for all Plan purposes, the following words and phrases have the following meanings:

(1)	Annual Additions. The term "Annual Additions" means the sum of the following amounts credited to a Participant's Account for the Limitation Year:

(A)
Amounts That Are Included. The following amounts are included as Annual Additions: (i) Employer contributions, even if such contributions are Excess Contributions (as described in Code §401(k)(8)(B)) or Excess Aggregate Contributions (as described in Code §401(m)(6)(B)), or such Excess Contributions or Excess Aggregate Contributions are corrected through distribution; (ii) Employee Contributions, including Mandatory Employee Contributions (as defined in Code §411(c)(2)(C) and the Regulations thereunder) and Voluntary Employee Contributions; (iii) Forfeitures; (iv) contributions allocated to any individual medical account, as defined in Code §415(1)(2), which is part of a pension or annuity plan established pursuant to Code §401(h) and maintained by the Employer; (v) amounts attributable to post-retirement medical benefits allocated to a separate account for a Key Employee (any Employee who, at any time during the plan year or any preceding plan year, is or was a Key Employee pursuant to Code §419A(d)), maintained by the Employer; and (vi) effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, the difference between the value of any assets transferred to the Plan and the consideration, where an Employee or the Employer transfers assets to the Plan in exchange for consideration that is less than the fair market value of the assets transferred to the Plan.

(B)
Amounts That Are Not Included. Notwithstanding subparagraph (A), a Participant's Annual Additions do not include the following: (i) the restoration of an Employee's accrued benefit by the Employer under Code §411(a)(3)(D) or Code §411(a)(7)(C) or resulting from the repayment of cashouts (as described in Code §415(k)(3)) under a governmental plan (as defined in Code §414(d)) for the Limitation Year in which the restoration occurs, regardless of whether the Plan restricts the timing of repayments to the maximum extent allowed by Code §411(a); (ii) Catch-Up Contributions made under Code §414(v) and Regulation §1.414(v)-1; (iii) effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, a Restorative Payment that is allocated to a Participant's Account. For purposes of this clause, the term "Restorative Payment" means a payment made to restore some or all of the Plan's losses resulting from an action (or a failure to act) by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified Defined Contribution Plan. Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under Title I of ERISA are not Restorative Payments and generally constitute contributions that give rise to Annual Additions; (iv) Excess Elective Deferrals that are distributed in accordance with Regulation §1.402(g)-1(e)(2) or (3); (v) Rollover Contributions (as described in Code §401(a)(31), §402(c)(1), §403(a)(4), §403(b)(8), §408(d)(3), and §457(e)(16)); (vi) repayments of loans made to a Participant from the Plan; (vii) repayments of prior Plan distributions described in Code §411(a)(7)(B) (in accordance with Code §411

Post EGTRRA Amendment    Page 21 of 41    July 2008

(a)(7)(C)) and Code §411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code §414(d)) as described in Code §415(k)(3); (viii) Transfer Contributions from a qualified plan to a Defined Contribution Plan; (ix) the reinvestment of dividends on Employer securities under an employee stock ownership plan pursuant to Code §404(k)(2)(A)(iii)(II); and (x) Employee contributions to a qualified cost of living arrangement within the meaning of Code §415(k)(2)(B).

(2)
Code §415(c)(3) Compensation. The term "Code §415(c)(3) Compensation" means, for the specific purposes and as elected by the Sponsoring Employer in the Election Form, either Form W-2 Compensation, Code §3401 Compensation, Safe Harbor Code §415 Compensation, or Statutory Code §415 Compensation during the entire Compensation Determination Period that statutorily applies, subject to the following rules:

(A)	Exclusions to Compensation Do Not Apply. Code §415(c)(3) Compensation includes any amounts that may be excluded from Compensation for purposes of allocation purposes.

(B)
Inclusion of Certain Amounts. Code §415(c)(3) Compensation includes any Elective Deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (and Deemed Code §125 Compensation), Code §132(f)(4), or Code §457.

(C)	Treatment of Post-Severance Compensation. Effective January 1, 2005, Code §415(c)(3) Compensation includes Post-Severance Compensation.

(D)
Code §401(a)(17) Annual Compensation Limit. Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, Code §415(c)(3) Compensation for any Limitation Year shall not exceed the Code §401(a)(17) Compensation Limit that applies to that Limitation Year. If the Limitation Year is not the calendar year, then the Code §401(a)(17) Compensation Limit that applies to such Limitation Year is the Code §401(a)(17) Compensation Limit in effect for the respective calendar year in which such Limitation Year begins.

(E)
Compensation Earned in Limitation Year but Paid in Next Limitation Year. If elected by the Sponsoring Employer in the Election Form, then effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, Code §415(c)(3) Compensation for any Limitation Year will include any amounts earned during that Limitation Year but not paid during that Limitation Year solely because of the timing of pay periods and pay dates if (i) these amounts are paid during the first few weeks of the next Limitation Year; (ii) the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees; and (iii) no Code §415(c)(3) Compensation is included in more than one Limitation Year.

(3)
Defined Contribution Plan. The term "Defined Contribution Plan" means a defined contribution plan within the meaning of Code §414(i) (including the portion of a plan treated as a defined contribution plan under the rules of Code §414(k)) that is (A) a plan described in Code §401(a) which includes a trust which is exempt from tax under Code §501(a); (B) an annuity plan described in Code §403(a); (C) a simplified employee pension described in Code §408(k); (D) an arrangement which is treated as a Defined Contribution Plan for purposes of this Section, Code §415 and the Regulations promulgated thereunder, according to the following rules: (i) Mandatory Employee Contributions (as defined in Code §411(c)

Post EGTRRA Amendment    Page 22 of 41    July 2008

(2)(C) and Regulation §1.411(c)-1(c)(4), regardless of whether the Plan is subject to the requirements of Code §411) to a defined benefit plan, are treated as contributions to a Defined Contribution Plan. For this purpose, contributions that are picked up by the Employer as described in Code §414(h)(2) are not considered Employee Contributions; (ii) contributions allocated to any individual medical benefit account which is part of a pension or annuity plan established pursuant to Code §401(h) are treated as contributions to a Defined Contribution Plan pursuant to Code §415(l)(1); (iii) amounts attributable to post-retirement medical benefits allocated to an account established for a Key Employee (any Employee who, at any time during the plan year or any preceding plan year, is or was a Key Employee pursuant to Code §419A(d)(1)) are treated as contributions to a Defined Contribution Plan pursuant to Code §419A(d)(2); and (iv) Annual Additions under an annuity contract described in Code §403(b) are treated as Annual Additions under a Defined Contribution Plan.

(4)
Safe Harbor Code §415 Compensation. The term "Safe Harbor Code §415 Compensation" means an Employee's compensation determined under Regulation §1.415(c)-2(d)(2), to wit: the Employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code §125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan as described in Regulation §1.62-2(c); and in the case of an Employee who is an Employee within the meaning of Code §401(c)(1) and Regulations promulgated under Code §401(c)(1), the Employee's Earned Income (as described in Code §401(c)(2) and Regulations promulgated under Code §401(c)(2)), plus amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code §402(e)(3), 402(h)(1)(B), 402(k), or 457(b); An Employee's Safe Harbor Code §415 Compensation will be determined in accordance with the following provisions:

(A)
Exclusion of Certain Amounts. Safe Harbor Code §415 Compensation does not include (1) Contributions (other than elective contributions described in Code §402(e)(3), §408(k)(6), §408(p)(2)(A)(i), or §457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code §408(k) or a simple retirement account described in Code §408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Safe Harbor Code §415 Compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to a nonqualified unfunded deferred compensation plan are Safe Harbor Code §415 Compensation in the year the amounts are actually received, but only to the extent such amounts are includible in the Employee's gross income; (2) Amounts realized from the exercise of a non-statutory option (which is an option other than a statutory option as defined in Regulation §1.421-1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture pursuant to Code §83 and Regulations promulgated under Code §83); (3) Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Regulation §1.421-1(b)); (4) Other amounts that receive special tax benefits, such

Post EGTRRA Amendment    Page 23 of 41    July 2008

as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code §125); and (5) Other items of remuneration that are similar to any of the items listed in clauses (1) through (4) of this paragraph.

(B)
Inclusion of Certain Amounts. Safe Harbor Code §415 Compensation includes any Elective Deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (and Deemed Code §125 Compensation), Code §132(f)(4), or Code §457.

(C)	Treatment of Post-Severance Compensation. Effective January 1, 2005, Safe Harbor Code §415 Compensation includes Post-Severance Compensation.

(5)
Statutory Code §415 Compensation. The term "Statutory Code §415 Compensation" means, in applying the Code §415 limits, an Employee's compensation as determined under Regulation §1.415(c)- 2(b) and (c), to wit:

(A)
Amounts Includable. Statutory Code §415 Compensation includes remuneration for services of the following types: (1) The Employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code §125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Regulation §1.62-2(c); (2) In the case of an Employee who is an Employee within the meaning of Code §401(c)(1) and Regulations promulgated under Code §401(c)(1), the Employee's Earned Income (as described in Code §401(c)(2) and Regulations promulgated under Code §401(c)(2)), plus amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code §402(e)(3), 402(h)(1)(B), 402(k), or 457(b); (3) Amounts described in Code §104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in the gross income of the Employee; (4) Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code §217; (5) The value of a nonstatutory option (which is an option other than a statutory option as defined in Regulation §1.421-1(13)) granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; (6) The amount includible in the gross income of an Employee upon making the election described in Code §83(b); and (7) Amounts that are includible in the gross income of an Employee under the rules of Code §409A or §457(f)(1)(A) or because the amounts are constructively received by the Employee.

(B)
Exclusion of Certain Amounts. Statutory Code §415 Compensation does not include (1) Contributions (other than elective contributions described in Code §402(e)(3), §408(k)(6), §408(p)(2)(A)(i), or §457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code §408(k) or a simple retirement account described in Code §408(p), and

Post EGTRRA Amendment    Page 24 of 41    July 2008

whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Statutory Code §415 Compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to a nonqualified unfunded deferred compensation plan are Statutory Code §415 Compensation in the year the amounts are actually received, but only to the extent such amounts are includible in the Employee's gross income; (2) Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Regulation §1.421-1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture pursuant to Code §83 and Regulations promulgated under Code §83); (3) Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Regulation §1.421-1(b)); (4) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code §125); and (5) Other items of remuneration that are similar to any of the items listed in clauses (1) through (4) of this paragraph.

(C)
Inclusion of Certain Amounts. Statutory Code §415 Compensation includes any Elective Deferral as defined in Code §402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (and Deemed Code §125 Compensation), Code §132(f)(4), or Code §457.

(D)	Treatment of Post-Severance Compensation. Effective January 1, 2005, Statutory Code §415 Compensation includes Post-Severance Compensation.

(6)
Post-Severance Compensation. The term "Post-Severance Compensation" means the following amounts that would have been included in the definition of Code §415(c)(3) Compensation if the amounts were paid prior to the Employee's Termination of Employment and that are paid to the Employee by the later of 21/2 months after Termination of Employment or the end of the Limitation Year that includes the Employee's date of Termination of Employment:

(A)
Regular Pay After Termination. Regular pay after Termination of Employment will be considered Post-Severance Compensation if (i) the payment is regular compensation for services during the Employee's regular working hours, or compensation for services outside the Employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and (ii) the payment would have been paid prior to Termination of Employment if the Employee had continued in employment with the Employer.

(B)
Leave Cashouts and Deferred Compensation. If elected by the Sponsoring Employer in the Election Form, then leave cashouts and deferred compensation will be considered Post-Severance Compensation if the amount is either (i) payment for unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued; or (ii) received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent that the payment is includible in the Employee's gross income.

Post EGTRRA Amendment    Page 25 of 41    July 2008

(C)
Imputed Compensation when Participant Becomes Disabled. If elected by the Sponsoring Employer in the Election Form and a Participant in a Defined Contribution Plan becomes permanently and totally disabled as defined in Code §22(e)(3), then notwithstanding anything in the Plan or this Section to the contrary, Code §415(c)(3) Compensation will be imputed during the time the Participant is permanently and totally disabled. The rate that Code §415(c)(3) Compensation will be imputed to such Participant is equal to the rate of Code §415(c)(3) Compensation that was paid to the Participant immediately before becoming permanently and totally disabled. The total period in which Code §415(c)(3) Compensation will be imputed to a Participant in the Defined Contribution Plan who becomes permanently and totally disabled will be determined pursuant to a nondiscriminatory policy established by the Administrator; however, if Code §415(c)(3) Compensation is imputed to a Participant who is a Highly Compensated Employee pursuant to this paragraph, then the continuation of any Non-Safe Harbor Non-Elective Contributions to such Participant will be for a fixed or determinable period pursuant to Code §415(c)(3)(C).

(D)
Continuation of Compensation while in Qualified Military Service. If elected by the Sponsoring Employer in the Election Form, then notwithstanding anything in the Plan or this Section to the contrary, Code §415(c)(3) Compensation includes payments by the Employer to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code §414(u)(1)), to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

2.6.
Vesting of Non-Safe Harbor Non-Elective Contribution Accounts. If elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the first day of the first Plan Year beginning after December 31, 2006. This Section applies to the Non-Safe Harbor Non-Elective Contribution Accounts of the Plan, subject to the following rules and provisions:

(a)
Participants to Whom the Post-2006 Vesting Schedule Relates. As elected by the Sponsoring Employer in the Election Form, the Post-2006 Vesting Schedule applies to the Non-Safe Harbor Non-Elective Contribution Account of either: (1) any Participant who completes an Hour of Service during any Plan Year beginning after December 31, 2006; or (2) any Participant (regardless of whether such Participant has Terminated Employment) who has a Non-Safe Harbor Non-Elective Contribution Account balance during any Plan Year beginning after December 31, 2006 and whose Non-Safe Harbor Non-Elective Contribution Account has not become subject to the Forfeiture provisions of the Plan prior to the first day of the first Plan Year beginning after December 31, 2006.

(b)
Account Balances to Which the Post-2006 Vesting Schedule Relates. As elected by the Sponsoring Employer in the Election Form, the Post-2006 Vesting Schedule applies to either (1) the entire Non-Safe Harbor Non-Elective Contribution Account; or (2) the portion of the Non-Safe Harbor Non-Elective Contribution Account to which is allocated Non-Safe Harbor Non-Elective Contributions, Forfeitures, and earnings for Plan Years beginning after December 31, 2006 (and subsequent earnings attributable to such allocations). The portion of the Non-Safe Harbor Non-Elective Contribution Account to which was allocated Non-Safe Harbor Non-Elective Contributions, Forfeitures, and earnings for Plan Years beginning prior to January 1, 2007 (and subsequent earnings attributable to such allocations) will remain subject to the Pre-2007 Vesting Schedule without regard to this Section or the Vesting schedule selected in the current Plan document that applies to Non-Safe Harbor Non-Elective Contribution Accounts.

(c)	Protection of Participant's Vested Interest. This Section will not directly or indirectly reduce a Participant's Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution Account.

Post EGTRRA Amendment    Page 26 of 41    July 2008

Notwithstanding the foregoing, in the case of an Employee who is a Participant as of the later of (1) the date that this Section is adopted or (2) the date that this Section becomes effective, the Participant's Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution Account determined as of such date will not be less than the Participant's Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution Account computed by using the Pre-2007 Vesting Schedule.

(d)
Participant's Special Election. Any Participant with at least three Years of Service or 1-Year Periods of Service, as applicable, for Vesting purposes may, by filing a written request with the Administrator, elect to have the Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution Account computed by using the Pre-2007 Vesting Schedule. A Participant who fails to make an election will have the Vested Interest in his or her Non-Safe Harbor Non-Elective Contribution Account computed by using the Post-2006 Vesting Schedule. The period in which the election may be made will begin on the date that this Section is adopted or is deemed to have been made and will end on the latest of (1) sixty days after this Section is adopted; (2) sixty (60) days after this Section becomes effective; or (3) sixty days after the Participant is given written notice of this Section by the Sponsoring Employer or Administrator. However, no election need be provided to any Participant whose Vested percentage on and after the first day of the first Plan Year beginning after December 31, 2006, at any time is not less than the Vested percentage computed by using the Pre-2007 Vesting Schedule. Notwithstanding anything in this Section to the contrary, a Participant with at least three Years of Service or 1-Year Periods of Service, as applicable, for Vesting purposes will be provided at all times with a Vested percentage of his or her Non-Safe Harbor Non-Elective Contribution Account that is not less than the Vested percentage of his or her Non-Safe Harbor Non-Elective Contribution Account computed by using Post-2006 Vesting Schedule and the Vesting percentage of his or her Non-Safe Harbor Non-Elective Contribution Account computed by using the Pre-2007 Vesting Schedule.

(e)
Application of this Section to the Participant's Account. If the Plan is a profit sharing volume submitter plan, a money purchase volume submitter plan, or a target benefit volume submitter plan, then the "Employer's contribution" is substituted for the "Non-Safe Harbor Non-Elective Contribution;" and the "Participant's Account" is substituted for the "Non-Safe Harbor Non-Elective Contribution Account" throughout this Section. Furthermore, if the Plan had Prevailing Wage Accounts that did not comply with the Vesting requirements of PPA§ 904 as of the first day of the first Plan Year beginning after December 31, 2006, then the "Prevailing Wage Contribution" is substituted for the "Non-Safe Harbor Non-Elective Contribution;" and the "Prevailing Wage Account" is substituted for the "Non-Safe Harbor Non-Elective Contribution Account" throughout this Section

(f)	Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)	Post-2006 Vesting Schedule. The term "Post-2006 Vesting Schedule" means the Vesting schedule that applies to the Non-Safe Harbor Non-Elective Contribution Accounts as set forth in the Plan document.

(2)	PPA. The term "PPA" means the Pension Protection Act of 2006.

(3)
Pre-2007 Vesting Schedule. The term "Pre-2007 Vesting Schedule" means the Vesting schedule that applied to the Non-Safe Harbor Non-Elective Contribution Accounts which was enumerated in the prior Plan document. As elected by the Sponsoring Employer in the Election Form, the Pre-2007 Vesting Schedule was either subparagraphs (A), (B) or (C) below:

Post EGTRRA Amendment    Page 27 of 41    July 2008

(A) 7 Year Graded.	1 Year/Period of Service 2 Years/Periods of Service 3 Years/Periods of Service 4 Years/Periods of Service 5 Years/Periods of Service 6 Years/Periods of Service 7 Years/Periods of Service	0% Vested Interest 0% Vested Interest 20% Vested Interest 40% Vested Interest 60% Vested Interest 80% Vested Interest 100% Vested Interest
(B) 5 Year Cliff.	1 Year/Period of Service 2 Years/Periods of Service 3 Years/Periods of Service 4 Years/Periods of Service 5 Years/Periods of Service	0% Vested Interest 0% Vested Interest 0% Vested Interest 0% Vested Interest 100% Vested Interest
(C)    Other.  A Participant's Non-Safe Harbor Non-Elective Contribution Account will be Vested in accordance with the schedule selected in the Election Form, provided that any schedule selected for a non-Top Heavy Plan Year must be at least as favorable as either the 7 Year Graded Vesting schedule or the 5 Year Cliff Vesting schedule of set forth in (A) or (B) above.

2.7.
Diversification. If all or a portion of a Participant's Account is invested in Employer Securities on or after the first day of the first Plan Year beginning after December 31, 2006, then this Section is effective as of the first day of the first Plan Year beginning after December 31, 2006, and the Plan is subject to the following:

(a)
General Divestment Provisions. Subject to paragraph (b) below, the Participant (and the Participant's Beneficiary who has an account in the Plan with respect to which the Beneficiary is entitled to exercise the rights of the Participant) may elect to divest the Participant's Account of Employer Securities and reinvest the proceeds in alternative investment options described in paragraph (c) below. Notice must be given to Participants and/or Beneficiaries not later than 30 days prior to the date on which they will have the right to divest Employer Securities. Furthermore, this paragraph applies to a Participant's Voluntary Employee Contribution Account, Mandatory Employee Contribution Account, and/or Elective Deferral Account, if applicable to the Plan, without applying the restrictions of paragraph (b).

(b)
Special Restrictions and Conditions on Employer Contributions (Other Than Elective Deferrals). Special restrictions and conditions apply to a Participant's Account attributable to Employer contributions (other than a Participant's Elective Deferral Account) that are invested in Employer Securities:

(1)
Individuals Who Are Affected. The individuals who will have the right to divest a Participant's Account of amounts attributable to Employer contributions (other than Elective Deferrals) that are invested in Employer Securities will be limited to the following: (A) a Participant who has completed at least three (3) Years of Service or 1-Year Periods of Service, as applicable; (B) a Beneficiary of a Participant who has completed at least three (3) Years of Service or 1-Year Periods of Service, as applicable; and (C) a Beneficiary of a deceased Participant.

(2)
Employer Securities Acquired on or After January 1, 2007. To the extent that all or a portion of a Participant's Account attributable to Employer contributions (other than a Participant's Elective Deferral Account) consists of Employer Securities that were acquired in a Plan Year beginning on or after January 1, 2007, the divestment requirements will apply to the total amount of the Employer Securities acquired with such Employer contributions.

(3)
Employer Securities Acquired Before January 1, 2007. To the extent that all or a portion of a Participant's Account attributable to Employer contributions (other than a Participant's Elective Deferral Account) consists of Employer Securities acquired in a Plan Year beginning before January 1, 2007, the divestment requirements only apply to a portion of the Employer

Post EGTRRA Amendment    Page 28 of 41    July 2008

Securities acquired with such Employer contributions. Such portion will be equal to 33% of such Employer Securities for the first Plan Year, 66% for the second such Plan Year, and 100% for the third Plan Year.

(4)
Restrictions Applied Separately to Each Class of Employer Securities. The special restrictions and conditions of this paragraph (b) will be applied separately with respect to each class of Employer Securities held in the Participant's Account. Furthermore, the special restrictions and conditions of this paragraph (b) will not apply to the extent that a Participant has attained age 55 or completed at least three (3) Years of Service or 1-Year Periods of Service, as applicable, before the first Plan Year beginning after December 31, 2005; instead, paragraph (a) will apply.

(c)
Alternative Investment Options. The Plan will offer at least three (3) investment options other than Employer Securities, to which a Participant or, if applicable, his or her Beneficiary can direct the proceeds from the divestment of Employer Securities. Each investment option will be diverse from the other investment options, having materially different risk and return characteristics. The divestment direction can be limited to periodic, reasonable opportunities no less frequently than quarterly, in accordance with procedures set forth by the Administrator. The Plan will not impose restrictions or conditions with respect to the investment of Employer Securities which are not imposed on the investment of other assets of the Plan, except as required by securities laws or other Regulations.

(d)	Definitions. As used in this Section, the term "Employer Securities" means employer securities as defined ERISA §407(d)(1) that are readily tradable on an established securities market.

2.8.
Calculation of Gap Period Income for Excess Elective Deferrals. If the Plan is a Code §401(k) Plan, then this Section is effective for distributions of Excess Elective Deferrals (as defined in Code §402(g)(2)(A)) in taxable years beginning on or after January 1, 2007, and will apply to Excess Elective Deferrals that occur in taxable years beginning on or after January 1, 2006. Excess Elective Deferrals will be adjusted for any income or loss up to the end of the Plan Year and during the end of the Plan Year and the actual date of distribution (the "gap period"), until repealed by any Regulation, IRS pronouncement, or statute. Any adjustment for income or loss during the gap period will be allocated in a consistent manner to all Participants and to all corrective distributions of Excess Elective Deferrals made for the Plan Year, and will be the amount determined by one of the methods set forth in paragraphs (a), (b) or (c), as elected by the Administrator:

(a)
Method 1. The amount determined by multiplying the income or loss allocable to the Participant's Elective Deferrals for the taxable year and the gap period, by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the taxable year and the denominator of which is the Participant's Elective Deferral Account balance as of the beginning of the Participant's taxable year plus any Elective Deferrals allocated to the Participant during the taxable year and the gap period.

(b)
Method 2. The sum of (1) and (2) as follows: (1) the amount determined by multiplying the income or loss allocable to the Participant's Elective Deferrals for the taxable year, by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the taxable year and the denominator of which is the Participant's Elective Deferral Account balance as of the beginning of the Participant's taxable year plus any Elective Deferrals allocated to the Participant during such taxable year; plus (2) the amount of gap period income or loss equal to 10% of the amount determined under clause (1) above multiplied by the number of whole months between the end of the Participant's taxable year and the distribution date, counting the month of distribution if the distribution occurs after the 15th day of such month.

(c)
Method 3. The amount determined by any reasonable method of allocating income or loss to the Participant's Excess Elective Deferrals for the taxable year and for the gap period, provided the method used is the same method used for allocating income or losses to the Participant's Account (or any sub-account of the Participant's Account). This Plan will not fail to use a reasonable method for

Post EGTRRA Amendment    Page 29 of 41    July 2008

computing the income allocable to excess deferrals merely because the income allocable to such excess deferrals is determined on a date that is no more than 7 days before the distribution.

2.9.
Rollover by a Non-Spouse Designated Beneficiary. If elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the effective date elected in the Election Form. A Beneficiary who (a) is other than the Participant's Spouse and (b) is considered to be a Designated Beneficiary under Code §401(a)(9)(E) (known as a "Non-Spouse Designated Beneficiary") may establish an individual retirement account under Code §408(a) or an individual retirement annuity under Code §408(b) (known as an "Inherited IRA") into which all or a portion of a death benefit (to which such Non-Spouse Designated Beneficiary is entitled) can be transferred in a direct trustee-to trustee transfer (a direct rollover). Notwithstanding the above, any amount payable to a Non-Spouse Designated Beneficiary that is deemed to be a required minimum distribution pursuant to Code §401(a)(9) may not be transferred into such Inherited IRA. The Non-Spouse Designated Beneficiary may deposit into such Inherited IRA all or any portion of the death benefit that is deemed to be an eligible rollover distribution (but for the fact that the distribution is not an eligible rollover distribution because the distribution is being paid to a Non-Spouse Designated Beneficiary). In determining the portion of such death benefit that is considered to be a required minimum distribution that must be made from the Inherited IRA, the Non-Spouse Designated Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Regulation §1.401(a)(9)-3, Q&A-4(c). Any distribution made pursuant to this Section is not subject to the direct rollover requirements of Code §401(a)(31), the notice requirements of Code §402(f), or the mandatory withholding requirements of Code §3405(c). If a Non-Spouse Designated Beneficiary receives a distribution from the Plan, then the distribution is not eligible for the "60-day" rollover rule, which is available to a Beneficiary who is a Spouse. If the Participant's Non-Spouse Designated Beneficiary is a trust, then the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a Designated Beneficiary within the meaning of Code §401(a)(9)(E).

2.10.
Money Purchase or Target Benefit Plan In-Service Distributions. If the Plan is either a money purchase plan or a target benefit plan and if elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the effective date elected in the Election Form. A Participant who has attained the Age that is elected by the Sponsoring Employer in the Election Form and who has not yet Terminated Employment may elect to receive a distribution of his or her Vested Account Balance.

2.11.
Qualified Default Investment Alternative. If the Plan has an Eligible Automatic Contribution Arrangement as described in Code §414(w)(3), then this Section is effective as of the date of the Eligible Automatic Contribution Arrangement (unless an earlier effective date is elected in the Election Form). If the prior sentence does not apply to the Plan and if elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the date elected in the Election Form. If the Plan gives Participants or Beneficiaries the opportunity to direct the investment of any assets in the Participant's Account (or any sub-account) and if any Participant or Beneficiary does not direct the investment of such assets, then such assets in the Participant's Account (or such sub¬account(s)) will be invested in a Qualified Default Investment Alternative ("QDIA"), subject to the following:

(a)
Transfer from QDIA. Any Participant or Beneficiary on whose behalf assets are invested in a QDIA may transfer, in whole or in part, such assets to any other investment alternative available under the Plan with a frequency consistent with that afforded to a Participant or Beneficiary who elected to invest in the QDIA, but not less frequently than once within any 3-month period.

(1)
No Fees During First 90 Days. A Participant's or Beneficiary's election to make such transfer from the QDIA during the 90-day period beginning on the date of the first investment in a QDIA on behalf of a Participant or Beneficiary or, if the Participant has the opportunity to receive a Permissible Withdrawal, a Permissible Withdrawal during the 90-day period beginning on the date of the Participant's first Elective Deferral under Code §414(w)(2)(B), will not be subject to any restrictions, fees or expenses (including surrender charges, liquidation or exchange fees, redemption fees and similar expenses charged in connection

Post EGTRRA Amendment    Page 30 of 41    July 2008

with the liquidation of, or transfer from, the investment), except as permitted in Department of Labor Regulation §2550.404c-5(c)(5)(ii)(B).

(2)
Limited Fees after First 90 Days. Following the end of the 90-day period described in paragraph (1), any transfer from the QDIA or, if the Participant has the opportunity to receive a Permissible Withdrawal, a Permissible Withdrawal, will not be subject to any restrictions, fees or expenses not otherwise applicable to a Participant or Beneficiary who elected to invest in that QDIA.

(b)	Broad Range of Investment Alternatives. The Plan must offer a "broad range of investment alternatives" within the meaning of Department of Labor Regulation §2550.404c-1(b)(3).

(c)
Materials Must Be Provided. A fiduciary must provide to a Participant or Beneficiary the materials in Department of Labor Regulation §2550.404c-1(b)(2)(i)(B)(1)(viii) and (ix) and Department of Labor Regulation §404c-1(b)(2)(i)(B)(2) relating to a Participant's or Beneficiary's investment in a QDIA.

(d)	Content and Timing of Notice. The following provisions apply to the notice required by a QDIA:

(1)
Manner and Content. Such notice must be written in a manner calculated to be understood by the average Participant, and must contain the following: (A) a description of the circumstances under which assets in the Participant's Account (or any sub-account of the Participant's Account) of a Participant or Beneficiary may be invested on behalf of the Participant or Beneficiary in a QDIA; and, if applicable, an explanation of the circumstances under which Elective Deferrals will be made on behalf of a Participant, the percentage of such Elective Deferrals, and the right of the Participant to elect not to have such Elective Deferrals made on the Participant's behalf (or to elect to have such Elective Deferrals made at a different percentage); (B) an explanation of the right of Participants and Beneficiaries to direct the investment of assets in their Participant's Accounts (or any sub-accounts of the Participant's Account); (C) a description of the QDIA, including a description of the investment objectives, risk and return characteristics (if applicable), and fees and expenses attendant to the QDIA; (D) a description of the right of the Participants and Beneficiaries on whose behalf assets are invested in a QDIA to direct the investment of those assets to any other investment alternative under the Plan, including a description of any applicable restrictions, fees or expenses in connection with such transfer; and (E) an explanation of where the Participants and Beneficiaries can obtain investment information concerning the other investment alternatives available under the Plan.

(2)
Timing. The Participant or Beneficiary on whose behalf an investment in a QDIA may be made must be furnished such notice during the following periods: (A) at least 30 days in advance of the Participant's Entry Date of the Plan (or any component of the Plan in which a Participant's Account (or any sub-account of the Participant's Account) may be invested in a QDIA); or at least 30 days in advance of the date of any first investment in a QDIA on behalf of a Participant or Beneficiary; or if the Participant has the opportunity to receive a Permissible Withdrawal, on or before the Participant's Entry Date of the Elective Deferral component of the Plan; and (B) within a reasonable period of time of at least 30 days in advance of each subsequent Plan Year.

(e)	Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)	Eligible Automatic Contribution Arrangement. The term "Eligible Automatic Contribution Arrangement" means the definition of Section 3.4 of this Amendment.

Post EGTRRA Amendment    Page 31 of 41    July 2008

(2)	Permissible Withdrawal. The term "Permissible Withdrawal" means the definition of Section 3.5 of this Amendment.

(3)
QDIA. The term "QDIA" means a qualified default investment alternative as described in Department of Labor Regulation § 2550.404c-5, which is an investment alternative available to Participants and Beneficiaries, subject to the following rules:

(A)	No Employer Securities. The QDIA cannot hold or permit the acquisition of Employer securities, except as permitted by Department of Labor Regulation §2550.404c-5(e)(1)(ii);

(B)
Transfer Permitted. The QDIA permits a Participant or Beneficiary to transfer, in whole or in part, his or her investment from the QDIA to any other investment alternative available under the Plan, pursuant to the rules of Department of Labor Regulation §2550.404c-5(c)(5);

(C)
Management. The QDIA is (i) managed by an investment manager, within the meaning of ERISA §3(38), a Plan Trustee that meets the requirements of ERISA §3(38)(A), (B) and (C), or the Sponsor Employer who is a named fiduciary within the meaning of ERISA §402(a)(2); (ii) an investment company registered under the Investment Company Act of 1940; or (iii) an investment product or fund described in Department of Labor Regulation §2550.404c-5(e)(4)(iv) or (v).

(D)	Types of Permitted Investments. The QDIA is one of the following:

(i)
An investment fund product or model portfolio that applies generally accepted investment theories, is diversified so as to minimize the risk of large losses and that is designed to provide varying degrees of long-term appreciation and capital preservation through a mix of equity and fixed income exposures based on the Participant's age, target retirement date (such as Normal Retirement Age under the Plan) or life expectancy, but is not required to take into account risk tolerances, investments or other preferences of an individual Participant or Beneficiary.

(ii)
An investment fund product or model portfolio that applies generally accepted investment theories, is diversified so as to minimize the risk of large losses and that is designed to provide long-term appreciation and capital preservation through a mix of equity and fixed income exposures consistent with a target level of risk appropriate for Participants of the Plan as a whole, but is not required to take into account the age, risk tolerances, investments or other preferences of an individual Participant or Beneficiary.

(iii)
An investment management service with respect to which a fiduciary, within the meaning of Department of Labor Regulation §2550.404c-5(e)(3)(i), applying generally accepted investment theories, allocates the assets of a Participant's Account to achieve varying degrees of long-term appreciation and capital preservation through a mix of equity and fixed income exposures, offered through investment alternatives available under the Plan, based on the Participant's age, target retirement date (such as Normal Retirement Age under the Plan) or life expectancy, but is not required to take into account risk tolerances, investments or other preferences of an individual Participant.

Post EGTRRA Amendment    Page 32 of 41    July 2008

(iv)
An investment product or fund designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity. Such investment product will seek to maintain, over the term of the investment, the dollar value that is equal to the amount invested in the product, and be offered by a State or federally regulated financial institution. Such investment product or fund described in this paragraph shall constitute a QDIA for not more than 120 days after the date of the first investment; or the Participant's first Elective Deferral as determined under Code §414(w)(2)(B).

(v)
An investment product or fund designed to guarantee principal and a rate of return generally consistent with that earned on intermediate investment grade bonds, while providing liquidity for withdrawals by Participants and Beneficiaries, including transfers to other investment alternatives. Such investment product must meet the following requirements: [a] there are no fees or surrender charges imposed in connection with withdrawals initiated by a Participant or Beneficiary; and [b] principal and rates of return are guaranteed by a State or federally regulated financial institution. Such product or fund described herein will constitute a QDIA solely for purposes of assets invested in such product or fund before December 24, 2007.

An investment fund product or model portfolio that meets the requirements of this paragraph (4) may be offered through variable annuity or similar contracts, common or collective trust funds, or pooled investment funds without regard to whether such contracts or funds provide annuity purchase rights, investment guarantees, death benefit guarantees, or other features ancillary to the investment fund product or model portfolio.

2.12.
Modification to Normal Retirement Age. If the Plan is either a money purchase plan or a target benefit plan and if elected by the Sponsoring Employer in the Election Form, then the Plan is subject to the following:

(a)	Revised Normal Retirement Age. As elected by the Sponsoring Employer in the Election Form, either:

(1)	Normal Retirement Age Enumerated in Plan. The definition of "Normal Retirement Age" as set forth in the amended and restated Plan is effective as of the date elected in the Election Form; or

(2)
Normal Retirement Age Amended by this Section. Effective as of the date elected in the Election Form, the Plan's definition of "Normal Retirement Age" is amended and means, as elected by the Sponsoring Employer in the Election Form, either:

(A)	Age Only. The time that a Participant attains the Age that is elected by the Sponsoring Employer in the Election Form.

(B)
Age and Participation. The later of (i) the time that a Participant attains the Age that is elected by the Sponsoring Employer in the Election Form, or (ii) the anniversary that is elected by the Sponsoring Employer in the Election Form of becoming a Participant in the Plan.

(C)
Age and Years/Periods of Service. The later of (i) the time that a Participant attains the Age elected by the Sponsoring Employer in the Election Form, or (ii) the date the Participant is credited with at least the number of Years of Service/Periods of

Post EGTRRA Amendment    Page 33 of 41    July 2008

Service elected by the Sponsoring Employer in the Election Form; but in no event later than the later of Age 65 or the 5th anniversary of becoming a Participant in the Plan.

(D)
Other. The time elected by the Sponsoring Employer in the Election Form, but in no event later than the later of (i) the time that a Participant attains Age 65, or (ii) the 5th anniversary of becoming a Participant in the Plan.

(b)
Limited Exemption from Code §411(d)(6). Although either the amended Plan or this Section, as applicable, has amended/amends the definition of "Normal Retirement Age" to a later "Normal Retirement Age" under Regulation §1.401(a)-1(b)(2) which may eliminate a right to an in-service distribution prior to the effective date of the amended definition of "Normal Retirement Age," the Plan and this Section do not violate Code §411(d)(6) pursuant to Regulation §1.411(d)-4, Q&A-12 with respect to in-service distributions.

(c)
No Exemption from Other Code Provisions. The Plan and this Section are not exempt from the requirements of Code §411(a)(10) (if this Section changes the Plan's vesting rules) and/or Code §411(d)(6) (other than elimination of the right to an in-service distribution prior to the amended Normal Retirement Age). If elected by the Sponsoring Employer in the Election Form, then the Plan is amended by the additional provision(s) as elected by the Sponsoring Employer in the Election Form.

2.13.
Mid-Year Changes Permitted for Safe Harbor 401(k) Plan. If the Plan is a Safe Harbor 401(k) Plan, then the Plan will continue to satisfy the requirements of Code §401(k)(12) and will continue to be a Safe Harbor 401(k) Plan even if mid-year design changes are implemented to permit Roth Elective Deferrals or to amend the definition of financial hardship distributions under Notice 2007-7, Part III. This Section does not implement such mid-year design changes but only confirms the continuing status of the Plan as a Safe Harbor 401(k) Plan should such mid-year Plan design changes occur pursuant to IRS Announcement 2007-59.

Post EGTRRA Amendment    Page 34 of 41    July 2008

Article 3
Post-EGTRRA Provisions Effective 2008

3.1.
Elimination of Gap Period Income for Excess Contributions. If elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the date elected in the Election Form. Excess Contributions will be adjusted for any income or loss up to the last day of the Plan Year, without regard to the gap period (the period between the end of the Plan Year and the date of distribution) or any adjustment for income or loss during the gap period.

3.2.
Elimination of Gap Period Income for Excess Aggregate Contributions. If elected by the Sponsoring Employer in the Election Form, then this Section is effective as of the date elected in the Election Form. Excess Aggregate Contributions will be adjusted for any income or loss up to the last day of the Plan Year, without regard to the gap period (the period between the end of the Plan Year and the date of distribution) or any adjustment for income or loss during the gap period.

3.3.
Qualified Automatic Contribution Arrangement. If elected by the Sponsoring Employer in the Election Form, this Section establishes/memorializes a Qualified Automatic Contribution Arrangement ("QACA") and is effective as of the date elected in the Election Form, and the Plan is subject to the following provisions:

(a)
QACA Contribution Requirement. The Employer will make a QACA Contribution as elected by the Sponsoring Employer in the Election Form, to the Participants as elected by the Sponsoring Employer in the Election Form. The QACA Contribution is subject to the following rules and provisions:

(1)
Rules of QACA Matching Contribution. If the QACA Contribution is satisfied with a QACA Matching Contribution, then the ratio of QACA Matching Contributions to Elective Deferrals of any Participant who is a Highly Compensated Employee must not exceed the ratio of QACA Matching Contributions to Elective Deferrals of any Participant who is a Non-Highly Compensated Employee with Elective Deferrals at the same percentage of Compensation as any Highly Compensated Employee. Also, the ratio of a Participant's QACA Matching Contributions to the Participant's Elective Deferrals may not increase as the amount of a Participant's Elective Deferrals increases.

(2)
Plan to Which QACA Contribution Will Be Made. As elected by the Sponsoring Employer in the Election Form, the QACA Contribution will be made to either (A) this Plan; or (B) another plan as elected by the Sponsoring Employer in the Election Form, so long as that other plan meets the requirements of Code §401(k)(12)(F) and the Regulations thereunder.

(3)	QACA Contribution Subject to Withdrawal Restrictions. The QACA Contribution is subject to the withdrawal restrictions set forth in Code §401(k)(2)(B) and Regulation §1.401(k)-1(d).

(4)
QACA Contribution Must Not Be Used for Permitted Disparity Purposes. The QACA Contribution will be met without regard to Code §401(1); furthermore, the QACA Contribution will not be taken into account for purposes of Code §401(1).

(5)
Compensation for QACA Contribution Purposes. The term "Compensation" means, for purposes of the QACA Contribution, an Employee's Form W-2 Compensation, Code §3401 Compensation, or Safe Harbor Code §415 Compensation, as elected by the Sponsoring Employer in the Election Form, for the Compensation Determination Period as elected by the Sponsoring Employer in the Election Form, subject to the following provisions:

(A)	Treatment of Elective Deferrals and Certain Other Amounts. Any Elective Deferral as defined in Code §402(g)(3) and any amount which is contributed or

Post EGTRRA Amendment    Page 35 of 41    July 2008

deferred by the Employer at the election of the Employee which are not includible in gross income by reason of Code §125 (and if elected in the in the Election Form, Deemed Code §125 Compensation), Code §132(f)(4), or Code §457 will be included in Compensation or will be excluded from Compensation, as elected by the Sponsoring Employer in the Election Form.

(B)
Compensation Prior to Becoming a Participant. If the Sponsoring Employer elects in the Election Form that Compensation received prior to becoming a Participant is not taken in account for purposes of the QACA Contribution, then the Entry Date of Section 2.2 when an Eligible Employee becomes a Participant in the Elective Deferral component of the Plan will be used to determine the Entry Date when an Eligible Employee becomes a Participant for purposes of the QACA Contribution.

(C)
Compensation of Self-Employed Individuals. For purposes of the QACA Contribution, the Compensation of a Self-Employed Individual is equal to his or her Earned Income; however, such Compensation will not exceed the Code §401(a)(17) Compensation Limit.

(D)
Code §401(a)(17) Compensation Limit. In determining Compensation for purposes of the QACA Contribution, a Participant's Compensation for any Compensation Determination Period will not exceed the Code §401(a)(17) Compensation Limit.

(E)
Compensation for QACA Contribution Must Comply With Code §414(s). Compensation for QACA Contribution purposes excludes the amounts, if any, elected by the Sponsoring Employer in the Election Form. However, such Compensation must qualify as a nondiscriminatory definition of compensation under Code §414(s) and the Regulations thereunder. Furthermore, no dollar limit, other than the Code §401(a)(17) Compensation Limit, applies to the Compensation of a NHCE.

(b)
Vesting of QACA Contribution Account. A Participant's Vested Interest in a QACA Contribution Account will be determined by the Vesting schedule elected by the Sponsoring Employer in the Election Form. If the Counting of Hours Method is used for Vesting purposes, then a Participant's Vested Interest will be based on the Years of Service that are credited to such Participant. If the Elapsed Time Method is used for Vesting purposes, then a Participant's Vested Interest will be based on the 1-Year Periods of Service that are credited to the Participant. If elected by the Sponsoring Employer in the Election Form, then in determining a Participant's Vested Interest under this paragraph, a Participant's Years of Service or 1-Year Periods of Service will be disregarded: (1) during any period for which the Employer did not maintain this Plan or a predecessor plan; (2) if the Counting of Hours Method is used for Vesting purposes, then before the Vesting Computation Period in which the Participant attains Age 18; and/or (3) if the Elapsed Time Method is used for Vesting purposes, then before the 1-Year Period of Service in which the Participant attains Age 18. The Vesting schedules available in the Election Form are:

(1)	100% Full and Immediate. A Participant's QACA Contribution Account will be 100% Vested upon the Participant entering the Elective Deferral component of Plan and at all times thereafter.

(2)	2 Year Cliff. 1 Year/Period of Service 0% Vested Interest 2 Years/Periods of Service 100% Vested Interest

Post EGTRRA Amendment    Page 36 of 41    July 2008

(3)
Other. A Participant's QACA Contribution Account will be Vested in accordance with the schedule selected in the Election Form, provided that the Participant's QACA Contribution Account is 100% Vested upon the Participant being credited with at least 2 Years/1-Year Periods of Service.

(c)
Usage of Forfeitures. If the QACA Contribution is subject to a Vesting schedule other than 100% Vested upon the Participant entering the Elective Deferral component of Plan and at all times thereafter, then with respect to any Forfeiture of the non-Vested Interest in a Participant's QACA Contribution Account, the Administrator may elect to use all or a portion of the Forfeitures to pay administrative expenses incurred by the Plan. The portion that is not used to pay administrative expenses may be used to restore previous Forfeitures of Participants' Accounts as necessary and permitted pursuant to the provisions of the Plan. As elected by the Sponsoring Employer in the Election Form, the portion of the Forfeitures that are not used to pay administrative expenses and are not used to satisfy the provisions of the previous sentence then either: (1) will be used to reduce any Employer contribution or combination of Employer contributions, as determined by the Administrator; or (2) will be added to any Employer contribution or combination of Employer contributions, as determined by the Administrator.

(d)
Exemption from ADP Test. Notwithstanding anything in the Plan or this Amendment to the contrary, the Plan will be treated as meeting the ADP Test as set forth in Code §401(k)(3)(A)(ii) in any Plan Year in which the Plan includes a Qualified Automatic Contribution Arrangement pursuant to PPA §902(a), which added Code §401(k)(13)(A).

(e)
Limited Exemption from ACP Test. Notwithstanding anything in the Plan or this Amendment to the contrary, the Plan will be treated as having satisfied the ACP Test under Code §401(m)(2) only with respect to the QACA Matching Contributions in any Plan Year in which the Plan includes a Qualified Automatic Contribution Arrangement pursuant to PPA §902(b), which revised Code §401(m)(12).

(f)
Limited Exemption from Top Heavy. Notwithstanding anything in the Plan or this Amendment to the contrary, with respect to any Plan Year in which the allocations of the Plan consist solely of (1) Elective Deferrals under a Qualified Automatic Contribution Arrangement which meets the requirements of Code §401(k)(13); and (2) either (A) QACA Non-Elective Contributions which meet the requirements of Code §401(k)(13), or (B) QACA Matching Contributions which meet the requirements of Code §401(m)(12), then the Plan will not be treated as a Top Heavy Plan and is exempt from the Top Heavy requirements of Code §416. Furthermore, if the Plan (but for the prior sentence) would be treated as a Top Heavy Plan because the Plan is a member of either a Required Aggregation Group which is a Top Heavy or a Permissive Aggregation Group which is a Top Heavy, then the QACA Contributions under this Plan may be taken into account in determining whether any other plan in either the Required Aggregation Group or the Permissive Aggregation Group meets the Top Heavy requirements of Code §416.

(g)
QDIA. If (1) a Participant or Beneficiary has the opportunity to direct the investment of the assets in his or her Elective Deferral Account (and/or any other assets in the Participant's Account (or any sub-account) that the Participant or Beneficiary can direct the investment); (2) any Participant or Beneficiary does not direct the investment of the assets described in clause (1); and (3) the Sponsoring Employer elects in the Election Form that the provisions of Section 2.11 (QDIA) apply to the Plan, then the assets described in clause (1) will be invested in a QDIA pursuant to Section 2.11 of this Amendment.

(h)
Permissible Withdrawal. If (1) a Participant or Beneficiary has the opportunity to direct the investment of the assets in his or her Elective Deferral Account; (2) the Sponsoring Employer elects in the Election Form that the provisions of Section 2.11 (QDIA) apply to the Plan; and (3) the Sponsoring Employer elects in the Election Form that the provisions of Section 3.5 (Permissible

Post EGTRRA Amendment    Page 37 of 41    July 2008

Withdrawal) apply to the Plan, then an Eligible Participant may elect to receive a Permissible Withdrawal pursuant to Section 3.5 hereof.

(i)	Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)
Automatic Contribution Arrangement. The term "Automatic Contribution Arrangement" means any arrangement under which (A) a Participant may elect to have the Employer make payments as Elective Deferrals under the Plan on his or her behalf, or to receive such payments directly in cash, and (B) an Eligible Participant is treated as having elected to have the Employer make Elective Deferrals to the Plan, in an amount equal to a specified percentage of Compensation until such Eligible Participant executes an Automatic Contribution Overriding Election as defined in the administrative policy regarding Elective Deferrals; such percentage is set forth in either the administrative policy regarding Elective Deferrals or such other Plan documentation as permitted by the Plan or law. An Automatic Contribution Arrangement includes a QACA.

(2)
Eligible Participant. The term "Eligible Participant" means a Participant who is subject to the Qualified Automatic Contribution Arrangement as described in the administrative policy regarding Elective Deferrals.

(3)	Permissible Withdrawal. The term "Permissible Withdrawal" means the definition of Section 3.5 of this Amendment.

(4)	PPA. The term "PPA" means the Pension Protection Act of 2006.

(5)	QACA Contribution. The term "QACA Contribution" means either a QACA Matching Contribution or a QACA Non-Elective Contribution.

(6)	QACA Contribution Account. The term "QACA Contribution Account" means the account to which a Participant's QACA Contributions are credited.

(7)	QACA Matching Contribution. The term "QACA Matching Contribution" means a Matching Contribution which meet the requirements of Code §401(m)(12).

(8)	QACA Non-Elective Contribution. The term "QACA Non-Elective Contribution" means a Non-Elective Contribution which meet the requirements of Code §401(k)(13).

(9)	QDIA. The term "QDIA" means the definition of Section 2.11 of this Amendment.

(10)
Qualified Automatic Contribution Arrangement. The term "Qualified Automatic Contribution Arrangement" means an Automatic Contribution Arrangement that meets all of the requirements set forth in Code §401(k)(13)(B) including, but not limited to, the applicable Qualified Percentage for the Applicable Plan Year (which terms are defined in the administrative policy regarding Elective Deferrals), the required QACA Contributions, and the applicable notice requirements.

3.4.
Eligible Automatic Contribution Arrangement. If elected by the Sponsoring Employer in the Election Form, then this Section establishes/memorializes an Eligible Automatic Contribution Arrangement in the Plan and is effective as of the date elected in the Election Form, and the Plan is subject to the following:

(a)
Extension of Time for Correcting Failed ADP and/or ACP Test. Notwithstanding anything in the Plan or this Amendment to the contrary, in any Plan Year in which the Plan includes an Eligible Automatic Contribution Arrangement, the excise tax in Code §4979 on Excess Contributions and/or Excess Aggregate Contributions does not apply to the Employer if the Excess Contributions and/or

Post EGTRRA Amendment    Page 38 of 41    July 2008

Excess Aggregate Contributions (and earnings attributable thereto) are distributed or forfeited (based upon the Participant's Vested Interest in such Excess Contributions and/or Excess Aggregate Contributions) within 6 months after the end of the Plan Year. Any Excess Contributions and/or Excess Aggregate Contributions (and earnings attributable thereto) that are distributed within this 6-month period are treated as earned and received by the Participant in the Participant's taxable year in which the distribution was made. Only income or loss through the end of the Plan Year to which the Excess Contributions and/or Excess Aggregate Contributions relate must be distributed, without regard to any income or loss during the "gap period" (the period between the end of the Plan Year and the date of distribution).

(b)
Mandatory Directed Investments and QDIA. In order for an Eligible Automatic Contribution Arrangement to be established/memorialized in the Plan, the Plan must give Participants or Beneficiaries the opportunity to direct the investment of his or her Elective Deferral Account (and may permit Participants or Beneficiaries to direct the investment of other assets in the Participant's Account (or any sub-account of the Participant's Account)). If any Participant or Beneficiary does not direct the investment of the assets described in the first sentence, then those assets must be invested in a QDIA pursuant to Section 2.11 of this Amendment.

(c)
Permissible Withdrawal. If the Sponsoring Employer elects in the Election Form that the provisions of Section 3.5 (Permissible Withdrawal) apply to the Plan, then an Eligible Participant may elect to receive a Permissible Withdrawal pursuant to Section 3.5 of this Amendment.

(d)	Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)
Automatic Contribution Arrangement. The term "Automatic Contribution Arrangement" means any arrangement under which (A) a Participant may elect to have the Employer make payments as Elective Deferrals on his or her behalf, or to receive such payments directly in cash, and (b) an Eligible Participant is treated as having elected to have the Employer make Elective Deferrals to the Plan, in an amount equal to a specified percentage of Compensation until such Eligible Participant executes an Automatic Contribution Overriding Election as defined in the administrative policy regarding Elective Deferrals; such percentage is set forth in either the administrative policy regarding Elective Deferrals or such other Plan documentation as permitted by the Plan or law. An Automatic Contribution Arrangement includes an Eligible Automatic Contribution Arrangement.

(2)
Eligible Automatic Contribution Arrangement. The term "Eligible Automatic Contribution Arrangement" means an Automatic Contribution Arrangement that meets all of the requirements of Code §414(w)(3) including, but limited to, a QDIA and the applicable notice requirements.

(3)	Eligible Participant. The term "Eligible Participant" means a Participant who is subject to the Eligible Automatic Contribution Arrangement as described in the Elective Deferral administrative policy.

(4)	Permissible Withdrawal. The term "Permissible Withdrawal" means the definition of Section 3.5 of this Amendment.

(5)	QDIA. The term "QDIA" means the definition of Section 2.11 of this Amendment.

3.5.
Eligible Participant's Election for Permissible Withdrawal. If (a) elected by the Sponsoring Employer in the Election Form and (b) the Plan has an Eligible Automatic Contribution Arrangement, then this Section is effective as of the date elected in the Election Form. Alternatively, if (a) elected by the Sponsoring Employer in the Election Form; (b) the Plan has a Qualified Automatic Contribution Arrangement; (c) a Participant or Beneficiary has the opportunity to direct the investment of the assets in his or her Elective Deferral Account;

Post EGTRRA Amendment    Page 39 of 41    July 2008

and (d) the Sponsoring Employer elects in the Election Form that the provisions of Section 2.11 (QDIA) apply to the Plan, then this Section is effective as of the effective date elected in the Election Form. The Plan permits an Eligible Participant to elect to receive a Permissible Withdrawal, subject to the following:

(a)
Includable in Gross Income. The amount of such Permissible Withdrawal is includible in the gross income of the Eligible Participant for the taxable year of the Eligible Participant in which the distribution is made.

(b)	No Premature Distribution Excise Tax. No premature distribution excise tax will be imposed under Code §72(t) with respect to the Permissible Withdrawal.

(c)
Distribution Restrictions Not Violated. The Plan does not violate the distribution restrictions of Code §401(k)(2)(B)(i) with respect to Elective Deferrals, even though the Plan allows Permissible Withdrawals.

(d)
Matching Contributions Forfeited. If a Permissible Withdrawal is made to an Eligible Participant and such Elective Deferrals are matched, then any related Matching Contributions will be forfeited or subject to such other treatment as the Treasury may prescribe.

(e)	Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)	Eligible Automatic Contribution Arrangement. The term "Eligible Automatic Contribution Arrangement" means the definition of Section 3.4 of this Amendment.

(2)
Eligible Participant. The term "Eligible Participant" means a Participant who is subject to either the Qualified Automatic Contribution Arrangement or the Eligible Automatic Contribution Arrangement, as applicable, as described in the administrative policy regarding Elective Deferrals.

(3)
Permissible Withdrawal. The term "Permissible Withdrawal" means any withdrawal of Elective Deferrals from either the Qualified Automatic Contribution Arrangement or the Eligible Automatic Contribution Arrangement, as applicable, which meets the following requirements:

(A)
Employee's Election and Timing. The distribution is made pursuant to an election by an Eligible Participant, and such election is made no later than 90 days after the date of the first Elective Deferral with respect to the Eligible Participant under either the Qualified Automatic Contribution Arrangement or the Eligible Automatic Contribution Arrangement, as applicable;

(B)	Only Elective Deferrals and Earnings. The distribution consists of only Elective Deferrals (and earnings attributable thereto);

(C)
Amount of Distribution. The amount of the distribution is equal to the amount of Elective Deferrals made with respect to the first payroll period to which either the Qualified Automatic Contribution Arrangement or the Eligible Automatic Contribution Arrangement, as applicable, applies to the Eligible Participant and any succeeding payroll period beginning before the effective date of the election pursuant to paragraph (A) (and earnings attributable thereto).

(4)	QDIA. The term "QDIA" means the definition of Section 2.11 of this Amendment.

(5)	Qualified Automatic Contribution Arrangement. The term "Qualified Automatic Contribution Arrangement" means the definition of Section 3.3 of this Amendment.

Post EGTRRA Amendment    Page 40 of 41    July 2008

3.6.
Qualified Optional Survivor Annuity. If the Plan is (a) a money purchase plan, (b) a target benefit plan, (c) a 401(k) Plan in which either the Normal Form of Distribution is a Qualified Joint and Survivor Annuity or an Optional Form of Distribution is annuities, or (d) a profit sharing plan in which either the Normal Form of Distribution is a Qualified Joint and Survivor Annuity or an Optional Form of Distribution is annuities, then this Section is effective as of first day of the first Plan Year beginning after December 31, 2007 and the Plan is to subject to the following rules and provisions:

(a)
Election to Waive. Unless a mandatory cash-out of benefits is permitted and occurs under the Plan, subject to the Spousal consent requirements of the Plan and provided the required written explanations of paragraph (b) are given, each Participant (1) may elect at any time during the Applicable Election Period to waive the Qualified Joint and Survivor Annuity form of benefit or the Qualified Pre-Retirement Survivor Annuity form of benefit (or both); (2) if the Participant elects a waiver under subparagraph (1) above, may elect the Qualified Optional Survivor Annuity at any time during the Applicable Election Period; and (3) may revoke any such election at any time during the Applicable Election Period.

(b)
Written Explanations. The Plan will provide to each Participant, within a reasonable period of time before the Annuity Starting Date and consistent with Regulations, a written explanation of (1) the terms and conditions of the Qualified Joint and Survivor Annuity and the Qualified Optional Survivor Annuity; (2) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (3) the rights of a Participant's Spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

(c)	Definitions. As used in this Section, the following words and phrases have the following meanings:

(1)
Applicable Election Period. The term "Applicable Election Period" means the period described in Code §417(a)(6), to wit: with respect to an election to waive the Qualified Joint and Survivor Annuity, the period that begins not later than 180 days prior to the Annuity Starting Date (unless future guidance requires/permits otherwise).

(2)
Applicable Percentage. The term "Applicable Percentage" means the following: (A) if the Survivor Annuity Percentage is less than 75%, then the Applicable Percentage is 75%; and (B) if the Survivor Annuity Percentage is greater than or equal to 75%, then the Applicable Percentage is 50%.

(3)
Qualified Optional Survivor Annuity. The term "Qualified Optional Survivor Annuity" means an annuity (A) for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is equal to the Applicable Percentage of the amount of the annuity which is payable during the joint lives of the Participant and the Participant's Spouse; and (B) which is the actuarial equivalent of a single annuity for the life of the Participant. Such term also includes any annuity in a form having the effect of an annuity described in this Section.

(4)
Survivor Annuity Percentage. The term "Survivor Annuity Percentage" means the percentage which the survivor annuity under the Plan's Qualified Joint and Survivor Annuity bears to the annuity payable the joint lives of the Participant and the Participant's Spouse.

Post EGTRRA Amendment    Page 41 of 41    July 2008

Directed Employee Benefit Trust Agreement
This TRUST AGREEMENT (the "Agreement") is entered into by and between the Sponsoring Employer as identified in Section 1.2 of the Adoption Agreement (hereinafter referred to as "Company" within the Agreement), and the Trustee as identified in Section 1.7 of the Adoption Agreement ("Trustee") and establishes a Trust as an integral part of the Company's Charles Schwab Defined Contribution Plan (401(k)/Profit Sharing/Money Purchase Pension), Basic Document 01 ("Plan"). Accordingly, this Agreement is governed by the Plan and subject to the following additional terms and conditions.
PURPOSE OF TRUST FUND
The Company adopted the Plan for the exclusive purpose of providing benefits to certain of its employees and their beneficiaries and defraying reasonable expenses of administering the Plan. The Plan provides that, from time to time, cash and other assets may be paid to the Trustee by the Company to be held and administered as a trust for the uses and purposes of the Plan. The Company intends that the Plan will qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Trust will constitute a part of the Plan, as a tax-exempt entity within the meaning of Code Section 501(a).
The Company and the Trustee enter into this Agreement whereby the Company appoints Trustee as the trustee of the cash, marketable securities, and other property acceptable to the Trustee (as described in Article 2.5) which may be contributed by Company from time to time to the Trust Fund. The Trustee will have no duties or responsibilities with respect to any property other than cash, marketable securities, and other property accepted by the Trustee. The Trustee agrees to act as the Trustee of the Trust according to the terms and conditions of this Agreement.
The parties agree that the Trustee will (i) establish an account to hold the trust assets transferred by the Company to the Trustee hereunder (the "Trust Fund" or "Trust"), (ii) provide safekeeping and custody of and administer trust assets held in such Trust Fund, and (iii) perform the functions and duties assigned to it under this Agreement subject to the Company's directions. The Trustee will act only at the direction of the Company or a party authorized to act on the Company's behalf. The Trustee has no authority to take any discretionary action and does not exercise discretionary authority or control with respect to Plan assets. The Company warrants and represents that all directions provided to the Trustee will be in conformity with the terms of the applicable Plan and related documents governing the establishment and operation of the Trust Fund, including, this Agreement ("collectively, the "Plan Documents"), and acknowledges and agrees that the Trustee shall have no liability or responsibility in this regard..
The Company warrants and represents that the transfer of custody of the Trust Fund to the Trustee hereunder and the maintenance of custody by Trustee is authorized by the Plan Documents. Furthermore, the Company warrants and represents that any such Plan Documents are in full force and effect and have not been revoked, modified or amended in any way that would cause the representations made in this Agreement to be inaccurate or incorrect. The Company confirms that it is authorized to enter into this Agreement and to carry out all of its duties as described in this Agreement.
The Trustee is subject to the Company's directions given in accordance with this Agreement. The Company's directions may be given by (i) resolution of the Company, (ii) one or more individuals designated by the Company to act on the Company's behalf, or (iii) any other person authorized in writing by the Company or such designated individual(s). The Company will notify the Trustee of the identity of any person(s) authorized to act on its behalf from time to time and will timely notify the Trustee of any person who ceases to be authorized to act and any person who becomes authorized to act. The Trustee will be entitled to rely in good faith on directions received from such authorized person(s) until notified by the Company to the contrary, and acknowledges and agrees that the Trustee shall have no liability or responsibility in this regard.
ARTICLE 1
CONTRIBUTIONS AND DISTRIBUTIONS
1.1    Plan Administrator Directions. The Company will be the Plan Administrator, unless otherwise specified in Section 1.6 of the Adoption Agreement. The Company, by action of its governing body (the Board of Directors for a corporation, the partnership for a partnership, collectively the "Governing Body") will have the right to appoint and empower any other person(s) or entity to serve as Plan Administrator, or to serve on the Plan administrative committee (collectively the "Administrator") on its behalf. The Company appointing the Administrator will inform the Trustee of the appointment by providing it with a copy of the appropriate resolution from the Company's Governing Body. The Company will notify Trustee of any subsequent change of Administrators. In the absence of such notification, the Company will be the Administrator. The Administrator will be the Plan's named fiduciary unless the Company designates other persons who are authorized to act as or on behalf of the Plan as named fiduciary and so informs the Trustee in writing.
The Administrator may delegate to any other person or persons any of the Administrator's rights, powers or responsibilities with respect to the operation and administration of the Trust Fund. The Company or the Administrator will identify in a written notice to the Trustee the identity of the person(s) authorized to give directions to the Trustee on behalf of the Administrator. Such notice will contain specimens of the authorized signatures and will indicate the number of authorized persons required to effect Trustee action. The Trustee will be entitled to rely upon such written notice as evidence of the identity and authority of the persons appointed.
The Company will provide the Trustee with a copy of the signed Adoption Agreement and all other documents required by the Trustee at or before the time this Agreement is executed by the Company and will provide the Trustee all other documents amending or supplementing the Plan promptly upon their adoption. The Company or the Plan Administrator, as applicable, will provide the Trustee with copies of all agreements with all agents, including any investment managers, appointed by the Company (each an "Investment Manager") or the Plan Administrator and all other documents amending or supplementing such agreements.
Directions from the Administrator to the Trustee will be in writing and signed by the Administrator or persons authorized by the Administrator or may be made by any other method acceptable to the Trustee.
1.2    Contributions. The Company will deliver contributions or transfers required by the Trust Agreement to the Trustee for inclusion in the Trust Fund. All contributions or transfers will be received by the Trustee in cash or in other property acceptable to the Trustee (as described in Article 2.5). The Trust Fund will consist of the contributions and transfers received by the Trustee, together with the income on and increment in such assets. The Trustee will manage and administer the Trust Fund without distinction between principal and income.
The Trustee has no responsibility to (i) monitor or enforce contributions required or permitted by the Plan Documents, (ii) compute the required amount of such contributions, (iii) determine whether the Trust Fund is sufficient to provide benefits described in the Plan Documents, or (iv) determine whether contributions actually made comply with the Plan Documents, the governing Plan documents, or, for any Account established on behalf of a Trust Fund subject to the Employee Retirement Income Security Act of 1974 ("ERISA") (an "ERISA Account"), the Internal Revenue Code of 1986, as amended (the "Code") or the regulations promulgated thereunder. Contributions normally will be made by wire transfer of cash or by check, or in the form of property acceptable to the Trustee.
1.3    Rollover Contributions. At the written direction of the Administrator, the Trustee will accept a rollover contribution to the Trust Fund on behalf of an employee eligible to make such a contribution. Such contributions will consist of cash or other property otherwise accepted by the Trustee. The Administrator will be solely responsible for determining:

(a)	Where applicable, that such contributions constitute eligible rollover contributions within the meaning of Code Section 402(c)(4) or 408(d)(3);

(b)	Whether the employee making the contribution is eligible to do so because he or she is either a participant or an eligible employee who is about to become a participant; and

(c)	Where applicable, that the contribution was distributed from an employee benefit plan qualified under Code Section 401(a), a Code Section 403(b) plan, a governmental deferred compensation plan under

Code Section 457, from an individual retirement account or annuity described in Code Section 408, or from any other plan from which it is appropriate to accept rollover contributions.
The Trustee will accept such contributions from the Administrator or, at the direction of the Administrator, in a trustee-to-trustee transfer directly from the trustee of the employee benefit Plan from which the distribution is made.
1.4    Collection of Income and Principal. The Trustee will collect the income when paid on Trust Assets and principal of Trust Assets when paid on maturity, redemption, sale or otherwise and invest it in accordance with Articles 2 and 3. The Trustee will make reasonable efforts to diligently collect income and principal of which the Trustee has received actual notice in accordance with normal industry practices. The Trustee will be under no duty to take any action to effect collection of any amounts with respect to which payment is in default, or if payment is refused after due demand. The Trustee will notify the Company or the investment manager appointed in accordance with Article 2.4 (an "Investment Manager") of any default or refusal to pay.
1.5    Payments and Distributions. At the written direction of the Administrator, or its delegate the Trustee will from time to time make distributions or transfers from the Trust as specified in such written directions, including distributions for the payment of reasonable Plan expenses. The Trustee will have no liability for making any distribution or transfer directed by the Administrator or its delegate and will be under no duty to inquire whether directions from the Administrator or its delegate conform to Plan provisions, the Code, ERISA or regulations promulgated thereunder.
The Administrator will furnish to the Trustee all information necessary to enable Trustee to withhold from each distribution the amount necessary to pay Federal and state income taxes due. If the Administrator fails to provide adequate tax withholding information, the Trustee will have no obligation to withhold any amount to cover the payment of such taxes. However, the Trustee may, in its sole discretion, and to the extent required under applicable law, withhold from any distribution to any payee such sum as the Trustee may reasonably estimate is necessary to cover required Federal and state taxes which are, or may be, assessed with regard to the amount distributable to such payee. Upon the discharge or settlement of such tax liability the Trustee will pay the balance of such sum, if any, to such payee.
If the Administrator directs that any payment or payments be made or discontinued contingent upon future events, it will be the responsibility of the Administrator to notify the Trustee in writing that such event has occurred, that such payments should be made or discontinued, and that any payments made by the Trustee prior to the date of such notification will, as to the Trustee, be proper payments.
Payments by the Trustee will be delivered or mailed to addresses supplied by the Administrator, or if the Administrator does not provide an address, to the recipient in care of the Administrator. The Trustee's obligation to make such payments will be satisfied upon such delivery or mailing. The Trustee will have no obligation to determine the identity of persons entitled to benefits or their mailing addresses.
If the payment made to a participant or beneficiary is returned to the Trustee, or if the payment is not perfected within such time limits as the Trustee in its sole discretion may determine from time to time, the Trustee will inform the Administrator or its authorized agent acting on its behalf. It will be the responsibility of the Administrator or such authorized agent acting on its behalf to instruct the Trustee on the proper disposition of the payment under the terms of the Plan, and the Trustee will have no obligation to take any further action with respect to such payment absent such instructions.
1.6    Participant Loans and Qualified Domestic Relations Orders. If the Plan authorizes loans to Plan participants, the Trustee will issue such loans from the Trust at the direction of the Administrator. The Administrator will issue directions to Trustee in accordance with the terms of the loan policy drafted by the Administrator. The Plan's loan policy is contained in a separate agreement established under the terms of the Plan. Likewise, Trustee will make payments pursuant to domestic relations orders only at the direction of the Administrator. Administrator will be responsible for establishing written procedures to evaluate and administer the payment of benefits under domestic relations orders as required under the Code and ERISA.

The following provisions apply with respect to any participant loans ("Loans") made from the Plan and domestic relations orders ("DROs") received by the Plan.

(a)	Loans will be made pursuant to a request furnished to the Trustee by the Administrator or its delegate.

(b)
The Trustee will have no responsibility for reviewing any documentation concerning Loans, including without limitation the loan policy, any promissory notes, federal truth-in-lending disclosure forms and spousal consent forms (collectively "Loan Documents") for compliance with applicable state and Federal laws. The Trustee will have no responsibility for holding any Loan Documents. Administrator will be solely responsible for reviewing and maintaining all Loan Documents.

(c)
The Administrator will perform (or delegate responsibility for the performance of) all accounting required for all Loans, including the establishment thereof and all renewals and payments thereon. The Administrator will promptly transmit any payments on Loans to the Trustee and will transmit to the Trustee such information as is necessary for the Trustee to properly account for all such payments. In the event of the failure of a participant to make any timely repayment on a Loan, the Administrator will instruct the Trustee with respect to all matters surrounding such failure, including without limitation whether to declare the loan in default and whether to treat the loan as a deemed distribution for purposes of tax reporting. The Trustee will not have any responsibility to declare a Loan in default absent any instructions to do so from the Administrator.

(d)
The Trustee will establish a single master loan record on its books and records to represent the Plan's Loans. The Trustee will process disbursements, renewals and payments on its books and records on an aggregate (not a per participant) basis against this master loan record.

(e)
The Administrator will be solely responsible for determining whether any Domestic Relations Orders (DRO) received by the Plan constitutes a "qualified domestic relations order" within the meaning of Code Section 414(p) ("QDRO"). The Trustee will not have any responsibility to make such determination.

(f)
When the Trustee receives a direction from the Administrator to make any payment to an alternate beneficiary under a DRO, the Trustee will be entitled to treat such direction as having been made following a determination by the Administrator (pursuant to its written procedures) that the DRO constitutes a QDRO.

(g)	The Trustee will have no administrative obligations with regard to Loans or DROs other than as specifically provided herein.
1.7    Trustee's Reliance on Administrator's Directions. The Trustee may rely upon directions from the Administrator in making payments from the Trust Fund, including payments pursuant to a domestic relations order determined by the Administrator to be qualified within the meaning of Code Section 414(p), or payments made to satisfy taxes due. The Trustee will have no liability for payments made, or for failure to make payments, or for discontinuing payments, on the direction of the Administrator. The Trustee will have no liability for failure to make payments from the Trust in the absence of proper written directions from the Administrator, or its delegate.
The Trustee may request instructions from the Administrator and will have no duty to act or liability for failure to act if such instructions are not forthcoming from the Administrator. If requested instructions are not received within a reasonable time, the Trustee may, but is under no duty to act in its own discretion to carry out the provisions of this Agreement.
1.8    Disputed Payments. If any controversy or disagreement arises regarding any payment from the Trust Fund or the person(s) to whom payment or delivery of any asset should be made by the Trustee, the Trustee may retain the assets involved without liability pending settlement of the controversy or disagreement and/or require that such controversy or disagreement be adjudicated pursuant to arbitration as provided in Article 9.5. The Trustee will not be liable for the payment of any interest or income on such assets that it retains pursuant to the instruction of an arbitrator. The Trustee may consult its legal counsel or legal counsel of the Company and will be protected to the extent permitted by law in acting upon advice of counsel.
ARTICLE 2
FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION
2.1    Administrator Direction of Investments. (a) Except as provided in Articles 2.3 and 2.4 below, the Administrator will have complete authority over and responsibility for the management, disposition, and investment of Trust assets. The Trustee will comply with proper written directions of the Administrator or its delegate concerning those assets. The Trustee (or such party with authority to manage and control the assets of the Trust) shall discharge its duties with respect to the Plan solely in the interest of the Participants and Beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Administrator will not issue any direction to the Trustee that would violate the terms of the Plan and Trust, or be prohibited by the provisions of ERISA, the Internal Revenue Code, and/or any other applicable law, rules and regulations, including but not limited to the provisions of Section 404 and 406(b) of ERISA and the regulations promulgated thereunder and will provide the Trustee with supportive documentation to such effect upon request. Except as required by ERISA or otherwise provided in this Agreement the Trustee will have no duty or responsibility to review, initiate action, or make recommendations regarding Trust assets and will retain assets until directed in writing by the Administrator or its delegate to dispose of them.
(b)    If permissible under the Plan, each participant and/or beneficiary may have investment power over the account maintained by him or her, and may direct the investment and reinvestment of assets of the account among the options authorized by the Administrator. Such direction shall be furnished to the Trustee in writing under procedures agreed to by the Trustee and the Administrator. To the extent provided under ERISA section 404(c), the Trustee shall not be liable for any loss, or by reason of any breach, which results from such participant's or beneficiary's exercise of control. If a participant who has investment authority under the terms of the Plan fails to provide such directions, the Administrator shall direct the investment of the participant's accounts. The Administrator shall maintain records showing the interest of each participant and/or beneficiary in the Trust Fund unless the Trustee enters into an agreement with the Company to keep separate accounts for each such participant and/or beneficiary. The trustee shall have no duty or responsibility to review or make recommendations regarding investments made at the direction of the Administrator or participant and shall be required to act only upon receipt of proper written directions. A participant or beneficiary shall not have authority to direct the investment of assets in his or her account in a loan to any participant, including himself or herself, or "collectibles" within the meaning of Code section 408(m)(2).
2.2    Funding Policy. The Administrator will be responsible for establishing and carrying out a funding policy and method for the Plan, as specified in Section 402(b)(1) of ERISA, consistent with the objectives of the Plan and the requirements of ERISA and taking into consideration the Plan's short-term and long¬term financial needs.
The Trustee will not be responsible for establishing the Plan's funding policy or for ensuring adherence to the policy, nor will the Trustee be responsible for the proper diversification of the Trust Fund. The Administrator will be responsible for the Plan's funding policy, for the diversification of Trust Fund assets, and for the Trust Fund's compliance with statutory limitations on the amount of investment in securities or other property of the Company, or its affiliated companies.
2.3    Participant Direction of Investments. For Plans that permit a participant to direct the investment of his or her account assets, the Trustee will, upon written instructions from the Administrator, establish on behalf of a participant or beneficiary a Schwab Personal Choice Retirement Account 114 ("PCRA Account") at Charles Schwab & Co., Inc. (the "Broker/Dealer"). Such Account will be used to segregate the assets representing the value of an individual participant's or beneficiary's account(s) under the Plan. The participant or beneficiary will be allowed to manage the investment of the assets in his or her PCRA Account and will be solely responsible for any loss resulting from his or her exercise of control over the assets segregated into his or her PCRA Account.

2.4    Investment Manager Direction of Investments. The Administrator may appoint one or more investment managers within the meaning of Section 3(38) of ERISA (each, an "Investment Manager") to direct, control or manage the investment of all or a portion of the Trust assets, as provided in Sections 3(38) and 403(a)(2) of ERISA, such assets to be held either in an account directly held by the Trustee or in a managed account portfolio established by the Trustee, at the direction of the Administrator, and held by a sub-custodian or broker-dealer (each, a "Sub-Custodian") appointed by the Trustee in its sole discretion. The Administrator may remove an Investment Manager and may appoint a replacement Investment Manager. The Administrator will promptly notify the Trustee in writing of the appointment or removal of each Investment Manager and/or of the establishment of a managed account portfolio. The Trustee acknowledges that it will have responsibility for notifying any applicable Sub-Custodian of the revocation of the investment responsibility held by an Investment Manager, the appointment of a successor Investment Manager, and/or the termination of a managed account portfolio. Any notification from the Administrator confirming the appointment of an Investment Manager or the establishment of a managed account portfolio to be held by a Sub-Custodian will include a designation of those assets and/or managed account portfolios over which the Investment Manager will exercise control.
The Administrator will cause the Investment Manager to acknowledge to the Trustee in writing that the Investment Manager is registered as an investment advisor under the Investment Advisors Act of 1940 with respect to the performance of its duties in connection with the Plan and is an investment manager as that term is defined by the Section 3(38) of ERISA and, as such, is a fiduciary with respect to the Plan. If the foregoing conditions are met, the Investment Manager will have the power to manage, acquire, or dispose of any Trust assets, or any account portfolio holding any Trust assets, designated as subject to such Investment Managers control. The Trustee will not be liable for acts or omissions of the Investment Manager, or be under any obligation to invest or otherwise manage any asset of the Trust, or any account portfolio holding any asset of the Trust, that is subject to the management of such Investment Manager.
The Trustee and/or any Sub-Custodian will act only upon receipt of proper written directions from the duly appointed Investment Manager or by any other method acceptable to the Trustee. The Trustee will have no liability to review or question any such directions.
The Company acknowledges and agrees that the establishment of a managed account portfolio to be held by a Sub-Custodian appointed by the Trustee as described herein is subject to additional fees as set forth in Article 6.2 and the applicable fee schedules defined therein.
2.5    Acceptable Investments. Depending on the Trustee's ability to support and administer the asset, the Trustee's powers and duties over the asset, the type of account, the business risk, and other factors, the Trustee will accept assets for acquisition or holding in the Trust, including in a participant's PCRA Account as described under Article 2.3. The Administrator or its delegate directing such investments (the "Directing Party") shall be solely responsible for determining whether the investment is appropriate, prudent and permissible under ERISA, the Internal Revenue Code, and any other applicable law, rules, and regulations, whether the investment is permissible under the terms of the Plan Documents; the economic viability of the underwriter, and diversification of Trust Fund assets. The Trustee does not (i) exercise investment management powers over the Trust Fund, or (ii) determine whether a particular investment decision made by the Administrator or its delegate fits the investment objectives of the Trust Fund or is otherwise appropriate for the Trust Fund.
Subject to the foregoing subjective criteria, and to other policies and procedures that may be issued by the Trustee from time to time, the following types of assets are ordinarily acceptable in the Trust Fund:

(a)	Cash

(b)	Publicly traded stock listed on a U.S. stock exchange or regularly quoted over-the-counter

(c)	Publicly traded bonds listed on a U.S. bond exchange or regularly quoted over-the-counter

(d)	Mutual funds available through the Charles Schwab & Co., Inc. Mutual Fund Marketplace

(e)	Registered limited partnership interests, REITs and similar investments listed on a U.S. stock exchange or regularly quoted over-the-counter

(f)
Commercial paper, bankers acceptances eligible for rediscounting at the Federal Reserve, repurchase and reverse repurchase agreements and other "money market" instruments for which trading and custodial facilities are readily available

(g)	U.S. Government and U.S. Government Agency issues

(h)	Municipal securities whose bid and asked values are readily available

(i)
Federally insured savings accounts, Certificates of Deposit and Bank Investment Contracts. The Directing Party is responsible for determining Federal insurance coverage and limits and for diversifying Trust Fund assets in accordance with those limits.

(j)
American Depository Receipts, Eurobonds and similar instruments listed on a U.S. exchange or regularly quoted domestically over-the-counter for which trading and custodial facilities are readily available.

(k)	Life insurance, annuities, and Guaranteed Investment Contracts issued by insurance companies licensed to do business in one or more states in the U.S.
Notwithstanding the above, the Company understands that in certain circumstances a particular investment may be determined by the Trustee to be unacceptable, even though it would be acceptable in other instances.
Subject to the Trustee's administrative capabilities and its sole determination of the business risk involved in holding the particular asset in question, a direction to invest the Trust Fund (including a participant's PCRA Account) in the following types of assets may be acceptable:

(a)	Unregistered Limited Partnerships

(b)	Other unregistered securities, closely held stock and other securities for which there is no readily available market

(c)	Loans secured by First Deeds of Trust

(d)	Other secured loans

(e)	The securities of The Charles Schwab Corporation, its affiliates and subsidiaries. These securities may be subject to legal and regulatory prohibitions or restrictions.

(f)	Foreign securities for which trading and custodial facilities are readily available.

(g)	Covered put and call options (if held in self-directed brokerage accounts and authorized by the Administrator or its delegate)
Certain of the above types of assets are not publicly traded, and original and/or current cost basis and periodic valuations may not be readily available. For such assets (each a "Non-Standard Asset") accepted by the Trustee for acquisition or holding in the Trust Fund, including in a PCRA Account, the Company acknowledges and agrees:

(a)
To consult with competent tax, accounting, and/or legal counsel with respect to the requirements applicable to periodic valuations of such assets and to comply with such requirements, in particular as these impact the Company's provision of directions to the Trustee with respect to such valuations.

(b)
To provide the Trustee with directions with respect to the use of original and/or current cost basis with respect to each Non-Standard Asset, whenever such direction is requested by the Trustee or its affiliate, including but not limited to the time of transfer of such assets to the Trust.

(c)	To provide the Trustee with appropriate directions regarding the valuation of each Non-Standard asset in accordance with Article 4.3 herein.

(d)
In the event that unrelated business taxable income ("UBTI") is generated with respect to any Non-Standard Asset, to provide full and accurate information with respect to such UBTI as is necessary for the reporting of such UBTI. Should any applicable UBTI information not be provided to the Trustee, the Company acknowledges that the Trustee shall not have any responsibility or liability for, and shall not make any federal tax reports or filings that require, the reporting or inclusion of this information.

(e)
To the extent that any legal documents required to effectuate the acquisition or holding of any Non-Standard Asset requires execution by a third party, including but not limited to a participant or beneficiary the Company agrees to provide such properly executed documents to the Trustee upon request within a reasonable timeframe prior to the transaction.

The Company understands that the Trustee reserves the right to refuse to purchase or hold any particular issue or asset described herein, including Non-Standard Assets. The Company acknowledges and agrees that the purchase and holding of any such assets may be subject to additional fees as set forth in the Trustee's Fee Schedule. In addition, notwithstanding any general indemnity given elsewhere, the Trustee reserves the right to seek specific indemnity from the Company or other appropriate parties where the Trustee determines in its sole discretion that the acquisition or holding of a particular asset or class of asset involves unusual business risk.
2.6    Unacceptable Investments.
The following assets are unacceptable in the Trust Fund:

(a)	General partnerships or undivided interests in real property

(b)	Tangible personal property (e.g., precious metals, gems, works of art, stamps, coins, furniture and other household items, motor vehicles, etc.)

(c)	Real estate

(d)	Foreign currency and bank accounts

(e)	Short sales

(f)	Commodity futures and forward contracts.

(g)	Oil, gas and mineral interests.

(h)	Intangible personal property (e.g., patents and rights).

(i)	Unsecured loans.
2.7    Limitation on Liability. The Trustee will not be liable in any way for any loss resulting from a cause over which it does not have direct control and with respect to which it cannot make reasonable arrangements to mitigate, including, but not limited to, any failure of electronic or mechanical equipment or communication lines, telephone or other interconnect problems or unauthorized access, strikes or other labor disputes, acts of God, fire, war or civil strife.

2.8    Indemnification. Trustee will not be liable for any act or failure to act carried out in good faith reliance on any representation of Administrator or its delegate. The Company and to the extent permitted under ERISA, the Plan, will indemnify and hold harmless the Trust Fund, the Trustee, and its officers, employees, affiliates and agents from and against all liabilities, losses, expenses, and claims (including reasonable attorneys fees and costs of defense) arising out of:

(a)
Any action or inaction by the Trustee in accordance with the written directions (or the absence of such directions) from the Company, the Administrator, the third party administrator (the Plan's "Recordkeeper"), an Investment Manager, a participant, beneficiary, or alternate payee under a QDRO pursuant to Article 1.6 and any person authorized to act on behalf of one or more of them (a "Directing Party");

(b)
Any action or inaction by the Trustee that results from the Trustee's reliance on the action or inaction of a Directing Party, including any such action related to directions to invest Trust assets or otherwise deal with Plan assets;

(c)	With respect to a direction to invest in Non-Standard Assets:

(i)	The Trustee's inability to invest, re-invest, liquidate or collect income received with respect to such Non-Standard Assets;

(ii)
The Trustee's use of any cost basis, unit or share, UBTI, and/or valuation information provided to it in accordance with its acceptance of such Non-Standard Assets or the Company's directions to the Trustee regarding such information, including, but not limited to: (1) use of a prior annual valuation amount where a subsequent valuation amount has not yet been obtained or for which directions from the Company have not yet been provided to the Trustee; (2) the Company provision of an improper or incorrect valuation amount to the Trustee, (3) the failure of the Company to provide a valuation direction to the Trustee;

(iii)
The investment, reinvestment, reporting, disclosure, liquidation and distribution under the Plan of and with respect to participant and beneficiary contributions and benefits based on such cost basis, unit or share, UBTI, and/or valuation information.

(d)	The Trustee's execution of it duties under this Agreement in good faith, except in the event of the Trustee's breach of its duties under this Agreement due to its own negligence or willful misconduct;

(e)	The acts or omissions to act with respect to the Plan or Trust by a Directing Party;

(f)	Any violation by a Directing Party of the provisions of ERISA or the regulations thereunder;

(g)	Any violation by a Directing Party of the terms of the Plan Documents, instruments, investment policies or guidelines ("Plan Documents"); or

(h)	Any breach of the representations and warranties of Article 2.9 of this Agreement.
For purposes of this Article, "affiliate" will mean any member of a controlled group of corporations or a group of trades or businesses under common control, within the meaning of Section 414(b) and (c) of the Code of which the Trustee is a member.
Expenses incurred by the Trustee that it believes are subject to indemnification under this Agreement will be paid by the Company upon the Trustee's request, provided that the Company may delay payment of any amount in dispute until such dispute is resolved according to the provisions of Article 9.5 of the Agreement. Such resolution may include the award of interest on unpaid amounts determined to be payable to the Trustee under this Article.

If the Trust ceases to be a tax-exempt trust under Section 401 and Section 501 of the Code, the Company will indemnify the Trustee for any Federal or state taxes which the Trustee is required to pay as a result of any distribution made at the direction of the Administrator and the Company will be subrogated to the right of the Trustee to proceed against any person or decedent's estate benefiting from such tax payment.
Each party must notify the other promptly in the event that a claim has been made and/or suit has been brought which could give rise to rights under this Article.
All indemnities provided herein will survive termination of this Agreement.
2.9     Representations and Warranties
The Company represents and warrants as follows:

(a)
there are no Plan Documents that limit the investments of the Plan, the powers of the Trustee, or the ability to pay expenses out of the Plan that have not been provided to the Trustee and in the event any Plan Document is modified to impose such a limitation, the modified Plan Document will be provided by the Company to the Trustee within fifteen days of the adoption of the modification;

(b)	no direction will be issued to the Trustee in violation of the terms of the Plan Documents, this Agreement, or ERISA or the regulations thereunder;

(c)	it maintains and follows procedures for identifying prohibited transactions as defined under ERISA and applicable ERISA exemptive relief;

(d)	no direction will be issued to the Trustee that will result in a non-exempt prohibited transaction under ERISA or the Code;

(e)	it will provide the Trustee with appropriate direction in the event the Company discloses material non-public information concerning the Company to the Trustee; and

(f)
there are no existing SEC Form 8-K filings, bankruptcy filings or formal civil or criminal charges filed against the Company or its officers or directors by federal or state regulators other than those that have been disclosed to the Trustee by the Company, and in the event any such filing is made, the Company will provide the Trustee with a copy of such filing within fifteen days.

2.10    Tax Withholding. The Trustee shall make distributions or transfers from the Trust as specified in proper written directions from the Administrator. The Trustee is authorized, to the extent required under applicable law, to withhold from distributions to any payee an amount that the Trustee determines is necessary to cover federal and state taxes, and the Trustee is required to withhold such amounts if so directed by the Administrator. The Trustee shall have no liability for making any distribution or transfer pursuant to the direction of the Administrator (including amounts withheld pursuant to the previous sentence) and shall be under no duty to make inquiry whether any distribution or transfer directed by the Administrator is made pursuant to the provisions of the Plan. The Administrator shall furnish to the Trustee all information necessary to carry out such withholding, or, if such information is not provided to the Trustee, the Administrator and the Company shall hold the Trustee harmless from and indemnify it for any liability and related expenses that arise in connection with improper withholding.
The Trustee shall not be liable for the proper application of any part of the Plan or Trust if distributions or transfers are made in connection with the written directions of the Administrator including any distribution made pursuant to a domestic relations order which the Administrator has determined to be qualified within the meaning of section 414(q) of the Code, nor shall the Trustee be responsible for the adequacy of the Trust Fund to discharge any and all payments and liabilities under the Plan.

2.11    Delivery of Distributions. The Trustee may make any payment required of it under this Agreement by mailing its check from the amount specified to the recipient at such address last furnished to the Trustee by the Administrator, or if the Trustee has never received an address, to the recipient in care of the Administrator.
ARTICLE 3
TRUST INVESTMENTS AND TRUSTEE POWERS
3.1    Powers of the Trustee. The Trustee will not have any discretion or authority with regard to the investment of the Trust Fund, but must act solely as a directed trustee of the funds contributed to it. As a directed trustee, the Trustee is authorized and empowered, by way of limitation, with the following powers, rights and duties, each of which the nondiscretionary Trustee exercises solely in accordance with the written direction of the Administrator, its delegate, properly authorized participants (as described in Article 2.3), or a properly appointed Investment Manager (as described in Article 2.4):

(a)
To invest any part or all of the Trust Fund in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, time certificates of deposit, commercial paper and other evidences of indebtedness (including those of the Trustee, The Charles Schwab Corporation (the "Public Company"), the Broker/Dealer, their affiliates and subsidiaries, to the extent permitted under applicable laws), other securities, annuity contracts, mutual funds (including those advised by the Trustee or its affiliate(s), to the extent permitted by law, for which the Employer hereby acknowledges that the Trustee or its affiliate(s) receives a fee), covered calls and protective puts, U.S. Treasury notes and any other direct or indirect obligations of the United States government or its agencies, other property of any kind (personal, real, or mixed, and tangible or intangible), collective investments (as described in Article 3.2), insurance contracts of any type (as described in Article 3.3), limited partnerships (if provided with documentation which the Trustee in its sole discretion deems adequate), securities issued by the Employer (as described in Article 3.4), and to make any other investments as directed.

(b)
To collect income generated by the Trust Fund investments and proceeds realized on the sale or disposition of assets and to hold the same pending reinvestment or distribution in accordance with this Agreement;

(c)
To register Trust Fund property in the Trustee's own name or in street name provided the Trustee's records and accounts show that such property is an asset of the Trust Fund and such property is held on behalf of the Plan by: (i) a bank or trust company that is subject to supervision by the United States or a State, or a nominee of such bank or trust company; (ii) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer; or (iii) a clearing agency as defined in section 3(a)(23) of the Securities Exchange of 1934, or its nominee;

(d)
To deposit securities in a security depository and permit the securities so deposited to be held in the name of the depository's nominee, and to deposit securities issued or guaranteed by the U.S. Government or any agency or instrumentality thereof, including securities evidenced by book entry rather than by certificate, with the U.S. Department of the Treasury, a Federal Reserve Bank or other appropriate custodial entity, in the same account as the Trustee's own property, provided the Trustee's records and accounts show that such securities are assets of the Trust Fund;

(e)	To retain the property in the Trust;

(f)	To sell Trust assets, at either public or private sale, at such time or times and on such terms and conditions as it may deem appropriate;

(g)
To consent to or participate in any plan for the reorganization, consolidation, or merger of any business unit, any security of which is held in the Trust Fund, to pay calls and assessments imposed upon the owners of such securities as condition of their participating therein, and to consent to any contract, lease, mortgage, purchase or sale of property, by or between such business unit and any other party;

(h)	To renew or extend the time of payment of any obligation due or becoming due;

(i)
To compromise, arbitrate (subject to the restrictions of Article 9.5), or otherwise adjust or settle claims in favor of or against the Trust and to deliver or accept consideration in either total or partial satisfaction of any indebtedness or other obligation, and to continue to hold property so received for the period of time that the Trustee deems appropriate;

(j)
To exercise or dispose of any right it may have as the holder of any security, to convert the same into another security, to acquire any additional security or securities, to make any payments, to exchange any security, or to do any other act with reference thereto;

(k)	To exchange any property for other property upon such terms and conditions as the Trustee may deem proper, and to give or receive money to effect equality in price;

(l)
To sue or defend in connection with any and all securities or property at any time received or held in the Trust Fund and to charge against the Trust Fund all reasonable expenses, including attorney's fees in connection therewith;

(m)
To borrow money from any source (including the Trustee) and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any Trust assets as security, subject to applicable requirements of the Code and ERISA;

(n)
To deposit any security with any protective or reorganization committee, and to delegate to that committee such power and authority as the Trustee may deem proper, and to agree to pay out of the Trust Fund that portion of the expenses and compensation of that committee as the Trustee may deem proper;

(o)
To have, respecting securities, all the rights, powers and privileges of an owner, including the power to give proxies, pay assessments and other sums deemed by the Trustee to be necessary for the protection of the Trust Fund, to vote any corporate stock either in person or by proxy, with or without the power of substitution;

(p)	To appoint agents as necessary or desirable, including legal counsel who may be counsel for the Company;

(q)
To the extent permitted under applicable laws, to invest in savings accounts, certificates of deposit or other deposits which bear a reasonable interest rate in a bank, including those of the Trustee, the Charles Schwab Bank, N.A., or any affiliate or subsidiary, if such bank is supervised by the United States or any state;

(r)
To hold in cash, without liability for interest, such portion of the Trust Fund which, in its discretion, will be reasonable under the circumstances, pending investments, the payment of expenses, or the distribution of benefits;

(s)	To lend securities from the Trust on a secured basis in accordance with a separate written agreement between the Administrator, the Trustee, and its affiliates; and

(t)
To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the State of California, so that the powers conferred upon the Trustee herein will not be in limitation of any authority conferred by law, but will be in addition thereto.

3.2    Collective Investment Funds. The Trust Fund may be invested and reinvested, in whole or in part, in any common or collective investment fund (the "Collective Fund" or "Fund") maintained by the Trustee or an investment manager exclusively for the commingling and collective investment of assets of qualified retirement plans and tax-exempt trusts in which the Trust Fund is eligible to participate. The documents establishing or amending these trusts are hereby incorporated by reference into this Agreement. Notwithstanding any other provision of this Agreement, to the extent Trust Fund assets are invested in a Collective Fund, the terms of the Fund's governing instrument will govern the investment responsibilities and powers of the entity responsible for management of the Collective Fund (the "Fund Manager"). The market value of the Trust Fund's interest in any Collective Fund will be the fair market value of the interest as determined by the Fund Manager in accordance with the Fund's governing instrument. For purposes of valuation of Trust Fund assets, the Trustee will be entitled to rely conclusively on the value reported by the Fund Manager.
3.3    Insurance Contracts/Pooled Investment Vehicles. The Administrator may direct the Trustee to invest Trust Fund assets in a pooled investment vehicle funded by contracts issued by an insurance company qualified to do business in a state (within the meaning of ERISA Section 3(10)) including, without limitation, group annuity and guaranteed investment contracts. Any such contract may provide for the allocation of amounts received by the insurance company to its general account, one or more of its separate accounts (including pooled separate accounts), or both. To the extent Trust Fund assets are allocated to a separate account of an insurance company, the Administrator will appoint the insurance company as an investment manager as provided in Article 2.4 above. Notwithstanding any other provision of the Agreement, the terms of the contract(s) governing the separate account(s) in which the Trust Fund is invested will govern the investment responsibilities and powers of the insurance company and, to the extent required by law, the terms of such contract(s) will be incorporated into the Agreement.
To the extent permitted by the Plan, the Administrator may direct the Trustee to apply for and purchase individual life insurance or annuity contracts (the "Contracts") from an insurance company (the "Insurer"), subject to the following provisions:

(a)
The Administrator will be responsible for ensuring that the purchases conform to the requirements of the Plan and any rules and policies established by the Administrator regarding the form, value, optional settlement methods and other provisions of the Contracts. The Trustee will not be responsible for the validity or proper execution of any Contract delivered to it, or any act of any person that renders the Contract void or voidable. The Trustee will not be responsible if the Contract held in the Trust Fund fails to meet the requirements of the Plan, and will have no duty to inform participants of the terms and conditions of any such Contract.

(b)
The Administrator will instruct the Insurer to notify the Administrator of all premiums becoming due under the Contracts. The Administrator will deliver all premium notices to the Trustee, together with a direction to the Trustee to liquidate assets and pay the premiums out of the Trust Fund. The Trustee will have no responsibility for paying the premium unless the Administrator provides the Trustee written instructions to do so and sufficient liquid Trust assets are available for that purpose.

(c)
The Administrator will cause the Plan to be designated as the sole owner of all Contracts. The Trustee will exercise its powers, rights, privileges, options and other incidents of ownership with respect to the Contracts only at the written direction of the Administrator. The Administrator will be responsible for informing the Trustee of the identity of all beneficiaries of any Contract.

(d)	The Company hereby instructs the Trustee to value every Contract held in the Trust at $1.00.
3.4    Employer Securities. To the extent permitted by the Plan and ERISA and subject to the applicable Federal and state securities laws, the Administrator may direct the Trustee to invest in qualifying employer securities ("Employer Securities") within the meaning of ERISA Section 407(d)(4) & (5). The Administrator will have full responsibility for determining that any such investment and the exercise of any voting rights appurtenant to Employer Securities, comply with applicable law. Notwithstanding any other provision of the Plan or this Agreement, the Administrator or its delegate will have responsibility for determining how to vote shares and whether such shares should be sold, exchanged, or otherwise disposed of, except as provided in Article 3.6 and 3.7 herein.
With respect to Plans holding Employer Securities, it will be the responsibility of the Administrator, and not the Trustee, to assure compliance with all requirements imposed under the securities laws of the United States or any state, including, but not limited to, registration and filing requirements. The Trustee is hereby specifically indemnified and held harmless for any loss or liability it may incur, or for any penalties that may be imposed as a result of, the Administrator's failure to comply with such requirements. The Trust Fund will not invest in Employer Securities unless the Administrator determines that the securities are exempt from registration under the Federal Securities Act of 1933 (the "1933 Act"), as amended, and are exempt from registration or qualification under the applicable state law, and of any other applicable blue sky law, or in the alternative, that the securities have been so registered and/or qualified. The Administrator will also specify what restrictive legend on transfer, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.
The Administrator will not direct that Trust assets be invested in Employer Securities, if such investment would be prohibited by ERISA. The Administrator will only direct the investment of Trust funds into Employer Securities if: (i) those securities are traded on an exchange permitting a readily ascertainable fair market value, (ii) the Administrator agrees to instruct the Trustee to obtain a current valuation by a qualified independent appraiser on an annual basis, or (iii) the Administrator agrees to obtain such a valuation and deliver it to the Trustee on an annual basis.
The Company hereby acknowledges that the Administrator has the sole responsibility for all decisions to invest Trust assets in Employer Securities, that the Trustee has no duty to question any such direction, and that the Company will indemnify and hold harmless the Trustee from any liability to any parties, including without limitation Plan participants and beneficiaries, that may result to the Trustee from following any such direction to invest Trust assets in Employer Securities, irrespective of whether such direction constitutes a proper direction within the meaning of ERISA.
3.5    Securities Notification and Reporting. The Company represents and warrants that it will take all responsibility (and hereby assumes all liability for the failure) to notify participants of any limitations on investment directions necessary or appropriate to comply with Federal securities laws (including the Securities Exchange Act of 1934 and the 1933 Act), including but not limited to the frequency of investment changes by certain officers and shareholder-employees pursuant to Section 16 of the Securities Exchange Act of 1934 and, to the extent applicable, the volume of trading in Employer Securities pursuant to Regulation M and the timing of trading and blackout periods under the Sarbanes-Oxley Act of 2002. Consequently the Trustee will have no liability to a participant, beneficiary, or the Company for carrying out instructions relating to the acquisition or disposition of Employer Securities regardless of whether those instructions subject such person or the Company to any liability.
The Company represents and warrants that either the percentage of the issued and outstanding class of equity security registered under Section 12 of the Securities Exchange Act of 1934 which is Employer Securities owned by the Plan (the "Plan Percentage") is less than 4.5% or that the Plan and its prior trust have complied with all notice and filing requirements imposed by Federal securities laws with regard to the securities. The Company covenants that it will:

(a)	Notify the Trustee in writing within five business days following any date as of which the Plan Percentage equals or exceeds 4.5%;

(b)	Monitor the Plan Percentage on a daily basis so long as the Plan Percentage is at least 4.5%;

(c)	Notify the Trustee in writing within five business days following any date as of which the Plan Percentage equals or exceeds 5% and, if applicable, 10%; and

(d)
Provide monthly written reports to the Trustee disclosing the Plan Percentage. The foregoing monitoring and notification requirements will cease during any month when the Plan Percentage is below 4.5% for each day of the month. The provisions of this Article 3.5 will survive the termination of this Trust Agreement.

The Company further represents and warrants that the Company will file all statements and reports required by the Securities and Exchange Commission that are required on account of the purchase, sale or ownership of Employer Securities by the Trust Fund, including without limitation Forms 11-K, 13-D, 13¬G, and Forms 4 and 5, and that the Trustee will have no responsibility for any such filings.
3.6    Securities Voting Rights. Except as provided in Article 3.7 regarding Employer Securities, the Administrator, or any Investment Manager it appoints will exercise the voting or other rights in Trust Fund securities. Where an Investment Manager has been authorized to acquire and dispose of all or a portion of the Trust Fund, the Investment Manager will be responsible and liable for voting or exercising other rights in the securities subject to its management and control.
The Trustee will deliver to the Administrator, or the person or persons identified by the Administrator, proxies and powers of attorney and related informational material it receives, for any shares or other property held including Employer Securities in the Trust. Subject to the provisions of Article 3.7, the Administrator, or its delegate will have responsibility for voting such shares and the tendering of such shares, by proxy or in person. The Trustee may use agents to affect such delivery to the Administrator or its delegate. In no event will the Trustee be responsible for the voting or tendering of shares of securities held in the Trust or for ascertaining or monitoring whether, or how, proxies are voted or whether the proper number of proxies is received. The Company will indemnify and hold harmless the Trustee from any liability to any parties, including without limitation Plan participants and beneficiaries, that may result to the Trustee from following any such direction to vote or tender shares of securities held in the Trust (or any failure to vote or tender such shares in the absence of such a direction), irrespective of whether such direction constitutes a proper direction within the meaning of ERISA.
3.7    Employer Securities Voting Rights. If Employer Securities are a permissible investment option under the Plan, all voting rights with respect to the Employer Securities held in the Trust Fund and allocated to participants' Accounts shall be exercised by the Trustee in such manner as may be directed by the respective participants (which term, for purposes of this Section, shall include the beneficiary of a deceased participant and any alternate payee for whom an account has been established with an interest in the Employer Securities). Any shares of Company Stock in the Trust Fund that are allocated to Participants who fail to give directions to the Trustee and all Company Stock otherwise unallocated shall be voted by the Trustee in the same proportion as the shares for which voting instructions have been received, subject to the power, responsibility and obligation of the Administrator to direct the Trustee to act with respect to the voting of such shares in a different manner, if the Administrator determines that such action is consistent with and/or required by its fiduciary obligations under ERISA. The Company acknowledges that it shall be the responsibility of the Administrator, and not the Trustee, to determine whether the fiduciary responsibilities of ERISA require that a direction be provided to the Trustee to override such proportionate voting.
In the event that no voting rights are required by law or the terms of the Plan to be passed through to participants, the shares will be voted by the Administrator or other authorized party unless otherwise agreed to in writing. The Company acknowledges that it shall be the responsibility of the Administrator, and not the Trustee, to determine the manner in which such shares are to be voted consistent with the Administrator's fiduciary obligations under ERISA.
Except as otherwise specifically provided above with respect to proportionate voting, the Company further acknowledges that the failure of the Administrator to provide a direction to the Trustee with respect to the voting of shares of Company Stock shall constitute the determination by and direction of the Administrator to the Trustee that such shares not be voted and that the Administrator has made such determination consistent with its fiduciary obligations under ERISA.
The Company and the Administrator will indemnify and hold the Trustee harmless with respect to the Trustee's voting or not voting of shares of Company Stock as provided above. The Administrator may establish such rules and guidelines it deems necessary to properly effect the provisions of this Section.
3.8    Products of an Affiliate. At the direction of the Administrator or its delegate, the Trustee may purchase shares of regulated investment companies (or other investment vehicles) advised by the Public Company, the Broker/Dealer, the Trustee or any affiliate or subsidiary of any of them ("Affiliated Funds"), except as prohibited by law or regulation.

Uninvested Trust cash may be invested in Affiliated Funds designated by the Administrator, or its delegate for that purpose, unless the Administrator, or its delegate specifically instructs the Trustee to use another fund or account acceptable to the Trustee.
Affiliated Funds may not be purchased or held by the Trust unless the Administrator has received disclosure concerning the Public Company's, the Broker/Dealer's, the Trustee's and/or their affiliate's and subsidiary's relationship to the Funds. Such disclosure must include an explanation of any fees paid to the Public Company, the Broker/Dealer, the Trustee and/or their affiliates and subsidiaries.
3.9    Overdrafts. Notwithstanding any other provision in this Agreement to the contrary, the Trustee will have the right, but not the responsibility to clear, or cover overdrafts incurred by the Trust Fund. In order to fulfill its obligation to clear Trust Fund overdrafts, the Trustee will request the Administrator, or its delegate, to direct the Trustee to sell specific Trust assets in an amount sufficient to cover the overdraft. If the Trustee does not receive the requested direction before the close of business on the day of its request, Trustee will have the right but not the responsibility to sell Trust Fund assets in an amount necessary to cover the overdraft.
In the event the Trustee determines to sell Trust Fund assets in order to cover the overdraft, the Trustee will first liquidate any available money market funds held by the Trust Fund, and to the extent such amounts are not sufficient to cover the overdraft, Trustee will liquidate other classes of Trust assets in the following order until sufficient funds are generated to cover the overdraft:
(1)    Capital preservation funds
(2)    Bond investment funds
(3)    Balanced investment funds
(4)    Stock investment funds
(5)    Equities and other securities
3.10    Multiple Trusts and Trustees. If the Plan permits the appointment of multiple trustees and the establishment of separate trusts to hold Plan assets, the Company may appoint trustees in addition to the Trustee and establish trusts in addition to the Trust Fund to hold Plan assets. Trustee under this Agreement will have no duty, responsibility or liability for Plan assets held in these other trusts by other trustees, except as required by applicable law.
3.11    Pooling with Assets of Other Plans. If the Company creates or maintains for its employees or the employees of an affiliated company one or more employee benefit plans qualified under Code Section 401(a) in addition to the Plan, the Company may request the Trustee to hold the assets of the additional plan or plans in the Trust Fund. With the consent of the Trustee, the assets of the one or more additional plan(s) maintained by the Company may be maintained as one Trust, and their assets may be commingled.
The Administrator will keep records showing the interest of the Plan and each additional Plan in the Trust Fund unless the Trustee enters into an agreement with the Company to keep separate accounts for each such Plan. The Company and the Administrator will not permit or cause the assets of one Plan within the Trust to be used to pay benefits or administrative expenses of any other Plan within the Trust Fund.
3.12    No Duty to Inquire. All persons dealing with the Trustee are released from inquiring into the decision or authority of the Trustee and from seeing to the proper application of any monies paid or securities or other property delivered to the Trustee.
3.13    No Duty to Investigate. The Trustee will bear no liability for acting upon any instruction or document believed by it to be genuine and to be presented or signed by a party duly authorized to do so, and the Trustee will be under no duty to make any investigation or inquiry about the correctness of such instruction or document.
3.14    Advice of Counsel. The Trustee may consult with legal counsel of its choice, including counsel for the Company, upon any question or matter arising hereunder, and the opinion of such counsel, when relied upon by the Trustee will be evidence the Trustee was acting in good faith and with the care and prudence required under ERISA.

ARTICLE 4
SETTLEMENT OF ACCOUNTS
4.1    Trustee Records. The Trustee will maintain accurate and detailed records of all investments, receipts, disbursements, and other transactions related to the Trust. The records will be available for inspection and audit at all reasonable times by the Administrator, the Company, or their authorized representatives.
4.2    Trustee Reports

(a)
Within sixty days following the close of the Plan's fiscal year or the close of any other period as may be agreed upon by the Trustee and the Administrator, the Trustee will file with the Administrator a written accounting of the Trust Fund (the "Trust Statement") setting forth a description of all securities and other property purchased and sold, all receipts, disbursements, and other transactions affected by it during that fiscal year or other designated period, and listing the securities and other property held by the Trustee at the end of such fiscal year or other designated period, together with their then fair market values.

(b)
The Administrator may approve the Trust Statement by written notice of approval delivered to the Trustee or by failure to deliver to the Trustee express objections to the Trust Statement in writing within sixty days from the date upon which the Trust Statement was mailed or otherwise delivered to the Administrator.

(c)
The Trust Statement will be deemed approved upon receipt by the Trustee of the Administrator's written approval of the Trust Statement or upon the passage of the sixty day period of time, except for any matters covered by written objections that have been delivered to the Trustee by the Administrator and for which the Trustee has not given an explanation or made an adjustment satisfactory to the Administrator.

(d)
If the Trust Statement is not settled as provided above, the Trustee, the Company or the Administrator will have the right to submit such controversy or disagreement to arbitration pursuant to Article 9.5, at the expense of the Trust Fund for a settlement of the accounting. Any determination by the arbitrator entered in such proceeding will be conclusive on all persons interested in the Trust Fund.

4.3    Valuation. Notwithstanding any other provision of this Article 4, unless the Trustee is able to obtain the value of the Trust Fund assets, including any Non-Standard Assets held by the Trust Fund, from readily available public sources, as of each annual valuation date assigned by the Company, the Administrator will direct the Trustee with respect to the current fair market value of the Trust Fund assets within the time frame requested by the Trustee, and the Trustee will, in accordance with such valuation, account for such assets and include such information in reports pursuant to Article 4.2 of this Agreement. In the event the Administrator fails to provide such direction, the Administrator directs the Trustee to engage an independent appraiser that meets the requirements of Code Section 401(a)(28)(C) to determine the current fair market value of the Trust Fund assets. Any expenses and costs with respect to such appraisal will be paid out of the Trust Fund or, at the option of the Company, by the Company.
The Company acknowledges and agrees that in the event that any Trust Fund assets, including Non-Standard Assets, are transferred from an account held by a prior trustee or custodian to the trust account, (whether from Charles Schwab & Co., Inc. or an unrelated financial provider):

(1)
if such assets are valued at zero, the Trustee shall use such zero valuation for such assets for all plan purposes until such time as the Company provides the Trustee with a replacement valuation or, at the Company's direction, the Trustee obtains such a replacement valuation.

(2)
if it does not provide the Trustee with a subsequent valuation direction or such subsequent valuation direction is not timely provided by it, the Trustee shall use the last valuation direction previously provided by the Company to the Trustee for all Plan purposes.

The Company further acknowledges and agrees that in no event will the Trustee be responsible for use of an updated valuation amount prior to actual receipt by the Trustee of such updated valuation information. In the event that an updated valuation amount is provided by the Company as a result of an error or inaccuracy in a prior valuation direction, the Company shall compensate the Trustee based on its standard hourly rates for Extraordinary Services attributed to work that must be corrected, as defined in the Fee Schedules referenced in Article 6.2 herein.
The Company, and not the Trustee, will be responsible and liable for the determination of whether the valuation and the valuation method are acceptable and have been conducted in accordance with applicable legal and regulatory requirements. The Trustee will not be liable for an inaccurate valuation and shall have no duty of investigation or inquiry with respect thereto, and the Company shall indemnify, release and hold the Trustee harmless for any losses, liabilities, claims and expenses (including attorney's fees and costs of defense) resulting from the valuation of Trust Fund assets.
ARTICLE 5
SERVICES BY AND BROKERAGE TRANSACTED THROUGH AFFILIATED ORGANIZATIONS
5.1    Services by the Affiliated Organizations. The Trustee may contract or make other arrangements for the provision of services to the Trust Fund with any organizations affiliated with or subsidiaries of the Trustee, including the Charles Schwab Corporation (the "Public Company") and Charles Schwab & Co., Inc. (the "Broker/Dealer"), their respective affiliates and subsidiaries, successors and assigns, except where such arrangements are prohibited by law or regulation.
5.2    Brokerage. The Trustee is authorized to place securities orders, settle securities trades, hold securities in custody, and perform related activities on behalf of the Trust Fund through or by the Broker/Dealer whenever possible unless the Company specifically directs Trustee to settle a trade directly with another broker/dealer or to settle a trade placed by the Investment Manager for execution at another broker/dealer. Trades and related activities transacted through the Broker/ Dealer or another broker/dealer, initiated by either Trustee or the Investment Manager, are subject to fees and commissions established by the Broker/Dealer or other broker/dealer, which may be paid from the Trust Fund or netted from the proceeds of trades. Transactions executed by the Broker/Dealer or other broker/dealer are subject to the applicable account agreement, trading rules and policies as modified or amended from time to time, together with the applicable rules, regulations, customs and usage of any exchange, market, clearing house or self-regulatory organization and applicable federal and state laws, rules and regulations. Trades may not be executed through the Broker/Dealer or other broker/dealer unless the Company has received disclosure concerning the relationship of the Broker/Dealer or other broker/dealer to Trustee, and fees and commissions which may be paid to the Public Company, Broker/ Dealer, Trustee, and/or their affiliates or subsidiaries as a result of using the execution or other services of the Broker/Dealer or other broker/dealer.
5.3    Mutual Funds and Uninvested Cash. The Investment Fiduciary may direct purchases of shares of regulated investment companies (or other investment vehicles) advised by affiliates of the Public Company, Broker/Dealer ("Schwab Funds") or Trustee unless such investment is forbidden by law or regulation. Uninvested cash of the Trust Fund will be invested as selected by the Investment Fiduciary in the Agreement unless the Company or the Investment Manager specifically instructs the use of another fund or account, except where forbidden by law or regulation.
5.4    Disclosure of Information. The Trustee is authorized to disclose such information as is necessary to the operation and administration of the Trust to the Public Company or any of its affiliates, and to such other persons or organizations that the Trustee determines have a legitimate business purpose for obtaining such information.
The Trustee is authorized to disclose upon request to companies whose securities are held in the Trust Fund: (1) the Company's and/or the Investment Managers name and address (2) the holdings in the Trust Fund of securities issued by the requesting company, and (3) with respect to Rule 22c-2 of the Investment Company Act of 1940, the taxpayer identification number ("TIN"), if known, of any or all Plan participant(s) that purchased, redeemed, transferred or exchanged holdings in a fund subject to Rule 22c-2 through an account maintained by the Trustee, and the amounts and dates of each purchase, redemption, transfer or exchange, and other information that may be required by such rule.

ARTICLE 6
TAXES, EXPENSES AND COMPENSATION OF TRUSTEE
6.1    Taxes. The Trustee will notify the Administrator of any tax levied upon or assessed against the Trust Fund of which the Trustee has knowledge. If the Trustee receives no instructions from the Administrator, the Trustee may pay the tax from the Trust Fund. If the Administrator wishes to contest the tax assessment, it will give appropriate written instructions to the Trustee. The Trustee will not be required to bring any legal actions or proceedings to contest the validity of any tax assessments unless the Trustee has been indemnified to its satisfaction against loss or expense related to such actions or proceedings, including reasonable attorney's fees.
6.2    Trustee Compensation and Expenses. The Company shall quarterly pay the Trustee its expenses in administering the Trust and reasonable compensation for its services as Trustee as described in the Charles Schwab Services Agreement, which may be amended from time to time. Trustee reserves the right to alter this rate of compensation at any time by providing the Company with written notice of such change at least sixty days prior to its effective date. Reasonable compensation shall include compensation for any extraordinary services or computations required, such as determination of the value of assets when current market values are not published, and the covering of overdrafts.
The Company acknowledges receipt of the Charles Schwab Services Agreement and, where applicable, the Schwab Retirement Account/Personal Choice Retirement Account® Plan Application ("Application"), or any other specific fee schedules applicable to the Trust Fund ("Other Fee Schedules") prior to execution of this Agreement. The Company acknowledges and agrees that the amounts described in the Charles Schwab Services Agreement and/or Other Fee Schedules, whichever it has received, are approved by it and are payable to the Trustee and to the Recordkeeper, as applicable, and that such amounts have been taken into consideration in determining the reasonableness of the amounts payable to the Trustee and the Recordkeeper.
Reasonable compensation will include the float earned on uninvested cash, the reimbursement of expenses incurred by the Trustee in providing extraordinary services, and other compensation and remuneration as defined in any Other Fee Schedules. The Trustee reserves the right to alter this rate of compensation at any time by providing the Company or the Recordkeeper, as applicable, with written notice of such change at least sixty days prior to its effective date.
6.3    Additional Trustee Compensation. In addition to fees set forth elsewhere, the Company acknowledges that the Trustee may receive, as compensation for its services, any credit, interest or other earnings (collectively "Float") on aggregate cash balances that the Trustee has on deposit with any third-party bank, other financial institution, or Charles Schwab Bank.
The Trustee has the authority to initiate investments on behalf of the Trust only upon receipt of instructions from the Administrator or its delegate. Charles Schwab Bank, therefore, takes no steps to maintain full investment of cash in any Account until Charles Schwab Bank has received appropriate instructions for the investment or distribution of cash balances in such Account from an authorized party. The Trustee calculates its cash Float investment amount each business day by netting all cash activity and adjusting for cash reserved for investment or reinvestment and for cash reserved for distributions. The result is further adjusted by an additional reserve amount determined by the Trustee in its sole discretion as necessary to satisfy the Trust's cash needs during the following day for settlement of trades and payments, which may be adjusted from time to time.
Accounts held by the Trustee may have uninvested cash balances from time to time due to one or more of the following circumstances:

(a)
Incoming Cash Pending Investment ("Incoming Cash"): Cash balances may result from the receipt of (1) plan contributions (or other deposits) from plan sponsors or participants; (2) amounts transferred to the Trustee from another trustee or custodian (such as due to a plan conversion or merger); (3) payments received from other parties (e.g., investment securities settlement proceeds); (4) cash resulting from the settlement of investment sale trades; or (5) cash that is unable to be deposited due to a lack of investment direction from the participant, the sponsor or the advice vendor. The Float period begins on the date such cash is received by the Trustee and ends either on the date of settlement with the issuers of subsequent investment trades initiated by the Trustee at the direction of an authorized party or on the date Outgoing Cash (as described below) is generated at the direction of and authorized party. No Float is earned when the net proceeds of all sales trades in an Account are offset by the cost of all buy trades in an Account on any specific date.

(b)
Outgoing Cash Pending Clearance ("Outgoing Cash"): Cash balances may result from the generation of checks or Automated Clearing House ("ACH") payments attributable to distribution and other payments written on an Account ("Outgoing Cash"). The Float period begins on the date such check or ACH payment is generated and ends on the date (1) the payee presents the check for payment and the check is cleared by Trustee's checking account bank, or (2) the ACH payment is cleared (generally the next business day). Generally, no Float is earned when a distribution is made via wire transfers.

The Incoming Cash and Outgoing Cash are held subject to the earning of Float as non-interest bearing deposits by, and are commingled with the general assets of, Schwab Bank. The interest rates earned by Schwab Bank on such uninvested cash balances will generally average 100 — 125 basis points over the federal funds rates. Exact rates earned for representative periods are available upon request.

(c)	Associated Service Standards

(1)
Incoming Cash: The Trustee credits Incoming Cash, consisting of wires or ACH receipts, to an Account on the business date of receipt. The Trustee credits checks deposited to an Account on the business date of receipt if the Trustee receives them by its published cash deposit cutoff deadline and on the next business day after receipt if the Trustee receives them after such deadline, subject in all cases to verification and collection. The Trustee's policy is to make funds deposited by check available for use immediately upon posting to an Account. Incoming checks generally require two or three days to clear. The Trustee processes investment directives received from an authorized party on the business date of receipt if the Trustee receives them by its published trade cut-off deadlines and on the next business day after receipt if Trustee receives them after such deadline. Trade settlement generally occurs on the next business day after trade execution for mutual funds and collective trusts and on the third business day after trade execution for equities and other exchange-traded securities.

(2)
Outgoing Cash: The Trustee processes Outgoing Cash within two business days after receipt of the distribution instructions from an authorized party. Outgoing checks are delivered to the U.S. postal service or other designated delivery services within twenty-four hours of when the check is issued. At the time a check is issued, cash is transferred from the Account to a Schwab Bank omnibus disbursement account.

ARTICLE 7
RESIGNATION OR REMOVAL OF TRUSTEE
7.1    Resignation/Removal and Replacement. The Trustee may resign as trustee hereunder or may be removed by the Company. This resignation or removal may be accomplished at any time upon the giving of sixty days written notice to the Trustee or Company, as applicable (or less if the receiving party agrees to waive notice). Upon resignation or removal, the Company will appoint a successor trustee who will then succeed to all the powers and duties given to the Trustee by this Agreement. The terminating Trustee will transfer all property of the Trust Fund then held by it to such successor trustee, in accordance with the written directions of the Administrator.
The terminating Trustee may require as a condition of making any transfer to the successor trustee that the successor trustee present evidence that any bonding requirement under ERISA Section 412 has been met. The terminating Trustee may also require that the Company indemnify it against any losses arising from the replacement of the Trustee.

If either party has given notice of termination as provided under this Agreement, and upon the expiration of the advance notice period no other successor trustee has been appointed and has accepted such appointment, this provision will serve as (i) notice of appointment of the individual members of the Company's Governing Body to serve as Trustee and (ii) as acceptance by the Governing Body of that appointment. The Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its fees and expenses in connection with the settlement of its accounts or other proper Trust expenses, and any balance of such reserve remaining after the payment of such fees and expenses will be paid to the successor trustee.
7.2    Settlement of Accounts. Within sixty days of the transfer to the successor trustee, the terminating Trustee will provide the Company with a Trust Statement in the form and manner prescribed for the annual Trust Statement by Article 4.2. Unless the Company files written objections with the Trustee within sixty days after such Trust Statement has been mailed or otherwise delivered, the Company will be deemed to have approved the Trust Statement.
7.3    Termination of Liability. Upon settlement of its account and transfer of the Trust Fund to the successor trustee, all rights and privileges under the Plan and this Agreement will vest in the successor trustee and thereafter liability of the Trustee for future action or inaction will terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust Fund to the successor trustee. The Trustee will not be obligated to transfer all of the assets of the Trust Fund until the Trustee is indemnified in a manner satisfactory to it for all fees and expenses reasonably anticipated to be incurred through the date of transfer.
ARTICLE 8
TERMINATION OF TRUSTEE AND AMENDMENT
8.1    Termination. The Company intends that this Trust and the Plan of which it is a part will be permanently administered for the benefit of Plan participants and beneficiaries, and to defray reasonable expenses of administering the Plan. This Trust is irrevocable except with respect to Article 9.4; however, the Company may terminate this Trust by resolution of its Governing Body and upon at least sixty days written notice to the Trustee. Upon such termination, the Trust Fund will be distributed by the Trustee as and when directed by the Administrator in accordance with the provisions of Article 1.5 and the Plan document.
From the date of termination of the Plan and until the final distribution of Trust assets, the Trustee will continue to have all the powers provided under this Agreement that are necessary or desirable for the orderly liquidation and distribution of the Trust Fund. In no instance upon any termination, or discontinuance, and subsequent distribution will the Trust Fund or any part of it be used for, or diverted to, purposes other than providing benefits to participating employees and beneficiaries, and defraying the administrative expenses of the Plan until all Plan liabilities have been satisfied, except as provided in Article 9.4 if the Trust fails to initially qualify for tax-exempt status.
8.2    Conditions on Final Distribution. Upon termination of the Plan and this Trust the Trustee may place conditions on its final transfer or distribution of the Trust Fund. The Trustee may require as a condition to its final distribution of Trust assets that it receive a copy of any approval required by law to be obtained from the Pension Benefit Guaranty Corporation (the "PBGC") and a determination letter from the Internal Revenue Service that the termination does not affect the tax exempt status of the Plan and Trust. If a PBGC approval is required, the Trustee will not transfer or distribute funds until it receives a copy of the PBGC notice of approval. The Trustee, in its sole discretion, may waive receipt of the Internal Revenue Service determination letter and accept instead the Company's indemnification of it against any liability arising from such transfer or distribution, or may require the Company to post a bond sufficient to protect the Trustee against such liability until such time as a favorable determination letter from the Internal Revenue Service is received.
8.3    Amendment. Except as provided for in this Agreement and the Fee Schedule, including in Article 6.2, this Agreement may be amended at any time by written amendment adopted by the Company and the Trustee, provided, that such amendment will not operate:

(a)
To cause any part of the Trust Fund to revert to or be recoverable by the Company or to be used for or diverted to purposes other than the exclusive benefit of participants and their beneficiaries, except to the extent permitted by law and the Plan; or

(b)	To reduce the then accrued benefits or the amounts then held for the benefit of any participant or beneficiary of the Plan.
ARTICLE 9
MISCELLANEOUS
9.1    Construction and Severability. This Agreement will be construed and administered under the Code, ERISA and other pertinent Federal statutes, and, to the extent not otherwise preempted, under the laws of the State of California. If any provision is susceptible to more than one interpretation, the interpretation to be given is that which is consistent with the trust being a qualified trust under the meaning of Section 401 and Section 501 of the Code. If any provision of the Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions will continue to be fully effective.
9.2    Headings. The headings in this instrument have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions of this Agreement.
9.3    Restriction on Alienation. No person entitled to any benefit under this Trust and the Plan will have any right to assign, alienate, hypothecate, or encumber his or her interest in any benefits under this Agreement and those benefits will not in any way be subject to claim of his or her creditors or liable to attachment, execution, or other process of law. Any attempt at alienation will be void, and the Trustee will disregard any attempted alienation. The Trust Fund will not be liable for or subject to the debts or torts of any participant or beneficiary, and benefits will not be considered an asset of a participant in bankruptcy. This does not preclude the Trustee from complying with a QDRO (as provided in Article 1.6).
9.4    Failure to Obtain Qualification. It is intended that this Trust will be tax exempt under Section 501 of the Code and that the Plan referred to herein will qualify under Section 401(a) of the Code. However, notwithstanding any other provisions of the Trust, if the Internal Revenue Service is requested to issue to the Company a favorable written determination or ruling with respect to the initial qualification of the Plan and exemption of the Trust from tax and such request is denied, the Trustee will, after receiving a written direction from the Administrator, pay to each participant that portion of the Trust Fund applicable to said participant's voluntary contributions, if any, and provided the Plan so states, pay to the Company any part of the Trust Fund attributable to Company contributions then remaining in the Trustee's possession. As a condition to such repayment, the Company must execute, acknowledge, and deliver to the Trustee its written undertaking, in form satisfactory to the Trustee, to indemnify, defend, and hold the Trustee harmless from all claims, actions, demands, or liabilities arising in connection with such repayment, and provided further that such repayment will occur within one year after the date the request for qualification is denied.
9.5    Arbitration of Disputes. Any dispute under this Agreement between the Company and the Trustee will be resolved by submission of the issue to a member of the American Arbitration Association who is chosen by the Company and the Trustee. If the Company and the Trustee cannot agree on such a choice, each will nominate a member of the American Arbitration Association, and the two nominees will then select an arbitrator. Expenses of the arbitration will be paid as decided by the arbitrator.
9.6    Entire Agreement. This Agreement and the Plan are both part of and constitute a single, integrated employee benefit Plan and trust and will be construed together. If there is a conflict between the provisions of the Plan and this Agreement, the provisions of this Agreement will control with respect to all rights, duties, responsibilities, obligations, powers and authorities of the Trustee. The Trustee will not be a named fiduciary under the Plan, nor will it have any duty to inquire into, or liability with respect to, the provisions of the Plan.
9.7    Governing Law. The Trust Fund will be administered by the Trustee in the State of California, and all questions as to its validity will be determined in accordance with the laws of the State of California.

9.8    Recorded Conversations. The Trustee is authorized to tape record conversations between the Trustee and persons acting on behalf of the Plan or a participant in the Plan to verify data on transactions.
9.9    ERISA Section 406. To the extent permitted by statutory or administrative exemption, the Trustee may engage in actions that otherwise would violate section 406 of ERISA.
9.10    Execution and Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed original and such counterparts will constitute but one instrument that may be sufficiently evidenced by any one counterpart.
9.11    Successors and Assigns. This Agreement will inure to the benefit of, and will be binding upon, the parties and their successors and assigns.
9.12    Gender. As used in this Agreement, the masculine gender will include the feminine and neuter genders and the singular will include the plural and the plural the singular, as the context requires.
9.13    Extraordinary Events. The Trustee is not responsible for losses caused directly or indirectly by conditions beyond its control, including, but not limited to, war, natural disasters, government restrictions, exchange or market rulings, strikes, interruptions of communications or data processing services, or disruptions in orderly trading on any exchange or market.
9.14    Notices, Change of Address. Any notice required or permitted to be given under this Agreement will be sufficient if in writing and sent by registered mail, postage prepaid, addressed as follows:
If to the Company, to the address provided listed in the Adoption Agreement.
If to the Trustee:
Charles Schwab Bank
211 Main Street, 14th Floor
San Francisco, California 94105
Attention: Vice President Trust Operations
or to such address as the Company or the Trustee may hereafter specify in writing by providing ten days prior notice of such change to the other party. All notices, requests, demands and other communications will be in writing and will be deemed to have been duly given on the date of service, if served personally on the party to whom notice is to be given, or on the fifth day after mailing, if mailed and properly addressed as indicated on the Application.

401(k) Non-Standardized Prototype Adoption Agreement The Charles Schwab Defined Contribution Plan and Trust

SCI 401(k) Retirement
Savings Plan

1

Prototype 401(k) Non-Std.    Page 1 of 38    IRS Serial No. M391053a

Article 1     General Plan Information
1.1    Plan Name     SCI 401(k) Retirement Savings Plan
Plan # 002
1.2    Sponsoring Employer     Service Corporation International
Address         1929 Allen Parkway
City Houston    State TX     ZIP Code 77019
Telephone # (713) 525-9198    Tax ID # 74-1488375    Trust ID #
1.3    Fiscal Year.    ☒ A 12-consecutive month period beginning Jan 1    and ending    Dec 31
☐    Except for a short Fiscal Year beginning
☐    A 52-53 week year ☐ beginning ☐ending
1.4. Type of Business Entity (check one)

☒	C-Corporation
☐	S-Corporation
☐	Partnership
☐	Sole Proprietorship
☐	Tax Exempt Organization
☐	Limited Liability Company (LLC)
☐	Limited Liability Partnership (1-1-2)
☐	Other (must be a legal entity recognized under Federal

1.5	Adopting Employers. Check here ☒ if there are additional adopting employers and complete the "Adopting Employer Addendum."
1.6     Plan Administrator     SCI Funeral & Cemetery Purchasing Cooperative. Inc

    Address     1929 Allen Parkway
    City Houston     State TX ZIP Code 77019
Telephone #     (713) 525-9198    Fax #

1.7
Trustees. The Trustees of the Plan are as selected below. (The use of a trust agreement other than one which has been approved by the Internal Revenue Service for use with this Plan will remove the Plan from M&P status and render it individually designed.)

☐     Individual Trustees

Prototype 401(k) Non-Std.    Page 2 of 38    IRS Serial No. M391053a

Address
        City _______________________ State ______________________ZIP Code

    ☒ Corporate Trustee Charles Schwab Bank    Address 211 Main St., 14th Fir.

    City San Francisco     State CA     ZIP Code 94105
Discretionary Trustee. The corporate Trustee has full discretion in investing the assets of the Plan except as otherwise instructed by the Administrator, by the Employer, by an Investment Manager, by another Named Fiduciary ☐ or by a Participant in accordance with Section 16.3 of the Adoption Agreement with regard to Participant directed investments. ☐
☒ Directed Trustee. The corporate Trustee is only permitted to invest the assets of the Plan as directed by the Administrator, by the Employer, by an Investment Manager, by another Named Fiduciary ☒ or by a Participant in accordance with Section 16.3 of the Adoption Agreement with regard to Participant directed investments. ☐
1.8    Effective Dates
☐ This is a new plan effective
☒ This is an amended plan effective     Jul 1. 2014    with an original effective date of     Jul 1. 2000
☐ This is a frozen plan which was frozen _________________. The Plan remains frozen and is being amended and restated effective ___________. The original effective date of the Plan is
1.9    Plan Year. A 12-consecutive month period beginning     Jan 1        and ending Dec 31
☐ Except for a short Plan Year beginning
1.10     Anniversary Date. The Anniversary Date of the Plan is    Dec 31

1.11	Permitted Contributions. The contributions checked below are currently permitted under the terms of the Plan. (check all that apply)
☒ Pre-Tax Elective Deferrals (see Section 4 of the Adoption Agreement on page 11)
☒ Roth Elective Deferrals (see Section 4 of the Adoption Agreement on page 11)
☐ ADP Safe Harbor Contributions (see Section 5 of the Adoption Agreement on page II)
☐ ACP Safe Harbor Contributions (see Section 5 of the Adoption Agreement on page 12)
☒ Non-Safe Harbor Matching Contributions (see Section 6 of the Adoption Agreement on page 12)
☒ Non-Safe Harbor Non-Elective Contributions (see Section 7 of the Adoption Agreement on page 14) ☒ Qualified Matching Contributions (see Sections 3.7 of the Basic Plan)
☒ Qualified Non-Elective Contributions (see Sections 3.8 of the Basic Plan)
☒ Rollover Contributions (see Section 8 of the Adoption Agreement on page 15 )
☐ Voluntary Employee Contributions (see Section 8 of the Adoption Agreement on page 16)
☐ Deemed IRA Contributions (see Section 8 of the Adoption Agreement on page 15)
☐ Prevailing Wage Contributions (see Section 9 of the Adoption Agreement on page 16)

Prototype 401(k) Non-Std.    Page 3 of 38    IRS Serial No. M391053a

Article 2	Service Definitions for Eligibility, Vesting and Allocations

2.1	Method of Determining Service. An Employees Years of Service/Periods of Service ("Service") is determined as follows:

(a) ☐
Counting of Hours Method Only. A Participant's Service for all purposes is determined by the Counting of Hours Method, and a Year of Service for eligibility and Vesting is determined as selected in (1) and (2) below.

(1)	Eligibility to Participate. A Year of Service for eligibility purposes is (max. 1,000) Hours of Service and a Break in Service for eligibility purposes is (max. 500) Hours of Service.

(2)	Vesting. A Year of Service for Vesting purposes is _____________ (max. 1,000) Hours of Service and a Break in Service for Vesting purposes is _______ (max. 500) Hours of Service.

(b) ☐	Elapsed Time Method Only. A Participant's Service for all purposes is determined by the Elapsed Time Method.

(c) ☒	A Mixture of Methods. A Participant's Service for each purpose is determined by the method selected below.
(1) For Eligibility Purposes: (check one)
☒    Elapsed Time Method☐    Counting of Hours Method. A Year of Service for eligibility purposes is ___________ (max. 1,000) Hours of Service and a Break in Service for eligibility purposes is ____________ (max. 500) Hours of Service.
(2)     For Vesting Purposes: (check one)
    ☐    Elapsed Time Method
☒Counting of Hours Method. A Year of Service for Vesting purposes is 1,000 (max. 1,000) Hours of Service and a Break in Service for Vesting purposes is 500 (max. 500) Hours of Service.
(3)     For benefit accrual and allocation purposes: (check one)
    ☐     Elapsed Time Method    ☒    Counting of Hours Method

2.2
Predecessor Service. ☒ Service with the following entity or entities will be credited as selected in (a), (b), (c), (d) and (e) below: (this section need only be completed if the Employer does not maintain the plan of the predecessor employer) OPI, but only for the employees listed on Addendum A; Wilson Financial Group) (excluding the Kelly Funeral Home, Inc. division) and Keystone Group.

(a)☒ Elective Deferrals, QMACs and QNECs. Service with an entity listed above will be given for eligibility purposes under Section 3.2(a) of the Adoption Agreement.

(b) ☐	ADP Safe Harbor Contributions. Service with an entity listed above will be given for eligibility purposes under Section 3.2(b) of the Adoption Agreement.

(c) ☐
ACP Safe Harbor Matching Contributions. Service with an entity listed above will be credited for: (check all that apply)
☐ Eligibility purposes under Section 3.2(c) of the Adoption Agreement
☐ Vesting purposes under Section 10.3 of the Adoption Agreement

(d) ☒ Non-Safe Harbor Matching Contributions. Service with an entity listed above will be credited for: (check all that apply)

Prototype 401(k) Non-Std.    Page 4 of 38    IRS Serial No. M391053a

☒ Eligibility purposes under Section 3.2(d) of the Adoption Agreement
☒ Vesting purposes under Section 10.4 of the Adoption Agreement
(e) ☒ Non-Safe Harbor Non-Elective Contributions. Service with an entity listed above will be credited for: (check all that apply)
☒ Eligibility purposes under Section 3.2(e) of the Adoption Agreement
☒ Vesting purposes under Section 10.5 of the Adoption Agreement

2.3	Re-Hired Employees. The Service of an Eligible Employee who Terminates Employment and is rehired after incurring a Break in Service will be credited in accordance with the provisions selected below.

(a) ☐	One Year Holdout Rule. The One Year Holdout Rule will be applied to rehired Eligible Employees.

(b) ☒	Rule of Parity. The Rule of Parity will be applied to non-Vested rehired Eligible Employees.

2.4	Computation Periods. If eligibility and/or Vesting are determined by the Counting of Hours Method, the following will apply:

(a) ☐	The eligibility computation period will: (check one)

☐	Be based on an Employee's 12-month employment year

☐	Switch to the Plan Year after an Employee's initial 12-month employment year

(b)	☒ The Vesting computation period will be: (check one)

☒	The Plan Year

☐	Based on an Employer’s 12-month employment year

(c) ☐	An Employee will be deemed to have been credited with a Year of Service for eligibility purposes: (check one)

☐	At the end of the eligibility computation period in which he or she is credited with the required Hours of Service

☐	At the time he or she is actually credited with the required Hours of Service
Article 3 Eligibility Requirements

3.1
Eligible Employees. All Employees are Eligible Employees ☒ except for the class or classes of Employees (as defined in Section 2.1 of the Basic Plan) below who are excluded from participating for the purpose selected ☐: (check all that apply)

(a)	☒ Ineligible Classes for Elective Deferrals CIMACs and ONECs. ☒ Union Employees

☐	Non-Resident Alien Employees

☐	"Merger and Acquisition" Employees (but only during the statutory exclusion period)

☐	Highly Compensated Employees

☐	Leased Employees (not otherwise excluded by statute) [1]

☒	Employees of an Affiliated Employer that does not adopt this Plan [1]

☐	Key Employees ☐ but only those who are also Highly Compensated Employees [1]

☐	Employees who are paid primarily by salary [1]

☐	Employees who are paid primarily by the hour [1]

☐	Employees who are paid primarily by commissions [1]

☐	Other (cannot be age or service related) [1]

Prototype 401(k) Non-Std.    Page 5 of 38    IRS Serial No. M391053a

(b) ☐
Ineligible Classes for ADP Safe Harbor Contributions. Any ineligible classes checked in (a) above are also ineligible for ADP Safe Harbor Contributions. In addition, the classes checked below are ineligible for ADP Safe Harbor Contributions.

☐	Union Employees (if not already checked in (a) above)

☐	Key Employees who are also Highly Compensated Employees (if not already checked in (a) above) [1]

☐	Highly Compensated Employees (if not already checked in (a) above)[1]

☐	Other (cannot be age or service related) [1]
1Even if checked, these employees are still included in determining if the Plan satisfies the requirements of Code § 410(b).

(c) ☐
Ineligible Classes for ACP Safe Harbor Contributions. Any ineligible classes checked in (a) above are also ineligible for ACP Safe Harbor Contributions. In addition, the classes checked below are ineligible for ACP Safe Harbor Contributions.

☐	Union Employees (if not already checked in (a) above)

☐	Key Employees who are also Highly Compensated Employees (if not already checked in (a) above)[1]

☐	Highly Compensated Employees (if not already checked in (a) above)[1]

☐	Other (cannot be age or service related)[1]
1Even if checked, these employees are still included in determining if the Plan satisfies the requirements of Code § 410(b).

(d)	☒ Ineligible Classes for Non-Safe Harbor Matching Contributions.

☒	Union Employees

☐	Non-Resident Alien Employee

☐	"Merger and Acquisition" Employees (but only during the statutory exclusion period)

☐	Highly Compensated Employees [1]

☐	Leased Employees (not otherwise excluded by statute) [1]

☒	Employees of an Affiliated Employer that does not adopt this Plan [1]

☐	Key Employees ☐ but only those who are also Highly Compensated Employees [1]

☐	Employees who are paid primarily by salary [1]

☐	Employees who are paid primarily by the hour [1]

☐	Employees who are paid primarily by commissions

☐	Other (cannot be age or service related) [1]

(e)	☒ Ineligible Classes for Non-Safe Harbor Matching Contributions

☒	Union Employees

☐	Non-Resident Alien Employee

☐	"Merger and Acquisition" Employees (but only during the statutory exclusion period)

☐	Highly Compensated Employees [1]

☐	Leased Employees (not otherwise excluded by statute) [1]

☒	Employees of an Affiliated Employer that does not adopt this Plan [1]

☐	Key Employees ☐ but only those who are also Highly Compensated Employees [1]

☐	Employees who are paid primarily by salary [1]

Prototype 401(k) Non-Std.    Page 6 of 38    IRS Serial No. M391053a

☐	Employees who are paid primarily by the hour [1]

☐	Employees who are paid primarily by commissions

☐	Other (cannot be age or service related) [1]
1 Even if checked, these employees are still included in determining if the Plan satisfies the requirements of Code § 410(b).

3.2
Minimum Age and Service Requirements. An Eligible Employee (see Section 3.1 above) will be eligible to enter the Plan as a Participant for the selected purpose on the applicable Entry Date upon satisfying the following age and/or service requirements:

(a)	☒ Requirements for Elective Deferrals QMACs and ONECs:

(1)	Age Requirement 21 (max. 21 - enter zero if none)

(2)	Service Requirement (check one)

☐ (A)	None

☐ (B)	1-Year Period of Service

☒ (C)	2 -month Period of Service (max. 12)

☐ (D)	______-week Period of Service (max. 52)

☐ (E)	_____ day Period of Service (max. 365)

☐ (F)	1 Year of Service

☐ (G)	1 Year of Service, or if earlier, ___________ (max. 11) consecutive calendar months of employment ☐ in which the Employee is credited with at least _________ Hours of Service per month

☐ (H)	1 Year of Service, or if earlier, __________ (max. 51) consecutive weeks of employment ☐ in which the Employee is credited with at least Hours of Service per week

☐ (I)	1 Year of Service, or if earlier, ________ (max, 364) consecutive days of employment ☐ in which the Employee is credited with at least Hours of Service per day

(b) ☐	Requirements for ADP Safe Harbor Contributions:

(1)	Age Requirement (max. 21— enter zero if none)

(2)	Service Requirement (check one)

☐	A) None

☐	B) 1-Year Period of Service

☐	C) -month Period of Service (max. 12)

☐	D) -week Period of Service (max. 52)

☐	E) -day Period of Service (max. 365)

☐	F) 1 Year of Service

☐	G) 1 Year of Service, or if earlier, __________ (max. 11) consecutive calendar months of employment ☐ in which the Employee is credited with at least __________ Hours of Service per month

☐	H) 1 Year of Service, or if earlier, __________ (max. 51) consecutive weeks of employment

☐	in which the Employee is credited with at least _________ Hours of Service per week

☐	1) I Year of Service, or if earlier, (max. 364) consecutive days of employment ☐ in which the Employee is credited with at least ___________ Hours of Service per day
(c) ☐ Requirements for ACP Safe Harbor Contributions:

(1)	Age Requirement (max. 21 — enter zero if none)

(2)	Service Requirement (check one)

☐	A) None

Prototype 401(k) Non-Std.    Page 7 of 38    IRS Serial No. M391053a

☐	B) 1-Year Period of Service

☐	C) -month Period of Service (max. 12)

☐	D) -week Period of Service (max. 52)

☐	E) -day Period of Service (max. 365)

☐	F) 1 Year of Service

☐	G) 1 Year of Service, or if earlier, (max. 11) consecutive calendar months of employment ☐ in which the Employee is credited with at least Hours of Service per month

☐	H) 1 Year of Service, or if earlier, (max. 51) consecutive weeks of employment ☐in which the Employee is credited with at least Hours of Service per week

☐	I) 1 Year of Service, or if earlier, (max. 364) consecutive days of employment ☐ in which the Employee is credited with at least Hours of Service per day

(d)	☒ Requirements for Non-Safe Harbor Matching Contributions:

(1)	Age Requirement 21 (max. 21 — enter zero if none)

(2)	Service Requirement (check one)

☐	A) None

☐	B) -Year Period of Service (max. 2, but Vesting must be 100% if more than 1 year is used)

☒	C) 2 -month Period of Service (max. 24, but Vesting must be 100% if more than 12 months are used)

☐	D) -week Period of Service (max. 104, but Vesting must be 100% if more than 52 weeks are used)

☐	E) -day Period of Service (max. 730, but Vesting must be 100% if more than 365 days are used)

☐	F) Year(s) of Service (max. 2, but Vesting must be 100% if more than (year is used)

☐	G) 1 Year of Service, or if earlier, (max. II) consecutive calendar months of employment

☐	in which the Employee is credited with at least Hours of Service per month

☐	H) 1 Year of Service, or if earlier, (max. 51) consecutive weeks of employment

☐	in which the Employee is credited with at least Hours of Service per week

☐	1) I Year of Service, or if earlier, (max. 364) consecutive days of employment

☐	in which the Employee is credited with at least Hours of Service per day

(e)	☒ Requirements for Non-Safe Harbor Non-Elective Contributions:

(1)	Age Requirement (max. 21— enter zero if none)

(2)	Service Requirement (check one)

☐	A) None

☐	B) -Year Period of Service (max. 2, but Vesting must be 100% more than 1 year is used)

☒	C) 2 -month Period of Service (max. 24, but Vesting must be 100% if more than 12 months are used)

☐	D) -week Period of Service (max. 104, but Vesting must be 100% if more than 52 weeks are used)

☐	E) -day Period of Service (max. 730, but Vesting must be 100% if more than 365 days are used)

Prototype 401(k) Non-Std.    Page 8 of 38    IRS Serial No. M391053a

☐	F) Year(s) of Service (max. 2, but Vesting must be 100% if more than I year is used)

☐	G) 1 Year of Service, or if earlier, (max. 11) consecutive calendar months of employment

☐	in which the Employee is credited with at least Hours of Service per month

☐	1 Year of Service, or if earlier, (max. 51) consecutive weeks of employment

☐	1 in which the Employee is credited with at least Hours of Service per week

☐	1 Year of Service, or if earlier, (max. 364) consecutive days of employment

☐	in which the Employee is credited with at least Hours of Service per day

3.3
Entry Pates. An Eligible Employee who has satisfied the applicable age and service requirements selected in Section 3.2 will enter the Plan as a Participant for the applicable purpose on the Entry Date (as defined in Section 2.2 of the Basic Plan) selected below.

(a)	☒ Entry Date for Elective Deferrals QMACs and ONECs:(check one)
Note: If Section 3.2 (a)(2)(G), (H) or (I) is checked, an Eligible Employee who is entering the Plan as a Participant after satisfying the I Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of (1) the first day of the Plan Year that occurs after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement) or (2) the date that occurs six months after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement). The Entry Date or Entry Dates selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months, days or weeks component of such service requirement (and any applicable age requirement).

☐	The first day of the Plan Year coincident with or following the date the requirements are satisfied(1)

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied.(1)

☒	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The first day of the 1st or 7th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 6th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The first day of the 1st, 4th, 7th or 10th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 3rd, 6th 9th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

1This option cannot be checked if the age requirement in 3.2(a)(1) is 21 and/or if one of the following service requirements is checked: 3.2 (a)(2)(B); 3.2(a)(2)(C) and the number of months is more than 6; 3.2(a)(2)(D) and the number of weeks is more than 26; 3.2(a)(2)(E) and the number of days is more than 182; or 3.2(a)(2)(F).

(b) ☐	Entry Date for ADP Safe Harbor Contributions:(check one)
Note: If Section 3.2(b)(2)(G), (H) or (I) is checked, an Eligible Employee who is entering the Plan as a Participant after satisfying the 1 Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of (1) the first day of the Plan Year that occurs after

Prototype 401(k) Non-Std.    Page 9 of 38    IRS Serial No. M391053a

the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement) or (2) the date that occurs six months after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement). The Entry Date or Entry Dates selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months, days or weeks component of such service requirement (and any applicable age requirement).

☐	Retroactive to the first day of the Plan Year in which the requirements are satisfied.

☐	The first day of the Plan Year coincident with or following the date the requirements are satisfied. (1)

☐	The first day of the Plan Year nearest the date the requirements are satisfied.

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied (1)

☐	The last day of the Plan Year nearest the date the requirements are satisfied.

☐	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The first day of the 1st or 7th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 6th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The first day of the 1st, 4th. 7th or 10th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 3rd, 6th, 9th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.
(1) This option cannot be checked if the age requirement in 3.2(b)(1) is 21 and/or if one of the following service requirements is checked: 3.2(b)(2)(B); 3.2(b)(2)(C) and the number of months is more than 6; 3. 2(b)(2)(D) and the number of weeks is more than 26, 3.2(b)(2)(E) and the number of days is more than 182; or 3.2(b)(2)(F).

(c) ☐	Entry Date for ACP Safe Harbor Contributions: (check one)
Note: If Section 3.2(c)(2)(G), (II) or (I) is checked, an Eligible Employee who is entering the Plan as a Participant after satisfying the 1 Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of (1) the first day of the Plan Year that occurs after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement) or (2) the date that occurs six months after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement). The Entry Date or Entry Dates selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months, days or weeks component of such service requirement (and any applicable age requirement).

☐	Retroactive to the first day of the Plan Year in which the requirements are satisfied.

☐	The first day of the Plan Year coincident with or following the date the requirements are satisfied. (1)

☐	The first day of the Plan Year nearest the date the requirements are satisfied.

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied.(1)

☐	The last day of the Plan Year nearest the date the requirements are satisfied.

☐	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The first day of the year or 7th month of the Plan Year coincident with or following the date the requirements are satisfied.

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☐	The last day of the 6th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The first day of the 1st, 4th, 7th or 10th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 3rd, 6th, 9th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.
1This option cannot be checked if the age requirement in 3.2(c)(1) is 21 and/or if one of the following service requirements is checked: 3.2 (c)(2)(B); 3.2 (a)(2)(C) and the number of months is more than 6; 3.2(c)(2)(D) and the number of weeks is more than 26; 3.2(c)(2)(E) and the number of days is more than 182; or 3.2(c)(2)(F).

(d)	☒ Entry Date for Non-Safe Harbor Matching Contributions: (check one)
Note: If Section 3.2(d)(2)(G), (II) or (I) is checked, an Eligible Employee who is entering the Plan as a Participant after satisfying the 1 Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of (1) the first day of the Plan Year that occurs after the date he or she satisfies the I Year of Service requirement (and any applicable age requirement) or (2) the date that occurs six months after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement). The Entry Date or Ent")Dates selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months, days or weeks component of such service requirement (and any applicable age requirement).

☐	Retroactive to the first day of the Plan Year in which the requirements are satisfied.

☐	The first day of the Plan Year coincident with or following the date the requirements are satisfied. (1)

☐	The first day of the Plan Year nearest the date the requirements are satisfied.

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied. (1)

☐	The last day of the Plan Year nearest the date the requirements are satisfied.

☒	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The first day of the 1st or 7th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 6th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The first day of the 1st, 4th, 7th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 3rd, 6th, 9th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

1This option cannot be checked if the age requirement in 3.2(d)(1) is 21 and/or if one of the following service requirements is checked: 3.2(d)(2)(B); 3.2(a)(2)(C) and the number of months is more than 6• 3.2(d)(2)(D) and the number of weeks is more than 26; 3.2(d)(2)(E) and the number of days is more than 182; or 3.2(d)(2)(F).

(e)	☒ Entry Date for Non-Safe Harbor Non-Elective Contributions: (check one)
Note: If Section 3.2(e)(2)(G), (H) or (I) is checked, an Eligible Employee who is entering the Plan as a Participant after satisfying the 1 Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of (I) the first day of the Plan Year that occurs after the date he or she satisfies the I Year of Service requirement (and any applicable age requirement) or (2) the date that occurs six months after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement). The Entry

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Date or Entry Dates selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months, days or weeks component of such service requirement (and any applicable age requirement).

☐	Retroactive to the first day of the Plan Year in which the requirements are satisfied.

☐	The first day of the Plan Year coincident with or fallowing the date the requirements are satisfied. (1)

☐	The first day of the Plan Year nearest the date the requirements are satisfied.

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied. (1)

☐	The last day of the Plan Year nearest the date the requirements are satisfied.

☒	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The first day of the 1st or 7th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 6th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The first day of the 1st, 4th, 7th or 10th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 3rd, 6th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

(1) This option cannot be checked if the age requirement in 3.2 (e)(I) is 21 and/or y" one of the following service requirements is checked: 3.2 (e)(2)(B); 3.2 (a)(2)(C) and the number of months is more than 6; 3.2(e)(2)(D) and the number of weeks is more than 26 3.2(e)(2)(E) and the number of days is more than 182; or 3.2(e)(2)(F).
Article 4 Section.4. Elective Deferrals

4.1
Elective Deferral Percentage. A Participant can make Elective Deferrals < ☐ beginning    (must be on or after the date this Adoption Agreement is signed by the Sponsoring Employer) > in accordance with the provisions selected below.

(a)
Minimum and Maximum Percentage. The minimum permitted Elective Deferral percentage is 1% (enter zero if there is no minimum %) of Compensation and the maximum permitted Elective Deferral percentage is 50% (max. 100%) of Compensation. Any other Elective Deferral provisions will be set forth in an administrative policy regarding Elective Deferrals as promulgated by the Administrator from time to time. Such administrative policy may include, but is not limited to, setting the maximum Elective Deferral percentage for Participants who are Highly Compensated Employees (if such percentage is less than the maximum percentage set forth above) and describing a program of automatic increases to a Participants' Elective Deferral percentage as elected by the Administrator and/or the Participant.

(b)	Salary Reduction Agreements. A Participant can change his or her Salary Reduction
At any time

☒	Annually on the date established by the Administrator

☐	Semi-annually on the date established by the Administrator

☐	Quarterly on the date established by the Administrator

☐	Monthly on the day established by the Administrator

☐	On the date or dates as established by the Administrator: (check one)

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(c)
☒ Automatic Enrollment. Automatic enrollment is permitted. The terms of the automatic enrollment, including but not limited to the percentage, automatic increases to that percentage, the proportion that is considered a Pre-Tax Elective Deferral and/or a Roth Elective Deferral, and the Participants to whom it applies, will be set forth in an administrative policy regarding Elective Deferrals as promulgated from time to time by the Administrator.

4.2	☒ Catch-Up Contributions. Catch-Up Contributions are permitted in accordance with Section 12(e) of the Basic Plan.

4.3	☒ Roth Elective Deferrals. A Participant may designate all or a portion or his or her Elective Deferrals as Roth Elective Deferrals in accordance with Section 3.2(c) of the Basic Plan.

Article 5☐ Safe Harbor Contributions

5.1 ☐
"Mandatory" ADP Safe Harbor Non-Elective Contributions. Subject to Section 3.20 of the Basic Plan, the Employer will make an ADP Safe Harbor Non-Elective Contribution for each Safe Harbor Participant in an amount equal to 3% (or such higher percentage as may be elected by the Employer by resolution) of Compensation, except as may be indicated below.

☐ The ADP Safe Harbor Non-Elective Contribution will be used to offset the allocation that would otherwise be made to the Participant under Section 7 of the Adoption Agreement. If Section 7.2(d) of the Adoption Agreement is checked, this offset applies only to the second step of the Two-Step Formula or the fourth step of the Four-Step Formula, as applicable.
☐ This contribution will be made to the following defined contribution plan in lieu of this Plan:

5.2 ☐
"Contingent". ADP Safe Harbor Non-Elective Contributions. Subject to Section 320 of the Basic Plan, the Employer may make an ADP Safe Harbor Non-Elective Contribution for each Safe Harbor Participant in an amount equal to 3% (or such higher percentage as may be elected by the Employer by resolution) of Compensation, except as may be indicated below.

☐
The ADP Safe Harbor Non-Elective Contribution will be used to offset the allocation that would otherwise be made to the Participant under Section 7 of the Adoption Agreement. If Section 7.2(d) of the Adoption Agreement is checked, this offset applies only to the second step of the Two-Step Formula or the fourth step of the Four-Step Formula, as applicable.

☐	This contribution will be made to the following defined contribution plan in lieu of this Plan:

5.3 ☐
ADP Safe Harbor Basic Matching Contributions. The Employer will make a Matching Contribution for each Safe Harbor Participant equal to the sum of (1) 100% of the Participant's Elective Deferrals that do not exceed 3% of Compensation for the Allocation Period, plus (2) 50% of the Participant's Elective Deferrals that exceed 3% of Compensation for the Allocation Period but do not exceed 5% percent of Compensation for the Allocation Period.

5.4 ☐
ADP Safe Harbor Enhanced Matching Contributions. The Employer will make a Matching Contribution for each Safe Harbor Participant equal to the sum of (1) 100% of the Participant's Elective Deferrals that do not exceed ___ % of Compensation for the Allocation Period, plus (2) ___ % of the Participant's Elective Deferrals that exceed ___ % of Compensation but do not exceed% of Compensation for the Allocation Period. (Note: In the blank in (1) and the second blank in (2), insert a number that is 3 but not greater than 6. The first and last blanks in (2) must be completed so that, at any rate of elective deferrals, the Matching Contribution is at least equal to the Matching Contribution receivable if the Employer were making ADP Safe Harbor Basic Matching Contributions, but the rate of match cannot increase as deferrals increase.)

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Note: You can only select Sections 5.5, 5.6 and/or 5.7 below and also selected Section 5.1, 5.2, 5.3 or 5.4 above.

5.5 ☐
ACP Safe Harbor Discretionary Non-Tiered Matching Contributions. The Employer's ACP Safe Harbor Discretionary Non -Tiered Matching Contribution is totally discretionary, but when made will be a percentage determined by the Employer of a Safe Harbor Participant's Elective Deferrals that do not exceed 4% of his or her Compensation for the Allocation Period. (Note: Any ACP Safe Harbor Discretionary Non-Tiered Matching Contribution that exceeds 4% of a Participant's Compensation is considered a Non-Safe Harbor Matching Contribution and is subject to the ACP Test.)

5.6 ☐
ACP Safe Harbor Mandatory Non-Tiered Matching Contributions. The Employer must make an ACP Safe Harbor Mandatory Non-Tiered Matching Contribution equal to ___ % of a Safe Harbor Participant's Elective Deferrals which do not exceed ___ % (max. 6) of a Safe Harbor Participant's Compensation for the Allocation Period.

5.7 ☐
ACP Safe Harbor Mandatory Tiered Matching Contributions. The Employer must make an ACP Safe Harbor Mandatory Tiered Matching Contribution for each Safe Harbor Participant equal to the amount determined below, provided the ratio of Matching Contributions for a Safe Harbor Participant to his or her Elective Deferrals and Employee Contributions does not increase as the amount of his or her Elective Deferrals and Employee Contributions increases. In no event can Elective Deferrals that exceed 6% of Compensation for the Allocation Period be matched. (Note: The blanks must be completed so that, at any rate of Elective Deferrals, the rate of Matching Contributions cannot increase as Elective Deferrals increase.)

☐	lst tier % of Elective Deferrals that do not exceed % of Compensation

☐	2nd tier % of Elective Deferrals that exceed___ % but not ___% of Compensation

☐	3rd tier % of Elective Deferrals that exceed % but not % of Compensation

☐	4th tier % of Elective Deferrals that exceed % but not % of Compensation
Article 6 ☒ Non-Safe Harbor Matching Contributions

6.1
Determination of Amount. Non-Safe Harbor Matching Contributions are permitted < ☐ beginning (must be after the later of the Plan's original effective date or the restatement date)> , subject to the provisions selected below.

(a) ☐
Totally Discretionary Formula (Non-Tiered). Subject to the requirements set forth in Section 3.4(f) of the Basic Plan, the Employer's Non-Safe Harbor Matching Contribution for any Allocation Period is totally discretionary.

(b) ☐
Discretionary Formula (Tiered or Non-Tiered) With Fixed Maximum. Subject to the requirements set forth in Section 3.4(1) of the Basic Plan, the Employer may make a Non-Safe Harbor Matching Contribution for any Allocation Period equal to a discretionary percentage of each Benefiting Participant's Elective Deferrals, not to exceed the following amount for any Allocation Period on behalf of any Benefiting Participant:

☐    % (max. 100%) of a Benefiting Participant's Elective Deferrals

☐	% of a Benefiting Participant's Compensation (this % cannot exceed the minimum deferral % in 9.4(a))

☐	$ for a Benefiting Participant

☐	The lesser of % of a Benefiting Participant's Compensation or $

☐	% (max. 100%) of a Participant Elective Deferrals that do not exceed % of his or her Compensation

(c) ☐
Mandatory Non-Tiered Formula. The Employer must make a Non-Safe Harbor Matching Contribution equal to     (max. 100%) of each Benefiting Participant's Elective Deferrals — not to exceed the following for an Allocation Period:

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☐	Elective Deferrals in excess of % of each Benefiting Participant's Compensation

☐	$ for each Benefiting Participant

☐	The lesser of Elective Deferrals in excess of % of each Benefiting Participant's Compensation or $

(d) ☐
Mandatory Tiered Formula. The Employer must make a Non-Safe Harbor Matching Contribution for each Benefiting Participant equal to the amount determined by the tiered formula below. (check each her that applies, but note that the rate of Non-Safe Harbor Matching Contributions cannot increase as Elective Deferrals increase)

☐	1st tier % of Elective Deferrals that do not exceed % of Compensation

☐	2nd tier % of Elective Deferrals that exceed % but not % of Compensation

☐	3rd tier % of Elective Deferrals that exceed % but not % of Compensation

☐	4th tier % of Elective Deferrals that exceed % but not % of Compensation

☐	5th tier % of Elective Deferrals that exceed % but not % of Compensation

☐	6th tier % of Elective Deferrals that exceed % but not % of Compensation

☐	7th tier % of Elective Deferrals that exceed % but not % of Compensation

☐	8th- tier % of Elective Deferrals that exceed % but not % of Compensation

☐	9th tier % of Elective Deferrals that exceed % but not % of Compensation

☐	10th tier % of Elective Deferrals that exceed % but not % of Compensation

(e)
☒ Mandatory Years/Periods of Service Formula. The Employer must make a Non-Safe Harbor Matching Contribution for each Benefiting Participant equal to the Matching percentage indicated below of each Benefiting Participant's Elective Deferrals based on the Benefiting Participant's < ☒ 1-Year Periods of Service > < ☐ Years of Service, and a Year of Service for purposes of this Section is a Plan Year in which a Participant is credited with     (max. 1,000) Hours of Service >, subject to any limitations indicated below. (check each tier that applies)

Years/Periods of Service    Matching %
0 to 5    75% < ☐ up to $    > ☒ < up to 6 % of Compensation >
6 to 10    100%. < ☐ up to $    > ☒ < up to 6 % of Compensation >
11 to 99    125% < ☐ up to $    > ☒ < up to 6 % of Compensation >
to     % < ☐ up to $    > < ☐ up to    % of Compensation >
to     % < ☐ up to $    >< ☐ up to % of Compensation >

6.2
Benefiting Participants. Any Employee who has entered the Plan as a Participant for Non-Safe Harbor Matching Contribution purposes and makes an Elective Deferral in an Allocation Period < ☐ and who is an NHCE for that Allocation Period > will be a Benefiting Participant under this Section for an Allocation Period based on the conditions below < ☐provided the Participant is still an Eligible Employee under Section 3.1(d) on the last day of the Allocation Period (or earlier Termination of Employment) >.

(a)	Participants who are still Employees on the last day of the Allocation Period(check one)

☒	Will always be Benefiting Participants regardless of Service

☐	Must be credited with (max. 1,000) Hours of Service in the Allocation Period

☐	Must be credited with a (max. 6) month Period of Service in the Allocation Period

☐	Must be credited with (max. 6) consecutive calendar months of employment in the Allocation Period

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☐	Must be credited with (max. 182) consecutive days of employment in the Allocation Period

(b)
Participants who Terminate Employment before the last day of the Allocation Period because of retirement on or after Normal Retirement Age < ☐ or Early Retirement Age >, or because of death or Disability (check one)

☐	Will not be Benefiting Participants for that Allocation Period

☒	Will always be Benefiting Participants regardless of Service

☐	Must be credited with (max, 1,000) Hours of Service in the Allocation Period

☐	Must be credited with a (max. 6) month Period of Service in the Allocation Period

☐	Must be credited with (max. 6) consecutive calendar months of employment in the Allocation Period

☐	Must be credited with (max. 182) consecutive days of employment in the Allocation Period

(c)	Participants who Terminate Employment before the last day of the Allocation Period for any other reason (check one)

☐	Will not be Benefiting Participants for that Allocation Period

☒	Will always be Benefiting Participants regardless of Service

☐	Must be credited with (max. 1,000) Hours of Service in the Allocation Period

☐	Must be credited with a (max. 6) month Period of Service in the Allocation Period

☐	Must be credited with (max. 6) consecutive calendar months of employment in the Allocation Period

☐	Must be credited with (max. 182) consecutive days of employment in the Allocation Period

6.3	☐ Catch-Up Contributions. Catch-Up Contributions will be matched under the formula selected in Section 6.1 < ☐ but any limitations selected in such formula will be ignored >.

6.4	☐ Voluntary Employee Contributions. Voluntary Employee Contributions will be matched under the formula selected in Section 6.1 < ☐ but any limitations selected in such formula will be ignored >.

6.5
☐ Additional Non-Safe Harbor Matching Contributions. An Employer may make additional Non-Safe Harbor Matching Contributions as selected in the "Additional Non-Safe Harbor Matching Contribution Addendum" attached hereto.

Article 7 ☒ Non-Safe Harbor Non-Elective Contributions

7.1
Determination of Amount. Non-Safe Harbor Non-Elective Contributions are permitted < ☐ beginning(must be after the later of the Plan's original effective date or the restatement date) >, and the amount made by the Employer for any Allocation Period will be determined by the formula below. (check one)

☒ Totally discretionary on the part of the Employer

☐	Equal to at least % of the Compensation of all Benefiting Participants

☐	Equal to at least $

☐	As required by the following collective bargaining agreement

☐	Other (describe how the amount is determined)

7.2	Allocation Method. Non-Safe Harbor Non-Elective Contributions made to the Plan will be allocated in the manner selected below.
(a) ☒     Pro-rata based on the Compensation for the Allocation Period of all Benefiting Participants.

(b) ☐	CI Per capita (same dollar amount) for the Allocation Period to all Benefiting Participants.

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(c) ☐
CI Pro-rata based on the allocation points of all Benefiting Participants. Each Participant's allocation points for each Allocation Period will be the sum of the points selected below. (check all that apply, but 1) or 2) must be checked)

1.	☐ points for each year of a Participant's age

2.	☐ points for each of a Participant's credited Years/Periods of Service < ☐ to a maximum of years >

3.	☐ points per each $ (max. $200) of a Participant's Compensation paid in the Allocation Period

(d) ☐
CI Using permitted disparity in < ☐ a 2-step allocation only > < ☐ a 4-step allocation only > < ☐ a 2-step allocation in non-Top Heavy Plan Years and a 4-step allocation in Top Heavy Plan Years >, in accordance with Section 3.5(a)(4) of the Basic Plan, based on the integration percentage and the integration level selected below.

Integration %    Integration Level

☐	5.7% ☐ The Taxable Wage Base

☐	% of the Taxable Wage Base (must be 20% or less of the Taxable Wage Base)

☐	$ (amount must be 20% or less of the Taxable Wage Base)

☐	5.4% 0 80% of the Taxable Wage Base rounded up < ☐ $1 > < ☐ $100 > < ☐ $1,000 >

☐	% of the Taxable Wage Base (must be more than 80% but less than 100%) E $
☐ ____(amount must be more than 80% but less than 100% of the Taxable Wage Base)

☐	4.3% ☐ 0 20% of the Taxable Wage Base rounded up < ☐ $1 < ☐ $100> < ☐ $1,000
☐ % of the Taxable Wage Base (must be more than 20% but not more than     80%)

☐	$ (amount must be more than 20% but not more than 80% of the Taxable Wage Base)

(e)	☐ Using the Participant Group Allocation method as set forth in the "Allocation Group Addendum" attached hereto.

(f)	☐ Using the Age-Weighted Allocation method determined with the assumptions indicated below.
Pre-Retirement Interest: ________________ ok Pre-Retirement Mortality:
Post-Retirement Interest:    %__Post-Retirement Mortality:

7.3
Benefiting Participants. An Employee who is a Participant for Non-Safe Harbor Non-Elective Contribution purposes will be a Benefiting Participant under this Section for an Allocation Period based on the conditions below < ☒ provided the Participant is still an Eligible Employee under Section 3.1(e) on the last day of the Allocation Period (or earlier Termination of Employment) >.

(a)	Participants who are still Employees on the last day of the Allocation Period(check one)
☒     Will always be Benefiting Participants regardless of Service

☐	Must be credited with (max. 1,000) Hours of Service in the Allocation Period

☐	Must be credited with a (max. 6) month Period of Service in the Allocation Period

☐	Must be credited with (max. 6) consecutive calendar months of employment in the Allocation Period

☐	Must be credited with (max. 182) consecutive days of employment in the Allocation Period

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(b)
Participants who Terminate Employment before the last day of the Allocation Period because of retirement on or after Normal Retirement Age ☐ or Early Retirement Age ), or because of death or Disability(check one)

☐	Will not be Benefiting Participants for that Allocation Period

☒	Will always be Benefiting Participants regardless of Service

☐	Must be credited with (max. 1,000) Hours of Service in the Allocation Period

☐	Must be credited with (max. 6) month Period of Service in the Allocation Period

☐	Must be credited with (max. 6) consecutive calendar months of employment in the Allocation Period

☐	Must be credited with (max. 182) consecutive days of employment in the Allocation Period

(c)	Participants who Terminate Employment before the last day of the Allocation Period for any other reason(check one)
☒    Will not be Benefiting Participants for that Allocation Period

☐	Will always be Benefiting Participants regardless of Service

☐	Must be credited with (max. 1,000) Hours of Service in the Allocation Period

☐	Must be credited with a (max. 6) month Period of Service in the Allocation Period

☐	Must be credited with (max. 6) consecutive calendar months of employment in the Allocation Period

☐	Must be credited with (max. 182) consecutive days of employment in the Allocation Period

7.4
☐ Additional Non-Safe Harbor Non-Elective Contributions. An Employer may make additional Non-Safe Harbor Non-Elective Contributions as selected in the "Additional Non-Safe Harbor Non-Elective Contribution Addendum" attached hereto.

Article 8 ☒ Rollovers and Employee Contributions

8.1
☒ Rollover Contributions. Rollover Contributions are permitted < ☐ beginning    (must be after the later of the Plan's original effective date or the restatement date) >, subject to the provisions selected below.

(a)	Rollover Contributions can be made to the Plan by: (check one)

☐	Any Employee (including those who are not Eligible Employees)

☒	Any Eligible Employee (whether a Participant or not)

☐	Any Eligible Employee who has become a Participant for Elective Deferral purposes

☐	Any Eligible Employee who has become a Participant for Non-Safe Harbor Matching Contribution purposes

☐	Any Eligible Employee who has become a Participant for Non-Safe Harbor Non-Elective Contribution purposes

(b)	Rollover Contributions will be accepted from the following types of plans: (check any that apply) ☒ Code §401(a) plans (qualified retirement plans)
☒ Code §403(a) plans (qualified annuity plans)
☒ Code §403(b) plans (annuities purchased by a Code §501(c)(3) organization and certain educational institutions)
☒     Code §408(a) plans (individual retirement accounts)
☒     Code §408(b) plans (individual retirement annuities)
☒     Code §457(b) plans (governmental only)

(c)	Rollover Contributions can also include the following: (check all that apply)
☒ Roth Elective Deferrals (Note• Can be checked only if this Plan also permits Roth Elective             Deferrals)

☐	Voluntary Employee Contributions

☐	Mandatory Employee Contributions

☐	Participant loans

☐	In kind distributions (other than Participant loans)

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(d) Rollover Contributions can be withdrawn from the Plan: (check one
☒     At any time

☐	Annually on a date set by the Administrator

☐	Semi-annually on dates set by the Administrator

☐	Quarterly on dates set by the Administrator

☐	Monthly on dates set by the Administrator

☐	Only upon Termination of Employment and only at the time selected in Section 15.5 of the Adoption Agreement

(e)	Rollover Contributions which are withdrawn from the Plan < ☒ can > < ☐ cannot > be redeposited in the Plan.

8.2
CI Voluntary Employee Contributions. Voluntary Employee Contributions are permitted < ☐ beginning     (must be after the later of the Plan's original effective date or the restatement date)> , subject to the provisions selected below.

(a)	Voluntary Employee Contributions can be made to the Plan by: (check one)

☐	Any Eligible Employee who has become a Participant for Elective Deferral purposes

☐	Any Eligible Employee who has become a Participant for Non-Safe Harbor Matching Contribution purposes

☐	Any Eligible Employee who has become a Participant for Non-Safe Harbor Non-Elective Contribution purposes

(b)
Minimum and Maximum Contribution. The minimum permitted Voluntary Employee Contribution is    % (enter zero if no minimum) of Compensation and the maximum permitted contribution is    % (max. 100) of Compensation.

Voluntary Employee Contributions can be made < ☐ annually > < ☐ monthly > < ☐ each payroll period >.

(c)	Voluntary Employee Contributions can be withdrawn from the Plan: (check one)

☐	At any time

☐	Annually on a date set by the Administrator

☐	Semi-annually on dates set by the Administrator

☐	Quarterly on dates set by the Administrator

☐	Monthly on dates set by the Administrator
Only upon Termination of Employment and only at the time selected in Section 15.5 of the Adoption Agreement

8.3
☐ Deemed IRAs. Deemed Individual Retirement Accounts are permitted < ☐ beginning    (must be after the later of the Plan's original effective date or the restatement date)> , subject to the provisions selected below. (check one)

☐	Any Eligible Employee who has become a Participant for Elective Deferral purposes

☐	Any Eligible Employee who has become a Participant for Non-Safe Harbor Matching Contribution purposes

☐	Any Eligible Employee who has become a Participant for Non-Safe Harbor Non-Elective Contribution purposes
Article 9 ☐ Prevailing Wage Contributions

9.1
Prevailing Wage Contributions. Subject to Section 3.6 of the Basic Plan, the Employer will make contributions to the Plan for the Prevailing Wage Service of each Participant < ☐ who is an NHCE >. The Administrator may promulgate additional rules and procedures regarding Prevailing Wage Contributions in an administrative policy regarding Prevailing Wage Contributions.

9.2
Vesting. Prevailing Wage contributions are 100% Vested at all times unless they are "annualized" pursuant to Department of Labor Regulations, in which case they will be Vested in accordance with the schedule

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selected in Section 10.6 of the Adoption Agreement. Notwithstanding the foregoing, to the extent a Prevailing Wage contribution is used to offset an Employer contribution that is required to be 100% Vested at all times, such Prevailing Wage contribution will also be 100% Vested at all times.
Article 10 Vesting Requirements

10.1
Full and Immediate Vesting Upon Retirement, Death or Disability. A Participant's Vested Interest in his or her Participant's Account will be 100% upon reaching Normal Retirement Age and upon the occurrence of the following: (check all that apply)

☐	Reaching Early Retirement Age
☒    Death prior to Termination of Employment        ☒    Disability prior to Termination of Employment

10.2
Elective Deferrals, QMACs, QNECs and ADP Safe Harbor Contributions. A Participant's Vested Interest in all Elective Deferrals, QMACS, QNECs and ADP Safe Harbor Contributions allocated to him or her will be 100% at all times.

10.3	☐ ACP Safe Harbor Matching Contributions. A Participant's Vested Interest in his or her ACP Safe Harbor Matching Contribution Account will be determined by the provisions selected below.

(a)	The Vesting schedule for ACP Safe Harbor Matching Contributions in a non-Top Heavy Plan Year is: (check one)

☐	100% full and immediate

☐	The schedule set forth below

1 Year / Period of Service         %
2 Years / Periods of Service     % (must be at least 20% unless 100% Vesting occurs after 3 years)
3 Years I Periods of Service     % (must be at least 40%)
4 Years / Periods of Service     % (must be at least 60%)
5 Years / Periods of Service     % (must be at least 80%)
6 Years / Periods of Service     % (must be 100%)

(b)	The Vesting schedule for ACP Safe Harbor Matching Contributions in a Top Heavy Plan Year is: (check one)

☐	100% full and immediate

☐	The schedule set forth below

1 Year / Period of Service
2 Years I Periods of Service     % (must be at least 20% unless 100% Vesting occurs after 3 years)
3 Years / Periods of Service     % (must be at least 40%)
4 Years / Periods of Service     % (must be at least 60%)
5 Years / Periods of Service     % (must be at least 80%)
6 Years / Periods of Service     % (must be 100%)

(c)
☐ Vesting Schedule for Pre-EGTRRA Contributions. Notwithstanding paragraphs (a) and (b) above, a Participant's Vested Interest in ACP Safe Harbor Contributions which were made to the Plan prior to January 1, 2001 will be determined in accordance with the Vesting schedule in effect when such contributions were made to the Plan.

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(d)
☐ Service Excluded for Vesting. All Service with the Employer is counted in determining a Participant's Vested Interest in the ACP Safe Harbor Matching Contribution Account except the following: (check all that apply)

☐ Service before age 18
☐ Service before the Employer maintained this Plan or a predecessor plan
☐ Service during a period for which the Employee made no mandatory contributions to the Plan

10.4	☒ Non-Safe Harbor Matching Contributions. A Participant's Vested Interest in his or her Non-Safe Harbor Matching Contribution Account will be determined by the provisions below selected below.

(a)	The Vesting schedule for Non-Safe Harbor Matching Contributions in a non-Top Heavy Plan Year is: (check one)

☐ 100% full and immediate
☒ The schedule set forth below

1 Year / Period of Service	0%

2 Years / Periods of Service	0% (must be at least 20% unless 100% Vesting occurs after 3 years)

3 Years / Periods of Service	100% (must be at least 40%)

4 Years / Periods of Service	100% (must be at least 60%)

5 Years / Periods of Service	100% (must be at least 80%)

6 Years / Periods of Service	100% (must be 100%)

(b)	The Vesting schedule for Non-Safe Harbor Matching Contributions in a Top Heavy Plan Year is: (check one)
☐ 100% full and immediate

☒ The schedule set forth below

1 Year / Period of Service    0%
2 Years / Periods of Service    0%    (must be at least 20% unless 100% Vesting occurs after 3

        years)
3 Years / Periods of Service    100%    (must be at least 40%)
4 Years / Periods of Service    100%    (must be at least 60%)
5 Years / Periods of Service    100%    (must be at least 80%)
6 Years / Periods of Service    100%    (must be 100%)

(c) ☐
Vesting Schedule for Pre-EGTRRA Contributions. Notwithstanding paragraphs (a) and (b) above, a Participant's Vested Interest in Non-Safe Harbor Matching Contributions which were made to the Plan prior to January 1, 2001 will be determined in accordance with the Vesting schedule in effect when such contributions were made to the Plan.

(d) ☐
Service Excluded for Vesting. All Service with the Employer is counted in determining a Participant's Vested Interest in the Non-Safe Harbor Matching Contribution Account except the following: (check all that apply)

☐	Service before age 18

☐	Service before the Employer maintained this Plan or a predecessor plan

☐	Service during a period for which the Employee made no mandatory contributions to the Plan

10.5
☒ Non-Safe Harbor Non-Elective Contributions. A Participant's Vested Interest in all Non-Safe Harbor Non-Elective Contributions allocated to him or her will be determined by the provisions selected below.

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(a)	The Vesting schedule for Non-Safe Harbor Non-Elective Contributions in a non-Top Heavy Plan Year Is: (check one)
☐ 100% full and immediate
☐ 7 Year Graded
☐ 5 Year Cliff

☒ The schedule set forth below

1 Year / Period of Service    0%
2 Years / Periods of Service    0%    (must be at least 20% unless 100% Vesting occurs after 3

        years))
3 Years / Periods of Service    100%    (must be at least 40%)
4 Years / Periods of Service    100%    (must be at least 60%)
5 Years / Periods of Service    100%    (must be at least 80%)
6 Years / Periods of Service 100%    (must bet 100%)

(b)	The Vesting schedule for Non-Safe Harbor Non-Elective Contributions in a Top Heavy Plan Year is: (check one)
☒ 100% full and immediate The schedule set forth below

1 Year / Period of Service    0%
2 Years / Periods of Service    0%(must be at least 20% unless 100% Vesting occurs after 3 years))
3 Years / Periods of Service    100%    (must be at least 40%)
4 Years / Periods of Service    100%    (must be at least 60%)
5 Years / Periods of Service    100%    (must be at least 80%)
6 Years / Periods of Service 100%    (must be100%)

(c)
Service Excluded for Vesting. All Service with the Employer is counted in determining a Participant's Vested Interest in the Non-Safe Harbor Non-Elective Contribution Account except the following: (check all that apply)

☐	Years of Service before age 18

☐	Years of Service before the Employer maintained this Plan or a predecessor plan

☐	Years of Service during a period for which the Employee made no mandatory contributions to the Plan

10.6 ☐
Prevailing Wage Contributions. Except as otherwise provided in Section 9.2 of the Adoption Agreement, a Participant's Vested Interest in all Prevailing Wage contributions allocated to him or her will be determined by the provisions below.

(a)	The Vesting schedule for Prevailing Wage Contributions in a non-Top Heavy Plan Year is: (check one)

☐	100% full and immediate

☐	7 Year Graded

☐	5 Year Cliff

☐	The schedule set forth below

1 Year / Period of Service     %
2 Years / Periods of Service     %    (must be at least 20% unless 100% Vesting occurs after 3

        years))

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3 Years / Periods of Service     %    (must be at least 40%)
4 Years / Periods of Service     %    (must be at least 60%)
5 Years / Periods of Service     %    (must be at least 80%)
6 Years / Periods of Service %    (must be 100%)

(b)	The Vesting schedule for Prevailing Wage Contributions in a Top Heavy Plan Year is: (check one)

☐	100% full and immediate

The schedule set forth below

1 Year / Period of Service     %
2 Years / Periods of Service     %    (must be at least 20% unless 100% Vesting occurs after 3

        years))
3 Years / Periods of Service     %    (must be at least 40%)
4 Years / Periods of Service     %    (must be at least 60%)
5 Years / Periods of Service     %    (must be at least 80%)
6 Years / Periods of Service %    (must be100%)

(c) ☐
Service Excluded for Vesting. All Service with the Employer is counted in determining a Participant's Vested Interest in the Prevailing Wage Contribution Account except the following: (check all that apply)

☐	Years of Service before age 18

☐	Years of Service before the Employer maintained this Plan or a predecessor plan

☐	Years of Service during a period for which the Employee made no mandatory contributions to the Plan
Article 11 Compensation Definitions

11.1	☒ Elective Deferrals. A Participant's Compensation for Elective Deferral purposes will be determined as selected below.
(a) Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

(b)	Elective contributions under Code §125, §132(f)(4), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☒	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)
☒    Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	☒ The following categories of remuneration will not be counted as Compensation: (check all that apply)

☒	1) Compensation received prior to becoming a Participant

☐	2) Compensation received while an ineligible Employee under Section 3.1(a) of the Adoption Agreement

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☒	3) All items in Regulation §1.414(s)-1(e)(3) (Le., expense allowances, fringe benefit, moving expenses, etc.)

☐	4) Post-Severance Compensation

☐	5) Deemed 125 Compensation

☐	6) Bonuses

☐	7) Overtime

☐	8) Commissions I

☐	9) Other (describe)

If checked, the Plan's definition of compensation may fail to satisfy, the safe harbor requirements unless such compensation is excluded only with respect to Highly Compensated Employees under paragraph (e) below.

(e) ☐	The amounts excluded under (d)(4) _ (9) will only be excluded with respect to: (check all that apply)

☐	Highly Compensated Employees

☐	Other (cannot be a class that only includes NHCEs)

11.2
☐ ADP Safe Harbor Contributions. A Participant's Compensation for purposes of any ADP Safe Harbor Contributions contributed under Section 5 of the Adoption Agreement will be determined as selected below.

(a) Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Safe Harbor Code §415 Compensation

(b)	Elective contributions under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☐	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one) 1 1 Plan Year
☐ Fiscal Year ending on or within the Plan Year or Calendar year ending on or within the Plan Year

(d)	☐ The following categories of remuneration will not be counted as Compensation: (check all that apply)

☐	1) Compensation received prior to becoming a Participant

☐	2) Compensation received while an ineligible Employee under Sections 3.1(a) and (b) of the Adoption Agreement

☐	3) All items in Regulation §1.414(s)-1(c)(3) (Le., expense allowances, fringe benefit, moving expenses, etc.)

☐	4) Post-Severance Compensation L

☐	5) Deemed 125 Compensation

☐	6) Bonuses I

☐	7) Overtime

☐	8) Commissions

☐	9) Other (describe) \

If checked, the Plan's definition of compensation may fail to satisfy the safe harbor requirements unless such compensation is excluded only with respect to Highly Compensated Employees under paragraph (e) below.

(e) ☐	The amounts excluded under (d)(4) _ (9) will only be excluded with respect to: (check all that apply)

☐	Highly Compensated Employees

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☐	Other (cannot be a class that only includes NHCEs)

11.3
ACP Safe Harbor Contributions. A Participant’s Compensation for purposes of any ACP Safe Harbor Contributions contributed under Section 5 of the Adoption Agreement will be determined as selected below.

(a)	Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Safe Harbor Code §415 Compensation

(b)	Elective contributions under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☐	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)

☐	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	CI The following categories of remuneration will not be counted as Compensation: (check all that apply)

☐	1) Compensation received prior to becoming a Participant

☐	2) Compensation received while an ineligible Employee under Sections 3.1(a) and (c) of the Adoption Agreement

☐	3) All items in Regulation §1.414(s)-1(c)(3) (i.e., expense allowances, fringe benefit, moving expenses, etc.)

☐	4) Post-Severance Compensation (1)

☐	5) Deemed 125 Compensation (1)

☐	6) Bonuses (1)

☐	7) Overtime (1)

☐	8) Commissions (1)

☐	9) Other (describe) (1)

(1) If checked, the Plan's definition of compensation may fail to satisfy the safe harbor requirements unless such compensation is excluded only with respect to Highly Compensated Employees under paragraph (e) below.

(e) ☐	The amounts excluded under (d)(4) — (9) will only be excluded with respect to: (check all that apply)

☐	Highly Compensated Employees

☐	Other (cannot be a class that only includes NHCEs)

11.4 ☒
Non-Safe Harbor Matching Contributions. A Participant's Compensation for purposes of Non-Safe Harbor Matching Contributions contributed under Section 6 of the Adoption Agreement will be determined as selected below.

(a)	Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

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(b)	Elective contributions under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☒	e included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)

☒	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	☒ The following categories of remuneration will not be counted as Compensation: (check all that apply)

☒	1) Compensation received prior to becoming a Participant for Non-Safe Harbor Matching Contributions

☐	2) Compensation received while an ineligible Employee under Section 3.1(d) of the Adoption Agreement

☒	3) All items in Regulation §1.414(s)-1(c) (i.e., expense allowances, fringe benefit, moving expenses, etc.)

☐	4) Post-Severance Compensation (1)

☐	5) Deemed 125 Compensation (1)

☐	6) Bonuses (1)

☐	7) Overtime (1)

☐	8) Commissions (1)

☐	9) Other (describe) (1)
(1) If checked, the Plan's definition of compensation may fail to satisfy, the safe harbor requirements unless such compensation is excluded only with respect to Highly Compensated Employees under paragraph (e) below.

(e) ☐	The amounts excluded under (d)(4) - (9) will only be excluded with respect to: (check all that apply)

☐	Highly Compensated Employees

☐	Other (cannot be a class that only includes NHCEs)

11.5
☒ Non-Safe Harbor Non-Elective Contributions. A Participant's Compensation for purposes of Non-Safe Harbor Non-Elective Contributions contributed under Section 7 of the Adoption Agreement will be determined as selected below.

(a)	Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

(b)	Elective contributions under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☒	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)
☒ Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

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(d)	☒ The following categories of remuneration will not be counted as Compensation: (check all that apply)

☒	1) Compensation received prior to becoming a Participant for Non-Safe Harbor Non-Elective Contributions

☐	2) Compensation received while an ineligible Employee under Section 3.1(e) of the Adoption Agreement

☒	3) All items in Regulation §1.414(s)-1(c) (3) (i.e., expense allowances, fringe benefit, moving expenses, etc.)

☐	4) Post-Severance Compensation (1)

☐	5) Deemed 125 Compensation (1)

☐	6) Bonuses (1)

☐	7) Overtime (1)

☐	8) Commissions (1)

☐	9) Other (describe) (1)

(1) If checked, the Plan's definition of compensation may fail to satisfy, the safe harbor requirements unless such compensation is excluded only with respect to Highly Compensated Employees under paragraph (e) below.

(e) ☐	The amounts excluded under (d)(4) — (9) will only be excluded with respect: (check all that apply)

☐	Highly Compensated Employees

☐	Other (cannot be a class that only includes NHCEs)

(f) ☐
Imputed Compensation During Periods of Disability. Subject to section 1.39(c) and Section 1.41(g) of the Basic Plan, a Participant's Compensation will be imputed during periods of total disability (as defined in Code §22(e)(3)) in determining or allocating Non-Safe Harbor Non-Elective Contributions. Any such imputation will be limited to the number of Plan Years (and Limitation Years) specified in an administrative policy, and the number of such Plan Years and Limitations Years can be different for affected Participants who are HCEs and those who are NHCEs.

11.6 ☐
Voluntary Employee Contributions. A Participant's Compensation for purposes of any Voluntary Employee Contributions contributed under Section 8.2 of the Adoption Agreement will be determined as selected below.

(a)	Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Safe Harbor Code §415 Compensation

(b)	Elective contributions under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☐	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)

☐	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	The following categories of remuneration will not be counted as Compensation: (check all that apply)

☐	1)Compensation received prior to becoming a Participant

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☐	2) Compensation received while an ineligible Employee under Section 3.1(a) of the Adoption Agreement

☐	3) All items in Regulation §1.414(s)-1(c)(3) (i.e., expense allowances, fringe benefit, moving expenses, etc.)

☐	4) Post-Severance Compensation (1)

☐	5) Deemed 125 Compensation (1)

☐	6) Bonuses (1)

☐	7) Overtime (1)

☐	8) Commissions (1)

☐	9) Other (describe) (1)

(1)If checked, the Plan's definition of compensation may fail to satisfy, the safe harbor requirements unless such compensation is excluded only with respect to Highly Compensated Employees under paragraph (e) below.

(e)	The amounts excluded under (d)(4) – (9) will only be excluded with respect: (check all that apply)

☐	Highly Compensated Employees

☐	Other (cannot be a class that only includes NHCEs)

11.7
Code §415(c)(3) Compensation for Top Heavy Allocation Purposes and Key Employee Determinations. An Employee's Code §41 5(c)(3) Compensation used to determine any Top Heavy Minimum Allocations and whether an Employee is also a Key Employee is based on the selection below.

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

☐	Statutory Code §415 Compensation

11.8
Code §415(c)(3) Compensation for Code §415 Limitation Determinations. An Employees Code §415(c)(3) Compensation used to determine the Employee's Annual Addition limitation under Article 6 of the Basic Plan is based on the selection below.

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

☐	Statutory Code §415 Compensation

11.9
Code §415(c)(3) Compensation for Highly Compensated Employee Determinations and Other Statutory Purposes. An Employee's Code §415(c)(3) Compensation used to determine whether the Employee is also a Highly Compensated Employee, and for other statutory purposes that do not appear elsewhere in this Adoption Agreement, is based on the selection below.

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

☐	Statutory Code §415 Compensation

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Article 12	☒ Allocation of Forfeitures

12.1	Time When Forfeitures Occur. Forfeitures of any kind will occur: (check one)
☒     When a Terminated Participant's entire Vested Account has been distributed (or after 5 consecutive Breaks in Service, if earlier)

☐	After a Terminated Participant incurs (max. 5) consecutive Breaks in Service

12.2 ☐
ACP Safe Harbor Matching Contributions. Forfeitures of ACP Safe Harbor Matching Contributions which are not used to pay administrative expenses as permitted under Section 3.13(b) of the Basic Plan will be allocated (or used) as follows:

(a) Forfeitures attributable to ACP Safe Harbor Matching Contributions will be: (check one)

☐	1) Used to reduce Employer contributions as described in Section 3.13(6)(2) of the Basic Plan

☐	2) Added to Employer contributions as described in Section 3.13(b)(2) of the Basic Plan

☐	3) Allocated to Benefiting Participants pro-rata based on his or her Compensation for the Plan Year

(b) ☐
Participants Eligible to Be Benefiting Participants. The following are eligible to be Benefiting Participants for an Allocation Period with respect to Forfeitures allocated under paragraph (a)(3) above:

☐	Those who are Participants for Elective Deferral purposes (whether they defer or not)

☐	Those who are Participants for Non-Safe Harbor Matching Contribution purposes

☐	Those who are Participants for Non-Safe Harbor Non-Elective Contribution purposes

12.3
☒ Non-Safe Harbor Matching Contributions. Forfeitures of Non-Safe Harbor Matching Contributions which are not used to pay administrative expenses as permitted under Section 3.13(b) of the Basic Plan will be allocated (or used) as follows:

(a) Forfeitures attributable to Non-Safe Harbor Matching Contributions will be: (check one)

☒	1) Used to reduce Employer contributions as described in Section 3.13(b)(2) of the Basic Plan

☐	2) Added to Employer contributions as described in Section 3.13(b)(2) of the Basic Plan

☐	3) Allocated to Benefiting Participants in the manner selected in paragraphs (b), (c) and (d) below

(b) ☐	Method of Allocation. Forfeitures allocated under (a)(3) will be allocated to each Benefiting Participant as follows:

☐	Pro-rata based on his or her Compensation for the Plan Year

☐	Pro-rata based on his or her Elective Deferrals for the Plan Year

☐	Pro-rata based on his or her Non-Safe Harbor Matching Contributions for the Plan Year _

☐	Pro-rata based on his or her Non-Safe Harbor Matching Contribution Account balance

(c) ☐
Participants Eligible to Be Benefiting Participants. The following are eligible to be Benefiting Participants for an Allocation Period with respect to Forfeitures allocated under paragraph (a)(3) above:

☐	Those who are Participants for Elective Deferral purposes

☐	Those who are Participants for Non-Safe Harbor Matching Contribution purposes

☐	Those who are Participants for Non-Safe Harbor Non-Elective Contribution purposes

(d) ☐
Benefiting Participants. Any Participant selected in paragraph (c) < ☐ who is a NFICE for the Allocation Period > will be a Benefiting Participant for purposes of the allocations under paragraph (a)(3) above, provided the Participant also satisfies the applicable requirements in Section 6.2 of the Adoption Agreement.

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12.4
Non-Safe Harbor Non-Elective Contributions. Forfeitures of Non-Safe Harbor Non-Elective Contributions which are not used to pay administrative expenses as permitted under Section 3.13(b) of the Basic Plan will be allocated (or used) as follows:

(a) ☒ Forfeitures attributable to Non-Safe Harbor Non-Elective Contributions will be: (check one)

☒	1) Used to reduce Employer contributions as described in Section 3.13(b)(2) of the Basic Plan

☐	2) Added to Employer contributions as described in Section 3.13(b)(2) of the Basic Plan

☐	3) Allocated to Benefiting Participants in the manner selected in paragraphs (b), (c) and (d) below

(b) ☐	Method of Allocation. Forfeitures allocated under (a)(3) will be allocated to each Benefiting Participant as follows:

☐	Pro-rata based on his or her Compensation for the Plan Year

☐	Pro-rata based on his or her Elective Deferrals for the Plan Year

☐	Pro-rata based on his or her Non-Safe Harbor Non-Elective Contributions for the Plan Year

☐	Pro-rata based on his or her Non-Safe Harbor Non-Elective Contribution Account balance

(c) ☐
Participants Eligible to Be Benefiting Participants. The following are eligible to be Benefiting Participants for an Allocation Period with respect to Forfeitures allocated under paragraph (a)(3) above:

☐	Those who are Participants for Elective Deferral purposes

☐	Those who are Participants for Non-Safe Harbor Matching Contribution purposes

☐	Those who are Participants for Non-Safe Harbor Non-Elective Contribution purposes

(d) ☐
Benefiting Participants. Any Participant selected in paragraph (c) < ☐ who is a NHCE for the Allocation Period > will be a Benefiting Participant for purposes of the allocations under paragraph (a)(3) above, provided the Participant also satisfies the applicable requirements in Section 7.3 of the Adoption Agreement.

Article 13 Allocation of Earnings and Losses

13.1	Allocation Method. Investment earnings and losses will be allocated to each Participant's Account in a non-discriminatory manner in accordance with the terms of Section 3.12 of the Basic Plan.

Article 14 Normal and Early Retirement Age

14.1	Normal Retirement Age. The Plan's Normal Retirement Age is Age 65 (max. 65)

☒	Or the 3rd (max. 5th) anniversary of becoming a Participant in the Plan, if later

☐	Or the date the Participant is credited with at least Years/Periods of Service, if later, but in no event later than the later of Age 65 or the 5th anniversary of becoming a Participant in the Plan

14.2	Normal Retirement Date. The Plan's Normal Retirement Date is as selected below. (check one)
☐ The Anniversary Date following the date a Participant reaches Normal Retirement Age
☐ The Anniversary Date nearest the date a Participant reaches Normal Retirement Age
☐ The first day of the month following the date a Participant reaches Normal Retirement Age
☐ The first day of the month nearest the date a Participant reaches Normal Retirement Age
☒ The same date a Participant reaches Normal Retirement Age

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14.3☐	Early Retirement Age. Early Retirement is permitted, and the Plan's Early Retirement Age is Age ____________ (max. 64)

☐	Or if later, the date the Participant is credited with at least ____ Years/Periods of Service

☐	Provided the Participant is also credited with at least ______Years/Periods of Service

14.4	☐ Early Retirement Date. The Early Retirement Date is as selected below. (check one)

☐	Any Anniversary Date after a Participant reaches Early Retirement Age

☐	The first day of any month after a Participant reaches Early Retirement Age

☐	Any date after a Participant reaches Early Retirement Age

Article 15 Distribution Provisions

15.1
Normal Form of Distribution for Distributions Other Than Death Benefits. The benefit payable to a Participant who Terminates Employment with the Employer for reasons other than death will be distributed in the manner selected below.

(a)	☒ Lump Sum Payment < ☐ and the Optional Forms of Distribution are: (check all that apply) >

☐	Installment payments

☐	Partial payments as requested from time to time by the Participant

☐	Any form of annuity which can he purchased from an insurance company (subject to the QJSA rules)

(b) ☐	Installment Payments < ☐ and the Optional Forms of Distribution are: (check all that apply) >

☐	A lump sum payment

☐	Partial payments as requested from time to time by the Participant

☐	Any form of annuity which can he purchased from an insurance company (subject to the QJSA rules)

(c) ☐	Qualified Joint and Survivor Annuity < ☐ and the Optional Forms of Distribution are: (check all that apply) >

☐	A lump sum payment

☐	Installment payments

☐	Partial payments as requested from time to time by the Participant

☐	Any other form of annuity which can be purchased from an insurance company

15.2
Distribution of Benefits Because of Retirement. With respect to a Participant who Terminates Employment because of retirement or on or after his or her Normal (or Early) Retirement Date, distribution will be made in a form permitted under Section 15.1 and will occur within an administratively reasonable time after the Participant's Normal (or Early) Retirement Date.

15.3
Distribution of Benefits Because of Disability. With respect to a Participant who Terminates Employment because of his or her Disability, distribution will be made in a form permitted under Section 15.1 and in accordance with the provisions selected below.

(a) Time of Distribution. Distribution of a Disability Benefit will be made: (check one)

☐	Within an administratively reasonable time after Termination of Employment

☒	In accordance with the distribution requirements in Section 15.5 below

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(b)
Definition of Disability. A Participant will be considered to have suffered a Disability for Plan purposes if the Participant suffers a mental or physical impairment while still an Employee which: (check all that apply)

☒ In the opinion of a physician acceptable to the Administrator, totally and permanently prevents     the Participant from engaging in any occupation for pay or profit.
☒ In the opinion of a physician acceptable to the Administrator, totally and permanently     prevents     the Participant from performing customary and usual duties for the Employer
☒ In the opinion of the Social Security Administration, qualifies the Participant for disability     benefits under the Social Security Act in effect on the date the Participant suffers the     mental or physical impairment.

☐	In the opinion of the insurance company, qualifies the Participant for benefits under an Employer-sponsored long-term disability plan which is administered by an independent third party.

(c) ☐
Exceptions. Notwithstanding (b) above, a Participant will not be considered to have suffered a Disability for purposes of the Plan if the mental or physical impairment is the result of (check all that apply)

☐	The illegal use of drugs or intoxicants

☐	An intentionally self-inflicted injury or sickness

☐	An injury suffered as a result of an unlawful or criminal act by the Participant

15.4
Distribution of Benefits Upon Death. With respect to any portion of a deceased Participant's Vested Aggregate Account which is subject to the QJSA requirements, any death benefit payable therefrom to such deceased Participant's surviving Spouse will be distributed as a Qualified Pre-Retirement Survivor Annuity unless the QPSA has been waived by the Participant in accordance with Section 5.8 of the Basic Plan (or has been waived by the surviving Spouse if elected in paragraph (c) below). With respect to any death benefit payable to a non-Spouse Beneficiary, any death benefit payable to a surviving Spouse where the QPSA has been waived, or any death benefit payable from a portion of a deceased Participant's Vested Aggregate Account which is not subject to the QJSA requirements, any such death benefit will be distributed in the form of distribution selected in paragraph (a) below.

(a)
Form of distribution (other than a required QPSA). A Beneficiary can elect to have a death benefit (other than a QPSA) to which he or she is entitled distributed in the following manner: (check all that apply)

☒	In a lump sum payment

☐	In installment payments (if elected by the Beneficiary)

☐	In partial payments as requested from time to time by the Beneficiary

☐	Any form of annuity which can be purchased from an insurance company (subject to the QPSA rules)

(b)	Value of QPSA. With respect to any portion of a deceased Participant's Vested Aggregate Account which is subject to the COSA requirements, the value of a QPSA is:

☐	50% of the deceased Participant's Vested Aggregate Account

☐	100% of the deceased Participant's Vested Aggregate Account

(c)
Spousal Waiver of QPSA. With respect to any portion of a deceased Participant's Vested Aggregate Account which is subject to the (NSA requirements, if a Participant did not waive the QPSA prior to death, the deceased Participant's surviving Spouse is < ☐ not > permitted to waive the QPSA after the Participant's death.

15.5
Distribution of Benefits for Reasons Other than Retirement Death or Disability. With respect to a Participant who Terminates Employment for reasons other than retirement, death or Disability, distribution will be made in a form permitted under Section 15.1 and will occur within an administratively reasonable time after the date selected below.

Prototype 401(k) Non-Std.    Page 32 of 38    IRS Serial No. M391053a

☐	The Participant has a 1-year Break in Service

☐	The Participant has (max. 5) consecutive 1-year Breaks in Service

☐	The end of the Plan Year in which the Participant Terminates Employment

☐	The Participant Terminates Employment

☐	The Participant Terminates Employment, but not more than ___ days after Termination of Employment

☐	The Participant Terminates Employment, but not earlier than ___ days after Termination of Employment

☐	The next Valuation Date of the Plan

☒	The Participant requests payment

☐	The date the Participant reaches his or her Normal (or Early) Retirement Age under the Plan

15.6
☒ Mandatory Cash-Outs. Subject to Section 5.5 of the Basic Plan, the Administrator will distribute a Vested Aggregate Account without the consent of any Participant who Terminates Employment based on the threshold selected below.

☒	$5,000 < ☒ including > < ☐ excluding > Rollover Contributions

☐	$1,000 including Rollover Contributions

☐	$ (must be less than $5,000 but more than $1,000) including Rollover Contributions

☐	$ (must be less than $1,000) including Rollover Contributions

15.7	☒ In-Service Distributions. Distributions may be made to a Participant < ☐ who is a NHCE > while he or she is still employed by the Employer as selected below.
(a)    ☒ Distributions to Participants Still Employed After Normal Retirement Age. Subject to Section     4.2 of the Basic Plan, a Participant who has reached Normal Retirement Age but has not     Terminated Employment with the Employer can withdraw all or any portion of his or her Vested     Aggregate Account balance.

(b)
☒ Distributions to Participants Still Employed Before Normal Retirement Age. Subject to Section 5.17 of the Basic Plan, a Participant who has not reached Normal Retirement Age and has not Terminated Employment with the Employer can withdraw all or any portion of his or her Vested Interest in the account or accounts selected below.

(1)
Elective Deferral, QMAC/CINEC Accounts and ADP Safe Harbor Contribution Accounts. A Participant who has reached Age 59-1/2 (at least 59%) can withdraw all or a portion of his or her: (check all that apply)

☒	Elective Deferral Account

☒	Qualified Matching Contribution Account

☒	Qualified Non-Elective Contribution Account

☐	ADP Safe Harbor Contribution Account

(2)
Non-Safe Harbor Matching Contribution Accounts, Non-Safe Harbor Non-Elective Contribution Accounts and ACP Safe Harbor Contribution Accounts. A Participant who has satisfied the conditions selected in subparagraph (3) below can withdraw all or a portion of his or her (check all that apply)

☒ Vested Non-Safe Harbor Matching Contribution Account
☒ Vested Non-Safe Harbor Non-Elective Contribution Account
☐ Vested ACP Safe Harbor Contribution Account

(3)	Conditions for Withdrawals Under Subparagraph (2). A Participant must satisfy the conditions selected below in order to make a withdrawal as selected in subparagraph (2) above. (check all that apply)

☐	The Participant must have a 100% Vested Interest in the account

Prototype 401(k) Non-Std.    Page 33 of 38    IRS Serial No. M391053a

☒	The Participant must have reached Age 59-1/2

☐	The Participant must have been a Participant for at least 5 years

☐	The amount being distributed must have accumulated in the account for at least 2 years

☐	Other

15.8
☒ Financial Hardship Distributions. A Participant < ☒ who is still an Employee > can take a hardship distribution from the Plan, subject to Section 5.16 of the Basic Plan and subject to the terms and conditions set forth in an administrative policy regarding financial hardship distributions.

15.9
Definition of Spouse. For purposes of the Plan, a Spouse is the person to whom a Participant is legally married < ☐ throughout the one year period ending on the earlier of the Annuity Starting Date or the date of the Participant's death >.

15.10	QDRO Distributions. Benefits payable pursuant to a Qualified Domestic Relations Order are distributable as selected below.

☐	Such benefits cannot be distributed until the affected Participant has reached the Earliest Retirement Age
☒ Such benefits can be distributed at any time (even if the affected Participant has not yet reached the Earliest Retirement Age)

15.11	Required Minimum Distributions. In applying the required minimum distribution requirements set forth in Section 5.9 of the Basic Plan, the following provisions will apply:

(a)	Required Beginning Date. The Required Beginning Date for Participants who are not 5% owners is: (check one)

☐	(1) April 1st of the calendar year following the calendar year in which the Employee reaches Age 701/2

☒	(2) April 1st of the calendar year following the later of the calendar year in which the Employee reaches Age 701/2 or the calendar year in which the Employee retires

(b)
Required Distributions After Death. If a Participant dies before distributions are required to begin and there is a Designated Beneficiary, Section 5.9 of the Basic Plan requires that a Participant's entire interest be distributed to the Designated Beneficiary by December 31st of the calendar year containing the 5th anniversary of the Participant's death < ☐ but the Participant or Designated Beneficiary may elect the Life Expectancy method as described in Section 5.9 of the Basic Plan >.

(c)	Effective Date. The required minimum distribution rules apply to distributions made on or after January 1, 2003 < ☐ and also to distributions made on or after (must be on or after January 1, 2002) >.
Article 16 ☒ Loans, Insurance and Directed investments

16.1
☒ Loans to Participants. Subject to Section 7.1 of the Basic Plan and a written procedure established by the Employer, loans can be made to Participants from the Plan < ☐. beginning _________ (must be after the later of the Plan's original effective date or the restatement date)>.

16.2 ☐	Purchase of Insurance. Subject to Section 7.2 of the Basic Plan, insurance Policies can be purchased on the life of Participant at the direction of the following: (check all that apply)

☐	The Administrator

☐	The Participant

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16.3
☒ Directed Investment Accounts. Subject to Section 7.4 of the Basic Plan and a written procedure established by the Employer, Participants can direct the investment of one or more of the their accounts maintained by the Plan < =. beginning (must be after the later of the Plan's original effective date or the restatement date)>.

Article 17 Top Heavy Allocations

17.1
Who Receives the Allocation. Subject to Section 3.14 of the Basic Plan, a Top Heavy Allocation will be made in each Top Heavy Plan Year to each Participant who is employed on the last day of the Plan Year < ☒ and is a Non-Key Employee >.

17.2
Top Heavy Ratio. In determining the Top Heavy Ratio, the interest and mortality factors set forth in Section 1.191(d) of the Basic Plan will be used < ☐     except as selected below (check all that apply)> .

☐	% interest will used prior to reaching Normal Retirement Age.

☐	% interest will used after reaching Normal Retirement Age.

☐	The ____________________ mortality table will be used after reaching Normal Retirement Age.

17.3
Participation in Multiple Plans. An eligible Participant as described in Section 17.1 above who participates in this Plan and in one or more defined benefit plans or in one or more other defined contribution Plans that are part of a Top Heavy Required Aggregation Group will receive the minimum Top Heavy benefit in the manner described in Section 3.14 of the Basic Plan.

Article 18 Testing Elections

18.1	ADP Testing. The ADP Test will be determined as selected below. (check one)

☒	Current year testing

☐	Prior year testing

☐	Prior year testing for the first Plan Year and current year testing thereafter, subject to Section 1.7 of the Basic Plan

18.2	ACP Testing. The ACP Test (if applicable) will be determined as selected below. (check one)

☒	Current year testing

☐	Prior year testing

☐	Prior year testing for the first Plan Year and current year testing thereafter, subject to Section 1.5 of the Basic Plan

18.3
Hypothetical Entry Date for Otherwise Excludable Participants. For any Plan Year in which a determination of Otherwise Excludable Participants must be made, the Hypothetical Entry Date related to any determination of an Otherwise Excludable Participant for purposes that include, but are not limited to, the ACP Test and/or the application of the general nondiscrimination test under Code §401(a)(4) (including determining the amount of, and which Participants are subject to, the Minimum Aggregate Allocation Gateway or Minimum Allocation Gateway requirement) is: (check one)

☐	The date that the Employee satisfies the maximum statutory age and service requirements under Code §410(a)(1)(A)

☒	The Employee's maximum statutory entry date under Code §410(a)(4) after the Employee satisfies the maximum statutory age and service requirements under Code §410(a)(1)(A)

☐	The Employee's Entry Date(s) under Section 3.3 for the component of the Plan for which the determination relates

Prototype 401(k) Non-Std.    Page 35 of 38    IRS Serial No. M391053a

18.4 ☐	Calendar Year Election. The calendar year election is being made for the purpose of determining who is a HCE.

18.5	☒ Top Paid Group Election. The top paid group election is being made for the purpose of determining who is a HCE.

Article 19 ☐ 401(k) SIMPLE Provisions

19. ☐
Election of SIMPLE Provisions. The Sponsoring Employer elects to have the 401(k) SIMPLE Provisions described in Section 3.16 of the Basic Plan apply, and the Employer will make the contribution selected in (a) or (b) below.

(a) ☐
Matching Contributions. The Employer will make a Matching Contribution equal to each "eligible employee's" Elective Deferral up to a limit of <☐ 3% > < ☐     _____% > of Compensation determined without regard to Code §401(a)(17). If the percentage is less than 3%, the restrictions in Section 3.16(1) of the Basic Plan apply.

(b)
Non-Elective Contributions. The Employer will make a Non-Elective Contribution equal to 2% of the compensation of each "eligible employee" who makes at least $_______________________ (max. $5,000) of Compensation for the year.

19.2 ☐
CI Revocation of SIMPLE Provisions. The Sponsoring Employer revokes the 40 I (k) SIMPLE Provisions previously elected, effective as of January 1 next following the date this Section 19.2 is signed and dated below by the Sponsoring Employer.

By_____________________________________ (on behalf of the Employer)	Dated

Article 20 Miscellaneous Provisions

20.1	Limitation Year. In applying the limitations under Code *415, the Limitation Year will be:

☒	Plan Year

☐	The Fiscal Year ending on or within the Plan Year

☐	The calendar year ending on or within the Plan Year

20.2
Failsafe Allocations. ☐ For any Plan Year in which the Plan fails to satisfy the average benefit percentage test of Code §410(b)(2) or the average benefits test of Regulation §1.401(a)(4), in accordance with Section 3.15 of the Basic Plan to the extent necessary to insure that the Plan satisfies one of the tests set forth in Code §410(b)(1)(A) (in which the Plan initially fails to benefit at least 70% of Non-Highly Compensated Employees) or Code §410(b)(1)(B) (in which the Plan initially fails to benefit a percentage of Non-Highly Compensated Employees that is at least 70% of the percentage of Highly Compensated Employees who benefit under the Plan), an additional Employer contribution may be made and allocated for certain Participants who are not Benefiting Participants for that Plan Year pursuant to the rankings below.

(a)	Participants eligible for the failsafe allocation will first be ranked by their (check one)

☐	Hours of Service (or months of Service if Elapsed Time) beginning with the < ☐highest > < ☐ lowest > number

☐	Compensation beginning with the < ☐ highest > < ☐lowest > amount

(b) ☐	Before an allocation is made, the Participants in (a) will be further ranked (check one)

☐	Beginning with those who are employed on the last day of Plan Year

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☐	Beginning with those who are credited with at least 1,000 hours of service (6 months of service if elapsed time)

20.3
Multiple Defined Contribution Plans. If a Participant (a) is or was covered under two or more current or terminated plans sponsored by the same Employer (or Employers in the same controlled or affiliated service group); or (b) is covered under either a welfare benefit fund as defined in Code §419(e), or an individual medical account as defined in Code §415(1)(2) under which amounts are treated as Annual Additions with respect to any Participant in this Plan, Annual Additions will be adjusted as follows:

☒	As set forth in Article 6 of the Basic Plan so the Annual Additions under this Plan will be reduced first

☐	As set forth in the Annual Addition Adjustment Addendum.

20.4	☒ Protected Benefits. The benefits set forth in the "Protected Benefits Addendum" are also permitted.

20.5
Prototype Sponsor Information. The Prototype Sponsor certifies that it will inform the Sponsoring Employer of any amendments to the Plan or of the Prototype Sponsor's discontinuance or abandonment of the Plan. For more information about the Plan, a Sponsoring Employer may contact the Prototype Sponsor (or its authorized representative) at the following address:

Prototype Sponsor Charles Schwab Bank
Address 211 Main Street, 14th Floor

City San Francisco	State CA ZIP Code 94105 Phone (888) 444-4015

20.6
Reliance. The adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the plan is qualified under Code §401 only to the extent provided in Revenue Procedure 2005-16. The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements that are specified in the opinion letter issued with respect to the plan and in Revenue Procedure 2005-16. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service. This Adoption Agreement may be used only in conjunction with Basic Plan #01. The appropriateness of the adoption of this Plan and the terms of the Adoption Agreement, its qualification with the IRS, and the tax and employee benefit consequences are the responsibility of the Employer and its tax and legal advisors, Failure to properly complete this Adoption Agreement may result in disqualification of the Plan.

Article 21 Signature Provisions
21.1     Signature of the Sponsoring Employer
By /s/ Gregory Sangalis        Date June 25, 2014

Print Name Gregory Sangalis        Title: Sr. Vice President

21.2	Signature of the Individual Trustees (the individual Trustees may sign here in lieu of executing the separate trust document)

Prototype 401(k) Non-Std.    Page 37 of 38    IRS Serial No. M391053a

Trustee #1	Date
Print Name
Trustee #2	Date
Print Name
Trustee #3	Date
Print Name
Trustee #4	Date
Print Name
Trustee #5	Date
Print Name
Trustee #6	Date
Print Name

21.3	Signature of the Corporate Trustee (the Corporate Trustee may sign here in lieu of executing the separate trust document)

By	Date
Print Name	Title:
21.4     Signature of the Custodian (complete only f a custodian has been appointed)

By	Date
Print Name	Title:

Prototype 401(k) Non-Std.    Page 38 of 38    IRS Serial No. M391053a

SCI 401(k) Retirement Savings Plan
Predecessor Service Addendum
Pursuant to section 2.2 of the Adoption Agreement, following are the Employees with respect to whom predecessor service with OPI shall apply:
Rosemary Amatong
Lucille Bean
Steve Bixler
Jasminka Blews
Daphne Chan
Chan Chang
Joseph Cherian
Betty Davis
Cristina Esquivel
Darren Felcman
Rory Green
Chris Hartman
Henry Higareda
Dawn Jackson-Pinson
Kim Kellog
Celestine Khuong
Michael Lambright
Hector Lewis
Jody Lewis
James Lierman
Ken Mathew
John Messenger
Chirag Patel
Naren Patel
Chris Pryor
Colin Ramsey
Charles Reynolds
Adrian Robles
Valeria Rose
Anu Shah
Fatima Skalski
Corina Slott
Mara Stephenson
Steve Webb

PROTECTED BENEFITS ADDENDUM
PLAN NAME SCI 401(k) Retirement Savings Plan
The following forms of distribution which are not accommodated in this Adoption Agreement are nevertheless permitted under this Plan.

1.
Notwithstanding Section 2.3(b) of the Adoption Agreement, an employee shall be credited with all Years of Vesting Service completed prior to a Break in Service if such Employee had a nonforfeitable accrued benefit under the SCI Cash Balance Plan or SCI Pension Plan at the time he first incurred a 1-year Break in Service.

2.
A Participant's Vested interest in his Prior Palm Mortuary Matching Contributions Account, his Prior WFG Matching Contributions Account, and his Prior WFG Non-Elective Contributions Account shall be 100% at all times.

3.
A Participant's Vested Interest in his Prior Palm Mortuary Non-Elective Contributions Account shall be as follows: 1 Year of Service - 20%; 2 Years of Service - 40%; 3 Years of Service - 60%; 4 Years of Service - 80%; 5 Years of Service - 100%.

4.
Notwithstanding section 15.1(a) and 15.4(a) of the Adoption Agreement, a former participant who is receiving installment payments from the portion of his Account under the prior WFG Employee Savings Plan shall continue to receive distributions under this form until he elects to receive distribution in full.

5.
6.
7.
8.
9.
10.

SIGNATURE OF THE PLAN SPONSOR
By:    /s/ Gregory Sangalis        Title: Sr. Vice President
Print Name:        Gregory Sangalis        Date: June 25, 2014

Page - 1 -

AMENDMENT TO THE BASIC PLAN DOCUMENT FOR THE
CHARLES SCHWAB DEFINED CONTRIBUTION PLAN AND TRUST PROTOTYPE
WHEREAS, Charles Schwab Bank (the “Prototype Sponsor”) sponsors The Charles Schwab Defined Contribution Plan and Trust (the “Plan”), an approved Prototype Plan; and
WHEREAS, the Prototype Sponsor has the ability to amend the Plan; and
WHEREAS, the Prototype Sponsor now desires to amend the Plan to reflect the applicable provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008.
NOW, THEREFORE, the Prototype Sponsor hereby amends the Basic Plan Document in the following respects, effective as of the dates specified in the Amendment:
Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”) Amendment
This amendment is intended as good faith compliance with the HEART Act and with guidance related thereto issued by the Internal Revenue Service in Notice 2010-15. To the extent an individual Sponsoring Employer does not adopt a contrary amendment or make a contrary election, this amendment supersedes any conflicting provisions of the Plan, any administrative policy, and/or any previously-adopted “good faith” amendment of the same subject matter, as applicable. This amendment is a “good faith” amendment, is not part of the pre-approved Plan, and, while it has not been reviewed by the Internal Revenue Service for compliance with the HEART Act, the adoption of this amendment does not, pursuant to Revenue Procedure 2007-44, affect the status of reliance upon the Plan.
Section 1. Optional Provisions of this Amendment
The following provisions are optional, and no optional provisions are required to be selected. If no optional provisions are selected, this amendment does not require signature, and the basic provisions of this amendment are effective on the indicated dates. If any or all provisions are selected (check box), then the amendment must be signed by an appropriate official of the Sponsoring Employer for the Optional Provisions of this Amendment to be effective.

1.1.	☐
Enable Employer Contributions upon Death - Employer Contributions WILL be made pursuant to the provisions of 3.4 hereunder in the event of the death of a Participant while performing Qualified Military Service, effective for deaths occurring on or after __________ (must be on or after January 1, 2007).

1.2.	☒
Deny Crediting of Vesting Service upon Disability - If a Participant suffers a Disability while performing Qualified Military Service, such Participant will NOT receive credit for Vesting purposes pursuant to the provisions of 4.1 hereunder with respect to his or her period of Qualified Military Service.

1.3.	☒
Deny Accelerated Vesting Upon Disability - If a Participant suffers a Disability while performing Qualified Military Service, such Participant will NOT be subject to the same accelerated vesting and other benefits contingent upon Disability pursuant to the provisions of 4.2.

1.4.	☐
Enable Employer Contributions upon Disability - Employer Contributions WILL be made pursuant to the provisions of 4.4 hereunder in the event of the Disability of a Participant while performing Qualified Military Service, effective for Disabilities occurring on or after ___________ (must be on or after January 1, 2007).

1.5.	☐
Enable Active Duty Severance (HEART) Distributions - Pursuant to the provisions of 5.2 hereunder, Active Duty Severance Distributions WILL be made available under the Plan effective ____________ (must be on or after January 1, 2009).

1.6.	☐
Enable Differential Pay As Compensation For Contributions - The Employer WILL treat Differential Wage Payments pursuant to 6.1 as Compensation for each component or type of contribution under the Plan effective __________ (must be on or after January 1, 2009). Selection of this option does not preclude treatment of any payments which may have been made to Participants as Compensation under the Plan during a prior period of military leave.

SCNpd29v120140101    1    SCN/HEART Act 2008

Signature of the Sponsoring Employer (only required if any Optional Provisions of this Amendment are selected)

By	/s/ Gregory Sangalis	Title	Sr. Vice-President

Print Name	Gregory Sangalis	Date	June 25, 2014

Plan Name	SCI 401(k) Retirement Savings Plan

SCNpd29v120140101    2    SCN/HEART Act 2008

Section 2. Definitions

2.1.
Differential Wage Payment. Effective for any remuneration after December 31, 2008, the term Differential Wage Payment means any payment as defined in Code §3401(h). Differential Wage Payments are any payment which (a) is made by an Employer to an individual with respect to any period during which the individual is performing Service in the Uniformed Services while on active duty for a period of more than 30 days, and (b) represents all or a portion of the wages the individual would have received from the Employer if the individual were performing service for the Employer.

An individual receiving a Differential Wage Payment (a) is treated as an Employee of the Employer making the payment, (b) the plan is not treated as failing to meet the requirements of any provisions described in Code §414(u)(1)(C), including nondiscrimination requirements, by reason of any contribution or benefit which is based on the Differential Wage Payment, (c) the Plan’s definition of Compensation will not fail to satisfy Code §414(s) merely because such payments are excluded from the Plan’s definition of Compensation for purposes of determining contributions under the Plan, and (d) the term Code §415(c)(3) Compensation as used in the Plan will include amounts received as Differential Wage Payments.

2.2.
Qualified Military Service. The term Qualified Military Service means any Service in the Uniformed Services by any individual if such individual is entitled to USERRA reemployment rights provided in accordance with Code §414(u).

2.3.
Service in the Uniformed Services. The term Service in the Uniformed Services is defined in chapter 43 of title 38, United States Code, which includes, but is not limited to the performance of duty on a voluntary or involuntary basis in a uniformed service including active duty, active duty and inactive duty training, and full-time National Guard duty, for the United States Armed Forces (Army, Navy, Air Force, Marine Corps, and Coast Guard), the Army National Guard and the Air National Guard, the commissioned corps of the Public Health Service and National Oceanic and Atmospheric Administration, and any other category of persons designated by the President in time of war or national emergency.

Section 3. Death Benefits

3.1.
Vesting Service. If a Participant dies on or after January 1, 2007, while performing Qualified Military Service, such Participant will receive service credit for Vesting purposes with respect to his or her period of Qualified Military Service upon the Participant’s death.

3.2.
Accelerated Vesting and Other Benefits. If a Participant dies on or after January 1, 2007, while performing Qualified Military Service, to the extent the Plan provides for accelerated vesting upon an Employee’s death or any other benefits, except Contributions, that are contingent upon an Employee’s death, then such Participant shall be subject to the same accelerated vesting and other benefits contingent upon the Participant’s death.

3.3.
Deemed Reemployment Date. A Participant described in 3.1 and 3.2 will be deemed (a) to have resumed employment with the Employer as of the day preceding the date of his or her death; and (b) to have Terminated Employment on the date of his or her death.

3.4.
Employer Contributions. If elected in Section 1.1 of this Amendment, if a Participant dies on or after January 1, 2007, while performing Qualified Military Service, such Participant will receive additional contributions on a reasonably equivalent basis for all similarly situated Participants in accordance with the following provisions:

(a)
If the Plan is a money purchase plan or a profit sharing plan without a 401(k) feature, then the Employer will make a contribution on behalf of such individual which is equal to the contribution that would have otherwise been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s death, based on

SCNpd29v120140101    3    SCN/HEART Act 2008

the Compensation such individual would have received from the Employer during his or her period of Qualified Military Service.

(b)
If the Plan is a profit sharing plan with a 401(k) feature, then (1) the Employer will make a Non-Elective Contribution on behalf of such individual which is equal to the Non-Elective Contribution that would otherwise have been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s death, based on the Compensation such individual would have received from the Employer during his or her period of Qualified Military Service; and (2) the Employer will make a Matching Contribution on behalf of such individual which is equal to the Matching Contribution that would otherwise have been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s death. Such Matching Contributions will be determined based upon the amount of deemed Elective Deferrals and/or Employee Contributions equal to (a) the average actual Elective Deferrals and/or Employee Contributions he or she made to the Plan during the 12-month period immediately preceding his or her Qualified Military Service; or (b) if the Participant had less than 12 months of service with the Employer before commencing Qualified Military Service, the average Elective Deferrals and/or Employee Contributions the Participant made during his or her actual length of continuous service with the Employer.

Notwithstanding this section (b), the Employer will not contribute the amount of deemed Elective Deferrals and/or Employee Contributions to the Plan under this paragraph; the Employer will only contribute the amount of Employer Matching Contributions based upon the deemed amounts.
Section 4. Disability Benefits

4.1.
Vesting Service. Unless elected in Section 1.2 of this Amendment, if a Participant suffers a Disability on or after January 1, 2007, while performing Qualified Military Service, such Participant will receive credit for Vesting purposes with respect to his or her period of Qualified Military Service upon the date of the Participant’s disability.

4.2.
Accelerated Vesting and Other Benefits. Unless elected in Section 1.3 of this Amendment, if a Participant suffers a Disability on or after January 1, 2007, while performing Qualified Military Service, to the extent the Plan provides for accelerated vesting upon an Employee’s Disability or any other benefits, except Contributions, that are contingent upon an Employee’s Disability, then such Participant shall be subject to the same accelerated vesting and other benefits upon the date of the Participant’s Disability.

4.3.
Deemed Reemployment Date. A Participant described in 4.1 and 4.2 will be deemed (a) to have resumed employment with the Employer as of the day preceding the date of his or her Disability; and (b) to have Terminated Employment on the date of his or her Disability.

4.4.
Employer Contributions. If elected in Section 1.4 of this Amendment, if a Participant suffers a Disability on or after January 1, 2007, while performing Qualified Military Service, such Participant will receive additional contributions on a reasonably equivalent basis for all similarly situated Participants in accordance with the following provisions:

(a)
If the Plan is a money purchase plan or a profit sharing plan without a 401(k) feature, then the Employer will make a contribution on behalf of such individual which is equal to the contribution that would have otherwise been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such Individual’s Disability, based on the Compensation such individual would have received from the Employer during his or her period of Qualified Military Service.

(b)	If the Plan is. a profit sharing plan with a 401(k) feature, then (1) the Employer will make a Non-Elective Contribution on behalf of such individual which is equal to the Non-Elective Contribution

SCNpd29v120140101    4    SCN/HEART Act 2008

that would otherwise have been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s Disability, based on the Compensation such individual would have received from the Employer during his or her period of Qualified Military Service; and (2) the Employer will make a Matching Contribution on behalf of such individual which is equal to the Matching Contribution that would otherwise have been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s Disability. Such Matching Contributions will be determined based upon the amount of deemed Elective Deferrals and/or Employee Contributions equal to (a) the average actual Elective Deferrals and/or Employee Contributions he or she made to the Plan during the 12-month period Immediately preceding his or her Qualified Military Service; or (b) if the Participant had less than 12 months of service with the Employer before commencing Qualified Military Service, the average Elective Deferrals and/or Employee Contributions the Participant made during his or her actual length of continuous service with the Employer.
Notwithstanding this section (b), the Employer will not contribute the amount of deemed Elective Deferrals and/or Employee Contributions to the Plan under this paragraph; the Employer will only contribute the amount of Employer Matching Contributions based upon the deemed amounts.
Notwithstanding this section (b), if the Participant is reemployed and makes Elective Deferrals and/or Employee Contributions permitted under Code §414(u)(8)(C), then the Employer will contribute the amount that is the greater of the Employer Matching Contribution of this section (b) or the amount determined based upon the actual contributions made by the Employee for the period of Qualified Military Service.
Section 5. Special Distribution Rules

5.1.
Qualified Reservist Distributions. All references in the Plan restricting Qualified Reservist Distributions to individuals ordered or called to active duty before December 31, 2007, are removed effective December 31, 2007.

5.2.
Active Duty Severance Distributions. If elected in Section 1.5 of this Amendment and if the Ran is a profit sharing plan with a 401(k) feature, an individual performing Service in the Uniformed Services while on active duty for a period of more than 30 days shall be treated as having incurred a severance from employment under Code § 401(k)(2)(B)(i)(I), and may elect a distribution of some or all of his or her Elective Deferral accounts (including Roth Elective Deferrals).

(a)	If a Participant receives a distribution described in 5.2, he or she will be barred from making Elective Deferrals and/or Employee Contributions for a period of 6 months after the distribution.

(b)	Distributions described in 5.2 are available regardless of whether the individual is receiving Differential Wage Payments.

(c)
An individual treated as having incurred a severance from employment described in 5.2 shall not cause such individual to be treated as having incurred a severance from employment for any other purpose under the Plan or any other Code section.

(d)
Notwithstanding this section 5.2, if an individual has Terminated Employment, and otherwise has incurred a severance from employment under Code § 401(k)(2)(B)(i)(I), then such individual is eligible for any distribution option available to a Terminated Participant under the Plan, and a distribution of some or all of his or her Pre-tax Elective Deferral accounts (including Roth Elective Deferrals) shall not be considered a distribution described in 5.2.

(e)
if an individual is both eligible to receive a Qualified Reservist Distribution and an Active Duty Severance Distribution described in 5.2, any distribution of some or all of his or her Elective Deferral

SCNpd29v120140101    5    SCN/HEART Act 2008

Accounts (including Roth Elective Deferrals) that meets the definition of a Qualified Reservist Distribution will be treated as a Qualified Reservist Distribution.

(f)
An Active Duty Severance Distribution described in 5.2 is an eligible rollover distribution under the terms of the Plan unless one of the exceptions (other than the exception for hardship distributions under Code § 401 (k)(2)(B)(i)(IV)) listed under Code §402(c)(4) applies.

(g)
Nothing contained in this Section will affect a Participant’s right to make other in-service distributions (including hardship distributions) to the extent he or she is eligible for such distributions under the terms of the Plan.

Section 6. Differential Wage Payments

6.1.
Contributions on Differential Wage Payments. If elected in Section 1.6 of this Amendment, the Employer will treat Differential Wage Payments pursuant to 2.1 as Compensation for each component or type of contribution under the Plan.

SCNpd29v120140101    6    SCN/HEART Act 2008

POST-EGTRRA “GOOD FAITH” AMENDMENT
ELECTION FORM

Plan Name	SCI 401(k) Retirement Savings Plan

All references to the "Amendment" are to the Post-EGTRRA "Good Faith" Amendment. This Amendment is a "good faith" amendment, is not part of the pre-approved EGTRRA document, and has not been reviewed by the IRS for compliance with various post-EGTRRA statutory and Regulatory changes. However, pursuant to the provisions of Revenue Procedure 2007¬44, this Amendment does not affect the status of reliance upon the Plan.

Section 1. Post-EGTRRA Provisions Effective 2006 And Earlier

1.1.	☐ Revised Definition of Financial Hardship. Section 1.5 of the Amendment regarding hardship distributions to a Participant's Primary Beneficiary is adopted effective .

1.2.	☒ Distributions to a Qualified Reservist. Section 1.6 of the Amendment regarding distributions to a Qualified Reservist is adopted effective July 1, 2014 .

1.3.
☐    Hurricane Provisions. Section 1.7 of the Amendment regarding distributions made from the Plan on account of Hurricanes Katrina, Rita, or Wilma is adopted, subject to the following elections: (check any that apply)

☐    The special financial hardship distribution provision in Section 1.7(c) of the Amendment applies
☐    The Participant loan provision in Section 1.7(d) of the Amendment applies

☐	The re-contribution of Qualified Hurricane Distributions provision in Section 1.7(e) of the Amendment applies

☐	The re-contribution of Qualified Distributions provision in Section 1.7(0 of the Amendment applies

1.4.
☐    Revocation of Prior Amendment On Account Of Heinz. Section 1.8 of the Amendment regarding the revocation of an Original Amendment on account of the Heinz decision is adopted effective             . The Original Amendment is hereby revoked retroactively with respect to: (check one)

☐	All accrued benefits, which are allocations that were accrued as of the Applicable Amendment Date and allocations that were accrued after the Applicable Amendment Date.

☐
Only accrued benefits as of the Applicable Amendment Date, which are allocations that were accrued as of the Applicable Amendment Date. Allocations accrued after the Applicable Amendment Date will continue to be subject to the restrictions on the form or timing of distributions as set forth in the Original Amendment.

1.5.
☐    Exclusion of 403(b) Participants. Section 1.9 of the Amendment regarding the exclusion from the Plan of certain Employees who participate in a 403(b) plan sponsored by the tax-exempt Employer is adopted.

Section 2. Post-EGTRRA Provisions Effective 2007

2.1.	Code §415 Limitations under the Final §415 Regulations.

(a)	Code §415(c)(3) Compensation for Top Heavy Allocation Purposes and Key Employee Determinations. Pursuant to Section 2.5(c)(2) of the Amendment, an Employee's Code §415(c)(3)

Post-EGTRRA Election Form    Page 1    July 2008

Compensation which is used to determine any Top Heavy Minimum Allocations and whether an Employee is also a Key Employee is: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

☐	Statutory Code §415 Compensation

(b)
Code §415(c)(3) Compensation for Code §415 Limitation Determinations. Pursuant to Section 2.5(c)(2) of the Amendment, an Employee's Code §415(c)(3) Compensation used to determine the Employee's Annual Addition limitation under Article 6 of the Basic Plan is based on the selection below.

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

☐	Statutory Code §415 Compensation

(c)
Code §415(c)(3) Compensation for Highly Compensated Employee Determinations and Other Statutory Purposes. Pursuant to Section 2.5(c)(2) of the Amendment, an Employee's Code §415(c)(3) Compensation used to determine whether the Employee is also a Highly Compensated Employee, and for other statutory purposes that do not appear elsewhere in this Adoption Agreement, is based on the selection below.

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

☐	Statutory Code §415 Compensation

(d)
☐    Compensation Earned in Limitation Year but Paid in Next Limitation Year. Section 2.5(c)(2)(E) of the Amendment defines Code §415(c)(3) Compensation for a Limitation Year to include any amounts earned during that Limitation Year but not paid until the next Limitation Year.

(e)
Post-Severance Compensation. For all Plan purposes, Section 2.5(c)(6) of the Amendment defines Post-Severance Compensation as including regular pay after Termination of Employment during the timeframe permitted by the Regulations, plus any/all of the items selected below: (check all that apply)

☒	Leave cash-outs and deferred compensation under Section 2.5(c)(6)(B) of the Amendment

☐	Imputed compensation when the Participant becomes disabled under Section 2.5(c)(6)(C) of the Amendment

☐	Continuation of compensation while in qualified military service under Section 2.5(c)(6)(D) of the Amendment

2.2.
☐    Vesting of Non-Safe Harbor Non-Elective Contributions. Pursuant to Section 2.6 of the Amendment and PPA §904, the Vesting Schedule that applies to Non-Safe Harbor Non-Elective Contribution Accounts is effective as of the first day of the first Plan Year beginning after December 31, 2006, subject to the following elections:

(a)	Participants to Whom the Post-2006 Vesting Schedule Relates. Under Section 2.6(a) of the Amendment, the Post-2006 Vesting Schedule applies to the Non-Safe Harbor Non-Elective Contribution Account of:

☐	Any Participant who completes an Hour of Service in any Plan Year beginning after December 31, 2006.

☐
Any Participant (regardless of whether he or she has Terminated Employment) who has a Non-Safe Harbor Non-Elective Contribution Account balance in any Plan Year beginning after December 31, 2006 and whose Non-Safe Harbor Non-Elective Contribution Account has not become subject to the Forfeiture provisions of the Plan prior to the first day of the first Plan Year beginning after December 31, 2006.

(b)	Account Balances to Which the Post-2006 Vesting Schedule Relates. Under Section 2.6(b) of the Amendment, the Post-2006 Vesting Schedule applies to:

Post-EGTRRA Election Form    Page 2    July 2008

☐	The entire Non-Safe Harbor Non-Elective Contribution Account.

☐
The portion of the Non-Safe Harbor Non-Elective Contribution Account to which is allocated Non-Safe Harbor Non-Elective Contributions, Forfeitures, and earnings for Plan Years beginning after December 31, 2006 (and subsequent earnings attributable to such allocations). The portion of the Non-Safe Harbor Non-Elective Contribution Account to which was allocated Non-Safe Harbor Non-Elective Contributions, Forfeitures, and earnings for Plan Years beginning prior to January 1, 2007 (and subsequent earnings attributable to such allocations) will remain subject to the Pre-2007 Vesting Schedule, without regard to this Section or the Vesting schedule enumerated in the current Plan document that applies to Non-Safe Harbor Non-Elective Contribution Accounts.

(c)	Pre-2007 Vesting Schedule. Under Section 2.6(f)(3) of the Amendment, the Pre-2007 Vesting Schedule was:

☐	7 Year Graded

☐	5 Year Cliff

☐	The Schedule set forth below

1 Year / Period of Service	%
2 Years / Periods of Service	%
3 Years / Periods of Service	%	(must be at least 20% unless 100% Vesting occurs at 5 years)
4 Years / Periods of Service	%	(must be at least 40% unless 100% Vesting occurs at 5 years)
5 Years / Periods of Service	%	(must be at least 60%)
6 Years / Periods of Service	%	(must be at least 80%)
7 Years / Periods of Service	%	(must be 100%)

2.3.	☒ Rollovers by a Non-Spouse Beneficiary. Section 2.9 of the Amendment regarding rollovers by a Non-Spouse Designated Beneficiary is adopted effective January 1, 2010 .

2.4.
☐    Money Purchase or Target Benefit Plan In-Service Distributions. Section 2.10 of the Amendment regarding in-service distributions from a money purchase or target benefit plan is adopted effective                 . A Participant who has reached Age      (cannot be earlier than Age 62) and who has not yet Terminated Employment may elect to receive a distribution of his or her Vested Account Balance.

2.5.
☒    QDIA. If the Plan has an Eligible Automatic Contribution Arrangement as described in Code §414(w)(3), then Section 2.11 of the Amendment regarding QDIAs is adopted effective as of the effective date of the Eligible Automatic Contribution Arrangement (unless an earlier effective date is indicated in the next sentence). Otherwise, Section 2.11 of the Amendment regarding QDIAs is adopted effective July 1, 2014.

2.6.	☐ Modification of Normal Retirement Age. Section 2.12 of the Amendment regarding the definition of Normal Retirement Age is adopted effective , subject to the following provisions:

(a)	Normal Retirement Age Amended in Plan or this Amendment. Under Section 2.12(a) of the Amendment, the definition of Normal Retirement Age is amended as of the effective date above to be:

☐	The definition selected in the Adoption Agreement.

☐	Age (max. 65)

☐	Or the (maximum. 5th) anniversary of becoming a Participant in the Plan, if later.

☐	Or the date the Participant is credited with at least Years of Service/Periods of Service, if later, but in no event later than the later of Age 65 or the 5th anniversary of becoming a Participant.

☐	Or , but in no event later than the later of Age 65 or the 5th anniversary of becoming a Participant in the Plan.

(b)	☐ Plan Provisions for Code §411(a)(10) and/or Code §411(d)(6) Compliance. Under Section 2.12(c) of the Amendment, the Plan is amended by the following additional provisions:

Post-EGTRRA Election Form    Page 3    July 2008

Section 3. Post-EGTRRA Provisions Effective 2008

3.1.	☒ Elimination of Gap Period Income for Excess Contributions. Section 3.1 of the Amendment regarding the elimination of gap period income for Excess Contributions is adopted effective January 1, 2008 .

3.2.
☒    Elimination of Gap Period Income for Excess Aggregate Contributions. Section 3.2 of the Amendment regarding the elimination of gap period income for Excess Aggregate Contributions is adopted by the Plan effective     January 1, 2008        .

3.3.	☐ Qualified Automatic Contribution Arrangement. Section 3.3 of the Amendment regarding a Qualified Automatic Contribution Arrangement is adopted effective , subject to the following:

(a)	QACA Contribution Requirement. Pursuant to Section 3.3(a) of the Amendment, the Employer will make the following QACA Contribution to the following Participants: (check one)

☐
QACA Non-Elective Contribution. The Employer will make a QACA Non-Elective Contribution equal to 3% (or such higher percentage as may be elected by the Employer by resolution) of Compensation for the Plan Year. Such QACA Non-Elective Contribution will be made on behalf of: (check one)

☐	Any Participant in the Elective Deferral component of the Plan who is a NHCE, regardless of whether he or she makes Elective Deferrals or Voluntary Employee Contributions.

☐	Any Participant in the Elective Deferral component of the Plan, regardless of whether such Participant makes Elective Deferrals or Voluntary Employee Contributions.

☐	The following Participants
(Any Participant in the Elective Deferral component of the Plan who is a NHCE must be included regardless of whether he or she makes Elective Deferrals or Voluntary Employee Contributions)

☐
QACA "Basic" Matching Contributions. The Employer will make a QACA Matching Contribution equal to the sum of (1) 100% of the Participant's Elective Deferrals that do not exceed 1% of Compensation for the Allocation Period, plus (2) 50% of the Participant's Elective Deferrals that exceed 1% of Compensation for the Allocation Period but do not exceed 6% percent of Compensation for the Allocation Period. Such QACA Matching Contribution will be made on behalf of: (check one)

☐	Any Participant in the Elective Deferral component of the Plan who is a NHCE and on whose behalf Elective Deferrals are made to the Plan.

☐	Any Participant in the Elective Deferral component of the Plan and on whose behalf Elective Deferrals are made to the Plan.

☐	The following Participants
(Any Participant in the Elective Deferral component of the Plan who is a NHCE must be included regardless of whether he or she makes Elective Deferrals or Voluntary Employee Contributions)

☐
QACA "Enhanced" Matching Contributions. The Employer will make a QACA Matching Contribution equal to (1) 100% of the Participant's Elective Deferrals that do not exceed         % (must be at least 1% but not greater than 6%) of Compensation for the Allocation Period; plus, if applicable, (2) ______% of Elective Deferrals that exceed         % (must be at least 1% but not greater than 6%) of Compensation but do not exceed         % (must be greater than 1% but not greater than 6%) of Compensation for the Allocation Period; plus, if applicable, (3)     % of Elective Deferrals that exceed     % (must be greater than 1% but not greater than 6%) of Compensation but do not exceed     % (must be greater than 1% but not greater than 6%) of Compensation for the Allocation Period.

Note: If applicable, the first blank in (2) and the first blank in (3) must be completed so that, at any rate of elective deferrals, the QACA "Enhanced" Matching Contribution is at least equal to

Post-EGTRRA Election Form    Page 4    July 2008

the Matching Contribution receivable if the Employer was making the QACA "Basic" Matching Contributions, but the rate of Matching Contributions cannot increase as Elective Deferrals increase.
Such QACA Matching Contribution will be made on behalf of:

☐	Any Participant in the Elective Deferral component of the Plan who is a NHCE and on whose behalf Elective Deferrals are made to the Plan.

☐	Any Participant in the Elective Deferral component of the Plan and on whose behalf Elective Deferrals are made to the Plan.

☐	The following Participants
(Any Participant in the Elective Deferral component of the Plan who is a NHCE must be included regardless of whether he or she makes Elective Deferrals or Voluntary Employee Contributions)

(b)	Plan to Which QACA Contribution Will Be Made. Pursuant to Section 3.3(a)(2) of the Amendment, the QACA Contribution will be made to: (check one)

☐	This Plan

☐	The following plan, so long as that other plan meets the requirements of Code §401(k)(12)(F) and the Regulations thereunder

(c)	Compensation for QACA Contribution Purposes. Pursuant to Section 3.3(a)(5) of the Amendment, a Participant's Compensation for QACA Contribution purposes is determined by the provisions selected below:

(1)	Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Safe Harbor Code §415 Compensation

(2)	Elective contributions under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☐	Be included as Compensation

☐	Not be included as Compensation

(3)	The Compensation measuring period is the: (check one)

☐	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(4)	☐ The following categories will not be counted as Compensation: (check all that apply)
☐    A) Compensation received prior to becoming a Participant
☐    B) Compensation received while an ineligible Employee
☐    C) All items in Regulation §1.414(s)-1(c)(3) (i.e., expense allowances, fringe benefit, etc.)
☐    D) Post-Severance Compensation1
☐    E) Deemed 125 Compensation1
☐    F) Bonuses1
☐    G) Overtime1
☐    H) Commissions1
☐    I) Other (describe)1

Post-EGTRRA Election Form    Page 5    July 2008

1If checked, the Plan's definition of compensation may fail to satisfy the safe harbor requirements unless such compensation is excluded only with respect to HCEs under paragraph (5) below.

(5)	☐ The amounts excluded under (4)(D) — (I) are only excluded with respect to: (check all that apply)
☐    Highly Compensated Employees
☐    Other (cannot be a class that only includes NHCEs)

(d)
Vesting of QACA Contribution Account. Pursuant to section 3.3(b) of the Amendment, a Participant's Vested Interest in his or her QACA Contribution Account will be determined by the provisions selected below:

(1)	The Vesting schedule for the QACA Contribution Account is: (check one)

☐	100% full and immediate

☐	2-year cliff Vesting (1 year/0%; 2 years/100%)

☐	The Vesting schedule set forth below:

1 Year/Period of Service	%
2 Years/Periods of Service	100%

(2)	☐ Service Excluded for Vesting. All Service with the Employer is counted in determining a Participant's Vested Interest in the QACA Contribution Account except the following: (check all that apply)
☐    Service before age 18
☐    Service before the Employer maintained this Plan or a predecessor plan

(e)
Usage of Forfeitures of QACA Contribution Account. If the Vesting schedule selected in Section 3.3(d) above is other than 100% full and immediate, then pursuant to Section 3.3(c) of the Amendment, Forfeitures that are not used for the purposes described in Section 3.3(c) of the Amendment will be: (check one)

☐	Used to reduce any, or any combination of, Employer contributions, as determined by the Administrator

☐	Added to any, or any combination of, Employer contributions, as determined by the Administrator

3.4.	☒ Eligible Automatic Contribution Arrangement. Section 3.4 of the Amendment regarding an Eligible Automatic Contribution Arrangement is adopted effective July 1, 2014 .

3.5.
☒    Eligible Participant's Election for Permissible Withdrawal. Section 3.5 of the Amendment regarding a Participant's election for a Permissible Withdrawal is adopted effective     July 1, 2014 (the date cannot be earlier than the effective date of either Section 3.3 or Section 3.4 above)

Signature of the Sponsoring Employer

By	/s/ Gregory Sangalis	Title	Sr. Vice-President

Print Name	Gregory Sangalis	Date	June 25, 2014

Post-EGTRRA Election Form    Page 6    July 2008

401(k) Non-Standardized Prototype Adoption Agreement The Charles Schwab Defined Contribution Plan and Trust

SCI Union 401(k)
Retirement Savings Plan

Post-EGTRRA Election Form    Page 7    July 2008

Prototype 401(k) Non-Std.    Page 1 of 38    IRS Serial No. M391053a

Article 1 General Plan Information
1.1    Plan Name     SCI Union 401(k) Retirement Savings Plan
Plan # 003
1.2    Sponsoring Employer     Service Corporation International
Address         1929 Allen Parkway
City Houston    State    TX    ZIP Code 77019
Telephone # (713) 525-9198    Tax ID # 74-1488375    Trust ID #
1.3    Fiscal Year.    ☒ A 12-consecutive month period beginning Jan 1    and ending    Dec 31
☐    Except for a short Fiscal Year beginning
☐    A 52-53 week year ☐ beginning ☐ending
1.4    Type of Business Entity. (check one)    ☒    C-Corporation        ☐    S-Corporation        ☐    Partnership        ☐    Sole Proprietorship        ☐    Tax Exempt Organization        ☐    Limited Liability Company (LLC)        ☐    Limited Liability Partnership (1-1-2)        ☐    Other (must be a legal entity recognized under Federal            income tax laws)

1.5	Adopting Employers. Check here ☒ if there are additional adopting employers and complete the "Adopting Employer Addendum."
1.6     Plan Administrator     SCI Funeral & Cemetery Purchasing Cooperative. Inc.
    Address     1929 Allen Parkway
    City Houston     State TX ZIP Code 77019
    Telephone #     (713) 525-9198    Fax #

1.7
Trustees. The Trustees of the Plan are as selected below. (The use of a trust agreement other than one which has been approved by the Internal Revenue Service for use with this Plan will remove the Plan from M&P status and render it individually designed.)

☐     Individual Trustees
Address
        City _______________________ State ______________________ZIP Code

    ☒ Corporate Trustee Charles Schwab Bank    Address 211 Main St., 14th Fir.

    City San Francisco     State CA     ZIP Code 94105
☐ Discretionary Trustee. The corporate Trustee has full discretion in investing the assets of the Plan except as otherwise instructed by the Administrator, by the Employer, by an Investment Manager, by another Named Fiduciary ☐ or by a Participant in accordance with Section 16.3 of the Adoption Agreement with regard to Participant directed investments. ☐

Prototype 401(k) Non-Std.    Page 2 of 38    IRS Serial No. M391053a

☒ Directed Trustee. The corporate Trustee is only permitted to invest the assets of the Plan as directed by the Administrator, by the Employer, by an Investment Manager, by another Named Fiduciary ☐or by a Participant in accordance with Section 16.3 of the Adoption Agreement with regard to Participant directed investments. ☐
1.8    Effective Dates
☐ This is a new plan effective _________.
☒ This is an amended plan effective July 1, 2014     with an original effective date of January 1, 2008
☐ This is a frozen plan which was frozen _________________. The Plan remains frozen and is being amended and restated effective ___________. The original effective date of the Plan is
1.9    Plan Year. A 12-consecutive month period beginning     Jan 1        and ending Dec 31
☐ Except for a short Plan Year beginning
1.10     Anniversary Date. The Anniversary Date of the Plan is    Dec 31

1.11	Permitted Contributions. The contributions checked below are currently permitted under the terms of the Plan. (check all that apply)
☒ Pre-Tax Elective Deferrals (see Section 4 of the Adoption Agreement on page 11)
☒ Roth Elective Deferrals (see Section 4 of the Adoption Agreement on page 11)
☐ ADP Safe Harbor Contributions (see Section 5 of the Adoption Agreement on page II)
☐ ACP Safe Harbor Contributions (see Section 5 of the Adoption Agreement on page 12)
☒ Non-Safe Harbor Matching Contributions (see Section 6 of the Adoption Agreement on page 12)
☐ Non-Safe Harbor Non-Elective Contributions (see Section 7 of the Adoption Agreement on page 14)
☒ Qualified Matching Contributions (see Sections 3.7 of the Basic Plan)
☒ Qualified Non-Elective Contributions (see Sections 3.8 of the Basic Plan)
☒ Rollover Contributions (see Section 8 of the Adoption Agreement on page 15 )
☐ Voluntary Employee Contributions (see Section 8 of the Adoption Agreement on page 16)
☐ Deemed IRA Contributions (see Section 8 of the Adoption Agreement on page 15)
☐ Prevailing Wage Contributions (see Section 9 of the Adoption Agreement on page 16)
Article 2 Service Definitions for Eligibility, Vesting and Allocations

2.1	Method of Determining Service. An Employees Years of Service/Periods of Service ("Service") is determined as follows:

(a) ☐
Counting of Hours Method Only. A Participant's Service for all purposes is determined by the Counting of Hours Method, and a Year of Service for eligibility and Vesting is determined as selected in (1) and (2) below.

(1)	Eligibility to Participate. A Year of Service for eligibility purposes is (max. 1,000) Hours of Service and a Break in Service for eligibility purposes is (max. 500) Hours of Service.

(2)	Vesting. A Year of Service for Vesting purposes is _____________ (max. 1,000) Hours of Service and a Break in Service for Vesting purposes is _______ (max. 500) Hours of Service.

Prototype 401(k) Non-Std.    Page 3 of 38    IRS Serial No. M391053a

(b) ☐	Elapsed Time Method Only. A Participant's Service for all purposes is determined by the Elapsed Time Method.

(c) ☒	A Mixture of Methods. A Participant's Service for each purpose is determined by the method selected below.
For Eligibility Purposes: (check one)
☒    Elapsed Time Method☐    Counting of Hours Method. A Year of Service for eligibility purposes is ___________ (max. 1,000) Hours of Service and a Break in Service for eligibility purposes is ____________ (max. 500) Hours of Service.
(2)     For Vesting Purposes: (check one)
    ☐    Elapsed Time Method
☒    Counting of Hours Method. A Year of Service for Vesting purposes is 1,000 (max. 1,000) Hours of Service and a Break in Service for Vesting purposes is 500 (max. 500) Hours of Service.
(3)     For benefit accrual and allocation purposes: (check one)
    ☒     Elapsed Time Method    ☐    Counting of Hours Method

2.2
Predecessor Service. ☒ Service with the following entity or entities will be credited as selected in (a), (b), (c), (d) and (e) below: (this section need only be completed if the Employer does not maintain the plan of the predecessor employer) Alderwoods Group, Inc.

(a) ☒     Elective Deferrals, QMACs and QNECs. Service with an entity listed above will be given for eligibility purposes under Section 3.2(a) of the Adoption Agreement.

(b) ☐	ADP Safe Harbor Contributions. Service with an entity listed above will be given for eligibility purposes under Section 3.2(b) of the Adoption Agreement.

(c) ☐
ACP Safe Harbor Matching Contributions. Service with an entity listed above will be credited for: (check all that apply)
☐ Eligibility purposes under Section 3.2(c) of the Adoption Agreement
☐ Vesting purposes under Section 10.3 of the Adoption Agreement

(d) ☒     Non-Safe Harbor Matching Contributions. Service with an entity listed above will be credited for: (check all that apply)
☒ Eligibility purposes under Section 3.2(d) of the Adoption Agreement
☒ Vesting purposes under Section 10.4 of the Adoption Agreement
(e)    ☐ Non-Safe Harbor Non-Elective Contributions. Service with an entity listed above will be credited for: (check all that apply)
☐Eligibility purposes under Section 3.2(e) of the Adoption Agreement☐Vesting purposes under Section 10.5 of the Adoption Agreement

2.3	Re-Hired Employees. The Service of an Eligible Employee who Terminates Employment and is rehired after incurring a Break in Service will be credited in accordance with the provisions selected below.

(a) ☐	One Year Holdout Rule. The One Year Holdout Rule will be applied to rehired Eligible Employees.

(b) ☒	Rule of Parity. The Rule of Parity will be applied to non-Vested rehired Eligible Employees.

2.4	Computation Periods. If eligibility and/or Vesting are determined by the Counting of Hours Method, the following will apply:

(a) ☐	The eligibility computation period will: (check one)

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☐	Be based on an Employee's 12-month employment year

☐	Switch to the Plan Year after an Employee's initial 12-month employment year

(b)	☒ The Vesting computation period will be: (check one)

☒	The Plan Year

☐	Based on an Employer’s 12-month employment year

(c) ☐	An Employee will be deemed to have been credited with a Year of Service for eligibility purposes: (check one)

☐	At the end of the eligibility computation period in which he or she is credited with the required Hours of Service

☐	At the time he or she is actually credited with the required Hours of Service
Article 3. Eligibility Requirements

3.1
☒ Eligible Employees. All Employees are Eligible Employees ☒ except for the class or classes of Employees (as defined in Section 2.1 of the Basic Plan) below who are excluded from participating for the purpose selected ☐: (check all that apply)

(a)	☒ Ineligible Classes for Elective Deferrals CIMACs and ONECs. ☐ Union Employees
☒    Non-Resident Alien Employees
☐    “Merger and Acquisition” Employees (but only during the statutory exclusion period).

☐	Highly Compensated Employees

☒	Leased Employees (not otherwise excluded by statute) [1]

☒	Employees of an Affiliated Employer that does not adopt this Plan [1]

☐	Key Employees ☐ but only those who are also Highly Compensated Employees [1]

☐	Employees who are paid primarily by salary [1]

☐	Employees who are paid primarily by the hour [1]

☐	Employees who are paid primarily by commissions [1]

☒
Other (cannot be age or service related) [1]
employees not covered by a collective bargaining agreement between the Employer and
SEIU Local #1, Teamsters Local #727, ILWU Local #142, or Laborers’ Local Union #57

(b) ☐
Ineligible Classes for ADP Safe Harbor Contributions. Any ineligible classes checked in (a) above are also ineligible for ADP Safe Harbor Contributions. In addition, the classes checked below are ineligible for ADP Safe Harbor Contributions.

☐	Union Employees (if not already checked in (a) above)

☐	Key Employees who are also Highly Compensated Employees (if not already checked in (a) above) [1]

☐	Highly Compensated Employees (if not already checked in (a) above)[1]

☐	Other (cannot be age or service related) [1]
1Even if checked, these employees are still included in determining if the Plan satisfies the requirements of Code § 410(b).

(c) ☐
Ineligible Classes for ACP Safe Harbor Contributions. Any ineligible classes checked in (a) above are also ineligible for ACP Safe Harbor Contributions. In addition, the classes checked below are ineligible for ACP Safe Harbor Contributions.

☐	Union Employees (if not already checked in (a) above)

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☐	Key Employees who are also Highly Compensated Employees (if not already checked in (a) above)[1]

☐	Highly Compensated Employees (if not already checked in (a) above)[1]

☐	Other (cannot be age or service related)[1]
1Even if checked, these employees are still included in determining if the Plan satisfies the requirements of Code § 410(b).

(d)	☒ Ineligible Classes for Non-Safe Harbor Matching Contributions.

☐	Union Employees

☒	Non-Resident Alien Employee

☐	"Merger and Acquisition" Employees (but only during the statutory exclusion period)

☐	Highly Compensated Employees [1]

☒	Leased Employees (not otherwise excluded by statute) [1]

☒	Employees of an Affiliated Employer that does not adopt this Plan [1]

☐	Key Employees ☐ but only those who are also Highly Compensated Employees [1]

☐	Employees who are paid primarily by salary [1]

☐	Employees who are paid primarily by the hour [1]

☐	Employees who are paid primarily by commissions

☒
Other (cannot be age or service related) [1] employees not covered by a collective bargaining agreement between the Employer and SEIU Local #1, Teamsters Local #727, ILWU Local #142, or Laborers’ Local Union #57

(e)	Ineligible Classes for Non-Safe Harbor Matching Contributions

☐	Non-Resident Alien Employee

☐	"Merger and Acquisition" Employees (but only during the statutory exclusion period)

☐	Highly Compensated Employees [1]

☐	Leased Employees (not otherwise excluded by statute) [1] Employees of an Affiliated Employer that does not adopt this Plan [1]

☐	Key Employees ☐ but only those who are also Highly Compensated Employees [1]

☐	Employees who are paid primarily by salary [1]

☐	Employees who are paid primarily by the hour [1]

☐	Employees who are paid primarily by commissions

☐	Other (cannot be age or service related) [1]
1 Even if checked, these employees are still included in determining if the Plan satisfies the requirements of Code § 410(b).

3.2
Minimum Age and Service Requirements. An Eligible Employee (see Section 3.1 above) will be eligible to enter the Plan as a Participant for the selected purpose on the applicable Entry Date upon satisfying the following age and/or service requirements:

(a)	☒ Requirements for Elective Deferrals QMACs and ONECs:

(1)	Age Requirement 18 (max. 21 - enter zero if none)

(2)	Service Requirement (check one)

☐ (A)	None

☐ (B)	1-Year Period of Service

☒ (C)	3-month Period of Service (max. 12)

☐ (D)	______-week Period of Service (max. 52)

☐ (E)	_____ day Period of Service (max. 365)

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☐ (F)	1 Year of Service

☐ (G)	1 Year of Service, or if earlier, ___________ (max. 11) consecutive calendar months of employment ☐ in which the Employee is credited with at least _________ Hours of Service per month

☐ (H)	1 Year of Service, or if earlier, __________ (max. 51) consecutive weeks of employment ☐ in which the Employee is credited with at least Hours of Service per week

☐ (I)	1 Year of Service, or if earlier, ________ (max, 364) consecutive days of employment ☐ in which the Employee is credited with at least Hours of Service per day

(b) ☐	Requirements for ADP Safe Harbor Contributions:

(1)	Age Requirement _________ (max. 21— enter zero if none)

(2)	Service Requirement (check one)

☐	A) None

☐	B) 1-Year Period of Service

☐	C) -month Period of Service (max. 12)

☐	D) -week Period of Service (max. 52)

☐	E) -day Period of Service (max. 365)

☐	F) 1 Year of Service

☐	G) 1 Year of Service, or if earlier, __________ (max. 11) consecutive calendar months of employment ☐ in which the Employee is credited with at least __________ Hours of Service per month

☐	H) 1 Year of Service, or if earlier, __________ (max. 51) consecutive weeks of employment

☐	in which the Employee is credited with at least _________ Hours of Service per week

☐	1) I Year of Service, or if earlier, (max. 364) consecutive days of employment ☐ in which the Employee is credited with at least ___________ Hours of Service per day
(c) ☐ Requirements for ACP Safe Harbor Contributions:

(1)	Age Requirement (max. 21 — enter zero if none)

(2)	Service Requirement (check one)

☐	A) None

☐	B) 1-Year Period of Service

☐	C) -month Period of Service (max. 12)

☐	D) -week Period of Service (max. 52)

☐	E) -day Period of Service (max. 365)

☐	F) 1 Year of Service

☐	G) 1 Year of Service, or if earlier, (max. 11) consecutive calendar months of employment

☐	in which the Employee is credited with at least Hours of Service per month

☐	H) 1 Year of Service, or if earlier, (max. 51) consecutive weeks of employment
1:::1 in which the Employee is credited with at least    Hours of Service per week

☐	I) 1 Year of Service, or if earlier, (max. 364) consecutive days of employment

☐	in which the Employee is credited with at least Hours of Service per day

(d) ☒	Requirements for Non-Safe Harbor Matching Contributions:

(1)	Age Requirement 18 (max. 21 — enter zero if none)

(2)	Service Requirement (check one)

☐	A) None

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☐	B) -Year Period of Service (max. 2, but Vesting must be 100% if more than 1 year is used)

☒	C) 3 -month Period of Service (max. 24, but Vesting must be 100% if more than 12 months are used)

☐	D) -week Period of Service (max. 104, but Vesting must be 100% if more than 52 weeks are used)

☐	E) -day Period of Service (max. 730, but Vesting must be 100% if more than 365 days are used)

☐	F) Year(s) of Service (max. 2, but Vesting must be 100% if more than (year is used)

☐	G) 1 Year of Service, or if earlier, (max. 11) consecutive calendar months of employment

☐	in which the Employee is credited with at least Hours of Service per month

☐	H) 1 Year of Service, or if earlier, (max. 51) consecutive weeks of employment

☐	in which the Employee is credited with at least Hours of Service per week

☐	1) I Year of Service, or if earlier, (max. 364) consecutive days of employment

☐	in which the Employee is credited with at least Hours of Service per day

(e)	Requirements for Non-Safe Harbor Non-Elective Contributions:

(1)	Age Requirement (max. 21— enter zero if none)

(2)	Service Requirement (check one)

☐	A) None

☐	B) -Year Period of Service (max. 2, but Vesting must be 100% more than 1 year is used)

☐	C) 2 -month Period of Service (max. 24, but Vesting must be 100% if more than 12 months are used)

☐	D) -week Period of Service (max. 104, but Vesting must be 100% if more than 52 weeks are used)

☐	E) -day Period of Service (max. 730, but Vesting must be 100% if more than 365 days are used)

☐	F) Year(s) of Service (max. 2, but Vesting must be 100% if more than I year is used)

☐	G) 1 Year of Service, or if earlier, (max. 11) consecutive calendar months of employment ☐in which the Employee is credited with at least Hours of Service per month

☐	H) 1 Year of Service, or if earlier, (max. 51) consecutive weeks of employment ☐ in which the Employee is credited with at least Hours of Service per week

☐	I) 1 Year of Service, or if earlier, (max. 364) consecutive days of employment ☐ in which the Employee is credited with at least Hours of Service per day

3.3
Entry Pates. An Eligible Employee who has satisfied the applicable age and service requirements selected in Section 3.2 will enter the Plan as a Participant for the applicable purpose on the Entry Date (as defined in Section 2.2 of the Basic Plan) selected below.

(a)	☒ Entry Date for Elective Deferrals QMACs and ONECs:(check one)
Note: If Section 3.2 (a)(2)(G), (H) or (I) is checked, an Eligible Employee who is entering the Plan as a Participant after satisfying the I Year of Service component of such service requirement will

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enter the Plan as a Participant on the earlier of (1) the first day of the Plan Year that occurs after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement) or (2) the date that occurs six months after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement). The Entry Date or Entry Dates selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months, days or weeks component of such service requirement (and any applicable age requirement).

☐	The first day of the Plan Year coincident with or following the date the requirements are satisfied(1)

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied.(1)

☒	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The first day of the 1st or 7th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 6th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The first day of the 1st, 4th, 7th or 10th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 3rd, 6th 9th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

1This option cannot be checked if the age requirement in 3.2(a)(1) is 21 and/or if one of the following service requirements is checked: 3.2 (a)(2)(B); 3.2(a)(2)(C) and the number of months is more than 6; 3.2(a)(2)(D) and the number of weeks is more than 26; 3.2(a)(2)(E) and the number of days is more than 182; or 3.2(a)(2)(F).

(b) ☐	Entry Date for ADP Safe Harbor Contributions:(check one)
Note: If Section 3.2(b)(2)(G), (H) or (I) is checked, an Eligible Employee who is entering the Plan as a Participant after satisfying the 1 Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of (1) the first day of the Plan Year that occurs after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement) or (2) the date that occurs six months after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement). The Entry Date or Entry Dates selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months, days or weeks component of such service requirement (and any applicable age requirement).

☐	Retroactive to the first day of the Plan Year in which the requirements are satisfied.

☐	The first day of the Plan Year coincident with or following the date the requirements are satisfied. (1)

☐	The first day of the Plan Year nearest the date the requirements are satisfied.

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied (1)

☐	The last day of the Plan Year nearest the date the requirements are satisfied.

☐	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The first day of the 151 or 7th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 6th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

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☐	The first day of the 1st, 4th, 7th or 10th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 3rd, 6th, 9th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.
(1)This option cannot be checked if the age requirement in 3.2(b)(1) is 21 and/or if one of the following service requirements is checked: 3.2(b)(2)(B); 3.2(b)(2)(C) and the number of months is more than 6; 3. 2(b)(2)(D) and the number of weeks is more than 26, 3.2(b)(2)(E) and the number of days is more than 182; or 3.2(b)(2)(F).

(c) ☐	Entry Date for ACP Safe Harbor Contributions: (check one)
Note: If Section 3.2(c)(2)(G), (II) or (I) is checked, an Eligible Employee who is entering the Plan as a Participant after satisfying the 1 Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of (1) the first day of the Plan Year that occurs after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement) or (2) the date that occurs six months after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement). The Entry Date or Entry Dates selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months, days or weeks component of such service requirement (and any applicable age requirement).

☐	Retroactive to the first day of the Plan Year in which the requirements are satisfied.

☐	The first day of the Plan Year coincident with or following the date the requirements are satisfied. (1)

☐	The first day of the Plan Year nearest the date the requirements are satisfied.

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied.(1)

☐	The last day of the Plan Year nearest the date the requirements are satisfied.

☐	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The first day of the 1st or 7th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 6th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The first day of the 1st, 4th, 7th or 10th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 3rd, 6th, 9 or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.
1This option cannot be checked if the age requirement in 3.2(c)(1) is 21 and/or if one of the following service requirements is checked: 3.2 (c)(2)(B); 3.2 (a)(2)(C) and the number of months is more than 6; 3.2(c)(2)(D) and the number of weeks is more than 26; 3.2(c)(2)(E) and the number of days is more than 182; or 3.2(c)(2)(F).

(d)	☒ Entry Date for Non-Safe Harbor Matching Contributions: (check one)
Note: If Section 3.2(d)(2)(G), (II) or (I) is checked, an Eligible Employee who is entering the Plan as a Participant after satisfying the 1 Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of (1) the first day of the Plan Year that occurs after the date he or she satisfies the I Year of Service requirement (and any applicable age requirement) or (2) the date that occurs six months after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement). The Entry Date or Ent")Dates selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months, days or weeks component of such service requirement (and any applicable age requirement).

☐	Retroactive to the first day of the Plan Year in which the requirements are satisfied.

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☐	The first day of the Plan Year coincident with or following the date the requirements are satisfied. (1)

☐	The first day of the Plan Year nearest the date the requirements are satisfied.

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied. (1)

☐	The last day of the Plan Year nearest the date the requirements are satisfied.

☒	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The first day of the 1st or 7th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 6th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The first day of the 1st, 4th, 7th, or 10th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 3rd, 6th, 9th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

1This option cannot be checked if the age requirement in 3.2(d)(1) is 21 and/or if one of the following service requirements is checked: 3.2(d)(2)(B); 3.2(a)(2)(C) and the number of months is more than 6• 3.2(d)(2)(D) and the number of weeks is more than 26; 3.2(d)(2)(E) and the number of days is more than 182; or 3.2(d)(2)(F).

(e)	Entry Date for Non-Safe Harbor Non-Elective Contributions: (check one)
Note: If Section 3.2(e)(2)(G), (H) or (I) is checked, an Eligible Employee who is entering the Plan as a Participant after satisfying the 1 Year of Service component of such service requirement will enter the Plan as a Participant on the earlier of (I) the first day of the Plan Year that occurs after the date he or she satisfies the I Year of Service requirement (and any applicable age requirement) or (2) the date that occurs six months after the date he or she satisfies the 1 Year of Service requirement (and any applicable age requirement). The Entry Date or Entry Dates selected below will only apply to an Eligible Employee who is entering the Plan as a Participant after satisfying the months, days or weeks component of such service requirement (and any applicable age requirement).

☐	Retroactive to the first day of the Plan Year in which the requirements are satisfied.

☐	The first day of the Plan Year coincident with or fallowing the date the requirements are satisfied. (1)

☐	The first day of the Plan Year nearest the date the requirements are satisfied.

☐	The last day of the Plan Year coincident with or following the date the requirements are satisfied. (1)

☐	The last day of the Plan Year nearest the date the requirements are satisfied.

☐	The first day of the month coincident with or following the date the requirements are satisfied.

☐	The first day of the payroll period coincident with or following the date the requirements are satisfied.

☐	The same day the requirements are satisfied.

☐	The first day of the 1st or 7th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The last day of the 6th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

☐	The first day of the 1st, 4th, 7th or 10th month of the Plan Year coincident with or following the date the requirements are satisfied.

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☐	The last day of the 3rd, 6th 9th or 12th month of the Plan Year coincident with or following the date the requirements are satisfied.

(1) This option cannot be checked if the age requirement in 3.2 (e)(I) is 21 and/or y" one of the following service requirements is checked: 3.2 (e)(2)(B); 3.2 (a)(2)(C) and the number of months is more than 6; 3.2(e)(2)(D) and the number of weeks is more than 26 3.2(e)(2)(E) and the number of days is more than 182; or 3.2(e)(2)(F).
Article 4 Section 4. Elective Deferrals

4.1
Elective Deferral Percentage. A Participant can make Elective Deferrals < ☐ beginning    (must be on or after the date this Adoption Agreement is signed by the Sponsoring Employer) > in accordance with the provisions selected below.

(a)
Minimum and Maximum Percentage. The minimum permitted Elective Deferral percentage is 2% (enter zero if there is no minimum %) of Compensation and the maximum permitted Elective Deferral percentage is 75% (max. 100%) of Compensation. Any other Elective Deferral provisions will be set forth in an administrative policy regarding Elective Deferrals as promulgated by the Administrator from time to time. Such administrative policy may include, but is not limited to, setting the maximum Elective Deferral percentage for Participants who are Highly Compensated Employees (if such percentage is less than the maximum percentage set forth above) and describing a program of automatic increases to a Participants' Elective Deferral percentage as elected by the Administrator and/or the Participant.

(b)	Salary Reduction Agreements. A Participant can change his or her Salary Reduction

☒	At any time

☐	Annually on the date established by the Administrator

☐	Semi-annually on the date established by the Administrator

☐	Quarterly on the date established by the Administrator

☐	Monthly on the day established by the Administrator

☐	On the date or dates as established by the Administrator: (check one)

(c)
Automatic Enrollment. Automatic enrollment is permitted. The terms of the automatic enrollment, including but not limited to the percentage, automatic increases to that percentage, the proportion that is considered a Pre-Tax Elective Deferral and/or a Roth Elective Deferral, and the Participants to whom it applies, will be set forth in an administrative policy regarding Elective Deferrals as promulgated from time to time by the Administrator.

4.2	☒ Catch-Up Contributions. Catch-Up Contributions are permitted in accordance with Section 12(e) of the Basic Plan.

4.3	☒ Roth Elective Deferrals. A Participant may designate all or a portion or his or her Elective Deferrals as Roth Elective Deferrals in accordance with Section 3.2(c) of the Basic Plan.
Article 5 ☐ Safe Harbor Contributions

5.1 ☐
"Mandatory" ADP Safe Harbor Non-Elective Contributions. Subject to Section 3.20 of the Basic Plan, the Employer will make an ADP Safe Harbor Non-Elective Contribution for each Safe Harbor Participant in an amount equal to 3% (or such higher percentage as may be elected by the Employer by resolution) of Compensation, except as may be indicated below.

☐ The ADP Safe Harbor Non-Elective Contribution will be used to offset the allocation that would otherwise be made to the Participant under Section 7 of the Adoption Agreement. If Section 7.2(d) of the

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Adoption Agreement is checked, this offset applies only to the second step of the Two-Step Formula or the fourth step of the Four-Step Formula, as applicable.
☐ This contribution will be made to the following defined contribution plan in lieu of this Plan:

5.2 ☐
"Contingent". ADP Safe Harbor Non-Elective Contributions. Subject to Section 320 of the Basic Plan, the Employer may make an ADP Safe Harbor Non-Elective Contribution for each Safe Harbor Participant in an amount equal to 3% (or such higher percentage as may be elected by the Employer by resolution) of Compensation, except as may be indicated below.

☐
The ADP Safe Harbor Non-Elective Contribution will be used to offset the allocation that would otherwise be made to the Participant under Section 7 of the Adoption Agreement. If Section 7.2(d) of the Adoption Agreement is checked, this offset applies only to the second step of the Two-Step Formula or the fourth step of the Four-Step Formula, as applicable.

☐	This contribution will be made to the following defined contribution plan in lieu of this Plan:

5.3 ☐
ADP Safe Harbor Basic Matching Contributions. The Employer will make a Matching Contribution for each Safe Harbor Participant equal to the sum of (1) 100% of the Participant's Elective Deferrals that do not exceed 3% of Compensation for the Allocation Period, plus (2) 50% of the Participant's Elective Deferrals that exceed 3% of Compensation for the Allocation Period but do not exceed 5% percent of Compensation for the Allocation Period.

5.4 ☐
ADP Safe Harbor Enhanced Matching Contributions. The Employer will make a Matching Contribution for each Safe Harbor Participant equal to the sum of (1) 100% of the Participant's Elective Deferrals that do not exceed ___ % of Compensation for the Allocation Period, plus (2) ___ % of the Participant's Elective Deferrals that exceed ___ % of Compensation but do not exceed% of Compensation for the Allocation Period. (Note: In the blank in (1) and the second blank in (2), insert a number that is 3 but not greater than 6. The first and last blanks in (2) must be completed so that, at any rate of elective deferrals, the Matching Contribution is at least equal to the Matching Contribution receivable if the Employer were making ADP Safe Harbor Basic Matching Contributions, but the rate of match cannot increase as deferrals increase.)

Note: You can only select Sections 5.5, 5.6 and/or 5.7 below and also selected Section 5.1, 5.2, 5.3 or 5.4 above.

5.5 ☐
ACP Safe Harbor Discretionary Non-Tiered Matching Contributions. The Employer's ACP Safe Harbor Discretionary Non -Tiered Matching Contribution is totally discretionary, but when made will be a percentage determined by the Employer of a Safe Harbor Participant's Elective Deferrals that do not exceed 4% of his or her Compensation for the Allocation Period. (Note: Any ACP Safe Harbor Discretionary Non-Tiered Matching Contribution that exceeds 4% of a Participant's Compensation is considered a Non-Safe Harbor Matching Contribution and is subject to the ACP Test.)

5.6 ☐
ACP Safe Harbor Mandatory Non-Tiered Matching Contributions. The Employer must make an ACP Safe Harbor Mandatory Non-Tiered Matching Contribution equal to ___ % of a Safe Harbor Participant's Elective Deferrals which do not exceed ___ % (max. 6) of a Safe Harbor Participant's Compensation for the Allocation Period.

5.7 ☐
ACP Safe Harbor Mandatory Tiered Matching Contributions. The Employer must make an ACP Safe Harbor Mandatory Tiered Matching Contribution for each Safe Harbor Participant equal to the amount determined below, provided the ratio of Matching Contributions for a Safe Harbor Participant to his or her Elective Deferrals and Employee Contributions does not increase as the amount of his or her Elective Deferrals and Employee Contributions increases. In no event can Elective Deferrals that exceed 6% of Compensation

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for the Allocation Period be matched. (Note: The blanks must be completed so that, at any rate of Elective Deferrals, the rate of Matching Contributions cannot increase as Elective Deferrals increase.)

☐	lst tier % of Elective Deferrals that do not exceed % of Compensation

☐	2nd tier % of Elective Deferrals that exceed___ % but not ___% of Compensation

☐	3rd tier % of Elective Deferrals that exceed % but not % of Compensation

☐	4th tier % of Elective Deferrals that exceed % but not % of Compensation
Article 6 ☒ Non-Safe Harbor Matching Contributions

6.1
Determination of Amount. Non-Safe Harbor Matching Contributions are permitted < ☐ beginning (must be after the later of the Plan's original effective date or the restatement date)> , subject to the provisions selected below.

(a) ☐
Totally Discretionary Formula (Non-Tiered). Subject to the requirements set forth in Section 3.4(f) of the Basic Plan, the Employer's Non-Safe Harbor Matching Contribution for any Allocation Period is totally discretionary.

(b) ☐
Discretionary Formula (Tiered or Non-Tiered) With Fixed Maximum. Subject to the requirements set forth in Section 3.4(1) of the Basic Plan, the Employer may make a Non-Safe Harbor Matching Contribution for any Allocation Period equal to a discretionary percentage of each Benefiting Participant's Elective Deferrals, not to exceed the following amount for any Allocation Period on behalf of any Benefiting Participant:

☐    % (max. 100%) of a Benefiting Participant's Elective Deferrals

☐	% of a Benefiting Participant's Compensation (this % cannot exceed the minimum deferral % in 9.4(a))

☐	$ for a Benefiting Participant

☐	The lesser of % of a Benefiting Participant's Compensation or $

☐	% (max. 100%) of a Participant Elective Deferrals that do not exceed % of his or her Compensation

(c) ☒
Mandatory Non-Tiered Formula. The Employer must make a Non-Safe Harbor Matching Contribution equal to 100% (max. 100%) of each Benefiting Participant's Elective Deferrals ☒ not to exceed the following for an Allocation Period:

☒	Elective Deferrals in excess of 4% of each Benefiting Participant's Compensation

☐	$ for each Benefiting Participant

☐	The lesser of Elective Deferrals in excess of % of each Benefiting Participant's Compensation or $

(d) ☐
Mandatory Tiered Formula. The Employer must make a Non-Safe Harbor Matching Contribution for each Benefiting Participant equal to the amount determined by the tiered formula below. (check each her that applies, but note that the rate of Non-Safe Harbor Matching Contributions cannot increase as Elective Deferrals increase)

☐	1st tier % of Elective Deferrals that do not exceed % of Compensation

☐	2nd tier % of Elective Deferrals that exceed % but not % of Compensation

☐	3rd tier % of Elective Deferrals that exceed % but not % of Compensation

☐	4th tier % of Elective Deferrals that exceed % but not % of Compensation

☐	5th tier % of Elective Deferrals that exceed % but not % of Compensation

☐	6th tier % of Elective Deferrals that exceed % but not % of Compensation

☐	7th tier % of Elective Deferrals that exceed % but not % of Compensation

☐	8th- tier % of Elective Deferrals that exceed % but not % of Compensation

☐	9th tier % of Elective Deferrals that exceed % but not % of Compensation

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☐	10th tier % of Elective Deferrals that exceed % but not % of Compensation

(e)
Mandatory Years/Periods of Service Formula. The Employer must make a Non-Safe Harbor Matching Contribution for each Benefiting Participant equal to the Matching percentage indicated below of each Benefiting Participant's Elective Deferrals based on the Benefiting Participant's <☐1-Year Periods of Service > < ☐Years of Service, and a Year of Service for purposes of this Section is a Plan Year in which a Participant is credited with    (max. 1,000) Hours of Service >, subject to any limitations indicated below. (check each tier that applies)

Years/Periods of Service    Matching %
to     % <☐ up to $    > < up to     % of Compensation >
to     % <☐up to $    > < up to      % of Compensation >
to     % <☐ up to $    > < up to      % of Compensation >
to     % <☐ up to $    > < ☐ up to    % of Compensation >
to     % <☐ up to $    >< up to_____ % of Compensation >

6.2
Benefiting Participants. Any Employee who has entered the Plan as a Participant for Non-Safe Harbor Matching Contribution purposes and makes an Elective Deferral in an Allocation Period < ☐ and who is an NHCE for that Allocation Period > will be a Benefiting Participant under this Section for an Allocation Period based on the conditions below < ☐ provided the Participant is still an Eligible Employee under Section 3.1(d) on the last day of the Allocation Period (or earlier Termination of Employment) >.

(a)	Participants who are still Employees on the last day of the Allocation Period(check one)

☒	Will always be Benefiting Participants regardless of Service

☐	Must be credited with (max. 1,000) Hours of Service in the Allocation Period

☐	Must be credited with a (max. 6) month Period of Service in the Allocation Period

☐	Must be credited with (max. 6) consecutive calendar months of employment in the Allocation Period

☐	Must be credited with (max. 182) consecutive days of employment in the Allocation Period

(b)
Participants who Terminate Employment before the last day of the Allocation Period because of retirement on or after Normal Retirement Age < ☐ or Early Retirement Age >, or because of death or Disability (check one)

☐	Will not be Benefiting Participants for that Allocation Period

☒	Will always be Benefiting Participants regardless of Service

θ	Must be credited with (max, 1,000) Hours of Service in the Allocation Period

θ	Must be credited with a (max. 6) month Period of Service in the Allocation Period

θ	Must be credited with (max. 6) consecutive calendar months of employment in the Allocation Period

θ	Must be credited with (max. 182) consecutive days of employment in the Allocation Period

(c)	Participants who Terminate Employment before the last day of the Allocation Period for any other reason (check one)

☐	Will not be Benefiting Participants for that Allocation Period

☒	Will always be Benefiting Participants regardless of Service

θ	Must be credited with (max. 1,000) Hours of Service in the Allocation Period

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θ	Must be credited with a (max. 6) month Period of Service in the Allocation Period

θ	Must be credited with (max. 6) consecutive calendar months of employment in the Allocation Period

θ	Must be credited with (max. 182) consecutive days of employment in the Allocation Period

6.3	☐ Catch-Up Contributions. Catch-Up Contributions will be matched under the formula selected in Section 6.1 < ☐ but any limitations selected in such formula will be ignored >.

6.4	☐ Voluntary Employee Contributions. Voluntary Employee Contributions will be matched under the formula selected in Section 6.1 < ☐ but any limitations selected in such formula will be ignored >.

6.5
☐ Additional Non-Safe Harbor Matching Contributions. An Employer may make additional Non-Safe Harbor Matching Contributions as selected in the "Additional Non-Safe Harbor Matching Contribution Addendum" attached hereto.

Article 7 Non-Safe Harbor Non-Elective Contributions

7.1
Determination of Amount. Non-Safe Harbor Non-Elective Contributions are permitted < ☐ beginning(must be after the later of the Plan's original effective date or the restatement date) >, and the amount made by the Employer for any Allocation Period will be determined by the formula below. (check one)

Totally discretionary on the part of the Employer

☐	Equal to at least % of the Compensation of all Benefiting Participants

☐	Equal to at least $

☐	As required by the following collective bargaining agreement

☐	Other (describe how the amount is determined)

7.2	Allocation Method. Non-Safe Harbor Non-Elective Contributions made to the Plan will be allocated in the manner selected below.
(a)    ☐ Pro-rata based on the Compensation for the Allocation Period of all Benefiting Participants.

(b)	☐ Per capita (same dollar amount) for the Allocation Period to all Benefiting Participants.

(c)
☐ Pro-rata based on the allocation points of all Benefiting Participants. Each Participant's allocation points for each Allocation Period will be the sum of the points selected below. (check all that apply, but 1) or 2) must be checked)

☐ points for each year of a Participant's age
☐ points for each of a Participant's credited Years/Periods of Service < ☐ to a maximum         of years
☐ points per each $    (max. $200) of a Participant's Compensation paid in the     Allocation Period

(d)
CI Using permitted disparity in < ☐ a 2-step allocation only > < ☐ a 4-step allocation only > < ☐ a 2-step allocation in non-Top Heavy Plan Years and a 4-step allocation in Top Heavy Plan Years >, in accordance with Section 3.5(a)(4) of the Basic Plan, based on the integration percentage and the integration level selected below.

Integration %    Integration Level

☐	5.7% ☐ The Taxable Wage Base

☐	% of the Taxable Wage Base (must be 20% or less of the Taxable Wage Base)

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☐	$ (amount must be 20% or less of the Taxable Wage Base)

☐	5.4% 0 80% of the Taxable Wage Base rounded up < ☐ $1 > < ☐ $100 > < ☐ $1,000 >

☐	% of the Taxable Wage Base (must be more than 80% but less than 100%) E $ (amount must be more than 80% but less than 100% of the Taxable Wage Base)

☐	4.3% ☐ 0 20% of the Taxable Wage Base rounded up < ☐ $1 < ☐ $100> < ☐ $1,000
☐ % of the Taxable Wage Base (must be more than 20% but not more than     80%)

☐	$ (amount must be more than 20% but not more than 80% of the Taxable Wage Base)

(e)	☐ Using the Participant Group Allocation method as set forth in the "Allocation Group Addendum" attached hereto.

(f)	q Using the Age-Weighted Allocation method determined with the assumptions indicated below.
Pre-Retirement Interest: ________________ ok Pre-Retirement Mortality:
Post-Retirement Interest:    %__Post-Retirement Mortality:

7.3
Benefiting Participants. An Employee who is a Participant for Non-Safe Harbor Non-Elective Contribution purposes will be a Benefiting Participant under this Section for an Allocation Period based on the conditions below <________ provided the Participant is still an Eligible Employee under Section 3.1(e) on the last day of the Allocation Period (or earlier Termination of Employment) >.

(a)	Participants who are still Employees on the last day of the Allocation Period(check one)
☐     Will always be Benefiting Participants regardless of Service
☐    Must be credited with     (max. 1,000) Hours of Service in the Allocation Period

☐	Must be credited with a 171 Must be credited with (max. 6) month Period of Service in the Allocation Period

☐	Must be credited with (max. 6) consecutive calendar months of employment in the Allocation Period

☐	Must be credited with (max. 182) consecutive days of employment in the Allocation Period

(b)
Participants who Terminate Employment before the last day of the Allocation Period because of retirement on or after Normal Retirement Age • ☐ or Early Retirement Age ), or because of death or Disability(check one)

☐	Will not be Benefiting Participants for that Allocation Period Will always be Benefiting Participants regardless of Service

☐	Must be credited with a (max. 1,000) Hours of Service in the Allocation Period

☐	Must be credited with (max. 6) month Period of Service in the Allocation Period

☐	Must be credited with (max. 6) consecutive calendar months of employment in the Allocation Period

☐	Must be credited with (max. 182) consecutive days of employment in the Allocation Period

(c)	Participants who Terminate Employment before the last day of the Allocation Period for any other reason(check one)

☐	Will not be Benefiting Participants for that Allocation Period

☐	Will always be Benefiting Participants regardless of Service

☐	Must be credited with (max. 1,000) Hours of Service in the Allocation Period

☐	Must be credited with a (max. 6) month Period of Service in the Allocation Period

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☐	Must be credited with (max. 6) consecutive calendar months of employment in the Allocation Period

☐	Must be credited with (max. 182) consecutive days of employment in the Allocation Period

7.4
☐ Additional Non-Safe Harbor Non-Elective Contributions. An Employer may make additional Non-Safe Harbor Non-Elective Contributions as selected in the "Additional Non-Safe Harbor Non-Elective Contribution Addendum" attached hereto.

Article 8 ☒ Rollovers and Employee Contributions

8.1
☒ Rollover Contributions. Rollover Contributions are permitted < ☐ beginning    (must be after the later of the Plan's original effective date or the restatement date) >, subject to the provisions selected below.

(a)	Rollover Contributions can be made to the Plan by: (check one)

☐	Any Employee (including those who are not Eligible Employees)

☒	Any Eligible Employee (whether a Participant or not)

☐	Any Eligible Employee who has become a Participant for Elective Deferral purposes

☐	Any Eligible Employee who has become a Participant for Non-Safe Harbor Matching Contribution purposes

☐	Any Eligible Employee who has become a Participant for Non-Safe Harbor Non-Elective Contribution purposes

(b)	Rollover Contributions will be accepted from the following types of plans: (check any that apply) ☒ Code §401(a) plans (qualified retirement plans)
☒ Code §403(a) plans (qualified annuity plans)
☒ Code §403(b) plans (annuities purchased by a Code §501(c)(3) organization and certain educational institutions)
☒ Code §408(a) plans (individual retirement accounts)
☒ Code §408(b) plans (individual retirement annuities)
☒ Code §457(b) plans (governmental only)

(c)	Rollover Contributions can also include the following: (check all that apply)
☒ Roth Elective Deferrals (Note• Can be checked only if this Plan also permits Roth Elective Deferrals)
☐    Voluntary Employee Contributions

☐	Mandatory Employee Contributions

☐	Participant loans

☐	In kind distributions (other than Participant loans)

(d)	Rollover Contributions can be withdrawn from the Plan: (check one)

☒	At any time

☐	Annually on a date set by the Administrator

☐	Semi-annually on dates set by the Administrator

☐	Quarterly on dates set by the Administrator

☐	Monthly on dates set by the Administrator

☐	Only upon Termination of Employment and only at the time selected in Section 15.5 of the Adoption Agreement

(e)	Rollover Contributions which are withdrawn from the Plan < ☒ can > < ☐ cannot > be redeposited in the Plan.

8.2
CI Voluntary Employee Contributions. Voluntary Employee Contributions are permitted < ☐beginning     (must be after the later of the Plan's original effective date or the restatement date)> , subject to the provisions selected below.

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(a)	Voluntary Employee Contributions can be made to the Plan by: (check one)

☐	Any Eligible Employee who has become a Participant for Elective Deferral purposes

☐	Any Eligible Employee who has become a Participant for Non-Safe Harbor Matching Contribution purposes

☐	Any Eligible Employee who has become a Participant for Non-Safe Harbor Non-Elective Contribution purposes

(b)
Minimum and Maximum Contribution. The minimum permitted Voluntary Employee Contribution is    % (enter zero if no minimum) of Compensation and the maximum permitted contribution is    % (max. 100) of Compensation.

Voluntary Employee Contributions can be made < ☐ annually > < ☐ monthly > <☐ each payroll period >.

(c)	Voluntary Employee Contributions can be withdrawn from the Plan: (check one)

☐	At any time

☐	Annualy on a date set by the Administrator

☐	Semi-annually on dates set by the Administrator

☐	Quarterly on dates set by the Administrator

☐	Monthly on dates set by the Administrator
Only upon Termination of Employment and only at the time selected in Section 15.5 of the Adoption Agreement

8.3
☐ Deemed IRAs. Deemed Individual Retirement Accounts are permitted < ☐ beginning    (must be after the later of the Plan's original effective date or the restatement date)> , subject to the provisions selected below. (check one)

☐	Any Eligible Employee who has become a Participant for Elective Deferral purposes

☐	Any Eligible Employee who has become a Participant for Non-Safe Harbor Matching Contribution purposes

☐	Any Eligible Employee who has become a Participant for Non-Safe Harbor Non-Elective Contribution purposes

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Article 9 ☐ Prevailing Wage Contributions

9.1
Prevailing Wage Contributions. Subject to Section 3.6 of the Basic Plan, the Employer will make contributions to the Plan for the Prevailing Wage Service of each Participant < ☐ who is an NHCE >. The Administrator may promulgate additional rules and procedures regarding Prevailing Wage Contributions in an administrative policy regarding Prevailing Wage Contributions.

9.2
Vesting. Prevailing Wage contributions are 100% Vested at all times unless they are "annualized" pursuant to Department of Labor Regulations, in which case they will be Vested in accordance with the schedule selected in Section 10.6 of the Adoption Agreement. Notwithstanding the foregoing, to the extent a Prevailing Wage contribution is used to offset an Employer contribution that is required to be 100% Vested at all times, such Prevailing Wage contribution will also be 100% Vested at all times.

Article 10 Vesting Requirements

10.1
Full and Immediate Vesting Upon Retirement, Death or Disability. A Participant's Vested Interest in his or her Participant's Account will be 100% upon reaching Normal Retirement Age and upon the occurrence of the following: (check all that apply)

☐	Reaching Early Retirement Age
☒    Death prior to Termination of Employment        ☒    Disability prior to Termination of Employment

10.2
Elective Deferrals, QMACs, QNECs and ADP Safe Harbor Contributions. A Participant's Vested Interest in all Elective Deferrals, QMACS, QNECs and ADP Safe Harbor Contributions allocated to him or her will be 100% at all times.

10.3	☐ ACP Safe Harbor Matching Contributions. A Participant's Vested Interest in his or her ACP Safe Harbor Matching Contribution Account will be determined by the provisions selected below.

(a)	The Vesting schedule for ACP Safe Harbor Matching Contributions in a non-Top Heavy Plan Year is: (check one)

☐	100% full and immediate

☐	The schedule set forth below

1 Year / Period of Service        %
2 Years / Periods of Service     % (must be at least 20% unless 100% Vesting occurs after 3 years)
3 Years I Periods of Service     % (must be at least 40%)
4 Years / Periods of Service     % (must be at least 60%)
5 Years / Periods of Service     % (must be at least 80%)
6 Years / Periods of Service     % (must be 100%)

(b)	The Vesting schedule for ACP Safe Harbor Matching Contributions in a Top Heavy Plan Year is: (check one)

☐	100% full and immediate

☐	The schedule set forth below

1 Year / Period of Service
2 Years I Periods of Service     % (must be at least 20% unless 100% Vesting occurs after 3 years)
3 Years / Periods of Service     % (must be at least 40%)
4 Years / Periods of Service     % (must be at least 60%)

Prototype 401(k) Non-Std.    Page 20 of 38    IRS Serial No. M391053a

5 Years / Periods of Service     % (must be at least 80%)
6 Years / Periods of Service     % (must be 100%)

(c)
☐ Vesting Schedule for Pre-EGTRRA Contributions. Notwithstanding paragraphs (a) and (b) above, a Participant's Vested Interest in ACP Safe Harbor Contributions which were made to the Plan prior to January 1, 2001 will be determined in accordance with the Vesting schedule in effect when such contributions were made to the Plan.

(d)
☐ Service Excluded for Vesting. All Service with the Employer is counted in determining a Participant's Vested Interest in the ACP Safe Harbor Matching Contribution Account except the following: (check all that apply)

☐ Service before age 18
☐ Service before the Employer maintained this Plan or a predecessor plan
☐ Service during a period for which the Employee made no mandatory contributions to the Plan

10.4	☒ Non-Safe Harbor Matching Contributions. A Participant's Vested Interest in his or her Non-Safe Harbor Matching Contribution Account will be determined by the provisions below selected below.

(a)	The Vesting schedule for Non-Safe Harbor Matching Contributions in a non-Top Heavy Plan Year is: (check one)

☒ 100% full and immediate
☐ The schedule set forth below

1 Year / Period of Service	%

2 Years / Periods of Service	% (must be at least 20% unless 100% Vesting occurs after 3 years)

3 Years / Periods of Service	% (must be at least 40%)

4 Years / Periods of Service	% (must be at least 60%)

5 Years / Periods of Service	% (must be at least 80%)

6 Years / Periods of Service	% (must be 100%)

(b)	The Vesting schedule for Non-Safe Harbor Matching Contributions in a Top Heavy Plan Year is: (check one)
☒ 100% full and immediate

☐ The schedule set forth below

1 Year / Period of Service        %
2 Years / Periods of Service        %    (must be at least 20% unless 100% Vesting occurs after 3years)
3 Years / Periods of Service        %    (must be at least 40%)
4 Years / Periods of Service        %    (must be at least 60%)
5 Years / Periods of Service        %    (must be at least 80%)
6 Years / Periods of Service        %    (must be 100%)

(c) ☐
Vesting Schedule for Pre-EGTRRA Contributions. Notwithstanding paragraphs (a) and (b) above, a Participant's Vested Interest in Non-Safe Harbor Matching Contributions which were made to the Plan prior to January 1, 2001 will be determined in accordance with the Vesting schedule in effect when such contributions were made to the Plan.

(d) ☐
Service Excluded for Vesting. All Service with the Employer is counted in determining a Participant's Vested Interest in the Non-Safe Harbor Matching Contribution Account except the following: (check all that apply)

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☐	Service before age 18

☐	Service before the Employer maintained this Plan or a predecessor plan

☐	Service during a period for which the Employee made no mandatory contributions to the Plan

10.5
Non-Safe Harbor Non-Elective Contributions. A Participant's Vested Interest in all Non-Safe Harbor Non-Elective Contributions allocated to him or her will be determined by the provisions selected below.

(a)	The Vesting schedule for Non-Safe Harbor Non-Elective Contributions in a non-Top Heavy Plan Year Is: (check one)
☐ 100% full and immediate
☐ 7 Year Graded
☐ 5 Year Cliff

☐The schedule set forth below

1 Year / Period of Service    %
2 Years / Periods of Service    %    (must be at least 20% unless 100% Vesting occurs after 3

        years))
3 Years / Periods of Service    %    (must be at least 40%)
4 Years / Periods of Service    %    (must be at least 60%)
5 Years / Periods of Service    %    (must be at least 80%)
6 Years / Periods of Service    % (must be 100%)

(b)	The Vesting schedule for Non-Safe Harbor Non-Elective Contributions in a Top Heavy Plan Year is: (check one)
☒ 100% full and immediate
☐ The schedule set forth below

1 Year / Period of Service    %
2 Years / Periods of Service        % (must be at least 20% unless 100% Vesting occurs after 3 years))
3 Years / Periods of Service    %    (must be at least 40%)
4 Years / Periods of Service    %    (must be at least 60%)
5 Years / Periods of Service    %    (must be at least 80%)
6 Years / Periods of Service     % (must be 100%)

(c)
Service Excluded for Vesting. All Service with the Employer is counted in determining a Participant's Vested Interest in the Non-Safe Harbor Non-Elective Contribution Account except the following: (check all that apply)

☐	Years of Service before age 18

☐	Years of Service before the Employer maintained this Plan or a predecessor plan

☐	Years of Service during a period for which the Employee made no mandatory contributions to the Plan

10.6 ☐
Prevailing Wage Contributions. Except as otherwise provided in Section 9.2 of the Adoption Agreement, a Participant's Vested Interest in all Prevailing Wage contributions allocated to him or her will be determined by the provisions below.

(a)	The Vesting schedule for Prevailing Wage Contributions in a non-Top Heavy Plan Year is: (check one)

Prototype 401(k) Non-Std.    Page 22 of 38    IRS Serial No. M391053a

☐	100% full and immediate

☐	7 Year Graded

☐	5 Year Cliff

☐	The schedule set forth below

1 Year / Period of Service    %
2 Years / Periods of Service    %    (must be at least 20% unless 100% Vesting occurs after 3

        years))
3 Years / Periods of Service    %    (must be at least 40%)
4 Years / Periods of Service    %    (must be at least 60%)
5 Years / Periods of Service    %    (must be at least 80%)
6 Years / Periods of Service    %    (must be 100%)

(b)	The Vesting schedule for Prevailing Wage Contributions in a Top Heavy Plan Year is: (check one)

☐	100% full and immediate

The schedule set forth below

1 Year / Period of Service    %
2 Years / Periods of Service    %    (must be at least 20% unless 100% Vesting occurs after 3

        years))
3 Years / Periods of Service    %    (must be at least 40%)
4 Years / Periods of Service    %    (must be at least 60%)
5 Years / Periods of Service    %    (must be at least 80%)
6 Years / Periods of Service     % (must be at least 100%)

(c) ☐
Service Excluded for Vesting. All Service with the Employer is counted in determining a Participant's Vested Interest in the Prevailing Wage Contribution Account except the following: (check all that apply)

☐	Years of Service before age 18

☐	Years of Service before the Employer maintained this Plan or a predecessor plan

☐	Years of Service during a period for which the Employee made no mandatory contributions to the Plan
Article 11 Compensation Definitions

11.1	☒ Elective Deferrals. A Participant's Compensation for Elective Deferral purposes will be determined as selected below.
(a) Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

(b)	Elective contributions under Code §125, §132(f)(4), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☒	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)
☒    Plan Year

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☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	☒ The following categories of remuneration will not be counted as Compensation: (check all that apply)

☒	1) Compensation received prior to becoming a Participant

☐	2) Compensation received while an ineligible Employee under Section 3.1(a) of the Adoption Agreement

☒	3) All items in Regulation §1.414(s)-1(e)(3) (Le., expense allowances, fringe benefit, moving expenses, etc.)

☒	4) Post-Severance Compensation(1)

☐	5) Deemed 125 Compensation (1)

☒	6) Bonuses (1)

☐	7) Overtime (1)

☐	8) Commissions (1)

☒	9) Other (describe) (1) the value of any qualified or non-qualified stock option granted to the participant to the extent such value is includable in the participant’s taxable income

(1) If checked, the Plan's definition of compensation may fail to satisfy, the safe harbor requirements unless such compensation is excluded only with respect to Highly Compensated Employees under paragraph (e) below.

(e) ☐	The amounts excluded under (d)(4) _ (9) will only be excluded with respect to: (check all that apply)

☐	Highly Compensated Employees

☐	Other (cannot be a class that only includes NHCEs)

11.2
☐ ADP Safe Harbor Contributions. A Participant's Compensation for purposes of any ADP Safe Harbor Contributions contributed under Section 5 of the Adoption Agreement will be determined as selected below.

(a) Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Safe Harbor Code §415 Compensation

(b)	Elective contributions under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☐	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)
☐ Plan Year
☐ Fiscal Year ending on or within the Plan Year or Calendar year ending on or within the Plan Year

(d)	☐ The following categories of remuneration will not be counted as Compensation: (check all that apply)

☐	1) Compensation received prior to becoming a Participant

☐	2) Compensation received while an ineligible Employee under Sections 3.1(a) and (b) of the Adoption Agreement

☐	3) All items in Regulation §1.414(s)-1(c)(3) (Le., expense allowances, fringe benefit, moving expenses, etc.)

☐	4) Post-Severance Compensation (1)

☐	5) Deemed 125 Compensation (1)

☐	6) Bonuses (1)

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☐	7) Overtime (1)

☐	8) Commissions (1)

☐	9) Other (describe) (1) \

(1) If checked, the Plan's definition of compensation may fail to satisfy the safe harbor requirements unless such compensation is excluded only with respect to Highly Compensated Employees under paragraph (e) below.

(e) ☐	The amounts excluded under (d)(4) _ (9) will only be excluded with respect to: (check all that apply)

☐	Highly Compensated Employees

☐	Other (cannot be a class that only includes NHCEs)

11.3
☐ ACP Safe Harbor Contributions. A Participant's Compensation for purposes of any ACP Safe Harbor Contributions contributed under Section 5 of the Adoption Agreement will be determined as selected below.

(a)	Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Safe Harbor Code §415 Compensation

(b)	Elective contributions under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☐	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)

☐	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	CI The following categories of remuneration will not be counted as Compensation: (check all that apply)

☐	1) Compensation received prior to becoming a Participant

☐	2) Compensation received while an ineligible Employee under Sections 3.1(a) and (c) of the Adoption Agreement

☐	3) All items in Regulation §1.414(s)-1(c)(3) (i.e., expense allowances, fringe benefit, moving expenses, etc.)

☐	4) Post-Severance Compensation (1)

☐	5) Deemed 125 Compensation (1)

☐	6) Bonuses (1)

☐	7) Overtime (1)

☐	8) Commissions (1)

☐	9) Other (describe) (1)

(1) If checked, the Plan's definition of compensation may fail to satisfy the safe harbor requirements unless such compensation is excluded only with respect to Highly Compensated Employees under paragraph (e) below.

(e) ☐	The amounts excluded under (d)(4) — (9) will only be excluded with respect to: (check all that apply)

☐	Highly Compensated Employees

☐	Other (cannot be a class that only includes NHCEs)

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11.4 ☒
Non-Safe Harbor Matching Contributions. A Participant's Compensation for purposes of Non-Safe Harbor Matching Contributions contributed under Section 6 of the Adoption Agreement will be determined as selected below.

(a)	Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

(b)	Elective contributions under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☒	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)

☒	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	☒ The following categories of remuneration will not be counted as Compensation: (check all that apply)

☒	1) Compensation received prior to becoming a Participant for Non-Safe Harbor Matching Contributions

☐	2) Compensation received while an ineligible Employee under Section 3.1(d) of the Adoption Agreement

☒	3) All items in Regulation §1.414(s)-1(c)(3) (i.e., expense allowances, fringe benefit, moving expenses, etc.)

☒	4) Post-Severance Compensation (1)

☐	5) Deemed 125 Compensation (1)

☒	6) Bonuses (1)

☐	7) Overtime(1)

☐	8) Commissions (1)

☒	9) Other (describe) (1) the value of any qualified or non-qualified stock option granted to the participant to the extent such value is includable in the participant’s taxable income

(1) If checked, the Plan's definition of compensation may fail to satisfy, the safe harbor requirements unless such compensation is excluded only with respect to Highly Compensated Employees under paragraph (e) below.

(e) ☐	The amounts excluded under (d)(4) - (9) will only be excluded with respect to: (check all that apply)

☐	Highly Compensated Employees

☐	Other (cannot be a class that only includes NHCEs)

11.5
Non-Safe Harbor Non-Elective Contributions. A Participant's Compensation for purposes of Non-Safe Harbor Non-Elective Contributions contributed under Section 7 of the Adoption Agreement will be determined as selected below.

(a)	Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation
Safe Harbor Code §415 Compensation

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(b)	Elective contributions under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☐	Be included as Compensation

☐	Not be included as Compensation

(c)	The Compensation measuring period is the: (check one)
Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	The following categories of remuneration will not be counted as Compensation: (check all that apply)

☐	1) Compensation received prior to becoming a Participant for Non-Safe Harbor Non-Elective Contributions

☐	2) Compensation received while an ineligible Employee under Section 3.1(e) of the Adoption Agreement

☐	3) All items in Regulation §1.414(s)-1(c)(3) (i.e., expense allowances, fringe benefit, moving expenses, etc.)

☐	4) Post-Severance Compensation (1)

☐	5) Deemed 125 Compensation (1)

☐	6) Bonuses (1)

☐	7) Overtime (1)

☐	8) Commissions (1)

☐	9) Other (describe) (1)

(1) If checked, the Plan's definition of compensation may fail to satisfy, the safe harbor requirements unless such compensation is excluded only with respect to Highly Compensated Employees under paragraph (e) below.

(e) ☐	The amounts excluded under (d)(4) — (9) will only be excluded with respect: (check all that apply)

☐	Highly Compensated Employees

☐	Other (cannot be a class that only includes NHCEs)

11.5
Imputed Compensation During Periods of Disability. Subject to section 1.39(c) and Section 1.41(g) of the Basic Plan, a Participant's Compensation will be imputed during periods of total disability (as defined in Code §22(e)(3)) in determining or allocating Non-Safe Harbor Non-Elective Contributions. Any such imputation will be limited to the number of Plan Years (and Limitation Years) specified in an administrative policy, and the number of such Plan Years and Limitations Years can be different for affected Participants who are HCEs and those who are NHCEs.

11.6 ☐
Voluntary Employee Contributions. A Participant's Compensation for purposes of any Voluntary Employee Contributions contributed under Section 8.2 of the Adoption Agreement will be determined as selected below.

(a)	Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Safe Harbor Code §415 Compensation

(b)	Elective contributions under Code §125, §132(f)(4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☐	Be included as Compensation

☐	Not be included as Compensation

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(c)	The Compensation measuring period is the: (check one)

☐	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(d)	The following categories of remuneration will not be counted as Compensation: (check all that apply)
Compensation received prior to becoming a Participant

☐	2) Compensation received while an ineligible Employee under Section 3.1(a) of the Adoption Agreement

☐	3) All items in Regulation §1.414(s)-1(c)(3) (i.e., expense allowances, fringe benefit, moving expenses, etc.)

☐	4) Post-Severance Compensation (1)

☐	5) Deemed 125 Compensation (1)

☐	6) Bonuses (1)

☐	7) Overtime (1)

☐	8) Commissions (1)

☐	9) Other (describe) (1)

(1)If checked, the Plan's definition of compensation may fail to satisfy, the safe harbor requirements unless such compensation is excluded only with respect to Highly Compensated Employees under paragraph (e) below.

(e)	The amounts excluded under (d)(4) – (9) will only be excluded with respect: (check all that apply)

☐	Highly Compensated Employees

☐	Other (cannot be a class that only includes NHCEs)

11.7
Code §415(c)(3) Compensation for Top Heavy Allocation Purposes and Key Employee Determinations. An Employee's Code §41 5(c)(3) Compensation used to determine any Top Heavy Minimum Allocations and whether an Employee is also a Key Employee is based on the selection below.

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

☐	Statutory Code §415 Compensation

11.8
Code §415(c)(3) Compensation for Code §415 Limitation Determinations. An Employees Code §415(c)(3) Compensation used to determine the Employee's Annual Addition limitation under Article 6 of the Basic Plan is based on the selection below.

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

☐	Statutory Code §415 Compensation

11.9
Code §415(c)(3) Compensation for Highly Compensated Employee Determinations and Other Statutory Purposes. An Employee's Code §415(c)(3) Compensation used to determine whether the Employee is also a Highly Compensated Employee, and for other statutory purposes that do not appear elsewhere in this Adoption Agreement, is based on the selection below.

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☒	Safe Harbor Code §415 Compensation

☐	Statutory Code §415 Compensation

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Article 12 ☒ Allocation of Forfeitures

12.1	Time When Forfeitures Occur. Forfeitures of any kind will occur: (check one)
☒     When a Terminated Participant's entire Vested Account has been distributed (or after 5 consecutive Breaks in Service, if earlier)

☐	After a Terminated Participant incurs (max. 5) consecutive Breaks in Service

12.2 ☐
ACP Safe Harbor Matching Contributions. Forfeitures of ACP Safe Harbor Matching Contributions which are not used to pay administrative expenses as permitted under Section 3.13(b) of the Basic Plan will be allocated (or used) as follows:

(a) Forfeitures attributable to ACP Safe Harbor Matching Contributions will be: (check one)

☐	1) Used to reduce Employer contributions as described in Section 3.13(6)(2) of the Basic Plan

☐	2) Added to Employer contributions as described in Section 3.13(b)(2) of the Basic Plan

☐	3) Allocated to Benefiting Participants pro-rata based on his or her Compensation for the Plan Year

(b) ☐
Participants Eligible to Be Benefiting Participants. The following are eligible to be Benefiting Participants for an Allocation Period with respect to Forfeitures allocated under paragraph (a)(3) above:

☐	Those who are Participants for Elective Deferral purposes (whether they defer or not)

☐	Those who are Participants for Non-Safe Harbor Matching Contribution purposes

☐	Those who are Participants for Non-Safe Harbor Non-Elective Contribution purposes

12.3
☒ Non-Safe Harbor Matching Contributions. Forfeitures of Non-Safe Harbor Matching Contributions which are not used to pay administrative expenses as permitted under Section 3.13(b) of the Basic Plan will be allocated (or used) as follows:

(a) Forfeitures attributable to Non-Safe Harbor Matching Contributions will be: (check one)

☒	1) Used to reduce Employer contributions as described in Section 3.13(b)(2) of the Basic Plan

☐	2) Added to Employer contributions as described in Section 3.13(b)(2) of the Basic Plan

☐	3) Allocated to Benefiting Participants in the manner selected in paragraphs (b), (c) and (d) below

☐	Method of Allocation. Forfeitures allocated under (a)(3) will be allocated to each Benefiting Participant as follows:

☐	Pro-rata based on his or her Compensation for the Plan Year

☐	Pro-rata based on his or her Elective Deferrals for the Plan Year

☐	Pro-rata based on his or her Non-Safe Harbor Matching Contributions for the Plan Year _

☐	Pro-rata based on his or her Non-Safe Harbor Matching Contribution Account balance

(c) ☐
Participants Eligible to Be Benefiting Participants. The following are eligible to be Benefiting Participants for an Allocation Period with respect to Forfeitures allocated under paragraph (a)(3) above:

☐	Those who are Participants for Elective Deferral purposes

☐	Those who are Participants for Non-Safe Harbor Matching Contribution purposes

☐	Those who are Participants for Non-Safe Harbor Non-Elective Contribution purposes

(d) ☐
Benefiting Participants. Any Participant selected in paragraph (c) < ☐ who is a NFICE for the Allocation Period > will be a Benefiting Participant for purposes of the allocations under paragraph (a)(3) above, provided the Participant also satisfies the applicable requirements in Section 6.2 of the Adoption Agreement.

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12.4
Non-Safe Harbor Non-Elective Contributions. Forfeitures of Non-Safe Harbor Non-Elective Contributions which are not used to pay administrative expenses as permitted under Section 3.13(b) of the Basic Plan will be allocated (or used) as follows:

(a) Forfeitures attributable to Non-Safe Harbor Non-Elective Contributions will be: (check one)

☐	1) Used to reduce Employer contributions as described in Section 3.13(b)(2) of the Basic Plan

☐	2) Added to Employer contributions as described in Section 3.13(b)(2) of the Basic Plan

☐	3) Allocated to Benefiting Participants in the manner selected in paragraphs (b), (c) and (d) below

(b) ☐	Method of Allocation. Forfeitures allocated under (a)(3) will be allocated to each Benefiting Participant as follows:

☐	Pro-rata based on his or her Compensation for the Plan Year

☐	Pro-rata based on his or her Elective Deferrals for the Plan Year

☐	Pro-rata based on his or her Non-Safe Harbor Non-Elective Contributions for the Plan Year

☐	Pro-rata based on his or her Non-Safe Harbor Non-Elective Contribution Account balance

(c) ☐
Participants Eligible to Be Benefiting Participants. The following are eligible to be Benefiting Participants for an Allocation Period with respect to Forfeitures allocated under paragraph (a)(3) above:

☐	Those who are Participants for Elective Deferral purposes

☐	Those who are Participants for Non-Safe Harbor Matching Contribution purposes

☐	Those who are Participants for Non-Safe Harbor Non-Elective Contribution purposes

(d) ☐
Benefiting Participants. Any Participant selected in paragraph (c) < ☐ who is a NHCE for the Allocation Period > will be a Benefiting Participant for purposes of the allocations under paragraph (a)(3) above, provided the Participant also satisfies the applicable requirements in Section 7.3 of the Adoption Agreement.

Article 13 Allocation of Earnings and Losses

13.1	Allocation Method. Investment earnings and losses will be allocated to each Participant's Account in a non-discriminatory manner in accordance with the terms of Section 3.12 of the Basic Plan.

Article 14 Normal and Early Retirement Age

14.1	Normal Retirement Age. The Plan's Normal Retirement Age is Age 65 (max. 65)

☐	Or the ___ (max. 5th) anniversary of becoming a Participant in the Plan, if later

☐	Or the date the Participant is credited with at least Years/Periods of Service, if later, but in no event later than the later of Age 65 or the 5th anniversary of becoming a Participant in the Plan

14.2	Normal Retirement Date. The Plan's Normal Retirement Date is as selected below. (check one)
☐ The Anniversary Date following the date a Participant reaches Normal Retirement Age
☐ The Anniversary Date nearest the date a Participant reaches Normal Retirement Age
☐ The first day of the month following the date a Participant reaches Normal Retirement Age
☐ The first day of the month nearest the date a Participant reaches Normal Retirement Age
☒ The same date a Participant reaches Normal Retirement Age

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14.3☐	Early Retirement Age. Early Retirement is permitted, and the Plan's Early Retirement Age is Age ____________ (max. 64)

☐	Or if later, the date the Participant is credited with at least ____ Years/Periods of Service

☐	Provided the Participant is also credited with at least ______Years/Periods of Service

14.4 ☐	Early Retirement Date. The Early Retirement Date is as selected below. (check one)

☐	Any Anniversary Date after a Participant reaches Early Retirement Age

☐	The first day of any month after a Participant reaches Early Retirement Age

☐	Any date after a Participant reaches Early Retirement Age

Article 15 Distribution Provisions

15.1
Normal Form of Distribution for Distributions Other Than Death Benefits. The benefit payable to a Participant who Terminates Employment with the Employer for reasons other than death will be distributed in the manner selected below.

(a)	☒ Lump Sum Payment < ☒ and the Optional Forms of Distribution are: (check all that apply) >

☐	Installment payments

☒	Partial payments as requested from time to time by the Participant

☐	Any form of annuity which can he purchased from an insurance company (subject to the QJSA rules)

(b) ☐	Installment Payments < ☐ and the Optional Forms of Distribution are: (check all that apply) >

☐	A lump sum payment

☐	Partial payments as requested from time to time by the Participant

☐	Any form of annuity which can he purchased from an insurance company (subject to the QJSA rules)

(c) ☐	Qualified Joint and Survivor Annuity < ☐ and the Optional Forms of Distribution are: (check all that apply) >

☐	A lump sum payment

☐	Installment payments

☐	Partial payments as requested from time to time by the Participant

☐	Any other form of annuity which can be purchased from an insurance company

15.2
Distribution of Benefits Because of Retirement. With respect to a Participant who Terminates Employment because of retirement or on or after his or her Normal (or Early) Retirement Date, distribution will be made in a form permitted under Section 15.1 and will occur within an administratively reasonable time after the Participant's Normal (or Early) Retirement Date.

15.3
Distribution of Benefits Because of Disability. With respect to a Participant who Terminates Employment because of his or her Disability, distribution will be made in a form permitted under Section 15.1 and in accordance with the provisions selected below.

(a) Time of Distribution. Distribution of a Disability Benefit will be made: (check one)

☐	Within an administratively reasonable time after Termination of Employment

☒	In accordance with the distribution requirements in Section 15.5 below

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(b)
Definition of Disability. A Participant will be considered to have suffered a Disability for Plan purposes if the Participant suffers a mental or physical impairment while still an Employee which: (check all that apply)

☒In the opinion of a physician acceptable to the Administrator, totally and permanently prevents the Participant from engaging in any occupation for pay or profit.
☒ In the opinion of a physician acceptable to the Administrator, totally and permanently prevents the Participant from performing customary and usual duties for the Employer
☒ In the opinion of the Social Security Administration, qualifies the Participant for disability benefits under the Social Security Act in effect on the date the Participant suffers the mental or physical impairment.

☐	In the opinion of the insurance company, qualifies the Participant for benefits under an Employer-sponsored long-term disability plan which is administered by an independent third party.

(c) ☐
Exceptions. Notwithstanding (b) above, a Participant will not be considered to have suffered a Disability for purposes of the Plan if the mental or physical impairment is the result of (check all that apply)

☐	The illegal use of drugs or intoxicants

☐	An intentionally self-inflicted injury or sickness

☐	An injury suffered as a result of an unlawful or criminal act by the Participant

15.4
Distribution of Benefits Upon Death. With respect to any portion of a deceased Participant's Vested Aggregate Account which is subject to the QJSA requirements, any death benefit payable therefrom to such deceased Participant's surviving Spouse will be distributed as a Qualified Pre-Retirement Survivor Annuity unless the QPSA has been waived by the Participant in accordance with Section 5.8 of the Basic Plan (or has been waived by the surviving Spouse if elected in paragraph (c) below). With respect to any death benefit payable to a non-Spouse Beneficiary, any death benefit payable to a surviving Spouse where the QPSA has been waived, or any death benefit payable from a portion of a deceased Participant's Vested Aggregate Account which is not subject to the QJSA requirements, any such death benefit will be distributed in the form of distribution selected in paragraph (a) below.

(a)
Form of distribution (other than a required QPSA). A Beneficiary can elect to have a death benefit (other than a QPSA) to which he or she is entitled distributed in the following manner: (check all that apply)

☒ In a lump sum payment

☒	In installment payments (if elected by the Beneficiary)

☒	In partial payments as requested from time to time by the Beneficiary

☐	Any form of annuity which can be purchased from an insurance company (subject to the QPSA rules)

(b)	Value of QPSA. With respect to any portion of a deceased Participant's Vested Aggregate Account which is subject to the COSA requirements, the value of a QPSA is:

☐	50% of the deceased Participant's Vested Aggregate Account

☐	100% of the deceased Participant's Vested Aggregate Account

(c)
Spousal Waiver of QPSA. With respect to any portion of a deceased Participant's Vested Aggregate Account which is subject to the (NSA requirements, if a Participant did not waive the QPSA prior to death, the deceased Participant's surviving Spouse is < ☐ not > permitted to waive the QPSA after the Participant's death.

15.5
Distribution of Benefits for Reasons Other than Retirement Death or Disability. With respect to a Participant who Terminates Employment for reasons other than retirement, death or Disability, distribution will be made in a form permitted under Section 15.1 and will occur within an administratively reasonable time after the date selected below.

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☐	The Participant has a 1-year Break in Service

☐	The Participant has (max. 5) consecutive 1-year Breaks in Service

☐	The end of the Plan Year in which the Participant Terminates Employment

☐	The Participant Terminates Employment

☐	The Participant Terminates Employment, but not more than ___ days after Termination of Employment

☐	The Participant Terminates Employment, but not earlier than ___ days after Termination of Employment

☐	The next Valuation Date of the Plan

☒	The Participant requests payment

☐	The date the Participant reaches his or her Normal (or Early) Retirement Age under the Plan

15.6
☒ Mandatory Cash-Outs. Subject to Section 5.5 of the Basic Plan, the Administrator will distribute a Vested Aggregate Account without the consent of any Participant who Terminates Employment based on the threshold selected below.

☒	$5,000 < ☒ including > < ☐ excluding > Rollover Contributions

☐	$1,000 including Rollover Contributions

☐	$ (must be less than $5,000 but more than $1,000) including Rollover Contributions

☐	$ (must be less than $1,000) including Rollover Contributions

15.7	☒ In-Service Distributions. Distributions may be made to a Participant < ☐ who is a NHCE > while he or she is still employed by the Employer as selected below.

(a)
☒ Distributions to Participants Still Employed After Normal Retirement Age. Subject to Section 4.2 of the Basic Plan, a Participant who has reached Normal Retirement Age but has not Terminated Employment with the Employer can withdraw all or any portion of his or her Vested Aggregate Account balance.

(b)
☒ Distributions to Participants Still Employed Before Normal Retirement Age. Subject to Section 5.17 of the Basic Plan, a Participant who has not reached Normal Retirement Age and has not Terminated Employment with the Employer can withdraw all or any portion of his or her Vested Interest in the account or accounts selected below.

(1)
Elective Deferral, QMAC/CINEC Accounts and ADP Safe Harbor Contribution Accounts. A Participant who has reached Age 59-1/2 (at least 59%) can withdraw all or a portion of his or her: (check all that apply)

☒	Elective Deferral Account

☒	Qualified Matching Contribution Account

☒	Qualified Non-Elective Contribution Account

☐	ADP Safe Harbor Contribution Account

(2)
Non-Safe Harbor Matching Contribution Accounts, Non-Safe Harbor Non-Elective Contribution Accounts and ACP Safe Harbor Contribution Accounts. A Participant who has satisfied the conditions selected in subparagraph (3) below can withdraw all or a portion of his or her (check all that apply)

☒ Vested Non-Safe Harbor Matching Contribution Account
☐ Vested Non-Safe Harbor Non-Elective Contribution Account
☐ Vested ACP Safe Harbor Contribution Account

(3)	Conditions for Withdrawals Under Subparagraph (2). A Participant must satisfy the conditions selected below in order to make a withdrawal as selected in subparagraph (2) above. (check all that apply)

☐	The Participant must have a 100% Vested Interest in the account

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☒	The Participant must have reached Age 59-1/2

☐	The Participant must have been a Participant for at least 5 years

☐	The amount being distributed must have accumulated in the account for at least 2 years

☐	Other

15.8
☒ Financial Hardship Distributions. A Participant < ☒ who is still an Employee > can take a hardship distribution from the Plan, subject to Section 5.16 of the Basic Plan and subject to the terms and conditions set forth in an administrative policy regarding financial hardship distributions.

15.9
Definition of Spouse. For purposes of the Plan, a Spouse is the person to whom a Participant is legally married < ☐ throughout the one year period ending on the earlier of the Annuity Starting Date or the date of the Participant's death >.

15.10	QDRO Distributions. Benefits payable pursuant to a Qualified Domestic Relations Order are distributable as selected below.

☐	Such benefits cannot be distributed until the affected Participant has reached the Earliest Retirement Age

☒	Such benefits can be distributed at any time (even if the affected Participant has not yet reached the Earliest Retirement Age)

15.11	Required Minimum Distributions. In applying the required minimum distribution requirements set forth in Section 5.9 of the Basic Plan, the following provisions will apply:

(a)	Required Beginning Date. The Required Beginning Date for Participants who are not 5% owners is: (check one)

☐	(1) April 1st of the calendar year following the calendar year in which the Employee reaches Age 701/2

☒	(2) April 1st of the calendar year following the later of the calendar year in which the Employee reaches Age 701/2 or the calendar year in which the Employee retires

(b)
Required Distributions After Death. If a Participant dies before distributions are required to begin and there is a Designated Beneficiary, Section 5.9 of the Basic Plan requires that a Participant's entire interest be distributed to the Designated Beneficiary by December 31st of the calendar year containing the 5th anniversary of the Participant's death < ☒ but the Participant or Designated Beneficiary may elect the Life Expectancy method as described in Section 5.9 of the Basic Plan >.

(c)	Effective Date. The required minimum distribution rules apply to distributions made on or after January 1, 2003 < ☐ and also to distributions made on or after (must be on or after January 1, 2002) >.

Article 16 ☒ Loans, Insurance and Directed investments
16.1☒ Loans to Participants. Subject to Section 7.1 of the Basic Plan and a written procedure established by the Employer, loans can be made to Participants from the Plan < ☐. beginning _________ (must be after the later of the Plan's original effective date or the restatement date)>.

16.2 ☐	Purchase of Insurance. Subject to Section 7.2 of the Basic Plan, insurance Policies can be purchased on the life of Participant at the direction of the following: (check all that apply)

☐	The Administrator

☐	The Participant

Prototype 401(k) Non-Std.    Page 34 of 38    IRS Serial No. M391053a

16.3 ☒ Directed Investment Accounts. Subject to Section 7.4 of the Basic Plan and a written procedure established by the Employer, Participants can direct the investment of one or more of the their accounts maintained by the Plan < =. beginning (must be after the later of the Plan's original effective date or the restatement date)>.
Article 17 Top Heavy Allocations

17.1
Who Receives the Allocation. Subject to Section 3.14 of the Basic Plan, a Top Heavy Allocation will be made in each Top Heavy Plan Year to each Participant who is employed on the last day of the Plan Year < ☒ and is a Non-Key Employee >.

17.2
Top Heavy Ratio. In determining the Top Heavy Ratio, the interest and mortality factors set forth in Section 1.191(d) of the Basic Plan will be used < ☐     except as selected below (check all that apply)> .

☐	% interest will used prior to reaching Normal Retirement Age.

☐	% interest will used after reaching Normal Retirement Age.

☐	The ____________________ mortality table will be used after reaching Normal Retirement Age.

17.3
Participation in Multiple Plans. An eligible Participant as described in Section 17.1 above who participates in this Plan and in one or more defined benefit plans or in one or more other defined contribution Plans that are part of a Top Heavy Required Aggregation Group will receive the minimum Top Heavy benefit in the manner described in Section 3.14 of the Basic Plan.

Article 18 Testing Elections

18.1	ADP Testing. The ADP Test will be determined as selected below. (check one)
Current year testing

☐	Prior year testing

☒	Prior year testing

☐	Prior year testing for the first Plan Year and current year testing thereafter, subject to Section 1.7 of the Basic Plan

18.2	ACP Testing. The ACP Test (if applicable) will be determined as selected below. (check one)

☐	Current year testing

☒	Prior year testing

☐	Prior year testing for the first Plan Year and current year testing thereafter, subject to Section 1.5 of the Basic Plan

18.3
Hypothetical Entry Date for Otherwise Excludable Participants. For any Plan Year in which a determination of Otherwise Excludable Participants must be made, the Hypothetical Entry Date related to any determination of an Otherwise Excludable Participant for purposes that include, but are not limited to, the ACP Test and/or the application of the general nondiscrimination test under Code §401(a)(4) (including determining the amount of, and which Participants are subject to, the Minimum Aggregate Allocation Gateway or Minimum Allocation Gateway requirement) is: (check one)

☐
The date that the Employee satisfies the maximum statutory age and service requirements under Code §410(a)(1)(A) The Employee's maximum statutory entry date under Code §410(a)(4) after the Employee satisfies the maximum statutory age and service requirements under Code §410(a)(1)(A)

☐	The Employee's Entry Date(s) under Section 3.3 for the component of the Plan for which the determination relates

Prototype 401(k) Non-Std.    Page 35 of 38    IRS Serial No. M391053a

18.4 ☐	Calendar Year Election. The calendar year election is being made for the purpose of determining who is a HCE.

18.5 ☐	Top Paid Group Election. The top paid group election is being made for the purpose of determining who is a HCE.

Article 19 401(k) SIMPLE Provisions

19. ☐
Election of SIMPLE Provisions. The Sponsoring Employer elects to have the 401(k) SIMPLE Provisions described in Section 3.16 of the Basic Plan apply, and the Employer will make the contribution selected in (a) or (b) below.

(a) ☐
Matching Contributions. The Employer will make a Matching Contribution equal to each "eligible employee's" Elective Deferral up to a limit of <☐ 3% > < ☐     _____% > of Compensation determined without regard to Code §401(a)(17). If the percentage is less than 3%, the restrictions in Section 3.16(1) of the Basic Plan apply.

(b)
Non-Elective Contributions. The Employer will make a Non-Elective Contribution equal to 2% of the compensation of each "eligible employee" who makes at least $_______________________ (max. $5,000) of Compensation for the year.

19.2 ☐
CI Revocation of SIMPLE Provisions. The Sponsoring Employer revokes the 40 I (k) SIMPLE Provisions previously elected, effective as of January 1 next following the date this Section 19.2 is signed and dated below by the Sponsoring Employer.

By_____________________________________ (on behalf of the Employer)	Dated

Article 20 Miscellaneous Provisions

20.1	Limitation Year. In applying the limitations under Code *415, the Limitation Year will be:

☒	Plan Year

☐	The Fiscal Year ending on or within the Plan Year

☐	The calendar year ending on or within the Plan Year

20.2
Failsafe Allocations. ☐ For any Plan Year in which the Plan fails to satisfy the average benefit percentage test of Code §410(b)(2) or the average benefits test of Regulation §1.401(a)(4), in accordance with Section 3.15 of the Basic Plan to the extent necessary to insure that the Plan satisfies one of the tests set forth in Code §410(b)(1)(A) (in which the Plan initially fails to benefit at least 70% of Non-Highly Compensated Employees) or Code §410(b)(1)(B) (in which the Plan initially fails to benefit a percentage of Non-Highly Compensated Employees that is at least 70% of the percentage of Highly Compensated Employees who benefit under the Plan), an additional Employer contribution may be made and allocated for certain Participants who are not Benefiting Participants for that Plan Year pursuant to the rankings below.

(a)	Participants eligible for the failsafe allocation will first be ranked by their (check one)

☐	Hours of Service (or months of Service if Elapsed Time) beginning with the < ☐highest > < ☐ lowest > number

☐	Compensation beginning with the < ☐highest > < ☐lowest > amount

(b) ☐	Before an allocation is made, the Participants in (a) will be further ranked (check one)

☐	Beginning with those who are employed on the last day of Plan Year

Prototype 401(k) Non-Std.    Page 36 of 38    IRS Serial No. M391053a

☐	Beginning with those who are credited with at least 1,000 hours of service (6 months of service if elapsed time)

20.3
Multiple Defined Contribution Plans. If a Participant (a) is or was covered under two or more current or terminated plans sponsored by the same Employer (or Employers in the same controlled or affiliated service group); or (b) is covered under either a welfare benefit fund as defined in Code §419(e), or an individual medical account as defined in Code §415(1)(2) under which amounts are treated as Annual Additions with respect to any Participant in this Plan, Annual Additions will be adjusted as follows:

☒	As set forth in Article 6 of the Basic Plan so the Annual Additions under this Plan will be reduced first

☐	As set forth in the Annual Addition Adjustment Addendum.

20.4	Protected Benefits. The benefits set forth in the "Protected Benefits Addendum" are also permitted.

20.5
Prototype Sponsor Information. The Prototype Sponsor certifies that it will inform the Sponsoring Employer of any amendments to the Plan or of the Prototype Sponsor's discontinuance or abandonment of the Plan. For more information about the Plan, a Sponsoring Employer may contact the Prototype Sponsor (or its authorized representative) at the following address:

Prototype Sponsor Charles Schwab Bank
Address 211 Main Street, 14th Floor

City San Francisco	State CA ZIP Code 94105 Phone (888) 444-4015

20.6
Reliance. The adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the plan is qualified under Code §401 only to the extent provided in Revenue Procedure 2005-16. The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements that are specified in the opinion letter issued with respect to the plan and in Revenue Procedure 2005-16. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service. This Adoption Agreement may be used only in conjunction with Basic Plan #01. The appropriateness of the adoption of this Plan and the terms of the Adoption Agreement, its qualification with the IRS, and the tax and employee benefit consequences are the responsibility of the Employer and its tax and legal advisors, Failure to properly complete this Adoption Agreement may result in disqualification of the Plan.

Article 21 Signature Provisions
21.1     Signature of the Sponsoring Employer
By /s/ Gregory Sangalis        Date June 25, 2014

Print Name Gregory Sangalis        Title: Sr. Vice President

21.2	Signature of the Individual Trustees (the individual Trustees may sign here in lieu of executing the separate trust document)

Prototype 401(k) Non-Std.    Page 37 of 38    IRS Serial No. M391053a

Trustee #1	Date
Print Name
Trustee #2	Date
Print Name
Trustee #3	Date
Print Name
Trustee #4	Date
Print Name
Trustee #5	Date
Print Name
Trustee #6	Date
Print Name

21.3	Signature of the Corporate Trustee (the Corporate Trustee may sign here in lieu of executing the separate trust document)

By	Date
Print Name	Title:
21.4     Signature of the Custodian (complete only f a custodian has been appointed)

By	Date
Print Name	Title:

Prototype 401(k) Non-Std.    Page 38 of 38    IRS Serial No. M391053a

SCI 401(k) Retirement Savings Plan
PLAN NAME SCI Union 401(k) Retirement Savings Plan
The following have adopted the Plan on behalf of their eligible Employees as permitted under Section 1.5 of the Adoption Agreement:
1.    Name SCI Funeral Services, Inc. (Iowa Corp) Hawaii Subsidiaries
EIN 99-0141150    Adoption Date (or Re-Adoption Date) July 1, 2014
2.    Name SCI Pennsylvania Funeral Services, Inc.
EIN 760528568    Adoption Date (or Re-Adoption Date) July 1, 2014
3.    Name
EIN    Adoption Date (or Re-Adoption Date)
4.    Name
EIN    Adoption Date (or Re-Adoption Date)
5.    Name
EIN    Adoption Date (or Re-Adoption Date)
6.    Name
EIN    Adoption Date (or Re-Adoption Date)
7.    Name
EIN    Adoption Date (or Re-Adoption Date)
8.    Name
EIN    Adoption Date (or Re-Adoption Date)
9.    Name
EIN    Adoption Date (or Re-Adoption Date)
10.    Name
EIN    Adoption Date (or Re-Adoption Date)
SIGNATURE OF THE SPONSORING EMPLOYER
By             Title
Print Name         Date

Prototype 401(k) Non-Std.    Page 39 of 38    IRS Serial No. M391053a

AMENDMENT TO THE BASIC PLAN DOCUMENT FOR THE
CHARLES SCHWAB DEFINED CONTRIBUTION PLAN AND TRUST PROTOTYPE
WHEREAS, Charles Schwab Bank (the “Prototype Sponsor”) sponsors The Charles Schwab Defined Contribution Plan and Trust (the “Plan”), an approved Prototype Plan; and
WHEREAS, the Prototype Sponsor has the ability to amend the Plan; and
WHEREAS, the Prototype Sponsor now desires to amend the Plan to reflect the applicable provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008.
NOW, THEREFORE, the Prototype Sponsor hereby amends the Basic Plan Document in the following respects, effective as of the dates specified in the Amendment:
Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”) Amendment
This amendment is intended as good faith compliance with the HEART Act and with guidance related thereto issued by the Internal Revenue Service in Notice 2010-15. To the extent an individual Sponsoring Employer does not adopt a contrary amendment or make a contrary election, this amendment supersedes any conflicting provisions of the Plan, any administrative policy, and/or any previously-adopted “good faith” amendment of the same subject matter, as applicable. This amendment is a “good faith” amendment, is not part of the pre-approved Plan, and, while it has not been reviewed by the Internal Revenue Service for compliance with the HEART Act, the adoption of this amendment does not, pursuant to Revenue Procedure 2007-44, affect the status of reliance upon the Plan.
Section 1.    Optional Provisions of this Amendment
The following provisions are optional, and no optional provisions are required to be selected. If no optional provisions are selected, this amendment does not require signature, and the basic provisions of this amendment are effective on the indicated dates. If any or all provisions are selected (check box), then the amendment must be signed by an appropriate official of the Sponsoring Employer for the Optional Provisions of this Amendment to be effective.

SCUpd29v120140101    1    SCU/HEART Act 2008

1.13.	☐
Enable Employer Contributions upon Death - Employer Contributions WILL be made pursuant to the provisions of 3.4 hereunder in the event of the death of a Participant while performing Qualified Military Service, effective for deaths occurring on or after __________ (must be on or after January 1, 2007).

1.2.	☒
Deny Crediting of Vesting Service upon Disability - If a Participant suffers a Disability while performing Qualified Military Service, such Participant will NOT receive credit for Vesting purposes pursuant to the provisions of 4.1 hereunder with respect to his or her period of Qualified Military Service.

1.3.	☒
Deny Accelerated Vesting Upon Disability - If a Participant suffers a Disability while performing Qualified Military Service, such Participant will NOT be subject to the same accelerated vesting and other benefits contingent upon Disability pursuant to the provisions of 4.2.

1.4.	☐
Enable Employer Contributions upon Disability - Employer Contributions WILL be made pursuant to the provisions of 4.4 hereunder in the event of the Disability of a Participant while performing Qualified Military Service, effective for Disabilities occurring on or after ___________ (must be on or after January 1, 2007).

1.5.	☐
Enable Active Duty Severance (HEART) Distributions - Pursuant to the provisions of 5.2 hereunder, Active Duty Severance Distributions WILL be made available under the Plan effective ____________ (must be on or after January 1, 2009).

1.6	☐
Enable Differential Pay As Compensation For Contributions - The Employer WILL treat Differential Wage Payments pursuant to 6.1 as Compensation for each component or type of contribution under the Plan effective __________ (must be on or after January 1, 2009). Selection of this option does not preclude treatment of any payments which may have been made to Participants as Compensation under the Plan during a prior period of military leave.

Signature of the Sponsoring Employer (only required if any Optional Provisions of this Amendment are selected)

By	/s/ Gregory Sangalis	Title	Sr. Vice President

Print Name	Gregory Sangalis	Date	June 25, 2014

Plan Name	SCI Union 401(k) Retirement Savings Plan

SCUpd29v120140101    2    SCU/HEART Act 2008

Section 2.    Definitions

2.1.
Differential Wage Payment. Effective for any remuneration after December 31, 2008, the term Differential Wage Payment means any payment as defined in Code §3401(h). Differential Wage Payments are any payment which (a) is made by an Employer to an individual with respect to any period during which the individual is performing Service in the Uniformed Services while on active duty for a period of more than 30 days, and (b) represents all or a portion of the wages the individual would have received from the Employer if the individual were performing service for the Employer.

An individual receiving a Differential Wage Payment (a) is treated as an Employee of the Employer making the payment, (b) the plan is not treated as failing to meet the requirements of any provisions described in Code §414(u)(1)(C), including nondiscrimination requirements, by reason of any contribution or benefit which is based on the Differential Wage Payment, (c) the Plan’s definition of Compensation will not fail to satisfy Code §414(s) merely because such payments are excluded from the Plan’s definition of Compensation for purposes of determining contributions under the Plan, and (d) the term Code §415(c)(3) Compensation as used in the Plan will include amounts received as Differential Wage Payments.

2.2.
Qualified Military Service. The term Qualified Military Service means any Service in the Uniformed Services by any individual if such individual is entitled to USERRA reemployment rights provided in accordance with Code §414(u).

2.3.
Service in the Uniformed Services. The term Service in the Uniformed Services is defined in chapter 43 of title 38, United States Code, which includes, but is not limited to the performance of duty on a voluntary or involuntary basis in a uniformed service including active duty, active duty and inactive duty training, and full-time National Guard duty, for the United States Armed Forces (Army, Navy, Air Force, Marine Corps, and Coast Guard), the Army National Guard and the Air National Guard, the commissioned corps of the Public Health Service and National Oceanic and Atmospheric Administration, and any other category of persons designated by the President in time of war or national emergency.

Section 3.    Death Benefits

3.1.
Vesting Service. If a Participant dies on or after January 1, 2007, while performing Qualified Military Service, such Participant will receive service credit for Vesting purposes with respect to his or her period of Qualified Military Service upon the Participant’s death.

3.2.
Accelerated Vesting and Other Benefits. If a Participant dies on or after January 1, 2007, while performing Qualified Military Service, to the extent the Plan provides for accelerated vesting upon an Employee’s death or any other benefits, except Contributions, that are contingent upon an Employee’s death, then such Participant shall be subject to the same accelerated vesting and other benefits contingent upon the Participant’s death.

3.3.
Deemed Reemployment Date. A Participant described in 3.1 and 3.2 will be deemed (a) to have resumed employment with the Employer as of the day preceding the date of his or her death; and (b) to have Terminated Employment on the date of his or her death.

3.4.
Employer Contributions. If elected in Section 1.1 of this Amendment, if a Participant dies on or after January 1, 2007, while performing Qualified Military Service, such Participant will receive additional contributions on a reasonably equivalent basis for all similarly situated Participants in accordance with the following provisions:

(a)
If the Plan is a money purchase plan or a profit sharing plan without a 401(k) feature, then the Employer will make a contribution on behalf of such individual which is equal to the contribution that would have otherwise been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s death, based on the Compensation such individual would have received from the Employer during his or her period of Qualified Military Service.

(b)
If the Plan is a profit sharing plan with a 401(k) feature, then (1) the Employer will make a Non-Elective Contribution on behalf of such individual which is equal to the Non-Elective Contribution that would otherwise have been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s death, based on the Compensation such individual would have received from the Employer during his or her period of Qualified Military Service; and (2) the Employer will

SCUpd29v120140101    3    SCU/HEART Act 2008

make a Matching Contribution on behalf of such individual which is equal to the Matching Contribution that would otherwise have been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s death. Such Matching Contributions will be determined based upon the amount of deemed Elective Deferrals and/or Employee Contributions equal to (a) the average actual Elective Deferrals and/or Employee Contributions he or she made to the Plan during the 12-month period immediately preceding his or her Qualified Military Service; or (b) if the Participant had less than 12 months of service with the Employer before commencing Qualified Military Service, the average Elective Deferrals and/or Employee Contributions the Participant made during his or her actual length of continuous service with the Employer.
Notwithstanding this section (b), the Employer will not contribute the amount of deemed Elective Deferrals and/or Employee Contributions to the Plan under this paragraph; the Employer will only contribute the amount of Employer Matching Contributions based upon the deemed amounts.
Section 4.    Disability Benefits

4.1.
Vesting Service. Unless elected in Section 1.2 of this Amendment, if a Participant suffers a Disability on or after January 1, 2007, while performing Qualified Military Service, such Participant will receive credit for Vesting purposes with respect to his or her period of Qualified Military Service upon the date of the Participant’s disability.

4.2.
Accelerated Vesting and Other Benefits. Unless elected in Section 1.3 of this Amendment, if a Participant suffers a Disability on or after January 1, 2007, while performing Qualified Military Service, to the extent the Plan provides for accelerated vesting upon an Employee’s Disability or any other benefits, except Contributions, that are contingent upon an Employee’s Disability, then such Participant shall be subject to the same accelerated vesting and other benefits upon the date of the Participant’s Disability.

4.3.
Deemed Reemployment Date. A Participant described in 4.1 and 4.2 will be deemed (a) to have resumed employment with the Employer as of the day preceding the date of his or her Disability; and (b) to have Terminated Employment on the date of his or her Disability.

4.4.
Employer Contributions. If elected in Section 1.4 of this Amendment, if a Participant suffers a Disability on or after January 1, 2007, while performing Qualified Military Service, such Participant will receive additional contributions on a reasonably equivalent basis for all similarly situated Participants in accordance with the following provisions:

(a)
If the Plan is a money purchase plan or a profit sharing plan without a 401(k) feature, then the Employer will make a contribution on behalf of such individual which is equal to the contribution that would have otherwise been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such Individual’s Disability, based on the Compensation such individual would have received from the Employer during his or her period of Qualified Military Service.

(b)
If the Plan is. a profit sharing plan with a 401(k) feature, then (1) the Employer will make a Non-Elective Contribution on behalf of such individual which is equal to the Non-Elective Contribution that would otherwise have been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s Disability, based on the Compensation such individual would have received from the Employer during his or her period of Qualified Military Service; and (2) the Employer will make a Matching Contribution on behalf of such individual which is equal to the Matching Contribution that would otherwise have been made under the terms of the Plan on such individual’s behalf had he or she actually been reemployed by the Employer on the date of such individual’s Disability. Such Matching Contributions will be determined based upon the amount of deemed Elective Deferrals and/or Employee Contributions equal to (a) the average actual Elective Deferrals and/or Employee Contributions he or she made to the Plan during the 12-month period Immediately preceding his or her Qualified Military Service; or (b) if the Participant had less than 12 months of service with the Employer before commencing Qualified Military Service, the average Elective Deferrals and/or Employee Contributions the Participant made during his or her actual length of continuous service with the Employer.

SCUpd29v120140101    4    SCU/HEART Act 2008

Notwithstanding this section (b), the Employer will not contribute the amount of deemed Elective Deferrals and/or Employee Contributions to the Plan under this paragraph; the Employer will only contribute the amount of Employer Matching Contributions based upon the deemed amounts.
Notwithstanding this section (b), if the Participant is reemployed and makes Elective Deferrals and/or Employee Contributions permitted under Code §414(u)(8)(C), then the Employer will contribute the amount that is the greater of the Employer Matching Contribution of this section (b) or the amount determined based upon the actual contributions made by the Employee for the period of Qualified Military Service.
Section 5.    Special Distribution Rules

5.1.
Qualified Reservist Distributions. All references in the Plan restricting Qualified Reservist Distributions to individuals ordered or called to active duty before December 31, 2007, are removed effective December 31, 2007.

5.2.
Active Duty Severance Distributions. If elected in Section 1.5 of this Amendment and if the Ran is a profit sharing plan with a 401(k) feature, an individual performing Service in the Uniformed Services while on active duty for a period of more than 30 days shall be treated as having incurred a severance from employment under Code § 401(k)(2)(B)(i)(I), and may elect a distribution of some or all of his or her Elective Deferral accounts (including Roth Elective Deferrals).

(a)	If a Participant receives a distribution described in 5.2, he or she will be barred from making Elective Deferrals and/or Employee Contributions for a period of 6 months after the distribution.

(b)	Distributions described in 5.2 are available regardless of whether the individual is receiving Differential Wage Payments.

(c)
An individual treated as having incurred a severance from employment described in 5.2 shall not cause such individual to be treated as having incurred a severance from employment for any other purpose under the Plan or any other Code section.

(d)
Notwithstanding this section 5.2, if an individual has Terminated Employment, and otherwise has incurred a severance from employment under Code § 401(k)(2)(B)(i)(I), then such individual is eligible for any distribution option available to a Terminated Participant under the Plan, and a distribution of some or all of his or her Pre-tax Elective Deferral accounts (including Roth Elective Deferrals) shall not be considered a distribution described in 5.2.

(e)
if an individual is both eligible to receive a Qualified Reservist Distribution and an Active Duty Severance Distribution described in 5.2, any distribution of some or all of his or her Elective Deferral Accounts (including Roth Elective Deferrals) that meets the definition of a Qualified Reservist Distribution will be treated as a Qualified Reservist Distribution.

(f)
An Active Duty Severance Distribution described in 5.2 is an eligible rollover distribution under the terms of the Plan unless one of the exceptions (other than the exception for hardship distributions under Code § 401 (k)(2)(B)(i)(IV)) listed under Code §402(c)(4) applies.

(g)
Nothing contained in this Section will affect a Participant’s right to make other in-service distributions (including hardship distributions) to the extent he or she is eligible for such distributions under the terms of the Plan.

Section 6.    Differential Wage Payments

6.1.
Contributions on Differential Wage Payments. If elected in Section 1.6 of this Amendment, the Employer will treat Differential Wage Payments pursuant to 2.1 as Compensation for each component or type of contribution under the Plan.

SCUpd29v120140101    5    SCU/HEART Act 2008

POST-EGTRRA “GOOD FAITH” AMENDMENT
ELECTION FORM

Plan Name	SCI Union 401(k) Retirement Savings Plan

All references to the “Amendment” are to the Post-EGTRRA “Good Faith” Amendment. This Amendment is a “good faith” amendment, is not part of the pre-approved EGTRRA document, and has not been reviewed by the IRS for compliance with various post-EGTRRA statutory and Regulatory changes. However, pursuant to the provisions of Revenue Procedure 200744, this Amendment does not affect the status of reliance upon the Plan.
Section 1.    Post-EGTRRA Provisions Effective 2006 And Earlier

1.1.	☐ Revised Definition of Financial Hardship. Section 1.5 of the Amendment regarding hardship distributions to a Participant’s Primary Beneficiary is adopted effective _________________.

1.2.	☒ MI Distributions to a Qualified Reservist. Section 1.6 of the Amendment regarding distributions to a Qualified Reservist is adopted effective ______July 1, 2014_____________.

1.3.
☐    Hurricane Provisions. Section 1.7 of the Amendment regarding distributions made from the Plan on account of Hurricanes Katrina, Rita, or Wilma is adopted, subject to the following elections: (check any that apply)

☐	The special financial hardship distribution provision in Section 1.7(c) of the Amendment applies

☐	The Participant loan provision in Section 1.7(d) of the Amendment applies

☐	The re-contribution of Qualified Hurricane Distributions provision in Section 1.7(e) of the Amendment applies

☐	The re-contribution of Qualified Distributions provision in Section 1.7(f) of the Amendment applies

1.4.
☐    Revocation of Prior Amendment On Account Of Heinz. Section 1.8 of the Amendment regarding the revocation of an Original Amendment on account of the Heinz decision is adopted effective ______________. The Original Amendment is hereby revoked retroactively with respect to: (check one)

☐	All accrued benefits, which are allocations that were accrued as of the Applicable Amendment Date and allocations that were accrued after the Applicable Amendment Date.

☐
Only accrued benefits as of the Applicable Amendment Date, which are allocations that were accrued as of the Applicable Amendment Date. Allocations accrued after the Applicable Amendment Date will continue to be subject to the restrictions on the form or timing of distributions as set forth in the Original Amendment.

1.5.
☐    Exclusion of 403(b) Participants. Section 1.9 of the Amendment regarding the exclusion from the Plan of certain Employees who participate in a 403(b) plan sponsored by the tax-exempt Employer is adopted.

Section 2.	Post-EGTRRA Provisions Effective 2007

2.1.	Code §415 Limitations under the Final §415 Regulations.

(a)
Code §415(c)(3) Compensation for Top Heavy Allocation Purposes and Key Employee Determinations. Pursuant to Section 2.5(c)(2) of the Amendment, an Employee’s Code §415(c)(3) Compensation which is used to determine any Top Heavy Minimum Allocations and whether an Employee is also a Key Employee is: (check one)

☐ Form W-2 Compensation
☐ Code §3401 Compensation
☒ Safe Harbor Code §415 Compensation
☐ Statutory Code §415 Compensation

(b)
Code §415(c)(3) Compensation for code §415 Limitation Determinations. Pursuant to Section 2.5(c)(2) of the Amendment, an Employee’s Code §415(c)(3) Compensation used to determine the Employee’s Annual Addition limitation under Article 6 of the Basic Plan is based on the selection below.

Post-EGTRRA Election Form    Page 1    July 2008

☐ Form W-2 Compensation
☐ Code §3401 Compensation
☒ Safe Harbor Code §415 Compensation
☐ Statutory Code §415 Compensation

(c)
Code §415(c)(3) Compensation for Highly Compensated Employee Determinations and Other Statutory Purposes. Pursuant to Section 2.5(c)(2) of the Amendment, an Employee’s Code §415(c)(3) Compensation used to determine whether the Employee is also a Highly Compensated Employee, and for other statutory purposes that do not appear elsewhere in this Adoption Agreement, is based on the selection below.

☐    Form W-2 Compensation
☐    Code §3401 Compensation
☒    Safe Harbor Code §415 Compensation
☐    Statutory Code §415 Compensation

(d)
☐    Compensation Earned in Limitation Year but Paid in Next Limitation Year. Section 2.5(c)(2)(E) of the Amendment defines Code §415(c)(3) Compensation for a Limitation Year to include any amounts earned during that Limitation Year but not paid until the next Limitation Year.

(e)
Post-Severance Compensation. For all Plan purposes, Section 2.5(c)(6) of the Amendment defines Post-Severance Compensation as including regular pay after Termination of Employment during the timeframe permitted by the Regulations, plus any/all of the items selected below: (check all that apply)

☐    Leave cash-outs and deferred compensation under Section 2.5(c)(6)(B) of the Amendment

☐	Imputed compensation when the Participant becomes disabled under Section 2.5(c)(6)(C) of the Amendment

☐	Continuation of compensation while in qualified military service under Section 2.5(c)(6)(D) of the Amendment

2.2.
☐    Vesting of Non-Safe Harbor Non-Elective Contributions. Pursuant to Section 2.6 of the Amendment and PPA §904, the Vesting Schedule that applies to Non-Safe Harbor Non-Elective Contribution Accounts is effective as of the first day of the first Plan Year beginning after December 31, 2006, subject to the following elections:

(a)	Participants to Whom the Post-2006 Vesting Schedule Relates. Under Section 2.6(a) of the Amendment, the Post-2006 Vesting Schedule applies to the Non-Safe Harbor Non-Elective Contribution Account of:
☐    Any Participant who completes an Hour of Service in any Plan Year beginning after December 31, 2006.

☐
Any Participant (regardless of whether he or she has Terminated Employment) who has a Non-Safe Harbor Non-Elective Contribution Account balance in any Plan Year beginning after December 31, 2006 and whose Non-Safe Harbor Non-Elective Contribution Account has not become subject to the Forfeiture provisions of the Plan prior to the first day of the first Plan Year beginning after December 31, 2006.

(b)	Account Balances to Which the Post-2006 Vesting Schedule Relates. Under Section 2.6(b) of the Amendment, the Post-2006 Vesting Schedule applies to:

☐	The entire Non-Safe Harbor Non-Elective Contribution Account.

☐
The portion of the Non-Safe Harbor Non-Elective Contribution Account to which is allocated Non-Safe Harbor Non-Elective Contributions, Forfeitures, and earnings for Plan Years beginning after December 31, 2006 (and subsequent earnings attributable to such allocations). The portion of the Non-Safe Harbor Non-Elective Contribution Account to which was allocated Non-Safe Harbor Non-Elective Contributions, Forfeitures, and earnings for Plan Years beginning prior to January 1, 2007 (and subsequent earnings attributable to such allocations) will remain subject to the Pre-2007 Vesting Schedule, without regard to this Section or the Vesting

Post-EGTRRA Election Form    Page 2    July 2008

schedule enumerated in the current Plan document that applies to Non-Safe Harbor Non-Elective Contribution Accounts.

(c)	Pre-2007 Vesting Schedule. Under Section 2.6(0(3) of the Amendment, the Pre-2007 Vesting Schedule was:

☐	7 Year Graded

☐	5 Year Cliff

☐	The schedule set forth below

1 Year / Period of Service	%
2 Years / Periods of Service	%
3 Years / Periods of Service	%	(must be at least 20% unless 100% Vesting occurs at 5 years)
4 Years / Periods of Service	%	(must be at least 40% unless 100% Vesting occurs at 5 years)
5 Years / Periods of Service	%	(must be at least 60%)
6 Years / Periods of Service	%	(must be at least 80%)
7 Years / Periods of Service	%	(must be 100%)

2.3.	☒ In Rollovers by a Non-Spouse Beneficiary. Section 2.9 of the Amendment regarding rollovers by a Non-Spouse Designated Beneficiary is adopted effective __January 1, 2010__________.

2.4.
☐    Money Purchase or Target Benefit Plan In-Service Distributions. Section 2.10 of the Amendment regarding in-service distributions from a money purchase or target benefit plan is adopted effective ____________. A Participant who has reached Age ___ (cannot be earlier than Age 62) and who has not yet Terminated Employment may elect to receive a distribution of his or her Vested Account Balance.

2.5.
☐    QDIA. If the Plan has an Eligible Automatic Contribution Arrangement as described in Code §414(w)(3), then Section 2.11 of the Amendment regarding QDIAs is adopted effective as of the effective date of the Eligible Automatic Contribution Arrangement (unless an earlier effective date is indicated in the next sentence). Otherwise, Section 2.11 of the Amendment regarding QDIAs is adopted effective ____________.

2.6.	☐ Modification of Normal Retirement Age. Section 2.12 of the Amendment regarding the definition of Normal Retirement Age is adopted effective _________, subject to the following provisions:
(a)    Normal Retirement Age Amended in Plan or this Amendment. Under Section 2.12(a) of the Amendment, the definition of Normal Retirement Age is amended as of the effective date above to be:

☐	The definition selected in the Adoption Agreement.

☐	Age _________ (max. 65)

☐	Or the _________ (maximum. 5th) anniversary of becoming a Participant in the Plan, if later.

☐
Or the date the Participant is credited with at least _____ Years of Service/Periods of Service, if later, but in no event later than the later of Age 65 or the 5th anniversary of becoming a Participant.

☐	Or ______________________, but in no event later than the later of Age 65 or the 5th anniversary of becoming a Participant in the Plan.
(b)    Plan Provisions for Code §411(a)(10) and/or Code §411(d)(6) Compliance. Under Section 2.12(c) of the Amendment, the Plan is amended by the following additional provisions:

Post-EGTRRA Election Form    Page 3    July 2008

Section 3.    Post-EGTRRA Provisions Effective 2008

3.1.
☒    Elimination of Gap Period Income for Excess Contributions. Section 3.1 of the Amendment regarding the elimination of gap period income for Excess Contributions is adopted effective ___January 1, 2008_______.

3.2.
☒    In Elimination of Gap Period Income for Excess Aggregate Contributions. Section 3.2 of the Amendment regarding the elimination of gap period income for Excess Aggregate Contributions is adopted by the Plan effective ____January 1, 2008_______.

3.3.	☐ Qualified Automatic Contribution Arrangement. Section 3.3 of the Amendment regarding a Qualified Automatic Contribution Arrangement is adopted effective _______________, subject to the following:

(a)	QACA Contribution Requirement. Pursuant to Section 3.3(a) of the Amendment, the Employer will make the following QACA Contribution to the following Participants: (check one)

☐
QACANon-Elective Contribution. The Employer will make a QACA Non-Elective Contribution equal to 3% (or such higher percentage as may be elected by the Employer by resolution) of Compensation for the Plan Year. Such QACA Non-Elective Contribution will be made on behalf of: (check one)

☐	Any Participant in the Elective Deferral component of the Plan who is a NHCE, regardless of whether he or she makes Elective Deferrals or Voluntary Employee Contributions.

☐	Any Participant in the Elective Deferral component of the Plan, regardless of whether such Participant makes Elective Deferrals or Voluntary Employee Contributions.

☐
The following Participants ________________________ (Any Participant in the Elective Deferral component of the Plan who is a NHCE must be included regardless of whether he or she makes Elective Deferrals or Voluntary Employee Contributions)

☐
QACA “Basic” Matching Contributions. The Employer will make a QACA Matching Contribution equal to the sum of (1) 100% of the Participant’s Elective Deferrals that do not exceed 1% of Compensation for the Allocation Period, plus (2) 50% of the Participant’s Elective Deferrals that exceed 1% of Compensation for the Allocation Period but do not exceed 6% percent of Compensation for the Allocation Period. Such QACA Matching Contribution will be made on behalf of (check one)

☐	Any Participant in the Elective Deferral component of the Plan who is a NHCE and on whose behalf Elective Deferrals are made to the Plan.

☐	Any Participant in the Elective Deferral component of the Plan and on whose behalf Elective Deferrals are made to the Plan.

☐
The following Participants ________________________________________________ (Any Participant in the Elective Deferral component of the Plan who is a NHCE must be included regardless of whether he or she makes Elective Deferrals or Voluntary Employee Contributions)

☐
QACA “Enhanced” Matching Contributions. The Employer will make a QACA Matching Contribution equal to (1) 100% of the Participant’s Elective Deferrals that do not exceed ________ % (must be at least 1% but not greater than 6%) of Compensation for the Allocation Period; plus, if applicable, (2) _____% of Elective Deferrals that exceed ________% (must be at least I% but not greater than 6%) of Compensation but do not exceed ________ % (must be greater than I% but not greater than 6%) of Compensation for the Allocation Period; plus, if applicable, (3) ______% of Elective Deferrals that exceed ________% (must be greater than I% but not greater than 6%) of Compensation but do not exceed _______% (must be greater than I% but not greater than 6%) of Compensation for the Allocation Period.

Note: If applicable, the first blank in (2) and the first blank in (3) must be completed so that, at any rate of elective deferrals, the QACA “Enhanced” Matching Contribution is at least equal to the Matching Contribution receivable if the Employer was making the QACA “Basic” Matching Contributions, but the rate of Matching Contributions cannot increase as Elective Deferrals increase.

Post-EGTRRA Election Form    Page 4    July 2008

Such QACA Matching Contribution will be made on behalf of:

☐	Any Participant in the Elective Deferral component of the Plan who is a NHCE and on whose behalf Elective Deferrals are made to the Plan.

☐	Any Participant in the Elective Deferral component of the Plan and on whose behalf Elective Deferrals are made to the Plan.

☐
The following Participants ______________________________________ (Any Participant in the Elective Deferral component of the Plan who is a NHCE must be included regardless of whether he or she makes Elective Deferrals or Voluntary Employee Contributions)

(b)	Plan to Which QACA Contribution Will Be Made. Pursuant to Section 3.3(a)(2) of the Amendment, the QACA Contribution will be made to: (check one)

☐	This Plan

☐	The following plan, so long as that other plan meets the requirements of Code §401(k)(12)(F) and the Regulations thereunder __________________________________.

(c)	Compensation for QACA Contribution Purposes. Pursuant to Section 3.3(a)(5) of the Amendment, a Participant’s Compensation for QACA Contribution purposes is determined by the provisions selected below:

(1)	Compensation is defined as: (check one)

☐	Form W-2 Compensation

☐	Code §3401 Compensation

☐	Safe Harbor Code §415 Compensation

(2)	Elective contributions under Code §125, §132(fX4), §401(k), §402(h), §403(b), §457(b) and §414(h)(2) will: (check one)

☐	Be included as Compensation

☐	Not be included as Compensation

(3)	The Compensation measuring period is the: (check one)

☐	Plan Year

☐	Fiscal Year ending on or within the Plan Year

☐	Calendar year ending on or within the Plan Year

(4)	☐ The following categories will not be counted as Compensation: (check all that apply)
☐    A) Compensation received prior to becoming a Participant
☐    B) Compensation received while an ineligible Employee
☐    C) All items in Regulation §1.414(s)-1(c)(3) (i.e., expense allowances, fringe benefit, etc.)
☐    D) Post-Severance Compensation1
☐    E) Deemed 125 Compensation1
☐    F) Bonuses1
☐    G) Overtime1
☐    H) Commissions1
☐    I) Other (describe)1
1If checked, the Plan's definition of compensation may fail to satisfy the safe harbor requirements unless such compensation is excluded only with respect to HCEs under paragraph (5) below.

(5)	☐ The amounts excluded under (4)(D) — (I) are only excluded with respect to: (check all that apply)

☒	Highly Compensated Employees

Post-EGTRRA Election Form    Page 5    July 2008

☐	Other (cannot be a class that only includes NHCEs)

(d)
Vesting of QACA Contribution Account. Pursuant to Section 33(b) of the Amendment, a Participant’s Vested Interest in his or her QACA Contribution Account will be determined by the provisions selected below:

(1)	The Vesting schedule for the QACA Contribution Account is: (check one)

☐	100% full and immediate

☐	2-year cliff Vesting (1 year/0%; 2 years/100%)

☐	The Vesting schedule set forth below:

1 Year/Period of Service ________%

2 Years/Periods of Service	100%

(2) ☐	Service Excluded for Vesting. All Service with the Employer is counted in determining a Participant’s Vested Interest in the QACA Contribution Account except the following: (check all that apply)

☐	Service before age 18

☐	Service before the Employer maintained this Plan or a predecessor plan

(e)
Usage of Forfeitures of QACA Contribution Account. If the Vesting schedule selected in Section 3.3(d) above is other than 100% full and immediate, then pursuant to Section 3.3(c) of the Amendment, Forfeitures that are not used for the purposes described in Section 3.3(c) of the Amendment will be: (check one)

☐	Used to reduce any, or any combination of, Employer contributions, as determined by the Administrator

☐	Added to any, or any combination of, Employer contributions, as determined by the Administrator

3.4.	☐ Eligible Automatic Contribution Arrangement. Section 3.4 of the Amendment regarding an Eligible Automatic Contribution Arrangement is adopted effective ___________________.

3.5.
☐    Eligible Participant’s Election for Permissible Withdrawal. Section 3.5 of the Amendment regarding a Participant’s election for a Permissible Withdrawal is adopted effective _______________________ (the date cannot be earlier than the effective date of either Section 3.3 or Section 3.4 above)

SIGNATURE OF THE SPONSORING EMPLOYER

By	/s/ Gregory Sangalis	Title	Sr. Vice President

Print Name	Gregory Sangalis	Date	June 25, 2014

Post-EGTRRA Election Form    Page 6    July 2008